 As filed with the Securities and Exchange Commission on February 16, 2000
                                                      Registration No. 333-90421
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------

                               MCI WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                     4813                   58-1521612
 (State or other jurisdiction   (Primary Standard          (I.R.S. Employer
     of incorporation or            Industrial          Identification Number)
        organization)          Classification Code
                                     Number)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                               Bernard J. Ebbers
                     President and Chief Executive Officer
                               MCI WORLDCOM, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copies to:

        Robert A. Kindler, Esq.                 Bruce N. Hawthorne, Esq.
     Robert I. Townsend, III, Esq.             E. William Bates, II, Esq.
        Cravath, Swaine & Moore                     King & Spalding
            Worldwide Plaza                   1185 Avenue of the Americas
           825 Eighth Avenue                    New York, New York 10036
        New York, New York 10019                     (212) 556-2100
             (212) 474-1000

                                --------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective in connection with the merger (the "Merger") of Sprint Corporation ("Sprint") with and into the Registrant pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") described in the proxy statement/prospectus forming a part of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                    Proposed
                                                                    maximum         Proposed
                                                                    offering        maximum          Amount of
    Title of each class of securities to be         Amount to be     price         aggregate        registration
                   registered                        registered     per unit     offering price         fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
 ("WorldCom Common Stock"), and associated
 preferred stock purchase rights...............  1,810,164,639 (1)    N/A    $57,046,603,667 (6)(7) $15,858,956 (6)
--------------------------------------------------------------------------------------------------------------------
Common Stock, Series 2, par value $0.01 per
 share
 ("WorldCom Series 2 Common Stock"), and
 associated preferred stock purchase rights....     55,661,038 (2)    N/A    $                0 (7) $         0
--------------------------------------------------------------------------------------------------------------------
PCS Common Stock, Series 1, par value $1.00 per
 share
 ("WorldCom Series 1 PCS Stock"), and associated
 preferred stock purchase rights....               587,930,260 (3)    N/A    $20,427,831,914 (7)(8) $ 5,678,937 (8)
--------------------------------------------------------------------------------------------------------------------
PCS Common Stock, Series 2, par value $1.00 per
 share
 ("WorldCom Series 2 PCS Stock"), and associated
 preferred stock purchase rights....               479,733,140 (4)    N/A    $ 2,007,683,191 (7)(9) $   558,136 (9)
--------------------------------------------------------------------------------------------------------------------
Series 5 Preferred Stock, par value $0.01 per
 share
 ("WorldCom Series 5 Preferred Stock").........             95 (5)    N/A    $       9,500,000 (10) $     2,641 (10)
--------------------------------------------------------------------------------------------------------------------
Series 7 Preferred Stock, par value $0.01 per
 share
 ("WorldCom Series 7 Preferred Stock").........        246,766 (5)    N/A    $     246,766,000 (11) $    68,601 (11)
--------------------------------------------------------------------------------------------------------------------
 Total............................................................................................. $22,167,271 (12)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

   (See footnotes on the following page.)

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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 (1) Based upon the sum of (i) 1,419,411,332, the product of (a) 773,858,539, the total fully diluted number of shares of Series 1 FON common stock, par value $2.00 per share, of Sprint (the "Sprint Series 1 FON Stock") and (b) 1.8342, the maximum FON Exchange Ratio (as defined in the attached Merger Agreement), (ii) 54,823,598, the product of (a) 472,515,388, the total fully diluted number of shares of Series 1 PCS common stock, par value $1.00 per share, of Sprint (the "Sprint Series 1 PCS Stock") and (b) 0.116025, the PCS Exchange Ratio (as defined in the attached Merger Agreement), (iii) 332,538,699, the product of (a) 175,847,072, the total fully diluted number of shares of Series 3 FON common stock, par value $2.00 per share, of Sprint (the "Sprint Series 3 FON Stock") (which includes the shares of Sprint Series 3 FON Stock underlying the class A common stock of Sprint) and (b) 1.8342, the maximum FON Exchange Ratio and
     (iv) 13,391,010, the product of (a) 115,414,872, the total fully diluted number of shares of Series 3 PCS common stock, par value $1.00 per share, of Sprint (the "Sprint Series 3 PCS Stock") (which includes the shares of Sprint Series 3 PCS Stock underlying the class A common stock of Sprint) and (b) 0.116025, the PCS Exchange Ratio. The Registrant hereby also registers 55,661,038 additional shares of WorldCom Common Stock as may be issuable in the Merger in respect of the premium to be paid in the Merger with respect to additional shares of Sprint Series 1 PCS Stock that have been issued prior to the Merger upon the conversion of (a) shares of Series 2 PCS common stock, par value $1.00 per share, of Sprint (the "Sprint Series 2 PCS Stock"), (b) shares of Preferred Stock-Seventh Series, Convertible, without par value, of Sprint (the "Sprint Seventh Series Preferred Stock") and (c) the Warrants (as defined below).

 (2) Based upon the product of (i) 479,733,140, the sum of (a) the outstanding number of shares of Sprint Series 2 PCS Stock, (b) the number of shares of Sprint Series 2 PCS Stock issuable upon the exercise of the Sprint warrants (the "Warrants") issued to Cox Teleport Partners, Inc., Cox Communications, Inc., Comcast Telephony Services Holdings, Inc., TCI Wireless Holdings, Inc. and TCI Spectrum Investment, Inc., and (c) the number of shares of Sprint Series 2 PCS Stock issuable upon conversion of the outstanding shares of Sprint Seventh Series Preferred Stock and (ii) 0.116025, the PCS Exchange Ratio.

 (3) Based upon the sum of (i) 472,515,388, the total fully diluted number of shares of Sprint Series 1 PCS Stock and (ii) 115,414,872, the total fully diluted number of shares of Sprint Series 3 PCS Stock (which includes the shares of Sprint Series 3 PCS Stock underlying the class A common stock of Sprint). The Registrant hereby also registers 479,733,140 additional shares of WorldCom Series 1 PCS Stock as may be issuable in the Merger in respect of shares of Sprint Series 2 PCS Stock (including shares issuable upon the exercise of the Warrants and upon conversion of Sprint Seventh Series Preferred Stock) that have converted prior to the Merger into shares of Sprint Series 1 PCS Stock.

 (4) Based upon the sum of (i) the outstanding number of shares of Sprint Series 2 PCS Stock, (ii) the number of shares of Sprint Series 2 PCS Stock issuable upon the exercise of the Warrants and (iii) the number of shares of Sprint Series 2 PCS Stock issuable upon conversion of the outstanding shares of Sprint Seventh Series Preferred Stock into shares of Sprint Series 2 PCS Stock.

 (5) Based upon the outstanding number of shares of the corresponding class or series of Sprint capital stock.

 (6) Estimated solely for the purpose of calculating the registration fee. The registration fee was calculated pursuant to Rules 457(f)(1), 457(f)(2) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), by calculating, as of November 5, 1999, the sum of (i) $56,008,011,760, the product of (a) 773,858,539, the total fully diluted number of shares of Sprint Series 1 FON Stock to be exchanged in the Merger, and (b) $72.375, the average of the high and low sales prices of Sprint Series 1 FON Stock on November 3, 1999 as reported by the New York Stock Exchange, Inc. (the "NYSE") and (ii) $1,038,591,907, the product of
     (a) 89,611,036, the fully diluted number of shares of Sprint Series 3 FON Stock to be exchanged in the Merger and (b) $11.59, the book value per share of Sprint Series 3 FON Stock on September 30, 1999. The sum of $57,046,603,667 was then multiplied by 0.000278.

 (7) The proposed maximum aggregate offering price in respect of the WorldCom Series 2 Common Stock and a portion of the proposed maximum aggregate offering price in respect of the WorldCom Common Stock is included in the proposed maximum aggregate offering price in respect of the WorldCom Series 2 PCS Stock and the WorldCom Series 1 PCS Stock, respectively.

 (8) Estimated solely for the purpose of calculating the registration fee. The registration fee was calculated pursuant to Rules 457(f)(1), 457(f)(2) and 457(c) under the Securities Act by calculating, as of November 5, 1999, the sum of (i) $18,944,913,838, the product of (a) 236,257,629, the total fully diluted number of shares of Sprint Series 1 PCS Stock to be exchanged in the Merger, and (b) $81.1875, the average of the high and low sales prices of Sprint Series 1 PCS Stock on November 2, 1999 as reported by the NYSE, (ii) $122,113,428, the product of (a) 14,589,418, the fully diluted number of shares of Sprint Series 3 PCS Stock to be exchanged in the Merger and (b) $8.37, the book value per share of Sprint Series

   3 PCS Stock on September 30, 1999 and (iii) $1,360,804,648, the product of
   (a) 86,236,036, the outstanding number of shares of class A common stock of Sprint to be exchanged in the Merger and (b) $15.78, the book value per share of class A common stock of Sprint on September 30, 1999. The sum of $20,427,831,914 was then multiplied by 0.000278.

 (9) Estimated solely for the purpose of calculating the registration fee. The registration fee was calculated pursuant to Rule 457(f)(2) under the Securities Act by calculating, as of November 5, 1999, the product of
     (i) 239,866,570, the total fully diluted number of shares of Sprint Series 2 PCS Stock to be exchanged in the Merger and (ii) $8.37, the book value per share of Sprint Series 2 PCS Stock on September 30, 1999. The product of $2,007,683,191 was then multiplied by 0.000278.

(10) Estimated solely for the purpose of calculating the registration fee. The registration fee was calculated pursuant to Rule 457(f)(2) under the Securities Act by calculating, as of November 5, 1999, the product of (i) 95, the total fully diluted number of shares of Sprint Preferred Stock-- Fifth Series to be exchanged in the Merger and (ii) $100,000, the book value per share of Sprint Preferred Stock--Fifth Series on September 30, 1999. The product of $9,500,000 was then multiplied by 0.000278.

(11) Estimated solely for the purpose of calculating the registration fee. The registration fee was calculated pursuant to Rule 457(f)(2) under the Securities Act by calculating, as of November 5, 1999, the product of (i) 246,766, the total fully diluted number of shares of Sprint Seventh Series Preferred Stock to be exchanged in the Merger and (ii) $1,000, the book value per share of Sprint Seventh Series Preferred Stock on September 30, 1999. The product of $246,766,000 was then multiplied by 0.000278.

(12) Of this amount, $22,158,948 was previously paid on November 5, 1999 and the remaining balance of $8,323 has been paid herewith.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this proxy statement/prospectus is not complete and may be +
+changed. WorldCom may not sell these securities until the registration        +
+statement filed with the Securities and Exchange Commission is effective. + +This proxy statement/prospectus is not an offer to sell these securities and + +it is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

             SUBJECT TO COMPLETION -- DATED FEBRUARY 16, 2000

[LOGO OF SPRINT]

                               SPRINT CORPORATION
                          2330 SHAWNEE MISSION PARKWAY
                             WESTWOOD, KANSAS 66205

                                                                          [Date]

Dear Stockholder:

  You are cordially invited to attend a special meeting of the stockholders of Sprint Corporation, which we will hold on . , . , 2000, at . a.m., local time, at Sprint World Headquarters, 2330 Shawnee Mission Parkway, Westwood, Kansas. At the special meeting, we will ask you to vote on the merger of Sprint into MCI WORLDCOM, Inc. The combined company will be called WorldCom. All Sprint stockholders will receive WorldCom stock in the merger.

  For each share of Sprint FON common stock that you own, you will receive an amount of WorldCom group common stock equal to the FON exchange ratio, which is described in this proxy statement/prospectus. For each share of Sprint PCS common stock that you own, you will receive one share of WorldCom PCS group common stock and 0.116025 shares of WorldCom group common stock in the merger. Holders of class A common stock of Sprint will receive shares of WorldCom group common stock and WorldCom PCS group common stock as described in this proxy statement/prospectus. Holders of a share of any other class or series of Sprint capital stock will receive one share of a corresponding class or series of WorldCom capital stock. Sprint will redeem the Sprint first and second series preferred stock before the special meeting.

  MCI WorldCom common stock is quoted on The Nasdaq National Market under the trading symbol "WCOM". On . , MCI WorldCom common stock closed at $ . per share. WorldCom series 1 PCS common stock will be quoted on The Nasdaq National Market under the trading symbol " . ". This proxy statement/prospectus is a prospectus of MCI WorldCom.

  Holders of Sprint FON common stock and Sprint PCS common stock will not incur federal income tax as a result of the merger, except on any cash received for fractional shares.

  We cannot complete the merger unless holders of shares representing a majority of the total voting power of Sprint capital stock entitled to vote at the special meeting vote to adopt the merger agreement. Only stockholders who hold shares of Sprint capital stock at the close of business on the record date will be entitled to vote at the special meeting. The record date is . . MCI WorldCom shareholders must also vote to approve the merger agreement.

  You should consider the matters discussed under "Risk Factors Relating to the Merger" beginning on page . of this proxy statement/prospectus before voting. Please review this entire proxy statement/prospectus carefully.

  After careful consideration, the Sprint board of directors has approved the merger agreement and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Sprint and all of its stockholders. The Sprint board of directors recommends that you vote FOR the adoption of the merger agreement.

  In addition, you are being asked to approve a proposal to amend the Sprint articles of incorporation and Sprint bylaws in connection with the changes to the investment in Sprint by France Telecom and Deutsche Telekom. The Sprint board of directors recommends that you vote FOR this proposal.

  You are also being asked to approve additional shares of Sprint PCS common stock for the Sprint employees stock purchase plan. At the end of the 1999 offering under this plan, there will be insufficient shares available for another offering, and we believe that another offering will help us retain our employees pending the merger. The Sprint board of directors recommends that you vote FOR this proposal.

                           William T. Esrey
                           Chairman and Chief Executive Officer

   Your vote is important. Please complete, sign, date and return your proxy.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the WorldCom capital stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

   This proxy statement/prospectus is dated  . , and is first being mailed to stockholders on or about  . .

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about MCI WorldCom and Sprint from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

         MCI WORLDCOM, Inc.                        Sprint Corporation
      500 Clinton Center Drive                2330 Shawnee Mission Parkway
     Clinton, Mississippi 39056                  Westwood, Kansas 66205
    Attention: Investor Relations             Attention: Investor Relations
             Department                                Department
 Telephone: (877) 624-9266 or (601)             Telephone: (800) 259-3755
              460-5600

   If you would like to request documents, please do so by . , 2000 in order to receive them before your special meeting.

   See "Where You Can Find More Information" beginning on page ..

             SUBJECT TO COMPLETION -- DATED FEBRUARY 16, 2000

                              SPRINT CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON  . , 2000

To the Stockholders of Sprint Corporation:

   We will hold a special meeting of the stockholders of Sprint Corporation on . , . , 2000, at . a.m., local time, at Sprint World Headquarters, 2330
Shawnee Mission Parkway, Westwood, Kansas, for the following purposes:

     To consider and vote upon a proposal to adopt the merger agreement between MCI WORLDCOM, Inc. and Sprint.

     To consider and vote upon a proposal to amend the Sprint articles of incorporation and Sprint bylaws.

     To consider and vote upon the amendments to the Sprint employees stock purchase plan.

   We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the Sprint board of directors.

   Only holders of record of shares of Sprint capital stock at the close of business on . , the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   We cannot complete the merger unless holders of shares of Sprint capital stock representing a majority of the total voting power entitled to vote at the special meeting vote to adopt the merger agreement. Approval of (1) holders of shares of Sprint capital stock representing a majority of the total voting power entitled to vote at the special meeting and (2) holders of shares of Sprint class A common stock, Sprint class A common stock--series DT, Sprint series 3 FON common stock and Sprint series 3 PCS common stock representing two-thirds of the total voting power of such stock entitled to vote at the special meeting, voting as a single class, is required for approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws. Approval of holders of shares of Sprint capital stock representing a majority of the voting power present and entitled to vote at the special meeting is required for approval of the amendments to the Sprint employees stock purchase plan.

   The approval of any one of the above proposals is not a condition to the approval of any other proposal.

   Under Kansas law, holders of Sprint series 2 PCS common stock, Sprint fifth series preferred stock and Sprint seventh series preferred stock are entitled to appraisal rights in connection with the merger.

   For more information about the merger, please review the accompanying proxy statement/prospectus and the merger agreement attached as Annex 1.

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the adoption of the merger agreement.


   Please do not send any stock certificates at this time.

                                        By Order of the Board of Directors,

                                        Don A. Jensen
                                        Vice President and Secretary

Westwood, Kansas
[Date]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this proxy statement/prospectus is not complete and may be +
+changed. WorldCom may not sell these securities until the registration        +
+statement filed with the Securities and Exchange Commission is effective. + +This proxy statement/prospectus is not an offer to sell these securities and + +it is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

             SUBJECT TO COMPLETION -- DATED FEBRUARY 16, 2000

[LOGO OF MCI WORLDCOM]

                               MCI WORLDCOM, INC.
                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056

                                                                          [Date]

Dear Shareholder:

  You are cordially invited to attend a special meeting of the shareholders of MCI WORLDCOM, Inc., which we will hold on . , . , 2000, at . a.m., local time, at 500 Clinton Center Drive, Clinton, Mississippi. At the special meeting, we will ask you to vote on the merger of Sprint Corporation into MCI WorldCom. The combined company will be called WorldCom. All Sprint stockholders will receive WorldCom stock in the merger.

  Holders of Sprint FON common stock will receive, for each share that they own, an amount of WorldCom group common stock equal to the FON exchange ratio, which is described in this proxy statement/prospectus. Holders of Sprint PCS common stock will receive, for each share that they own, one share of WorldCom PCS group common stock and 0.116025 shares of WorldCom group common stock in the merger. Holders of class A common stock of Sprint will receive shares of WorldCom group common stock and WorldCom PCS group common stock as described in this proxy statement/prospectus. Holders of a share of any other class or series of Sprint capital stock will receive one share of a corresponding class or series of WorldCom capital stock.

  Sprint will redeem the Sprint first and second series preferred stock before the Sprint special meeting.

  We cannot complete the merger unless holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock representing a majority of all the votes entitled to be cast at the special meeting, voting together as a single group, vote to approve the merger agreement. Only shareholders who hold shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock at the close of business on the record date will be entitled to vote at the special meeting. The record date is . . Sprint stockholders must also vote to adopt the merger agreement.

  You should consider the matters discussed under "Risk Factors Relating to the Merger" beginning on page . of this proxy statement/prospectus before voting. Please review this entire proxy statement/prospectus carefully.

  After careful consideration, the MCI WorldCom board of directors has adopted the merger agreement and determined that the merger and the merger agreement are advisable, fair to and in the best interests of MCI WorldCom and its shareholders. The MCI WorldCom board of directors recommends that you vote FOR the approval of the merger agreement.

                            Bernard J. Ebbers
                            President and Chief Executive Officer

   Your vote is important. Please complete, sign, date and return your proxy.

 Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the WorldCom capital stock to be issued in connection with the merger, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.


   This proxy statement/prospectus is dated  . , and is first being mailed to shareholders on or about  . .

              SUBJECT TO COMPLETION--DATED FEBRUARY 16, 2000

                               MCI WORLDCOM, INC.
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON  . , 2000

To the Shareholders of MCI WORLDCOM, Inc.:

   We will hold a special meeting of the shareholders of MCI WorldCom on . , . , 2000, at . a.m., local time, at 500 Clinton Center Drive, Clinton,
Mississippi, for the following purpose:

     To consider and vote upon a proposal to approve the merger agreement between MCI WorldCom and Sprint Corporation.

   We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the MCI WorldCom board of directors.

   Only holders of record of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock at the close of business on . , the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   We cannot complete the merger unless holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock representing a majority of all the votes entitled to be cast at the special meeting, voting together as a single group, vote to approve the merger agreement.

   The vote to approve the merger agreement will also constitute approval of the issuance of shares of WorldCom capital stock in the merger and amendment of the MCI WorldCom articles of incorporation. The amended WorldCom articles of incorporation which reflect that amendment are attached as Annex 2 to this proxy statement/prospectus.

   Under Georgia law, holders of MCI WorldCom series B preferred stock are entitled to assert dissenters' rights in connection with the merger.

   For more information about the merger, please review the accompanying proxy statement/prospectus and the merger agreement attached as Annex 1.

   Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the approval of the merger agreement.

                                          By Order of the Board of Directors,

                                          Scott D. Sullivan
                                          Secretary

Clinton, Mississippi
[Date]

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
What Sprint Stockholders Will Receive in the Merger......................    1
Questions and Answers About the Merger...................................    4
Summary..................................................................    6
General..................................................................    6
The Special Meetings.....................................................   10
The Merger...............................................................   12
The Companies............................................................   14
Comparative Per Share Data...............................................   15
Selected Historical and Unaudited Pro Forma Condensed Combined Financial
 Data....................................................................   17
  MCI WorldCom...........................................................   17
  Sprint.................................................................   19
  Sprint FON Group.......................................................   21
  Sprint PCS Group.......................................................   23
  MCI WorldCom and Sprint Pro Forma Condensed Combined...................   25
Risk Factors Relating to the Merger......................................   26
Sprint FON common stockholders may receive WorldCom group common stock in
 the merger with an initial value less than $76..........................   26
The FON exchange ratio could be significantly different from what it
 would be if determined before the special meetings......................   26
The fixed PCS exchange ratio may result in Sprint PCS common stockholders receiving WorldCom group common stock in the merger that is worth less at the completion of the merger than on the date of this proxy
 statement/prospectus....................................................   26
The failure to successfully integrate MCI WorldCom and Sprint by managing the significant challenges of that integration may result in WorldCom
 not achieving the anticipated potential benefits of the merger..........   27
The merger is subject to the receipt of consents and approvals from various government entities, which may jeopardize or delay completion of
 the merger or reduce the anticipated benefits of the merger.............   27
Holders of different classes of WorldCom capital stock may have competing
 interests resulting in one class benefiting over the other..............   27
Events at one business group could adversely affect the other group and the market price of its securities, because both WorldCom group common stock and WorldCom PCS group common stock will be stock of a single
 corporation.............................................................   27
The market price of WorldCom group common stock and WorldCom PCS group common stock may not accurately reflect the performance of these
 groups..................................................................   27
The WorldCom PCS group will likely continue to experience operating
 losses and negative cash flow from operations...........................   28
The WorldCom PCS group's continuing need for significant capital could
 adversely affect the earnings and cash flow for the WorldCom PCS group..   28
Future sales of substantial amounts of WorldCom capital stock could
 adversely affect the market prices of WorldCom capital stock............   28
Tracking stock policies generally may be changed by WorldCom without shareholder approval and any such changes may affect adversely the
 rights of holders of one or more classes of WorldCom capital stock......   29
It is possible that the merger will be taxable to holders of Sprint fifth
 series preferred stock..................................................   29
This proxy statement/prospectus contains forward-looking statements which may differ materially from future results of MCI WorldCom and/or
 Sprint..................................................................   29
The MCI WorldCom Special Meeting.........................................   31
Date, Time and Place.....................................................   31
Purpose of MCI WorldCom Special Meeting..................................   31

                                                                           Page
                                                                           ----
MCI WorldCom Record Date; Stock Entitled to Vote; Quorum.................   31
Votes Required...........................................................   31
Voting by MCI WorldCom Directors and Executive Officers..................   31
Voting of Proxies........................................................   32
Revocability of Proxies..................................................   32
Solicitation of Proxies..................................................   33
The Sprint Special Meeting...............................................   34
Date, Time and Place.....................................................   34
Purpose of Sprint Special Meeting........................................   34
Sprint Record Date; Stock Entitled to Vote; Quorum.......................   34
Votes Required...........................................................   35
Agreement to Vote Shares Held By France Telecom and Deutsche Telekom and
 Proxy...................................................................   35
Voting by Sprint Directors and Executive Officers........................   36
Voting of Proxies........................................................   36
Revocability of Proxies..................................................   37
Solicitation of Proxies..................................................   38
The Companies............................................................   39
MCI WorldCom.............................................................   39
Sprint...................................................................   39
Recent Results...........................................................   40
Material Contracts Between MCI WorldCom and Sprint.......................   42
The Merger...............................................................   45
Background to the Merger.................................................   45
Sprint's Reasons for the Merger and the Sprint Board of Directors'
 Recommendation..........................................................   50
Opinion of Sprint's Financial Advisor....................................   55
MCI WorldCom's Reasons for the Merger and the MCI WorldCom Board of
 Directors' Recommendation...............................................   66
Opinion of MCI WorldCom's Financial Advisor..............................   69
Interests of Sprint Directors and Executive Officers in the Merger.......   77
Form of the Merger.......................................................   80
Merger Consideration.....................................................   81
Conversion of Shares; Procedures for Exchange of Certificates; Fractional
 Shares..................................................................   83
Effective Time of the Merger.............................................   84
Listing of WorldCom Capital Stock........................................   84
Delisting and Deregistration of Sprint Capital Stock.....................   84
Material United States Federal Income Tax Consequences...................   84
Regulatory Matters.......................................................   88
Litigation...............................................................   89
Accounting Treatment.....................................................   89
Appraisal Rights.........................................................   90
Sprint Employee Benefits Matters.........................................   94
Effect on Awards Outstanding Under Sprint Stock Plans....................   96
Resale of WorldCom Capital Stock.........................................   96
The Merger Agreement.....................................................   97
Conditions to the Completion of the Merger...............................   97
No Solicitation..........................................................   99
Termination..............................................................  101
Termination Fees.........................................................  102
Conduct of Business Pending the Merger...................................  103
Amendment; Extension and Waiver..........................................  105
Expenses.................................................................  106
Representations and Warranties...........................................  106
Other Agreements.........................................................  107

                                                                          Page
                                                                          ----
Amendments to the MCI WorldCom Articles of Incorporation................. 107
Amendments to the MCI WorldCom Bylaws.................................... 107
Corporate Governance and Capital Structure Matters....................... 108
Comparative Stock Prices and Dividends................................... 109
Unaudited Pro Forma Condensed Combined Financial Statements.............. 110
Additional Unaudited Pro Forma Presentation.............................. 119
Tracking Stock Matters................................................... 124
Inter-Group Interest..................................................... 124
The Tracking Stock Policies and the Capital Stock Committee.............. 125
Future Inter-Group Interest.............................................. 130
Arrangements with Sprint Stockholders.................................... 132
France Telecom and Deutsche Telekom...................................... 132
The Cable Holders........................................................ 144
Description of MCI WorldCom Capital Stock................................ 151
General.................................................................. 151
Common Stock............................................................. 151
Preferred Stock.......................................................... 157
Warrants................................................................. 162
Transfer Agent........................................................... 163
Anti-Takeover Considerations............................................. 163
Comparison of Rights of MCI WorldCom Shareholders and Sprint
 Stockholders............................................................ 164
Capitalization........................................................... 164
Voting Rights............................................................ 165
Number and Election of Directors......................................... 168
Vacancies on the Board of Directors...................................... 169
Removal of Directors..................................................... 171
Amendments to Articles of Incorporation.................................. 172
Amendments to Bylaws..................................................... 173
Action by Written Consent................................................ 174
Notice of Shareholder Action............................................. 175
Special Meetings of Shareholders......................................... 176
Limitation of Personal Liability of Directors............................ 176
Indemnification of Directors and Officers................................ 177
Dividends................................................................ 179
Appraisal Rights......................................................... 180
Preemptive Rights........................................................ 181
Special Redemption Provisions............................................ 181
Rights Plans............................................................. 182
Extraordinary Corporate Transactions..................................... 186
State Anti-Takeover Statutes............................................. 187
Business Combination Restrictions........................................ 190
Proposal to Adopt Amendments to the Sprint Articles of Incorporation and
 Sprint Bylaws........................................................... 192
Summary of Amendments to the Sprint Articles of Incorporation............ 192
Summary of Amendments to the Sprint Bylaws............................... 193
Proposal to Adopt Amendments to the Sprint Employees Stock Purchase
 Plan.................................................................... 195
Summary of Amendments.................................................... 195
Summary of Plan Provisions............................................... 195
Awards Under the Sprint ESPP............................................. 196
Tax Aspects of the Plan.................................................. 197
Summary Compensation Table............................................... 198
Option Grants............................................................ 199
Option Exercises and Fiscal Year-End Values.............................. 201

                                                                            Page
                                                                            ----
Pension Plans.............................................................. 202
Employment Contracts....................................................... 202
Compensation Committee Interlocks and Insider Participation................ 203
Legal Matters.............................................................. 204
Experts.................................................................... 204
Stockholder Proposals...................................................... 205
Where You Can Find More Information........................................ 205

Annexes

 Annex 1  Form of Amended and Restated Agreement and Plan of Merger
 Annex 2  Form of Third Amended and Restated Articles of Incorporation of
          WorldCom
 Annex 3  Form of Restated Bylaws of WorldCom
 Annex 4  Opinion of Salomon Smith Barney Inc.
 Annex 5  Opinion of Warburg Dillon Read LLC
 Annex 6  Section 17-6712 of the Kansas General Corporation Code--Appraisal
           Rights
 Annex 7  Section 14-2-1301 et seq. of the Georgia Business Corporation Code--
          Dissenters' Rights
 Annex 8  Form of Amended and Restated Articles of Incorporation of Sprint
 Annex 9  Form of Amended and Restated Bylaws of Sprint
 Annex 10 Form of Sprint Employees Stock Purchase Plan Amended and Restated for
          2000 and Subsequent Offerings

              WHAT SPRINT STOCKHOLDERS WILL RECEIVE IN THE MERGER

   The following chart describes the shares of WorldCom capital stock that Sprint stockholders will receive in the merger in exchange for their shares of Sprint capital stock. Sprint stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. The FON exchange ratio will be calculated shortly before the merger, but will not be less than 1.4100 or more than 1.8342. For a complete description of the capital structure of WorldCom after the merger, see "Description of MCI WorldCom Capital Stock-- Common Stock--Amended WorldCom Articles of Incorporation" and "--Preferred Stock--Amended WorldCom Articles of Incorporation".

                                                            WorldCom Capital Stock to be
                                                       Received in the Merger for Each Share
                      Sprint Capital Stock                  of Sprint Capital Stock Held
               ----------------------------------  ---------------------------------------------
Sprint FON     Sprint series 1 FON common stock    .   a number of shares of common stock of
common stock                                           WorldCom, which we refer to as WorldCom
                                                       common stock, equal to the FON exchange
                                                       ratio
               Sprint series 3 FON common stock    .   a number of shares of WorldCom common
                                                       stock equal to the FON exchange ratio

               Sprint series 1 PCS common stock    .   one share of PCS common stock, series 1,
                                                       of WorldCom, which we refer to as
                                                       WorldCom series 1 PCS common stock and
                                                   .   0.116025 shares of WorldCom common stock
Sprint PCS     Sprint series 2 PCS common stock    .   one share of PCS common stock, series 2,
common stock                                           of WorldCom, which we refer to as
                                                       WorldCom series 2 PCS common stock and
                                                   .   0.116025 shares of common stock, series
                                                       2, of WorldCom, which we refer to as
                                                       WorldCom series 2 common stock
               Sprint series 3 PCS common stock    .   one share of WorldCom series 1 PCS common
                                                       stock and
                                                   .   0.116025 shares of WorldCom common stock

Sprint FT/DT   Sprint class A common stock         .   a number of shares of WorldCom common
class A stock                                          stock equal to (1) the FON exchange ratio
                                                       multiplied by the number of shares of
                                                       Sprint FON common stock represented by
                                                       each share of Sprint class A common stock
                                                       at the completion of the merger, plus (2)
                                                       0.116025 multiplied by the number of
                                                       shares of Sprint PCS common stock
                                                       represented by each share of Sprint class
                                                       A common stock at the completion of the
                                                       merger and
                                                   .   a number of shares of WorldCom series 1
                                                       PCS common stock equal to the number of
                                                       shares of Sprint PCS common stock
                                                       represented by each share of Sprint class
                                                       A common stock at the completion of the
                                                       merger
               Sprint class A common stock--       .   a number of shares of WorldCom common
                series DT                              stock equal to (1) the FON exchange ratio
                                                       multiplied by the number of shares of
                                                       Sprint FON common stock represented by
                                                       each share of Sprint class A common
                                                       stock--series DT at the completion of the
                                                       merger, plus (2) 0.116025 multiplied by
                                                       the number of shares of Sprint PCS common
                                                       stock represented by each share of Sprint
                                                       class A common stock--series DT at the
                                                       completion of the merger and
                                                   .   a number of shares of WorldCom series 1
                                                       PCS common stock equal to the number of
                                                       shares of Sprint PCS common stock
                                                       represented by each share of Sprint class
                                                       A common stock--series DT at the
                                                       completion of the merger

                                                        WorldCom Capital Stock to be
                                                   Received in the Merger for Each Share
                  Sprint Capital Stock                  of Sprint Capital Stock Held
           ----------------------------------  ---------------------------------------------
Sprint     Sprint first series preferred       .   to be redeemed by Sprint before the
preferred   stock                                  Sprint special meeting for $42.50 per
stock                                              share in cash
           Sprint second series preferred      .   to be redeemed by Sprint before the
            stock                                  Sprint special meeting for $50.00 per
                                                   share in cash
           Sprint fifth series preferred       .   one share of series 5 preferred stock of
            stock                                  WorldCom, which we refer to as WorldCom
                                                   series 5 preferred stock
           Sprint seventh series preferred     .   one share of series 7 preferred stock of
            stock                                  WorldCom, which we refer to as WorldCom
                                                   series 7 preferred stock

   The following diagrams illustrate the proposed merger in general terms. Only the publicly traded classes of common stock of Sprint, MCI WorldCom and WorldCom are illustrated. For a more complete description of the merger, see "The Merger" beginning on page ..


                               Before the Merger


                                    [CHART]


      MCI                Sprint                  Sprint
    WorldCom          _ FON group               PCS group  __
     common           |common stock            common stock |
     stock                  |                        |
       |              |     |                        |      |
       |                    |________________________|
       |              |                 |                   |
       |                                |
  MCI WorldCom        |               Sprint                |
       |                                |
       |              |                 |                   |
       |                                |
       |              |                 |                   |
       |                    ____________|______________
    Existing          |     |                         |     |
  MCI WorldCom           Sprint                    Sprint
   businesses         |_FON group                PCS group _|




                               After the Merger


            WorldCom                                       WorldCom
_________ group common                                 PCS group common ______
|            stock                                          stock            |
               |______________________________________________|
|                                     |                                      |
                                   WorldCom
|                                     |                                      |
                     _________________|_____________________________
|                    |                                             |         |
              WorldCom group                                 WorldCom
| (initially consists of the businesses conducted           PCS group        |
        by MCI WorldCom and the Sprint FON         (initially consists of the
|__  __  __ group before the merger)                  businesses conducted __|
                                                       by the Sprint PCS
                                                    group before the merger)


"__" indicates direct ownership of a business.

"--" indicates tracking of economic performance, but not direct ownership.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement/ prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at your special meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption or approval of the merger agreement.

   If you abstain from voting or do not vote, it will count as a vote against the adoption or approval of the merger agreement.

   The Sprint special meeting and the MCI WorldCom special meeting will take place on . , . , 2000. You may attend your special meeting and vote your shares in person rather than signing and mailing your proxy.

Q: Is WorldCom acquiring the Sprint FON group and the Sprint PCS group in the merger?

A: Yes. After the merger, WorldCom will combine the existing businesses of MCI
   WorldCom and the Sprint FON group to form the new WorldCom group. The WorldCom group common stock will be designed to reflect the performance of the WorldCom group.

   In addition, what is now the Sprint PCS group will be called the WorldCom PCS group. The newly created WorldCom PCS group common stock will be designed to reflect the performance of the WorldCom PCS group.

Q: Can I change my vote after I have mailed my signed proxy?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of several ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to MCI WorldCom or Sprint at the address on the inside front cover of this proxy statement/prospectus. Third, you can attend your special meeting and vote in person. You may also revoke your proxy by calling the toll-free number on your proxy or by voting through the Internet by following the instructions on your proxy, even if you did not previously vote by either of these methods.

Q: If my broker holds my shares in "street name", will my broker vote my shares?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares, it will count as a vote against the adoption or approval of the merger agreement.

Q: Am I entitled to appraisal rights?

A: It depends. Only holders of Sprint series 2 PCS common stock, Sprint fifth series preferred stock, Sprint seventh series preferred stock and MCI WorldCom series B preferred stock will have appraisal rights in connection with the merger. All other holders of any other class or series of common stock or preferred stock of Sprint or MCI WorldCom are not entitled to appraisal rights. We describe the procedures for exercising appraisal rights in this proxy statement/prospectus and we have attached the provisions of Kansas and Georgia law that govern appraisal rights as Annexes 6 and 7.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, we will send Sprint stockholders written instructions for exchanging their Sprint stock certificates. Sprint stockholders should not send in their stock certificates now. MCI WorldCom shareholders will keep their existing share certificates.

Q: When do you anticipate that the merger will be completed?

A: We anticipate that the merger will be completed in the second half of 2000.
   We are working to complete the merger as quickly as possible and intend to do so as soon as possible after the special meetings and after we have obtained the regulatory approvals necessary for the merger.

Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

   Sprint stockholders:
   D.F. King & Co., Inc.
   77 Water Street
   New York, New York 10005
   Telephone: (888) 414-5566

   Sprint Corporation
   2330 Shawnee Mission Parkway
   Westwood, Kansas 66205
   Attention: Investor Relations Department
   Telephone: (800) 259-3755

   MCI WorldCom shareholders:
   MacKenzie Partners, Inc.
   156 Fifth Avenue
   New York, New York 10010
   Telephone: call collect (212) 929-5500 or
              call toll free (800) 322-2885

   MCI WORLDCOM, Inc.
   500 Clinton Center Drive
   Clinton, Mississippi 39056
   Attention: Investor Relations Department
   Telephone: (877) 624-9266 or
              (601) 460-5600

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page . . For a description of any material differences between the rights of MCI WorldCom shareholders and Sprint stockholders, see "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders" beginning on page . . We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    General

What You Will Receive in the Merger (page .)

MCI WorldCom Shareholders

   After the merger, each share of MCI WorldCom capital stock will remain outstanding and will be designed to reflect the performance of the WorldCom group. The WorldCom group will initially consist of the businesses of the combined company other than the Sprint PCS wireless business.

   MCI WorldCom shareholders should not send in their stock certificates.

Sprint Stockholders

   Sprint FON Common Stock. The number of shares of WorldCom group common stock that will be received in the merger for each share of Sprint FON common stock will be equal to the FON exchange ratio. Each share of Sprint FON common stock will be exchanged for WorldCom group common stock valued at $76 in the merger if the average closing price of MCI WorldCom common stock is between $41.4350 and $53.9007, calculated as described below.


   The FON exchange ratio will be determined shortly before we complete the merger. It will equal $76 divided by the average closing price of MCI WorldCom common stock on The Nasdaq National Market for the 15 trading days randomly selected by MCI WorldCom and Sprint from the 30 trading days ending shortly before we complete the merger, subject to the following two adjustments:

 . if the average closing price of MCI WorldCom common stock, as calculated above, equals or exceeds $53.9007, the FON exchange ratio will be fixed at
  1.4100 and

 . if the average closing price of MCI WorldCom common stock, as calculated above, equals or falls below $41.4350, the FON exchange ratio will be fixed at 1.8342.

This means that the number of shares of WorldCom group common stock received for each share of Sprint FON common stock will never be less than 1.4100 or more than 1.8342 regardless of what happens to MCI WorldCom's stock price shortly before the merger. Therefore, it is possible that each share of Sprint FON common stock will be valued in the merger at more or less than $76.

   The FON exchange ratio has been adjusted to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999.

   The terms of the WorldCom group common stock will be virtually identical to the terms of the Sprint FON common stock and will be designed to reflect the performance of the WorldCom group.

   On . , the latest practicable date before the date of this proxy statement/prospectus, MCI WorldCom common stock closed at $ . per share on The Nasdaq National Market. If this were the average closing price of MCI WorldCom common stock shortly before the merger, then, because the price is greater than $41.4350, Sprint FON stockholders would receive shares of WorldCom group common stock initially valued at $76 for each share of Sprint FON common stock that they own. The actual number of shares issued by WorldCom may differ from this example and will not be known at the special meetings because the merger will not be completed until after the special meetings.

   Set forth below is a table showing the range of prices of MCI WorldCom common stock, along with entries showing the corresponding FON exchange ratios and corresponding valuations in the merger of a share of Sprint series 1 FON common stock. The table also highlights the minimum and maximum exchange ratios.

                     Average                 Value of a
                 Closing Price of   FON    Share of Sprint
                   MCI WorldCom   Exchange  Series 1 FON
                   Common Stock    Ratio    Common Stock
                 ---------------- -------- ---------------
                      $62.00       1.4100      $87.42
                       60.00       1.4100       84.60
                       58.00       1.4100       81.78
                       56.00       1.4100       78.96
                       54.00       1.4100       76.14
Exchange Ratio--       53.9007     1.4100       76.00
Limitation             52.00       1.4615       76.00
                       50.00       1.5200       76.00
                       48.00       1.5833       76.00
                       46.00       1.6522       76.00
                       44.00       1.7273       76.00
                       42.00       1.8095       76.00
Exchange Ratio--       41.4350     1.8342       76.00
Limitation             40.00       1.8342       73.37
                       38.00       1.8342       69.70
                       36.00       1.8342       66.03
                       34.00       1.8342       62.36
                       32.00       1.8342       58.69

   For a Sprint stockholder who owns 100 shares of Sprint series 1 FON common stock, if the exchange ratio was 1.5833, for example, this would translate into
158.33 shares of WorldCom common stock. Since cash will be paid instead of fractional shares, that Sprint stockholder would receive 158 shares of WorldCom common stock and a check in an amount equal to the fractional share multiplied by the closing market price of MCI WorldCom common stock on the date of completion of the merger.

   We refer to the series of WorldCom group common stock to be received by holders of the publicly traded Sprint series 1 FON common stock as "WorldCom common stock".

   Sprint PCS Common Stock. Holders of each series of Sprint PCS common stock will receive one share of a series of WorldCom PCS group common stock to be created in connection with the merger and 0.116025 shares, the PCS exchange ratio, of WorldCom group common stock for each share of Sprint PCS common stock that they own. The PCS exchange ratio has been adjusted to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. The PCS exchange ratio has been further adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000.

   The terms of the WorldCom PCS group common stock will be virtually identical to the terms of the Sprint PCS common stock and will be designed to reflect the performance of the WorldCom PCS group, which will initially consist only of the Sprint PCS wireless business.

   Sprint FT/DT Class A Stock. France Telecom S.A. and Deutsche Telekom AG, the holders of Sprint FT/DT class A stock, will receive shares of WorldCom common stock and WorldCom series 1 PCS common stock in the merger, as described under "The Merger--Merger Consideration--Sprint FT/DT Class A Stock".

   France Telecom and Deutsche Telekom are European telephone companies holding a combined approximate 20% voting interest in Sprint, which they have agreed to vote in favor of the adoption of the merger agreement.

   Fractional Shares. Sprint common stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. This amount will be calculated by multiplying the fractional share interest of the applicable series of WorldCom group common stock to which each Sprint common stockholder would be entitled by the closing price of MCI WorldCom common stock on the date of completion of the merger.

   Sprint Preferred Stock. Sprint will redeem the shares of its first and second series preferred stock that are outstanding before the Sprint special meeting. Accordingly, those holders will receive cash in exchange for the shares of Sprint first and second series preferred stock that they own at that time.

   Holders of Sprint fifth series preferred stock will receive one share of WorldCom series 5 preferred stock, with virtually identical terms, to be created in connection with the merger, for each share of Sprint fifth series preferred stock that they own.

Holders of Sprint seventh series preferred stock will receive one share of WorldCom series 7 preferred stock, with virtually identical terms, to be created in connection with the merger, for each share of Sprint seventh series preferred stock that they own.

How Tracking Stocks Work (page .)

   A tracking stock is a separate class of a company's common stock that is designed to reflect the economic performance of a specific business group of the company. The terms of a tracking stock, such as the dividend provisions, are designed so that the market will tie the value of the tracking stock to the performance of the tracked business group, rather than to the performance of the entire company.

   Holders of WorldCom PCS group common stock will be shareholders of WorldCom as a whole and not of the WorldCom PCS group. Holders of WorldCom group common stock will also be shareholders of WorldCom as a whole, and not of the WorldCom group.

   Current MCI WorldCom shareholders will have economic participation in the new WorldCom PCS group by owning WorldCom group common stock to the extent there is an inter-group interest in the WorldCom PCS group. After the merger the WorldCom group will have only a small inter-group interest, amounting to less than 1% of the outstanding shares of WorldCom PCS group common stock. The WorldCom group will also hold a warrant inter-group interest and a preferred inter-group interest that will entitle the WorldCom group to acquire, together with the existing inter-group interest, a total inter-group interest representing approximately 5% of the total shares of WorldCom PCS group common stock. We use the term "inter-group interest" to mean the WorldCom group's economic interest in the WorldCom PCS group. It is similar to the WorldCom group holding shares of WorldCom PCS group common stock, except that the inter-group interest does not vote. See "Tracking Stock Matters--Inter-Group Interest".

Ownership of WorldCom After the Merger

   Based on the number of outstanding shares of Sprint capital stock, the MCI WorldCom common stock closing price and an assumed FON exchange ratio of . , in each case on the Sprint record date, Sprint stockholders will receive a total of approximately . shares of WorldCom group common stock and approximately . shares of WorldCom PCS group common stock in the merger.

   Based on those numbers and on the number of outstanding shares of MCI WorldCom capital stock on the Sprint record date and assuming that the shares of WorldCom series 1 PCS common stock have . votes per share (the average market price of a share of Sprint series 1 PCS common stock divided by the average market price of a share of MCI WorldCom common stock on the Sprint record date), after the merger former Sprint stockholders will own shares representing approximately . %, and existing MCI WorldCom shareholders will own shares representing approximately . %, of the total voting power of WorldCom capital stock.

WorldCom Board of Directors and Management after the Merger

   After the merger, the WorldCom board of directors will have 16 members, with 10 initially designated by MCI WorldCom and 6 initially designated by Sprint.

   Bernard J. Ebbers, the current President and Chief Executive Officer of MCI WorldCom, will serve as President and Chief Executive Officer of WorldCom after the merger.

   William T. Esrey, the current Chairman and Chief Executive Officer of Sprint, will serve as Chairman of WorldCom after the merger.

Material United States Federal Income Tax Consequences of the Merger (page .)

   The merger will generally be tax-free to holders of each series of Sprint FON common stock, Sprint PCS common stock and Sprint FT/DT class A stock for United States federal income tax purposes, except in the case of U.S. holders with respect to cash received for fractional shares of WorldCom group common stock or because of the exercise of appraisal rights.

   Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Boards of Directors' Recommendations (pages . and .)

   The MCI WorldCom board of directors has determined that the merger and the merger agreement are advisable, fair to and in the best interests of MCI WorldCom and its shareholders and recommends that MCI WorldCom shareholders vote FOR the approval of the merger agreement.

   The Sprint board of directors has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Sprint and all of its stockholders and recommends that Sprint stockholders vote FOR the adoption of the merger agreement.

   To review the background and reasons for the merger in greater detail, as well as risks related to the merger, see pages . through . , . through
 . ,  .  through  .  and  . .

Fairness Opinions of Financial Advisors

MCI WorldCom (page .)

   In deciding to adopt the merger agreement, the MCI WorldCom board of directors considered the opinion dated October 4, 1999 of its financial advisor, Salomon Smith Barney Inc., that, as of that date, the FON exchange ratio and the consideration to be paid by MCI WorldCom to holders of Sprint PCS common stock in the merger, taken as a whole, was fair, from a financial point of view, to MCI WorldCom. Such opinion was confirmed in writing on October 4, 1999. This opinion is attached as Annex 4 to this proxy statement/prospectus. We encourage MCI WorldCom shareholders to read this opinion carefully.

Sprint (page .)

   In deciding to approve the merger and the merger agreement, the Sprint board of directors considered the opinion dated October 4, 1999 of its financial advisor, Warburg Dillon Read LLC, that, as of that date:

 . the FON exchange ratio was fair, from a financial point of view, to the holders of each series of Sprint FON common stock

 . the consideration to be received by holders of Sprint PCS common stock in the merger was fair, from a financial point of view, to the holders of each series of Sprint PCS common stock

 . the consideration to be received by holders of Sprint class A common stock in the merger was fair, from a financial point of view, to holders of Sprint class A common stock

 . the consideration to be received by holders of Sprint class A common stock-- series DT, in the merger was fair, from a financial point of view, to holders of Sprint class A common stock--series DT and

 . the consideration to be received by holders of Sprint common stock in the merger was fair, from a financial point of view, to the holders of Sprint common stock taken as a whole.

This opinion is attached as Annex 5 to this proxy statement/prospectus. We encourage Sprint stockholders to read this opinion carefully.

Interests of Sprint Directors and Executive Officers in the Merger (page .)

   Sprint stockholders should note that Sprint directors and executive officers have interests in the merger as directors or executive officers that are different from, or in addition to, the interests of other Sprint stockholders. You should be aware of these interests because they may conflict with yours. If we complete the merger, six Sprint designees will become members of the board of directors of the combined company and several current Sprint executive officers will become employees of the combined company. The indemnification arrangements for current Sprint directors and officers will also be continued. In addition, options to acquire Sprint common stock held by Sprint directors and executive officers will automatically vest at the time of the Sprint special meeting, unless otherwise agreed to by the individual directors and executive officers.

   In connection with the merger, Sprint made a special grant of stock options to selected officers and director-level employees designed to retain these individuals following the Sprint special meeting.

Amendments to the Sprint Articles of Incorporation and Sprint Bylaws (page .)

   Sprint stockholders are being asked to approve amendments to the Sprint articles of incorporation and the Sprint bylaws in connection with changes to the investment in Sprint by France Telecom and Deutsche Telekom. These changes will take place pursuant to the Master Transfer Agreement dated as of January 21, 2000 among Sprint, those investors and related parties. For a summary of this agreement, see "Arrangements With Sprint Stockholders--France Telecom and Deutsche Telekom--Sprint Master Transfer Agreement".

   The Sprint board of directors recommends that Sprint stockholders vote FOR the amendments to the Sprint articles of incorporation and the Sprint bylaws.

Amendments to the Sprint Employees Stock Purchase Plan (page .)

   Sprint stockholders are being asked to approve amendments to the Sprint employees stock purchase plan. The amendments would:

 . increase the number of shares of Sprint PCS common stock authorized for issuance under the plan by 8 million shares and

 .  change the date on which options are granted under the plan.

   The Sprint board of directors recommends that Sprint stockholders vote FOR the amendments to the Sprint employees stock purchase plan.

                              The Special Meetings

MCI WorldCom (page .)

   The special meeting of MCI WorldCom shareholders will be held at 500 Clinton Center Drive, Clinton, Mississippi, at . a.m., local time, on . , . , 2000. At the MCI WorldCom special meeting, shareholders will be asked to approve the merger agreement.

Sprint (page .)

   The special meeting of Sprint stockholders will be held at Sprint World Headquarters, 2330 Shawnee Mission Parkway, Westwood, Kansas, at . a.m., local time, on . , . , 2000. At the Sprint special meeting, stockholders will be asked to adopt the merger agreement, approve the amendments to the Sprint articles of incorporation and the Sprint bylaws, and approve the amendments to the Sprint employees stock purchase plan.

Record Dates; Voting Power

MCI WorldCom (page .)

   MCI WorldCom shareholders are entitled to vote at the MCI WorldCom special meeting if they owned shares of MCI WorldCom common stock or MCI WorldCom series B preferred stock as of the close of business on . , 2000, the MCI WorldCom record date.

   On . , 2000, there were approximately . shares of MCI WorldCom common stock and approximately . shares of MCI WorldCom series B preferred stock entitled to vote, together as a single group, at the MCI WorldCom special meeting. MCI WorldCom shareholders will have one vote at the MCI WorldCom special meeting for each share of MCI WorldCom common stock or MCI WorldCom series B preferred stock that they owned on the MCI WorldCom record date.

Sprint (page .)

   Sprint stockholders are entitled to vote at the Sprint special meeting if they owned shares of Sprint capital stock as of the close of business on . , 2000, the Sprint record date.

   On . , 2000, there were outstanding the approximate number of shares of Sprint capital stock set forth below. Sprint stockholders will have the following votes per share, depending on the class and series of stock owned:

                                                           Number of
                                                            Shares      Votes
Sprint Capital Stock*                                     Outstanding  Per Share
---------------------                                     ----------- ----------
Series 1 FON.............................................      .         1
Series 3 FON.............................................      .         1
Series 1 PCS.............................................      .         .
Series 2 PCS.............................................      .         .
Series 3 PCS.............................................      .         .
Class A..................................................      .         .
Class A--series DT.......................................      .         .
Fifth series preferred...................................      .         1
Seventh series preferred.................................
  Series 1 PCS underlying................................      .         .
  Series 2 PCS underlying................................      .         .

--------
* The Sprint first series preferred stock and Sprint second series preferred stock will be redeemed before the Sprint special meeting.

Votes Required

MCI WorldCom (page .)

   The affirmative vote of holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock representing a majority of all the votes entitled to be cast at the MCI WorldCom special meeting, voting together as a single group, is required to approve the merger agreement. The vote to approve the merger agreement will also constitute approval of the issuance of shares of WorldCom capital stock in the merger and amendment of the MCI WorldCom articles of incorporation. The amended WorldCom articles of incorporation which reflect that amendment are attached as Annex 2 to this proxy statement/prospectus.

Sprint (page .)

   The affirmative vote of holders of shares representing a majority of the total voting power of Sprint common stock and Sprint preferred stock entitled to vote at the Sprint special meeting is required to adopt the merger agreement. The affirmative vote of (1) holders of shares representing a majority of the total voting power of Sprint common stock and Sprint preferred stock entitled to vote at the Sprint special meeting and (2) holders of shares of Sprint class A common stock, Sprint class A common stock--series DT, Sprint series 3 FON common stock and Sprint series 3 PCS common stock representing two-thirds of the total voting power of such stock entitled to vote at the Sprint special meeting, voting as a single class, is required to approve the proposed amendments to the Sprint articles of incorporation and Sprint bylaws. The affirmative vote of holders of shares representing a majority of the voting power of Sprint common stock and Sprint preferred stock present and entitled to vote at the Sprint special meeting is required to approve the amendments to the Sprint employees stock purchase plan.

Agreement to Vote Shares Held by France Telecom and Deutsche Telekom (page  . )

   France Telecom and Deutsche Telekom have agreed to vote their shares of Sprint capital stock, which as of the Sprint record date represented approximately 20% of the total voting power of Sprint capital stock on that date, in favor of the adoption of the merger agreement and the other matters being proposed at the Sprint special meeting, and against any proposal in opposition to or in competition with the merger that has not been approved by the Sprint board of directors.

Voting by Directors and Executive Officers

MCI WorldCom (page .)

   On the MCI WorldCom record date, directors and executive officers of MCI WorldCom and their affiliates owned and were entitled to vote approximately . shares of MCI WorldCom common stock and no shares of MCI WorldCom series B preferred stock, or approximately . % of the aggregate number of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock outstanding on that date.

   The directors and executive officers of MCI WorldCom have indicated that they intend to vote the MCI WorldCom common stock that they own for the approval of the merger agreement.

Sprint (page .)

   On the Sprint record date, directors and executive officers of Sprint and their affiliates (other than France Telecom and Deutsche Telekom and their designees) owned and were entitled to vote . shares of Sprint FON common stock, . shares of Sprint PCS common stock and no shares of Sprint preferred stock. All of these shares together represented approximately . % of the total voting power of Sprint capital stock on that date.

   The directors and executive officers of Sprint (other than the Sprint directors who are designees of France Telecom and Deutsche Telekom) have indicated that they intend to vote their shares of Sprint common stock for the adoption of the merger agreement and for approval of the other matters being proposed at the Sprint special meeting.

                              The Merger (page .)

   The merger agreement is attached as Annex 1 to this proxy statement/ prospectus. We encourage you to read the merger agreement carefully. It is the principal document governing the merger.

Conditions to the Completion of the Merger (page .)

   MCI WorldCom and Sprint will complete the merger only if they satisfy or, in some cases, waive, several conditions, including the following:

  . holders of the requisite number of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock, voting together as a single group, must have approved the merger agreement

  . holders of the requisite number of shares of Sprint common stock and Sprint preferred stock, voting together as a single group, must have adopted the merger agreement

  . the waiting period required under the Hart-Scott-Rodino Antitrust
    Improvements Act of 1976 must have expired or been terminated

  . any required European Commission antitrust clearances must have been obtained

  . all approvals for the merger from the Federal Communications Commission and state public utility commissions must have been obtained, except where the failure to obtain such approvals would not, individually or in the aggregate, reasonably be expected to materially impair MCI WorldCom's and Sprint's ability to achieve the overall benefits expected to be realized from the completion of the merger and

  . there must have been no material adverse change in MCI WorldCom or Sprint, other than changes relating to the economy, securities markets or the telecommunications industry generally.

   For a more complete description of the conditions to the completion of the merger, see "The Merger Agreement--Conditions to the Completion of the Merger".

Termination of the Merger Agreement; Termination Fees (pages . and  . )

   The merger agreement contains provisions addressing the circumstances under which MCI WorldCom or Sprint may terminate the merger agreement. In addition, the merger agreement provides that, in several circumstances, MCI WorldCom or Sprint may be required to pay the other party a termination fee of $2.5 billion. For a more complete discussion, see "The Merger Agreement-- Termination" and "--Termination Fees".

Regulatory Approvals (page .)

   Under the Communications Act of 1934, the Federal Communications Commission must approve the transfer of control to MCI WorldCom of Sprint and those subsidiaries of Sprint that hold FCC licenses and authorizations. The FCC must determine whether MCI WorldCom is qualified to control such licenses and authorizations and whether the transfer is consistent with the public interest, convenience and necessity. MCI WorldCom and Sprint filed transfer of control applications with the FCC in November 1999.

   Under the Hart-Scott-Rodino Act, the merger may not be completed until notifications have been given and information furnished to the Federal Trade Commission and to the Antitrust Division of the U.S. Department of Justice and the specified waiting period has been terminated or has expired. MCI WorldCom and Sprint each filed notification and report forms with the FTC and the Antitrust Division. On November 10, 1999, the Antitrust Division requested additional information from MCI WorldCom and Sprint. MCI WorldCom and Sprint are currently working to respond to the request as promptly as practicable. The waiting period under the Hart-Scott-Rodino Act will expire twenty days after MCI WorldCom and Sprint have complied with the request, unless such waiting period is terminated early.

   The merger is also subject to review under state antitrust laws and could be the subject of challenges by private parties under the antitrust laws.

   Various subsidiaries of Sprint hold licenses and service authorizations issued by state public utility commissions. Approximately 26 state commissions must review the transfer of control of these licenses and authorizations to MCI WorldCom.

   The merger may also be subject to review by European antitrust authorities and to regulatory review in jurisdictions other than the United States and Europe.

Accounting Treatment (page .)

   The merger will be accounted for using the purchase method of accounting with MCI WorldCom having acquired Sprint.

Expenses (page .)

   Each of MCI WorldCom and Sprint will bear all expenses it incurs in connection with the merger, except that MCI WorldCom and Sprint will share equally the costs of filing with the Securities and Exchange Commission the registration statement, of which this proxy statement/prospectus forms a part, printing and mailing this proxy statement/ prospectus and the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Act and for any filings with the European Commission.

Market Price Information (page .)

   Shares of MCI WorldCom common stock are traded on The Nasdaq National Market. Shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock are listed on the New York Stock Exchange. The following table presents:

 . the last reported sale price of one share of MCI WorldCom common stock, as reported on The Nasdaq National Market

 . the last reported sale prices of one share of Sprint series 1 FON common stock and one share of Sprint series 1 PCS common stock, as reported on the New York Stock Exchange and

 . the market value of one share of Sprint series 1 FON common stock and one share of Sprint series 1 PCS common stock on an equivalent per share basis determined as if the merger had been completed,

in each case as if the merger had been completed on October 4, 1999, the last full trading day before the public announcement of the merger agreement, and on
 . , the last practicable day before the date of this proxy statement/prospectus. The equivalent price per share data for Sprint series 1 FON common stock has been determined by multiplying the applicable last reported sale price of one share of MCI WorldCom common stock on each of these dates by an assumed FON exchange ratio of .. The equivalent price per share data for Sprint series 1 PCS common stock has been determined by (1) multiplying the applicable last reported sale price of one share of MCI WorldCom common stock on each of these dates by 0.116025 and (2) adding this amount to the applicable last reported sale price of one share of Sprint series 1 PCS common stock on each of these dates. Because the sale price of the Sprint series 1 PCS common stock on . may already reflect the anticipated receipt of
0.116025 shares of WorldCom common stock per share in the merger, the actual expected value for each share of Sprint series 1 PCS common stock may be less than that indicated by the equivalent price per share of Sprint series 1 PCS common stock set forth below.

   The market price information in the following table for MCI WorldCom common stock as of October 4, 1999, and the resulting equivalent prices per share of Sprint series 1 FON common stock and Sprint series 1 PCS common stock, have been retroactively restated to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30,

1999 and to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000.

MCI WorldCom

                                               MCI WorldCom
                     Date                      Common Stock
                     ----                      ------------
October 4, 1999...............................    $47.75
 . , 2000.....................................        .

Sprint FON
                                                            Equivalent Price Per
                                                  Sprint      Share of Sprint
                                               Series 1 FON     Series 1 FON
                     Date                      Common Stock     Common Stock
                     ----                      ------------ --------------------
October 4, 1999...............................    $60.88            $.
 . , 2000.....................................        .              .

Sprint PCS
                                                            Equivalent Price Per
                                                  Sprint      Share of Sprint
                                               Series 1 PCS Series 1 PCS Common
                     Date                      Common Stock        Stock
                     ----                      ------------ --------------------
October 4, 1999...............................    $39.35            $.
 . , 2000.....................................        .              .

Dividend Information (page .)

   MCI WorldCom has never paid cash dividends on its common stock. Sprint has historically paid regular quarterly dividends of $0.125 per share on its FON common stock but has never paid dividends on its PCS common stock. WorldCom does not intend to pay dividends on either the WorldCom group common stock or the WorldCom PCS group common stock.

The Companies (page .)

MCI WORLDCOM, INC.
500 Clinton Center Drive
Clinton, Mississippi 39056
(877) 624-9266 or
(601) 460-5600

   MCI WorldCom is a global leader in telecommunications services with 1998 revenues of more than $30 billion, pro forma to include MCI Communications, Inc., and established operations in over 65 countries encompassing the Americas, Europe and the Asia-Pacific regions. MCI WorldCom is one of the first major telecommunications companies with the capability to provide consumers and businesses with high quality local, long distance, Internet, data and international communications services over its global networks.

SPRINT CORPORATION
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
(913) 624-3000

   Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's business is organized in two groups:

 .   the PCS group, which markets its wireless PCS telephony products and services under the Sprint(R) and Sprint PCS(R) brand names and

 .   the FON group, which consists of all of Sprint's businesses and assets not included in the PCS group and includes:

  -- Sprint's long distance division, which is the nation's third-largest provider of long distance telephone services

  -- Sprint's local telecommunications division, which consists primarily of regulated local exchange carriers serving approximately 7.9 million access lines in 18 states and

  -- Sprint's product distribution and directory publishing businesses, which consist of wholesale distribution of telecommunications equipment and publishing and marketing white and yellow page telephone directories.

                           Comparative Per Share Data

   The following table sets forth for MCI WorldCom common stock, Sprint series 1 FON common stock and Sprint PCS common stock, for the periods indicated, selected historical per share data and the corresponding unaudited pro forma combined and pro forma equivalent per share amounts, calculated separately, assuming FON exchange ratios of 1.4100 and 1.8342 shares of WorldCom group common stock for each share of Sprint FON common stock, giving effect to the consideration to be received by holders of shares of Sprint PCS common stock and giving effect to the proposed merger. The WorldCom PCS group pro forma combined equivalent does not reflect the 0.116025 shares of WorldCom group common stock that holders of Sprint PCS common stock are entitled to receive in the merger for each share of Sprint PCS common stock owned by them. These shares will be received in addition to the one share of WorldCom PCS group common stock that holders of Sprint PCS common stock will receive for each share of Sprint PCS common stock owned by them. The actual FON exchange ratio may vary as described in this proxy statement/prospectus. The data presented are based upon the historical consolidated financial statements and related notes of each of MCI WorldCom and Sprint, which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page
 . . This information should be read in conjunction with, and is qualified in its entirety by reference to, the historical consolidated financial statements of MCI WorldCom, the Sprint FON group and the Sprint PCS group and related notes thereto. The data presented are not necessarily indicative of the future results of operations of the consolidated companies or the actual results that would have occurred if the merger had been consummated prior to the periods indicated. MCI WorldCom has never paid cash dividends on its common stock. Sprint has historically paid regular quarterly dividends on its FON common stock but not on its PCS common stock.

   On November 18, 1999, the MCI WorldCom board of directors authorized a three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. All MCI WorldCom per share data and numbers of MCI WorldCom common shares have been retroactively restated to reflect this stock split.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. Holders of Sprint FT/DT class A stock will receive one share of Sprint series 3 PCS common stock for each share of Sprint series 3 PCS common stock underlying their shares of Sprint FT/DT class A stock. All Sprint PCS group per share data and numbers of Sprint PCS common shares have been retroactively restated to reflect this stock split.

   Sprint completed a two-for-one stock split of its Sprint FON common stock in the form of a stock dividend in the second quarter of 1999. Sprint has historically paid a cash dividend of $0.125 per share, in post-split terms, per quarter on the Sprint FON common stock. Before November 1998, which is when the Sprint FON group and the Sprint PCS group were created, this dividend applied to Sprint common stock.

   On September 14, 1998, MCI WorldCom merged with MCI Communications Corporation in a transaction accounted for as a purchase. Accordingly, the operating results of MCI Communications are included in MCI WorldCom's historical results from the date of acquisition. If MCI WorldCom's merger with MCI Communications was assumed to have occurred on January 1, 1998, selected pro forma combined per share amounts would reflect basic and diluted loss per common share of $(0.94) for the year ended December 31, 1998.

  Other significant events affecting historical earnings trends included the following:

 . In 1998, MCI WorldCom recorded a pre-tax charge of $196 million in connection with its merger with Brooks Fiber Properties, Inc. on January 29, 1998, the merger with MCI Communications Corporation on September 14, 1998 and various asset write-downs and loss contingencies. These charges included $21 million for employee severance, $17 million for Brooks Fiber Properties direct merger costs, $38 million for conformance of Brooks Fiber Properties accounting policies, $56 million for exit costs under long-term commitments, $31 million for the write-down of a permanently impaired investment and $33 million related to other asset write-downs and loss contingencies. Additionally, in connection with business combinations, MCI WorldCom made allocations of the purchase price to acquired in-process research and development totaling $429 million in the first quarter of 1998 related to the merger with CompuServe Corporation on January 31, 1998 and the acquisition of ANS Communications, Inc. from America Online, Inc., on January 31, 1998, and $3.1 billion in the third quarter of 1998 related to the merger with MCI Communications.

 . Earnings per share for the Sprint FON group is on a pro forma basis, which assumes that the Sprint FON common stock, which was created in the November 1998 Sprint PCS restructuring, existed for all periods presented.

 . Sprint calculated its earnings per share on a consolidated basis until the Sprint FON common stock and Sprint PCS common stock were created as part of the November 1998 Sprint PCS restructuring. From that time forward, earnings per share was computed individually for the Sprint FON group and the Sprint PCS group. Sprint reported diluted earnings per share of $1.96 before extraordinary items on a consolidated basis for 1998 before the November 1998 Sprint PCS restructuring. For the period from the November 1998 Sprint PCS restructuring through December 31, 1998, the Sprint FON group reported diluted earnings per share of $0.14 and the Sprint PCS group reported a loss of $(0.63) per share before extraordinary items.


                                                              Sprint          Sprint
                                                           FON Pro Forma   FON Pro Forma              WorldCom
                                                WorldCom    Equivalent      Equivalent               PCS Group
                             MCI       Sprint     Group   (assuming a FON (assuming a FON   Sprint   Pro Forma
                           WorldCom  FON Group  Pro Forma exchange ratio  exchange ratio  PCS Group  Combined
                          Historical Historical Combined    of 1.4100)      of 1.8342)    Historical Equivalent
                          ---------- ---------- --------- --------------- --------------- ---------- ----------
Book value per common
 share:
 December 31, 1998......    $16.34     $10.48    $26.83       $37.83          $49.21        $4.51      $52.43
 September 30, 1999.....     17.48      11.25     27.41        38.65           50.28         4.18       46.21
Income (loss) per common
 share from continuing
 operations (after
 preferred dividend
 requirement):
 Basic:
  Year ended
   December 31, 1998....     (1.35)      1.80     (1.19)       (1.68)          (2.18)         --        (4.06)
  Nine months ended
   September 30, 1999...      0.95       1.33      0.37         0.52            0.68        (1.96)      (3.76)
 Diluted:
  Year ended
   December 31, 1998....     (1.35)      1.78     (1.19)       (1.68)          (2.18)         --        (4.06)
  Nine months ended
   September 30, 1999...      0.92       1.31      0.36         0.51            0.66        (1.96)      (3.76)
  Total dividends per
   share:
  Year ended
   December 31, 1998....       --        0.50       --           --              --           --          --
  Nine months ended
   September 30, 1999...       --       0.375       --           --              --           --          --

 Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data

 MCI WorldCom

   The selected historical financial data of MCI WorldCom set forth below have been derived from the historical consolidated financial statements of MCI WorldCom as they appeared in MCI WorldCom's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1998, MCI WorldCom's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 1999 and MCI WorldCom's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended September 30, 1999 and September 30, 1998. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year.

   On November 18, 1999, the MCI WorldCom board of directors authorized a three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. All MCI WorldCom per share data and numbers of MCI WorldCom common shares have been retroactively restated to reflect this stock split.

   On September 14, 1998, MCI WorldCom completed a merger with MCI Communications. The merger with MCI Communications was accounted for as a purchase. Accordingly, the operating results of MCI Communications are included from the date of that acquisition.

   Other significant events affecting MCI WorldCom historical earnings trends included the following:

 . In 1998, MCI WorldCom recorded a pre-tax charge of $196 million in connection with a merger with Brooks Fiber Properties, the merger with MCI Communications and various asset write-downs and loss contingencies. These charges included $21 million for employee severance, $17 million for Brooks Fiber Properties direct merger costs, $38 million for conformance of Brooks Fiber Properties accounting policies, $56 million for exit costs under long-term commitments, $31 million for the write-down of a permanently impaired investment and $33 million related to other asset write-downs and loss contingencies. Additionally, in connection with business combinations, MCI WorldCom made allocations of the purchase price to acquired in-process research and development totaling $429 million in the first quarter of 1998 related to the merger with CompuServe and the acquisition of ANS Communications from America Online and $3.1 billion in the third quarter of 1998 related to the merger with MCI Communications.

 . Results for 1996 include other after-tax charges of $121 million for employee severance, employee compensation charges, alignment charges and costs to exit unfavorable telecommunications contracts and a $344 million after-tax write-down of operating assets within MCI WorldCom's non-core businesses. On a pre-tax basis, these charges totaled $600 million.

 . In connection with various debt refinancings, MCI WorldCom recognized in 1998, 1997 and 1996 extraordinary items of $129 million, $3 million and $4 million, respectively, net of taxes, consisting of unamortized debt discount, unamortized issuance cost and prepayment fees. Additionally, in 1996 MCI WorldCom recorded an extraordinary item of $20 million, net of taxes, related to a write-off of deferred international costs.

 . In connection with the conversion of MCI WorldCom series 1 $2.25 cumulative senior perpetual convertible preferred stock, MCI WorldCom made a non-recurring payment of $15 million in 1995 to the holder of the stock, representing a discount to the minimum nominal dividends that would have been payable on the MCI WorldCom series 1 preferred stock before the September 15, 1996 optional call date of approximately $26.6 million, which amount included an annual dividend requirement of $24.5 million plus accrued dividends to such call date.

 . As a result of a merger with IDB Communications Group, Inc., MCI WorldCom initiated plans to reorganize and restructure its management and operational organization and facilities to eliminate duplicate personnel, physical facilities and service capacity, to abandon overlapping products and marketing activities and to take further advantage of the synergies available to the combined entities. Accordingly, in

   1994, MCI WorldCom charged $44 million to operations for the estimated costs of such reorganization and restructuring activities, including employee severance, physical facility abandonment and duplicate service capacity.

  Also, during 1994, MCI WorldCom incurred direct merger costs of $15 million, related to the merger with IDB Communications Group. These costs include professional fees, proxy solicitation costs, travel and related expenses and other direct costs attributable to the merger with IDB Communications Group.

   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page . .

                            At or for the
                             Nine Months
                         Ended September 30,            At or for the Year
                             (unaudited)                Ended December 31,
                         --------------------  ----------------------------------------
                            1999      1998      1998     1997     1996     1995   1994
                         ---------- ---------  -------  -------  -------  ------ ------
                                    (In millions, except per share data)
Operating results:
Revenues................ $   27,131 $   8,661  $17,678  $ 7,384  $ 4,449  $3,636 $2,211
Operating income
 (loss).................      5,461    (2,208)    (975)   1,018   (1,875)    667     67
Income (loss) before
 extraordinary items....      2,711    (2,996)  (2,540)     247   (2,233)    257   (124)
Extraordinary items.....         --      (129)    (129)      (3)     (24)     --     --
Net income (loss)
 applicable to common
 shareholders...........      2,663    (3,141)  (2,700)     218   (2,258)    224   (152)
Preferred dividend
 requirement............         --        13       13       26        1      33     28
Earnings (loss) per
 common share:
Income (loss) before
 extraordinary items
  Basic.................       0.95     (1.85)   (1.35)    0.15    (3.35)   0.39  (0.32)
  Diluted...............       0.92     (1.85)   (1.35)    0.15    (3.35)   0.37  (0.32)
Net income (loss)
  Basic.................       0.95     (1.93)   (1.41)    0.15    (3.38)   0.39  (0.32)
  Diluted...............       0.92     (1.93)   (1.41)    0.15    (3.38)   0.37  (0.32)
Number of weighted
 average shares
  Basic.................      2,792     1,632    1,911    1,449      668     575    474
  Diluted...............      2,900     1,632    1,911    1,496      668     659    474
Financial position:
Total assets............ $   86,962            $86,401  $23,596  $20,843  $6,803 $3,441
Long-term debt..........     13,245             16,083    7,413    5,356   2,324    794
Subsidiary trust and
 other mandatorily
 redeemable preferred
 securities.............        798                798       --       --      --     --
Shareholders'
 investment.............     49,317             45,003   13,801   13,252   2,281  1,827
Deficiency of earnings
 to combined fixed
 charges and preference
 dividends..............         --             (1,960)      --   (2,114)     --    (97)
Ratio of earnings to
 combined fixed charges
 and preference
 dividends(1)...........     5.07:1                 --   1.93:1       --  2.12:1     --
Deficiency of earnings
 to fixed charges.......         --             (1,909)      --   (2,112)     --    (52)
Ratio of earnings to
 fixed charges(2).......     5.45:1                 --   2.08:1       --  2.53:1     --

--------
(1) For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings consist of pretax income (loss) from continuing operations, excluding minority interests in losses of consolidated subsidiaries, and fixed charges consist of pretax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which MCI WorldCom believes to be representative of interest, and distributions on subsidiary trust and other mandatorily redeemable preferred securities and preferred dividends, both of which have been grossed up to a pretax basis utilizing MCI WorldCom's effective tax rate.

(2) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations, excluding minority interests in losses of consolidated subsidiaries, and fixed charges consist of pretax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which MCI WorldCom believes to be representative of interest.

 Sprint

   The selected historical financial data of Sprint set forth below have been derived from the historical consolidated financial statements of Sprint, as they appeared in Sprint's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1998 and Sprint's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended September 30, 1999 and September 30, 1998. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year.

   The recapitalization of Sprint common stock into Sprint FON common stock and Sprint PCS common stock occurred in the November 1998 Sprint PCS restructuring. As a result, several prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. In the second quarter of 1999, Sprint effected a two-for-one stock split of its Sprint FON common stock. As a result, basic and diluted earnings per common share, weighted-average common shares and dividends per common share for Sprint FON common stock and Sprint PCS common stock have been restated for periods before these stock splits.

   Other significant events affecting Sprint historical earnings trends included the following:

 .  In 1998, the Sprint PCS group recorded a nonrecurring charge to write off
   $179 million of acquired in-process research and development costs related to the Sprint PCS restructuring. This charge reduced operating income and income from continuing operations by $179 million.

 . The Sprint FON group recorded nonrecurring charges of $20 million in 1997 and $60 million in 1996 related to litigation within Sprint's long distance division. These charges reduced income from continuing operations by $13 million in 1997 and $36 million in 1996. In 1995, the Sprint FON group recorded a nonrecurring charge of $88 million related to a restructuring within Sprint's local telephone division. This reduced income from continuing operations by $55 million.

 .   In 1998, the Sprint FON group recorded net nonrecurring gains of $104 million mainly from the sale of local exchanges. This increased income from continuing operations by $62 million. In 1997, the Sprint FON group recorded nonrecurring gains of $71 million mainly from sales of local exchanges and various investments. These gains increased income from continuing operations by $44 million. In 1994, the Sprint FON group recognized a $35 million gain on the sale of equity securities, which increased income from continuing operations by $22 million.

   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page . .

                           At or for the
                            Nine Months
                               Ended
                           September 30,             At or for the Year
                            (unaudited)              Ended December 31,
                          ---------------- -----------------------------------------
                           1999     1998    1998     1997     1996    1995    1994
                          -------  ------- -------  -------  ------- ------- -------
                                   (In millions, except per share data)
Operating results:
Net operating revenues..  $14,756  $12,600 $17,134  $14,874  $13,887 $12,735 $11,965
Operating income
 (loss).................     (126)     547     190    2,451    2,267   1,834   1,691
Income (loss) before
 extraordinary items....     (624)     661     450      952    1,191     946     899
Pro forma earnings
 (loss) per common
 share(1):
Income (loss) before
 extraordinary items
  Sprint FON group
   (basic)..............     1.33     1.31    1.80     1.59     1.55    1.38    1.30
  Sprint FON group
   (diluted)............     1.31     1.29    1.78     1.57     1.54    1.37    1.28
  Sprint PCS group
   (basic and diluted)..    (1.96)  (1.49)   (2.21)   (1.98)     --      --      --
Pro forma dividends per
 common share...........    0.375    0.375    0.50     0.50     0.50    0.50    0.50
Financial position:
Total assets............  $37,984          $33,230  $18,274  $16,915 $15,074 $14,425
Property, plant and
 equipment, net.........   20,776           18,983   11,494   10,464   9,716  10,259
Total debt..............   15,381           12,189    3,880    3,274   5,668   4,927
Common stock and other
 stockholders' equity...   13,766           12,448    9,025    8,520   4,643   4,525

--------
(1) Pro forma amounts do not give effect to the merger. Pro forma earnings per share for the Sprint FON group assumes the shares of Sprint FON common stock created in the Sprint PCS restructuring existed for all periods presented. Pro forma loss per share for the Sprint PCS group assumes the Sprint PCS restructuring and the write-off of $179 million of acquired in-process research and development costs occurred at the beginning of 1997. These pro forma amounts are for comparative purposes only and do not necessarily represent what actual results of operations would have been had the transactions occurred at the beginning of 1997, nor do they indicate the results of future operations.

 Sprint FON Group

   The selected historical financial data of the Sprint FON group set forth below have been derived from the historical combined financial statements of the Sprint FON group, as they appeared in Sprint's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1998 and Sprint's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended September 30, 1999 and September 30, 1998. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year.

   The Sprint FON group and the Sprint PCS group did not exist in years ended before 1998. The creation of the Sprint FON group and the Sprint PCS group, and the recapitalization of Sprint common stock into Sprint FON common stock and Sprint PCS common stock, occurred in the November 1998 Sprint PCS restructuring. As a result, several prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

   In the second quarter of 1999, Sprint effected a two-for-one stock split of its Sprint FON common stock. As a result, basic and diluted earnings per common share, weighted average common shares and dividends per common share for Sprint FON common stock have been restated for periods before the stock split.

   Other significant events affecting Sprint FON group historical earnings trends included the following:

 . The Sprint FON group recorded nonrecurring charges of $20 million in 1997 and $60 million in 1996 related to litigation within Sprint's long distance division. These charges reduced income from continuing operations by $13 million in 1997 and $36 million in 1996. In 1995, the Sprint FON group recorded a nonrecurring charge of $88 million related to a restructuring within Sprint's local telephone division. This charge reduced income from continuing operations by $55 million.

 . In 1998, the Sprint FON group recorded net nonrecurring gains of $104 million mainly from the sale of local exchanges. These gains increased income from continuing operations by $62 million. In 1997, the Sprint FON group recorded nonrecurring gains of $71 million mainly from sales of local exchanges and various investments. These gains increased income from continuing operations by $44 million. In 1994, the Sprint FON group recognized a $35 million gain on the sale of equity securities, which increased income from continuing operations by $22 million.

   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information" beginning on page . .

                             At or for the
                              Nine Months
                          Ended September 30,           At or for the Year
                              (unaudited)               Ended December 31,
                          ------------------- ---------------------------------------
                            1999      1998     1998    1997    1996    1995    1994
                          --------- --------- ------- ------- ------- ------- -------
                                     (In millions, except per share data)
Operating results:
Net operating revenues..  $  12,757 $  11,876 $16,017 $14,874 $13,887 $12,735 $11,965
Operating income........      2,199     2,088   2,760   2,470   2,268   1,834   1,691
Income before
 extraordinary items....      1,151     1,135   1,540   1,372   1,311     966     899
Pro forma earnings per
 common share(1):
Income before
 extraordinary items
  Basic.................       1.33      1.31    1.80    1.59    1.55    1.38    1.30
  Diluted...............       1.31      1.29    1.78    1.57    1.54    1.37    1.28
Number of weighted
 average shares
  Basic.................      866.4     861.5   854.0   860.5   843.4   697.5   692.1
  Diluted...............      884.3     877.5   868.9   873.0   854.0   702.5   699.9
Pro forma dividends per
 common share...........      0.375     0.375    0.50    0.50    0.50    0.50    0.50
Financial position:
Total assets............  $  21,438           $19,001 $16,581 $15,655 $14,101 $14,374
Property, plant and
 equipment, net.........     13,451            12,464  11,307  10,464   9,716  10,259
Total debt..............      5,719             4,442   3,880   3,274   5,668   4,927
Group equity............     10,095             9,024   7,639   7,332   3,677   4,474

--------
(1) Pro forma amounts do not give effect to the merger. Pro forma earnings per share and dividends for the Sprint FON group assume that the shares of Sprint FON common stock created in the Sprint PCS restructuring existed for all periods presented.

 Sprint PCS Group

   The selected historical financial data of the Sprint PCS group set forth below have been derived from the historical combined financial statements of the Sprint PCS group, as they appeared in Sprint's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the four fiscal years in the period ended December 31, 1998 and Sprint's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the periods ended September 30, 1999 and September 30, 1998. The selected financial data at and for the year ended December 31, 1994 have been derived from the unaudited Sprint PCS group combined financial statements. Results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year.

  The Sprint FON group and the Sprint PCS group did not exist in years ended before 1998. The creation of the Sprint FON group and the Sprint PCS group, and the recapitalization of Sprint common stock into Sprint FON common stock and Sprint PCS common stock, occurred in the November 1998 Sprint PCS restructuring. As a result, several prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. As a result, basic and diluted earnings per common share and weighted-average common shares for Sprint PCS common stock have been restated for periods before the stock split.

   Operating results for 1998 include the operating results of Sprint Spectrum Holding Company, L.P. and PhillieCo., L.P., which we together refer to as "Sprint Spectrum", on a consolidated basis for the entire year. Before the Sprint PCS restructuring on November 23, 1998, Sprint Spectrum was owned approximately 40% by Sprint and approximately 60% by affiliates or associates of persons that now hold Sprint series 2 PCS common stock. The share of Sprint Spectrum losses attributable to these holders through the date of the Sprint PCS restructuring has been reflected as "Other partners' loss in Sprint PCS group" in the combined statements of operations. Sprint's investment in Sprint Spectrum before the Sprint PCS restructuring was accounted for using the equity method. Sprint Spectrum's financial position at year-end 1998 has been reflected on a consolidated basis in the Sprint PCS group's combined balance sheets.

   Other significant events affecting Sprint PCS group historical earnings trends included the following:

 .  In 1998, the Sprint PCS group recorded a nonrecurring charge to write off
   $179 million of acquired in-process research and development costs related to the Sprint PCS restructuring. This charge increased operating loss and loss before extraordinary items by $179 million.


   You should read the financial information in this section along with the historical financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page . .

                             At or for the
                              Nine Months
                          Ended September 30,         At or for the Year
                              (unaudited)             Ended December 31,
                          --------------------  -----------------------------------
                            1999       1998      1998     1997    1996   1995  1994
                          ---------  ---------  -------  ------  ------  ----  ----
                                 (In millions, except per share data)
Operating results:
Net operating revenues..  $   2,184  $     788  $ 1,225  $   --  $   --  $ --  $ --
Operating loss..........     (2,325)    (1,541)  (2,570)    (19)     (1)   --    --
Other partners' loss in
 Sprint PCS group ......         --      1,008    1,251      --      --    --    --
Equity in loss of Sprint
 PCS group .............         --         --       --    (660)   (192)  (31)   (1)
Loss before
 extraordinary items....     (1,786)      (474)  (1,092)   (420)   (120)  (20)   --
Pro forma loss per
 common share before
 extraordinary items(1):
Basic and diluted loss
 per common share.......      (1.96)     (1.49)   (2.21)  (1.98)     --    --    --
Basic and diluted
 weighted average common
 shares.................      910.3      831.6    831.6   830.8      --    --    --
Financial position:
Total assets............  $  17,460             $15,138  $1,703  $1,260  $974  $ 51
Property, plant and
 equipment, net.........      7,351               6,535     187      --    --    --
Total debt..............      9,808               8,195      --      --    --    --
Group equity............      3,966               3,755   1,386   1,188   966    51

--------
(1) Pro forma amounts do not give effect to the merger. Pro forma loss per share for the Sprint PCS group assumes the Sprint PCS restructuring, and the purchase of 5.1 million shares of Sprint PCS common stock by France Telecom and Deutsche Telekom that occurred in connection with the Sprint PCS restructuring and the write-off of $179 million of acquired in-process research and development costs occurred at the beginning of 1997. These pro forma amounts are for comparative purposes only and do not necessarily represent what actual results of operations would have been had the transactions occurred at the beginning of 1997, nor do they indicate the results of future operations.

 MCI WorldCom and Sprint Pro Forma Condensed Combined

   The following selected unaudited pro forma condensed combined financial data of MCI WorldCom and Sprint combine the consolidated financial information of MCI WorldCom for the year ended December 31, 1998 and at or for the nine-month period ended September 30, 1999, with the consolidated financial information of Sprint for the year ended December 31, 1998, and at or for the nine-month period ended September 30, 1999. The selected unaudited pro forma condensed combined financial data are derived from the unaudited pro forma combined condensed financial statements contained elsewhere in this proxy statement/prospectus. We have prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting. This pro forma information does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

   The unaudited pro forma condensed combined financial information does not purport to represent what the combined company's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

   On November 18, 1999, the MCI WorldCom board of directors authorized a three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All pro forma condensed combined per share data have been retroactively restated to reflect these stock splits.

   You should read the financial information in this section along with historical and unaudited pro forma condensed combined financial statements and accompanying notes, either incorporated by reference or included in this proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page . and "Where You Can Find More Information" beginning on page . .

                                        Pro Forma
                             -------------------------------
                                               At or for the
                                                Nine Months
                                  For the         Ended
                                Year Ended     September 30,
                             December 31, 1998     1999
                             ----------------- -------------
                             (In millions, except per share
                                          data)
Revenues:...................
  WorldCom group............      $33,390         $39,466
  WorldCom PCS group........        1,225           2,184
  Inter-group eliminations..         (108)           (185)
  WorldCom consolidated.....       34,507          41,465
Income (loss) before
 extraordinary items (after
 preferred dividend
 requirement):
 Total:
  WorldCom group............       (4,010)          1,585
  WorldCom PCS group........       (3,376)         (3,424)
  Inter-group eliminations..          --              --
  WorldCom consolidated.....       (7,386)         (1,839)
 Per common share:
  Basic
    WorldCom group..........        (1.19)           0.37
    WorldCom PCS group......        (4.06)          (3.76)
  Diluted
    WorldCom group..........        (1.19)           0.36
    WorldCom PCS group......        (4.06)          (3.76)
Balance sheet data:
Total assets................                     $224,178
Long-term debt..............                       27,621
Shareholders' equity........                      162,315

                      RISK FACTORS RELATING TO THE MERGER

   In addition to the other information included and incorporated by reference in this proxy statement/prospectus, MCI WorldCom shareholders and Sprint stockholders should consider carefully the matters described below in determining whether to approve or adopt the merger agreement.

 . Sprint FON common stockholders may receive WorldCom group common stock in the merger with an initial value less than $76. If the average trading price of MCI WorldCom common stock used to calculate the FON exchange ratio is less than $41.4350, the FON exchange ratio will be fixed at 1.8342. If this occurs, and the price of MCI WorldCom common stock at the completion of the merger is less than $41.4350, the initial value of the WorldCom group common stock to be received by Sprint FON common stockholders will be less than $76.

 In addition, the price of MCI WorldCom common stock at the completion of the merger could be lower than the average trading price used to determine the FON exchange ratio. Therefore, even if the average trading price used to determine the FON exchange ratio is greater than $41.4350, Sprint FON common stockholders could also receive WorldCom group common stock with an initial value of less than $76.

 The price of MCI WorldCom common stock at the completion of the merger may vary from the respective prices on the date of this proxy statement/prospectus, the date of the special meetings and the date on which the FON exchange ratio is determined. These variances may be due to a number of factors, including:

  -- changes in the business, operations or prospects of MCI WorldCom or Sprint

  -- market assessments of the likelihood that the merger will be completed and the timing of the completion of the merger

  -- the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies due to the merger

  -- general market and economic conditions and other factors or

  -- the prospects of post-merger operations.

 In addition, the stock market has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price of the MCI WorldCom common stock before the merger.

 . The FON exchange ratio could be significantly different from what it would be if determined before the special meetings. Because the FON exchange ratio will not be determined until the third trading day before the completion of the merger, you must decide whether or not to approve or adopt the merger agreement before knowing the actual FON exchange ratio. Changes in the price of MCI WorldCom common stock between the date of this proxy statement/prospectus and the completion of the merger may cause the actual FON exchange ratio to differ significantly from the FON exchange ratio that would have existed if it had been calculated on or before the special meetings.

 . The fixed PCS exchange ratio may result in Sprint PCS common stockholders receiving WorldCom group common stock in the merger that is worth less at the completion of the merger than on the date of this proxy statement/prospectus. Holders of Sprint PCS common stock will receive a fixed fraction of a share of WorldCom group common stock in the merger for each share of Sprint PCS common stock they hold. Any decrease in the price of MCI WorldCom common stock before the completion of the merger will directly reduce the value of the WorldCom group common stock to be received by Sprint PCS common stockholders in the merger. The price of MCI WorldCom common stock at the completion of the merger may be lower than the price on the date of this proxy statement/prospectus for a number of reasons discussed above in the first risk factor. Many of these reasons are beyond our control.

 . The failure to successfully integrate MCI WorldCom and Sprint by managing the significant challenges of that integration may result in WorldCom not achieving the anticipated potential benefits of the merger. MCI WorldCom and Sprint will face significant challenges in consolidating functions, integrating their organizations, procedures, operations and product lines in a timely and efficient manner, and retaining key MCI WorldCom and Sprint personnel. The integration of MCI WorldCom and Sprint will be complex and time-consuming. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, level of expenses and operating results of WorldCom.

 . The merger is subject to the receipt of consents and approvals from various government entities, which may jeopardize or delay completion of the merger or reduce the anticipated benefits of the merger. Completion of the merger is conditioned upon filings with, and the receipt of required consents, orders, approvals or clearances from various governmental agencies, both foreign and domestic, including the FTC, the Antitrust Division, European antitrust authorities, the Federal Communications Commission and state public utility or service commissions. These consents, orders, approvals and clearances may impose conditions on or require divestitures relating to the divisions, operations or assets of MCI WorldCom or Sprint. Such conditions or divestitures may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. The merger agreement provides that neither MCI WorldCom nor Sprint is required to agree to any such condition or divestiture that individually or in the aggregate would reasonably be expected to materially impair MCI WorldCom's or Sprint's ability to achieve the overall benefits expected to be realized from the completion of the merger.

 . Holders of different classes of WorldCom capital stock may have competing interests resulting in one class benefiting over the other. After completion of the merger, potential conflicts of interest may arise between holders of WorldCom group common stock and holders of WorldCom PCS group common stock with respect to, among other things, the payment of dividends, formulation of policies affecting the two business groups, conversion of WorldCom PCS group common stock into WorldCom group common stock, asset dispositions and operational and financial decisions of the WorldCom board of directors. For a description of potential conflicts of interest between the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock, see "Tracking Stock Matters". After the merger, each of the members of the WorldCom board of directors is expected to have a greater economic interest in the WorldCom group than in the WorldCom PCS group, and these disproportionate ownership interests could give rise to potential claims of conflicts of interests when directors address decisions having different implications for these different classes.

 . Events at one business group could adversely affect the other group and the market price of its securities, because both WorldCom group common stock and WorldCom PCS group common stock will be stock of a single corporation. After the merger, the WorldCom group and the WorldCom PCS group will be part of one legal entity that is responsible for all of the liabilities for both groups. WorldCom group common stock will not represent a direct legal interest in the assets and liabilities of the WorldCom group, and WorldCom PCS common stock will not represent a direct legal interest in the assets and liabilities of the WorldCom PCS group. Rather, both kinds of shares will be common stock of WorldCom. Holders of the WorldCom group common stock and holders of the WorldCom PCS group common stock will therefore be subject to the risks associated with an investment in WorldCom as a whole. For example, events that adversely affect the results or financial condition of the WorldCom PCS group could have a material adverse effect on the market price of WorldCom group common stock.

 . The market price of WorldCom group common stock and WorldCom PCS group common stock may not accurately reflect the performance of these groups. There can be no assurance that WorldCom group common stock or WorldCom PCS group common stock will accurately "track" the performance of a particular business group. As a result, there is a risk that the market may assign values to WorldCom group common stock or WorldCom PCS group common stock that are not based on the reported financial performance of that business group.

 . The WorldCom PCS group will likely continue to experience operating losses and negative cash flow from operations. MCI WorldCom expects that, after the merger, the WorldCom PCS group will continue to build its network and expand its customer base, causing it to continue to incur significant operating losses and to generate significant negative cash flow from operating activities for the next 9 to 18 months, which could adversely affect the results and financial condition of WorldCom as a whole. There can be no assurance that the WorldCom PCS group will achieve or sustain operating profitability or positive cash flow from operating activities in the future.

 . The WorldCom PCS group's continuing need for significant capital could adversely affect the earnings and cash flow for the WorldCom PCS group. The operation and expansion of the WorldCom PCS group's network and marketing and distribution efforts will continue to require substantial capital. Substantial additional capital may be required for, among other things:

  -- unforeseen delays or costs, engineering design changes and technological and other risks relating to continued buildout of the PCS network

  -- regulatory changes relating to the requirements for network buildout

  -- PCS licenses or system acquisitions and

  -- system development and acquisition or buildout of additional network capacity required by call volumes in markets already served.

 . Future sales of substantial amounts of WorldCom capital stock could adversely affect the market prices of WorldCom capital stock. After the merger, sales of substantial amounts of WorldCom group common stock or WorldCom PCS group common stock in the public market by significant shareholders, or the public perception that these sales might occur, could adversely affect the market prices of these shares and WorldCom's ability to raise capital through public offerings or other sales of its capital stock. After the merger, the holders of shares of WorldCom series 2 common stock and WorldCom series 2 PCS common stock, which we refer to as the "cable holders", will be able to sell these shares freely. In addition, France Telecom and Deutsche Telekom will be permitted, at any time following the merger, to sell their shares of WorldCom PCS group common stock and, after the earlier of 45 days following the completion of the merger and January 31, 2001, to sell their shares of WorldCom common stock. France Telecom and Deutsche Telekom are required to advise WorldCom in advance regarding any significant sales of WorldCom capital stock before December 31, 2001.

  Based on the number of outstanding shares of Sprint capital stock, MCI WorldCom capital stock, the MCI WorldCom common stock price and an assumed FON exchange ratio of . , in each case as of the Sprint record date, these investors, based on their current holdings, will own shares representing approximately . % of WorldCom group common stock and approximately . % of WorldCom PCS group common stock. Each of these investors will have registration rights, subject to various conditions, that will permit them to require WorldCom to register for sale any or all of their shares of WorldCom capital stock at any time, subject to various exceptions, and to participate in public offerings of their shares. These registration rights are assignable by these investors to third parties at any time.

  France Telecom and Deutsche Telekom have publicly disclosed that they do not intend to remain long-term investors in Sprint or WorldCom. Tele-Communications, Inc., one of the cable holders, transferred its shares of Sprint series 2 PCS common stock to a trust in connection with its merger with AT&T. Under a settlement agreement with the Department of Justice, the trust is required to divest all of its shares of Sprint series 2 PCS common stock on or before May 2004, and must divest approximately half of its shares by May 2002. There is no limit on the number of shares that may be sold by the trust in any given period. This trust arrangement, together with (1) the transferability after the merger of the shares of WorldCom capital stock held by the cable holders, France Telecom and Deutsche Telekom, (2) the significant registration rights of these investors and (3) the public disclosure by France Telecom and Deutsche Telekom described above, increase the likelihood that sales of substantial amounts of WorldCom group common stock and WorldCom PCS group common stock into the public market will occur or be perceived as likely to occur.

 . Tracking stock policies generally may be changed by WorldCom without shareholder approval and any such changes may affect adversely the rights of holders of one or more classes of WorldCom capital stock. The tracking stock policies described in this proxy statement/prospectus will govern the relationship between the WorldCom group and the WorldCom PCS group and other "tracking stock" matters. Provisions of the tracking stock policies relating to tax matters and provisions regarding the allocation of debt expense may not be modified, suspended or rescinded, nor may additions or exceptions be made to these provisions, before December 31, 2001. The remaining policies may be modified, suspended or rescinded, or additions or exceptions made to them, at any time in the sole discretion of the WorldCom board of directors without approval of the stockholders, although there is no present intention to do so. The WorldCom board of directors may also adopt additional policies depending upon the circumstances. Any determination of the WorldCom board of directors to modify, suspend or rescind these policies, or to make exceptions or adopt additional policies, including any decision that would have different effects on holders of WorldCom group common stock and the WorldCom PCS group common stock, would be made by the WorldCom board of directors in a manner consistent with its fiduciary duties to WorldCom and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of WorldCom, including the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock. See "Tracking Stock Matters--The Tracking Stock Policies and the Capital Stock Committee".

 . It is possible that the merger will be taxable to holders of Sprint fifth series preferred stock. The U.S. federal income tax consequences applicable to a holder of Sprint fifth series preferred stock will depend on whether the WorldCom series 5 preferred stock received in the merger by holders of such Sprint preferred stock is classified as stock for U.S. federal income tax purposes. Because of the short period of time between the completion date of the merger and the mandatory redemption date of the WorldCom series 5 preferred stock, MCI WorldCom's counsel cannot render an opinion as to the proper U.S. federal income tax classification of the WorldCom series 5 preferred stock. If the WorldCom series 5 preferred stock is not classified as stock for U.S. federal income tax purposes, the merger will be taxable to holders of Sprint fifth series preferred stock.

 . This proxy statement/prospectus contains forward-looking statements which may differ materially from future results of MCI WorldCom and/or Sprint. The forward-looking statements concerning MCI WorldCom and Sprint within the meaning of the Private Securities Litigation Reform Act of 1995 relate to:

  -- their financial condition

  -- their results of operations

  -- their business plans

  -- their business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing services and products

  -- the plans and objectives of their management

  -- markets for stock of MCI WorldCom and Sprint

  -- the financial and regulatory environment in which they operate

  -- MCI WorldCom's estimated costs to complete or possible future revenues from in-process research and development programs

  -- the likelihood of completion of those programs and

  -- other matters.

 Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by section 21E of the Exchange Act and section 27A of the Securities Act. Such forward-looking statements, including those relating to the future business prospects, revenues and income, in each case relating to MCI WorldCom and Sprint, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of MCI WorldCom and Sprint and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus.

 Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include:

  -- the ability to integrate the operations of MCI WorldCom and Sprint, including their respective products and services

  -- the effects of vigorous competition in the markets in which MCI WorldCom and Sprint operate

  -- the impact of technological change on MCI WorldCom's and Sprint's businesses, new entrants and alternative technologies in their respective businesses and their dependence on the availability of transmission facilities

  -- uncertainties associated with the success of other acquisitions of MCI
     WorldCom and the integration of these other acquisitions

  -- risks of international business

  -- regulatory risks, including the impact of the Telecommunications Act of
     1996

  -- contingent liabilities

  -- the impact of competitive services and pricing in both MCI WorldCom's and Sprint's markets

  -- risks associated with debt service requirements and interest rate fluctuation

  -- MCI WorldCom's degree of financial leverage and

  -- other risks referenced from time to time in MCI WorldCom's and Sprint's filings with the Securities and Exchange Commission.

 Words such as "estimate", "project", "plan", "intend", "expect", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated herein by reference, including the Annual Report on Form 10-K for the year ended December 31, 1998 of each of MCI WorldCom and Sprint, including any amendments.

 You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

                        THE MCI WORLDCOM SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to shareholders of MCI WorldCom as part of the solicitation of proxies by the MCI WorldCom board of directors for use at the MCI WorldCom special meeting.

Date, Time and Place

   We will hold the MCI WorldCom special meeting on . , . , 2000, at . a.m., local time, at 500 Clinton Center Drive, Clinton, Mississippi.

Purpose of MCI WorldCom Special Meeting

   At the MCI WorldCom special meeting, we are asking holders of MCI WorldCom common stock and MCI WorldCom series B preferred stock to approve the merger agreement. See "The Merger" and "The Merger Agreement".

   The vote to approve the merger agreement will also constitute approval of the issuance of shares of WorldCom capital stock in the merger and amendment of the MCI WorldCom articles of incorporation. The amended WorldCom articles of incorporation which reflect that amendment are attached as Annex 2 to this proxy statement/prospectus.

   The MCI WorldCom board of directors has adopted the merger agreement, and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of MCI WorldCom and its shareholders. The MCI WorldCom board of directors recommends that MCI WorldCom shareholders vote FOR the approval of the merger agreement.

MCI WorldCom Record Date; Stock Entitled to Vote; Quorum

   Only holders of record of MCI WorldCom common stock and MCI WorldCom series B preferred stock at the close of business on . , the MCI WorldCom record date, are entitled to notice of and to vote at the MCI WorldCom special meeting. On the MCI WorldCom record date, approximately . shares of MCI WorldCom common stock and approximately . shares of MCI WorldCom series B preferred stock were issued and outstanding and held by approximately . holders of record and . holders of record, respectively.

   A quorum will be present at the MCI WorldCom special meeting if the holders of shares representing a majority of the votes entitled to be cast on the matter on the MCI WorldCom record date are represented in person or by proxy. If a quorum is not present at the MCI WorldCom special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

   Holders of record of MCI WorldCom common stock and MCI WorldCom series B preferred stock on the MCI WorldCom record date are entitled to one vote per share at the MCI WorldCom special meeting on the proposal to approve the merger agreement.

Votes Required

   The approval of the merger agreement requires the affirmative vote of holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock, voting together as a single voting group, representing a majority of all votes entitled to be cast at the MCI WorldCom special meeting. If an MCI WorldCom shareholder abstains from voting or does not vote (either in person or by proxy), it will count as a vote against the approval of the merger agreement.

Voting by MCI WorldCom Directors and Executive Officers

   At the close of business on the MCI WorldCom record date, directors and executive officers of MCI WorldCom and their affiliates owned and were entitled to vote approximately . shares of MCI WorldCom common stock, which represented approximately . % of the shares of MCI WorldCom common stock outstanding on that date. At the close of business on the MCI WorldCom record date, directors and executive officers of MCI WorldCom and their affiliates did not own and were not entitled to vote any shares of MCI WorldCom series B preferred stock. Each MCI WorldCom director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of MCI WorldCom common stock owned by him or her for the approval of the merger agreement.

Voting of Proxies

   All shares represented by properly executed proxies received in time for the MCI WorldCom special meeting will be voted at the MCI WorldCom special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

   If you are a record holder of shares of MCI WorldCom common stock or MCI WorldCom series B preferred stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

  . in person

  . by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope or

  . by telephone or via the Internet by following the instructions printed on the enclosed proxy.

   Shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock represented at the MCI WorldCom special meeting but not voting, including shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the MCI WorldCom special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

   Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of the approval of the merger agreement. Brokers who hold shares of MCI WorldCom common stock or shares of MCI WorldCom series B preferred stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and will be equivalent to a vote against the approval of the merger agreement.

   The persons named as proxies by an MCI WorldCom shareholder may propose and vote for one or more adjournments of the MCI WorldCom special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any such adjournment or postponement.

   MCI WorldCom does not expect that any matter other than the proposal to approve the merger agreement will be brought before the MCI WorldCom special meeting. If, however, the MCI WorldCom board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

   The grant of a proxy on the enclosed proxy does not preclude an MCI WorldCom shareholder from voting in person at the MCI WorldCom special meeting. An MCI WorldCom shareholder may revoke a proxy at any time before the vote at the MCI WorldCom special meeting by:

  . delivering to the Secretary of MCI WorldCom a duly executed revocation of proxy

  . submitting a duly executed proxy to MCI WorldCom bearing a later date

  . appearing at the MCI WorldCom special meeting and voting in person

  . calling the toll-free number on the enclosed proxy and changing your vote, even if you did not previously vote by telephone or

  . submitting a later vote via the Internet.

   Attendance at the MCI WorldCom special meeting will not in and of itself revoke a proxy.

Solicitation of Proxies

   MCI WorldCom will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of MCI WorldCom and its subsidiaries may solicit proxies from MCI WorldCom shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and MCI WorldCom will reimburse them for their reasonable out-of-pocket expenses.

   MCI WorldCom will mail a copy of this proxy statement/prospectus to each holder of record of MCI WorldCom common stock and MCI WorldCom series B preferred stock on the MCI WorldCom record date.

   MacKenzie Partners, Inc. will assist in the solicitation of proxies by MCI WorldCom. MCI WorldCom will pay MacKenzie Partners fees estimated at $10,000, plus reimbursement of out-of-pocket expenses, and will indemnify MacKenzie Partners against any losses arising out of its proxy soliciting services on behalf of MCI WorldCom.

                           THE SPRINT SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to stockholders of Sprint as part of the solicitation of proxies by the Sprint board of directors for use at the Sprint special meeting.

Date, Time and Place

   We will hold the Sprint special meeting on . , . , 2000, at . a.m., local time, at Sprint World Headquarters, 2330 Shawnee Mission Parkway, Westwood, Kansas.

Purpose of Sprint Special Meeting

   At the Sprint special meeting, we are asking holders of record of Sprint common stock and Sprint preferred stock entitled to vote to consider and vote on the following three proposals:

  . To adopt the merger agreement between MCI WorldCom and Sprint, which provides for the merger of Sprint with and into MCI WorldCom. The Sprint board of directors has approved the merger agreement and has determined that the merger and the merger agreement are advisable, fair to and in the best interests of Sprint and all of its stockholders. The Sprint board of directors recommends that Sprint stockholders vote FOR the adoption of the merger agreement.

  . To approve the amendments to the Sprint articles of incorporation and Sprint bylaws, which are being amended in connection with changes to the investment in Sprint by France Telecom and Deutsche Telekom. The Sprint board of directors has approved the amendments to the Sprint articles of incorporation and Sprint bylaws. The Sprint board of directors recommends that Sprint stockholders vote FOR the approval of the amendments to the Sprint articles of incorporation and Sprint bylaws.

  . To approve the amendments to the Sprint employees stock purchase plan, which is being amended to increase the number of shares of Sprint PCS common stock authorized to be issued under the plan and to change the date on which options are granted under the plan. The Sprint board of directors has approved the amendments to the Sprint employees stock purchase plan. The Sprint board of directors recommends that Sprint stockholders vote FOR the approval of the amendments to the Sprint employees stock purchase plan.

Sprint Record Date; Stock Entitled to Vote; Quorum

   Only holders of record of Sprint capital stock entitled to vote at the close of business on . , the Sprint record date, are entitled to notice of and to vote at the Sprint special meeting and any adjournments or postponements of the Sprint special meeting. On the Sprint record date, there were approximately . holders of record of Sprint common stock and . holders of record of Sprint preferred stock, not including record holders of Sprint first series preferred stock and Sprint second series preferred stock.

   A quorum will be present at the Sprint special meeting if shares representing a majority of the votes entitled to be cast on the matter are represented in person or by proxy. If a quorum is not present at the Sprint special meeting, we expect that the Sprint special meeting will be adjourned or postponed to solicit additional proxies.

   The following table sets forth, as of the Sprint record date, the share ownership, vote per share and the percentage of voting power of the holders of Sprint capital stock entitled to vote at the Sprint special meeting:

                                                              Percentage of
           Series/Class of           Number of      Votes Per Sprint Voting
           Sprint Stock(1)       Shares Outstanding   Share     Power(2)
           ---------------       ------------------ --------- -------------
      Series 1 FON                       .              1          .  %
      Series 3 FON                       .              1          .  %

      Series 1 PCS                       .              .          .  %
      Series 2 PCS                       .              .          .  %
      Series 3 PCS                       .              .          .  %

      FT/DT class A                      .              .          .  %

      Fifth series preferred             .              1          .  %
      Seventh series preferred
        Series 1 PCS underlying          .              .          .  %
        Series 2 PCS underlying          .              .          .  %
                                       -----                     ------
                                         .                         .  %
                                       =====                     ======

--------
(1) The Sprint first series preferred stock and Sprint second series preferred stock will be redeemed before the Sprint special meeting.
(2)  Percentages may not total due to rounding.

Votes Required

   The adoption of the merger agreement requires the affirmative vote of holders of shares representing a majority of the total voting power of Sprint common stock and Sprint preferred stock entitled to vote at the Sprint special meeting, voting together as a single voting group. If a Sprint stockholder abstains from voting or does not vote (either in person or by proxy), it will count as a vote against the adoption of the merger agreement.

   The approval of the amendments to the Sprint articles of incorporation and Sprint bylaws requires the affirmative vote of (1) holders of shares representing a majority of the total voting power of Sprint common stock and Sprint preferred stock entitled to vote at the Sprint special meeting and (2) holders of shares of Sprint class A common stock, Sprint class A common stock--series DT, Sprint series 3 FON common stock and Sprint series 3 PCS common stock representing two-thirds of the total voting power of such stock entitled to vote at the Sprint special meeting, voting as a single class. If a Sprint stockholder abstains from voting or does not vote (either in person or by proxy), it will count as a vote against the proposed amendments to the Sprint articles of incorporation and Sprint bylaws.

   The approval of the amendments to the Sprint employees stock purchase plan requires the affirmative vote of the holders of shares representing a majority of the total voting power of Sprint common stock and Sprint preferred stock present and entitled to vote at the Sprint special meeting, voting together as a single voting group.

Agreement to Vote Shares Held By France Telecom and Deutsche Telekom and Proxy

   In the Sprint master transfer agreement, France Telecom and Deutsche Telekom have agreed to vote their shares at the Sprint special meeting:

     1. for the adoption of the merger agreement

     2. for approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws

    3. for approval of any other matter that has been recommended by the Sprint board of directors (other than a disposition of assets or businesses) and that is necessary to implement the matters set forth in paragraphs 1 and 2 above

     4. for approval of the proposed amendments to the Sprint employees stock purchase plan and

    5. against approval or adoption of any proposal made in opposition to or in competition with the merger that has not been approved or recommended by the Sprint board of directors.

   The obligations of France Telecom and Deutsche Telekom to vote their shares as described in paragraphs 1, 3 (as it relates to paragraph 1) and 5 above will terminate:

  . if the merger agreement is amended or modified in such a manner that (1) reduces the amount or changes the nature of the consideration received by France Telecom and Deutsche Telekom in the merger, (2) conflicts with the rights of France Telecom and Deutsche Telekom under the Sprint master transfer agreement, (3) otherwise materially and adversely affects France Telecom or Deutsche Telekom or (4) treats France Telecom or Deutsche Telekom in a manner different from other Sprint stockholders which is adverse to them

  .  if the merger agreement terminates or

  . upon the later of (1) December 31, 2000 and (2) the earlier of (a) December 31, 2001 and (b) the time that the Sprint stockholders have voted upon the merger agreement, whether or not the merger agreement is adopted.

   The obligation of France Telecom and Deutsche Telekom to vote their shares as described in paragraph 4 above will terminate immediately after the Sprint stockholders have voted on the amendments to the Sprint employees stock purchase plan.

   France Telecom and Deutsche Telekom also granted a proxy to four executive officers of Sprint with substantially the same terms as described above. The proxy will terminate on April 30, 2001, unless terminated earlier as described above.

Voting by Sprint Directors and Executive Officers

   At the close of business on the Sprint record date, directors and executive officers of Sprint and their affiliates (other than France Telecom and Deutsche Telekom or their designees) owned and were entitled to vote:

  . . shares of Sprint FON common stock, which represented approximately . % of the total voting power of Sprint capital stock entitled to vote on that date and

  . . shares of Sprint PCS common stock, which represented approximately . % of the total voting power of Sprint capital stock entitled to vote on that date.

   On the Sprint record date, directors and executive officers of Sprint and their affiliates (other than France Telecom and Deutsche Telekom or their designees) did not own and were not entitled to vote any shares of Sprint preferred stock. On the Sprint record date, France Telecom and Deutsche Telekom, each of which may be deemed to be an affiliate of Sprint, owned and were entitled to vote all of the shares of Sprint FT/DT class A stock, Sprint series 3 FON common stock and Sprint series 3 PCS common stock indicated in the above table, which represented approximately 20% of the total voting power of Sprint capital stock entitled to vote on that date. Each Sprint director and executive officer (other than the Sprint directors who are designees of France Telecom and/or Deutsche Telekom) has indicated his or her present intention to vote, or cause to be voted, and France Telecom and Deutsche Telekom have agreed to vote, the Sprint common stock owned by him or her or them for the adoption of the merger agreement and for approval of the other matters being proposed at the Sprint special meeting.

Voting of Proxies

   All shares represented by properly executed proxies received in time for the Sprint special meeting will be voted at the Sprint special meeting in the manner specified by the holders of those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement, approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws and approval of amendments to the Sprint employees stock purchase plan.

   If you are a record holder of shares of Sprint series 1 FON common stock, Sprint series 3 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock, Sprint series 3 PCS common stock, Sprint FT/DT class A stock, Sprint fifth series preferred stock or Sprint seventh series preferred stock, in order for your shares to be included in the vote, you must vote your shares by one of the following means:

  . in person

  . by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope or

  . by telephone or via the Internet by following the instructions printed on the enclosed proxy.

   Shares of Sprint common stock or Sprint preferred stock represented at the Sprint special meeting but not voting, including shares of Sprint common stock or Sprint preferred stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Sprint special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

   Only shares affirmatively voted for the adoption of the merger agreement, for the approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws and for the approval of amendments to the Sprint employees stock purchase plan, including properly executed proxies that do not contain voting instructions, will be counted as votes in favor of the adoption of the merger agreement, for the approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws and for the approval of amendments to the Sprint employees stock purchase plan. Brokers who hold shares of Sprint common stock or Sprint preferred stock in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares on non-routine matters without specific instructions from those customers. These non-voted shares are referred to as "broker non-votes" and have the same effect as votes against the adoption of the merger agreement and against the approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws and have no effect on the outcome of the vote on approval of amendments to the Sprint employees stock purchase plan.

   The persons named as proxies by a Sprint stockholder may propose and vote for one or more adjournments of the Sprint special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

   Sprint does not expect that any matter other than the proposals to adopt the merger agreement, to approve the proposed amendments to the Sprint articles of incorporation and Sprint bylaws and to approve the amendments to the Sprint employees stock purchase plan will be brought before the Sprint special meeting. If, however, the Sprint board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

   The grant of a proxy on the enclosed proxy does not preclude a Sprint stockholder from voting in person at the Sprint special meeting. A Sprint stockholder may revoke a proxy at any time before the vote at the Sprint special meeting by:

  . delivering to the Secretary of Sprint a duly executed revocation of proxy

  . submitting a duly executed proxy to Sprint bearing a later date

  . appearing at the Sprint special meeting and voting in person

  . calling the toll-free number on the enclosed proxy card and changing your vote, even if you did not previously vote by telephone or

  . submitting a later vote via the Internet.

   Attendance at the Sprint special meeting will not in and of itself revoke a proxy.

Solicitation of Proxies

   Sprint will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Sprint and its subsidiaries may solicit proxies from Sprint stockholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and Sprint will reimburse them for their reasonable out-of-pocket expenses.

   Sprint will mail a copy of this proxy statement/prospectus to each holder of record of Sprint common stock and Sprint preferred stock entitled to vote on the Sprint record date.

   D.F. King & Co., Inc. will assist in the solicitation of proxies by Sprint. Sprint will pay D.F. King a fee of $20,000, plus reimbursement of out-of-pocket expenses, and will indemnify D.F. King against any losses arising out of its proxy soliciting services on behalf of Sprint.

   Sprint stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Sprint capital stock certificates will be mailed to Sprint stockholders as soon as practicable after completion of the merger.

                                 THE COMPANIES

MCI WorldCom

   MCI WorldCom is one of the largest telecommunications companies in the United States, serving local, long distance and Internet customers domestically and internationally. Organized in 1983, MCI WorldCom provides telecommunications services to businesses, governments, telecommunications companies and consumer customers through its networks of primarily fiber optic cables, digital microwave and fixed and transportable satellite earth stations. Prior to September 15, 1998, MCI WorldCom was named WorldCom, Inc.

   MCI WorldCom is one of the first major telecommunications companies with the capability to provide consumers and businesses with high quality local, long distance, Internet, data and international communications services over its global networks. With service to points throughout the nation and the world, MCI WorldCom provides telecommunications products and services that include:

  . switched and dedicated long              . advanced billing systems
    distance and local products


                                             . enhanced fax and data
  . dedicated and dial-up Internet             connections
    access


                                             . high speed data communications

  . wireless services

                                             . facilities management

  . 800 services

                                             . local access to long distance
  . calling cards                              companies


  . private lines                            . local access to asynchronous
                                               transfer mode-based backbone
                                               service

  . broadband data services


  . debit cards                              . web server hosting and
                                               integration services


  . conference calling
                                             . dial-up networking services and


  . messaging and mobility services
                                             . interconnection via network
                                               access points to Internet
                                               service providers.


   MCI WorldCom's core business is communications services, which include voice, data, Internet and international services. During each of the last three years, more than 90% of MCI WorldCom's operating revenues were derived from communications services. MCI WorldCom is a holding company for its subsidiaries' operations.

   MCI WorldCom's principal executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056, and its telephone number is (601) 460-5600. Additional information regarding MCI WorldCom is contained in MCI WorldCom's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page . .

Sprint

   Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's business is organized in two groups: the Sprint PCS group and the Sprint FON group.

 The Sprint PCS Group

   The Sprint PCS group markets its wireless PCS telephony products and services under the Sprint(R) and Sprint PCS(R) brand names. The Sprint PCS group operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide utilizing a single frequency band and a single technology. The Sprint PCS group owns licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands. As of December 31, 1999, the Sprint PCS group, together with its affiliates, operated PCS systems in more than 280 metropolitan markets within the United States, including all of the 50 largest metropolitan areas. The services offered by the Sprint PCS group and its affiliates reach areas with a total population of approximately 190 million.

 The Sprint FON Group

   The Sprint FON group consists of all of Sprint's businesses and assets not included in the Sprint PCS group.

   Sprint's long distance division is the nation's third-largest provider of long distance telephone services. In this division, Sprint operates a nationwide, all-digital long distance telecommunications network that uses fiber optic and electronic technology. This division primarily provides domestic and international voice, video and data communications services.

   Sprint's local telecommunications division consists primarily of regulated local telephone companies serving approximately 8 million access lines in 18 states. This division provides local services and access for telephone customers and other carriers to Sprint's local telephone facilities and sells telecommunications equipment and long distance services within specified geographical areas.

   Sprint's product distribution and directory publishing businesses consist of wholesale distribution of telecommunications equipment and publishing and marketing white and yellow page telephone directories.

   Sprint is developing and deploying new integrated communications services, referred to as Sprint ION SM, Integrated On-Demand Network. Sprint ION extends Sprint's existing advanced network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for data, Internet and video communications services. It is also expected to be the foundation for Sprint to provide new competitive local services.

   Other activities of the Sprint FON group include Sprint's investments in EarthLink Network, Inc., an Internet service provider, Call-Net, a long distance provider in Canada, and other telecommunications investments and ventures.

Recent Results

 MCI WorldCom

   The following information reflects selected information for MCI WorldCom's quarter and year ended December 31, 1999.

   For the fourth quarter of 1999, MCI WorldCom's net income was $1.3 billion, or $0.44 per common share. On a full year basis, net income was $3.9 billion, or $1.35 per common share.

   Revenues for the fourth quarter of 1999 were $9.6 billion, and for all of 1999, total revenues were $37.1 billion. MCI WorldCom now receives 40 percent of communications services revenues and more than 80 percent of its incremental communications services revenues from high growth areas such as data, Internet and international revenues.

   Operating income for the fourth quarter of 1999 was $2.4 billion compared with $1.2 billion for the fourth quarter of 1998. Improving revenue mix combined with one of the best cost structures in the industry has driven the operating income, as a percent of revenues, up 11 percentage points to 25 percent. For all of 1999, operating income was $7.9 billion, or 21.3 percent of revenues.

   Earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA", for the fourth quarter of 1999 was $3.5 billion, or 36.2 percent of revenues. This compares with EBITDA of $2.4 billion, or 25.9 percent of revenues, for the fourth quarter of 1998. For all of 1999, EBITDA was $12.2 billion, or 33.0 percent of revenues.

 Sprint

   The following information reflects selected results for the quarter and year ended December 31, 1999 for the Sprint FON group, the Sprint PCS group and Sprint as a whole.

   For the fourth quarter of 1999, the Sprint FON group's revenues increased 8 percent to $4.41 billion from $4.08 billion in the fourth quarter of 1998. For 1999, revenues grew 8 percent to $17.02 billion from $15.76 billion in 1998. Net income was $416 million in the fourth quarter of 1999, an increase of 3 percent from $404 million in the fourth quarter of 1998. Net income for 1999 rose 2 percent to $1.57 billion from $1.54 billion for 1998.

   The Sprint FON group's long-distance division reported an increase in quarterly revenues of over 7 percent to $2.71 billion from $2.52 billion in the fourth quarter of 1998. For 1999, revenues increased 9 percent to $10.57 billion from $9.66 billion in 1998. Operating income was $431 million for the fourth quarter of 1999, a 13 percent improvement from $382 million in the fourth quarter of 1998. Operating income for 1999 increased 20 percent to $1.63 billion from $1.37 billion for 1998. Calling volumes rose 20 percent for the fourth quarter of 1999 and 22 percent for the year compared to the same periods in 1998.

   The Sprint FON group's local telecommunications division reported an increase in revenues in the fourth quarter of 1999 of 7 percent to $1.48 billion compared to $1.38 billion in the fourth quarter of 1998. For 1999, revenues grew by 6 percent to $5.65 billion from $5.33 billion in 1998. Operating income rose 18 percent in the fourth quarter of 1999 to $384 million from $325 million in the fourth quarter of 1998. Operating income for 1999 was $1.50 billion, up 8 percent from $1.38 billion in 1998. Access lines increased
4.9 percent from the fourth quarter of 1998.

   The Sprint FON group's product distribution and directory publishing division reported an increase in revenues of 3 percent in the fourth quarter of 1999 to $422 million from $411 million in the fourth quarter of 1998. Annual revenues were up 3 percent to $1.73 billion from $1.68 billion in 1998. Non-affiliate revenues increased 15 percent in the fourth quarter of 1999 compared to the fourth quarter of 1998 and 12 percent during 1999 compared to 1998. Operating income increased 17 percent to $63 million in the fourth quarter of 1999 from $54 million in the fourth quarter of 1998. Annual operating income was $242 million, an increase of 5 percent from $231 million for 1998.

   The Sprint PCS group's subscriber growth for the fourth quarter of 1999 represented a 24 percent increase over the fourth quarter of 1998. The Sprint PCS group added 1.04 million new subscribers in the fourth quarter of 1999 compared to 836 thousand new subscribers for the fourth quarter of 1998. For 1999, the Sprint PCS group added 3.14 million subscribers to end the year with a total of more than 5.7 million subscribers, a 121 percent increase from 1998. Total net operating revenues were $996 million in the fourth quarter of 1999 compared to $437 million in the fourth quarter of 1998. Annual revenues were $3.18 billion for the year compared to $1.23 billion in 1998. Average monthly revenue per user remained steady at $54 for the fourth quarter of 1999 and the twelve months ended December 31, 1999. Recurring EBITDA was a loss of $501 million for the fourth quarter of 1999 compared to $596 million for the fourth quarter of 1998. For 1999, recurring EBITDA was a loss of $1.71 billion compared to $1.60 billion for 1998. The recurring EBITDA losses for the fourth quarter of 1998 and for the twelve months ended December 31, 1998 excludes the write-off of $179 million of acquired in-process research and development projects in connection with the November 1998 Sprint PCS restructuring. Capital expenditures were $1.0 billion for the fourth quarter of 1999 and $2.65 billion for all of 1999, reflecting the continued expansion of the Sprint PCS group's nationwide wireless network.

   Consolidated net operating revenues for Sprint for 1999 increased 18 percent to $19.93 billion from $16.88 billion in 1998. Revenues for the fourth quarter of 1999 increased 19 percent to $5.32 billion from $4.47 billion in the fourth quarter of 1998.

Material Contracts Between MCI WorldCom and Sprint

 Service Agreements

   MCI WorldCom and Sprint have entered into services agreements with each other and with their affiliates in the ordinary course of their businesses. MCI WorldCom and its subsidiaries have been engaged in transactions with Sprint and its subsidiaries aggregating approximately $422 million in the first nine months of fiscal year 1999, approximately $513 million in fiscal year 1998, approximately $474 million in fiscal year 1997 and approximately $350 million in fiscal year 1996.

 Interim Commercial Arrangements

   Memorandum of Understanding; Further Negotiations are Ongoing. On October 4, 1999, MCI WorldCom and Sprint entered into a memorandum of understanding that sets forth material terms for three commercial agreements entered into between them. These agreements are referred to as the "commercial agreements" and are designed to:

  . enable Sprint to purchase MCI WorldCom's international communications products and services, in an agreement referred to as the "global services agreement"

  . provide for the purchase by the parties of local access and transport services from each other, in an agreement referred to as the "local telecommunications services agreement" and

  . allow MCI WorldCom to offer Sprint's PCS services, in an agreement referred to as the "PCS agreement".

   After MCI WorldCom and Sprint signed the merger agreement, they began negotiations to agree on the terms of more detailed comprehensive agreements. While it is expected that the terms of the comprehensive agreements will be generally consistent with the terms described in the memorandum of understanding, negotiations could result in material changes to those terms. Until replaced by a comprehensive agreement, each of the commercial agreements as described in the memorandum of understanding is binding upon the parties.

   Global Services Agreement. Under the global services agreement, MCI WorldCom will provide to Sprint international and global telecommunications services that are currently offered to others by MCI WorldCom to enable Sprint to resell such services to its customers or utilize such services on its own behalf.

   The international and global products subject to the global service agreement will include, among other things, voice products, data products, IP products, systems solutions and international private lines. Sprint will resell and repackage these MCI WorldCom products and services and will coordinate directly with customers for the provision of these products and services.

   Sprint will determine which services to offer its customers. The arrangements in the global services agreement are not exclusive and there are no minimum volume commitments by Sprint. MCI WorldCom will not restrict the terms, conditions or pricing under which Sprint will provide or resell the service to its customers.

   The services will be provided to Sprint under MCI WorldCom's standard terms and conditions, including its tariffs, unless otherwise agreed by Sprint and MCI WorldCom. MCI WorldCom will provide Sprint with customer service and sales support similar to the support that it provides itself and other resellers. All service or product orders between MCI WorldCom and Sprint will be priced at direct cost, which includes cost of capital and excludes any sales cost.

   The term of the global services agreement is three years. MCI WorldCom and Sprint will cooperate in a transition of customers following the termination of the agreement. The global services agreement will contain standard default language as well as additional early termination provisions linked to several events that result in the termination of the merger agreement.

   No portion of the memorandum of understanding or the global services agreement that would violate any existing obligation of Sprint will be effective until the existing obligation of Sprint has been terminated. The parties' obligations are contingent upon each party obtaining and maintaining all required approvals, consents, licenses and other requirements necessary to perform their obligations.

   Local Telecommunications Services Agreement. The local telecommunications services agreement provides for the purchase by the parties of local access and transport services. Local access and transport services are services offered by local telecommunications carriers that enable a long distance carrier that is carrying a telephone call to complete the call on the local carrier's network, which is referred to as "terminating access", or that enable a long distance carrier to accept onto its network calls that originate on the local carrier's network, which is referred to as "originating access".

   Under the local telecommunications services agreement, Sprint purchases terminating access from MCI WorldCom in order to take advantage of MCI WorldCom's more extensive local network and its agreements for terminating access with various local carriers. The parties expect that the volume of terminating Sprint telephone calls when combined with the volume of terminating MCI WorldCom telephone calls will result in a lower price per telephone call than either company could obtain separately. The parties may also agree that Sprint will sell originating access to MCI WorldCom in the form of digital subscriber line multiple access facilities, which will enable the companies to combine their digital subscriber line volumes in a manner that leads to lower costs than if each company had purchased the facilities separately. Entering into agreements to provide given volumes of traffic to a carrier in order to take advantage of a carrier's existing available telephone call carrying capacity is a common practice in the telecommunications industry.

   The price for the services is similar to that for other carriers transporting the same kind of traffic with similar volumes. The agreement is not exclusive and contains no volume commitments. The term of the agreement is 36 months. However, the term for providing specific facilities for a given form of access may have a different term depending on existing agreements with other carriers, network needs and traffic volume forecasts. In addition, the local telecommunications services agreement contains standard default and termination provisions as well as additional early termination provisions linked to several events that result in the termination of the merger agreement. The local telecommunications services agreement provides that if it is terminated, the parties have a reasonable time to make other arrangements for acquiring the necessary access services from other carriers in order to minimize any disruptions to customers.

   PCS Agreement. Under the PCS agreement, MCI WorldCom may offer WorldCom-branded handsets and WorldCom-branded PCS service using the Sprint PCS network in those parts of the United States agreed upon by the parties in the definitive agreement.

   The WorldCom-branded PCS service will be the same as the Sprint PCS service that the Sprint PCS group makes generally available to its consumer and business end users. MCI WorldCom will pay all direct costs of rebranding the Sprint PCS service to WorldCom-branded PCS service.

   The WorldCom PCS rate plans will be the same as the Sprint PCS group's rate plans, including the Sprint PCS group's most favorable PCS rate plans, generally available to its consumer and business end users in each Sprint PCS market. MCI WorldCom may propose different rate plan offerings for sale under the WorldCom PCS service brand, subject to Sprint's approval, which will not be unreasonably withheld, taking into account all relevant factors.

   MCI WorldCom may bundle the WorldCom PCS service with any other WorldCom-branded service or product and may provide promotional discounts, subject to MCI WorldCom funding such discounts. MCI WorldCom will market the WorldCom-branded PCS service at its expense.

   The term of the PCS agreement is 36 months. The PCS agreement will contain standard default and termination provisions as well as additional early termination provisions linked to several events that result in the termination of the merger agreement. Upon termination of the PCS agreement, MCI WorldCom may buy from Sprint the end user accounts produced by MCI WorldCom at fair market value.

 Other Agreements

   As of the date of this proxy statement/prospectus, neither MCI WorldCom nor Sprint is aware of any past, present or proposed material relationship between MCI WorldCom or its directors, executive officers or affiliates, on the one hand, and Sprint or its directors, executive officers or affiliates, on the other hand, except as contemplated by the merger or as described above, since the beginning of 1996.

                                   THE MERGER

   The following is a discussion of the merger and the material terms of the merger agreement between MCI WorldCom and Sprint. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex 1 and incorporated by reference to this proxy statement/prospectus.

Background to the Merger

   In pursuing their strategies for enhancing stockholder value, each of MCI WorldCom and Sprint have regularly considered opportunities for acquisitions, joint ventures and other strategic alliances.

   On a regular basis, Sprint's management team, together with King & Spalding, Sprint's outside legal counsel, and Warburg Dillon Read, Sprint's financial advisor, would analyze potential strategic transactions that might be available to Sprint. The purpose of these efforts was to see if there were alternatives that could offer superior long-term returns to Sprint stockholders over what Sprint could achieve as a stand alone company. Sprint's management team and its advisors evaluated potential strategic partners and analyzed possible transaction structures, potential synergies, corporate governance matters and other legal, regulatory and accounting issues. Potential strategic initiatives were also discussed with the Sprint board of directors on a regular basis.

   At its June 13, 1999 meeting, the Sprint board of directors discussed preliminarily pros and cons of potential business combinations with BellSouth Corporation, Deutsche Telekom and MCI WorldCom. At the same meeting, management discussed strategic challenges facing Sprint. With the encouragement of the Sprint board of directors, management pursued preliminary discussions regarding a possible strategic transaction with BellSouth, Deutsche Telekom and MCI WorldCom.

   Over the following weeks, Sprint's management team continued to meet with its legal and financial advisors to discuss various terms and possible structures for possible strategic merger transactions with BellSouth, Deutsche Telekom and MCI WorldCom, as well as a possible bilateral global alliance with France Telecom.

   Also in the spring of 1999, the relationship between Deutsche Telekom and France Telecom, Sprint's partners in the Global One international telecommunications joint venture, deteriorated rapidly, primarily because of Deutsche Telekom's attempt to acquire Telecom Italia. The relationship problems, together with other difficulties relating to the Global One joint venture, were important factors in it becoming clear that the parties would be unable to resolve the Global One funding deadlock that Sprint declared on March 2, 1999. Sprint's management team determined that the misalignment among the Global One partners called into question the viability of Global One's ownership structure. Various approaches to resolving the issue were discussed, and Sprint and France Telecom entered into negotiations concerning a possible new global alliance.

   On July 1, 1999, and in follow up to prior conversations between the companies, William T. Esrey, Sprint's Chairman and Chief Executive Officer, and Ronald T. LeMay, Sprint's President, met with F. Duane Ackerman, BellSouth's Chairman and Chief Executive Officer, and Ronald Dykes, BellSouth's Chief Financial Officer. At the meeting, Messrs. Esrey and LeMay suggested potential parameters for a business combination between Sprint and BellSouth.

   On July 5, 1999, Messrs. Esrey and Ackerman met again to further explore the possibility of a merger transaction between Sprint and BellSouth. The two chairmen discussed, among other things, economic, accounting and corporate governance issues surrounding a potential transaction.

   On July 6, 1999, and in follow up to prior conversations between the companies, Mr. Esrey met with Dr. Ron Sommer, Deutsche Telekom's Chairman, to discuss the possibility of a business combination between Sprint and Deutsche Telekom. Mr. Esrey and Dr. Sommer discussed potential transaction structures and legal and regulatory issues. Although Deutsche Telekom proposed the framework for a possible transaction with Sprint, no definitive offer was made. While France Telecom and Sprint continued discussions concerning the Global One joint venture, significant business issues remained unresolved.

   In late spring of 1999, Sprint had several conversations with MCI WorldCom about wireless and other matters, including the possibility of a business combination between the parties. On July 15, 1999, John W. Sidgmore, the Vice Chairman of the MCI WorldCom board of directors, informed Mr. LeMay that MCI WorldCom was interested in discussing the possibility of a strategic merger with Sprint.

   On July 26, 1999, Messrs. Esrey and LeMay met in Kansas City, Missouri with Bernard J. Ebbers, MCI WorldCom's President and Chief Executive Officer, and Mr. Sidgmore. At the meeting, the parties discussed the possibility of a combination of the two companies, as well as the potential synergies and strategic opportunities that would be available to a combined company.

   On August 3, 1999, Messrs. Esrey and Ebbers continued their preliminary discussions regarding the possibility of a strategic merger between Sprint and MCI WorldCom. The discussions focused primarily on issues such as transaction structure and the relative ownership of the stockholders of MCI WorldCom and Sprint in the combined company after a merger.

   On August 10, 1999, at a regular meeting of the Sprint board of directors in New York City, Sprint's management team informed the Sprint board of directors of its discussions with MCI WorldCom, BellSouth and Deutsche Telekom regarding a potential merger transaction and with France Telecom regarding a new strategic alliance. Dr. Sommer and Michel Bon, Chairman of France Telecom, agreed to excuse themselves from this board meeting due to the potential for conflicts of interest in light of the ongoing discussions between Sprint and each of their companies. In briefing the Sprint board of directors, Mr. Esrey noted the increasing consolidation within the telecommunications industry which was creating economies of scale for Sprint's competitors, the increasing requirements for Sprint to make strategic investments, particularly in the area of local access, that could reduce Sprint's financial flexibility and the misalignment of the Global One partners and indicated that management believed that Sprint should explore all of its strategic alternatives.

  Mr. Esrey further indicated that maintaining Sprint as an independent company might continue to be the best answer for Sprint's stockholders, but that management felt that Sprint needed to understand its alternatives before it could come to firm conclusions. Mr. Esrey described the discussions involving potential merger transactions and the potential new strategic alliance with France Telecom, and discussed the respective advantages and disadvantages of each, focusing on matters such as strategic fit, synergies, growth potential, quality of consideration, business conflicts or overlaps, culture and leadership issues, regulatory issues and other factors. The Sprint board of directors supported the pursuit of these initiatives to enhance stockholder value and authorized the management team to continue to pursue a possible strategic transaction.

   On August 23, 1999, Messrs. LeMay and Sidgmore continued discussions on a number of important aspects of a possible merger of MCI WorldCom and Sprint, including potential synergies and the revenue growth potential of Sprint. On August 26, 1999, Messrs. LeMay and Sidgmore resumed talks regarding the relative ownership of the stockholders of MCI WorldCom and Sprint in a combined company.

   In a telephone conversation on September 2, 1999, Mr. Sidgmore discussed with Mr. LeMay potential terms of a possible business combination between MCI WorldCom and Sprint, including structure, relative ownership by shareholders and various other terms. MCI WorldCom indicated that it was contemplating a structure in which holders of Sprint FON common stock would receive shares of MCI WorldCom common stock and in which MCI WorldCom would create a new class of tracking stock for the Sprint PCS business that would be issued to the holders of Sprint PCS common stock, together with additional shares of MCI WorldCom common stock.

   On September 9, 1999, the MCI WorldCom board of directors discussed the advantages of a potential business combination with Sprint and reviewed the details of contacts between the two companies up to that date. The MCI WorldCom board of directors authorized Messrs. Ebbers and Sidgmore to continue discussions regarding a potential business combination between MCI WorldCom and Sprint.

   In telephone conversations on September 11 and 14, 1999, Messrs. Esrey and Ebbers discussed further the terms of a possible business combination between MCI WorldCom and Sprint, including relative ownership by shareholders.

   Also on September 14, 1999, the Sprint board of directors held a telephonic special meeting, the sole purpose of which was to appoint a special committee to evaluate the potential strategic transactions with MCI WorldCom, BellSouth, Deutsche Telekom and France Telecom. The special committee consisted of each member of the Sprint board of directors, other than Dr. Sommer and Mr. Bon, who were not appointed to the special committee because of potential conflicts of interest arising from the ongoing strategic discussions between Sprint and each of their companies and from the potential effect of any merger transaction or strategic alliance on the Global One joint venture.

   On September 15, 1999, Mr. Esrey met with Mr. Ebbers and resumed discussions concerning the terms of a possible business combination between MCI WorldCom and Sprint, including corporate governance matters.

   On September 20, 1999, the Sprint special committee held a meeting in Westwood, Kansas to analyze the potential strategic transactions that Sprint's management team was pursuing. At the meeting, Sprint's management team reviewed with the Sprint special committee the rationale for the proposed merger with MCI WorldCom. Warburg Dillon Read discussed and reviewed the financial aspects of the potential strategic transactions with BellSouth, MCI WorldCom and Deutsche Telekom. King & Spalding and special Delaware counsel, Morris Nichols Arsht & Tunnell, reviewed with the directors of the Sprint special committee their fiduciary duties, and King & Spalding presented its analysis of regulatory matters in the potential transactions. At the conclusion of the meeting, the Sprint special committee indicated its strong support for the proposed merger with MCI WorldCom and authorized Sprint's management team to continue its discussions regarding a possible merger with MCI WorldCom and to move forward on negotiating definitive agreements.

   Meetings between Sprint and MCI WorldCom and their respective legal and financial advisors were held in Washington, D.C. on September 21 and 22, 1999, to conduct reciprocal legal, business, accounting and financial due diligence. On September 22, 1999, Sprint and MCI WorldCom entered into a reciprocal confidentiality agreement with customary terms. On September 23 and 24, 1999, representatives of MCI WorldCom, Sprint and their financial and legal advisors discussed the structure of and other terms relating to a possible merger.

   On September 26, 1999, MCI WorldCom delivered the first draft of the merger agreement to Sprint and its counsel. Additional meetings were held in New York City on September 27, 28 and 29, 1999 to discuss open issues and to conduct further legal, business, accounting and financial due diligence. During this time, Sprint's management team and legal and financial advisors continued to analyze the business, legal and regulatory issues in the potential merger of Sprint and MCI WorldCom, including the financial impact of the transaction. In addition, Sprint's management team and advisors met with MCI WorldCom's management team and advisors to analyze in detail the potential synergies and the near- and long-term value creation that would result from a merger of the companies.

   From September 30 to October 4, 1999, representatives of Sprint, MCI WorldCom and their advisors met in New York City to negotiate the terms of the merger agreement and various other legal, financial and regulatory issues. In addition, commercial arrangements to be entered into between MCI WorldCom and Sprint in connection with the merger were discussed between representatives of both parties.

   Before September 30, 1999, BellSouth did not provide Sprint with an offer to pursue a potential business combination with Sprint. On September 30, 1999, BellSouth delivered to Sprint senior management a written proposal regarding a potential merger transaction between BellSouth and Sprint. BellSouth was informed that day that the proposed terms were inadequate. Early on the morning of October 2, 1999, BellSouth delivered another written proposal to Sprint senior management. Sprint and BellSouth entered into a reciprocal confidentiality agreement that same day, and numerous members of Sprint and BellSouth management, as well as their respective legal and financial advisors, met in New York City in order to conduct further legal, business, accounting and financial due diligence. Also on that day, Sprint delivered to BellSouth and its counsel the first draft of a proposed merger agreement between Sprint and BellSouth. On October 3, 1999, representatives of Sprint, BellSouth and their counsel met to negotiate the terms of a proposed merger agreement.

   During the mornings of October 2 and October 3, 1999, members of Sprint's management team and Warburg Dillon Read briefed Dr. Sommer and Mr. Bon on the details of the proposed merger transactions with MCI WorldCom and BellSouth and presented them with other information that had been received by the Sprint special committee.

   On October 2, 1999, MCI WorldCom's financial advisor contacted Sprint's financial advisor to inquire about news reports that Sprint had received a competing proposal from a third party, which Sprint's financial advisor confirmed.

   In the early afternoon of October 3, 1999, the Sprint special committee met in New York City. Sprint's management team briefed the Sprint special committee on the status of discussions with MCI WorldCom and BellSouth. Senior management also discussed with the directors the objectives and strategic benefits, both near- and long-term, of either a merger with MCI WorldCom or with BellSouth. Following these discussions, the Sprint special committee meeting was suspended in order to convene a meeting of the full Sprint board of directors.

   At the meeting of the full Sprint board of directors, Sprint's senior management, together with its legal and financial advisors, discussed with the directors the MCI WorldCom and BellSouth proposals, as well as the potential Deutsche Telekom merger transaction. During the meeting, Sprint's General Counsel, together with King & Spalding and Morris Nichols Arsht & Tunnell, reviewed with the directors the terms and conditions of the proposed merger agreements with MCI WorldCom and BellSouth, as well as remaining open issues, and reviewed the directors' legal duties and responsibilities. Members of Sprint's management team addressed the current competitive environment in the telecommunications industry and the respective benefits and risks of a strategic combination with either BellSouth or MCI WorldCom. Warburg Dillon Read made a financial presentation regarding both the MCI WorldCom proposed transaction and the BellSouth proposed transaction. After a short discussion regarding the Global One joint venture and the interests of Deutsche Telekom and France Telecom as Sprint stockholders in connection with proposed strategic combinations, Mr. Esrey recessed the Sprint board meeting so that the Sprint special committee could meet.

   In the late afternoon of October 3, 1999, the Sprint special committee reconvened to continue its evaluation of the proposed transactions with MCI WorldCom and BellSouth. The Sprint special committee analyzed and compared the financial terms, synergies, corporate governance matters and strategic benefits of each of the alternative transactions. The Sprint special committee determined that the timing and momentum of the proposed MCI WorldCom and BellSouth transactions were such that the issues surrounding the Global One joint venture and Deutsche Telekom's and France Telecom's ownership interests in Sprint should be resolved after the merger agreement was signed. The Sprint special committee also addressed improving the financial terms and premiums for the Sprint stockholders. The Sprint special committee discussed the appropriate amount of time to give BellSouth an opportunity to make an improved offer. Sprint's senior management and Warburg Dillon Read expressed a concern that MCI WorldCom would rescind its offer if a significant delay occurred. Mr. Esrey informed the Sprint special committee that he would continue to seek improved financial terms from both MCI WorldCom and BellSouth. Following a full discussion and comparative analysis of the BellSouth and MCI WorldCom proposed transactions, the Sprint special committee, with the exception of Charles E. Rice who was absent, unanimously voted to recommend the MCI WorldCom transaction to the full Sprint board of directors, with the understanding that Mr. Esrey would be seeking improved offers from each of BellSouth and MCI WorldCom and that the Sprint special committee would reconsider if either BellSouth or

MCI WorldCom made significant changes to their respective offers that warranted revisiting the Sprint special committee's conclusion.

   In the early evening of October 3, 1999, Mr. Esrey reconvened the meeting of the full Sprint board of directors and reported the Sprint special committee's recommendation. The directors reviewed their reasons for recommending the MCI WorldCom transaction, focusing primarily on the consideration being paid to Sprint stockholders and the superior long-term shareholder value that would result from the strategic benefits and synergies of a Sprint/MCI WorldCom merger. Warburg Dillon Read reviewed the basis for its fairness opinion and reviewed the financial data delivered to the Sprint board of directors earlier that day. Following the discussion of the fairness of the MCI WorldCom proposal, the capital stock committee of the Sprint board of directors held a meeting and unanimously determined that the terms of the proposed MCI WorldCom merger were fair to the holders of Sprint PCS common stock, taken as a separate class, and the holders of Sprint FON common stock, taken as a separate class. Next, the Sprint board of directors discussed the timing of a decision. The Sprint board of directors voted, with one contrary vote and one abstention, against delaying its decision by a week, as suggested by a director, but did agree to delay taking action until the next day in order to be apprised of and consider any improvements in either the BellSouth offer or the MCI WorldCom offer.

   On October 4, 1999, Sprint's senior management and advisors continued discussions with both MCI WorldCom and BellSouth, encouraged both parties to improve the terms of their proposals and, as a result, both parties increased their offers. In the late afternoon of October 4, 1999, the Sprint board of directors reconvened in order to further evaluate and review both transactions. The Sprint board of directors was briefed on the changes made to each of the proposals and it received an additional financial presentation and the fairness opinion from Warburg Dillon Read. Following the presentations and a discussion regarding the strategic benefits of both proposed transactions and of the terms and conditions of both merger agreements, the Sprint capital stock committee held a meeting and unanimously determined that the terms of the proposed MCI WorldCom merger were fair to the holders of Sprint PCS common stock, taken as a separate class, and the holders of Sprint FON common stock, taken as a separate class. The Sprint board of directors then resumed its meeting and the directors discussed their reasons for concluding that the improved MCI WorldCom proposal was superior to the improved BellSouth proposal, focusing primarily on the consideration to be received by Sprint stockholders and the superior long-term shareholder value that would result from the strategic benefits and synergies of a Sprint/MCI WorldCom merger. Following this discussion, the Sprint board of directors, with two directors, Dr. Sommer and Mr. Bon, abstaining and one director, Mr. Rice, absent, approved and adopted the MCI WorldCom merger agreement and recommended that the Sprint stockholders adopt the merger agreement.

   On October 4, 1999, the MCI WorldCom board of directors held a meeting attended by members of MCI WorldCom's senior management and representatives of Salomon Smith Barney and Cravath, Swaine & Moore. Prior to the meeting, Cravath, Swaine & Moore provided each member of the MCI WorldCom board of directors with a copy of the merger agreement and with summaries of the merger agreement and related transactions contemplated by the merger agreement. Representatives of Salomon Smith Barney described its financial analysis with respect to the possible combination of MCI WorldCom and Sprint, and then delivered the oral opinion of Salomon Smith Barney, later confirmed in writing, to the effect that, as of October 4, 1999, the FON exchange ratio and the consideration to be received by holders of Sprint PCS common stock in the merger, taken as a whole, were fair, from a financial point of view, to MCI WorldCom. Following presentations regarding financial, legal, regulatory and other aspects of the merger, the MCI WorldCom board of directors considered the terms of the merger and the merger agreement and, after deliberation, approved and adopted the merger agreement. During this meeting, Mr. Ebbers was contacted by Mr. Esrey and informed that the Sprint board of directors had approved and adopted the merger agreement.

   The merger agreement and related documents were signed by MCI WorldCom and Sprint on the night of October 4, 1999. On the morning of October 5, 1999, before the opening of the New York Stock Exchange and The Nasdaq National Market, MCI WorldCom and Sprint issued a joint press release announcing the execution of the merger agreement.

   On January 26, 2000, Sprint issued a press release announcing the execution of the Sprint master transfer agreement with France Telecom and Deutsche Telekom. On February . 2000, MCI WorldCom and Sprint amended and restated the merger agreement, a copy of which is attached as Annex 1 to this proxy statement/prospectus, to provide, among other things, that France Telecom and Deutsche Telekom will receive the same publicly traded classes and series of WorldCom capital stock as other holders of Sprint series 1 FON common stock and Sprint series 1 PCS common stock.

Sprint's Reasons for the Merger and the Sprint Board of Directors'
Recommendation

 Reasons for the Merger

   Strategic Combination. Sprint believes that the merger will provide its stockholders superior long-term returns by creating the nation's preeminent telecommunications company. The new company will offer a complete package of domestic and global wired and wireless services, including local, long distance, data, broadband and Internet services. The Sprint special committee and the Sprint board of directors believe that the merger will enhance stockholder value through, among other things, the following strategic advantages:

  . Expanded Capabilities. The businesses and assets of Sprint and MCI
    WorldCom are highly complementary. This is largely because Sprint and MCI WorldCom pursued different strategies in achieving success. Those different strategies gave each company unique strengths and capabilities. For example, MCI WorldCom pursued a strategy of acquiring broadband local facilities, both domestically and abroad, as a means of reducing reliance on local telephone companies owned by others to reach customers; Sprint did not pursue this strategy on a large scale. Similarly, Sprint pursued the construction of the only national digital wireless PCS network operating with the same technology and frequencies; MCI WorldCom did not pursue this strategy on a large scale.

    In some other cases, the two companies took a similar strategic approach, but in different geographic areas. For example, both Sprint and MCI WorldCom acquired companies having broadband wireless licenses known as MMDS, but largely in different areas of the country. The combination of Sprint and MCI WorldCom thus gives the combined company greater geographic coverage for MMDS, which means a greater reach for the combined company's services. The combination of Sprint and MCI WorldCom brings together the unique strengths of each company and fills each other's gaps resulting from pursuing different strategies.

    Sprint believes that consolidation in the telecommunications industry is creating a group of large, vertically integrated companies that can offer customers bundled packages of international, national and local communications services. In addition, historical distinctions between local and long distance services are becoming less important, and customers are increasingly seeking to acquire multiple services from single providers. Sprint believes that the combined company will be very competitive because it will be strategically well positioned to offer the full range of telecommunications products and services that customers will require and to compete more effectively with incumbent local exchange telephone companies and international competitors.

  . Increased Financial Flexibility. Sprint believes that because of increased size and economies of scale, the combined company will have greater financial flexibility to fill product and infrastructure gaps, respond to competitive pressures and implement future transactions necessary to remain competitive in the United States and internationally. The combined company's increased size, economies of scale and total capabilities will also enable it to improve the cost structure for its products and services.

   Merger Price Premium. Both the Sprint special committee and the Sprint board of directors considered the intrinsic value and historical market prices of the Sprint FON common stock and the Sprint PCS common stock and the premiums to be received by the holders of each of these classes of stock in the merger. The value of WorldCom group common stock to be received by the holders of Sprint FON common stock pursuant to the merger agreement represents a premium of approximately 53% over the average closing price per share of Sprint FON common stock for the 30-day period ending on October 4, 1999, if the value of the WorldCom group common stock that is received is fixed at $76 per share (the price used to calculate the FON exchange ratio). The value of WorldCom group common stock to be received by the holders of Sprint PCS common stock pursuant to the merger agreement, based on the PCS exchange ratio and the closing price of MCI WorldCom common stock as of October 4, 1999, represents a premium of approximately 16% over the average closing price per share of Sprint PCS common stock for the 30-day period ending on October 4, 1999. The Sprint board of directors considered the premium to be received by the holders of Sprint PCS common stock to be fair, notwithstanding the higher premium payable to the holders of Sprint FON common stock, because the board concluded:

  . the Sprint PCS common stock was more fully priced in the market relative to its intrinsic value when compared to the Sprint FON common stock

  . the businesses represented by the Sprint FON common stock would be combined with the businesses of MCI WorldCom and would account for most of the merger's cost synergies

  . unlike the holders of the Sprint FON common stock, the holders of the Sprint PCS common stock would be entitled to receive a security in the combined company virtually identical to the Sprint security that they held before the merger, and would have the exclusive right to benefit from the same tracking businesses following the merger, and to the same extent, as was the case before the merger, yet they would receive a substantial premium

  . benefits from potential synergies for the PCS business resulting from the merger would accrue entirely to the holders of Sprint PCS common stock and

  . the terms had been negotiated on a basis designed to obtain the maximum value for each of the classes of Sprint common stock, and the proposed merger terms reflected the maximum amount that the Sprint board of directors believed that MCI WorldCom was willing to pay for each class.

   Efficiencies. Sprint believes that the combined company can be run more efficiently than either company on its own and will benefit substantially from cost savings and operating efficiencies, arising primarily from:

  . savings in access costs payable to incumbent local exchange telephone companies by increased use of dedicated access facilities and each company's use of the other's existing local facilities

  . streamlining the combined organizations, which Sprint believes can be run with less administrative and overhead costs than two separate organizations

  . applying each company's best business practices across the operations of the combined company

  . utilizing the infrastructure of the combined company in a more efficient manner by, among other things, increasing the flow of traffic over existing communications networks and

  . eliminating duplicate facilities and redundant operations.

   In addition, Sprint believes that the combined company will benefit substantially from revenue synergies, arising primarily from:

  . enhanced revenue opportunities relating to the ability to offer a broader range of products and services

  . the stronger marketing platform to be created by combining the two companies and

  . the ability to offer PCS services through a larger combined company sales force and selling platform.

 Recommendation of the Sprint Special Committee and the Sprint Board of
Directors

   At a meeting on October 3, 1999, the Sprint special committee, with the exception of Mr. Rice who was absent, unanimously voted to recommend the merger as contemplated on that date to the full Sprint board of directors.

   At its meeting held on October 4, 1999, the Sprint capital stock committee unanimously determined that the terms of the merger were fair to holders of Sprint FON common stock, taken as a separate class, and fair to holders of Sprint PCS common stock, taken as a separate class.

   At its meeting held on October 4, 1999, the Sprint board of directors, with two directors abstaining and one director absent, (1) determined that the merger and the original merger agreement are fair to and in the best interests of Sprint and its stockholders, (2) approved the merger and the adoption of the original merger agreement and (3) determined to recommend that the stockholders of Sprint adopt the original merger agreement. On February 8, 2000, the Sprint board of directors approved the amended and restated merger agreement in the same manner. Accordingly, the Sprint board has approved the merger and adopted the merger agreement and recommends that Sprint's stockholders vote FOR the adoption of the merger agreement.

   In connection with the foregoing actions, the Sprint special committee, the Sprint capital stock committee and the Sprint board of directors consulted with Sprint's management team, as well as Sprint's financial advisor and legal counsel, and considered the following material factors:

  1. all the reasons described above under "--Reasons for the Merger", including the complementary strengths of MCI WorldCom and Sprint in domestic and foreign local services, domestic and international long distance services and fixed and mobile wireless voice and data services.

  2. the judgment, advice and analyses of Sprint's senior management, including their favorable recommendation of the merger and their analysis of conditions in the telecommunications industry and the strategic options available to Sprint, including the risks and potential rewards associated with continuing to execute Sprint's strategic plan as an independent entity. Such risks include the risks associated with scale and reliance on incumbent local exchange telephone companies for local access in a rapidly consolidating industry, and the rewards include the ability of existing Sprint stockholders to participate in the potential future growth and profitability of Sprint.

  3. alternatives to the merger, including a possible merger with BellSouth or Deutsche Telekom and the possibility of seeking to acquire other companies or seeking to engage in new joint ventures or strategic alliances. The Sprint special committee and the Sprint board of directors concluded that a transaction with MCI WorldCom is expected to yield greater strategic benefits than other likely alternatives because of the ability of the combined company to offer a complete range of telecommunications services, to operate more efficiently in light of transaction synergies, to fund a greater number of long-term growth projects and to compete more effectively.

  4. the value of the consideration provided for in the merger agreement relative to the intrinsic value and historical market prices of Sprint FON common stock and Sprint PCS common stock and MCI WorldCom common stock over the past year and relative to the multiples and valuations paid in comparable transactions; and that Sprint's stockholders would hold approximately 45% of the outstanding stock of the combined company after the merger, calculated as of October 4, 1999.

  5. the fact that the WorldCom PCS group common stock will continue to represent an interest in the same group of assets and businesses following the merger as the Sprint PCS common stock represented before the merger.

  6. comparisons of historical financial measures for Sprint and MCI WorldCom, including earnings, business segment valuation analysis for core segments and cash flow.

  7. the prospects of Sprint to compete effectively in the future, the prospects of MCI WorldCom based on Sprint's and Warburg Dillon Read's due diligence and their analysis of publicly available information including earnings estimates compiled by First Call, and Sprint's management team's view, based on its due diligence, of the combined company's prospects to compete effectively in the future.

  8. MCI WorldCom's proven history of successfully integrating companies that it has acquired and realizing the expected synergies, including MCI WorldCom's acquisition of MCI Communications.

  9. current industry, economic and market conditions and trends, including the changing regulatory environment in the United States and internationally and the likelihood of continuing consolidation and increasing competition in the telecommunications industry and the corresponding decrease in the number of suitable strategic merger partners for Sprint.

  10. the fact that the merger would be accounted for as a purchase, recognizing that purchase accounting would have no impact on cash earnings per share, although it would reduce reported earnings of the combined company because of the need to account for and to amortize goodwill. The Sprint special committee and the Sprint board of directors also considered that pooling-of-interests is expected to be eliminated as a method of accounting for merger transactions in January 2001.

  11. the ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes.

  12. the presentations by and discussions with Sprint's senior management and representatives of King & Spalding, Morris Nichols Arsht & Tunnell and Warburg Dillon Read regarding the terms and conditions of the merger agreement, which include restrictions on the conduct of Sprint's business pending closing that permit Sprint generally to conduct its business in the ordinary course during that period.

  13. the potential effect of the terms of the merger agreement with respect to possible third-party proposals to acquire Sprint after execution of the merger agreement, including that if any third party made a superior proposal (as described under "The Merger Agreement--No Solicitation") during the period beginning 60 days after the date of the merger agreement and before the approval of the merger agreement by the Sprint stockholders, the Sprint board of directors could provide information to and engage in negotiations with that third party, subject to the terms and conditions of the merger agreement.

  14. while the termination fee provisions of the merger agreement could tend to discourage alternative proposals for a business combination with Sprint, the view of Warburg Dillon Read that these provisions would not preclude bona fide alternative proposals; the fact that the termination fee provisions were reciprocal and the product of negotiations; and the fact that the size of the termination fee was reasonable in light of the size and benefits of the merger.

  15. the analyses and presentations prepared by Warburg Dillon Read, and Warburg Dillon Read's written opinion to the effect that, as of October 4, 1999, (1) the consideration to be received in the merger for each class or series of Sprint common stock was fair to the holders of those classes or series from a financial point of view, and
       (2) the merger consideration was fair to Sprint's stockholders taken as a whole from a financial point of view, in each case subject to the various considerations set forth in the opinion.

  16. the strong management team drawn from both MCI WorldCom and Sprint that will manage WorldCom and the shared culture and entrepreneurial vision of the management and employees of both companies developed from their status as leading challengers to the incumbent carriers in the United States and internationally.

  17. that six members of the current Sprint board of directors would become directors of WorldCom, as described under "--Interests of Sprint Directors and Executive Officers in the Merger--Board of Directors".

  18. that Sprint employees would generally be given equal opportunity to be considered for jobs in the combined company along with MCI WorldCom employees, and Sprint employees who are not offered positions in the combined company would be entitled to receive severance benefits under the Sprint severance plan that the Sprint board of directors believed to be fair.

  19. the fact that while WorldCom's corporate headquarters will be located in Clinton, Mississippi, a significant presence of Sprint employees would be maintained in the Kansas City, Missouri metropolitan area, which will include the headquarters for the PCS group and local telephone operations.

  20. that while the merger is likely to be completed, there are risks associated with obtaining necessary approvals and, as a result of conditions to the completion of the merger, it is possible that the merger may not be completed even if approved by the Sprint and MCI WorldCom shareholders.

  21. that although Sprint's relationships with customers, governments, partners and employees will be affected negatively because of uncertainty surrounding Sprint's future status and direction, the belief of the Sprint board of directors that any negative effect would cease once the merger is completed.

  22. the risk that the synergies and benefits sought in the merger might not be fully achieved.

  23. the interests that executive officers and directors of Sprint may have with respect to the merger in addition to their interests as stockholders of Sprint generally. See "--Interests of Sprint Directors and Executive Officers in the Merger".

   In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Sprint board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Sprint board of directors relied on the analysis, experience, expertise and recommendation of Sprint's management team and relied on Warburg Dillon Read, its financial advisor, for analyses of the financial terms of the merger. See "--Opinion of Sprint's Financial Advisor".

   In addition, the Sprint board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Sprint board of directors conducted an overall analysis of the factors described above, including discussions with Sprint's management team and legal, financial and accounting advisors. In considering the factors described above, individual members of the Sprint board of directors may have given different weight to different factors.

   The Sprint board of directors considered all these factors as a whole, and overall considered the factors to be favorable and to support its determination. However, the general view of the Sprint board of directors was that factors 14, 18, 19, 20, 21 and 22 described above were uncertainties, risks or drawbacks relating to the merger, but that the other reasons and factors described above were generally considered favorable.

   Additionally, in the course of discussions concerning the merger at the Sprint special committee meeting and the Sprint board of directors meeting held on October 3, 1999, the Sprint special committee and the Sprint board of directors were provided with internal, nonpublic projections prepared by MCI WorldCom management, which provided for the following earnings per share (which have been adjusted to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999):

     Summary of MCI WorldCom Management Earnings Per Share Projections

                                                                    1999-2003
                                                                 Compound Annual
                                   1999  2000  2001  2002  2003  Growth Rate (%)
                                   ----- ----- ----- ----- ----- ---------------
Earnings per share................ $1.33 $1.97 $2.53 $3.13 $3.75      29.6

   The MCI WorldCom management projections were not prepared for public disclosure, were subjective in many respects, and were thus susceptible to various interpretations and periodic revision based on actual experience and business developments. Because the MCI WorldCom management projections were subject to significant economic and competitive uncertainties and contingencies beyond MCI WorldCom's control, there can be no assurance that these projections would have been realized and actual results may have been either higher or lower than those projected. For more information concerning factors that could affect these projections, see "Risk Factors Relating to the Merger".

Opinion of Sprint's Financial Advisor

   The full text of the written opinion, which sets forth the assumptions made, procedures followed and matters considered by Warburg Dillon Read, is set forth as Annex 5 to this proxy statement/prospectus. Sprint stockholders are urged to read carefully Warburg Dillon Read's opinion in its entirety.

   The Sprint board of directors retained Warburg Dillon Read to act as its financial advisor in connection with the merger. At the meeting of the Sprint board of directors held on October 4, 1999, Warburg Dillon Read delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Sprint board of directors to the effect that, as of that date:

  . the FON exchange ratio was fair, from a financial point of view, to the holders of each series of Sprint FON common stock

  . the consideration to be received by holders of Sprint PCS common stock in the merger was fair, from a financial point of view, to the holders of each series of Sprint PCS common stock

  . the consideration to be received by holders of Sprint class A common stock in the merger was fair, from a financial point of view, to holders of Sprint class A common stock

  . the consideration to be received by holders of Sprint class A common stock--series DT, in the merger was fair, from a financial point of view, to holders of Sprint class A common stock--series DT

  . the consideration to be received by holders of Sprint common stock in the merger was fair, from a financial point of view, to the holders of Sprint common stock taken as a whole.

   While the FON exchange ratio and the PCS exchange ratio have been adjusted to reflect both MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999 and Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000, the Warburg Dillon Read opinion, the summary of the Warburg Dillon Read opinion and the procedures and analyses described below refer to the FON exchange ratio and the PCS exchange ratio contemplated as of the date of the Warburg Dillon Read opinion.

   Warburg Dillon Read's opinion is directed to the Sprint board of directors and relates only to the fairness from a financial point of view of the exchange ratio for each series of Sprint common stock to the holders of each such series and of the consideration to be received in the merger by the Sprint common stockholders taken as a whole. Warburg Dillon Read's opinion does not address any other aspect of the merger and does not constitute a recommendation to Sprint FON group common stockholders or Sprint PCS group common stockholders about how to vote at the Sprint special meeting.

   The following is only a summary of the Warburg Dillon Read opinion and should not be viewed as a substitute for the Warburg Dillon Read opinion. We urge you to read carefully the Warburg Dillon Read opinion in its entirety.

   In connection with rendering its opinion, Warburg Dillon Read:

  . reviewed publicly available business and historical information relating to Sprint and MCI WorldCom

  . reviewed certain internal financial information and other data relating to the business and financial prospects of Sprint, including estimates and financial forecasts prepared by management of Sprint

  . reviewed certain internal financial information and other data relating to the business and financial prospects of MCI WorldCom, including estimates and financial forecasts prepared by management of MCI WorldCom

  . reviewed estimates of synergies prepared by the management of Sprint and MCI WorldCom

  . discussed with members of the senior management of Sprint and MCI WorldCom certain internal financial information and other data relating to the business and financial prospects of Sprint and MCI WorldCom and the estimates of synergies prepared by the management of Sprint and MCI WorldCom

  . reviewed publicly available financial and stock market data with respect to certain other companies in lines of business that it believed to be generally comparable to those of Sprint and MCI WorldCom

  . compared the financial terms of the merger with the publicly available financial terms of certain other transactions that it believed to be generally relevant

  . considered certain pro forma effects of the merger on MCI WorldCom's financial statements

  .  reviewed a draft dated October 3, 1999 of the merger agreement and

  . conducted such other financial studies, analyses and investigations, and considered such other information, that it deemed necessary or appropriate.

   In connection with its review, Warburg Dillon Read did not independently verify any of the foregoing information concerning Sprint or MCI WorldCom and, with Sprint's consent, relied on its being complete and accurate in all material respects. In that regard, with Sprint's consent, Warburg Dillon Read assumed that the financial forecasts and estimates, including synergies referred to above, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Sprint and MCI WorldCom as to their future performance and synergies. In addition, at Sprint's direction, Warburg Dillon Read did not make any independent evaluation or appraisal of any of the assets or liabilities of Sprint or MCI WorldCom nor was it furnished with any such appraisals or evaluations.

   Sprint did not authorize Warburg Dillon Read to, nor did Warburg Dillon Read, solicit indications of interest in a business combination with any party; however, Warburg Dillon Read did review the terms of a proposal relating to a business combination between Sprint and BellSouth, as set forth in a letter from the Chairman and Chief Executive Officer of BellSouth dated October 2, 1999, as supplemented on October 4, 1999. The opinion did not address the relative merits of the merger compared to any alternative transaction that might be available to Sprint; however, Warburg Dillon Read analyzed the terms of the BellSouth proposal and made presentations to the Sprint board of directors regarding the BellSouth proposal. The analysis summarized the terms of the proposal, demonstrated how the collar mechanism would be reflected under various scenarios, presented BellSouth estimates of synergies that would result from a transaction, contained statistics regarding the trading value of BellSouth on a stand-alone basis and relative to its publicly-traded peers and included pro forma financial information provided by Warburg Dillon Read.

   Warburg Dillon Read's opinion is necessarily based upon economic, monetary, market and other conditions as in effect as of the date of its opinion and does not imply any conclusion as to the price or trading range of any series of MCI WorldCom capital stock following the date of its opinion, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. In addition, Warburg Dillon Read's opinion does not address Sprint's underlying business decisions to effect the merger.

   The following is a summary of the material portions of the financial and comparative analyses performed by Warburg Dillon Read and presented to the Sprint board of directors in connection with the opinion delivered to the Sprint board of directors on October 4, 1999.

 Sprint FON Group Analysis

   Historical Stock Price Performance. Warburg Dillon Read reviewed the relationship between movements in stock prices for the period beginning on the day following the completion of the Sprint PCS restructuring, November 24, 1998, and ending October 1, 1999 of:

  . the Sprint FON group

  . AT&T Corp.

  . MCI WorldCom and

  . an index of local telephone companies which included Ameritech
    Corporation, Bell Atlantic Corporation, BellSouth, GTE Corporation, SBC Communications Inc. and U S WEST Communications, Inc.

   Warburg Dillon Read noted that during the period analyzed, Sprint FON group common stock had appreciated 56% compared to 0%, 20% and 9% for AT&T Corp., MCI WorldCom, and the local telephone index, respectively.

   Synergies. Warburg Dillon Read reviewed the estimates of synergies expected to result from the merger prepared by the management of each of MCI WorldCom and Sprint. The estimates reflect only the incremental benefits expected by management to result from the merger and exclude any revenue synergies. Warburg Dillon Read then estimated the present value as of September 30, 1999 of the future streams of after-tax cash flows generated by these synergies by applying a 11% discount rate and by adding an anticipated future exit value determined by projecting a range of nominal perpetual synergy growth rates ranging from 1.5% to 3.5%. This analysis resulted in a range of values for the synergies of approximately $25 billion to $30 billion.

   Securities Research Analysts' Future Price Targets. Warburg Dillon Read reviewed and analyzed future public market trading price targets for Sprint FON common stock prepared and published by a number of securities research analysts during the period from August 20, 1999 to September 24, 1999. These targets reflected each analyst's estimate of the future public market trading price of Sprint FON common stock at the end of the particular time period considered for each estimate. The price targets ranged from $47 to $68 per share.

   Sum-of-the-Parts Valuation. Warburg Dillon Read calculated the estimated aggregate equity and per share equity value for the Sprint FON group by separately analyzing and calculating the values of the Sprint FON group's main business segments, including the following:

  .  long distance telephone division

  .  local telephone division

  .  product distribution and directory publishing business

  .  ION division and

  .  other ventures and interests (including Global One and EarthLink).

   The analyses of the first four of these segments included the following three principal valuation analyses:

  . Comparable Public Companies Analysis. A comparable public companies analysis examines the operating performance and outlook of a business relative to a group of publicly traded peer companies to determine an implied market trading value.

  . Precedent Transactions Analysis. A precedent transactions analysis provides a valuation range based upon publicly available financial information for companies which have been acquired in selected recent transactions and which are in the same or similar industries as the business being valued.

  . Discounted Cash Flow Analysis. A discounted cash flow analysis provides insight into the value of a business based on the anticipated future earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of such business.

   Based upon these analyses, Warburg Dillon Read calculated a valuation range for the Sprint FON group's aggregate equity of approximately $49 to $74 per share. As described below, this valuation range was derived from the sum of the following ranges of enterprise values and by making further adjustments for debt, preferred securities, cash and cash equivalents, investments and option proceeds:

  . $22.8 billion to $34 billion, or approximately $25 to $37 per share, for the Sprint FON group's long distance division

  . $17.4 billion to $24.1 billion, or approximately $19 to $26 per share, for the Sprint FON group's local telephone division

  . $1.8 billion to $2.4 billion, or approximately $2 to $3 per share, for the Sprint FON group's product distribution and publishing business

  . $2.5 billion to $6.7 billion, or approximately $3 to $7 per share, for the Sprint FON group's ION division and

  . $3.0 billion to $3.5 billion, or approximately $3 to $4 per share, for the Sprint FON group's other ventures and interests.

1. Sprint FON Group Long Distance Telephone Division

   Comparable Public Companies Analysis. Warburg Dillon Read compared selected financial information of the Sprint FON group's long distance telephone division with corresponding publicly available information of AT&T Corp. and MCI WorldCom, which Warburg Dillon Read believed to be appropriate for comparison. For each of these companies, Warburg Dillon Read reviewed the multiples of enterprise value -- defined as market value of equity securities plus debt and preferred stock, less cash and the estimated value of non-long distance assets -- to the following, with all of the estimates based on analysts' consensus estimates:

  . estimated 1999 earnings before interest, taxes, depreciation and amortization, which is referred to as "EBITDA", finding a multiple range of 7.8x to 13.2x and

  . estimated 1999 earnings before interest and taxes, which is referred to as "EBIT", finding a multiple range of 12.5x to 20.0x.

   Warburg Dillon Read also reviewed the 1999 and 2000 price-to-earnings trading ratios ("P/E Ratios") for these companies finding a multiple range of 18.8x to 35.9x and 16.7x to 25.0x, respectively.

   Warburg Dillon Read also considered other publicly traded United States long distance companies but did not include them in its valuation analysis because none were deemed comparable to Sprint's long distance business from a financial point of view due to their different growth characteristics.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $22.8 billion to $28.9 billion for the Sprint FON group's long distance telephone division.

   Precedent Transactions Analysis. Warburg Dillon Read reviewed and analyzed selected financial, operating and stock market information relating to selected merger transactions involving long distance telephone companies. The transactions used in this analysis included the following precedent transactions, which Warburg Dillon Read believed to be appropriate for comparison:

  . Global Crossing Ltd./Frontier Corporation

  . Cincinnati Bell Inc./IXC Communications, Inc.

  . Teleglobe Inc./Excel Communications, Inc.

  . Qwest Communications International, Inc./LCI International, Inc.

  . Teleport Communications Group Inc./ACC Corp.

  . WorldCom, Inc./MCI Communications Corporation

  . LCI International, Inc./USLD Communications Corp. and

  . Excel Communications, Inc./Telco Communications Group, Inc.

   For each of these transactions, Warburg Dillon Read reviewed the prices paid and calculated the multiples of enterprise value of the target to the following:

  . latest twelve months long distance revenue, finding a multiple range of 1.8x to 3.9x

  . latest twelve months long distance EBITDA, finding a multiple range of 8.0x to 34.5x and

  . latest twelve months long distance EBIT, finding a multiple range of 12.1x to 44.3x.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $27.2 billion to $34.0 billion for the Sprint FON group's long distance telephone division.

   Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis for the Sprint FON group's long distance telephone division using Sprint's management projections, assuming that the Sprint FON group were to continue to operate on a stand-alone basis and without giving effect to the merger with MCI WorldCom. The discounted cash flow was calculated assuming discount rates ranging from 10.5% to 11.5% and was comprised of the sum of the present values of:

  . the projected unlevered free cash flows for the years 1999 through 2003 and

  . the anticipated future 2003 exit value based upon a range of multiples of 9.0x to 11.0x of its future 2003 EBITDA.

   This analysis implies a range of enterprise values of $27.1 billion to $33.7 billion for the Sprint FON group's long distance telephone division.

2. Sprint FON Group Local Telephone Division

   Comparable Public Companies Analysis. Warburg Dillon Read compared selected financial information of the Sprint FON group's local telephone division with corresponding publicly available information of the following local telephone companies, which Warburg Dillon Read believed to be appropriate for comparison:

  .  Ameritech Corporation

  .  Bell Atlantic Corporation

  .  BellSouth Corporation

  .  CenturyTel, Inc.

  .  Cincinnati Bell Inc.

  .  Commonwealth Telephone Enterprises, Inc.

  .  GTE Corporation

  .  SBC Communications Inc. and

  .  U S WEST Communications, Inc.

   For each of these companies, Warburg Dillon Read reviewed the multiples of enterprise value -- defined as market value of equity securities plus debt and preferred stock, less cash and the estimated value of non-local telephone assets -- to the following:

  . latest twelve months local telephone EBITDA, finding a multiple range of 6.9x to 9.4x,

  . latest twelve months local telephone EBIT, finding a multiple range of 11.8x to 15.0x and

  . latest twelve months access lines, finding a multiple range of $2,135 to $4,121 per access line.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $17.4 billion to $20.5 billion for the Sprint FON group's local telephone division.

   Precedent Transactions Analysis. Warburg Dillon Read reviewed and analyzed certain financial, operating and stock market information relating to selected merger transactions involving local telephone companies. The transactions used in this analysis included the following precedent transactions, which Warburg Dillon Read believed to be appropriate for comparison:

  .  Qwest Communications International, Inc./U S WEST Communications, Inc.

  .  ALLTEL Corporation/Aliant Communications Inc.

  .  Bell Atlantic Corporation/GTE Corporation

  .  SBC Communications Inc./Ameritech Corporation

  .  SBC Communications Inc./Southern New England Telephone Corporation

  .  CenturyTel, Inc./Pacific Telecom, Inc.

  .  Bell Atlantic Corporation/NYNEX Corporation and

  .  SBC Communications Inc./Pacific Telesis Group.

   For each of these transactions, Warburg Dillon Read reviewed the prices paid and calculated the multiples of enterprise value of the target to the following:

  . latest twelve months local telephone revenue, finding a multiple range of 1.8x to 4.5x

  . latest twelve months local telephone EBITDA, finding a multiple range of 4.5x to 10.0x

  . latest twelve months local telephone EBIT, finding a multiple range of 8.6x to 17.1x and

  . latest twelve months access lines, finding a multiple range of $1,321 to $2,974 per access line.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $21.5 billion to $24.1 billion for the Sprint FON group's local telephone division.

   Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis for the Sprint FON group's local telephone division using Sprint's management projections assuming that the Sprint FON group were to continue to operate on a stand-alone basis and without giving effect to the merger with MCI WorldCom. The discounted cash flow was calculated assuming discount rates ranging from 10.0% to 11.0% and was comprised of the sum of the present values of:

  . the projected unlevered free cash flows for the years 1999 through 2003 and

  . the anticipated future 2003 exit value based upon a range of multiples of 7.5x to 8.5x of its future 2003 EBITDA.

   This analysis implies a range of enterprise values of $19.9 billion to $23.0 billion for the Sprint FON group's local telephone division.

3. Sprint FON Group Product Distribution and Directory Publishing Divisions

   Comparable Public Companies/Precedent Transactions Analysis. Warburg Dillon Read applied the same multiples of enterprise value to latest twelve months EBITDA that were used to value the Sprint FON group's local telephone division to value the Sprint FON group's product distribution and directory publishing divisions. Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $1.8 billion to $2.1 billion for the Sprint FON group's product distribution and directory publishing divisions using a comparable public companies analysis and a range of enterprise values of $2.1 billion to $2.4 billion using a precedent transactions analysis.

   Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis for the Sprint FON group's product distribution and directory publishing divisions using Sprint's management projections assuming that the Sprint FON group were to continue to operate on a stand-alone basis and without giving effect to the merger with MCI WorldCom. The discounted cash flow was calculated assuming discount rates ranging from 10.0% to 11.0% and was comprised of the sum of the present values of:

  . the projected unlevered free cash flows for the years 1999 through 2003 and

  . the anticipated future 2003 exit value based upon a range of multiples of 7.5x to 8.5x of its future 2003 EBITDA.

   This analysis implies a range of enterprise values of $2.1 billion to $2.4 billion for the Sprint FON group's product distribution and publishing business.

4. Sprint FON Group ION Division

   Comparable Public Companies Analysis. Warburg Dillon Read compared selected financial information of the Sprint FON group's ION division with corresponding publicly available information of the following network long distance companies, which Warburg Dillon Read believed to be appropriate for comparison:

  . ITC Deltacom, Inc.

  . NorthEast Optic Network, Inc. and

  . Qwest Communications International, Inc.

   The Companies reviewed in this analysis also included the following competitive local exchange carriers, also known as "CLECs":

  . Allegiance Telecom, Inc.        . Intermedia Communications Inc.

  . e.spire Communications, Inc.    . McLeodUSA Incorporated

  . Electric Lightwave, Inc.        . MGC Communications, Inc.

  . GST Telecommunications, Inc.    . NextLink Communications, Inc.

  . Hyperion                        . RCN Corporation and
    Telecommunications, Inc.
                                    . US LEC Corp.
  . ICG Communications, Inc.

   For each of these companies, Warburg Dillon Read reviewed the multiples of enterprise value--defined as market value of equity securities plus debt and preferred stock, less cash--to the following, with all of the estimates based on analysts' consensus estimates:

  . estimated 2001 revenues, finding a multiple range of 2.1x to 10.8x and

  . estimated 1999 net property, plant & equipment, finding a multiple range of 1.7x to 12.4x.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $2.5 billion to $4.2 billion for the Sprint FON group's ION division.

   Precedent Transactions Analysis. Warburg Dillon Read reviewed and analyzed selected financial, operating and stock market information relating to selected merger transactions involving CLEC and network long distance companies. The transactions used in this analysis included the following precedent transactions, which Warburg Dillon Read believed to be appropriate for comparison:

  . Cincinnati Bell Inc./IXC Communications, Inc.

  . AT&T Canada Corp./Metronet Communications Corp.

  . AT&T Corp./Teleport Communications Group Inc.

  . WorldCom, Inc./Brooks Fiber Properties, Inc.

  . Brooks Fiber Properties, Inc./Metro Access Networks and

  . WorldCom, Inc./MFS Communications Company, Inc.

   For each of these transactions, Warburg Dillon Read reviewed the prices paid and calculated the multiples of enterprise value of the target to analysts' consensus estimates of 1999 net property, plant and equipment, finding a multiple range of 2.4x to 9.4x.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a range of enterprise values of $5.0 billion to $6.7 billion for the Sprint FON group's ION division.

   Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis for the Sprint FON group's ION division using Sprint's management projections assuming that the Sprint FON group were to continue to operate on a stand-alone basis and without giving effect to the merger with MCI WorldCom. The discounted cash flow was calculated assuming discount rates ranging from 12.0% to 14.0% and was comprised of the sum of the present values of:

  . the projected unlevered free cash flows for the years 1999 through 2003 and

  . the anticipated future 2003 exit value based upon a range of multiples of 10.0x to 12.0x of its future 2003 EBITDA.

   This analysis implies a range of enterprise values of $4.2 billion to $5.9 billion for the Sprint FON group's ION division.

5. Other Ventures and Interests

   Warburg Dillon Read valued Sprint's interest in Global One at 2.0x to 3.0x Sprint's proportional share of Global One's estimated revenues for 1999; Sprint's international investments in China, Brazil and Israel at 1.0x investment; and Sprint's investments in Call-Net, EarthLink and its inter-group interest in the Sprint PCS Group at market value as of October 1, 1999. Due to their early stage of development, no incremental value beyond the acquisition cost was assigned to the MMDS companies recently acquired by Sprint. This analysis implies a range of values of $3.0 to $3.5 billion for the Sprint FON group's other ventures and interests.

   Total Sprint FON Group Valuation. By combining the stand alone valuations for the Sprint FON group's long distance telephone division, local telephone division, product distribution and directory publishing divisions, ION division and its other ventures and interests described above, and making adjustments for debt, preferred securities, cash and cash equivalents, investments and option proceeds, this analysis resulted in a valuation range for the Sprint FON group's aggregate equity of:

  . $45.7 billion to $57.2 billion, or approximately $49 to $62 per share, using the comparable public companies analysis

  . $57.0 billion to $68.8 billion, or approximately $62 to $74 per share, using the precedent transactions analysis and

  . $54.4 billion to $66.6 billion, or approximately $59 to $72 per share, using the discounted cash flow analysis.

   Implied Exchange Ratios. Warburg Dillon Read calculated the implied exchange ratios for the Sprint FON group and MCI WorldCom by utilizing the following valuation analyses:

     Historical Public Market Trading Value. The implied exchange ratio based on closing prices of Sprint FON common stock and MCI WorldCom common stock for the following periods ended October 1, 1999 is summarized in the following table:

                                                   Sprint FON Group/MCI WorldCom
                                                     Historical Trading Ratio
                                                   -----------------------------
   As of October 1, 1999..........................            0.8085
   20 Day Average.................................            0.6565
   60 Day Average.................................            0.6204
   90 Day Average.................................            0.6132
   1999 Year-to-Date Average......................            0.5844
   November 24, 1998-to-Date Average..............            0.5868

     Private Market Valuation/Public Company Valuation. The implied exchange ratio ranged from 0.70x to 0.76x based upon a comparison of the Sprint FON group's estimated private market valuation (using the precedent transactions analysis and discounted cash flow analysis) to MCI WorldCom's estimated public company valuation. This range of implied exchange ratios was calculated by comparing the lowest estimated valuation of Sprint FON group common stock to the lowest valuation of MCI WorldCom common stock and the highest estimated valuation of Sprint FON group common stock to the highest estimated valuation of MCI WorldCom common stock.

     Discounted Cash Flow Valuation. The implied exchange ratio ranged from 0.59x to 0.61x based upon a comparison of the Sprint FON group's discounted cash flow valuation to the estimated discounted cash flow valuation of MCI WorldCom. This range of implied exchange ratios was calculated by comparing the lowest estimated valuation of Sprint FON group common stock to the lowest estimated valuation of MCI WorldCom common stock and the highest estimated valuation of Sprint FON group common stock to the highest estimated valuation of MCI WorldCom common stock.

     Earnings Based Contribution Analysis. The implied exchange ratio ranged from 0.56x to 0.82x based upon a comparison of the projected earnings, based on management estimates for the years ending December 31, 2001 through December 31, 2003, contributed by the Sprint FON group to the earnings contributed by MCI WorldCom. This range of implied exchange ratios was calculated by comparing the lowest earnings contribution of the Sprint FON group to the lowest earnings contribution of MCI WorldCom and the highest earnings contribution of the Sprint FON group to the highest estimated contribution of MCI WorldCom.

   In each case, the ranges of the implied exchange ratios were compared to the exchange ratio in the merger.

 Sprint PCS Group Analysis

   Historical Stock Price Performance. Warburg Dillon Read reviewed the relationship between movements in stock prices for the period beginning on November 24, 1998, the day after the Sprint PCS restructuring, and ending October 1, 1999 of:

  . the Sprint PCS group

  . Aerial Communications, Inc.

  . Nextel Communications, Inc.

  . Omnipoint Corporation

  . Powertel, Inc. and

  . VoiceStream Wireless Corporation.

   Warburg Dillon Read noted that during the period analyzed, Sprint PCS group common stock had appreciated 346% compared to 597%, 215%, 543%, 325% and 188% for Aerial Communications, Inc., Nextel Communications, Inc., Omnipoint Communications, Powertel, Inc. and VoiceStream Wireless Corporation, respectively.

   Comparable Public Companies Analysis. Warburg Dillon Read compared financial information of the Sprint PCS group with corresponding publicly available information of the following PCS companies, which Warburg Dillon Read believed to be appropriate for comparison:

  . Aerial Communications, Inc.

  . Nextel Communications, Inc.

  . Omnipoint Corporation

  . Powertel, Inc. and

  . VoiceStream Wireless Corporation.

   For each of these companies, Warburg Dillon Read reviewed and focused on the multiples of enterprise value -- defined as market value of equity securities plus debt and preferred stock, less cash -- and franchise value -- defined as enterprise value less net property, plant and equipment -- to the following:

  . licensed POPs (persons in licensed areas), finding a multiple range of $99 to $140 per POP for enterprise value and $87 to $119 per POP for franchise value

  . subscribers as of June 30, 1999, finding a multiple range of $8,555 to $11,102 per subscriber for enterprise value and $7,107 to $9,874 per subscriber for franchise value and

  . net property, plant and equipment as of June 30, 1999, finding a multiple range of 5.0x to 9.0x for enterprise value.

   Warburg Dillon Read noted that based on the above multiples, the Sprint PCS group was trading at a premium to the companies listed above.

   Securities Research Analysts' Future Price Targets. Warburg Dillon Read reviewed and analyzed future public market trading price targets for Sprint PCS common stock prepared and published by a number of securities research analysts during the period from September 9, 1999 to September 24, 1999. These targets reflected each analyst's estimate of the future public market trading price of Sprint PCS common stock at the end of the particular time period considered for each estimate. The price targets ranged from $54 to $90 per share.

 MCI WorldCom Analysis

   Historical Stock Price Performance. Warburg Dillon Read reviewed the relationship between movements in stock prices for each of the following over a period of five years, three years, one year and the period from January 4, 1999 to October 1, 1999:

  . AT&T Corp.

  . Sprint (incorporating the performance of both the Sprint FON group and the Sprint PCS group) and the Sprint FON group

  . an index of local telephony companies which included: Ameritech
    Corporation; Bell Atlantic Corporation; BellSouth Corporation; GTE Corporation; SBC Communications, Inc., and U S WEST Communications, Inc. and

  . the Standard & Poor's 500 Index.

   Warburg Dillon Read noted the following historical stock price performance for the periods indicated:

                                                                        January
                                                                        4, 1999
                                                                          to
                                                                        October
                                          Five Year Three Year One Year 1, 1999
                                          --------- ---------- -------- -------
MCI WorldCom.............................   539%       224%       53%      1%
AT&T Corp................................    69%        69%        9%    -20%
S&P 500 Index............................   177%        86%       30%      4%
Local telephony index....................   175%       120%       25%      6%
Sprint FON and PCS groups combined.......   298%       283%      100%
Sprint FON group only....................                                 39%

   Warburg Dillon Read noted that over the periods analyzed, Sprint and the Sprint FON group had outperformed AT&T Corp., the Standard & Poor's 500 index and the index of local telephony companies. Warburg Dillon Read further noted that Sprint and the Sprint FON group underperformed MCI WorldCom over the five year period, but outperformed MCI WorldCom over the three year, the one year and the January 4, 1999 to October 1, 1999 periods.

   Securities Research Analysts' Future Price Targets. Warburg Dillon Read reviewed and analyzed future public market trading price targets for MCI WorldCom common stock prepared and published by a number of securities research analysts during the period from June 16, 1999 to September 28, 1999. These targets reflected each analyst's estimate of the future public market trading price of MCI WorldCom common stock at the end of the particular time period considered for each estimate. The price targets ranged from $97 to $120 per share.

   Comparable Public Companies Analysis. Warburg Dillon Read compared financial information of MCI WorldCom with corresponding publicly available information of AT&T Corp. and the Sprint FON group, which Warburg Dillon Read believed to be appropriate for comparison. For each of these companies, Warburg Dillon Read reviewed and focused on the following multiples, with all of the estimates based on analysts' consensus estimates:

  . estimated 1999 P/E Ratios divided by the long-term estimated growth in earnings per share ("EPS"), finding a multiple range of 1.9x to 2.5x

  . estimated 2000 P/E Ratios divided by the earnings to long-term estimated growth in EPS, finding a multiple range of 1.6x to 2.2x

  . estimated 1999 P/E Ratios divided by the sum of the long-term estimated growth ratio in EPS and the dividend yield ("total return"), finding a multiple range of 1.5x to 2.3x and

  . estimated 2000 P/E Ratios divided by the total return, finding a multiple range of 1.4x to 2.1x.

   Taking into account the multiples reviewed, Warburg Dillon Read derived a valuation range of $77 to $107 per share of MCI WorldCom common stock.

   Discounted Cash Flow Analysis. Warburg Dillon Read performed a discounted cash flow analysis for MCI WorldCom using MCI WorldCom's management projections, without giving effect to the merger. The discounted cash flow was calculated assuming discount rates ranging from 10.5% to 11.5% and was comprised of the sum of the present values of:

  . the projected unlevered free cash flows for the years 1999 though 2003

  . the anticipated future 2003 exit value based upon a range of multiples of 13.0x to 15.0x estimated 2003 EBITDA and

  . the value of MCI WorldCom's non-core assets and investments.

   This analysis resulted in an implied equity value for MCI WorldCom, after making adjustments for debt, preferred securities, cash and cash equivalents, investments and option proceeds, ranging from approximately $99 to $118 per share.

   Fairness Opinion Process. The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. Warburg Dillon Read believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion. In performing its analyses, Warburg Dillon Read made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Sprint or MCI WorldCom. The analyses which Warburg Dillon Read performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Warburg Dillon Read is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its investment banking business, Warburg Dillon Read regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. The Sprint board of directors retained Warburg Dillon Read based on Warburg Dillon Read's familiarity with Sprint as well as its substantial experience in transactions such as the merger.

   In the past, Warburg Dillon Read has rendered investment banking and financial advisory services to Sprint and MCI WorldCom for which Warburg Dillon Read received customary compensation. In addition, in the ordinary course of its business, Warburg Dillon Read and its affiliates may actively trade the securities of Sprint and MCI WorldCom for their own account and the accounts of their customers and, accordingly, may at any time hold a long or short position in their securities. Warburg Dillon Read and its affiliates, including UBS AG, may have other business relationships with Sprint and its affiliates and MCI WorldCom.

   Pursuant to the terms of its engagement letter with Warburg Dillon Read, Sprint has agreed to pay to Warburg Dillon Read a fee for financial advisory services in connection with the merger equal to (1) $250,000 payable on the execution of the engagement letter and $250,000 payable on the first business day of each month thereafter up to a maximum of $1,000,000, (2) $10,000,000 payable on the date that Warburg Dillon Read renders its opinion to the Sprint board of directors and (3) $62,000,000 payable upon the completion of the merger, with any fees payable pursuant to clauses (1) and (2) above to be credited against any fees that become payable pursuant to clause (3) above. In addition, if Sprint receives any "termination fee", "breakup fee", "topping fee" or other similar form of compensation under the terms of the merger agreement, up to $40,920,000 of such fee will be payable to Warburg Dillon Read. Sprint has also agreed to reimburse Warburg Dillon Read for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, and to indemnify Warburg Dillon Read against various liabilities, including liabilities under the federal securities laws. As of the date of this proxy statement/prospectus, Warburg Dillon Read had incurred approximately $230,000 of out-of-pocket expenses.

MCI WorldCom's Reasons for the Merger and the MCI WorldCom Board of Directors' Recommendation

 Reasons for the Merger

  The MCI WorldCom board of directors believes that the merger will produce a dramatically more effective competitor in the global telecommunications marketplace. The combined company will have the capital and proven marketing strength to compete more effectively against incumbent carriers, domestically and abroad, and to provide a full range of services to residential and business customers on its owned, end-to-end, state-of-the-art networks. Additionally, the MCI WorldCom board of directors expects that the combined company will be a leader in the fastest growing areas of global communications services, offering innovative broadband, "all-distance" services to businesses and homes, and nationwide digital wireless voice and data services. The combined company is expected to have over $50 billion in 1999 revenues and will provide a complete range of local, long distance, Internet and international communications services.

   In particular, the MCI WorldCom board of directors believes that the combination of MCI WorldCom and Sprint will enable the combined company to:

  . offer a unique broadband access alternative to both cable and traditional telephony providers in the United States through a combination of digital subscriber line facilities and fixed wireless access using the combined company's "wireless cable" spectrum

  . continue to lead the industry with innovative service offerings for consumer and business customers and

  . continue as an effective competitor in the wireless market in the United
    States.

   The MCI WorldCom board of directors has concluded that the merger will create substantial opportunities for cost savings and operating efficiencies. MCI WorldCom estimates that annual cash operating cost savings and operating efficiencies of $1.9 billion are achievable in 2001, the expected first full year of the combination, increasing to $3.0 billion in 2004. These cost savings and operating efficiencies are anticipated primarily to result from better utilization of the combined networks and other operational savings. In addition, capital expenditure savings of $1.3 billion are expected in 2001 and beyond. These savings are anticipated to result primarily from economies of scale and procurement efficiencies. There can, however, be no assurance that any specific level of cost savings or other operating efficiencies will be achieved.

   MCI WorldCom estimates that the cost savings and operating efficiencies set forth below are achievable as a result of the merger. These cost saving and operating efficiency estimates are net of the expenses MCI WorldCom estimates will be incurred to achieve these savings. MCI WorldCom is in the process of developing its plan to integrate the operations of Sprint which may include some costs. As a result of this plan, a charge, which may be material but which cannot be quantified at this time, is expected to be recognized in the period in which this transaction occurs.

                 Cost Saving and Operating Efficiency Estimates

                                                 Fiscal Year      Cumulative
                                                     Ended       Fiscal Years
                                               December 31, 2001  2001 to 2004
                                              ------------------ -------------
                                                       (In billions)
Pre-tax cash operating cost savings and
 operating efficiencies
Network......................................        $0.5            $3.4
Sales, general and administrative............         1.3             5.5
Other........................................         0.1             0.8
                                                     ----            ----
  Total......................................        $1.9            $9.7
                                                     ====            ====
Capital expenditure savings..................        $1.3            $5.2
                                                     ====            ====

   Network. Network cost savings and operating efficiencies are anticipated to be realized primarily as a result of reduced domestic and international network costs. As a result of Sprint's and MCI WorldCom's extensive local and long distance networks, the combined company will carry an increased proportion of its domestic and international traffic on its own facilities resulting in a reduction in leased line costs and access costs associated with switched traffic. MCI WorldCom estimated the magnitude of potential cost savings in this area using various assumptions, including:

  . the magnitude of MCI WorldCom's and Sprint's projected costs for terminating traffic domestically and internationally

  . the mix of these costs between different categories such as access, direct access lines and leased lines and entry facilities and

  . the proportion of the projected costs that net of implementation costs could be eliminated as a result of combining MCI WorldCom's and Sprint's activities.

   Sales, General and Administrative. The increased scale of activities in the combined company's operations will result in opportunities to reduce costs by avoiding expenditures on duplicative activities, greater purchasing power and the adoption of best practices in cost containment across the combined company resulting in a reduction in sales, general and administrative expenses. MCI WorldCom estimated the magnitude of potential cost savings in this area using various assumptions, including:

  . the magnitude of MCI WorldCom's and Sprint's sales, general and administrative expense category such as sales, accounting and finance and information services and

  . the proportion of projected costs that net of implementation costs could be eliminated as a result of combining MCI WorldCom's and Sprint's activities.

   Other. Other cost savings and operating efficiencies are expected to be realized as a result of the elimination of duplicated overseas initiatives and the ability to route a greater proportion of long distance and local traffic from the Sprint PCS group's activities on the combined company's network. MCI WorldCom estimated the magnitude of potential cash benefits in this area using various assumptions, including:

  . the magnitude of costs associated with duplicated overseas initiatives and

  . the additional proportion of the Sprint PCS group's long distance and local traffic that could be carried on the combined company's network as a result of the merger and the resulting benefit to the combined company.

   Capital Expenditure Savings. Capital expenditure savings are expected to be realized primarily in domestic long distance network activities. Capital expenditures relating to the combined company's long distance activities will be reduced as a result of avoided duplicative fixed capital expenses and the cost benefits realized from greater purchasing efficiencies. MCI WorldCom estimated the magnitude of potential savings in this category using various assumptions, including:

  . the magnitude of MCI WorldCom's and Sprint's long distance and other capital expenditures and

  . the proportion of the projected costs that net of implementation costs could be eliminated as a result of combining MCI WorldCom's and Sprint's activities.

   Specific business strategies necessary to realize the anticipated cost savings and operating efficiencies will include:

  . coordinating the purchasing activities of the combined company to ensure that potential purchasing efficiencies are achieved

  . coordinating network operations to ensure that to the extent possible economically attractive traffic is carried on the network of the combined company domestically and overseas

  . coordinating local activities of the combined company to eliminate unnecessary duplication

  . adopting best practices in cost control throughout the combined company and

  . coordinating capital expenditure programs of the combined company to eliminate unnecessary duplication.

   In addition to cost savings, the MCI WorldCom board of directors believes that the merger offers the prospect of significant revenue benefits as a result of churn reduction from bundling a broader range of services, cross selling to a larger customer base and the development of new services.

   For the reasons described above, the MCI WorldCom board of directors believes that the merger agreement and the merger are in the best interests of MCI WorldCom and its shareholders. In reaching its conclusion, the MCI WorldCom board of directors considered, among other things:

   1. the judgment, advice and analyses of its management recommending the merger

   2. the financial condition, results of operations and cash flows of MCI WorldCom and Sprint, both on a historical and a prospective basis

   3. the cost reductions and operating efficiencies as described above that it believed would be available to the combined enterprise as a result of the merger

   4. the many management challenges associated with successfully integrating the businesses of two major corporations

   5. MCI WorldCom's successful integration of MCI Communications

   6. the strategic benefits of the merger and the anticipated environment in the telecommunications industry

   7. the ability for MCI WorldCom to enter the wireless business in the United States and offer a full range of services to residential and business customers

   8. the terms and conditions of the merger agreement

   9. historical market prices and trading information with respect to MCI WorldCom common stock and Sprint common stock

  10. the terms and conditions of the Sprint PCS common stock

  11. Salomon Smith Barney's fairness opinion dated as of October 4, 1999, and its presentation to the MCI WorldCom board of directors, as described under "The Merger--Opinion of MCI WorldCom's Financial Advisor"

  12. the likelihood of receiving regulatory clearance for the merger

  13. current industry, economic and market conditions and

  14. the percentage ownership of the combined company to be owned by holders of MCI WorldCom common stock.

   This discussion of the information and factors considered by the MCI WorldCom board of directors in making its decision is believed to include all material factors considered by the MCI WorldCom board of directors. In view of the variety of factors considered in connection with its evaluation of the proposed merger, the MCI WorldCom board of directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the MCI WorldCom board of directors may have given different weight to different factors.

   The MCI WorldCom board of directors considered all of these factors as a whole, and overall considered the factors to be favorable. However, the overall view of the MCI WorldCom board of directors was that factors 4 and 12 described above were uncertainties or risks relating to the merger, but that the other reasons and factors described above were generally considered favorable.

 Recommendation of the MCI WorldCom Board of Directors

   After careful consideration, the MCI WorldCom board of directors has determined that the merger and the terms of the merger agreement are advisable, fair to and in the best interests of MCI WorldCom and its shareholders and recommends that MCI WorldCom shareholders vote FOR approval of the merger agreement.

Opinion of MCI WorldCom's Financial Advisor

   Salomon Smith Barney has acted as the financial advisor to MCI WorldCom in connection with the merger. On October 4, 1999, Salomon Smith Barney stated in a presentation to the MCI WorldCom board of directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions set forth in the presentation, the FON exchange ratio and the consideration to be paid by MCI WorldCom to holders of Sprint PCS common stock in the merger, taken as a whole, was fair, from a financial point of view, to MCI WorldCom.

   While the FON exchange ratio and the PCS exchange ratio have been adjusted to reflect both MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999 and Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000, the Salomon Smith Barney opinion, the summary of the Salomon Smith Barney opinion and the procedures and analyses described below refer to the FON exchange ratio and the PCS exchange ratio contemplated as of the date of the Salomon Smith Barney opinion.

   The full text of the written opinion, which sets forth the assumptions made, procedures followed and matters considered by Salomon Smith Barney, is set forth as Annex 4 to this proxy statement/prospectus. MCI WorldCom shareholders are urged to read carefully Salomon Smith Barney's opinion in its entirety.

   The opinion and presentation of Salomon Smith Barney to the MCI WorldCom board of directors, in connection with which Salomon Smith Barney was requested to evaluate, among other things, the fairness from a financial point of view of the FON exchange ratio and consideration to be paid by MCI WorldCom to holders of Sprint PCS common stock in the merger, taken as a whole, to MCI WorldCom, was only one of many factors taken into consideration by the MCI WorldCom board of directors in making its determination to approve the merger and the merger agreement. No limitations were imposed by the MCI WorldCom board of directors upon Salomon Smith Barney with respect to the investigation made or the procedures followed by Salomon Smith Barney in rendering its opinion.

   Salomon Smith Barney's opinion should be read carefully and in its entirety. It is directed only to the fairness, from a financial point of view, of the FON exchange ratio and consideration to be paid by MCI WorldCom to holders of Sprint PCS common stock in the merger, taken as a whole, to MCI WorldCom, and does not address the underlying business decision of MCI WorldCom to effect the merger or constitute a recommendation to any MCI WorldCom shareholder as to how such holder should vote with respect to the merger. It also does not constitute an opinion or imply any conclusion of Salomon Smith Barney as to the likely trading range for the MCI WorldCom common stock, Sprint FON common stock or Sprint PCS common stock following the announcement or completion of the merger, which may vary.

   In connection with rendering its opinion, Salomon Smith Barney reviewed selected publicly available information concerning MCI WorldCom and Sprint and other financial information concerning MCI WorldCom and Sprint, including financial forecasts and estimates of synergies, that were provided to Salomon Smith Barney by MCI WorldCom and Sprint. Salomon Smith Barney discussed the business operations and financial conditions of MCI WorldCom and Sprint as well as other matters Salomon Smith Barney believed to be relevant to its inquiry, including matters relating to the obtaining of regulatory approvals for the merger, with officers and employees of MCI WorldCom and Sprint. Salomon Smith Barney also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

   In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of the financial and other information, including information relating to the obtaining of regulatory approvals for the merger, reviewed by Salomon Smith Barney. With respect to MCI WorldCom's and Sprint's financial forecasts, Salomon Smith Barney assumed that they had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the managements of MCI WorldCom and Sprint, as to the future financial performance of MCI WorldCom and Sprint, respectively. Salomon Smith Barney expressed no opinion with respect to such forecasts or the assumptions on which they are based. Salomon Smith Barney assumed that the estimates of synergies had been reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of MCI WorldCom and Sprint. Salomon Smith Barney expressed no opinion with respect to such estimates or the assumption on which they were based. Salomon Smith Barney did not make, obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets, including properties and facilities, or liabilities of MCI WorldCom or Sprint. The Salomon Smith Barney opinion was necessarily based upon conditions as they existed and could be evaluated on October 4, 1999.

   In connection with rendering its opinion to the MCI WorldCom board of directors, Salomon Smith Barney performed financial analyses which it presented to the MCI WorldCom board of directors, the material portions of which are summarized below. Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying its opinion. While the conclusions reached in connection with each analysis were considered carefully by Salomon Smith Barney in arriving at its opinion, Salomon Smith Barney made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies and transactions, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. No public company utilized as a comparison is identical to MCI WorldCom or Sprint, and none of the other business combinations utilized as a comparison is identical to the proposed merger. Accordingly, any analysis of publicly traded comparable companies or comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the public trading value of the companies or company to which they are being compared. The range of valuation for any particular analysis should not be taken to be the view of Salomon Smith Barney of the actual value of MCI WorldCom or Sprint.

   The following is a summary of the material financial analyses used by Salomon Smith Barney in connection with providing its opinion to the MCI WorldCom board of directors. The summaries below include information presented in tabular format. In order to fully understand such financial analyses used by Salomon Smith Barney, the tables must be read with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. See "Risk Factors Relating to the Merger".

(1) Historical Stock Price Performance

   Salomon Smith Barney reviewed the relationship between movements of Sprint FON common stock, MCI WorldCom common stock, AT&T Corp. common stock and Qwest Communications common stock for the period from and including November 24, 1998 through September 30, 1999. Salomon Smith Barney noted that during the period analyzed, Sprint FON common stock had appreciated 48% compared to 22%, 4% and 46% for MCI WorldCom, AT&T Corp. and Qwest Communications, respectively. Salomon Smith Barney also reviewed the trading volume and price history of Sprint FON common stock for the period from and including November 24, 1998 through September 30, 1999 and the trading volume and price history of MCI WorldCom common stock for the period from January 1, 1998 through September 30, 1999.

   Salomon Smith Barney also reviewed the relationship between movements of Sprint PCS common stock, Aerial Communications common stock, NEXTEL Communications common stock, Omnipoint Corporation common stock, Powertel common stock and VoiceStream Wireless common stock for the period from January 1, 1999 through September 30, 1999. Salomon Smith Barney noted that during the period analyzed, Sprint PCS common stock had appreciated 237% compared to 325%, 162%, 458%, 270% and 201% for Aerial Communications, Inc, NEXTEL Communications, Inc., Omnipoint Corporation, Powertel, Inc. and VoiceStream Wireless Corporation, respectively. Salomon Smith Barney also reviewed the trading volume and price history of Sprint PCS common stock for the period from January 1, 1999 through September 30, 1999.

(2) Historical Exchange Ratio Analysis

   Salomon Smith Barney reviewed the implied historical exchange ratio between MCI WorldCom common stock and Sprint FON common stock determined by dividing the price per share of Sprint FON common stock by the price per share of MCI WorldCom common stock for the ten, six, three and one month intervals ending September 23, 1999, the last trading day prior to public reports regarding the possibility of the merger. The review indicated that during this period the closing prices of Sprint FON common stock and MCI WorldCom common stock on September 23, 1999 implied an exchange ratio of 0.65 and indicated the following high, low and average implied historical exchange ratios during these periods:

                   High Implied                 Low Implied                 Average Implied
                  Exchange Ratio               Exchange Ratio               Exchange Ratio
                  --------------               --------------               ---------------
1 month                0.67                         0.57                         0.61
3 months               0.68                         0.55                         0.60
6 months               0.68                         0.53                         0.60
10 months              0.68                         0.49                         0.58

(3) Synergies

   Salomon Smith Barney reviewed the synergy estimates provided by the managements of MCI WorldCom and Sprint. The synergy estimates reflect only the incremental benefits expected by the managements of MCI WorldCom and Sprint to result from the merger as compared to MCI WorldCom on a stand-alone basis, and exclude any revenue synergies. Salomon Smith Barney then estimated the present value as of September 30, 1999 of the future streams of after-tax cash flows generated by those synergies, by applying discount rates reflecting a weighted average cost of capital ranging from 9.25% to 10.25% per annum to such cash flows through 2004 and by adding a terminal value determined by projecting a range of nominal perpetual synergy growth rates ranging from -0.5% to 4.0%. This analysis resulted in a range of values for the synergies of $25.3 billion to $35.8 billion, representing a range of synergy value per fully diluted share of Sprint FON common stock from approximately $27 to $39. This synergy value range was a factor in several of the other analyses performed by Salomon Smith Barney as discussed below. As described above under "--MCI WorldCom's Reasons for the Merger and the MCI WorldCom Board of Directors' Recommendation", the estimates of achievable cost synergies are based on numerous estimates, assumptions and judgments and are subject to significant uncertainties. Actual results may vary from the synergy estimates and the variations may be material.

(4) Business Division Analysis of the Sprint FON Group

   Salomon Smith Barney arrived at a range of values for the Sprint FON group by separately valuing its long distance division, its local services division and its remaining other assets. Salomon Smith Barney utilized two principal valuation methodologies in valuing these business divisions: a public market analysis and a private market analysis. Public market analysis analyzes a division's operating performance and outlook relative to a group of publicly traded peer companies to determine an implied unaffected market trading value. Private market analysis provides a valuation range based upon financial information of companies in the same or similar industries as the business division which have been acquired in selected recent transactions. No company used in the public market or private market analyses described below is identical to the respective business division of Sprint. Accordingly, an analysis of the data described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the business divisions and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

Sprint's Long Distance Division

   Public Market Analysis. Salomon Smith Barney compared selected financial information of Sprint's long distance division with corresponding publicly available information of AT&T Corp. and MCI WorldCom, which Salomon Smith Barney believed to be appropriate for comparison. Salomon Smith Barney reviewed the multiplies of firm value to estimated 2000 EBITDA, and to estimated 2000 EBIT, represented by the trading prices of the selected group of companies. Using this information and other factors relevant in the valuation of Sprint's long distance division, Salomon Smith Barney determined an estimated 2000 EBITDA multiple range of 7.5x to 8.5x and an estimated 2000 EBIT multiple range of 12.0x to 13.0x. This analysis resulted in a valuation of Sprint's long distance division ranging from a low average of $22.7 billion to a high average of $25.2 billion. Actual results of Sprint's long distance division may vary from the EBITDA and EBIT estimates and the variations may be material.

   Private Market Analysis. Salomon Smith Barney reviewed and analyzed selected financial, operating and stock market information relating to the following comparable selected transactions involving long distance telecommunications companies:

  .  Cincinnati Bell Inc./IXC Communications, Inc.

  .  Global Crossing Ltd./Frontier Corporation

  .  Teleglobe, Inc./Excel Communications, Inc.

  .  Qwest Communications International, Inc./LCI International Inc.

  .  Intermedia Communications Inc./National Telecommunications of Florida

  .  IXC Communications, Inc./Network Long Distance Inc.

  .  Intermedia Communications Inc./LDS Communications Group

  .  Teleport Communications Group Inc./ACC Corporation

  .  WorldCom, Inc./MCI Communications Corporation

  .  LCI International Inc./USLD Communications Corp.

  .  Excel Communications, Inc./Telco Communications, Inc.

  .  British Telecommunications plc/MCI Communications Corporation

  .  ACC Corporation/ACC TelEnterprises and

  .  Tel-Save Holdings, Inc./TOTAL-TEL USA, Inc.

Salomon Smith Barney reviewed the multiples of firm value to estimated forward EBITDA represented by the transaction prices of the subject companies. Using this information and other factors relevant in the valuation of Sprint's long distance division, Salomon Smith Barney determined an estimated 2000 EBITDA multiple range of 9.0x to 11.0x. This analysis resulted in a valuation of Sprint's long distance division ranging from $27.1 billion to $33.2 billion. Actual results of Sprint's long distance division may vary from the EBITDA estimate and the variations may be material.

Sprint's Local Services Division

   Public Market Analysis. Salomon Smith Barney compared selected financial information of Sprint's local services division with the following group of companies that Salomon Smith Barney believed to be appropriate for comparison:

  .  ALLTEL Corporation

  .  CenturyTel, Inc.

  .  Cincinnati Bell Inc. and

  .  TDS.

Salomon Smith Barney reviewed the multiples of firm value to estimated 2000 EBITDA, 2000 EBIT, and number of local access lines as of June 30, 1999. Using this information and other factors relevant in the valuation of Sprint's local services division, Salomon Smith Barney determined an estimated 2000 EBITDA multiple range of 7.0x to 8.0x, an estimated 2000 EBIT multiple range of 12.5x to 14.5x and an access lines multiple range of $2,500 to $2,750. This analysis resulted in a valuation of Sprint's local services division ranging from a low average of $20.0 billion to a high average of $22.8 billion. Actual results of Sprint's local services division may vary from the EBITDA and EBIT estimates and the variations may be material.

   Private Market Analysis. Salomon Smith Barney reviewed and analyzed selected financial, operating and stock market information relating to the following selected transactions involving comparable local carrier companies:

  .  Citizens/GTE Access Lines

  .  CenturyTel, Inc./GTE Access Lines

  .  Qwest Communications International, Inc./U S West Inc.

  .  CenturyTel, Inc./GTE Access Lines

  .  Alaska Communications Systems/Anchorage Telephone Utility

  .  Alaska Communications Systems/CenturyTel's Alaska Businesses

  .  Madison River Telephone/Gulf Telephone

  .  Citizens Utilities/U S WEST Access Lines

  .  ALLTEL Corporation/Aliant Communications, Inc.

  .  Bell Atlantic Corporation/GTE Corporation

  .  SBC Communications Inc./Ameritech Corporation

  .  Gallatin River/Sprint Access Lines

  .  CenturyTel, Inc./Ameritech Access Lines and

  .  SBC Communications Inc./Southern New England Telephone Corporation.

Salomon Smith Barney reviewed the multiples of firm value to estimated 2000 EBITDA represented by the share prices of the subject companies. Using this information and other factors relevant in the valuation of Sprint's local services division, Salomon Smith Barney determined an estimated 2000 EBITDA multiple range of 9.0x to 9.5x. This analysis resulted in a valuation of Sprint's local services division ranging from $25.0 billion to $26.4 billion. Actual results of Sprint's local services division may vary from the EBITDA estimates and the variations may be material.

Sprint's Other Assets

   Salomon Smith Barney performed a public market analysis and private market analysis on Sprint's other assets, which consist of publishing, North Supply, Global One, CLEC/ION, Call-Net, EarthLink and the Sprint FON group's inter-group interest in the Sprint PCS group. The public market analysis of Sprint's other assets resulted in a valuation of such assets ranging from $6.7 billion to $7.7 billion. The private market analysis on the Sprint other assets resulted in a valuation of such assets ranging from $7.6 billion to $8.8 billion.

Total Sprint FON Group Valuation

   By combining the stand-alone valuations for Sprint's long distance division, Sprint local services and Sprint's other assets described above and making adjustments for outstanding debt, this analysis resulted in a valuation range for the Sprint FON group's aggregate equity of $45.8 billion to $51.9 billion, or approximately $49 to $56 per share, using the public market analysis and $56.0 billion to $64.5 billion, or approximately $60 to $70 per share, using the private market analysis.

   Incorporating the mid-point valuation for transaction synergies noted above, the total public market valuation for the Sprint FON group would be approximately $81 to $88 per share of Sprint FON common stock. This compares to a value of $76 per share of Sprint FON common stock (based on the price of MCI WorldCom common stock on the date of the merger agreement) to be received by Sprint FON common stockholders plus a value of approximately $6 per share of Sprint FON common stock to be received by Sprint PCS common stockholders.

   Because each transaction considered in Salomon Smith Barney's private market analysis is based on the market conditions, industry dynamics and other circumstances specific to that transaction, Salomon Smith Barney believes that the relatively short list of transactions of this size and the absence of any transaction utilizing a comparable structure makes the private market analysis less relevant.

(5) Discounted Cash Flow Segment Analysis of the Sprint FON Group

   Salomon Smith Barney performed a discounted cash flow analysis of the Sprint FON group's principal business segments to provide insight into the intrinsic value of the Sprint FON group based on projected earnings and capital requirements and cash flows generated by those business segments. The Sprint FON group business segments analyzed included long distance, local, ION, publishing, North Supply and corporate/other. Salomon Smith Barney estimated the Sprint FON group segment discounted cash flow by using, for each of these business segments, as appropriate, a discount rate reflecting a weighted average cost of capital and selected terminal value multiples in the ranges set forth below.

                  Weighted Average   Selected Terminal Multiples (x) /
Segment          Cost of Capital (%)     Perpetual Growth Rate (%)
-------          ------------------- ---------------------------------
Long Distance        9.25%-10.25%                8.5x-9.5x
Local                8.75%-9.75%                 8.0x-9.0x
ION                 13.00%-14.00%                8.0x-10.0x
Publishing           9.00%-10.00%                8.0x-10.0x
North Supply         9.75%-10.75%                9.0x-11.0x
Corporate/Other      9.50%-10.50%               3.50%-4.50%

   Based on these discount rates, terminal multiples, perpetuity growth rates and adjustments, and after combining the individual values to calculate a combined value, this analysis resulted in implied per share values for Sprint FON common stock ranging from approximately $57 to $69. Incorporating the mid-point valuation for transaction synergies noted above, the total valuation for the Sprint FON group would be approximately $89 to $101 per share of Sprint FON common stock. This compares to a value of $76 per share of Sprint FON common stock (based on the price of MCI WorldCom common stock on the date of the merger agreement) to be received by Sprint FON common stockholders plus a value of approximately $6 per share of Sprint FON common stock to be received by Sprint PCS common stockholders.

(6) Public Market Analysis of the Sprint PCS Group

   Salomon Smith Barney estimated a range of values for the Sprint PCS group by performing a public market analysis of the Sprint PCS group. Salomon Smith Barney compared selected financial information of the Sprint PCS group with the following group of wireless companies that Salomon Smith Barney believed to be appropriate for comparison:

   .  Aerial Communications, Inc.

   .  Nextel Communications, Inc.

   .  Omnipoint Corporation

   .  Powertel, Inc. and

   .  VoiceStream Wireless Corporation.

   Salomon Smith Barney reviewed the multiples of firm value to population, adjusted for proportionate equity interest and spectrum ownership, in the Sprint PCS group market area as of June 30, 1999, referred to as "Adjusted POPs", number of subscribers as of June 30, 1999, referred to as "Subscribers", and Last Quarter Annualized Service Revenues, referred to as "LQA Service Revenues". Using this information and other factors relevant in the valuation of the Sprint PCS group, Salomon Smith Barney determined an estimated Adjusted POPs multiple range of $230 to $250, an estimated Subscribers multiple range of $9,000 to $12,000 and an estimated LQA Service Revenues multiple range of 19.0x to 23.0x. This analysis resulted in a valuation of the Sprint PCS group, based on Adjusted POPs of 199.2 million, 4.0 million Subscribers and LQA Service Revenues of $2.4 billion, ranging from a low average of $42.3 billion to a high average of $50.8 billion. After making adjustments for outstanding net debt, this analysis resulted in a valuation for the Sprint PCS group's aggregate equity of $32.9 billion to $41.4 billion, or approximately $61 to $77 per share.

(7) Discounted Cash Flow of the Sprint PCS Group

   Salomon Smith Barney also performed a discounted cash flow analysis of the Sprint PCS group. Salomon Smith Barney performed this analysis using a discount rate reflecting a weighted average cost of capital ranging from 10.5% to 11.5% and a multiple of terminal EBITDA ranging from 11.5x to 12.5x. This analysis resulted in implied per share values for Sprint PCS common stock ranging from approximately $69 to $83.

(8) MCI WorldCom Valuation Analysis

   Salomon Smith Barney also performed a discounted cash flow analysis of MCI WorldCom. Salomon Smith Barney estimated the MCI WorldCom discounted cash flow value by using a discount rate reflecting a weighted average cost of capital ranging from 11.50% to 12.50% and a multiple of terminal EBITDA ranging from 9.5x to 11.5x. This analysis resulted in implied per share values for MCI WorldCom common stock ranging from approximately $81 to $100.

   Salomon Smith Barney also applied projected 1999, 2000 and 2001 earnings per share ("EPS") and EPS growth rate of MCI WorldCom common stock to a growth-adjusted price to earnings multiple ("P/E/G") of a group of long distance companies, including AT&T, Sprint, Qwest and Global Crossing, which Salomon Smith Barney determined to be comparable to MCI WorldCom. Similarly, Salomon Smith Barney applied a growth-adjusted Firm Value to EBITDA multiple, derived from the same group of comparable long distance companies, to MCI WorldCom's projected EBITDA and growth rate. These growth adjusted multiple analyses yielded a price per share range for MCI WorldCom common stock of approximately $77 to $94.

   In addition, Salomon Smith Barney reviewed the recommendations and price targets of Wall Street research analyst estimates. Actual results may vary from such estimates and the variations may be material. MCI WorldCom takes no responsibility for any of the research analyst estimates.

   Salomon Smith Barney is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and corporate, estate and other purposes. MCI WorldCom retained Salomon Smith Barney as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions such as the merger.

   In the past Salomon Smith Barney has rendered investment banking services to MCI WorldCom for which it has been paid fees. Pursuant to an engagement letter dated September 29, 1999, MCI WorldCom agreed to pay Salomon Smith Barney a fee of:

  . $3 million upon the execution of the merger agreement

  . $3 million upon receipt of requisite shareholder approvals to complete the merger

  . $24 million upon completion of the merger and

  . up to $2.5 million, upon completion of the merger, in the sole discretion of MCI WorldCom, based on Salomon Smith Barney's performance of its obligations within the scope of its role as financial advisor.

   In addition, if MCI WorldCom receives a termination fee under the terms of the merger agreement or any profit resulting from any shares (or option to acquire shares or assets) of Sprint acquired in connection with the proposed merger during the term of the Salomon Smith Barney engagement letter, or within 18 months thereafter, Salomon Smith Barney will receive a termination fee equal to the lesser of (1) 5% of all such fees or profits, net of direct out-of-pocket expenses incurred by MCI WorldCom in connection with the proposed merger or in obtaining such termination fees or profits, and (2) $15 million less other amounts paid or payable under the engagement letter.

   Additionally, MCI WorldCom has agreed to reimburse Salomon Smith Barney for reasonable out-of-pocket expenses, including, without limitation, reasonable fees and expenses of Salomon Smith Barney's legal counsel, provided that this reimbursement will not exceed $250,000 in the aggregate without MCI WorldCom's prior written consent. As of the date of this proxy statement/prospectus, Salomon Smith Barney has incurred approximately $41,000 of out-of-pocket expenses. MCI WorldCom has also agreed to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement. In the ordinary course of business, Salomon Smith Barney or its affiliates may actively trade the securities of MCI WorldCom and Sprint for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

Interests of Sprint Directors and Executive Officers in the Merger

   In considering the recommendation of the Sprint board of directors in favor of the merger and the merger agreement, Sprint stockholders should be aware that directors and executive officers of Sprint have interests in the merger as directors or executive officers that are different from, or in addition to, the interests of Sprint stockholders generally, as described below.

   These additional interests relate to, among other things, the effect of the merger on employment and benefit arrangements to which directors and executive officers are parties or under which they have rights. These interests, to the extent material, are described below. The Sprint board of directors recognized these interests and determined that the interests neither supported nor detracted from the fairness of the merger to (1) the holders of Sprint FON common stock, taken as a separate class, (2) the holders of Sprint PCS common stock, taken as a separate class, or (3) the holders of Sprint common stock, taken as a whole.

 Board of Directors

   MCI WorldCom and Sprint have agreed that the WorldCom board of directors, at the completion of the merger, will consist of 16 members, 6 of whom will initially be designated by Sprint from among the existing directors of Sprint.

 Ownership of Sprint Capital Stock; Stock Options

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All numbers of Sprint PCS common shares and options in the following discussion have been retroactively restated to reflect this stock split.

   As of September 30, 1999, directors and executive officers of Sprint beneficially owned:

  . an aggregate of 4,243,103 shares of Sprint series 1 FON common stock (or approximately 0.5% of the then outstanding Sprint FON common stock) and

  . an aggregate of 2,360,448 shares of Sprint series 1 PCS common stock (or approximately 0.3% of the then outstanding Sprint PCS common stock), in each case excluding shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock that may be acquired upon the exercise of outstanding options.

   As of September 30, 1999, directors and executive officers of Sprint held:

  . options to purchase an aggregate of 16,831,802 shares of Sprint series 1 FON common stock, of which 3,107,508 were exercisable and

  . options to purchase an aggregate of 9,123,432 shares of Sprint series 1 PCS common stock, of which 1,952,430 were exercisable.

   Most of Sprint's stock option plans provide that options outstanding for a year at the time of the Sprint special meeting will become fully vested, if not previously vested, and exercisable upon the adoption by the Sprint stockholders of the merger agreement, although some options held by directors of Sprint would not become fully vested and exercisable until completion of the merger. As of September 30, 1999, options to purchase 9,046,014 shares of Sprint series 1 FON common stock and 4,546,494 shares of Sprint series 1 PCS common stock held by directors and executive officers had been outstanding for a year and would therefore vest early upon the adoption by the Sprint stockholders of the merger agreement, unless otherwise agreed to by the individual directors and executive officers.

   As of September 30, 1999, the following executive officers owned the number of shares of Sprint FON common stock, Sprint PCS common stock and options to purchase shares of Sprint FON common stock and Sprint PCS common stock shown in the table below. Assuming:

  .  completion of the merger

  .  their continued employment until the completion of the merger

  .  no change in their share and option ownership and

  .  a FON exchange ratio of 1.8342,

the executive officers would own the number of shares of WorldCom common stock and WorldCom series 1 PCS common stock and hold options to purchase the number of shares of WorldCom common stock and WorldCom series 1 PCS common stock shown in the table below:

                                        William T. Ronald T. Kevin B. Arthur B.
                                          Esrey      LeMay    Brauer   Krause
                                        ---------- --------- -------- ---------
Shares of Sprint FON common stock.....   2,133,267   910,255  22,290    328,875

Shares of Sprint PCS common stock.....   1,171,496   535,922  11,558    121,202

Options for Sprint FON common stock...   7,485,582 3,849,666 420,080    780,209

Options for Sprint PCS common stock...   3,646,350 1,864,984 211,330    438,328

Maximum shares of WorldCom common
 stock................................   4,048,761 1,731,770  42,225    617,285

Shares of WorldCom series 1 PCS common
 stock................................   1,171,496   535,922  11,558    121,202

Maximum options for WorldCom common
 stock................................  14,153,122 7,277,443 795,031  1,481,917

Options for WorldCom series 1 PCS
 common stock.........................   3,646,350 1,864,984 211,330    438,328

   As of September 30, 1999, executive officers held an aggregate of 604,622 restricted shares of Sprint FON common stock and 302,312 restricted shares of Sprint PCS common stock awarded under Sprint's long-term incentive compensation plan or Sprint's 1990 restricted stock plan or received upon exercise of stock options. Each of these plans provides that the restrictions will lapse on the shares of restricted stock outstanding for a year at the time of adoption by the Sprint stockholders of the merger agreement. As of September 30, 1999, the restricted stock held by the executive officers had been outstanding for a year and therefore the restrictions will lapse on all of these shares upon the adoption by Sprint stockholders of the merger agreement.

 Employment Agreements

   MCI WorldCom has guaranteed minimum salaries and minimum short-term incentive compensation opportunities of Mr. Esrey and Mr. LeMay for three years following the closing of the merger. The minimum salary for each individual will be the amount of the salary paid to him in 1999, which was $1,000,000 for Mr. Esrey and $883,400 for Mr. LeMay; the minimum short-term incentive compensation opportunity for each will be the 1999 opportunity, which is approximately $1,600,000 for Mr. Esrey and $935,000 for Mr. LeMay.

   Sprint has contingency employment agreements with Messrs. Esrey, LeMay and Krause and three other executive officers. These agreements are intended to assure these executive officers of continued employment for a period of three years following any event that constitutes a change in control of Sprint. If the employment of any of these executive officers is involuntarily terminated other than for "cause" or any of these executive officers terminates his employment for "good reason" within the three-year period following a "change in control" of Sprint, as such terms are defined in each of the contingency employment agreements, such executives will receive the following benefits:

  . the executive will continue to receive monthly salary payments for 35 months, or until the executive officer reaches age 65 if this occurs earlier. The current annual salaries set are $1,000,000 for Mr. Esrey, $920,400 for Mr. LeMay, $429,092 for Mr. Krause, and $3,631,294 for all executive officers covered by these agreements as a group

  . the executive will receive three payments each equal to the highest short-term plus the highest long-term incentive compensation awards received during the three years preceding termination, paid on the 13th, 25th and 35th months following termination. For the last three years, the highest of these awards was $5,029,894 for Mr. Esrey, $2,927,102 for Mr. LeMay, $1,203,120 for Mr. Krause and $11,427,839 for all executive officers covered by these agreements as a group

  . the executive will receive 35 months, or until the executive is reemployed, whichever is shorter, of life, disability, medical and dental insurance coverage

  . under Sprint's pension plan, retirement benefits will be determined assuming three years of additional credited service and the usual actuarial reduction for retiring prior to age 65 will not be imposed

  . post-retirement medical benefits will be provided

  . for purposes of the Sprint key management benefit plan, the executive will be deemed to have remained a key executive, as defined in the plan, until age 60, and will therefore be entitled to the maximum benefit equal to 300% of the participant's highest annual salary during the five-year period before termination

  . the executive will receive any amount of company contributions under Sprint's savings plan that are not yet vested at termination

  . to the extent the executive is entitled to enhanced pension benefits under individual pension supplemental agreements that are earned upon the completion of additional years of service, the executive will receive the maximum enhancement even though he has not completed those years at the time of termination and

  . if any payment under the contingency employment agreement results in the executive officer being subject to the excise tax payable under section 4999 of the Internal Revenue Code, such executive officer will receive additional payments so that the executive officer receives the same net after-tax benefit as the executive officer would have received had no excise tax been applicable.

   The contingency employment agreements permit the affected executive officer to elect to receive as a lump sum the present value of those amounts described above in the first two items. If the employment of these executive officers is terminated within three years after the completion of the merger, under circumstances giving rise to the benefits described above, these executive officers would receive, upon the making of such an election, an estimated lump sum severance payment in the amount of $15,846,000 for Mr. Esrey, $10,116,000 for Mr. LeMay, and $4,292,000 for Mr. Krause, and an aggregate amount of $39,596,000 for all executive officers covered by these agreements as a group.

   All but four of Sprint's executive officers have signed non-competition agreements that provide that the executive will not associate with a competitor of Sprint for an 18-month period following termination of employment. The restriction on competition does not apply if, within one year following a change in control of Sprint, the employer terminates the executive officer's employment without cause or the executive officer terminates employment upon constructive discharge. In addition, the agreements provide that each executive officer will receive 18 months of compensation and benefits following an involuntary termination of employment.

 Options; Other Equity Based Compensation and Employee Benefits

  For a description of the treatment in the merger of options to acquire shares of Sprint stock, other equity based compensation and employee benefits that are also applicable to directors and executive officers of Sprint, see "--Sprint Employee Benefits Matters" and "--Effect on Awards Outstanding Under Sprint Stock Plans".

 Indemnification; Directors' and Officers' Insurance

  Under the merger agreement, MCI WorldCom has agreed that it will assume the same obligations with respect to indemnification of directors or officers of Sprint or its subsidiaries as were contained in the articles of incorporation or bylaws of Sprint or its subsidiaries and any indemnification or other agreements at the date of signing the merger agreement. In addition, MCI WorldCom will maintain the directors' and officers' liability insurance policies currently maintained by Sprint on terms no less favorable than those of such policies for a period of at least six years following the merger except that MCI WorldCom is not required to spend an amount more than 200% of the annual premiums currently paid by Sprint in any one year.

 Retention Arrangements

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All numbers of Sprint PCS options in the following discussion have been retroactively restated to reflect this stock split.

   In connection with the merger, Sprint made a special grant of stock options to selected officers and director-level employees designed to retain these individuals following the Sprint special meeting. These grants are in addition to the annual grants under Sprint's 1990 Stock Option Plan. The shares underlying options for the special grant are as follows: for Mr. Esrey, 216,000 shares of Sprint FON common stock and 216,000 shares of Sprint PCS common stock; for Mr. LeMay, 135,000 shares of Sprint FON common stock and 134,000 shares of Sprint PCS common stock; and for Mr. Krause, 54,000 shares of Sprint FON common stock and 54,000 shares of Sprint PCS common stock. The exercise prices for the Sprint FON common stock options and the Sprint PCS common stock options are $61.94 and $54.25 per share, the fair market value of the underlying stocks on the grant date, January 24, 2000. For a description of other retention arrangements that are also applicable to directors and executive officers of Sprint, see "--Sprint Employee Benefits Matters".

Form of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with Georgia law and Kansas law, at the effective time of the merger, Sprint will be merged with and into MCI WorldCom, which will survive the merger, and will continue its corporate existence under Georgia law. The combined company will be referred to as WorldCom.

Merger Consideration

 Sprint FON Common Stock

   At the completion of the merger, holders of Sprint FON common stock will receive the following:

  . Series 1 FON Common Stock. Each outstanding share of Sprint series 1 FON common stock will be converted into the right to receive a number of shares of WorldCom common stock equal to the FON exchange ratio, rounded to the nearest 1/10,000, which will be determined by dividing:

   -- $76 by

   -- the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of MCI WorldCom common stock on The Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as MCI WorldCom and Sprint agree in writing), for the 15 trading days randomly selected by MCI WorldCom and Sprint together from the 30 consecutive trading days ending on the third trading day immediately before the completion of the merger.

     However, the FON exchange ratio will not be less than 1.4100 or greater than 1.8342.

  . Series 3 FON Common Stock. Each outstanding share of Sprint series 3 FON common stock will be converted into the right to receive a number of shares of WorldCom common stock equal to the FON exchange ratio described under "--Series 1 FON Common Stock" above, rounded to the nearest 1/10,000.

 Sprint PCS Common Stock

   At the completion of the merger, holders of Sprint PCS common stock will receive the following:

  . Series 1 PCS Common Stock. Each outstanding share of Sprint series 1 PCS common stock will be converted into the right to receive:

   -- one share of WorldCom series 1 PCS common stock and

   -- 0.116025 shares of WorldCom common stock.

  . Series 2 PCS Common Stock. Each outstanding share of Sprint series 2 PCS common stock will be converted into the right to receive:

   -- one share of WorldCom series 2 PCS common stock and

   -- 0.116025 shares of WorldCom series 2 common stock.

  . Series 3 PCS Common Stock. Each outstanding share of Sprint series 3 PCS common stock will be converted into the right to receive:

   -- one share of WorldCom series 1 PCS common stock and

   -- 0.116025 shares of WorldCom common stock.

   The series of WorldCom PCS group common stock are being created in connection with the merger.

 Sprint FT/DT Class A Stock

   At the completion of the merger, holders of Sprint class A common stock will receive the following:

  . a number of shares of WorldCom common stock equal to (1) the FON exchange ratio multiplied by the number of shares of Sprint FON common stock represented by the shares of Sprint class A common stock at the completion of the merger, plus (2) 0.116025 multiplied by the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock at the completion of the merger and

  . a number of shares of WorldCom series 1 PCS common stock equal to the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock at the completion of the merger.

   At the completion of the merger, holders of Sprint class A common stock-- series DT will receive the following:

  . a number of shares of WorldCom common stock equal to (1) the FON exchange ratio multiplied by the number of shares of Sprint FON common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger, plus (2) 0.116025 multiplied by the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger and

  . a number of shares of WorldCom series 1 PCS common stock equal to the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger.

 Sprint Preferred Stock

   At the completion of the merger, holders of Sprint preferred stock will receive the following:

  . First Series Preferred Stock. Each share of Sprint first series preferred stock that is outstanding will be redeemed by Sprint for $42.50 per share in cash before the Sprint special meeting.

  . Second Series Preferred Stock. Each share of Sprint second series preferred stock that is outstanding will be redeemed by Sprint for $50.00 per share in cash before the Sprint special meeting.

  . Fifth Series Preferred Stock. Each outstanding share of Sprint fifth series preferred stock will be converted into the right to receive one share of WorldCom series 5 preferred stock.

  . Seventh Series Preferred Stock. Each outstanding share of Sprint seventh series preferred stock will be converted into the right to receive one share of WorldCom series 7 preferred stock. For a description of the conversion rights of the WorldCom series 7 preferred stock, see "Description of MCI WorldCom Capital Stock--Preferred Stock--Amended WorldCom Articles of Incorporation--WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest--Conversion Rights".

  The WorldCom series 5 and series 7 preferred stock described above are being created in connection with the merger.

 Adjustment of FON and PCS Exchange Ratios

   The FON exchange ratio, which will be determined shortly before completion of the merger, and the PCS exchange ratio, which is 0.116025, will be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction relating to the outstanding MCI WorldCom common stock if:

  . MCI WorldCom changes or establishes a record date for changing the number of shares of MCI WorldCom common stock issued and outstanding before the completion of the merger as a result of any of those transactions and

  . the record date for any of these transactions occurs before the completion of the merger.

   As a result, the FON exchange ratio and the PCS exchange ratio have been adjusted to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999 and the PCS exchange ratio has been further adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000.

   In addition, the FON exchange ratio and the PCS exchange ratio will be appropriately adjusted to reflect any dividend or distribution if MCI WorldCom pays, or establishes a record date for payment of, a dividend on, or makes any other distribution in respect of, MCI WorldCom common stock.

 Fractional Shares

   Sprint FON common stockholders and Sprint PCS common stockholders will receive cash for any fractional shares which they might otherwise receive in the merger based on the closing price of MCI WorldCom common stock on The Nasdaq National Market on the date the merger is completed.

 Sprint Treasury Stock; Sprint Stock Held by MCI WorldCom; Inter-Group Interest

   At the completion of the merger, each share of Sprint capital stock issued and owned or held by Sprint or MCI WorldCom will by virtue of the merger be canceled and retired. No stock of MCI WorldCom or other consideration will be delivered for those shares in the merger. However, the Sprint FON group's inter-group interest, warrant inter-group interest and preferred inter-group interest in the Sprint PCS group will become virtually identical corresponding interests of the WorldCom group in the WorldCom PCS group. See "Tracking Stock Matters--Inter-Group Interest--The Various Interests in the Economic Performance of the PCS Group; Definition of Inter-Group Interest".

Conversion of Shares; Procedures for Exchange of Certificates; Fractional
Shares

   The conversion of each share of Sprint capital stock into the applicable shares of WorldCom capital stock, as described above under "--Merger Consideration", will occur automatically at the completion of the merger. As soon as practicable after the merger, The Bank of New York, the exchange agent, will send a transmittal letter to each former Sprint stockholder. The transmittal letter will contain instructions with respect to obtaining the merger consideration in exchange for shares of Sprint capital stock. Sprint stockholders should not send stock certificates with the enclosed proxy.

   After the merger, each certificate that previously represented shares of Sprint capital stock will represent only the right to receive the applicable merger consideration as described above under "--Merger Consideration", including cash for any fractional shares of MCI WorldCom common stock, or the right to receive cash for the fair value of those shares for which appraisal rights have been perfected.

   Holders of certificates previously representing Sprint capital stock will not be paid dividends or distributions on the WorldCom capital stock into which their Sprint capital stock has been converted with a record date after the merger, and will not be paid cash for any fractional shares of WorldCom common stock, in each case until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

   In the event of a transfer of ownership of Sprint capital stock which is not registered in the records of Sprint's transfer agent, a certificate representing the proper number of shares of WorldCom capital stock may be issued to a person other than the person in whose name the surrendered certificate is registered if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

   All shares of WorldCom capital stock issued upon surrender of certificates representing the applicable shares of Sprint capital stock will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of Sprint capital stock. WorldCom will remain obligated, however, to pay any dividends or make any other distributions declared or made by Sprint in accordance with the merger agreement on shares of Sprint capital stock with a record date before the completion of the merger and which remain unpaid at the completion of the merger. If certificates are presented to WorldCom or the exchange agent after the completion of the merger, they will be canceled and exchanged as described above.

   No fractional shares of WorldCom capital stock will be issued to any Sprint stockholder upon surrender of certificates previously representing shares of Sprint capital stock. Each Sprint stockholder who would otherwise have been entitled to receive a fraction of a share of WorldCom capital stock will receive an amount in cash without interest equal to (1) the fractional part of a share of applicable WorldCom capital stock multiplied by (2) the closing price for a share of MCI WorldCom common stock on The Nasdaq National Market on the closing date of the merger.

Effective Time of the Merger

   The effective time of the merger will be the later of the time of the filing of a certificate of merger with the Kansas Secretary of State and the filing of a certificate of merger with the Georgia Secretary of State or a later time if agreed upon by MCI WorldCom and Sprint and specified in the certificates of merger. The filing of the certificates of merger will occur as soon as practicable following the closing of the merger.

Listing of WorldCom Capital Stock

   Before the completion of the merger, MCI WorldCom has agreed to use its reasonable best efforts to have the shares of WorldCom common stock and WorldCom series 1 PCS common stock issuable to applicable Sprint stockholders in the merger approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of Sprint Capital Stock

   If the merger is completed, Sprint series 1 FON common stock and Sprint series 1 PCS common stock will be delisted from the New York Stock Exchange, and will be deregistered under the Securities Exchange Act of 1934. In addition, upon redemption by Sprint, the Sprint first series and second series preferred stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act.

Material United States Federal Income Tax Consequences

   In the opinion of King & Spalding, counsel to Sprint, the material U.S. federal income tax consequences of the merger to Sprint stockholders are as described below. In the opinion of Cravath, Swaine & Moore, counsel to MCI WorldCom, the material U.S. federal income tax consequences of the merger to MCI WorldCom shareholders are as described below. The opinions expressed in this discussion represent the legal judgments of King & Spalding and Cravath, Swaine & Moore, respectively, and are not binding on the Internal Revenue Service or any court. This discussion insofar as it relates to Sprint stockholders addresses only those of you who currently hold your Sprint stock, and will hold your WorldCom stock received pursuant to the merger, as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

   This discussion is not exhaustive as to all possible tax considerations and does not include a discussion of any state, local or foreign tax considerations. In addition, this discussion is intended to address only those material U.S. federal income tax considerations that are generally applicable to Sprint stockholders and MCI WorldCom shareholders and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to stockholders which are subject to special tax rules, including:

  . insurance companies and other financial institutions

  . corporations subject to the alternative minimum tax

  . tax-exempt entities

  . traders that use a mark-to-market method of accounting for their securities holdings

  . dealers in securities or foreign currency

  . mutual funds

  . small business investment companies

  . stockholders that hold their stock in connection with a straddle, a hedge against currency risk, or a constructive sale or as part of a hedging or conversion transaction

  .  investors in pass-through entities

  .  stockholders whose functional currency is not the U.S. dollar

  . stockholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan

  . corporate holders of Sprint stock who received an "extraordinary distribution" with respect to their stock that remains subject to section 1059 of the Internal Revenue Code as it existed prior to the Taxpayer Relief Act of 1997

  . expatriates of the United States who are subject to U.S. federal income tax and

  . individuals who are not citizens or residents of the United States, foreign corporations and other foreign entities.

   This discussion is based upon current provisions of the Internal Revenue Code and its legislative history, existing, temporary and currently proposed Treasury Regulations, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of this discussion, possibly on a retroactive basis.

   In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the Sprint FON common stock, Sprint PCS common stock, Sprint FT/DT class A stock, WorldCom group common stock and WorldCom PCS group common stock, or the Treasury Department could change the current law through the promulgation of regulations or other guidance, including, without limitation, regulations issued pursuant to its broad authority under section 337(d) of the Internal Revenue Code. In addition, as discussed below, in its fiscal year 2001 budget proposal, released February 7, 2000, the Clinton Administration proposed that Congress enact legislation to alter the U.S. federal income tax consequences associated with receiving stock with characteristics similar to the WorldCom common stock in exchange for other stock in the issuing corporation. Accordingly, no assurance can be given that the statements set forth in this discussion will remain accurate in the future.

   Each Sprint stockholder and MCI WorldCom shareholder is urged to consult his own tax advisor regarding the specific tax consequences of the merger and the amending of the articles of incorporation of MCI WorldCom, including the federal, state, local and foreign tax consequences that may be applicable to such shareholder.

 Material U.S. Federal Income Tax Consequences to Sprint Stockholders

  Holders of Sprint FON Common Stock, Sprint PCS Common Stock, Sprint FT/DT Class A Stock and Sprint Seventh Series Preferred Stock.

  . Except with respect to any cash received in lieu of a fractional share of WorldCom group common stock, you will not recognize income, gain or loss in connection with your exchange of Sprint stock for the applicable WorldCom stock pursuant to the merger.

  . Your adjusted tax basis in the WorldCom stock you receive in the merger, including any fractional share interest in WorldCom group common stock, will be the same as your adjusted tax basis in the Sprint stock exchanged.

  . Your holding period in the WorldCom stock you receive in the merger will include your holding period in the Sprint stock exchanged.

  . You will recognize capital gain or loss in connection with any cash you receive in lieu of a fractional share of WorldCom group common stock based upon the difference between the amount of cash received and your adjusted tax basis in such fractional share interest. Any such capital gain or loss will be long-term if your holding period in such fractional share interest is more than one year as of the completion of the merger. The deductibility of capital losses is subject to limitations.

   Holders of Sprint First Series Preferred Stock and Sprint Second Series Preferred Stock. Before the Sprint special meeting, Sprint will redeem the Sprint first series preferred stock and Sprint second series preferred stock. The redemption of the Sprint first series preferred stock or Sprint second series preferred stock, as applicable, will be a taxable transaction. The U.S. federal income tax consequences of the redemption to you will depend on whether, based on your particular circumstances, you qualify for capital gain or loss treatment under section 302 of the Internal Revenue Code. If you do not qualify for capital gain or loss treatment, the redemption will be taxable to you as a dividend.

   If you will not actually or constructively own shares of any class of stock of Sprint or WorldCom immediately after the redemption, you will qualify for capital gain or loss treatment under section 302 of the Internal Revenue Code. In such case, you will recognize capital gain or loss equal to the difference between the amount of cash received in the redemption and your adjusted tax basis in the redeemed stock. Such gain or loss will be long-term capital gain or loss if you held such stock for more than one year at the time of the redemption.

   If you actually or constructively own shares of any class of stock of Sprint or WorldCom immediately after the redemption of your Sprint first series preferred stock or Sprint second series preferred stock, you should consult your tax advisor regarding the U.S. federal income tax consequences of the redemption in your particular situation, including the possibility that the receipt of any proceeds in the redemption will be treated as a dividend taxable as ordinary income. If the redemption of your Sprint preferred stock is treated as a dividend, the amount of such dividend will be equal to the amount of cash received in connection with the redemption and will be eligible for the dividends-received deduction for certain corporate U.S. holders, subject to applicable limitations under the Internal Revenue Code.

   Holders of Sprint Fifth Series Preferred Stock. The U.S. federal income tax consequences associated with receipt of WorldCom series 5 preferred stock in exchange for Sprint fifth series preferred stock in the merger are unclear because the relatively short period of time between the completion of the merger and the mandatory redemption date of such WorldCom preferred stock raises the possibility that the Internal Revenue Service may contend that the WorldCom series 5 preferred stock does not constitute stock for U.S. federal income tax purposes. If the WorldCom series 5 preferred stock issued in exchange for the Sprint fifth series preferred stock is treated as stock for U.S. federal income tax purposes, the exchange should have the same U.S. federal income tax consequences as described above for holders of Sprint FON common stock, Sprint PCS common stock, Sprint FT/DT class A stock and Sprint seventh series preferred stock. If the WorldCom series 5 preferred stock is not treated as stock for U.S. federal income tax purposes, the same considerations described above applicable to holders of Sprint first series preferred stock and Sprint second series preferred stock will apply in determining whether, based on your particular circumstances, your exchange of Sprint fifth series preferred stock for WorldCom series 5 preferred stock will qualify for capital gain or loss, rather than dividend, treatment. Although it has not received an opinion of counsel on this issue, WorldCom intends to take the position that the WorldCom series 5 preferred stock is stock for U.S. federal income tax purposes.

   Dissenting Holders. If you are a holder of the Sprint series 2 PCS common stock, Sprint fifth series preferred stock or Sprint seventh series preferred stock, you have the right to assert your appraisal rights relating to such stock. If you receive cash in respect of a dissenting share of such Sprint stock, you will recognize capital gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the dissenting shares. Such gain or loss will be long-term capital gain or loss if you held such shares for more than one year at the time of disposition.

   Backup Withholding. Any cash you receive for a fractional share of WorldCom group common stock may be subject to backup withholding at a 31% rate. In addition, cash received in connection with the redemption of Sprint first series preferred stock or Sprint second series preferred stock before the merger may be subject to backup withholding at a rate of 31%. Backup withholding will not apply if you:

  . furnish a correct taxpayer identification number on IRS Form W-9 or an appropriate substitute form and certify on such form that you are not subject to backup withholding

  . provide a certificate of foreign status on IRS Form W-8 or an appropriate substitute form or

  .  are a corporation or are otherwise exempt from backup withholding.

   Any amount paid as backup withholding will be credited against your U.S. federal income tax liability.

   Information Reporting. If you exchange your Sprint stock for WorldCom group common stock, WorldCom PCS group common stock or WorldCom series 7 preferred stock, as applicable, in connection with the merger, applicable Treasury Regulations require you to incorporate into your U.S. federal income tax return, for the year in which the exchange occurs, a complete statement of all the facts pertinent to the nonrecognition of gain or loss in connection with such exchange including:

  . the cost or other basis of the stock or securities transferred in the exchange and

  . the amount of stock, securities, or other property received in the exchange, including the fair market value, as of the date of the exchange, of each type of stock, securities or other property received by you.

   The Treasury Regulations also require you to maintain permanent records of:

  . the cost or other basis of the stock or securities transferred in the exchange and

  . the amount of stock, securities or other property or cash received in the exchange.

   You should consult your own tax advisor to determine the specific information that you may need to file with your income tax return.

   If you receive WorldCom series 5 preferred stock pursuant to the merger and it is treated as stock for U.S. federal income tax purposes, you must also comply with these rules.

 Material U.S. Federal Income Tax Consequences to MCI WorldCom Shareholders

   Under current law, MCI WorldCom's existing shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of either the merger or the amending of the MCI WorldCom articles of incorporation. However, in its fiscal year 2001 budget proposal, released February 7, 2000, the Clinton Administration has proposed that Congress enact legislation to alter this result by treating the receipt of tracking stock obtained for other stock in the issuing corporation as a taxable exchange. As currently formulated, the Clinton Administration's proposal would apply to tracking stock issued on or after the date such proposal is enacted into law. It is not clear whether the WorldCom common stock would constitute tracking stock for this purpose. If the Clinton Administration's proposal were enacted prior to the merger, the WorldCom common stock were classified as tracking stock for this purpose and the Clinton Administration's proposal were to apply to the WorldCom common stock, a holder of MCI WorldCom common stock would recognize capital gain or loss equal to the difference between the fair market value of the WorldCom common stock received in the merger and the holder's adjusted tax basis in his MCI WorldCom common stock. Such gain or loss would be long-term capital gain or loss if the holder had held his MCI WorldCom common stock for more than one year at the time of the merger. It is impossible to predict whether Congress will adopt legislation embodying the Clinton Administration's proposal and, if it does so, whether such legislation will apply to the WorldCom common stock.

 No Internal Revenue Service Ruling Will be Requested in Connection with the Merger

   Neither MCI WorldCom nor Sprint has requested a ruling from the Internal Revenue Service on any of the U.S. federal income tax consequences of the merger or the amending of the articles of incorporation of MCI WorldCom and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described above. In this regard, it should be noted that no existing authority directly addresses the U.S. federal income tax classification of multiple classes of stock of a single corporation, each of which is intended to relate to and track the economic performance of separate businesses owned and operated directly or indirectly by the issuing corporation.

   The Internal Revenue Service announced in 1987 that it was studying and would not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary (i.e., stock similar to the Tracking Stock). In 1997 the Internal Revenue Service placed such instruments on its list of areas in which rulings or determination letters will not be issued. There are no court decisions or other authorities that bear directly on the U.S. federal income tax classification of such instruments. It is possible, therefore, that the Internal Revenue Service could assert that any or all series of WorldCom common stock represents property other than stock of WorldCom.

   This discussion does not address tax consequences which may vary with, or are contingent upon, individual circumstances. In addition, the discussion does not address any non-income tax or foreign, state or local tax consequences of the merger. You should consult your own tax advisor to determine the federal, state, local or foreign income or other tax consequences applicable to your particular circumstances resulting from the merger and the amending of the MCI WorldCom articles of incorporation.

Regulatory Matters

 Federal Communications Commission

   Under the Communications Act of 1934, the Federal Communications Commission must approve, before the completion of the merger, the transfer of control to MCI WorldCom of Sprint and those subsidiaries of Sprint that hold FCC licenses and authorizations. The FCC must determine whether MCI WorldCom is qualified to control such licenses and authorizations and whether the transfer is consistent with the public interest, convenience and necessity. MCI WorldCom and Sprint filed transfer of control applications with the FCC in November 1999.

 United States Antitrust

   Under the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division of the U.S. Department of Justice and the specified waiting period has been terminated or has expired. MCI WorldCom and Sprint each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division. On November 10, 1999, the Antitrust Division requested additional information from MCI WorldCom and Sprint. MCI WorldCom and Sprint are currently working to respond to this request as promptly as practicable. The waiting period under the Hart-Scott-Rodino-Act will expire twenty days after MCI WorldCom and Sprint have complied with the request, unless such waiting period is terminated earlier. At any time before or after completion of the merger, the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin completion of the merger or seeking divestiture of substantial assets of MCI WorldCom or Sprint. The merger also is subject to review under state antitrust laws and could be the subject of challenges by private parties under the antitrust laws.

 State Regulatory Approvals

   Various subsidiaries of Sprint hold licenses and service authorizations issued by state public utility commissions. Approximately 26 state commissions must review the transfer of control of these licenses and authorizations to MCI WorldCom. MCI WorldCom and Sprint believe that the merger complies with applicable state standards for approval.

 Foreign Regulatory Reviews

   MCI WorldCom and Sprint each conduct business in member states of the European Union. Member state competition authorities exercise jurisdiction over transactions that fall below the thresholds set forth in European merger regulation 4064/89 (which grants exclusive jurisdiction to the European Commission), but above thresholds set forth in their individual national laws. Such national thresholds are typically based on worldwide sales and sales in the individual member states. The national authorities will review the merger to determine whether it is compatible with their national laws on merger control. If a national authority concludes that the transaction is incompatible with applicable law, it could withhold its approval or condition its approval upon the receipt of undertakings by the parties, including the divestiture of assets or businesses.

   Transactions which exceed the thresholds set forth in European merger regulation 4064/89 fall within the exclusive jurisdiction of the European Commission and will be assessed to determine if they create a position of dominance which is restrictive of competition. Similar to the position that prevails in the member states, the European Commission can withhold its approval or condition its approval on undertakings of the parties including the divestiture of assets or businesses.

   The merger is currently being reviewed by the European Commission, which is scheduled to complete its initial review on February 23, 2000. On that date, the European Commission will decide either to approve the merger immediately or to open a four month investigation into the effects of the merger on competition in the European Union.

   MCI WorldCom and Sprint each conduct business in Brazil. MCI WorldCom owns an indirect controlling interest in Empresa Brasileira de Telecomunicacoes S.A.--Embratel, which holds a concession to provide fixed long-distance telephony services and authorizations to provide additional telecommunications services in Brazil. Sprint has an ownership interest in Intelig Telecomunicacoes Ltda., which holds an authorization to provide fixed long-distance telephony services in competition with Embratel. In these circumstances, the merger is notifiable to the Brazilian telecommunications and antitrust authorities, ANATEL and CADE, pursuant to Articles 2 and 54, (S) 3 of Law No. 8,884/94. The authorities will review the transaction to determine whether it is compatible with the Brazilian antitrust law as well as the General Telecommunications Law (GTL)--Law 9.472/97 and the General Grant Plan
(GGP)--Decree 2.534/98. If ANATEL and/or CADE conclude that the transaction is incompatible with applicable law, they could withhold their approval or condition approval on undertakings by the parties, including the divestiture of overlapping assets or operations in Brazil. On October 26, 1999, the required notifications were filed with ANATEL/CADE. A decision is anticipated within several months.

   MCI WorldCom and Sprint are not aware of any other foreign governmental approvals or actions that would be required for completion of the merger. However, MCI WorldCom and Sprint conduct business in a number of other foreign countries, some of which have voluntary and/or post-merger notification procedures. If any other approval or action is required, MCI WorldCom and Sprint currently contemplate that such approval or action will be sought.

Litigation

   Eight purported stockholder class action suits relating to the merger were filed in state courts in Kansas and New York against Sprint and members of the Sprint board of directors. Plaintiffs in these actions allege, among other things, that the Sprint director defendants have breached their fiduciary duties to Sprint stockholders by failing to maximize stockholder value in connection with entering into the merger agreement and by agreeing to provisions in the merger agreement. Plaintiffs generally seek injunctive relief, damages, costs and attorneys' fees. Sprint believes that the claims are without merit and intends to defend these actions vigorously. Six of the suits were dismissed without prejudice in February 2000.

Accounting Treatment

   The merger is expected to be accounted for using purchase accounting with MCI WorldCom being deemed to have acquired Sprint.

Appraisal Rights

 Sprint

   Sprint is a Kansas corporation. Section 17-6712 of the Kansas General Corporation Code provides appraisal rights under specified circumstances to stockholders of a Kansas corporation that is involved in a business combination.

   If the merger is completed and you are the record holder of any of the classes and series of Sprint capital stock, listed below, that are issued and outstanding immediately before the completion of the merger, you will be entitled to appraisal rights under the Kansas General Corporation Code if you objected to the merger in writing and otherwise complied with section 17-6712 of the Kansas General Corporation Code. Holders of record of the following classes and series of Sprint capital stock will be eligible to demand appraisal rights in connection with the merger:


  .  Sprint series 2 PCS common stock

  .  Sprint fifth series preferred stock and

  .  Sprint seventh series preferred stock.

   Holders of Sprint class A common stock, Sprint class A common stock--series DT, Sprint series 3 FON common stock and Sprint series 3 PCS common stock will not be eligible to demand appraisal rights in connection with the merger because the holders of such shares have agreed to vote, and have granted to senior executives of Sprint a proxy to vote, such shares in favor of the adoption of the merger agreement.

   The following is a summary of the material aspects of section 17-6712 of the Kansas General Corporation Code. You should read carefully the full text of section 17-6712, which we have reprinted in its entirety as Annex 6 to this proxy statement/prospectus. Failure to follow the steps required by section 17-6712 for perfecting appraisal rights may result in the loss of such rights.

   To perfect appraisal rights under Kansas law with respect to your eligible Sprint shares, you:

  . must not vote in favor of the proposal to adopt the merger agreement, or must not have been entitled to vote on this proposal and

  . must deliver to Sprint, before the vote on the proposal to adopt the merger agreement at the Sprint special meeting, a written objection to the merger which reasonably informs Sprint of the identity of the holder of record of the eligible Sprint shares as well as the intention of the holder of record to demand an appraisal of the fair value of the eligible Sprint shares so held.

   In order not to vote in favor of the proposal to adopt the merger agreement, you must:

  . not return a proxy and not vote in person in favor of the proposal to adopt the merger agreement

  .  return a proxy with the "Against" or "Abstain" box checked

  .  vote in person against the proposal to adopt the merger agreement or

  . register in person an abstention from the proposal to adopt the merger agreement.

   In addition, if you wish to assert your appraisal rights, you must be the record holder of your Sprint shares on the date that your written objection to the merger is delivered to Sprint. Only a holder of record is entitled to assert appraisal rights for the shares of stock registered in that holder's name. Moreover, to preserve your appraisal rights, you must continue to hold your eligible Sprint shares through the completion of the merger. Accordingly, if you are the record holder of eligible Sprint shares on the date the written objection to the merger is made, but subsequently transfer these shares before the completion of the merger, you will lose any right to appraisal for these shares.

   A person having a beneficial interest in eligible Sprint shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect his or her appraisal rights.

   All written notices of your intent to demand payment for your eligible Sprint shares must be mailed or delivered, and received before the vote on the adoption of the merger agreement at the Sprint stockholders' meeting, to:

       Sprint Corporation
       2330 Shawnee Mission Parkway
       Westwood, Kansas 66205
       Attention: Don A. Jensen, Vice President and Secretary

   Alternatively, a written objection may be delivered to Sprint's secretary at the Sprint special meeting before the vote on the proposal to adopt the merger agreement.

   Within 10 days after the completion of the merger, WorldCom, as the surviving corporation, will mail to each Sprint stockholder who properly delivered to Sprint a written objection to the merger and who did not vote in favor of the proposal to adopt the merger agreement, which we refer to as a "dissenting stockholder", written notice that the merger has been completed. If you desire to pursue your rights as a dissenting stockholder, then within 20 days from the date on which WorldCom mailed the notice to you, you must demand in writing the payment of the value of your eligible Sprint shares from WorldCom. WorldCom must then pay you the value of your eligible Sprint shares determined as of the effective date of the merger, exclusive of any element of value arising from the expectation or accomplishment of the merger.

   If, within 30 days following the 20-day period provided for dissenting stockholders to demand payment for their eligible Sprint shares, WorldCom and any dissenting stockholder fail to agree on the value of the holder's shares, then either WorldCom or any dissenting stockholder may, within four months after the expiration of that 30-day period, file a petition with the district court of Kansas and demand a determination by an appraiser or appraisers appointed by the district court of the value of the eligible Sprint shares. All dissenting stockholders whose demands for payment remain unsettled will be parties to the appraisal proceeding. WorldCom is not under any obligation, and has no present intention, to file a petition for appraisal of the value of the eligible Sprint shares. Accordingly, it is the obligation of the holders of eligible Sprint shares to initiate all necessary actions to perfect their rights to an appraisal of the value of their Sprint shares by the district court of Kansas.

   If you are a dissenting stockholder and timely file a petition for an appraisal and serve a copy of the petition upon WorldCom, then WorldCom must file with the clerk of the Kansas district court a list containing the names and addresses of the Sprint stockholders who have properly demanded appraisal of their eligible Sprint shares and with whom agreements as to the value of their eligible Sprint shares have not been reached. After notice is delivered to the dissenting stockholders, as required by section 17-6712 of the Kansas General Corporation Code, the district court may conduct a hearing on such petition to determine those Sprint stockholders that have properly complied with section 17-6712 and that have become entitled to appraisal rights.

   After the hearing, the court will appoint one or more appraisers to determine the value of the eligible Sprint shares of all of the dissenting stockholders entitled to appraisal rights. In determining the value of the eligible shares, the appraisers will value these shares as of the effective time of the merger without regard to any element of value arising from the expectation or accomplishment of the merger, and the appraisers will base their valuation upon such investigation as seems proper to them. The appraisers must give all interested parties a reasonable opportunity to submit pertinent evidence of the value of the eligible Sprint shares. After receiving the report of the appraisers, the court will then determine the value of the eligible Sprint shares of all of the dissenting stockholders and will direct payment of that value, together with such interest as the court orders, if any, to the appropriate parties. The costs of the appraisal, including reasonable fees and expenses of the appraisers, but not including fees and expenses of counsel and experts retained by any party, will be assessed against the parties as the court deems equitable. In any case, however, the cost of mailing and publishing the required notices of the proceedings will be assessed against WorldCom.

   At the time of appointing the appraisers, the court will require you to submit your stock certificates to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If you fail to comply with that direction, the court will dismiss the appraisal proceedings as to you.

   You should be aware that in seeking appraisal of your eligible Sprint shares, the value as determined under section 17-6712 of the Kansas General Corporation Code could be more than, the same as, or less than the consideration you are entitled to receive under the terms of the merger agreement.

   Any Sprint stockholder who has duly demanded appraisal in compliance with section 17-6712 of the Kansas General Corporation Code will not, after the completion of the merger, be entitled to vote those eligible Sprint shares or to receive payment of dividends or other distributions with respect to those eligible Sprint shares, except for dividends or distributions payable to holders of record of eligible Sprint shares at a date prior to the completion of the merger and with other limited exceptions, as set forth in section 17-6712(i) of the Kansas General Corporation Code.

   Any Sprint stockholder who properly objects to the merger but fails to perfect, or effectively withdraws or loses, his or her right to appraisal of his or her eligible Sprint shares will then have the right to receive the consideration for his or her eligible Sprint shares in accordance with the terms of the merger agreement. In addition, any Sprint stockholder who has properly demanded appraisal of his or her eligible Sprint shares under section 17-6712 of the Kansas General Corporation Code may only withdraw that demand and accept the consideration offered by the merger agreement if the stockholder receives the written consent of WorldCom.

 MCI WorldCom

   MCI WorldCom is a Georgia corporation. Sections 14-2-1301 to 14-2-1332 of the Georgia Business Corporation Code provide dissenters' rights, sometimes referred to as "appraisal rights", under specified circumstances to shareholders of a Georgia corporation that is involved in a business combination.

   If the merger is completed and you are the record holder of shares of MCI WorldCom series B preferred stock that are issued and outstanding immediately before the completion of the merger, you will be entitled to dissenters' rights under Georgia law if you deliver a written notice to MCI WorldCom of your intent to demand payment for your shares of MCI WorldCom series B preferred stock and otherwise comply with the dissenters' rights provisions of the Georgia Business Corporation Code referred to above.

   The following is a summary of the material aspects of section 14-2-1301 to 14-2-1332 of the Georgia Business Corporation Code. You should read carefully the full text of sections 14-2-1301 to 14-2-1332, which we have reprinted in their entirety as Annex 7 to this proxy statement/prospectus. Failure to follow the steps required by the dissenters' rights provisions for perfecting dissenters' rights may result in the loss of such rights.

   To perfect your dissenters' rights under Georgia law with respect to your shares of MCI WorldCom series B preferred stock, you:

  . must not vote for the proposal to approve the merger agreement and

  . must deliver to MCI WorldCom a written notice of your intent to demand payment for your shares of MCI WorldCom series B preferred stock before the shareholder vote to approve the merger agreement is taken at the MCI WorldCom special meeting.

   In order not to vote in favor of the proposal to approve the merger agreement, you must:

  . not return a proxy and not vote in person in favor of the proposal to approve the merger agreement

  . return a proxy with the "Against" or "Abstain" box checked

  . vote in person against the proposal to approve the merger agreement or

  . register in person an abstention from the proposal to approve the merger agreement.

   In addition, if you wish to assert your dissenters' rights, you must be the record holder of your shares of MCI WorldCom series B preferred stock on the date the written notice of your intent to demand payment for your shares is made, and you must continue to hold these shares through the completion of the merger. Only a holder of record is entitled to assert dissenters' rights for the shares of MCI WorldCom series B preferred stock registered in that holder's name. However, a record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies MCI WorldCom in writing of the name and address of each person on whose behalf he or she is asserting dissenters' rights.

   A person having a beneficial interest in shares of MCI WorldCom series B preferred stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect his or her dissenters' rights.

   All written notices of your intent to demand payment for your shares of MCI WorldCom series B preferred stock must be mailed or delivered, and received before the vote on the approval of the merger agreement at the MCI WorldCom shareholders meeting, to:

       MCI WORLDCOM, Inc.
       10777 Sunset Office Drive
       Suite 330
       St. Louis, Missouri 63127
       Attention: P. Bruce Borghardt, Esq.

   Alternatively, a written notice of intent to demand payment may be delivered to MCI WorldCom's secretary at the MCI WorldCom special meeting before the vote on the proposal to approve the merger agreement.

   Within 10 days after the completion of the merger, WorldCom will deliver to each holder of MCI WorldCom series B preferred stock who properly delivered a written notice of intent to demand payment for his or her shares and who did not vote in favor of the proposal to approve the merger agreement, which is referred to as a "dissenting shareholder", a written notice that the merger has become effective, accompanied by the full text of Annex 7 to this proxy statement/prospectus. This notice will:

  . state where the dissenting shareholders' payment demand must be sent and where and when certificates for shares of MCI WorldCom series B preferred stock must be deposited

  . inform holders of uncertificated shares to what extent transfer of the shares of MCI WorldCom series B preferred stock will be restricted after the payment demand is received and

  . set a payment demand date by which WorldCom must receive the payment demand, which may not be fewer than 30 nor more than 60 days after the date the written notice to the dissenting shareholders is delivered.

   If you are a dissenting shareholder and desire to pursue your rights as a dissenting shareholder, you have until the payment demand date to demand payment for your shares of MCI WorldCom series B preferred stock and deposit your share certificates in accordance with the terms of the above notice. A holder of MCI WorldCom series B preferred stock who demands payment and deposits his or her share certificates retains all other rights as a holder of these shares until payment for the shares is received in accordance with the procedure described below.

   Within 10 days of the receipt by WorldCom of the payment demand, WorldCom must offer to pay to each dissenting shareholder the amount WorldCom estimates to be the fair value of the shares of MCI WorldCom series B preferred stock plus accrued interest. The dissenting shareholder will then have 30 days to respond to WorldCom's offer. Dissenting shareholders who accept WorldCom's offer will receive payment for their shares within 60 days of the offer. A dissenting shareholder will be deemed to have accepted WorldCom's offer if the shareholder fails to respond within the 30 days.

   If the dissenting shareholder believes that the amount offered by WorldCom is less than the fair value of his or her shares or that the interest due is incorrectly calculated, then the dissenting shareholder may notify WorldCom in writing of his or her own estimate of the fair value of these shares and the amount of interest due and demand payment of such estimate.

   If WorldCom and a dissenting shareholder fail to agree on the value of the shares of such holder's MCI WorldCom series B preferred stock, then WorldCom will commence a proceeding within 60 days after receiving the payment demand and petition the superior court in Georgia to determine the fair value of the dissenting shareholders' stock and the accrued interest thereon. All dissenting shareholders whose demands for payment remain unsettled will be parties to this action. WorldCom will serve a copy of the petition for the proceeding upon each dissenting shareholder as required by Georgia law.

   In the proceeding to determine the value of the dissenting shareholders' shares, the court may appoint one or more appraisers to receive evidence and recommend a decision on the fair value of the shares of the MCI WorldCom series B preferred stock. The costs of the appraisal, including reasonable fees and expenses of the appraisers, but not including fees and expenses of attorneys and experts retained by any party, will be assessed against WorldCom, except that the court may assess the costs against some or all of the dissenting shareholders, in amounts the court finds equitable, to the extent the shareholders acted arbitrarily or not in good faith in demanding payment for their shares of MCI WorldCom series B preferred stock. The court may also assess the fees and expenses of attorneys and experts against WorldCom, if it finds that WorldCom did not substantially comply with the requirements discussed above, or against either party if it finds that such party acted arbitrarily or not in good faith with respect to dissenters' rights. If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those attorneys should not be assessed against WorldCom, the court may award to such attorneys reasonable fees to be paid out of amounts awarded to the dissenting shareholders who were so benefited. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares of MCI WorldCom series B preferred stock, plus interest to the date of judgment.

   The fair value of the shares of MCI WorldCom series B preferred stock under the Georgia Business Corporation Code means the value of the shares immediately before the merger, excluding any appreciation or depreciation in anticipation of the merger, and may be more than, the same or less than the value of the MCI WorldCom series B preferred stock after the merger.

Sprint Employee Benefits Matters

   During the one-year period following the completion of the merger, MCI WorldCom will maintain employee benefit plans, programs and policies for the employees of Sprint and its subsidiaries which, in the aggregate, are substantially comparable to the plans, programs and policies provided by Sprint before the completion of the merger, other than Sprint's employee stock purchase plan. During this one-year period, salaries and wages will not be reduced by MCI WorldCom except upon violations of MCI WorldCom's applicable policies or upon the failure to satisfy any generally applicable performance standards for similarly situated MCI WorldCom employees. Participants' accounts under all unfunded Sprint plans which are designed to track the performance of Sprint capital stock will be converted at the completion of the merger so as to track WorldCom capital stock in the same manner that Sprint capital stock is converted into WorldCom capital stock under the merger agreement.

   During the second one-year period following the completion of the merger, employees of Sprint and its subsidiaries will be eligible to participate in employee benefit plans, programs and policies which, in the aggregate, are substantially comparable to those maintained for similarly situated employees of MCI WorldCom. Employees of Sprint and its subsidiaries will receive past service credit under each applicable MCI WorldCom plan in which they become eligible to participate following the completion of the merger.

   MCI WorldCom will waive any active employment requirement and pre-existing limitation under any MCI WorldCom employee benefit plan made available to Sprint employees after the completion of the merger to the extent waived under the corresponding Sprint plan before the completion of the merger. MCI WorldCom has also agreed to recognize the dollar amount of all expenses incurred by each employee of Sprint or its subsidiaries for purposes of satisfying any co-payment, co-insurance and deductible requirements for the year in which such individual becomes eligible under the relevant welfare benefit plans in which they will be eligible to participate from and after the completion of the merger and any such co-payment, co-insurance or deductible requirements for such year will be no greater than under the applicable Sprint plan.

   Any Sprint employee who is involuntarily terminated without cause in connection with the merger at any time within one year following the completion of the merger will receive severance benefits under or consistent with Sprint's existing severance policies.

   Sprint may, in its discretion:

  . make an offer in calendar year 2000 to its eligible employees to purchase shares of Sprint FON common stock and Sprint PCS common stock under Sprint's employee stock purchase plan, which offer will be in accordance with the provisions of Sprint's employee stock purchase plan in the ordinary course of business consistent with past practice

  . issue shares of Sprint FON common stock required by Sprint's automatic dividend reinvestment plan

  . issue Sprint FON common stock and Sprint PCS common stock to the Sprint retirement savings plan, the Sprint retirement savings plan for bargaining unit employees, and the Centel retirement savings plan for bargaining unit employees, in each case consistent with the requirements of the plan as they currently exist

  . issue shares of Sprint FON common stock and Sprint PCS common stock under Sprint's special award stock plan in accordance with past practice, not to exceed 5,000 shares in the aggregate for each of Sprint FON common stock and Sprint PCS common stock and

  . issue shares of Sprint FON common stock and Sprint PCS common stock pursuant to Sprint's 1997 long-term stock incentive program and management incentive stock option plan.

   The merger agreement provides that Sprint will create an employee retention pool of up to $100 million which may be used to implement cash retention incentives for specified Sprint employees before the closing, to be paid 50% at the closing and 50% six months after the closing, or upon their termination without cause during the six-month period. The participants eligible for this pool will be Sprint employees who are not recipients of retention stock options, as described above under "--Interests of Sprint Directors and Executive Officers in the Merger--Retention Arrangements", except with the consent of MCI WorldCom. The merger agreement also provides that further details of this pool including, but not limited to, increasing the amount above $100 million, will be determined by Sprint as soon as practicable after the execution of the merger agreement, and will be subject to the approval of MCI WorldCom.

Effect on Awards Outstanding Under Sprint Stock Plans

   Under the merger agreement, upon completion of the merger, MCI WorldCom will assume each stock option plan of Sprint. Under the merger agreement, immediately before the merger, each outstanding option to acquire shares of Sprint common stock under such plans will be amended and converted, on the same terms and conditions as were applicable under such stock option as follows:

  . each Sprint stock option to acquire Sprint FON common stock will be converted into an option to acquire the number of shares of WorldCom common stock equal to the number of shares of Sprint FON common stock originally subject to such option multiplied by the FON exchange ratio, rounded up to the nearest whole share, at an exercise price per share equal to the exercise price for the shares of Sprint FON common stock originally subject to such Sprint option divided by the FON exchange ratio, rounded up to the nearest whole cent, and

  . each Sprint stock option to acquire Sprint PCS common stock will be converted into an option to acquire an equivalent number of shares of WorldCom series 1 PCS common stock at the same exercise price as the exercise price for such Sprint PCS common stock, plus an amount of WorldCom common stock, for no additional consideration, equal to the number of shares of Sprint PCS common stock originally subject to such option multiplied by the PCS exchange ratio, which is 0.116025, and rounded up to the nearest whole share.

Resale of WorldCom Capital Stock

   WorldCom capital stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Sprint stockholder who may be deemed to be an "affiliate" of MCI WorldCom or Sprint for purposes of Rule 145 under the Securities Act. The merger agreement requires Sprint to use reasonable efforts to cause its affiliates to enter into agreements in connection with restrictions on affiliates under Rule 145 under the Securities Act on or before the completion of the merger. This proxy statement/prospectus does not cover resales of WorldCom capital stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

                              THE MERGER AGREEMENT

   The following description summarizes the material provisions of the merger agreement. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex 1 and incorporated by reference to this proxy statement/prospectus.

Conditions to the Completion of the Merger

   Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other closing conditions, the following:

  . holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock, voting together as a single group, representing a majority of all the votes entitled to be cast at the MCI WorldCom special meeting having approved the merger agreement

  . holders of shares of Sprint common stock and Sprint preferred stock, voting together as a single group, representing a majority of all the votes entitled to be cast at the Sprint special meeting having voted to adopt the merger agreement

  . the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure to obtain such expiration or termination

  . all approvals for the merger from the Federal Communications Commission and state public utility commissions having been obtained, except where the failure to obtain such approvals would not, individually or in the aggregate, reasonably be expected to materially impair MCI WorldCom's and Sprint's ability to achieve the overall benefits expected to be realized from the completion of the merger; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in such failure

  . any required clearance of the merger by European Commission antitrust authorities having been obtained; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure to obtain such clearance

  . no laws being adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental entity of competent jurisdiction being in effect having the effect of making the merger illegal or otherwise prohibiting the completion of the merger; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in such order or injunction

  . the shares of WorldCom common stock and WorldCom series 1 PCS common stock issuable to Sprint stockholders in the merger having been approved for quotation on The Nasdaq National Market, subject to official notice of issuance and

  . the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, having been declared effective by the Securities and Exchange Commission under the Securities Act and not being the subject of any stop order or threatened or pending proceedings seeking a stop order.

   In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties regarding the capital structure of the other party set forth in the merger agreement being true and correct in all material respects on the date of the merger agreement and on the date on which the merger is to be completed as if made as of such time or, if such representations and warranties expressly relate to an earlier date, then as of such date

  . the other representations and warranties of the other party set forth in the merger agreement being true and correct on the date of the merger agreement and on the date on which the merger is to be completed as if made as of such time or, if such representations and warranties expressly relate to an earlier date, then as of such date, except where the failure of these representations and warranties to be so true and correct, without giving effect to any limitation as to "materiality" or "material adverse effect", individually or in the aggregate, does not have, and is not reasonably likely to have, a material adverse effect on the party making the representations and warranties

  . the other party to the merger agreement having performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under the merger agreement on or before the date on which the merger is to be completed

  . with respect only to Sprint's obligation to effect the merger, Sprint having received from King & Spalding on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of section 368(b) of the Internal Revenue Code and (3) the WorldCom group common stock and WorldCom PCS group common stock received in the merger by Sprint common stockholders is property permitted to be received under section 354 of the Internal Revenue Code without the recognition of gain

  . with respect only to MCI WorldCom's obligation to effect the merger, MCI WorldCom having received from Cravath, Swaine & Moore on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of section 368(b) of the Internal Revenue Code and (3) the issuance of WorldCom group common stock and WorldCom PCS group common stock to Sprint common stockholders in the merger will not result in MCI WorldCom recognizing an amount of income or gain or being subject to an amount of tax, in each case that individually or in the aggregate is reasonably likely to have a material adverse effect on MCI WorldCom

  . with respect only to Sprint's obligation to effect the merger, there not having been any material adverse change in MCI WorldCom since the date of the merger agreement and

  . with respect only to MCI WorldCom's obligation to effect the merger, there not having been any material adverse change in Sprint since the date of the merger agreement.

   Each of the conditions listed in the previous two paragraphs is waivable by the party or parties whose obligations to complete the merger are so conditioned, except to the extent the condition must be satisfied in order to comply with applicable law.

   The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used with respect to Sprint or MCI WorldCom, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Sprint and its subsidiaries, taken as a whole, or MCI WorldCom and its subsidiaries, taken as a whole, other than any change, circumstance or effect:

  . relating to or resulting from the economy or securities markets in general

  . relating to or resulting from the industries in which MCI WorldCom or Sprint operate and not uniquely relating to MCI WorldCom or Sprint or

  . resulting from the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement.

No Solicitation

   In the merger agreement, each of MCI WorldCom and Sprint has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

  . solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any competing proposal, as described below or

  . participate in any discussions or negotiations regarding any competing proposal;

  provided, however, that if, at any time during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained, such party's board of directors, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of its stockholders, then such party and its representatives may, in response to a superior proposal, as described below, which did not result from a breach of such provision, and subject to providing prior or contemporaneous notice of its decision to take such action to the other party:

  . furnish under a customary confidentiality agreement information about such party and its subsidiaries to any person making a superior proposal and/or

  . participate in discussions or negotiations regarding such superior proposal.

   The merger agreement provides that:

  . the term "competing proposal", when used in connection with a proposal for either party, means any bona fide proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of such party and its subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of common stock of such party, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the combined voting power of the shares of common stock of such party, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by the merger agreement

  . the term "superior proposal", when used in connection with a superior proposal for Sprint, means (1) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of Sprint common stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (2) otherwise on terms which the Sprint board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Sprint board of directors, (A) would be more favorable than the merger to Sprint's stockholders taken as a whole, (B) is reasonably capable of being completed and (C) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party and

  . the term "superior proposal", when used in connection with a superior proposal for MCI WorldCom, means (1) (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom common stock, or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its subsidiaries in which the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and representatives of such other party shall represent a majority of the board of directors of such parent entity, and (2) otherwise on terms which the MCI WorldCom board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the MCI WorldCom board of directors, (A) would be more favorable than the merger to MCI WorldCom's shareholders taken as a whole, (B) is reasonably capable of being completed and (C) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

   None of the board of directors of MCI WorldCom or Sprint or any committee thereof will:

  . withdraw, or propose publicly to withdraw, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the merger or the merger agreement

  . modify, or propose publicly to modify, in a manner adverse to the other party, the approval or recommendation of such board of directors or such committee of the merger or the merger agreement

  . approve or recommend, or propose publicly to approve or recommend, any competing proposal or

  . approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any competing proposal;

  provided, however, that at any time during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained, in response to a superior proposal which did not result from a breach of the "no solicitation" provisions described above, if such party's board of directors, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of its stockholders, such party's board of directors may:

  . modify or propose publicly to modify, in a manner adverse to the other party, the approval or recommendation of the merger or the merger agreement by such party's board of directors and/or

  . terminate the merger agreement (and concurrently with or after such termination, if it so chooses, cause such party to enter into any acquisition agreement with respect to any superior proposal), but only at a time that is (1) during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained and
     (2) after the fourth business day (or the second calendar day in the case of a material amendment to a superior proposal) after such party's receipt of written notice advising it that such other party's board of directors is prepared to accept a superior proposal (or any material amendment), specifying the material terms and conditions of such superior proposal (or any material amendment) and identifying the person making such superior proposal (or any material amendment).

   The merger agreement also provides that each party will promptly advise the other of any competing proposal or any inquiry or request for information relating to that competing proposal, the material terms and conditions of such competing proposal or request and the identity of the person making such competing proposal or request. Each party will promptly keep the other reasonably informed of the status (including amendments) of any competing proposal or request.

Termination

   The merger agreement may be terminated at any time before the completion of the merger, whether before or after the stockholder approvals have been obtained at the special meetings:

   1. by mutual written consent of MCI WorldCom and Sprint

   2. by MCI WorldCom or Sprint, if the merger has not been completed by December 31, 2000; provided, however, that this right to terminate the merger agreement will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure of the merger to be completed by December 31, 2000

   3. by MCI WorldCom or Sprint, if the MCI WorldCom shareholders have not approved the merger agreement at an MCI WorldCom shareholders meeting or at any adjournment or postponement of any such meeting

   4. by MCI WorldCom or Sprint, if the Sprint stockholders have not adopted the merger agreement at a Sprint stockholders meeting or at any adjournment or postponement of any such meeting

   5. by MCI WorldCom or Sprint, if (1) any governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action has become final and nonappealable, or (2) any governmental entity has failed to issue an order, decree or ruling or take any other action, in each case which is necessary to fulfill the conditions to the merger described in the third, fourth and fifth bullet points under the first paragraph of "--Conditions to the Completion of the Merger" and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement under this provision will not be available to any party whose failure to comply with its obligations under the merger agreement has caused or resulted in such action or inaction

   6. by MCI WorldCom or Sprint, if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition described in the first, second or third bullet points under the second paragraph of "--Conditions to the Completion of the Merger" and has not been or cannot be cured within 45 calendar days of receiving notice from the other party of the breach or failure to perform

   7. by Sprint, at any time during the period beginning on December 4, 1999 and ending on the date the vote of holders of Sprint capital stock required to adopt the merger agreement has been obtained, in response to a superior proposal which did not otherwise result from a breach by Sprint of the provisions of the merger agreement described above under "--No Solicitation", if Sprint has complied with the notice requirements and has paid the termination fee

   8. by MCI WorldCom, at any time during the period beginning on December 4, 1999 and ending on the date the votes of holders of MCI WorldCom capital stock required to approve the merger agreement have been obtained, in response to a superior proposal which did not otherwise result from a breach by MCI WorldCom of the provisions of the merger agreement described above under "--No Solicitation", if MCI WorldCom has complied with the notice requirements and has paid the termination fee

   9. by MCI WorldCom, if Sprint modifies or proposes publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation of the merger or the merger agreement by the Sprint board of directors or

  10. by Sprint, if MCI WorldCom modifies or proposes publicly to modify, in a manner adverse to Sprint, the approval or recommendation of the merger or the merger agreement by the MCI WorldCom board of directors.

Termination Fees

 MCI WorldCom

  MCI WorldCom must pay Sprint a $2.5 billion termination fee if:

  1. at any time before the date the votes of holders of MCI WorldCom capital stock required to approve the merger agreement have been obtained, MCI WorldCom or its shareholders receive a competing proposal or a third party publicly announces an intention to make a competing proposal for MCI WorldCom and MCI WorldCom or Sprint then terminates the merger agreement for the reason described in paragraph 2 (without an MCI WorldCom special meeting having occurred) or the reason described in paragraph 3 above under "--Termination"

  2. MCI WorldCom terminates the merger agreement for the reason described in paragraph 8 above under "--Termination" or

  3. Sprint terminates the merger agreement for the reason described in paragraph 10 above under "--Termination";

  provided, however, that no termination fee will be payable under the situations described in paragraph 1 or 3 above unless, within 12 months of termination of the merger agreement, MCI WorldCom enters into a definitive agreement concerning, or approves or completes (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom common stock, or
  (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its subsidiaries in which the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and representatives of such other party shall represent a majority of the board of directors of such parent entity.

 Sprint

  Sprint must pay MCI WorldCom a $2.5 billion termination fee if:

  1. at any time before the date the vote of holders of Sprint capital stock required to adopt the merger agreement has been obtained, Sprint or its stockholders receive a competing proposal or a third party publicly announces an intention to make a competing proposal for Sprint and MCI WorldCom or Sprint then terminates the merger agreement for the reason described in paragraph 2 (without a Sprint special meeting having occurred) or the reason described in paragraph 4 above under "-- Termination"

  2. Sprint terminates the merger agreement for the reason described in paragraph 7 above under "--Termination" or

  3. MCI WorldCom terminates the merger agreement for the reason described in paragraph 9 above under "--Termination";

  provided, however, that no termination fee will be payable under the situations described in paragraph 1 or 3 above unless, within 12 months of termination of the merger agreement, Sprint enters into a definitive agreement concerning, or approves or completes (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of Sprint common stock or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction.

   The merger agreement further provides that if MCI WorldCom or Sprint fails to pay any termination fee due, it must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the termination fee.

Conduct of Business Pending the Merger

 Sprint

   Under the merger agreement, Sprint has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, or (2) to the extent not reasonably practicable in light of the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement, it will and will cause its subsidiaries taken as a whole to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as conducted before the date of the merger agreement, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business.

   In addition, Sprint has agreed that, from the date of the merger agreement until the completion of the merger, subject to certain exceptions and except to the extent MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, neither it nor any of its subsidiaries may:

  . declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than (1) the declaration and payment of regular quarterly cash dividends not in excess of $0.125 per share of Sprint FON common stock, and any corresponding cash dividends on shares held by holders of Sprint class A common stock or Sprint class A common stock--series DT, and regular dividends required by the terms of the Sprint preferred stock and (2) dividends by a wholly owned subsidiary of Sprint to its parent

  . split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock except for any such transaction by a wholly owned subsidiary of Sprint which remains a wholly owned subsidiary of Sprint after the completion of such transaction

  . repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase by Sprint of its common stock in the ordinary course of business consistent with past practice in connection with Sprint's benefit plans and certain other exceptions

  . issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, any other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities, other than the issuance of Sprint common stock (and associated Sprint preferred stock purchase rights) upon exercise of stock options or in connection with rights under other stock-based benefit plans, the issuance of Sprint capital stock upon the conversion of other Sprint securities, issuances by a wholly owned subsidiary of Sprint of capital stock to such subsidiary's parent, issuances in accordance with Sprint's rights agreement, issuances of stock options in connection with regular option grants by Sprint or issuances of stock options for new hires or issuances of restricted stock, in each case in the ordinary course of business consistent with past practice under Sprint's benefit plans, the issuance of shares of Sprint capital stock pursuant to purchase rights or preemptive rights held by Sprint stockholders under the terms of the instruments or agreements in effect on the date of the merger agreement or the issuance of Sprint capital stock pursuant to acquisitions permitted by the merger agreement

  . amend the articles of incorporation or bylaws of Sprint

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any person, other than acquisitions of assets used in the operation of the business of Sprint and its subsidiaries in the ordinary course of business consistent with past practice, internal reorganizations or consolidations involving existing Sprint subsidiaries or the creation of new Sprint subsidiaries, so long as such permitted activities could not reasonably be expected to result in (1) any of the conditions to the merger not being satisfied or
    (2) a material delay in the satisfaction of any of the conditions to the merger

  . sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint and its subsidiaries taken as a whole, or internal reorganizations or consolidations involving existing Sprint subsidiaries

  . incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Sprint or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings, senior bank or similar bank financing or, subject to prior consultation with MCI WorldCom, any other indebtedness incurred by Sprint or any of its subsidiaries with a maturity date not to exceed five years from the date of its original issuance incurred in the ordinary course of business consistent with past practice or intercompany indebtedness between Sprint and any of its wholly owned subsidiaries or between such wholly owned subsidiaries

  . make any loans or advances to any other person other than employee loans or advances made by Sprint in the ordinary course of business consistent with past practice and loans or advances made between Sprint and any of its wholly owned subsidiaries or between such wholly owned subsidiaries

  . make any investments in any person other than investments in wholly owned subsidiaries and investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint

  . enter into any new material line of business outside its core businesses, as defined in Sprint's articles of incorporation

  . make or agree to make any new capital expenditures other than capital expenditures made or agreed to be made in the ordinary course of business not in excess of specified amounts agreed to by MCI WorldCom and Sprint

  . take any action that would prevent or impede the merger from qualifying as a reorganization under section 368 of the Internal Revenue Code

  . take any action that would, or that could reasonably be expected to, result in (1) any of the conditions to the merger not being satisfied or
    (2) a material delay in the satisfaction of any of the conditions to the merger

  . change Sprint's fiscal year or, subject to certain exceptions, make any material change in its methods of accounting in effect at December 31,
    1998

  . take any action that would cause the representations and warranties in the merger agreement to no longer be true or

  . authorize, commit or agree to take any of the foregoing actions.

 MCI WorldCom

   Under the merger agreement, MCI WorldCom has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, or (2) to the extent not reasonably practicable in light of the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement, it will and will cause its subsidiaries taken as a whole to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as conducted before the date of the merger agreement, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business.

   In addition, MCI WorldCom has agreed that, from the date of the merger agreement until the completion of the merger, subject to certain exceptions and except to the extent Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, neither it nor any of its subsidiaries will:

  . repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for MCI WorldCom capital stock except for the purchase by MCI WorldCom of MCI WorldCom capital stock (and associated MCI WorldCom preferred stock purchase rights) in the ordinary course of business consistent with past practice in connection with share options, share incentive schemes, profit sharing schemes or other MCI WorldCom benefit plans or repurchases of MCI WorldCom common stock in open market or privately negotiated transactions

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of any business or any other person, in any event
    (1) with a value in excess of an amount equal to 20% of the market capitalization of MCI WorldCom for any one acquisition and 30% thereof for all acquisitions before the completion of the merger, or (2) that could reasonably be expected to result in any of the conditions to the merger not being satisfied or a material delay in the satisfaction of any of the conditions to the merger

  . enter into any new material line of business outside its existing core businesses

  . sell, lease, encumber or otherwise dispose of all or substantially all of any material line of business for MCI WorldCom and its subsidiaries taken as a whole

  . take any action that would prevent or impede the merger from qualifying as a reorganization under section 368 of the Internal Revenue Code

  . take any action that would, or that could reasonably be expected to, result in (1) any of the conditions to the merger not being satisfied or
    (2) a material delay in the satisfaction of any of the conditions to the merger

  . take any action that would cause the representations and warranties in the merger agreement to no longer be true or

  . authorize, commit or agree to take any of the foregoing actions.

Amendment; Extension and Waiver

   Subject to applicable law:

  . the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by Sprint stockholders or approved by MCI WorldCom shareholders, no amendment which by law or in accordance with the rules of The Nasdaq National Market or the New York Stock Exchange requires further approval by Sprint stockholders or MCI WorldCom shareholders shall be made without such further approval and

  . at any time prior to the completion of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of any of the obligations or acts of the other party to the merger agreement, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any related document and waive compliance by the other party with any agreement or condition in the merger agreement.

Expenses

  Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement, including the solicitation of stockholder approval, will be paid by the party incurring such fees or expenses, except that MCI WorldCom and Sprint will share equally the expenses incurred in connection with filing, printing and mailing of this proxy statement/prospectus and the registration statement of which it is a part, including Securities and Exchange Commission filing fees, and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Act and for any filings with the European Commission.

Representations and Warranties

  The merger agreement contains customary representations and warranties of MCI WorldCom and Sprint relating to, among other things:

  . corporate organization and similar corporate matters

  . subsidiaries

  . capital structure

  . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters

  . documents filed with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities

  . the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part

  . absence of material changes or events

  . compliance with applicable laws

  . with respect to Sprint only, absence of changes in Sprint's benefit plans

  . matters relating to the Employee Retirement Income Security Act of 1974 and employment agreements

  . filing of tax returns and payment of taxes

  . required stockholder vote

  . satisfaction of state takeover statutes' requirements in Georgia and Kansas

  . engagement and payment of fees of brokers, investment bankers, finders and financial advisors

  . receipt of fairness opinions from financial advisors

  . intellectual property and year 2000 matters

  . outstanding and pending litigation and

  . no amendment of the rights agreements.

Other Agreements

  Each of MCI WorldCom and Sprint has agreed to use its reasonable best efforts to:

  . take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the merger

  . obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any governmental entity that are reasonably necessary to complete the merger

  . cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party

  . promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, state public utility commissions, the Antitrust Division or any other governmental entity and any material communication received or given in connection with any proceeding by a private party

  . permit the other party to review any communications given by it to, and consult with each other in advance to the extent practicable of any meeting or conference with, the FCC, state public utility commissions, the Antitrust Division or any such other governmental entity or, in connection with a proceeding by a private party, with any other person

  . to the extent permitted by the FCC, state public utility commissions, the Antitrust Division or such other applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences

  . contest and resist any administrative or judicial action or proceeding, including any proceeding by a private party, that is instituted, or threatened to be instituted, challenging any transaction contemplated by the merger agreement or any statute, rule, regulation, executive order, decree, injunction or administrative order that is enacted, entered, promulgated or enforced by a governmental entity which would make the merger illegal or would otherwise prohibit or materially impair or delay the completion of the merger and

  . have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that prohibits, prevents or restricts the completion of the merger and to have any statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable.

   The merger agreement provides that neither MCI WorldCom nor Sprint is required to agree to or effect any divestiture or take any other action if doing so would, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected to be realized from the completion of the merger.

Amendments to the MCI WorldCom Articles of Incorporation

   The merger agreement provides that the articles of incorporation of MCI WorldCom, as in effect immediately before the merger, will be amended upon completion of the merger to reflect the form of the amended WorldCom articles of incorporation that is attached as Annex 2 to this proxy statement/prospectus. See "Description of MCI WorldCom Capital Stock" and "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders".

Amendments to the MCI WorldCom Bylaws

   The merger agreement provides that the MCI WorldCom bylaws, as in effect immediately before the merger, will be amended upon completion of the merger to reflect the form of the amended WorldCom bylaws that is attached as Annex 3 to this proxy statement/prospectus. See "Description of MCI WorldCom Capital Stock" and "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders".

Corporate Governance and Capital Structure Matters

   In addition, the merger agreement provides that upon completion of the merger:

  . the board of directors of WorldCom, as the surviving corporation, will be constituted as described under "The Merger--Interests of Sprint Directors and Executive Officers in the Merger--Board of Directors"

  . WorldCom will adopt tracking stock policies virtually identical to the current Sprint tracking stock policies as described below under "Tracking Stock Matters"

  .  WorldCom will assume the Sprint tax sharing agreement and

  . the WorldCom rights agreement will be modified to account for the creation of the WorldCom PCS group common stock.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

   MCI WorldCom common stock is quoted on The Nasdaq National Market under the trading symbol "WCOM". Sprint series 1 FON common stock and Sprint series 1 PCS common stock are listed on the New York Stock Exchange under the trading symbols "FON" and "PCS", respectively. At the completion of the merger, MCI WorldCom expects that the WorldCom series 1 PCS common stock will be approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

   The following table sets forth, for the periods indicated, the high and low sale prices per share of MCI WorldCom common stock on The Nasdaq National Market and Sprint series 1 FON common stock and Sprint series 1 PCS common stock on the New York Stock Exchange.

   The sale prices of MCI WorldCom common stock have been restated to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. The sale prices of Sprint PCS common stock have been restated to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. The sale prices of Sprint series 1 FON common stock have been restated to reflect Sprint's two-for-one stock split of its Sprint FON common stock in the second quarter of 1999.

   For current price information, you are urged to consult publicly available sources. MCI WorldCom has never paid dividends on its common stock. Sprint has historically paid regular quarterly dividends of $0.125 per share on Sprint series 1 FON common stock. WorldCom does not intend to pay dividends on either the WorldCom group common stock or the WorldCom PCS group common stock.

                          MCI WorldCom  Sprint Series 1 FON Sprint Series 1 PCS
                          Common Stock     Common Stock        Common Stock
                          ------------- ------------------- -------------------
                           High   Low     High       Low      High       Low
                          ------ ------ ------------------- -------------------
1997:
  First Quarter.......... $18.59 $14.50 $   20.71 $   16.47 $     --  $     --
  Second Quarter.........  21.98  14.17     22.88     18.23       --        --
  Third Quarter..........  25.17  19.92     22.83     19.09       --        --
  Fourth Quarter.........  26.59  19.00     26.44     21.26       --        --
1998:
  First Quarter..........  29.92  18.67     33.25     24.20       --        --
  Second Quarter.........  32.29  27.75     33.36     28.57       --        --
  Third Quarter..........  38.59  26.67     35.48     27.13       --        --
  Fourth Quarter.........  50.50  26.00     42.32     30.59     11.69      7.03
1999:
  First Quarter..........  62.83  46.00     50.09     36.58     24.16     10.44
  Second Quarter.........  64.50  53.54     57.18     48.38     30.33     20.75
  Third Quarter..........  60.92  47.92     55.69     42.50     39.13     26.47
  Fourth Quarter ........  61.33  44.04     75.94     54.00     56.81     33.41
2000:
  First Quarter (through
    . )..................     .      .         .         .         .         .

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined financial statements give effect to the merger of MCI WorldCom and Sprint under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of MCI WorldCom would actually have been if the merger and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of MCI WorldCom for any future period or as of any date, respectively.

   Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause some of the intangibles to be amortized over a shorter life than the goodwill amortization period of 20 years. MCI WorldCom intends to undertake a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed. MCI WorldCom's management currently believes that amounts allocated to goodwill will be amortized over a life not to exceed 25 years while other intangibles may be amortized over shorter periods, which would reduce net income reported by WorldCom.

   The unaudited pro forma condensed combined balance sheet as of September 30, 1999 was prepared by combining the balance sheet at September 30, 1999 for MCI WorldCom with the balance sheet at September 30, 1999 for Sprint, giving effect to the merger as though it had been completed on September 30, 1999.

   The unaudited pro forma condensed combined statements of operations for the periods presented were prepared by combining MCI WorldCom's statements of operations for the year ended December 31, 1998, and the nine months ended September 30, 1999, with Sprint's statements of operations for the year ended December 31, 1998, and the nine months ended September 30, 1999, respectively, giving effect to the merger as though it had occurred on January 1, 1998. These unaudited pro forma condensed combined financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the Sprint merger.

   The consolidated historical financial statements of MCI WorldCom and Sprint for the year ended December 31, 1998, are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus. The condensed consolidated historical financial statements of MCI WorldCom and Sprint for the nine months ended September 30, 1999, are derived from unaudited condensed consolidated financial statements incorporated by reference in this proxy statement/prospectus.

   On November 18, 1999, the MCI WorldCom board of directors authorized a three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. All MCI WorldCom per share data and numbers of MCI WorldCom common shares have been retroactively restated to reflect this stock split.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All Sprint PCS group per share data and numbers of Sprint PCS common shares have been retroactively restated to reflect this stock split.

   You should read the financial information in this section along with MCI WorldCom's and Sprint's historical consolidated financial statements and accompanying notes incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page ..

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)

                            As of September 30, 1999
                                 (In millions)

                                                                         WorldCom
                             MCI WorldCom      Sprint      Pro Forma     Pro Forma
                            Historical (2) Historical (2) Adjustments    Combined
                            -------------- -------------- -----------    ---------
Current assets.............    $ 9,707        $ 5,589      $    --       $ 15,296
Property, plant and
 equipment, net............     25,901         20,776           --         46,677
Goodwill and PCS licenses,
 net.......................     42,801          8,434        (8,434)(3)   150,467
                                                            107,666 (3)
Other intangibles, net.....      4,486          1,159           --          5,645
Other assets...............      4,067          2,026           --          6,093
                               -------        -------      --------      --------
    Total assets...........    $86,962        $37,984      $ 99,232      $224,178
                               =======        =======      ========      ========
Current liabilities........    $15,553        $ 6,318      $    --       $ 21,871
Long-term debt.............     13,245         14,376           --         27,621
Other liabilities..........      5,683          3,514           --          9,197
Minority interests.........      2,366            --            --          2,366
Mandatorily redeemable
 preferred stock...........        798             10           (10)(4)       808
                                                                 10 (5)
Shareholders' equity
  Preferred stock..........        --             --            --            --
  Common stock.............         28            --             15 (5)        43
  Class A common stock.....        --             216          (216)(4)       --
  FON common stock.........        --           1,575        (1,575)(4)       --
  PCS common stock.........        --             862          (862)(4)       948
                                                                948 (5)
  PCS preferred stock......        --             247          (247)(4)       247
                                                                247 (5)
  Paid in capital..........     51,285          8,450        (8,450)(4)   163,073
                                                            111,788 (5)
  Retained earnings
   (deficit)...............     (1,811)         2,549        (2,549)(4)    (1,811)
  Other....................       (185)          (133)          133 (4)      (185)
                                                                 -- (5)
                               -------        -------      --------      --------
    Total
     shareholders' equity..     49,317         13,766        99,232       162,315
                               -------        -------      --------      --------
    Total liabilities and
     shareholders' equity..    $86,962        $37,984      $ 99,232      $224,178
                               =======        =======      ========      ========

         The accompanying notes are an integral part of this statement.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)

                  For the Nine Months Ended September 30, 1999
                      (In millions, except per share data)

                                                               WorldCom                               WorldCom PCS
                    MCI WorldCom    Sprint FON    Pro Forma    Pro Forma   Sprint PCS    Pro Forma     Pro Forma    Intergroup
                   Historical (2) Historical (2) Adjustments   Combined  Historical (2) Adjustments     Combined   Eliminations
                   -------------- -------------- -----------   --------- -------------- -----------   ------------ ------------
Revenues.........     $27,131        $12,757       $  (422)(6)  $39,466     $ 2,184       $   --        $ 2,184       $(185)(7)
Operating
 expenses:
 Line costs......      11,940          5,891          (422)(6)   17,409       1,620           --          1,620        (185)(7)
 Selling, general
  and
  administrative..      6,530          3,104           --         9,634       1,777           --          1,777         --
 Goodwill and PCS
  licenses
  amortization...         907             31           (31)(9)    3,172         135          (135)(9)     1,773         --
                                                     2,265 (8)                              1,773 (8)
 Depreciation and
  other
  amortization...       2,293          1,532           --         3,825         977           --            977         --
                      -------        -------       -------      -------     -------       -------       -------       -----
Operating income
 (loss)..........       5,461          2,199        (2,234)       5,426      (2,325)       (1,638)       (3,963)        --
Other income
 (expense):
 Interest
  expense........        (710)          (132)          --          (842)       (497)          --           (497)         16 (7)
 Other...........          44           (146)          --          (102)         39           --             39         (16)(7)
                      -------        -------       -------      -------     -------       -------       -------       -----
Income (loss)
 before income
 taxes and
 minority
 interests.......       4,795          1,921        (2,234)       4,482      (2,783)       (1,638)       (4,421)        --
Provision
 (benefit) for
 income taxes....       1,992            770           --         2,762      (1,008)          --         (1,008)        --
                      -------        -------       -------      -------     -------       -------       -------       -----
Income (loss)
 before minority
 interests.......       2,803          1,151        (2,234)       1,720      (1,775)       (1,638)       (3,413)        --
Minority
 interests.......         (92)           --            --           (92)        --            --            --          --
                      -------        -------       -------      -------     -------       -------       -------       -----
Income (loss)
 before
 extraordinary
 items...........       2,711          1,151        (2,234)       1,628      (1,775)       (1,638)       (3,413)        --
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......          48            --            --            48         --            --            --          --
Preferred
 dividend
 requirements....         --              (5)          --            (5)         11           --             11         --
                      -------        -------       -------      -------     -------       -------       -------       -----
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........     $ 2,663        $ 1,156       $(2,234)     $ 1,585     $(1,786)      $(1,638)      $(3,424)      $ --
                      =======        =======       =======      =======     =======       =======       =======       =====
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........       2,792            866         1,488        4,280         910           910           910
                      =======        =======       =======      =======     =======       =======       =======
 Diluted.........       2,900            884         1,516        4,416         910           910           910
                      =======        =======       =======      =======     =======       =======       =======
Earnings (loss)
 per share (10):
 Basic...........     $  0.95        $  1.33                      $0.37     $ (1.96)                    $ (3.76)
                      =======        =======                    =======     =======                     =======
 Diluted.........     $  0.92        $  1.31                      $0.36     $ (1.96)                    $ (3.76)
                      =======        =======                    =======     =======                     =======
                     WorldCom
                   Consolidated
                   ------------
Revenues.........    $41,465
Operating
 expenses:
 Line costs......     18,844
 Selling, general
  and
  administrative..    11,411
 Goodwill and PCS
  licenses
  amortization...      4,945

 Depreciation and
  other
  amortization...      4,802
                   ------------
Operating income
 (loss)..........      1,463
Other income
 (expense):
 Interest
  expense........     (1,323)
 Other...........        (79)
                   ------------
Income (loss)
 before income
 taxes and
 minority
 interests.......         61
Provision
 (benefit) for
 income taxes....      1,754
                   ------------
Income (loss)
 before minority
 interests.......     (1,693)
Minority
 interests.......        (92)
                   ------------
Income (loss)
 before
 extraordinary
 items...........     (1,785)
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......         48
Preferred
 dividend
 requirements....          6
                   ------------
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........    $(1,839)
                   ============
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........
 Diluted.........
Earnings (loss)
 per share (10):
 Basic...........
 Diluted.........


         The accompanying notes are an integral part of this statement.

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)

                      For the Year Ended December 31, 1998

                      (In millions, except per share data)

                                                               WorldCom
                        MCI           Sprint                     Group     Sprint PCS
                      WorldCom      FON Group     Pro Forma    Pro Forma     Group       Pro Forma
                   Historical (2) Historical (2) Adjustments   Combined  Historical (2) Adjustments
                   -------------- -------------- -----------   --------- -------------- -----------
Revenues.........     $17,678        $16,017       $  (305)(6)  $33,390     $ 1,225       $   --
Operating
 expenses:
 Line costs......       8,416          7,601          (305)(6)   15,712       1,294           --
 Selling, general
  and
  administrative..      4,312          3,741           --         8,053       1,532           --
 Goodwill and PCS
  licenses
  amortization...         634             41           (41)(9)    3,654          80           (80)(9)
                                                     3,020 (8)                              2,364 (8)
 Depreciation and
  other
  amortization...       1,566          1,874           --         3,440         710           --
 In-process
  research and
  development and
  other charges..       3,725            --            --         3,725         179           --
                      -------        -------       -------      -------     -------       -------
Operating income
 (loss)..........        (975)         2,760        (2,979)      (1,194)     (2,570)       (2,284)
Other income
 (expense):
 Interest
  expense........        (637)          (318)          --          (955)       (491)          --
 Other...........          41             32           --            73       1,429           --
                      -------        -------       -------      -------     -------       -------
Income (loss)
 before income
 taxes and
 minority
 interests.......      (1,571)         2,474        (2,979)      (2,076)     (1,632)       (2,284)
Provision
 (benefit) for
 income taxes....         876            934           --         1,810        (542)          --
                      -------        -------       -------      -------     -------       -------
Income (loss)
 before minority
 interests and
 extraordinary
 items...........      (2,447)         1,540        (2,979)      (3,886)     (1,090)       (2,284)
Minority
 interests.......         (93)           --            --           (93)        --            --
                      -------        -------       -------      -------     -------       -------
Income (loss)
 from continuing
 operations......      (2,540)         1,540        (2,979)      (3,979)     (1,090)       (2,284)
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......          18            --            --            18         --            --
Preferred
 dividend
 requirements....          13            --            --            13           2           --
                      -------        -------       -------      -------     -------       -------
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........     $(2,571)       $ 1,540       $(2,979)     $(4,010)    $(1,092)      $(2,284)
                      =======        =======       =======      =======     =======       =======
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........       1,911                        1,461        3,372                       832
                      =======                      =======      =======                   =======
 Diluted.........       1,911                        1,461        3,372                       832
                      =======                      =======      =======                   =======
Earnings (loss)
 per
 share (10):
 Basic...........     $ (1.35)                                  $ (1.19)
                      =======                                   =======
 Diluted.........     $ (1.35)                                  $ (1.19)
                      =======                                   =======
                   WorldCom PCS
                      Group
                    Pro Forma    Intergroup     WorldCom
                     Combined   Eliminations  Consolidated
                   ------------ ------------- ------------
Revenues.........    $ 1,225       $(108)(7)    $34,507
Operating
 expenses:
 Line costs......      1,294        (108)(7)     16,898
 Selling, general
  and
  administrative..     1,532         --           9,585
 Goodwill and PCS
  licenses
  amortization...      2,364         --           6,018

 Depreciation and
  other
  amortization...        710         --           4,150
 In-process
  research and
  development and
  other charges..        179         --           3,904
                   ------------ ------------- ------------
Operating income
 (loss)..........     (4,854)        --          (6,048)
Other income
 (expense):
 Interest
  expense........       (491)         81 (7)     (1,365)
 Other...........      1,429         (81)(7)      1,421
                   ------------ ------------- ------------
Income (loss)
 before income
 taxes and
 minority
 interests.......     (3,916)        --          (5,992)
Provision
 (benefit) for
 income taxes....       (542)        --           1,268
                   ------------ ------------- ------------
Income (loss)
 before minority
 interests and
 extraordinary
 items...........     (3,374)        --          (7,260)
Minority
 interests.......        --          --             (93)
                   ------------ ------------- ------------
Income (loss)
 from continuing
 operations......     (3,374)        --          (7,353)
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......        --          --              18
Preferred
 dividend
 requirements....          2         --              15
                   ------------ ------------- ------------
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........    $(3,376)      $ --         $(7,386)
                   ============ ============= ============
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........        832
                   ============
 Diluted.........        832
                   ============
Earnings (loss)
 per
 share (10):
 Basic...........    $ (4.06)
                   ============
 Diluted.........    $ (4.06)
                   ============

         The accompanying notes are an integral part of this statement.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. The unaudited pro forma financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger. MCI WorldCom is in the process of developing its plan to integrate the operations of Sprint which may include exit costs. As a result of this plan, a charge, or increase to purchase cost, which may be material but which cannot be quantified at the date of this proxy statement/prospectus, is expected to be recognized in the period in which such exit plan has been approved by the appropriate level of management. Furthermore, the unaudited pro forma financial data do not reflect any expense of intangible assets attributable to the value of any in-process research and development projects of Sprint at the time of the merger. However, MCI WorldCom intends to undertake a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed. To the extent that a portion of the purchase price is allocated to in-process research and development projects of Sprint, a charge would be recognized in the period in which the merger occurs. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have occurred had the merger been completed at the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

2. These columns represent historical results of operations and financial position. On September 14, 1998, MCI WorldCom completed the merger with MCI Communications. The merger with MCI Communications was accounted for as a purchase and therefore the operating results for MCI Communications are not reflected in the historical results of MCI WorldCom prior to September 14, 1998. See "Additional Unaudited Pro Forma Presentation".

  In November 1998, Sprint stockholders approved the formation of the Sprint FON group and the Sprint PCS group and the creation of the Sprint FON common stock and the Sprint PCS common stock. The Sprint PCS common stock was designed to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The Sprint FON common stock was designed to reflect the performance of all of Sprint's other operations.

  The following table presents a reconciliation of Sprint's consolidated results of operations for the nine months ended September 30, 1999 (in millions):

                                     Sprint   Sprint
                                       FON      PCS     Intergroup     Sprint
                                      Group    Group   Eliminations Consolidated
                                     -------  -------  ------------ ------------
   Revenues........................  $12,757  $ 2,184     $(185)      $14,756
   Line costs......................    5,891    1,620      (185)        7,326
   Selling, general and
    administrative.................    3,104    1,777        --         4,881
   Goodwill and PCS licenses
    amortization...................       31      135        --           166
   Depreciation and other
    amortization...................    1,532      977        --         2,509
                                     -------  -------     -----       -------
   Operating income (loss).........    2,199   (2,325)       --          (126)
   Other income (expense):
     Interest expense..............     (132)    (497)       16          (613)
     Other.........................     (146)      39       (16)         (123)
                                     -------  -------     -----       -------
   Income (loss) before income
    taxes and extraordinary items..    1,921   (2,783)       --          (862)
   Provision (benefit) for income
    taxes..........................      770   (1,008)       --          (238)
                                     -------  -------     -----       -------
   Income (loss) before
    extraordinary items............    1,151   (1,775)       --          (624)
   Preferred dividends.............       (5)      11        --             6
                                     -------  -------     -----       -------
   Net income (loss) applicable to
    common shareholders before
    extraordinary items............  $ 1,156  $(1,786)    $  --       $  (630)
                                     =======  =======     =====       =======

     The following table presents a reconciliation of Sprint's consolidated results of operations for the year ended December 31, 1998 (in millions):

                                    Sprint   Sprint    Intergroup     Sprint
                                      FON      PCS    Eliminations Consolidated
                                    -------  -------  ------------ ------------
   Revenues........................ $16,017  $ 1,225     $(108)      $17,134
   Line costs......................   7,601    1,294      (108)        8,787
   Selling, general and
    administrative.................   3,741    1,532        --         5,273
   Goodwill and PCS licenses
    amortization...................      41       80        --           121
   Depreciation and other
    amortization...................   1,874      710        --         2,584
   In-process research and
    development....................      --      179        --           179
                                    -------  -------     -----       -------
   Operating income (loss).........   2,760   (2,570)       --           190
   Other income (expense):
     Interest expense..............    (318)    (491)       81          (728)
     Other.........................      32    1,429       (81)        1,380
                                    -------  -------     -----       -------
   Income (loss) before income
    taxes and minority interests...   2,474   (1,632)       --           842
   Provision (benefit) for income
    taxes..........................     934     (542)       --           392
                                    -------  -------     -----       -------
   Income (loss) from continuing
    operations.....................   1,540   (1,090)                    450
   Preferred dividends.............      --        2        --             2
                                    -------  -------     -----       -------
   Net income (loss) applicable to
    common shareholders before
    extraordinary items............ $ 1,540  $(1,092)    $  --       $   448
                                    =======  =======     =====       =======

3. This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation (in millions, except per share data):

   Sprint FON common stock outstanding at September 30, 1999........       785
   Shares issuable upon conversion of Sprint FT/DT class A stock outstanding at September 30, 1999 (represents the right to one
    share of Sprint series 3 FON common stock)......................        86
   Shares issuable upon conversion of Sprint first and second series
    preferred stock.................................................         2
                                                                      --------
   Sprint FON common stock assumed outstanding at September 30,
    1999............................................................       873
   Assumed FON exchange ratio per share.............................    1.5960
                                                                      --------
   WorldCom group common stock assumed to be issuable for Sprint FON
    common stock....................................................     1,393
                                                                      --------
   Sprint PCS common stock outstanding at September 30, 1999 (as restated to account for Sprint's two-for-one stock split of its
    Sprint PCS common stock which was effected on February 4,
    2000)...........................................................       905
   Shares issuable upon conversion of Sprint FT/DT class A stock outstanding at September 30, 1999 (represents the right to one-
    half share of one share of Sprint series 3 PCS common stock)....        43
   Shares issuable upon conversion of Sprint seventh series
    preferred stock.................................................        16
   Shares issuable upon conversion of Sprint first and second series
    preferred stock.................................................         1
                                                                      --------
   Sprint PCS common stock assumed outstanding at September 30, 1999
    (as restated to account for Sprint's two-for-one stock split of its Sprint PCS common stock which was effected on February 4,
    2000)...........................................................       965
   PCS exchange ratio per share.....................................  0.116025
                                                                      --------
   WorldCom group common stock assumed to be issuable for Sprint PCS
    common stock....................................................       112
                                                                      --------
   Total WorldCom group common stock assumed to be issuable.........     1,505
   WorldCom group common stock assumed average price based on the
    MCI WorldCom common stock average closing price before and after the merger was announced (as adjusted to account for MCI
    WorldCom's three-for-two stock split which was effected on
    December 30, 1999)..............................................  $47.6181
                                                                      --------
                                                                      $ 71,665
   Fair value of FON options........................................     2,712
                                                                      --------
                                                                        74,377
                                                                      --------
   Total WorldCom PCS group common stock assumed to be issuable.....       965
   WorldCom PCS group common stock assumed average price based on the average closing price of Sprint series 1 PCS common stock before and after the merger was announced.......................  $ 37.235
                                                                      --------
                                                                      $ 35,932
   Fair value of PCS options........................................     2,439
                                                                      --------
                                                                        38,371
   Estimated transaction costs......................................       250
                                                                      --------
   Total consideration..............................................   112,998
   Elimination of Sprint's historical goodwill and PCS licenses at
    September 30, 1999..............................................     8,434
   Historical net book value at September 30, 1999 of Sprint net
    assets acquired.................................................   (13,766)
                                                                      --------
   Excess of consideration over net assets acquired.................  $107,666
                                                                      ========

  The determination of the fair value for Sprint capital stock has been based upon the assumed FON exchange ratio. The actual FON exchange ratio may vary as described in this proxy statement/prospectus. For securities other than the Sprint FON common stock and the Sprint PCS common stock, their fair values were determined based upon the securities into which they convert.

  The total consideration will be allocated to the assets and liabilities of Sprint based on their estimated fair value. The excess of consideration over the historical book value of Sprint's net assets acquired has been preliminarily allocated to goodwill. A final allocation of the purchase price to the assets acquired and liabilities assumed of Sprint is dependent upon valuations and studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying pro forma financial information. These valuations are expected to be completed around the effective date of the merger. MCI WorldCom's management believes the consideration in excess of the historical book value of Sprint's net assets acquired primarily comprises goodwill and other intangible assets. To the extent that a portion of the purchase price is allocated to in-process research and development projects for which technological feasibility has not been established and the technology has no future alternative use, a charge would be recognized in the period in which the merger occurs (See Note 1).

  Additionally, the merger agreement provides that, in several circumstances, MCI WorldCom or Sprint may be required to pay the other party a termination fee of $2.5 billion. If such a payment is made it would be reflected in the financial statements in the period in which such an event occurs. Concurrent with the merger agreement the companies have also entered into various commercial agreements enabling Sprint to purchase MCI WorldCom's international communications products and services, providing for the purchase by the parties of local access and transport services from each other and allowing MCI WorldCom to offer Sprint's PCS services. The accounting for those relationships will be reflected in the operations of the respective company when the services are provided and disclosed, if material, in the footnotes to the financial statements. Before the execution of the merger agreement, Sprint entered into contingency employment and non compete agreements with certain key employees that provide various benefits including compensation payments if employment is involuntarily terminated following a change of control. A change of control is deemed to occur if a third party acquires 20% or more of the outstanding voting stock of Sprint or if there is a change of a majority of the Sprint board of directors within a two-year period. Amounts contingently payable under these agreements not currently reflected in the pro formas could approximate $100 million. Should these amounts become payable, the amounts would be included in the allocation of the purchase price.

4. These adjustments represent the elimination of Sprint's stockholders' equity accounts and the Sprint first series preferred stock and the Sprint second series preferred stock.

5.  These adjustments represent the issuance of:

  (a) approximately 1,495 million shares of WorldCom group common stock at an assumed FON exchange ratio of 1.5960 shares of WorldCom group common stock for each share of Sprint FON common stock outstanding and each share of Sprint FT/DT class A stock outstanding, 0.116025 shares of WorldCom group common stock for each share of Sprint PCS common stock outstanding and 0.0580125 shares of WorldCom group common stock for each share of Sprint FT/DT class A stock outstanding. The actual FON exchange ratio may vary as described in this proxy statement/prospectus.

  (b) approximately 948 million shares of WorldCom PCS group common stock for the shares of Sprint PCS common stock outstanding and one-half of a share of WorldCom PCS group common stock for each share of Sprint FT/DT class A stock outstanding.

  (c) approximately 95 shares of WorldCom series 5 preferred stock for the shares of Sprint fifth series preferred stock outstanding.

  (d) approximately 247,000 shares of WorldCom series 7 preferred stock for the shares of Sprint seventh series preferred stock outstanding.

6. These estimated adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between MCI WorldCom and Sprint.

7. These adjustments eliminate the intergroup transactions between Sprint's FON and PCS groups.

8. This entry reflects the adjustment to amortization for the effect of the excess of consideration over net assets acquired in the merger. For purposes of the unaudited pro forma condensed combined financial statements, the excess consideration has been amortized over an estimated life of 20 years. MCI WorldCom's management currently believes that amounts allocated to goodwill will be amortized over a life not to exceed 25 years while other intangible assets may be amortized over shorter periods consequently reducing net income reported by WorldCom. Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would have the effect of decreasing net income by approximately $31 million annually. A final determination of the lives attributable to the intangible assets has not yet been made (See Note 1). As discussed in Note 3, a portion of the excess consideration may be allocated to in-process research and development projects. To the extent amounts are allocated to in-process research and development projects, pro forma amortization expense would be ratably reduced accordingly. For example, if $500 million were allocated to in-process research and development projects, it would have the effect of increasing net income in subsequent periods by approximately $25 million.

     Excess consideration and the related amortization expense was allocated between Sprint's FON and PCS groups based upon the amount of consideration to be issued to each group and their respective net assets at September 30, 1999. Additionally, since the value of WorldCom group common stock to be exchanged for Sprint FON common stock is subject to a collar, the final determination of the value of WorldCom group common stock to be exchanged may not be known until completion of the merger. However, any impact on the total consideration exchanged for the shares of Sprint FON common stock due to a movement of the MCI WorldCom common stock price outside the collar described below is not expected to significantly impact the purchase price. For purposes of the unaudited pro forma condensed combined financial statements, the total consideration and related amortization is based upon a value of $76.00 per share for each share of Sprint FON common stock exchanged, which represents the value of the WorldCom group common stock to be exchanged if the average closing price of MCI WorldCom common stock is greater than $41.4350 and less than $53.9007 before the completion of merger. If the average closing price per share of MCI WorldCom common stock equals or exceeds $53.9007, the FON exchange ratio will be 1.4100; and if it equals or is less than $41.4350, the FON exchange ratio will be 1.8342.

 9. These entries represent the estimated elimination of Sprint's historical goodwill and PCS licenses amortization.

10. Pro forma per share data are based on the number of shares of WorldCom common and common equivalent shares that would have been outstanding had the merger occurred on the earliest date presented.

     For the year ended December 31, 1998, Sprint calculated its earnings per share on a consolidated basis until the Sprint FON common stock and Sprint PCS common stock were created as part of the November 1998 Sprint PCS restructuring. From that time forward, earnings per share was computed individually for the Sprint FON group and the Sprint PCS group. Sprint reported diluted earnings per share of $1.96 before extraordinary items on a consolidated basis for 1998 before the November 1998 Sprint PCS restructuring. For the period from the November 1998 Sprint PCS restructuring through December 31, 1998, the Sprint FON group reported diluted earnings per share of $0.14 and the Sprint PCS group reported a loss of $(0.63) per share before extraordinary items.

                  ADDITIONAL UNAUDITED PRO FORMA PRESENTATION

   The following unaudited additional pro forma presentation illustrates the effect of the Sprint merger and the merger with MCI Communications on the results of operations of MCI WorldCom for the year ended December 31, 1998, as if the transactions had occurred on January 1, 1998. The additional pro forma presentation is presented for purposes of additional analysis due to the significance of the merger of MCI Communications Corporation and WorldCom, Inc.

   On September 14, 1998, WorldCom, Inc., through a wholly owned subsidiary, merged with MCI Communications. As a result of the MCI merger, each outstanding share of MCI common stock was converted into the right to receive 1.86585 shares of MCI WorldCom common stock, or approximately 1,133 million shares of MCI WorldCom common stock in the aggregate, and each share of MCI class A common stock outstanding (all of which were held by British Telecommunications plc) was converted into the right to receive $51.00 in cash or approximately $7 billion in the aggregate. The MCI merger was accounted for using the purchase method of accounting.

   This additional pro forma presentation should be read in conjunction with the historical financial statements of MCI WorldCom, Sprint and MCI Communications, which are incorporated by reference in this proxy statement/prospectus.

   The additional pro forma presentation is presented for comparative purposes only and is not intended to be indicative of actual results had the transactions occurred as of the date indicated above nor does it purport to indicate results which may be attained in the future. This additional unaudited pro forma condensed combined statement of operations does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the Sprint merger.

   The consolidated historical financial statements of MCI WorldCom and Sprint for the year ended December 31, 1998, are derived from audited consolidated financial statements incorporated by reference in this proxy statement/prospectus.

   On November 18, 1999, the MCI WorldCom board of directors authorized a three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999. All MCI WorldCom per share data and numbers of MCI WorldCom common shares have been retroactively restated to reflect this stock split.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All Sprint PCS group per share data and numbers of Sprint PCS common shares have been retroactively restated to reflect this stock split.

                ADDITIONAL UNAUDITED PRO FORMA PRESENTATION (1)

                      For the Year Ended December 31, 1998
                      (In millions, except per share data)

                                                                 WorldCom
                    MCI WorldCom     Sprint FON                    Group     Sprint PCS
                      Adjusted         Group       Pro Forma     Pro Forma     Group       Pro Forma
                    Historical (2) Historical (2) Adjustments    Combined  Historical (2) Adjustments
                   --------------- -------------- -----------    --------- -------------- -----------
Revenues.........      $31,968        $16,017       $  (513)(3)   $47,472     $ 1,225       $   --
Operating
 expenses:
 Line costs......       15,390          7,601          (513)(3)    22,478       1,294           --
 Selling, general
  and
  administrative..       8,850          3,741           --         12,591       1,532           --
 Goodwill and PCS
  licenses
  amortization...        1,128             41           (41)(10)    4,148          80           (80)(10)
                                                      3,020 (9)                               2,364 (9)
 Depreciation and
  other
  amortization...        3,135          1,874           --          5,009         710           --
 In-process
  research and
  development and
  other charges..        3,725            --            --          3,725         179           --
                       -------        -------       -------       -------     -------       -------
Operating income
 (loss)..........         (260)         2,760        (2,979)         (479)     (2,570)       (2,284)
Other income
 (expense):
 Interest
  expense........       (1,149)          (318)          --         (1,467)       (491)          --
 Other...........          122             32           --            154       1,429           --
                       -------        -------       -------       -------     -------       -------
Income (loss)
 before income
 taxes and
 minority
 interests.......       (1,287)         2,474        (2,979)       (1,792)     (1,632)       (2,284)
Provision
 (benefit) for
 income taxes....        1,057            934           --          1,991        (542)          --
                       -------        -------       -------       -------     -------       -------
Income (loss)
 before minority
 interests.......       (2,344)         1,540        (2,979)       (3,783)     (1,090)       (2,284)
Minority
 interests.......         (126)           --            --           (126)        --            --
                       -------        -------       -------       -------     -------       -------
Income (loss)
 before
 extraordinary
 items...........       (2,470)         1,540        (2,979)       (3,909)     (1,090)       (2,284)
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......           60            --            --             60         --            --
Preferred
 dividend
 requirements....           13            --            --             13           2           --
                       -------        -------       -------       -------     -------       -------
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........      $(2,543)       $ 1,540       $(2,979)      $(3,982)    $(1,092)      $(2,284)
                       =======        =======       =======       =======     =======       =======
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........        2,693                        1,461         4,154                       832
                       =======                      =======       =======                   =======
 Diluted.........        2,693                        1,461         4,154                       832
                       =======                      =======       =======                   =======
Earnings (loss)
 per
 share (11):
 Basic...........      $ (0.94)                                   $ (0.96)
                       =======                                    =======
 Diluted.........      $ (0.94)                                   $ (0.96)
                       =======                                    =======
                   WorldCom PCS
                      Group
                    Pro Forma    Intergroup     WorldCom
                     Combined   Eliminations  Consolidated
                   ------------ ------------- ------------
Revenues.........    $ 1,225       $(108)(8)    $48,589
Operating
 expenses:
 Line costs......      1,294        (108)(8)     23,664
 Selling, general
  and
  administrative..     1,532         --          14,123
 Goodwill and PCS
  licenses
  amortization...      2,364         --           6,512

 Depreciation and
  other
  amortization...        710         --           5,719
 In-process
  research and
  development and
  other charges..        179         --           3,904
                   ------------ ------------- ------------
Operating income
 (loss)..........     (4,854)        --          (5,333)
Other income
 (expense):
 Interest
  expense........       (491)         81 (8)     (1,877)
 Other...........      1,429         (81)(8)      1,502
                   ------------ ------------- ------------
Income (loss)
 before income
 taxes and
 minority
 interests.......     (3,916)        --          (5,708)
Provision
 (benefit) for
 income taxes....       (542)        --           1,449
                   ------------ ------------- ------------
Income (loss)
 before minority
 interests.......     (3,374)        --          (7,157)
Minority
 interests.......        --          --            (126)
                   ------------ ------------- ------------
Income (loss)
 before
 extraordinary
 items...........     (3,374)        --          (7,283)
Distributions on
 subsidiary trust
 mandatorily
 redeemable
 preferred
 securities......        --          --              60
Preferred
 dividend
 requirements....          2         --              15
                   ------------ ------------- ------------
Net income (loss)
 applicable to
 common
 shareholders
 before
 extraordinary
 items...........    $(3,376)      $ --         $(7,358)
                   ============ ============= ============
Weighted average
 number of shares
 issued and
 outstanding:
 Basic...........        832
                   ============
 Diluted.........        832
                   ============
Earnings (loss)
 per
 share (11):
 Basic...........    $ (4.06)
                   ============
 Diluted.........    $ (4.06)
                   ============

         The accompanying notes are an integral part of this statement.

                ADDITIONAL UNAUDITED PRO FORMA PRESENTATION (1)

                      For the Year Ended December 31, 1998
                      (In millions, except per share data)

                                       MCI Historical(2)
                                        January 1, 1998                MCI WorldCom
                         MCI WorldCom       through        Pro Forma     Adjusted
                         Historical(2) September 14, 1998 Adjustments   Historical
                         ------------- ------------------ -----------  ------------
Revenues................    $17,678         $15,109          $(819)(3)   $31,968
Operating expenses:
  Line costs............      8,416           7,793           (819)(3)    15,390
  Selling, general and
   administrative.......      4,312           4,538             --         8,850
  Goodwill
   amortization.........        634              29            465 (4)     1,128
  Depreciation and other
   amortization.........      1,566           1,847            140 (4)     3,135
                                                              (418)(5)
  In-process research
   and development and
   other charges........      3,725              --             --         3,725
                            -------         -------          -----       -------
Operating income
 (loss).................       (975)            902           (187)         (260)
Other income (expense):
  Interest expense......       (637)           (193)          (319)(6)    (1,149)
  Other.................         41              81             --           122
                            -------         -------          -----       -------
Income (loss) before
 income taxes and
 minority interests.....     (1,571)            790           (506)       (1,287)
Provision (benefit) for
 income taxes...........        876             277            (96)(7)     1,057
                            -------         -------          -----       -------
Income (loss) before
 minority interests.....     (2,447)            513           (410)       (2,344)
Minority interests......        (93)            (33)            --          (126)
                            -------         -------          -----       -------
Income (loss) before
 extraordinary items....     (2,540)            480           (410)       (2,470)
Distributions on
 subsidiary trust
 manditorily redeemable
 preferred securities...         18              42             --            60
Preferred dividend
 requirements...........         13              --             --            13
                            -------         -------          -----       -------
Net income (loss)
 applicable to common
 shareholders before
 extraordinary items....    $(2,571)        $   438          $(410)      $(2,543)
                            =======         =======          =====       =======
Weighted average number
 of shares outstanding:
  Basic.................      1,911                                        2,693
                            =======                                      =======
  Diluted...............      1,911                                        2,693
                            =======                                      =======
Earnings (loss) per
 share (11)
  Basic.................    $ (1.35)                                     $ (0.94)
                            =======                                      =======
  Diluted...............    $ (1.35)                                     $ (0.94)
                            =======                                      =======

         The accompanying notes are an integral part of this statement.

              Notes to Additional Unaudited Pro Forma Presentation

1. The unaudited pro forma financial data do not give effect to any potential cost savings or other operating efficiencies that could result from the merger with Sprint or the merger with MCI Communications. MCI WorldCom is in the process of developing its plan to integrate the operations of Sprint which may include exit costs. As a result of this plan, a charge, or increase to purchase cost, which may be material but which cannot now be quantified, is expected to be recognized in the period in which such exit plan has been approved by the appropriate level of management. Furthermore, the unaudited pro forma financial data do not reflect any expense of intangible assets attributable to the value of any in-process research and development projects of Sprint at the time of the Sprint merger. However, MCI WorldCom intends to undertake a study to determine the allocation of the total purchase price to the various assets acquired, including in-process research and development, and the liabilities assumed. To the extent that a portion of the purchase price is allocated to in-process research and development projects of Sprint, a charge, which may be material, would be recognized in the period in which the Sprint merger occurs. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have occurred had the Sprint merger or the MCI merger been completed at the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

2. These columns represent historical results of operations. The MCI historical column includes MCI Communications' results of operations through September 14, 1998, the date of the MCI merger. The results of operations for MCI Communications since September 14, 1998 are included in the MCI WorldCom historical column. The MCI adjusted historical column assumes the MCI merger occurred on January 1, 1998.

    In November 1998, Sprint stockholders approved the formation of the Sprint FON group and the Sprint PCS group and the creation of the Sprint FON common stock and the Sprint PCS common stock. The Sprint PCS common stock was intended to reflect the performance of Sprint's domestic wireless personal communication services (PCS) operations. The Sprint FON common stock was intended to reflect the performance of all of Sprint's other operations.

3. These adjustments eliminate the revenues and corresponding line costs attributable to the intercompany transactions between MCI WorldCom, Sprint and MCI Communications, as well as the elimination of MCI Communications' Internet backbone facilities and wholesale and retail Internet business that was sold in connection with the MCI merger.

4. This entry reflects the adjustment to depreciation and amortization for the effect of the excess of the purchase price over net assets acquired in the MCI merger. The purchase price in the MCI merger was allocated based on estimated fair values at the date of acquisition. This resulted in an excess of purchase price over net asset acquired of which $3.1 billion was allocated to in-process research and development and $1.7 billion to developed technology, which will be depreciated over 10 years on a straight-line basis. The remaining excess has been allocated to goodwill and tradename, which are being amortized over 40 years on a straight-line basis.

5. This entry reflects the adjustment to depreciation expense for the effect of the fair value adjustment of MCI Communications' property, plant and equipment based on an evaluation of depreciated replacement cost.

6. This adjustment represents the recognition of interest expense on the additional borrowings of MCI WorldCom to finance the cash payment of approximately $7 billion to the holder of the MCI class A common stock and transaction costs of $500 million (which includes a $465 million inducement fee paid to British Telecommunications). The interest expense was calculated based on MCI WorldCom's incremental borrowing rate of 6.0% under its credit facilities at December 31, 1998. A change of 1/8% in the incremental rate would affect interest expense by $9.3 million for the year ended December 31, 1998.

7. Income tax expense has been adjusted to reflect an estimated combined tax rate of 47%.

8. These adjustments eliminate the intergroup transactions between Sprint's FON and PCS groups.

9. This entry reflects the adjustment to amortization for the effect of the excess of consideration over net assets acquired in the merger with Sprint. For purposes of the unaudited pro forma condensed combined financial statements, the excess consideration has been amortized over an estimated life of 20 years. MCI WorldCom's management currently believes that amounts allocated to goodwill will be amortized over a life not to exceed 25 years while other intangible assets may be amortized over shorter periods consequently reducing net income reported by MCI WorldCom. Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would have the effect of decreasing net income by approximately $31 million annually. A final determination of the lives attributable to the intangible assets has not yet been made (See Note 1). As discussed in Note 1, a portion of the excess consideration may be allocated to in-process research and development projects. To the extent amounts are allocated to in-process research and development projects, pro forma amortization expense would be ratably reduced accordingly. For example, if $500 million were allocated to in-process research and development projects, it would have the effect of increasing net income in subsequent periods by approximately $25 million.

     Excess consideration and the related amortization expense was allocated between Sprint's FON and PCS groups based upon the amount of consideration to be issued to each group and their respective net assets at September 30, 1999. Additionally, since the value of WorldCom group common stock to be exchanged for Sprint FON common stock is subject to a collar, the final determination of the value of WorldCom group common stock to be exchanged may not be known until completion of the merger. For purposes of the unaudited pro forma financial statements, the total consideration and related amortization is based upon a value of $76.00 per share for each share of Sprint FON common stock exchanged, which represents the value of the WorldCom common stock to be exchanged if the average closing price of MCI WorldCom common stock is greater than $41.4350 and less than $53.9007 before the completion of the merger. If the average closing price per share of MCI WorldCom common stock equals or exceeds $53.9007, the FON exchange ratio will be 1.4100; and if it equals or is less than $41.4350, the FON exchange ratio will be 1.8342.

10. These entries represent the estimated elimination of Sprint's historical goodwill and PCS licenses amortization.

11. Pro forma per share data are based on the number of MCI WorldCom common and common equivalent shares that would have been outstanding had the Sprint merger and MCI merger occurred at the date indicated.

     For the year ended December 31, 1998, Sprint calculated its earnings per share on a consolidated basis until the Sprint FON common stock and Sprint PCS common stock were created as part of the November 1998 Sprint PCS restructuring. From that time forward, earnings per share were computed individually for the Sprint FON group and Sprint PCS group. Sprint reported diluted earnings per share of $1.96 before extraordinary items on a consolidated basis for 1998 before the November 1998 Sprint PCS restructuring. For the period from the November 1998 Sprint PCS restructuring through December 31, 1998, the Sprint FON group reported diluted earnings per share of $0.14 and the Sprint PCS group reported a loss of $(0.63) per share before extraordinary items.

                            TRACKING STOCK MATTERS

Inter-Group Interest

   As of September 30, 1999, the total number of shares of Sprint PCS common stock intended to track the performance of the Sprint PCS group was approximately 951,750,400 (adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000). Some of these shares are not issued, but are held by the Sprint FON Group in the form of an inter-group interest, discussed below.

   Although the Sprint PCS group will be re-named the WorldCom PCS group in the merger, the merger will not affect the total number of shares that are designed to reflect the economic performance of this group. The total number of shares will have increased to some extent before the merger occurs as Sprint continues to issue shares of Sprint PCS common stock upon exercise of employee stock options or for other reasons.

 The Various Interests in the Economic Performance of the PCS Group; Definition of Inter-Group Interest

  Immediately after the merger, assuming that the number of existing shares designed to reflect the performance of the WorldCom PCS group does not change from the number on September 30, 1999, these shares will consist of:

  . the cable holders' shares of WorldCom series 2 PCS common stock, representing 46.1% of the total

  . the WorldCom series 1 PCS common stock, representing 53.5% of the total and

  . the WorldCom group's "inter-group interest", representing the remaining unissued 0.4% of the total.

   "Inter-group interest" is the term used for the WorldCom group's ownership of the WorldCom PCS group. It is similar to the WorldCom group holding shares of WorldCom PCS group common stock. MCI WorldCom expects the inter-group interest to be eliminated over time as certain employee stock options are exercised for, and shares of convertible preferred stock are converted into, shares of WorldCom PCS group common stock. The WorldCom group's inter-group interest may, however, increase in the future. See "--Future Inter-Group Interest".

   The WorldCom PCS group will not acquire an inter-group interest in the WorldCom group.

   Assuming the number of shares intended to track the performance of the Sprint PCS group as of September 30, 1999 (after giving effect to Sprint's two-for-one stock split of its Sprint PCS common stock) does not change, the WorldCom group will have an inter-group interest in the WorldCom PCS group representing 0.4% of these shares at the time of the merger. The WorldCom group will also own a warrant inter-group interest, with the same terms as the warrants that are held by the cable holders, to acquire an additional inter-group interest in the WorldCom PCS group. As of September 30, 1999 (after adjusting to reflect Sprint's two-for-one stock split of its Sprint PCS common stock), this warrant inter-group interest entitled the Sprint FON group to acquire the equivalent of 24,905,662 additional shares in inter-group interest, representing 2.6% of the total shares intended to track the performance of the Sprint PCS group. Since value cannot be created by WorldCom effectively issuing equity securities to itself, the WorldCom PCS group will not increase equity for the warrant inter-group interest, nor will the WorldCom group create an inter-group interest investment account. The warrant inter-group interest may be exercised at any time. Upon exercise, an inter-group interest equivalent to each share of Sprint PCS common stock may be acquired by the Sprint FON group for $12.01, subject to adjustment. The warrant inter-group interest will be reflected in determining diluted earnings per share for the WorldCom PCS group, if dilutive.

   In addition, the WorldCom group will own a preferred inter-group interest that is convertible into an additional inter-group interest in the WorldCom PCS group. The terms on which this preferred inter-group interest will be convertible will be the same as those of the WorldCom series 7 preferred stock, which will be held by the cable holders. As of September 30, 1999, the preferred inter-group interest entitled the Sprint FON group to acquire an inter-group interest equivalent to 18,149,496 shares of Sprint PCS common stock, representing 1.9% of the total shares intended to track the performance of the Sprint PCS group (adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock). The preferred inter-group interest is convertible at any time. Upon conversion, an inter-group interest equivalent to each share of Sprint PCS common stock may be acquired by the Sprint FON group without payment of additional consideration based on a conversion price of $15.3733, subject to adjustment. See "Description of MCI WorldCom Capital Stock--Warrants" and "--Preferred Stock--Amended WorldCom Articles of Incorporation--WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest". Upon exercise or conversion, the warrant inter-group interest and preferred inter-group interest will not reflect the shares of WorldCom group common stock that will be issuable on exercise and conversion of the warrants and the WorldCom series 7 preferred stock.

 No Vote

  An inter-group interest in the WorldCom PCS group, because it represents an interest between two business groups within WorldCom, will not be represented by outstanding shares of WorldCom PCS group common stock and, accordingly, will not be voted on any matter, including any matter requiring the vote of the holders of WorldCom PCS group common stock as a separate class. However, the market value attributable to any inter-group interest should be reflected in the market value of the WorldCom group common stock, which in turn would affect the aggregate voting power represented by the WorldCom group common stock on any matter on which holders of WorldCom group common stock and WorldCom PCS group common stock vote together as a single group. See "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders--Voting Rights".

 Potential Increase or Decrease

  In accordance with the amended WorldCom articles of incorporation, transfers of businesses or assets from the WorldCom group to the WorldCom PCS group that are designated by the WorldCom board of directors to be treated as an equity contribution by the WorldCom group to the WorldCom PCS group will result in an increase in the WorldCom group's inter-group interest in the WorldCom PCS group.

   The inter-group interest may also decrease. For example, the WorldCom board of directors may also determine to sell WorldCom PCS common stock, in public offerings or private transactions, out of the inter-group interest. This would reduce the inter-group interest, and the cash received for those shares would be allocated to the WorldCom group.

The Tracking Stock Policies and the Capital Stock Committee

   At or before the completion of the merger, the WorldCom board of directors will adopt and intends to follow the tracking stock policies that have been adopted by the Sprint board of directors. This discussion summarizes the material terms of the tracking stock policies.

 General

   The WorldCom board of directors will resolve all material matters as to which the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock may have potentially divergent interests. The WorldCom board of directors, or the capital stock committee of the WorldCom board of directors acting on its behalf, will resolve these matters in a manner that it determines to be in the best interests of WorldCom and all of its common stockholders, after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of the WorldCom group common stock and the WorldCom PCS group common stock. Pursuant to the tracking stock policies, the relationship between the WorldCom group and the WorldCom PCS group and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing. The WorldCom board of directors will not recommend any transaction that would result in a change in control or any strategic merger without first determining that the terms of such transaction are fair to holders of WorldCom PCS group common stock, taken as a separate class, and the holders of the WorldCom group common stock, taken as a separate class.

 Capital Stock Committee

   The amended WorldCom bylaws will include provisions establishing a capital stock committee. The WorldCom board of directors will delegate to the capital stock committee the authority to, and the capital stock committee will, interpret, make determinations under, and oversee the implementation of the tracking stock policies. All material commercial transactions between the WorldCom group and the WorldCom PCS group, including any transaction that results in a change in the size of any inter-group interest held by the WorldCom group in the WorldCom PCS group, will be on commercially reasonable terms and will be subject to the review and approval of the capital stock committee. If such review occurs before the transaction is undertaken and such transaction is disapproved, the transaction will not proceed. If such review occurs after such transaction is undertaken and such transaction is disapproved, appropriate actions will be taken to reinstate the pre-existing circumstances to the fullest extent practicable. In making any and all determinations in connection with the tracking stock policies, either directly or by appropriate delegation of authority, the members of the WorldCom board of directors and the capital stock committee will act in a fiduciary capacity and pursuant to legal guidance concerning their respective obligations under applicable law. The tracking stock policies will provide that the capital stock committee will have the authority to engage the services of accountants, investment bankers, appraisers, attorneys and other service providers to assist it in discharging its duties.

   Each member of the capital stock committee will be an independent director.

   Pursuant to the amended WorldCom bylaws, the capital stock committee will have the powers, authority and responsibilities as the WorldCom board of directors may delegate to it in connection with the adoption of general policies governing the relationship between business groups or otherwise, including but not limited to:

  . the business and financial relationships between the WorldCom group and the WorldCom PCS group

  . dividends in respect of, and transactions by WorldCom or the WorldCom group in, shares of WorldCom PCS group common stock and

  . any other matters arising in connection with the relationships or transactions described in the previous two items.

   The amended WorldCom articles of incorporation will provide that the provisions of the amended WorldCom bylaws regarding the capital stock committee will not be amended before November 23, 2002 by the WorldCom board of directors without the affirmative vote of holders of (1) a majority of the votes represented by the outstanding shares of WorldCom group common stock and WorldCom PCS group common stock, voting together as a single class, and (2) a majority of the votes represented by the outstanding shares of WorldCom PCS group common stock, voting as a separate class.

 Scope of the WorldCom PCS Group; Allocation of Business Opportunities and Operations

   The amended WorldCom articles of incorporation will set forth the entities that will initially comprise the WorldCom PCS group. The tracking stock policies will provide that any business conducted by WorldCom for offering or providing (1) domestic wireless mobile telephony services and (2) any other domestic PCS services will be allocated to the WorldCom PCS group. In addition, the tracking stock policies will provide that all acquisitions of domestic PCS licenses will be allocated to the WorldCom PCS group. To the extent such businesses or licenses are acquired by the WorldCom group, the WorldCom board of directors will arrange for an allocation or transfer of such assets to the WorldCom PCS group as soon as reasonably practicable at a price equivalent to the fair market value of such businesses or licenses. However, in no event will such allocation or transfer be required at a time that would adversely affect the availability of pooling-of-interests accounting. These provisions of the tracking stock policies will not preclude the formation of commercially reasonable contracts or other arrangements between the WorldCom PCS group and the WorldCom group or any other group that may be created in the future for sales agency, resale or any other arrangement for businesses conducted by either the WorldCom group or the WorldCom PCS group. Except as provided above, the WorldCom board of directors may allocate business opportunities and operations to the WorldCom group, the WorldCom PCS group or to any other group as it considers in the best interests of WorldCom and its shareholders as a whole.

   For these purposes:

  . "domestic wireless mobile telephony services" means communications services provided through the use of a wireless connection from the user to a domestic terrestrial telecommunications network that is capable of and generally utilized by WorldCom for handing-off calls from one wireless cell to another and from one wireless sector within a cell to another and which is intended to allow the continuation of a user's single conversation, without interruption, as the user travels between cells and/or sectors within such network

  . "domestic" means geographically within the United States or the District of Columbia, Puerto Rico and the U.S. Virgin Islands

  . "domestic PCS license" means a license within domestic areas, granted by the FCC or other applicable authority, to use the electromagnetic spectrum between 1850MHz and 1910MHz and between 1930MHz and 1990MHz, or such other electromagnetic spectrum as may be allocated by the FCC in exchange for the surrender of licenses to operate in these frequency ranges and

  . "domestic PCS services" means any services offered or provided within a domestic geographic area under a domestic PCS license.

 Relationship Between Groups; Long Distance Pricing

   All material commercial transactions between the WorldCom group and the WorldCom PCS group will be on commercially reasonable terms and will be subject to the review and approval of the capital stock committee. With respect to pricing of long distance services (whether from one calling area to another, or within a calling area) purchased by the WorldCom PCS group for purposes of enabling WorldCom PCS group customers to complete wireless calls (whether billed separately or as part of other charges), services will be provided at the best price offered by the WorldCom group to third parties in similar situations when taking into account all relevant factors, such as volumes, peak/off-peak usage and length of commitment. Although the WorldCom PCS group will not be prohibited from purchasing long distance services from other companies, MCI WorldCom does not expect that the WorldCom PCS group will do so. Any purchase of long distance services would require compliance with the tracking stock policies. See "--General". The WorldCom PCS group will be permitted to acquire private line capacity from the WorldCom group to self-provision long distance services to the extent that such self-provisioning can be accomplished on terms more favorable to the WorldCom PCS group, and will be at the best price offered by the WorldCom group to third parties in similar situations, when taking into account all relevant factors.

   Transfers of assets from the WorldCom group to the WorldCom PCS group that are designated by the WorldCom board of directors to be treated as an equity contribution by the WorldCom group to the WorldCom PCS group will result in an increase in the inter-group interest held by the WorldCom group in the WorldCom PCS group.

   Pursuant to the tracking stock policies, the WorldCom PCS group will not acquire an inter-group interest in the WorldCom group or in any other group. Transfers of assets from the WorldCom PCS group to the WorldCom group will not be treated as creating an inter-group interest of the WorldCom PCS group in the WorldCom group, but may be treated as a reduction of any existing inter-group interest of the WorldCom group in the WorldCom PCS group, but not below zero.

   All other transfers of assets between one group and another group, not designated by the WorldCom board of directors as equity transfers and not pursuant to a contract for the provision of goods or services between the groups, will be accompanied by:

  . the transfer by the transferee group to the transferor group of other assets

  . the creation of inter-group debt owed by the transferee group to the transferor group or

  . the reduction of inter-group debt owed by the transferor group to the transferee group, in each case in an amount having a fair market value, in the judgment of the WorldCom board of directors, equivalent to the fair market value of the assets transferred by the transferor group.

   Notwithstanding the above, the tracking stock policies will provide that neither the WorldCom group nor any other group will acquire in one transaction or in a series of related transactions a significant portion of the assets of the WorldCom PCS group without receiving the consent of the holders of a majority of the outstanding shares of WorldCom PCS group common stock, voting as a separate class, and the consent of the holders of a majority of the outstanding shares of WorldCom group common stock or stock of such other group, voting as a separate class. A "significant portion of the assets of the WorldCom PCS group" is defined as more than 33% of the assets of the WorldCom PCS group, based on the fair market value of the assets, both tangible and intangible, of the WorldCom PCS group as of the time that the proposed transaction is approved by the WorldCom board of directors.

   Any inter-group transaction that results in a change in the size of any inter-group interest held by the WorldCom group or any other group in the WorldCom PCS group will be subject to the review and approval of the capital stock committee. If such review occurs before such transaction is undertaken and such transaction is disapproved, the transaction will not proceed. If such review occurs after such transaction is undertaken and such transaction is disapproved, appropriate actions will be taken to reinstate the pre-existing circumstances to the fullest extent practicable.

   The tracking stock policies will provide that WorldCom will not engage in any transactions, including mergers, consolidations, recapitalizations or similar transactions, that have the effect of circumventing the rights of the holders of WorldCom PCS group common stock with respect to the time restriction and the benefit of the premium payable or procedure to ensure fairness on WorldCom's exercise of its right to convert outstanding shares of WorldCom PCS group common stock to WorldCom group common stock, which the WorldCom board of directors may do anytime after November 23, 2001, or the benefit of the provisions of the amended WorldCom articles of incorporation limiting redemptions of the WorldCom PCS group common stock in exchange for shares of a subsidiary--a "spin off" of the WorldCom PCS group--until November 23, 2000, unless approved by the holders of a majority of the outstanding shares of WorldCom PCS group common stock, voting as a separate class. These provisions will not apply to any transaction involving a third party, the terms of which have been determined in advance by either the WorldCom board of directors or the capital stock committee to be fair to holders of WorldCom PCS group common stock, taken as a separate class, and holders of WorldCom group common stock, taken as a separate class. The tracking stock policies will also provide that WorldCom will not acquire a number of shares of WorldCom series 1 PCS common stock such that, immediately after the acquisition, the number of shares outstanding is less than approximately 313.6 million.

 Allocation of Federal and State Income Taxes

  Federal and state income taxes incurred by WorldCom which are determined on a consolidated, combined or unitary basis will be allocated between the groups in accordance with a tax sharing agreement to be assumed by WorldCom in the merger. These allocations will be based principally on the taxable income and tax credits contributed by each group. Such allocations to or from the WorldCom PCS group are intended to reflect its actual incremental cumulative effect, positive or negative, on WorldCom's federal and state taxable income and related tax liability and tax credit position, subject to adjustment. Tax benefits that cannot be used by a group generating those benefits but can be used on a consolidated basis will be credited to the group that generated such benefits. Accordingly, the amounts of taxes payable or refundable, which will be allocated to each group, may not necessarily be the same as that which would have been payable or refundable had the group filed a separate income tax return. WorldCom expects that significant payments pursuant to the tax sharing agreement will be made from the WorldCom group to the WorldCom PCS group in the near future, in light of the substantial operating losses that the WorldCom PCS group is expected to incur during this time. Tax sharing payments between the groups will be accrued as of the end of the tax period to which they relate.

   The tax sharing agreement includes a procedure pursuant to which tax sharing payments to or from the WorldCom PCS group will be calculated excluding the effect of any cumulative combined net loss or credit of (1) all new businesses directly or indirectly acquired by the Sprint FON group after May 26, 1998 (or the WorldCom group after the merger) individually having an acquisition cost in excess of $500 million, taking into account the amount of any liabilities assumed by the acquiror or to which the acquired business is subject, and (2) all other groups except to the extent that another group reflects one or more profitable core business(es) of the WorldCom group that exists on the date of creation of the WorldCom group. We refer to this as the "stacking procedure".

   The initial tax sharing agreement, including the stacking procedure, applies to tax years ending on or before December 31, 2001, and shall not be modified, suspended or rescinded, nor will additions or exceptions be made to the tax sharing agreement, for such periods. For subsequent periods, the WorldCom board of directors will adopt a tax sharing arrangement that will be designed to allocate WorldCom's tax benefits and burdens fairly between the WorldCom PCS group and the WorldCom group. WorldCom expects that tax benefits that cannot be used by a group generating those benefits but can be used on a consolidated basis will continue to result in payments to the group that generated such benefits based on the value of such benefits to WorldCom on a consolidated basis. In addition, WorldCom expects that tax benefits, if any, pertaining to tax loss or tax credit carry forwards generated by a group but not utilized as of the expiration of the initial tax sharing agreement will continue to result in payments to the group that generated such benefits based on the value of such benefits to WorldCom on a consolidated basis when such tax benefits are utilized. WorldCom has not determined whether or not it will continue to utilize the stacking procedure for tax years ending after December 31, 2001.

 Allocation of Group Financing

   Loans from WorldCom or any member of the WorldCom group to any member of the WorldCom PCS group will be made at interest rates and on other terms and conditions substantially equivalent to the interest rates and other terms and conditions that the WorldCom PCS group would be able to obtain from third parties, including the public markets, as a direct or indirect wholly owned subsidiary of WorldCom, but without the benefit of any guaranty by WorldCom or any member of the WorldCom group. This policy contemplates that these loans will be made on the basis set forth above regardless of the interest rates and other terms and conditions on which WorldCom or members of the WorldCom group may have acquired the subject funds. The provisions of this policy will only apply before December 31, 2001 and will not be modified, suspended or rescinded, nor will any exception be made to such provisions, before December 31, 2001. WorldCom currently does not expect that the tracking stock policies provision regarding allocation of debt expense will be amended in any material way after December 31, 2001.

 Dividend Policy

   The WorldCom board of directors will periodically consider appropriate dividend policies and practices relating to future dividends on the WorldCom group common stock and the WorldCom PCS group common stock. The WorldCom board of directors does not expect to declare any dividends on the WorldCom group common stock or the WorldCom PCS group common stock in the foreseeable future.

   For a discussion of the dividend provisions that will be included in the tracking stock policies, see "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation--Dividend Rights and Restrictions".

 Policies May Be Modified or Rescinded at Any Time

   Unless otherwise provided above, the tracking stock policies may be modified, suspended or rescinded, and additional policies may be adopted, or exceptions made to such policies in connection with particular facts and circumstances, all as the WorldCom board of directors may determine consistent with its fiduciary duties to WorldCom and all its common shareholders at any time with or without the approval of WorldCom's shareholders, although MCI WorldCom has no present intention to change the tracking stock policies after the merger. Any determination of the WorldCom board of directors to modify, suspend or rescind such policies, or to make exceptions thereto or adopt additional policies, including any such decision that would have disparate impacts upon holders of WorldCom group common stock and WorldCom PCS group common stock, would be made by the WorldCom board of directors in a manner consistent with its fiduciary duties to WorldCom and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of WorldCom, including the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock.

Future Inter-Group Interest

   The WorldCom group may have a small inter-group interest in the WorldCom PCS group, and will have the warrant inter-group interest and the preferred inter-group interest. Under the tracking stock policies, however, the WorldCom board of directors could determine to contribute cash, businesses or other property of the WorldCom group, as additional equity, to the WorldCom PCS group. The WorldCom board of directors could also from time to time purchase shares of WorldCom PCS group common stock in the open market with cash or other property of the WorldCom group. In such event, the WorldCom group would hold a larger inter-group interest, representing an interest in the common equity value of WorldCom attributable to the WorldCom PCS group.

   The tracking stock policies will provide that the WorldCom PCS group cannot have an inter-group interest in the WorldCom group, and the amended WorldCom articles of incorporation do not make provision for that kind of inter-group interest. In similarly restricting the Sprint PCS group from creating an inter-group interest in the Sprint FON group, the Sprint board of directors determined that, because of the disparity in the relative sizes, based upon asset values, between the two groups and the effects that an interest in the Sprint FON group could have on the value of the Sprint PCS common stock, an inter-group interest held by the Sprint PCS group in the Sprint FON group could adversely affect the ability of the Sprint PCS common stock to reflect the separate performance of the Sprint PCS group.

   If an inter-group interest exists and additional shares of WorldCom PCS group common stock are subsequently issued by WorldCom, the WorldCom board of directors would determine:

  . the number of shares of WorldCom PCS group common stock issued for the account of the WorldCom group with respect to the inter-group interest, the net proceeds of which will be reflected entirely in the financial statements of the WorldCom group and

  . the number of shares of WorldCom PCS group common stock issued for the account of the WorldCom PCS group as an additional equity interest in the WorldCom PCS group, the net proceeds of which will be reflected entirely in the financial statements of the WorldCom PCS group.

   As additional shares of WorldCom PCS group common stock are issued for the account of the WorldCom group, the inter-group interest would decrease. After all shares of WorldCom PCS group common stock issuable with respect to the inter-group interest are issued, shares of WorldCom PCS group common stock could no longer be issued for the account of the WorldCom group without incurring an inter-group debt owed by the WorldCom group.

   If an inter-group interest exists and the WorldCom PCS group common stock is issued as a distribution on the WorldCom group common stock, the distribution would be treated as a distribution of shares issuable with respect to the inter-group interest, and, as a result, the inter-group interest would decrease.

   If an inter-group interest exists and WorldCom repurchases shares of WorldCom PCS group common stock with cash or property of the WorldCom group, the inter-group interest of the WorldCom group would increase accordingly. However, if the cash for the repurchase of shares of WorldCom PCS group common stock came from the WorldCom PCS group, there would be no increase in the inter-group interest.

                     ARRANGEMENTS WITH SPRINT STOCKHOLDERS

   The following description summarizes the material arrangements between Sprint and the investors described below, which are reflected in Sprint's articles of incorporation, bylaws and in various agreements. You should also read carefully the amended WorldCom articles of incorporation and bylaws, copies of which are attached as Annexes 2 and 3 to this proxy statement/prospectus.

France Telecom and Deutsche Telekom

   France Telecom and Deutsche Telekom own shares representing a combined approximate 20% voting interest in Sprint.

   On October 8, 1999 and February 1, 2000, France Telecom and Deutsche Telekom each made filings on Schedule 13D with the Securities and Exchange Commission indicating that, although in the near term they may retain their aggregate voting power in Sprint at 20%, in the longer term neither of them intended as of the filing date to remain a stockholder of Sprint. France Telecom and Deutsche Telekom also indicated in these filings that, should the merger be completed and should they elect not to exercise appraisal rights, neither intended as of the date of the filing to remain a stockholder of the surviving corporation in the merger.

 Summary of Securities Held

   France Telecom and Deutsche Telekom currently own shares of Sprint series 3 FON common stock, Sprint series 3 PCS common stock and either Sprint class A common stock (in France Telecom's case) or Sprint class A common stock--series DT (in Deutsche Telekom's case). We refer to these two series of Sprint class A stock as "Sprint FT/DT class A stock". We refer to all of the classes and series of Sprint capital stock owned by France Telecom and Deutsche Telekom as "Sprint FT/DT stock". In the merger, France Telecom and Deutsche Telekom will receive WorldCom capital stock for their Sprint capital stock as set forth under "What Sprint Stockholders Will Receive in the Merger" on page 1.

   Based on the number of outstanding shares of Sprint capital stock, MCI WorldCom capital stock and an assumed FON exchange ratio of . , in each case on the Sprint record date, and assuming that the shares of WorldCom series 1
PCS common stock have   .   votes per share (the average market price of a
share of Sprint series 1 PCS commons stock divided by the average market price of a share of MCI WorldCom common stock on the Sprint record date) and based on the current holdings of France Telecom and Deutsche Telekom, these investors will own shares of WorldCom capital stock after the merger that represent voting power of approximately . % and . %, respectively, of WorldCom's total voting power.

 Rights of France Telecom and Deutsche Telekom Contained in Sprint's Articles of Incorporation

   Sprint FT/DT Class A Stock Represents Equity in the Sprint FON Group and the Sprint PCS Group. Sprint's articles of incorporation provide that each share of Sprint FT/DT class A stock represents, among other things, an equity interest in the Sprint FON group and an equity interest in the Sprint PCS group. As of December 31, 1999, each share of Sprint FT/DT class A stock entitled the holder to have one share of Sprint series 3 FON common stock and one-half of a share of Sprint series 3 PCS common stock issued to the holder.

   Voting. The Sprint series 3 FON common stock and the Sprint series 3 PCS common stock have most of the same voting rights as the publicly traded Sprint series 1 FON common stock and Sprint series 1 PCS common stock, respectively. In addition, these shares are voted together, and together with the Sprint FT/DT class A stock, to elect directors to the Sprint board of directors.

   Board Representation. France Telecom and Deutsche Telekom, through their ownership of Sprint FT/DT stock are generally entitled to representation on Sprint's board of directors equal to the percent of Sprint's voting power that they own, rounded up or down to the nearest whole number of directors, and are entitled to elect a minimum of two directors generally so long as they own or have the right to acquire shares representing an aggregate of at least 10% of Sprint's total voting power. A total of three directors on the current Sprint board of directors are elected by the holders of Sprint FT/DT stock. Holders of Sprint FT/DT stock are also collectively entitled (with limited exceptions) to one representative on each committee of Sprint's board of directors.

   We refer to the percentage of shares that France Telecom and Deutsche Telekom own and have the right to acquire together as their "ownership percentage".

   Under the Sprint master transfer agreement, on the date that the terms of France Telecom's and Deutsche Telekom's investment in Sprint will change as described below under "--Sprint Master Transfer Agreement", which we refer to as the "initial FT/DT investment changes", each of France Telecom and Deutsche Telekom will cause its designees on the Sprint board of directors to resign. The proposed amendments to the Sprint articles of incorporation and Sprint bylaws to be voted upon at the Sprint special meeting eliminate these investors' rights to representation on the Sprint board of directors. See "-- Sprint Master Transfer Agreement".

   Dividends and Liquidation. For information about the dividend, liquidation and other terms of the Sprint FT/DT stock, see "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation".

   Conversion of Sprint FT/DT Stock. Under certain circumstances and subject to certain exceptions as described below, shares of Sprint FT/DT stock will automatically convert into shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock. A conversion of this kind would leave France Telecom and Deutsche Telekom in substantially the same economic position but would deprive them of their special rights as holders of Sprint FT/DT stock, including the right to elect a director or directors to the Sprint board of directors and the disapproval rights described below. The circumstances triggering an automatic conversion include:

  . reduction in the ownership percentage below specified levels for enumerated periods of time

  . material breach by France Telecom or Deutsche Telekom of specified provisions of their investment agreements with Sprint

  . material breach by France Telecom or Deutsche Telekom of specified provisions of the Global One joint venture agreement

  .  occurrence of a change of control of Sprint

  . failure of France Telecom and Deutsche Telekom to maintain required relative ownership interests with respect to their ownership of Sprint FT/DT stock (see "--Equity Purchase Rights--Ownership Ratios") and

  .  unauthorized transfers of Sprint FT/DT stock.

   We use the term "change of control of Sprint" to mean:

  . a decision by the board of directors to sell control of Sprint or not to oppose a third party tender offer for its voting securities representing more than 35% of the total voting power of Sprint or

  . a change in the identity of a majority of Sprint's board of directors due to

    -- a proxy contest, or the threat to engage in a proxy contest, or the election of directors by the holders of Sprint's preferred stock, if any, or

    -- any unsolicited tender, exchange or other purchase offer that has not been approved by a majority of the Sprint independent directors.

   Neither a strategic merger involving Sprint, such as the merger, nor any transaction between Sprint and France Telecom and/or Deutsche Telekom is deemed to be a change of control of Sprint.

 Transfer Restrictions

   The stockholders' agreement among Sprint, France Telecom and Deutsche Telekom provides that France Telecom and Deutsche Telekom may not transfer any equity interests in Sprint until January 31, 2001, subject to the exceptions identified in the stockholders' agreement. The stockholders' agreement also provides for other transfer restrictions thereafter.

   However, France Telecom and Deutsche Telekom's shares of Sprint series 3 PCS common stock that were acquired after February 1999, when Sprint completed the initial public offering of the Sprint PCS common stock, are not subject to any restrictions on transfer before January 31, 2001, except the following, which also apply to all other shares of Sprint FT/DT stock:

  . until the aggregate ownership percentage of France Telecom and Deutsche Telekom is less than 3.5% of the total voting power of Sprint, France Telecom and Deutsche Telekom may not transfer any of their Sprint shares to a holder of more than 5% of the voting power of Sprint, after giving effect to such transfer, other than in an underwritten public offering

  . in connection with a public offering of their shares of Sprint FT/DT stock, neither France Telecom nor Deutsche Telekom may to the best of its knowledge (1) sell more than 2% of the outstanding voting power of Sprint to any person or group that, before such sale, owned 3% or more of the voting power of Sprint, (2) sell more than 5% of the outstanding voting power of Sprint to any person or group or (3) sell to a person or group required under section 13(d) of the Exchange Act to file a
     Schedule 13D with respect to Sprint or to a person or group who, as a result of such sale, would become a Schedule 13D filer and

  . in general, during any time when the aggregate ownership percentage of France Telecom and Deutsche Telekom is greater than 5%, but less than 9%, these investors may not transfer shares of Sprint FT/DT stock representing more than 1% of the voting power of Sprint to any one person or group in any transaction or series of transactions, except in connection with an underwritten public offering, and may not transfer shares, other than in a public offering, to any major competitor of Sprint.

   Approximately 6.5% of the total number of shares of Sprint series 3 PCS common stock held by France Telecom and Deutsche Telekom as of December 31, 1999, after giving effect to the two-for-one stock split of Sprint PCS common stock which was effected on February 4, 2000, were acquired after February 1999. These shares represent approximately 4.0% of the Sprint PCS common stock that France Telecom and Deutsche Telekom own or have the right to acquire by virtue of their ownership of Sprint FT/DT class A stock.

   Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes, France Telecom and Deutsche Telekom will no longer be subject to the transfer restrictions provided in the stockholders' agreement, except that they will be prohibited from selling shares of Sprint FON common stock during the period from 60 days before the expected completion of the merger until the actual completion of the merger. In addition, France Telecom and Deutsche Telekom will be permitted to sell, upon the completion of the merger, shares of WorldCom PCS group common stock and, upon the earlier of 45 days following the completion of the merger and January 31, 2001, they will be permitted to sell shares of WorldCom group common stock. France Telecom and Deutsche Telekom are required to advise WorldCom in advance regarding any sales of WorldCom capital stock prior to December 31, 2001 other than those of less than $50 million for each of France Telecom and Deutsche Telekom in any rolling four-week period.

 Disapproval Rights

   Pursuant to Sprint's articles of incorporation and the stockholders' agreement, if Sprint takes any of the actions set forth in the next paragraph before January 31, 2001 and the action is disapproved by France Telecom and Deutsche Telekom, the transfer restrictions on France Telecom and Deutsche Telekom's shares will terminate, except that the restrictions on transfers to large holders will continue.

   The actions which, if taken notwithstanding disapproval by France Telecom and Deutsche Telekom, trigger termination of the transfer restrictions are:

  . subject to various exceptions, divestitures by Sprint of assets with a fair market value in excess of 20% of Sprint's market capitalization

  . subject to various exceptions, Sprint's acquisition of either (1) telecommunications, information technology and related businesses for a cost exceeding 20% of Sprint's market capitalization or (2) other types of businesses that have a cost exceeding 5% of Sprint's market capitalization

  . Sprint's issuance of any securities with class voting rights and disapproval rights as extensive as or more extensive than the rights granted to the holders of Sprint FT/DT stock

  . the declaration of extraordinary cash dividends or cash distributions to stockholders during any one year in excess of 5% of Sprint's market capitalization and

  . Sprint's issuance of securities representing 30% or more of its total voting power, except that transfer restrictions do not terminate in this case if France Telecom and Deutsche Telekom exercise their equity purchase rights as described in "--Equity Purchase Rights".

   France Telecom and Deutsche Telekom may also disapprove certain changes to Sprint's governing documents and certain fundamental business transactions proposed to be effected by Sprint, including:

  . any merger or other business combination involving Sprint that results in a change of control of Sprint, unless the surviving corporation expressly assumes Sprint's obligations to the holders of Sprint FT/DT stock with respect to the assets of Sprint related to its long distance business and the provisions of the registration rights agreement and agrees to be bound by the rights of France Telecom, Deutsche Telekom and their affiliates to control the Global One joint venture following certain occurrences and

  . any merger or other business combination involving Sprint that does not result in a change of control of Sprint, unless Sprint survives as the parent entity, or the surviving corporation expressly assumes Sprint's obligations to the holders of Sprint FT/DT stock.

   Until January 31, 2006, any action taken or transaction entered into by Sprint that would result in, or is taken for the purpose of encouraging or facilitating, certain competitors of France Telecom, Deutsche Telekom or the Global One joint venture owning 10% or more of the outstanding voting power of Sprint may not be undertaken if it is disapproved by the holders of Sprint FT/DT stock, unless it is a strategic merger such as the merger.

   Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

 Rights with Respect to Sprint's Long Distance Assets

   The sale of a cumulative amount of 5% or more of the fair market value of Sprint's long distance assets may not be consummated by Sprint if it is disapproved by the holders of Sprint FT/DT stock and the sale occurs before the earliest of:

  .  January 31, 2001

  . the date on which section 310 of the Communications Act no longer prohibits the ownership by France Telecom and Deutsche Telekom of the long distance assets

  . the date on which France Telecom and Deutsche Telekom elect to accept Sprint's offer to sell all of its interest in the Global One joint venture following a change of control of Sprint and

  . the date on which Sprint and subsidiaries of Sprint exercise their right to sell all of their Global One joint venture interests to France Telecom and Deutsche Telekom following a change of control of Sprint.

   Until January 31, 2006, if Sprint disposes of a portion of its long distance assets and the disposition, together with all other similar dispositions since July 31, 1995, has a value equal to 30% or more of the value of Sprint's long distance assets on the date of the disposition, then France Telecom and Deutsche Telekom have a right of first offer with respect to the assets of which Sprint proposes to dispose, unless this right of first offer has otherwise terminated.

   Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

 Change of Control Provisions

   If Sprint decides to (1) sell all or substantially all of its assets or (2) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, France Telecom and Deutsche Telekom may participate in that process on a basis no less favorable than that granted any other participant. If a third party makes a tender offer for not less than 35% of the voting power of Sprint and the terms of such tender offer do not permit France Telecom and Deutsche Telekom to sell an equal or greater percentage of their shares of Sprint FT/DT stock as Sprint's other stockholders are collectively permitted to sell, then upon the purchase by such third party in the tender offer of 35% or more of the voting power of Sprint, the holders of Sprint FT/DT stock may require Sprint to purchase at the tender offer price the capital stock that such holders were unable to tender on the same basis as Sprint's other stockholders, unless the holders of Sprint FT/DT stock may receive publicly traded securities or cash in a business combination transaction required to be effected within 90 days after the close of the tender offer.

   In the case of a change of control of Sprint, France Telecom and Deutsche Telekom obtain rights giving them greater control over the Global One joint venture. If Sprint decides to (1) sell all or substantially all of its assets or (2) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, France Telecom and Deutsche Telekom generally may sell their shares of Sprint FT/DT stock in the proposed transaction free of any transfer restriction, except for transfers to large holders, and if Sprint decides to (a) sell all or substantially all of its assets or (b) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, the standstill provisions affecting France Telecom and Deutsche Telekom will terminate.

   Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

 Equity Purchase Rights

   Under their stockholders' agreement with Sprint, France Telecom and Deutsche Telekom have the right to acquire additional shares when Sprint issues voting stock. These rights, referred to as "equity purchase rights", enable these investors to maintain their voting power in Sprint at the level in effect immediately before Sprint issues the new voting stock. Since making their investments, France Telecom and Deutsche Telekom have generally maintained a 20% voting interest in Sprint. Their equity purchase rights apply to any issuance, including shares issued when options or warrants are exercised, or when any Sprint convertible security is converted into Sprint common stock.

   Shares of Sprint FT/DT stock owned by France Telecom and Deutsche Telekom automatically convert to shares of Sprint series 1 FON common stock or Sprint series 1 PCS common stock when sold to third parties. Equity purchase rights do not apply when Sprint issues shares as a result of a conversion triggered by a sale by either France Telecom or Deutsche Telekom.

   Issuances of Sprint FON Common Stock. So long as the ownership percentage of France Telecom and Deutsche Telekom collectively equals 10% or greater, when Sprint issues new shares of Sprint FON common stock or other voting securities to any third party, each of France Telecom and Deutsche Telekom is permitted, subject to restrictions, to maintain its proportionate ownership of Sprint's voting power (based on its ownership percentage) by purchasing additional shares of Sprint series 3 FON common stock from Sprint. The purchase price for these new shares is generally the average price paid by the third party.

   Issuances of Sprint PCS Common Stock. If Sprint issues Sprint series 1 PCS common stock or Sprint series 2 PCS common stock, France Telecom and Deutsche Telekom are permitted to purchase shares of Sprint series 3 PCS common stock. In this case, France Telecom and Deutsche Telekom have up to two years to exercise these rights. If they exercise these rights during the 45-day period after the event triggering these rights, the purchase price equals the market price of a share of Sprint series 1 PCS common stock on the date of the issuance giving rise to their rights. If they do not exercise these rights during this 45-day period, then the purchase price per share equals the higher of (1) the market price of a share of Sprint series 1 PCS common stock on the date of the issuance giving rise to the equity purchase right and (2) the market price of a share of Sprint series 1 PCS common stock on the date of exercise of the equity purchase right.

   Issuance of Sprint FON Common Stock or Sprint PCS Common Stock Upon Exercise of Employee Benefit Plan Options. When France Telecom and Deutsche Telekom exercise equity purchase rights as a result of Sprint's issuance of shares of Sprint FON common stock or Sprint PCS common stock pursuant to employee benefit plans, contracts or other employee arrangements, the purchase price equals:

  . if the employee arrangement was not in existence on or before April 26, 1996, the market price per share of the Sprint series 1 FON common stock or the Sprint series 1 PCS common stock, as applicable, on the date of the issuance giving rise to equity purchase rights or

  . if the employee arrangement was in existence on or before April 26, 1996, a price per share equal to the average price that France Telecom and Deutsche Telekom have paid for their shares of Sprint FON common stock and Sprint PCS common stock. The average price includes a price that these investors are deemed to have paid for the shares of Sprint FON common stock and Sprint PCS common stock underlying their shares of Sprint FT/DT class A stock. The deemed price is based on a fraction of the actual price that was paid for the share of Sprint FT/DT class A stock. The fraction is determined, generally, by the relative market prices of the Sprint series 1 FON common stock and the Sprint series 1 PCS common stock in the ten trading days after November 23, 1998, the date of the Sprint PCS restructuring.

   For employee arrangements in existence on or before April 26, 1996, these provisions effectively enable France Telecom and Deutsche Telekom to purchase shares upon exercise of equity purchase rights at a price less than market value. This ability is eliminated on the date of the initial FT/DT investment changes pursuant to the Sprint master transfer agreement.

   Issuances of Other Kinds of Shares. If equity purchase rights are exercised due to Sprint's issuance of voting securities other than Sprint FON common stock or Sprint PCS common stock, France Telecom and Deutsche Telekom must purchase shares of both of these classes so that they retain the proportion of each class owned at the time. The purchase price per share for these shares is the market price of a share of Sprint series 1 FON common stock or Sprint series 1 PCS common stock, as applicable, on the date of the issuance that gave rise to equity purchase rights.

   Limitation on Class of Shares That May Be Purchased. In general, if equity purchase rights are triggered by an issuance of Sprint FON common stock, only Sprint series 3 FON common stock may be purchased upon exercise of these rights. Similarly, if equity purchase rights are triggered by an issuance of Sprint PCS common stock, only Sprint series 3 PCS common stock may be purchased upon exercise of these rights. However, Sprint series 3 FON common stock may be purchased, subject to conditions, when Sprint issues (1) regular-vote Sprint PCS common stock or regular-vote Sprint seventh series preferred stock as a result of a cable holder transferring or converting its low-voting shares or
(2) Sprint PCS common stock as a result of the exercise of the Sprint PCS warrants. In this case, the purchase price of the Sprint series 3 FON common stock for France Telecom and Deutsche Telekom equals the then-current market price of a share of Sprint series 1 FON common stock. The maximum amount of Sprint series 3 FON common stock which may be purchased under these circumstances, either in a single purchase or in the aggregate through purchases over time, is $300 million.

   Method of Payment. Generally, if the purchase price for shares acquired upon exercise of equity purchase rights is less than $200 million, then payment is made in cash. Any portion of the purchase price that exceeds $200 million is payable in installments, with a note issued to Sprint to evidence the promise to pay.

   Automatic Exercises; Other Special Equity Purchase Rights. If the percentage of overall voting power of Sprint represented by France Telecom's and Deutsche Telekom's shares falls below 20%, the stockholders' agreement provides in specified instances for the automatic exercise of equity purchase rights and issuance to France Telecom and Deutsche Telekom of shares of Sprint FT/DT stock which they are entitled to purchase pursuant to these rights.

   Special equity purchase rights apply if the ownership percentage of France Telecom and Deutsche Telekom is diluted to less than 10% as a result of a transaction resulting in the issuance of 30% or more of the voting power of Sprint or, until January 31, 2006, if a major competitor of France Telecom or Deutsche Telekom obtains securities representing 20% or more of the voting power of Sprint as a result of a strategic merger.

   Ability to Purchase Outside Equity Purchase Rights. If France Telecom and Deutsche Telekom are diluted due to an issuance by Sprint, they are permitted to purchase shares in the open market as an alternative to purchasing shares from Sprint to maintain their voting percentage interest in Sprint. However, pursuant to their standstill agreement with Sprint, France Telecom and Deutsche Telekom in the aggregate are not permitted to increase their overall voting power in Sprint above 20%.

   Record Date Blackout Purchases. If anti-fraud rules prohibit France Telecom and Deutsche Telekom from purchasing shares of Sprint FON common stock or Sprint PCS common stock from third parties in the open market during a ten trading day period beginning on the ninth trading day before a record date for either a meeting of Sprint's stockholders or the payment of dividends with respect to Sprint FT/DT stock, then the holders of Sprint FT/DT stock (subject to conditions) have limited additional rights to purchase Sprint series 3 FON common stock and/or Sprint series 3 PCS common stock from Sprint in order to increase their beneficial ownership to 20% of Sprint's total voting power.

   Automatic Exercise of Equity Purchase Rights with Respect to Conversions. As long as France Telecom and Deutsche Telekom may exercise their equity purchase rights, they must exercise their rights to purchase from Sprint shares of Sprint series 3 PCS common stock upon, and simultaneously with, any issuance of regular-vote Sprint series 1 PCS common stock resulting from the conversion of low-vote Sprint series 2 PCS common stock, but only when this type of issuance occurs during a period beginning on the fifth day prior to a record date relating to a vote of Sprint's stockholders or the payment of dividends to Sprint's stockholders and ending on the day following the record date. This provision also applies upon transfers of Sprint seventh series preferred stock. This provision terminates with respect to any holder of Sprint FT/DT stock upon delivery by that holder to Sprint of a notice to that effect.

   Exclusionary Tender Offers. France Telecom and Deutsche Telekom have protections if the Sprint board determines not to oppose a tender offer by a person, other than France Telecom, Deutsche Telekom or their respective affiliates, for not less than 35% of the voting power of Sprint which does not permit the holder of Sprint FT/DT stock to sell an equal or greater percentage of their shares as the other holders of Sprint capital stock are permitted to sell. We refer to this kind of tender offer as an "exclusionary tender offer".

   Upon the purchase of securities representing not less than 35% of Sprint's voting power in an exclusionary tender offer, France Telecom and Deutsche Telekom may sell to Sprint all but not less than all of the shares that they were unable to tender on the same basis as the other Sprint stockholders, at the same price per share that was paid in the tender offer. France Telecom and Deutsche Telekom do not have these rights, however, if, at the termination of the period during which tenders may be made into the tender offer, they may receive, in exchange for all the shares of each class and/or series of Sprint FT/DT stock corresponding to the classes and/or series of stock subject to the tender offer, publicly-traded securities with an aggregate fair market value, and/or cash in an amount, not less than the aggregate price per share of the Sprint series 1 FON common stock and/or Sprint series 1 PCS common stock, as the case may be, paid pursuant to the tender offer in a back-end transaction required to be effected within 90 days after the close of the tender offer.

   Ownership Ratios. France Telecom and Deutsche Telekom have agreed that

  . the ratio of (1) the overall voting power of Sprint held by France
    Telecom or Deutsche Telekom to (2) the overall voting power of the other will not be greater than 3 to 2

  . the ratio of (1) the overall voting power of Sprint represented by the shares of Sprint series 3 FON common stock together with shares of Sprint FON common stock issuable with respect to the Sprint FT/DT class A stock of either France Telecom or Deutsche Telekom to (2) the overall voting power represented by the corresponding shares held by the other will not be greater than 4 to 1 and

  . the ratio of (1) the overall voting power of Sprint represented by the shares of Sprint series 3 PCS common stock together with shares of Sprint PCS common stock issuable with respect to the Sprint FT/DT class A stock of either France Telecom or Deutsche Telekom to (2) the overall voting power represented by the corresponding shares held by the other will not be greater than 4 to 1.

   Under both the stockholders' agreement and the Sprint articles of incorporation, France Telecom and Deutsche Telekom have agreed that if any ratio set forth immediately above is exceeded for more than 60 days after notice is provided, then each share of Sprint FT/DT stock outstanding will automatically convert into the applicable number of shares of Sprint series 1 FON common stock or Sprint series 1 PCS common stock, as the case may be, and the rights of France Telecom and Deutsche Telekom to elect directors and exercise disapproval rights and the right of France Telecom and Deutsche Telekom to participate in a proposed change of control of Sprint terminate.

   Under the Sprint master transfer agreement, on the date of the completion of the merger, the foregoing equity purchase rights will be terminated. In addition, the provisions relating to relative ownership ratios will be eliminated on the date of the initial FT/DT investment changes. See "--Sprint Master Transfer Agreement".

 Standstill Agreement

   Sprint, France Telecom and Deutsche Telekom have entered into a standstill agreement. If the merger occurs, WorldCom will assume all of Sprint's obligations under the standstill agreement and each of WorldCom, France Telecom and Deutsche Telekom will have rights and obligations that are virtually identical to the rights and obligations summarized in this section.

   Pursuant to the standstill agreement, each of France Telecom and Deutsche Telekom has agreed that, before July 31, 2010, it will not directly or indirectly acquire, offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Sprint capital stock such that the Sprint capital stock beneficially owned in the aggregate by France Telecom and Deutsche Telekom and their respective affiliates and associates would represent in the aggregate more than 20% of the votes represented by the outstanding Sprint capital stock.

   In addition, each of France Telecom and Deutsche Telekom has agreed that, before July 31, 2010, it will not directly or indirectly acquire, offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Sprint FON common stock or Sprint PCS common stock such that the Sprint FON common stock or the Sprint PCS common stock, as the case may be, beneficially owned in the aggregate by France Telecom and Deutsche Telekom and their respective affiliates and associates, including the Sprint FON common stock and the Sprint PCS common stock underlying the Sprint FT/DT class A stock, would represent in the aggregate more than 33% of the votes represented by the outstanding Sprint FON common stock or Sprint PCS common stock, including as outstanding the shares of Sprint FON common stock and Sprint PCS common stock underlying the Sprint FT/DT class A stock.

   After July 31, 2010, the 20% limitation on the ownership of outstanding Sprint capital stock increases to 30%, as long as the ownership does not exceed 80% of the foreign ownership limitation. "Foreign ownership limitation" means the maximum aggregate percentage of the Sprint capital stock that may be owned of record or voted by aliens under section 310(b)(4) of the Communications Act of 1934, without this ownership or voting resulting in the possible loss, or possible failure to secure the renewal or reinstatement, of any license or franchise of any governmental authority held by Sprint or any of its affiliates to conduct any portion of the business of Sprint or the affiliate, as the maximum aggregate percentage may be increased from time to time by amendments to section 310 of the Communications Act or by actions of the FCC.

   France Telecom and Deutsche Telekom and their respective affiliates generally may, subject to the Sprint rights plan, increase their beneficial ownership beyond the applicable percentage limitations to the extent required to match the percentage ownership of Sprint capital stock owned by any other stockholder; provided that the beneficial ownership of France Telecom and Deutsche Telekom and their respective affiliates does not exceed 33% of the voting power represented by either the outstanding Sprint FON common stock or the outstanding Sprint PCS common stock or 80% of the foreign ownership limitation.

   In addition, neither France Telecom nor Deutsche Telekom violate the beneficial ownership restrictions if their beneficial ownership of Sprint capital stock exceeds the applicable percentage limitations:

  . due to an acquisition of Sprint capital stock by Sprint, unless France
    Telecom and Deutsche Telekom have previously been notified of this acquisition

  . due to purchases by France Telecom and Deutsche Telekom of Sprint capital stock in reliance on information regarding the number of shares outstanding of Sprint capital stock provided by Sprint to France Telecom and Deutsche Telekom, unless France Telecom and Deutsche Telekom have previously been notified that this information is incorrect

  . in general, if the limitation was exceeded inadvertently, by no more than 0.5%, and the acquisitions which resulted in France Telecom, Deutsche Telekom and their respective affiliates and associates exceeding the percentage limitation were undertaken in good faith

  . as a result of any readjustment in the relative voting power of Sprint
    FON common stock and Sprint PCS common stock in accordance with the terms of Sprint's articles of incorporation or

  . as a result of a redemption or conversion of any Sprint PCS common stock pursuant to Sprint's articles of incorporation.

   Pursuant to the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the standstill agreement will be amended to provide that the standstill agreement will terminate on July 31, 2005. In addition, France Telecom and Deutsche Telekom will have the right to require Sprint to enter into a separate standstill agreement with each investor, on the same terms as the existing standstill agreement.

 Registration Rights Agreement

   France Telecom and Deutsche Telekom, as holders of Sprint FT/DT stock, have entered into a registration rights agreement with Sprint. If the merger occurs, WorldCom will assume all of Sprint's obligations under the registration rights agreement and each of WorldCom, France Telecom and Deutsche Telekom will have rights and obligations that are virtually identical to the rights and obligations described in this section.

   Demand Registrations. France Telecom and Deutsche Telekom have the right to require Sprint to register their shares for sale under the Securities Act. Except for sales after the merger permitted under Rule 145 under the Securities Act, registration is necessary in order for these investors to complete a public offering of their shares.

   The holders of a majority of the Sprint FT/DT stock may demand one registration in any 12 month period, up to a maximum of ten registrations. Sprint is responsible for the registration expenses in connection with the first seven of these registrations. The holders of the Sprint FT/DT stock requesting registration are responsible for the registration expenses in connection with the remaining three registrations.

   Piggyback Registration. France Telecom or Deutsche Telekom have the right to require Sprint to register their shares, subject to exceptions and limitations, when Sprint is registering shares for sale on its own behalf or for sale by another stockholder. These rights do not apply to registrations on Forms S-4 or S-8, registrations in connection with an exchange offer, or offerings solely to Sprint's existing stockholders or pursuant to dividend reinvestment plans or dividend reinvestment and stock purchase plans.

   Limitations. Sprint is not required to effect any registration unless the market value of the stock requested to be registered exceeds $200 million, unless the registration relates to shares of Sprint series 3 PCS common stock that were acquired after the completion of the initial public offering of Sprint PCS common stock. If a request is made to register these shares of Sprint series 3 PCS common stock, (1) the aggregate market value of these shares must exceed $100 million on the date of delivery of the request for registration and (2) the registration must involve the lesser of (A) shares with an aggregate market value of at least $200 million on the date of delivery of the request for registration and (B) all of the shares of Sprint series 3 PCS common stock owned by France Telecom and Deutsche Telekom.

   Demand Registration Priorities. In general, where France Telecom and Deutsche Telekom have demanded that Sprint register some of their shares, the underwriter for an underwritten offering may decide that it must cut back the total number of shares to be sold in the offering. This would happen if the shares to be sold in the offering by France Telecom and Deutsche Telekom, together with shares to be sold in the offering by Sprint or other Sprint stockholders, exceeds the number that can be sold within a price range acceptable to France Telecom and Deutsche Telekom.

   If Sprint or other Sprint investors are also selling shares in an underwritten offering where the underwriter determines to cut back the total number of shares offered, then the rule for deciding which shares to be sold in the offering have priority is the following:

  . the shares to be sold by France Telecom and Deutsche Telekom have first priority

  .  any shares to be sold by the cable holders have second priority

  . any shares to be sold by Sprint have third priority or, in some cases, second priority along with the cable holders' shares and

  .  shares to be sold by any other investors of Sprint have last priority.

   Sprint has the option to move its priority to an equal status with that of France Telecom and Deutsche Telekom. During the cable holders' preference period, which is the period beginning May 22, 1999 and ending on the earlier of
(1) the date upon which the cable holders have completed registered public offerings of their Sprint PCS common stock with an aggregate public offering price of $2 billion or (2) May 22, 2000, it is possible that the cable holders' shares will also have equal priority with that of France Telecom and Deutsche Telekom. At other times, the cable holders would be next in priority to that of Sprint and France Telecom and Deutsche Telekom. Other investors with registration rights, if any, would have priorities behind these.

   If Sprint elects the option to have an equal priority with France Telecom and Deutsche Telekom, and the underwriters in fact cut back the number of shares to be offered, as described above, then the registration will not count toward the maximum of ten registrations provided to France Telecom and Deutsche Telekom under the registration rights agreement.

   In general, France Telecom and Deutsche Telekom will not have first priority when exercising piggyback registration rights. If the cable holders are exercising piggyback registration rights in the same offering, the number of shares that they will be entitled to have registered will be reduced on a pro rata basis with France Telecom and Deutsche Telekom, except that during the cable holders' preference period, they will have first priority when exercising piggyback registration rights.

   Notwithstanding these priorities, if at any time Sprint proposes to effect a registration as described in this section and France Telecom and Deutsche Telekom may dispose of their securities pursuant to Rule 144(k) (or any successor provision) under the Securities Act, the priorities described above will be changed so that the securities proposed to be included by France Telecom and Deutsche Telekom have the lowest priority of all securities proposed to be registered in this registration.

   Other Provisions. The registration rights agreement contains other provisions addressing Sprint's ability to effect other public offerings near the effectiveness of demand or incidental registrations, the filing of all reports required to be filed by Sprint under the Securities Act and the Exchange Act, and indemnification and contribution provisions.

   Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes, the registration rights agreement will be amended as follows:

  . demand registrations will be permitted every six months

  . France Telecom's and Deutsche Telekom's demand registration rights will extend to registrations of their Sprint shares in connection with sales of securities of these investors that are convertible into or exchangeable for the Sprint shares, or "derivative securities"

  . additional indemnity provisions relating to registrations in connection with offerings of derivative securities will be added and

  . France Telecom and Deutsche Telekom will have the right after the Sprint special meeting to require Sprint to enter into a separate registration rights agreement with each investor, on the same terms as the existing registration rights agreement.

 Sprint Master Transfer Agreement

   Sprint, France Telecom, Deutsche Telekom, entities related to these parties and the entities comprising the Global One joint venture have entered into the Sprint master transfer agreement. This agreement covers, among other things, the sale of Sprint's interest in Global One and changes to be made to the terms of France Telecom's and Deutsche Telekom's investments in Sprint. Global One is an international joint venture owned by Sprint, France Telecom and Deutsche Telekom that provides international voice and data services to large companies in over 65 countries including the United States.

   The initial FT/DT investment changes will occur as described below on the date of the Sprint special meeting. Additional changes will take effect upon completion of the merger, in which these investors will receive the same classes and series of WorldCom capital stock as will be received by Sprint's public shareholders. Under the Sprint master transfer agreement, if the Sprint special meeting has not occurred by December 31, 2000, the initial FT/DT investment changes will take effect on that date. In addition, the initial FT/DT investment changes will take effect if at any time the merger agreement is terminated.

   Sale of Interest in Global One. Sprint has agreed to sell, and France Telecom and Deutsche Telekom have agreed to purchase, all of Sprint's interests in the Global One joint venture for a purchase price of $1.127 billion. Sprint will also be repaid loans that it has made to Global One in the aggregate principal amount of $276 million.

   Closing of the sale of Sprint's interest will take place after any waiting period applicable to the transactions contemplated by the Sprint master transfer agreement has expired or been terminated and the parties have received all regulatory approvals, to the extent such approvals are required.

   On January 26, 2000, France Telecom announced that it plans to purchase all of Global One. The Sprint master transfer agreement provides that, immediately before the closing of the sale of Sprint's interest, France Telecom and Deutsche Telekom have the right to assign to the other party its right to purchase its portion of Sprint's interest. This summary assumes that both France Telecom and Deutsche Telekom will purchase Sprint's interest.

   Effective as of January 21, 2000, France Telecom and Deutsche Telekom will manage the daily operations of Global One without Sprint's participation, subject to obtaining any required regulatory approvals. Sprint's representatives have resigned from all governing boards of Global One. Sprint's funding obligations to Global One terminated on January 1, 2000. Sprint may distribute Global One services on a non-exclusive basis under existing arrangements until the closing date of the sale of Sprint's interest. After the closing date, Sprint may provide Global One's services to existing customers under current contracts pursuant to agreed to arrangements for the shorter of two years or the life of a customer's contracts in existence on January 21, 2000. In addition, Sprint has the right to sell Global One services to existing and new customers for at least one year after the closing date of the sale of Sprint's interest pursuant to a distribution agreement. The distribution agreement was signed as of January 21, 2000 but is not effective until the closing date. In addition, Global One will provide certain support services to Sprint's customers.

   Voting Agreement and Proxy. Pursuant to the Sprint master transfer agreement, France Telecom and Deutsche Telekom have agreed to vote, and have granted to senior executives of Sprint a proxy to vote, the shares of Sprint capital stock held by them in favor of adoption of the merger agreement and the other matters to be voted upon at the Sprint special meeting. For a more detailed summary of these provisions, see "The Sprint Special Meeting-- Agreement to Vote Shares Held By France Telecom and Deutsche Telekom and Proxy".

   Elimination of Special Rights of France Telecom and Deutsche Telekom as Stockholders of Sprint. At the time of the initial FT/DT investment changes, each of France Telecom and Deutsche Telekom will cause its designees on the Sprint board of directors to resign and, assuming that the proposed amendments to the Sprint articles of incorporation and Sprint bylaws are approved, will no longer have the right to designate directors. If the proposed amendments to the Sprint articles of incorporation and Sprint bylaws are not approved, France Telecom and Deutsche Telekom will continue to have the right to designate directors, but will be permitted to designate only independent directors. Independent directors are, among other things, not officers of Sprint, France Telecom or Deutsche Telekom. The other changes to the terms of France Telecom's and Deutsche Telekom's investments in Sprint described under "Proposal to Adopt Amendments to the Sprint Articles of Incorporation and Sprint Bylaws" will take effect at the time of the initial FT/DT investment changes.

   Elimination of Noncompetition Arrangements and Exclusivity Provisions. All noncompetition arrangements and exclusivity provisions between Sprint and the other parties to the Sprint master transfer agreement have been eliminated as of January 21, 2000, except that Sprint has agreed for a period ending one year after the closing of the sale of Sprint's interest that it will not offer specified products and services to customers of France Telecom, Deutsche Telekom or Global One if such products or services compete with the products and services provided under a customer contract identified prior to January 21, 2000.

   Amended Stockholders' Agreement. At the time of the initial FT/DT investment changes, the stockholders' agreement among France Telecom, Deutsche Telekom and Sprint will be amended to:

  . eliminate general restrictions on the transfer of Sprint securities owned by France Telecom and Deutsche Telekom (other than transfers to large holders), other than the requirement to consult in advance with Sprint for any transfers by either France Telecom or Deutsche Telekom in excess of $25 million in any rolling four-week period

  . eliminate the right of first purchase on behalf of Sprint with respect to sales of Sprint securities owned by France Telecom and Deutsche Telekom

  . eliminate the right of first purchase on behalf of France Telecom and Deutsche Telekom with respect to sales of long distance assets by Sprint

  . eliminate France Telecom's and Deutsche Telekom's right to participate as a bidder in a change of control of Sprint

  . eliminate the provisions providing for the redemption of Sprint securities held by France Telecom and Deutsche Telekom in an exclusionary tender offer

  . modify France Telecom and Deutsche Telekom's equity purchase rights to eliminate France Telecom's and Deutsche Telekom's ability to purchase Sprint securities at a discount to market price and

  . eliminate France Telecom and Deutsche Telekom's right to purchase additional Sprint securities in the event of a major competitor transaction.

   As of the completion of the merger, the stockholders' agreement, as assumed by WorldCom, will be further amended to:

  . eliminate all transfer restrictions on the WorldCom securities owned by France Telecom and Deutsche Telekom, other than the requirement until December 31, 2001 to consult in advance with WorldCom for any transfers by either France Telecom or Deutsche Telekom in excess of $50 million in any rolling four-week period and

  . eliminate all of France Telecom and Deutsche Telekom's equity purchase rights.

The Cable Holders

   In November 1998, Sprint issued shares of Sprint series 2 PCS common stock to Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. and a number of their affiliates in exchange for their interests in joint ventures that form a part of the existing Sprint PCS group. In March 1999, Tele-Communications, Inc. transferred its shares of Sprint series 2 PCS common stock to a trust. We refer to that trust, Comcast Corporation, Cox Communications, Inc., as well as their affiliates that currently hold shares of Sprint series 2 PCS common stock, collectively as the "cable holders".

   The cable holders have various rights and obligations under agreements with Sprint, which will be assumed by WorldCom upon completion of the merger. Under the Sprint articles of incorporation, after the merger each cable holder will have the right to convert all of its shares of WorldCom series 2 PCS common stock and WorldCom series 2 common stock into an equivalent number of shares of WorldCom series 1 PCS common stock and WorldCom common stock, respectively. This right will be exercisable for 90 days after the merger.

 Equity Purchase Rights

   The cable holders that hold Sprint PCS common stock have rights to purchase additional shares of Sprint series 2 PCS common stock from Sprint. If the merger is completed, the cable holders will have equity purchase rights with respect to WorldCom that are comparable to those described in this section. These rights are summarized below:

  . If Sprint issues shares of Sprint PCS common stock in exchange for cash, then each cable holder has the right to purchase from Sprint enough shares of Sprint series 2 PCS common stock for the cable holder to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the issuance. The price per share would equal the purchase price paid for the shares of Sprint PCS common stock that gave rise to the equity purchase right, net of any underwriting discounts if they were issued in a public offering.

  . If Sprint issues, in exchange for cash, options, warrants or other securities that are convertible into shares of Sprint PCS common stock, then each cable holder has the right to purchase from Sprint enough of the same kind of options, warrants or other securities for the cable holder to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the issuance. The purchase price for each unit would equal the purchase price paid for the units that gave rise to the equity purchase right, net of any underwriting discounts if they were issued in a public offering.

  . If the Sprint FON group contributes cash or other assets to the Sprint
    PCS group in exchange for an increase in the Sprint FON group's inter-group interest, then each cable holder has the right to purchase from Sprint enough shares of Sprint series 2 PCS common stock to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the contribution. The purchase price for the Sprint series 2 PCS common stock would be based on the per unit price used by the Sprint board of directors or its capital stock committee in determining the appropriate adjustment to the Sprint FON group's inter-group interest as a result of the contribution.

  . If the Sprint FON group contributes to the Sprint PCS group cash or other assets in exchange for an inter-group interest that is convertible into or exchangeable for an inter-group interest in the Sprint PCS group, then each cable holder has the right to purchase from Sprint enough securities having generally the same terms as that inter-group interest to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the contribution. The purchase price per share would be based on the corresponding per unit price used by the Sprint board of directors or its capital stock committee in determining the appropriate adjustment to the Sprint FON group's inter-group interest as a result of the contribution.

   The cable holders will not have any equity purchase right with respect to shares of Sprint PCS common stock issued pursuant to the following:

  . exercises of the warrants

  . conversion of the Sprint seventh series preferred stock

  . qualified or non-qualified employee and director benefit plans, arrangements or contracts (including stock purchase plans)

  . dividend reinvestment plans or

  . conversion rights under capital stock of Sprint outstanding as of May 26, 1998.

   The equity purchase rights of a cable holder will terminate at the same time as the standstill agreement discussed below between Sprint and that cable holder terminates.

   If a cable holder does not exercise equity purchase rights, or purchases fewer securities than it is entitled to purchase upon an exercise, then that cable holder will be entitled to purchase, in open market purchases or otherwise from a third party, a number of shares of Sprint series 1 PCS common stock equal to the number of shares of Sprint series 2 common stock that the cable holder had the right to purchase but did not purchase. In cases where an issuance of convertible securities gave rise to the equity purchase right, the right in this paragraph is adjusted so that the number of shares of Sprint series 1 PCS common stock that can be purchased is equal to the number of shares underlying the convertible security.

 Standstill Agreement

   Sprint has entered into a standstill agreement with each cable holder. If the merger occurs, WorldCom will assume all of Sprint's obligations under these standstill agreements, and WorldCom and each cable holder will have rights and obligations that are comparable to the rights and obligations summarized in this section.

   General. Each cable holder has agreed that before November 23, 2008, it will not acquire any Sprint voting securities if, as a result, the cable holder would own shares with more than 1.5% of the voting power of all Sprint capital stock, assuming for this purpose that all shares of Sprint series 2 PCS common stock have the same voting rights as the Sprint series 1 PCS common stock. Each cable holder has also agreed that it will cause its affiliates not to purchase shares that would cause the affiliate, together with the cable holder, to violate this provision.

   Under this provision, each cable holder is currently prohibited from purchasing any Sprint voting securities except as provided below. The above provisions of the standstill agreements do not prohibit the cable holders from:

  . exercising their equity purchase rights

  . acquiring additional shares of Sprint series 2 PCS common stock upon conversion of shares of the Sprint seventh series preferred stock or

  . acquiring additional shares of Sprint series 2 PCS common stock upon exercise of the Sprint PCS warrants.

   In addition, the cable holders have agreed to not propose, participate in or assist others in any:

  . acquisition of Sprint voting securities or other equity interests in Sprint that would result in breach of the restriction on purchase described above

  . tender offer for Sprint voting securities

  . merger, consolidation, share exchange or business combination involving
    Sprint or any material portion of its business or any purchase of all or any substantial part of the assets of Sprint or any material portion of its business

  . recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Sprint or any material portion of its business or

  . solicitation of proxies under the Exchange Act.

   Nothing will prevent any cable holder, however, from selling, transferring, tendering or otherwise disposing of shares of capital stock of Sprint to any person at any time or from voting on, tendering into or receiving the benefit of any transaction described in the second, third and fourth items above, in the same manner as any other non-initiating holder of publicly traded common stock of Sprint.

   The cable holders have also agreed in general, and subject to exceptions, not to take the following actions, which are referred to as "prohibited actions":

  . propose any matter for submission to a vote of stockholders of Sprint or any of its affiliates

  . form, join or participate in a group, as defined under the Exchange Act, with respect to any Sprint voting securities, except as may arise from the exercise of rights and performance of duties contemplated by the agreements executed in connection with the November 1998 Sprint PCS restructuring

  . grant any proxy with respect to any Sprint voting securities to any person not designated by Sprint

  . deposit any Sprint voting securities in a voting trust or subject any Sprint voting securities to any similar arrangement

  . execute any written stockholder consent with respect to Sprint voting securities

  . take any other action to seek to affect the control of the management or the Sprint board of directors or any of Sprint's affiliates

  . enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing

  . disclose to any person any intention, plan or arrangement inconsistent with the foregoing or form any such intention which would result in the cable holder being required to make any disclosure in any filing with a governmental authority or being required by applicable law to make a public announcement with respect thereto or

  . request Sprint to amend or waive any provision of their respective standstill agreement, Sprint's rights agreement or Sprint's articles of incorporation or bylaws.

   The cable holders are permitted to take certain actions, as described in the following paragraph, if they disagree with a covered proposal, defined below, made by Sprint to its stockholders:

  . either alone or with others, solicit proxies with respect to Sprint in response or opposition to the covered proposal

  . make a proposal opposing the covered proposal for submission to a vote of Sprint stockholders

  . form, join in or participate in a group, as defined under the Exchange
    Act, with respect to any Sprint voting securities for the sole purpose of responding to or opposing the covered proposal

  . grant a proxy with respect to any Sprint voting securities to any person with specific instructions from the cable holder as to the voting of the Sprint voting securities with respect to the covered proposal and

  . subject any Sprint voting securities to an arrangement or agreement with respect to the voting of the Sprint voting securities on the covered proposal.

   A covered proposal means a proposal by Sprint to its stockholders:

  . for a merger or similar transaction

  . to modify or amend either Sprint's articles of incorporation or the provisions of Sprint's bylaws relating to its capital stock committee in a manner that would adversely affect the rights of the holders of Sprint series 1 PCS common stock or Sprint series 2 PCS common stock

  . for the issuance of Sprint voting securities

  . for the sale of substantially all assets or a dissolution or liquidation of Sprint or

  . for any other matter that would require approval of the holders of Sprint
    PCS common stock, voting as a separate class.

   Subject to the following paragraph, each cable holder may issue press releases and make other public communications to the financial community and to its stockholders and make other public statements made in the ordinary course of business relating to its investment in Sprint, in each case as it reasonably deems appropriate and customary. Before making a press release or other communication, each cable holder will use reasonable efforts to consult with Sprint in good faith regarding the form and content of the communication, and will use reasonable efforts to coordinate the communication with any decisions reached by Sprint with respect to disclosures relating to the matters.

   Notwithstanding the prior paragraph, unless required by applicable law or permitted by the provisions relating to rejected covered proposals above, the cable holder may not make any press release, public announcement or other public communication with respect to a prohibited action without the prior written consent of the Chairman of Sprint or by a resolution of a majority of the directors of Sprint. Each cable holder is permitted to make public communications that are required by law, except for public communications required as a result of, or relating to, activities undertaken by the cable holder in violation of the standstill agreement. Nothing in this or the prior paragraph will prevent the taking of any actions relating to a covered proposal described above.

   Transfers to Affiliates or Associates. Each cable holder may transfer shares of capital stock of Sprint to its affiliates only if, before the transfer, the transferee delivers to Sprint a signed standstill agreement in the form of the standstill agreement executed by the cable holder. If and to the extent that the cable holder elects to transfer shares of Sprint series 2 PCS common stock to one of its associates without the shares automatically converting into shares of Sprint series 1 PCS common stock, the cable holder may effect the transfer only if, before the transfer, the transferee executes and delivers to Sprint a standstill agreement in the form of the standstill agreement executed by the cable holder.

   Permitted Activities. Nothing in the standstill agreements will prevent any cable holder from (1) selling, transferring, tendering or otherwise disposing of shares of capital stock of Sprint to any person at any time or from voting on, tendering into or receiving the benefit of transactions in the same manner as any other noninitiating holder of Sprint voting securities, or (2) taking any actions necessary or appropriate for the cable holder to exercise their rights under any of their other agreements with Sprint.

   Termination. The standstill agreements terminate:

  . upon the consent of each party in writing

  . upon a change of control of Sprint, which will not occur as a result of the merger

  . if the cable holder's Sprint securities no longer represent more than one and one half percent (1.5%) of the total Sprint voting power, assuming for this purpose that all shares of Sprint series 2 PCS common stock have the same voting rights as the shares of Sprint series 1 PCS common stock or

  . upon the occurrence of other events.

   As to a holder that is an affiliate or an associate of a cable holder and that has executed a standstill agreement, the agreement will terminate, in addition to the above circumstances, when the holder ceases to be an affiliate (or associate, as applicable) of a cable holder and all shares of Sprint series 2 PCS common stock held by the party have converted to Sprint series 1 PCS common stock.

 Registration Rights Agreement

   Sprint and the cable holders have entered into a registration rights agreement. Pursuant to the registration rights agreement, Sprint has agreed to register the shares of Sprint PCS group common stock issued to the cable holders for sale under the Securities Act, as described below. If the merger occurs, WorldCom will assume all of Sprint's obligations under the registration rights agreement and WorldCom and each cable holder will have rights and obligations that are comparable to the rights and obligations summarized in this section.

   Registration rights can be exercised by any of the following persons with respect to each cable holder. The following are referred to as that cable holder's "stockholder group":

  .  the cable holder

  . any affiliates of the cable holder who own registrable securities (defined below) and

  .  any other entity:

   -- to which all or a portion of the registrable securities are transferred by any entity that was, immediately before the transfer, a member of the cable holder's stockholder group

   -- that continues to hold the registrable securities

   -- to which the transferring member of the stockholder group has assigned any of its registration rights in accordance with the registration rights agreement and

   -- who has executed a registration rights agreement in connection with the transfer of the registrable securities.

   There are three stockholder groups: one for each cable holder.

   The term "registrable securities" means, generally:

  .  Sprint PCS group common stock owned by a stockholder group

  . securities that are issuable with respect to the shares referred to in the item above and

  . "derivative securities", meaning any registrable securities that underlie any cable holder securities, the value of which relates to or is based upon registrable securities, to the extent that the registrable securities require registration by Sprint.

   Registrable securities, once acquired by a member of a stockholder group, cease to be registrable securities when they are disposed of in accordance with a registration statement that has become effective under the Securities Act and in other circumstances.

   Demand Registration Rights. The cable holders may require Sprint to register under the Securities Act all or a portion of their registrable securities for offer or sale, including the offer or sale of registrable securities upon issuance or settlement of any derivative security. This is referred to as a "demand registration".

   Number of Demand Registrations. The TCI stockholder group is entitled to six demand registrations, the Cox stockholder group is entitled to four demand registrations and the Comcast stockholder group is entitled to three demand registrations. In addition, each stockholder group is entitled to one demand registration to be used in connection with the delivery or sale of registrable securities upon settlement of a derivative security. In general, a demand registration must request the registration of at least $200 million of Sprint PCS common stock, before any underwriting or brokerage discounts and commissions, subject to various exceptions.

   Timing of Demand Registrations. Pursuant to the registration rights agreement, Sprint may be required to effect demand registrations every three months for an initial period and thereafter every six months as described below. Following the effectiveness of a registration statement filed pursuant to a demand registration, Sprint will not be required to file a registration statement pursuant to a demand registration until:

  . before the stockholder groups have sold registrable securities and/or derivative securities having an aggregate offering price of $2 billion, excluding transfers solely between or among the stockholders of the cable holders and their affiliates, the three month anniversary of the date of the applicable demand notice which satisfied the minimum amount and

  . thereafter, the six month anniversary of the date of the applicable demand notice.

   Road Show Participation. In connection with demand registrations, the cable holders have the right under most circumstances to require Sprint management to cooperate with selling efforts, including cooperating with customary due diligence investigations and participating in marketing the offered securities in road show presentations.

   Underwriters; Limitation in Underwritten Offerings. In any demand registration for an underwritten offering other than an offering of derivative securities, a co-lead joint "book running" underwriter will be selected by each of Sprint and the sellers of 50% or more of the securities to be sold by stockholder groups exercising demand registration rights.

   If the book running managing underwriters of any underwritten public offering determine that the number of shares to be offered exceeds the number that could be sold without having an adverse effect on the offering (including the price at which the registrable securities may be sold), then the number of shares to be offered will be reduced to an amount recommended by the co-lead joint book running underwriters. Any required reductions will be made:

  . first, from the securities proposed to be sold by persons who are not part of a stockholder group other than France Telecom or Deutsche Telekom

  . second, from securities proposed to be registered pursuant to incidental registration rights held by France Telecom and Deutsche Telekom (together with securities being offered for the account of Sprint)

  . third, from securities proposed to be registered by members of stockholder groups registering shares pursuant to their incidental registration rights and

  . last, from the shares to be registered by stockholder groups initiating the demand registration.

   Piggyback Registration Rights. The cable holders have piggyback registration rights, meaning that they have the right to request that their shares be included in an offering of Sprint PCS common stock that is initiated by Sprint or another Sprint stockholder. This does not apply to:

  . registration statements filed by Sprint relating to shares issued in a merger, consolidation, acquisition or similar transaction

  .  registration statements on Form S-8 or

  . registration statements filed in connection with an exchange offer or any offering of securities solely to Sprint's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan or other employee benefit plan.

   Special Priority as to Third Party Demands. We refer to the "priority period" as the period ending on the earlier of (1) the date upon which the stockholder groups have sold registrable securities with an aggregate offering price of at least $2 billion or (2) May 22, 2000. During the priority period, if Sprint proposes to register securities for its own account due to another stockholder exercising demand registration rights (other than France Telecom or Deutsche Telekom), each stockholder group will be entitled to exercise a right to one of its demand registrations. If this right is exercised, the demand registration proceeds as with any other demand registration by a stockholder group, meaning that the cable holder shares would have priority over all others, and the demand registration by the other stockholder is treated as though it had not occurred.

                   DESCRIPTION OF MCI WORLDCOM CAPITAL STOCK

   The following is a summary of the material terms of (1) the capital stock of MCI WorldCom under its existing articles of incorporation, bylaws and rights agreement and (2) the capital stock of WorldCom under its amended articles of incorporation, bylaws and rights agreement which will be in effect immediately after the merger is completed. The following also summarizes relevant provisions of the Georgia Business Corporation Code, which we refer to as Georgia law. The terms of the existing MCI WorldCom articles of incorporation, the amended WorldCom articles of incorporation, the existing MCI WorldCom bylaws, the amended WorldCom bylaws, the existing MCI WorldCom rights agreement and the amended WorldCom rights agreement, as well as the terms of Georgia law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of those documents. If you would like to read the existing MCI WorldCom articles of incorporation, the existing MCI WorldCom bylaws or the existing MCI WorldCom rights agreement, these documents are on file with the Securities and Exchange Commission, as described under the heading "Where You Can Find More Information" beginning on page . . Additional information regarding the capital stock of MCI WorldCom is contained under the heading "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders". The amended WorldCom articles of incorporation and bylaws are attached as Annexes 2 and 3 to this proxy statement/prospectus.

General

 Existing MCI WorldCom Articles of Incorporation

   Under the existing MCI WorldCom articles of incorporation, the authorized capital stock of MCI WorldCom consists of 5,000,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

 Amended WorldCom Articles of Incorporation

   Under the amended WorldCom articles of incorporation, the authorized capital stock of WorldCom will consist of 7,500,000,000 shares of common stock, divided into several classes or series having various par values, and 75,000,000 shares of preferred stock, par value $.01 per share, divided into several series.

Common Stock

 Existing MCI WorldCom Articles of Incorporation

   The existing MCI WorldCom articles of incorporation provide for one class of common stock, par value $.01 per share. All of the outstanding shares of MCI WorldCom common stock are fully paid and nonassessable. As of September 30, 1999, 1,880,219,054 shares of MCI WorldCom common stock were outstanding.

   Voting Rights. Each holder of MCI WorldCom common stock is entitled to cast one vote for each share held of record, voting together with holders of MCI WorldCom series B preferred stock, on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom common stock have no cumulative voting rights.

   Dividends. Holders of MCI WorldCom common stock are entitled to receive dividends or other distributions when, as and if declared by the MCI WorldCom board of directors. The right of the MCI WorldCom board of directors to declare dividends, however, is subject to the rights of any holders of MCI WorldCom preferred stock and the availability of sufficient funds under Georgia law to pay dividends.

   Liquidation Rights. In the event of the dissolution of MCI WorldCom, MCI WorldCom common shareholders will share ratably in the distribution of all assets that remain after it pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as provided in the existing MCI WorldCom articles of incorporation.

   Preemptive and Other Rights. Holders of MCI WorldCom common stock have no preemptive rights to purchase or subscribe for any stock or other securities of MCI WorldCom. In addition, there are no conversion rights or redemption or sinking fund provisions with respect to the MCI WorldCom common stock.

   The MCI WorldCom board of directors may issue additional shares of authorized common stock without shareholder approval. If they decide to issue shares to persons friendly to current MCI WorldCom management, they could render more difficult or discourage an attempt to obtain control of MCI WorldCom by means of a merger, tender offer, proxy contest or otherwise. This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of MCI WorldCom common stock at prices higher than the prevailing market prices. Any additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of MCI WorldCom.

   Listing. MCI WorldCom common stock is quoted on The Nasdaq National Market under the symbol "WCOM".

 Amended WorldCom Articles of Incorporation

   General. Under the amended WorldCom articles of incorporation, the common stock of WorldCom will consist of two classes: the WorldCom group common stock and the WorldCom PCS group common stock. Each class of the common stock of WorldCom will be divided into multiple series with various par values, as shown in the table below.

                         Series  and Par   Referred to In
                       Value and Number of   This Proxy
                           Authorized        Statement/
        Class                Shares        Prospectus As       Holders           Listing
        -----          ------------------- -------------- ----------------  ----------------
WorldCom Group Common                      WorldCom group
 Stock                                     common stock
                       Common Stock, par   WorldCom       Public,           The Nasdaq
                       value $.01 per      common stock   France Telecom,   National Market
                       share,  . shares                   Deutsche Telekom
                       Common Stock,       WorldCom       Cable holders     N/A
                       Series 2, par value series 2
                       $.01 per share,     common stock
                       500,000,000 shares
                                           WorldCom PCS
WorldCom PCS Group                         group common
 Common Stock                              stock
                       PCS Common Stock,   WorldCom       Public,           The Nasdaq
                       Series 1, par value series 1 PCS   France Telecom,   National Market
                       $1.00 per share,    common stock   Deutsche Telekom  (1)
                       1,250,000,000
                       shares
                       PCS Common Stock,   WorldCom       Cable holders     N/A
                       Series 2, par value series 2 PCS
                       $1.00 per share,    common stock
                       500,000,000 shares

--------
N/A--not applicable
(1) Sprint series 1 PCS common stock is listed on the New York Stock Exchange. MCI WorldCom expects that the WorldCom series 1 PCS common stock issued in the merger will be quoted on The Nasdaq National Market.

   "Tracking" Stocks. MCI WorldCom intends that the WorldCom group common stock will be designed to reflect the performance of the WorldCom group and that the WorldCom PCS group common stock will be designed to reflect the performance of the WorldCom PCS group.

   Common Stock Structure Similar to Sprint's. After the merger, WorldCom's capital structure will be virtually identical to Sprint's current structure, except that France Telecom and Deutsche Telekom will not hold special classes or series of WorldCom capital stock. Except to the extent that there are differences between Kansas law and Georgia law, which are believed to be immaterial:

  . WorldCom common stock will be virtually identical to the existing MCI WorldCom common stock

  . the WorldCom series 2 common stock will be virtually identical to the Sprint series 2 FON common stock and

  . each series of WorldCom PCS group common stock will be virtually identical to the corresponding series of Sprint PCS common stock.

   Conversion of WorldCom Series 2 PCS Common Stock. The WorldCom series 2 PCS common stock issued in the merger will automatically convert into WorldCom series 1 PCS common stock when it is transferred by a cable holder to a person who is not a cable holder or an affiliate of the cable holders. For 90 days following the completion of the merger, each cable holder will have the right to convert all of its shares of WorldCom series 2 PCS common stock and WorldCom series 2 common stock into an equivalent number of shares of WorldCom series 1 PCS common stock and WorldCom common stock, respectively. Thereafter, in connection with a future merger or consolidation involving WorldCom, all remaining holders will have the same right to convert each share of WorldCom series 2 PCS stock and/or WorldCom series 2 common stock into the consideration received for each share of WorldCom series 1 PCS stock and/or WorldCom common stock, respectively. The WorldCom series 2 PCS common stock also will automatically convert into WorldCom series 1 PCS common stock when the total number of votes represented by the outstanding shares of WorldCom series 2 PCS common stock, calculated as though the WorldCom series 2 PCS common stock has the same vote per share as the WorldCom series 1 PCS common stock, is below 1% of the total outstanding voting power of the WorldCom capital stock for more than 90 consecutive days.

   WorldCom Series 2 Common Stock. As is the case with the Sprint series 2 FON common stock, the WorldCom series 2 common stock will be held only by the cable holders. WorldCom series 2 common stock will be convertible into WorldCom common stock under the same circumstances in which WorldCom series 2 PCS common stock will be convertible into WorldCom series 1 PCS common stock, as described in the preceding paragraph.

   Voting Rights. The voting rights of the WorldCom group common stock will be virtually identical to the voting rights of the Sprint FON common stock and the voting rights of the WorldCom PCS group common stock will be virtually identical to the voting rights of the Sprint PCS common stock. See "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders" for a description of these voting rights.

   Dividend Rights and Restrictions. Dividends on the WorldCom group common stock and the WorldCom PCS group common stock will be paid when, as and if declared by the WorldCom board of directors. It is not anticipated that any dividends on the WorldCom group common stock or the WorldCom PCS group common stock will be declared in the foreseeable future.

   The WorldCom board of directors may declare dividends on the WorldCom group common stock and not the WorldCom PCS group common stock, or it may declare dividends on the WorldCom PCS group common stock and not the WorldCom group common stock. The WorldCom board of directors may also declare dividends on both the WorldCom group common stock and the WorldCom PCS group common stock, in equal or unequal amounts, without regard to dividends previously paid or the then-relative voting power per share of the WorldCom group common stock and the WorldCom PCS group common stock.

   If the WorldCom board of directors declares a dividend on one series of the WorldCom group common stock, it must declare the same dividend on both series of WorldCom group common stock. If the WorldCom board of directors declares a dividend on one series of the WorldCom PCS group common stock, it must declare the same dividend on both series of WorldCom PCS group common stock.

   Dividends on the WorldCom group common stock and the WorldCom PCS group common stock may be declared and paid only out of net income or surplus of WorldCom. Net losses of either the WorldCom group or the WorldCom PCS group, and dividends and distributions on, or repurchases of, WorldCom group common stock or WorldCom PCS group common stock, will reduce funds legally available for the payment of dividends on both classes of common stock. WorldCom's board of directors may declare dividends on either class of common stock to be paid out of the property or assets of either business group.

   The MCI WorldCom board of directors will adopt, before the completion of the merger, tracking stock policies identical to those of Sprint. The tracking stock policies will require that:

  . dividends on the WorldCom group common stock may be paid only out of the lesser of (1) the funds of WorldCom legally available for the payment of dividends and (2) the WorldCom group available dividend amount, which is similar to the amount of assets that would be available for the payment of dividends on the WorldCom group common stock if the WorldCom group were a separate company and

  . dividends on the WorldCom PCS group common stock may be paid only out of the lesser of (1) the funds of WorldCom legally available for the payment of dividends and (2) the WorldCom PCS group available dividend amount, which is similar to the amount of assets that would be available for the payment of dividends on the WorldCom PCS group common stock if the WorldCom PCS group were a separate company.

   Under the tracking stock policies, the WorldCom board of directors will not be permitted to declare a dividend or distribution consisting of shares of WorldCom group common stock on the WorldCom PCS group common stock. The WorldCom board of directors may only declare a dividend or distribution of shares of WorldCom PCS group common stock on the WorldCom group common stock if the shares to be issued represent an inter-group interest of the WorldCom group in the WorldCom PCS group.

   Before any dividends on any class of common stock of WorldCom may be paid or declared and set apart for payment, WorldCom must pay or declare and set apart for payment full cumulative dividends on all outstanding series of WorldCom preferred stock.

   If WorldCom fails to purchase the WorldCom series 5 preferred stock upon tender by the holders, it is precluded from declaring or paying dividends on any class of common stock until it has deposited the funds necessary for the purchase of the WorldCom series 5 preferred stock.

   Upon the issuance of a new series of WorldCom preferred stock, the WorldCom board of directors may provide for other dividend restrictions on the common stock that are applicable to that series of WorldCom preferred stock.

   Redemption of Common Stock. The amended WorldCom articles of incorporation will permit the redemption of shares of WorldCom group common stock and WorldCom PCS group common stock held by aliens, as such term is defined in the Communications Act, if necessary to comply with the foreign ownership limitations set forth in section 310 of the Communications Act. The provisions permit WorldCom group common stock and WorldCom PCS group common stock to be redeemed at a price equal to the fair market value of the shares, except that the redemption price in respect of shares purchased by any alien within one year of the redemption date would not, unless otherwise determined by the WorldCom board of directors, exceed the purchase price paid for those shares by the alien.

   Conversion of the WorldCom PCS Group Common Stock at the Option of
WorldCom. At any time after November 23, 2001, the WorldCom board of directors may convert all of the shares of WorldCom series 1 PCS common stock into shares of WorldCom common stock. If and when this conversion takes place, the WorldCom board of directors must convert the WorldCom series 2 PCS common stock into WorldCom series 2 common stock.

   If the conversion takes place before November 23, 2002, each share of WorldCom series 1 PCS common stock will convert into the number of shares of WorldCom common stock equal to 110% of the ratio of the average closing price of one share of WorldCom series 1 PCS common stock to the average closing price of one share of WorldCom common stock computed as of the fifth trading day before the date that notice of conversion is sent to holders of WorldCom PCS group common stock. WorldCom must compute this ratio over a 60-trading day period if the 20-trading day period normally used to determine the average closing price is less than 90% of the ratio as determined over a 60-day trading day period.

   If the conversion takes place on or after November 23, 2002, the WorldCom board of directors will determine the conversion ratio, subject to the requirement that under the tracking stock policies, the WorldCom board of directors must make independent determinations as to the fairness of the conversion ratio to the holders of the WorldCom group common stock, taken as a separate class, and to the holders of the WorldCom PCS group common stock, taken as a separate class. MCI WorldCom believes that any determination made by its board of directors as to the fairness of the conversion ratio would be made taking into account the relative values (each calculated using the same basis) of the WorldCom group common stock and the WorldCom PCS group common stock, and would not include a control premium for the WorldCom PCS group common stock (such as the premium being paid in the merger).

   Mandatory Dividend, Redemption or Conversion of WorldCom PCS Group Common Stock Upon Certain Dispositions of Assets. If WorldCom disposes of all of the assets of the WorldCom PCS group, or if it disposes of at least 80% of the assets of the WorldCom PCS group on a then-current market value basis, it must use the net proceeds to pay a dividend on the WorldCom PCS group common stock or redeem the WorldCom PCS group common stock, or it must convert the WorldCom PCS group common stock into WorldCom group common stock. There are exceptions to this rule; for example, WorldCom will not have to pay a dividend on the WorldCom PCS group common stock, redeem the WorldCom PCS group common stock or convert the WorldCom PCS group common stock into WorldCom group common stock when it receives, in exchange for the assets, primarily equity securities of an entity engaged, or proposing to engage, in a business similar or complementary to the business of the WorldCom PCS group.

   If the board of directors determines to convert the WorldCom PCS group common stock into WorldCom group common stock, WorldCom will convert each share of WorldCom PCS group common stock into a number of shares of WorldCom group common stock at a ratio equal to 110% of the average of the high and low reported sale prices of one share of WorldCom series 1 PCS common stock to the average of the high and low reported sale prices of one share of WorldCom common stock computed over a 10-trading day period beginning on the sixteenth trading day after the completion of the asset disposition. Appropriate adjustments are made if an ex-dividend date or an effective date for a subdivision or combination of the relevant shares occurs during the measurement period.

   If the WorldCom board of directors instead determines to pay a dividend on the WorldCom PCS group common stock or redeem the WorldCom PCS group common stock, WorldCom will distribute to holders of WorldCom PCS group common stock cash or securities, other than common equity securities of WorldCom, or other property, or a combination of cash and securities and other property, equal to the fair value of the net proceeds after deducting amounts necessary to pay transaction costs, taxes on the disposition, liabilities of the WorldCom PCS group, and any amount corresponding to any inter-group interest that the WorldCom group holds in the WorldCom PCS group. If the payment of the dividend or redemption price occurs before November 23, 2001, the WorldCom board of directors may also convert each share of WorldCom PCS group common stock remaining outstanding into shares of WorldCom group common stock on the same basis as the conversion of WorldCom PCS group common stock into WorldCom group common stock after November 23, 2001 and before November 23, 2002 described above under "-- Conversion of the WorldCom PCS Group Common Stock at the Option of WorldCom". The conversion of WorldCom PCS group common stock into WorldCom group common stock can occur under these circumstances only if the conversion date occurs prior to the first anniversary of the payment of the dividend or redemption price.

   Redemption of the WorldCom PCS Group Common Stock in Exchange for Stock of a Subsidiary. WorldCom may redeem all of the outstanding shares of WorldCom PCS group common stock in exchange for the outstanding shares of common stock of one or more wholly owned subsidiaries that hold all of the assets and liabilities attributed to the WorldCom PCS group if the following conditions are met:

  . holders of shares of WorldCom series 2 PCS common stock must receive shares of common stock of such subsidiary that have equivalent voting power on a per share basis to shares received by holders of WorldCom series 1 PCS common stock

  . the redemption must be approved by the affirmative vote of holders of a majority of the shares of WorldCom PCS group common stock, voting together as a single class, if the redemption occurs before November 23, 2000 and

  . either the redemption must be tax free to holders of WorldCom PCS group common stock or an arrangement must exist such that holders of WorldCom PCS group common stock, net of related taxes, are in a position substantially equivalent economically to the position they would be in if the redemption were tax free.

   Liquidation Rights. In the event of the liquidation of WorldCom, the prior rights of creditors and the aggregate liquidation preference of any WorldCom preferred stock then outstanding must first be satisfied. Holders of WorldCom group common stock and WorldCom PCS group common stock will be entitled to share in the remaining assets of WorldCom in accordance with the per share liquidation units attributable to each class or series of common stock. Holders of WorldCom group common stock would have no special claim to the assets attributed to the WorldCom group, and holders of WorldCom PCS group common stock would have no special claim to the assets attributed to the WorldCom PCS group. The liquidation units attributable to each class of common stock are as follows:

  . each share of WorldCom group common stock is attributed a number of liquidation units (rounded to the nearest 1/10,000) equal to 1.0 (the Sprint FON common stock liquidation unit per share provided in the amendments to the Sprint articles of incorporation) divided by the FON exchange ratio and

  . each share of WorldCom PCS group common stock is attributed a number of liquidation units (rounded to the nearest 1/10,000) equal to 0.2046 (the Sprint PCS common stock liquidation unit per share provided in the amendments to the Sprint articles of incorporation).

   The number of liquidation units for each share of WorldCom group common stock and each share of WorldCom PCS group common stock will be adjusted for stock splits, reverse stock splits and other corporate events affecting the WorldCom group common stock or the WorldCom PCS group common stock.

   Preemptive Rights. Under the amended WorldCom articles of incorporation, no holder of shares of WorldCom group common stock, WorldCom PCS group common stock or any other capital stock of WorldCom is entitled to preemptive rights, other than the equity purchase rights of the cable holders as described under "Arrangements with Sprint Stockholders--The Cable Holders--Equity Purchase Rights".

   Determinations by the WorldCom Board of Directors. Any determination made by the WorldCom board of directors under any of the provisions described under "Description of MCI WorldCom Capital Stock" will be final and binding on all shareholders of WorldCom, except as may be otherwise required by law.

Preferred Stock

 Existing MCI WorldCom Articles of Incorporation

   The MCI WorldCom board of directors is authorized to issue shares of preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

  .  the designation and number of shares

  . the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of capital stock of MCI WorldCom

  .  the voting rights, if any

  .  the voluntary and involuntary liquidation preferences

  .  the conversion or exchange privileges, if any, applicable to that series

  . the redemption price or prices and the other terms of redemption, if any, applicable to that series and

  .  sinking fund provisions.

   Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of MCI WorldCom common stock or for other corporate purposes. Voting rights of holders of preferred stock could adversely affect the voting power of common shareholders and could have the effect of delaying, deferring or impeding a change of control of MCI WorldCom. This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices.

   The above information regarding preferred stock will not be affected by the merger.

   As of September 30, 1999, the MCI WorldCom board of directors had designated shares of the following series of MCI WorldCom preferred stock:

  . 94,992 shares of MCI WorldCom series A 8% cumulative convertible preferred stock, of which no shares were outstanding

  . 15,000,000 shares of MCI WorldCom series B convertible preferred stock, of which 11,190,244 shares were outstanding

  . 3,750,000 shares of MCI WorldCom series C $2.25 cumulative convertible exchangeable preferred stock, of which no shares were outstanding--these shares were issued on October 1, 1999 upon the completion of MCI WorldCom's acquisition of SkyTel Communications, Inc. and were redeemed by MCI WorldCom for $50.75 in cash on January 14, 2000 and

  . 5,000,000 shares of MCI WorldCom series 3 junior participating preferred stock, of which no shares were outstanding--these shares were designated in connection with the adoption of the existing MCI WorldCom rights agreement.

 Series B Preferred Stock

   Dividends. Holders of MCI WorldCom series B preferred stock are entitled to receive cumulative dividends when, as and if declared by the board of directors out of funds legally available for such dividends. Cumulative dividends accrue from the issue date of the shares of MCI WorldCom series B preferred stock at the rate per share of $0.0775 per annum. Those dividends must be paid before any dividends can be set apart for or paid upon the MCI WorldCom common stock or any other stock ranking as to dividends junior to MCI WorldCom series B preferred stock in any year.

   Dividends are only payable in cash, except for payment of accrued but unpaid dividends upon conversion or redemption of MCI WorldCom series B preferred stock, as described below. MCI WorldCom is not permitted to set apart for or pay upon the MCI WorldCom common stock any extraordinary cash dividend, as described below, unless at the same time MCI WorldCom sets apart for or pays upon all shares of MCI WorldCom series B preferred stock an amount of cash per share of MCI WorldCom series B preferred stock equal to the extraordinary cash dividend that would have been paid in respect of that share if the holder had converted his or her share of MCI WorldCom series B preferred stock into shares of MCI WorldCom common stock immediately before the record date for the extraordinary cash dividend.

   The term "extraordinary cash dividend" means, with respect to any cash dividend or cash distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the MCI WorldCom common stock paid during the consecutive 12-month period ending on and including that date exceeds, on a per share of MCI WorldCom common stock basis, 10% of the average daily closing price of the common stock over that 12-month period.

   Voting Rights. Holders of MCI WorldCom series B preferred stock are entitled to cast one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom series B preferred stock and holders of MCI WorldCom common stock vote together as a single class, unless otherwise provided by law or the existing MCI WorldCom articles of incorporation. The approval of at least a majority of the votes entitled to be cast by holders of issued and outstanding shares of MCI WorldCom series B preferred stock is required to adversely change the rights, preferences or privileges of MCI WorldCom series B preferred stock. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with, MCI WorldCom series B preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of MCI WorldCom will not be deemed to affect adversely MCI WorldCom series B preferred stock.

   Conversion Rights. Holders of MCI WorldCom series B preferred stock have the right to convert any or all of their shares, at any time, into shares of MCI WorldCom common stock at a rate of 0.1460868 shares of MCI WorldCom common stock for each share of MCI WorldCom series B preferred stock, subject to adjustment. Upon any conversion, the holder will also be entitled to receive all accrued and unpaid dividends on the shares of MCI WorldCom series B preferred stock surrendered for conversion, which will be payable in cash or, at the option of MCI WorldCom, in shares of MCI WorldCom common stock, based on their fair market value.

   Redemption Provisions. The MCI WorldCom series B preferred stock is not redeemable by MCI WorldCom before September 30, 2001. After that time, MCI WorldCom will have the right to redeem any or all of the shares of MCI WorldCom series B preferred stock at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon. MCI WorldCom has the option to pay any or all of the redemption price, including accrued dividends, in cash or in shares of MCI WorldCom common stock, based on their fair market value.

   Adjustment for Consolidation or Merger. In order to protect the interests of holders of MCI WorldCom series B preferred stock, the existing MCI WorldCom articles of incorporation provide for customary adjustments of the conversion price, redemption price and related terms in the case of those mergers, consolidations or other capital transactions where holders of MCI WorldCom common stock receive cash, stock, securities or other property in respect of or in exchange for their shares of MCI WorldCom common stock. No such adjustment will be required in connection with the merger.

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of MCI WorldCom, holders of MCI WorldCom series B preferred stock are entitled to receive a liquidation preference for each share out of the assets of MCI WorldCom in an amount equal to the sum of $1.00 plus all accrued and unpaid dividends.

 Amended WorldCom Articles of Incorporation

   Under the amended WorldCom articles of incorporation, the MCI WorldCom series B preferred stock and the MCI WorldCom series 3 preferred stock will remain authorized with identical terms. In addition, the following additional series of preferred stock will be authorized:

  .  95 shares of WorldCom series 5 preferred stock, par value $.01 per share

  . 300,000 shares of WorldCom series 7 preferred stock, convertible, par value $.01 per share and

  . 1,250,000 shares of WorldCom series 8 junior participating preferred stock, par value $.01 per share--these shares will be designated in connection with the amended WorldCom rights agreement (see "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders--Rights Plans--WorldCom").

 WorldCom Series 5 Preferred Stock

   Designation. The official designation of the WorldCom series 5 preferred stock will be "Series 5 Preferred Stock".

   Dividends. Holders of WorldCom series 5 preferred stock will be entitled to receive when, as and if declared by the WorldCom board of directors, out of funds legally available for payment, cumulative cash dividends at an annual rate of 6.0% of the stated value, or $6,000 per share, payable quarterly.

   Rank. The WorldCom series 5 preferred stock will rank on a parity with the WorldCom series B preferred stock.

   Voting Rights; Ability to Appoint Directors. Holders of WorldCom series 5 preferred stock will be entitled to one vote per share, generally voting together as a single class with the holders of all other classes and series of WorldCom capital stock.

   If no dividends or less than full cumulative dividends on the WorldCom series 5 preferred stock have been paid for four consecutive dividend periods, or if unpaid dividends have cumulated to an amount equal to full cumulative dividends for six quarterly dividend periods, then the holders of the WorldCom series 5 preferred stock will have voting power, as a class, to elect the smallest number of directors to the WorldCom board of directors that constitutes a majority of the directors to be elected. This right to elect a majority of directors will continue until full cumulative dividends for all past quarterly dividend periods and for the current quarterly dividend period have been paid or declared and set aside for payment.

   Non-Convertible. The WorldCom series 5 preferred stock will not be convertible into or exchangeable for stock of any other class or classes of WorldCom capital stock.

   Liquidation Rights. In any liquidation, dissolution or winding up of WorldCom, holders of the WorldCom series 5 preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of the assets shall be made to the holders of any WorldCom common stock, the sum of $100,000 per share, plus an amount equal to cumulative accrued and unpaid dividends to the date of distribution.

   Repurchase by WorldCom. The holders of the WorldCom series 5 preferred stock may tender all, but not less than all, of their shares to WorldCom for purchase at a price per share equal to $100,000 per share plus accrued dividends to the date of repurchase. Holders must provide written notice of any tender at least six months before the tender is to be completed.

   Redemption. If the holders have not tendered all shares of WorldCom series 5 preferred stock to WorldCom for purchase pursuant to the provisions described under "--Repurchase by WorldCom" before March 14, 2003, then WorldCom will redeem all of the outstanding shares for an amount equal to $100,000 per share plus accrued dividends to the date of repurchase.

   Listing. The WorldCom series 5 preferred stock will not be listed on any exchange or quotation service.

 WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest

   Designation; Authorized Shares. The official designation of the WorldCom series 7 preferred stock will be "Series 7 Preferred Stock--Convertible".

   Dividends. Holders of WorldCom series 7 preferred stock will be entitled to receive, when, as and if declared by the WorldCom board of directors out of funds of WorldCom legally available for payment, cumulative cash dividends payable quarterly at the rate of $6.73 per share. Dividends will be cumulative whether or not in any dividend period there are funds of WorldCom legally available for the payment of dividends. Holders of WorldCom series 7 preferred stock will be entitled to receive full accumulated cash dividends for all quarterly dividend periods before any dividends on WorldCom common stock or any other stock of WorldCom that is junior to the WorldCom series 7 preferred stock as to dividends can be paid or declared.

   Rank. The WorldCom series 7 preferred stock will rank junior as to dividends and upon liquidation to shares of the WorldCom series 5 preferred stock, the WorldCom series B preferred stock and any WorldCom preferred stock that will be designated as senior to the WorldCom series 7 preferred stock as to dividends or upon liquidation. The WorldCom series 7 preferred stock will have a preference as to dividends and upon liquidation over WorldCom common stock and any other kind of WorldCom capital stock that will rank junior to the WorldCom series 7 preferred stock as to dividends or upon liquidation.

   Voting Rights. Each outstanding share of the WorldCom series 7 preferred stock will be entitled to a number of votes equal to the number of votes that could be cast by the holder of that number of shares of the series of WorldCom PCS group common stock into which the share of WorldCom series 7 preferred stock could be converted.

   Except as described below, holders of WorldCom series 7 preferred stock will be entitled to vote on all matters on which the holders of WorldCom common stock will be entitled to vote, except as otherwise required by law. Holders of WorldCom series 7 preferred stock will vote together as a single class with the holders of all other classes or series of WorldCom capital stock. A two-thirds vote of all shares of WorldCom series 7 preferred stock that are entitled to vote will be necessary in order to change any of the provisions of the WorldCom articles of incorporation, including any certificate of designation or any similar document relating to any series of WorldCom preferred stock, in a way that would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the WorldCom series 7 preferred stock. However, neither of the following will require this special two-thirds vote:

  . the creation, issuance or increase in the amount of authorized shares of any series of WorldCom preferred stock or

  . the consummation of any transaction in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the WorldCom series 7 preferred stock are preserved.

   Conversion Rights. The WorldCom series 7 preferred stock will be convertible at any time at the option of the holder into:

  . shares of WorldCom series 2 PCS common stock plus, for no additional consideration, shares of WorldCom series 2 common stock, if the holder is a cable holder or an affiliate of a cable holder or

  . shares of WorldCom series 1 PCS common stock plus, for no additional consideration, shares of WorldCom common stock, if the holder is not a cable holder or an affiliate of a cable holder.

   Shares of WorldCom series 7 preferred stock initially will be convertible into an aggregate of 16,039,790 shares of WorldCom PCS group common stock and, for no additional consideration, an aggregate of 1,861,017 shares of WorldCom group common stock. The number of shares of WorldCom PCS group common stock issuable upon conversion of shares of WorldCom series 7 preferred stock will be determined by dividing the aggregate liquidation preference of the shares surrendered for conversion by an initial conversion price of $15.3733. Cash will be issued in lieu of fractional shares.

   Conversion Price Adjustments. The WorldCom series 7 preferred stock conversion price will be subject to adjustment upon the occurrence of certain events, including:

  . the payment by WorldCom of dividends, or the making of other distributions, with respect to WorldCom PCS group common stock payable in shares of WorldCom PCS group common stock

  . subdivisions, combinations and reclassifications of WorldCom PCS group common stock

  . the issuance of rights allowing holders of WorldCom PCS group common stock to purchase shares of WorldCom PCS group common stock for a price per share that is less than the then-current market price of WorldCom series 1 PCS common stock and

  . the distribution to the holders of WorldCom PCS group common stock of any of WorldCom's assets, debt securities or any rights or warrants to purchase securities, excluding cash dividends on the WorldCom PCS group common stock that do not exceed specified levels.

   If WorldCom consolidates with, merges with or into, or sells all or substantially all of its property and assets to another person, each share of WorldCom series 7 preferred stock thereafter will entitle its holder to receive upon conversion of his or her shares of WorldCom series 7 preferred stock the number of shares of capital stock or other securities or property which the holder of a number of shares of WorldCom PCS group common stock into which the share of WorldCom series 7 preferred stock would have been convertible immediately before the transaction would have been entitled to receive in the transaction.

   Liquidation Rights. After payments to holders of senior securities, in a liquidation, dissolution or winding up of WorldCom the holders of WorldCom series 7 preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of the assets is made to the holders of WorldCom common stock or any other stock ranking junior to the WorldCom series 7 preferred stock upon liquidation, a $1,000 per share liquidation preference, plus accumulated and unpaid dividends, whether or not declared.

   Redemption. If not converted by the holder or earlier redeemed by WorldCom as provided below, the WorldCom series 7 preferred stock will become mandatorily redeemable on November 23, 2008 at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends. Before this obligation is discharged:

  . dividends on any remaining outstanding shares of WorldCom series 7 preferred stock will continue to accrue and be added to the dividend payable to the holder and

  . WorldCom may not declare or pay any dividend or make any distribution on any equal or junior stock.

   Subject to a limited number of exceptions, shares of WorldCom series 7 preferred stock will not be redeemable before November 23, 2001. WorldCom may at its option redeem the WorldCom series 7 preferred stock, in whole or in part, after November 23, 2001 at a price equal to the liquidation preference per share plus any accumulated and unpaid dividends, whether or not declared. If less than all the outstanding WorldCom series 7 preferred stock is to be redeemed, the shares to be redeemed will be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the WorldCom board of directors to be equitable, without regard to whether the shares to be redeemed are convertible into WorldCom series 1 PCS common stock or WorldCom series 2 PCS common stock.

   Listing. The WorldCom series 7 preferred stock will not be listed on any exchange or quotation system.

   Preferred Inter-Group Interest. The preferred inter-group interest will have terms equivalent to the WorldCom series 7 preferred stock, as summarized above and as will be set forth in the amended WorldCom articles of incorporation relating to the WorldCom series 7 preferred stock. WorldCom will effect any changes to the preferred inter-group interest as may be necessary to reflect any changes to the terms, rights, powers and privileges of the WorldCom series 7 preferred stock.

 Provisions Applicable to All Series of WorldCom Preferred Stock

   No dividend will be permitted to be declared on any series of WorldCom preferred stock unless dividends have been declared or paid on all shares of WorldCom preferred stock that:

  .  are entitled to cumulative dividends and

  .  rank equally as to dividends with the series in question.

   Preemptive Rights; Sinking Funds. No holder of WorldCom preferred stock will have any preemptive rights. No series of WorldCom preferred stock will be subject to any sinking fund or other obligation of WorldCom to set aside funds in order to redeem shares.

   Special Voting Rights of the WorldCom Preferred Stock. Under the amended WorldCom articles of incorporation, the WorldCom preferred stock will be entitled to vote as a class with respect to matters affecting preferences of the WorldCom preferred stock or creating prior ranking stock.

Warrants

   In connection with the November 1998 Sprint PCS restructuring, Sprint issued warrants to acquire shares of Sprint PCS common stock to the cable holders and their affiliates and also reserved for the Sprint FON group a warrant inter-group interest to acquire additional inter-group interests in the Sprint PCS group that has terms equivalent to the warrants issued to the cable holders. Upon completion of the merger, WorldCom will assume these warrants.

 The Warrants

   The warrants will be freely transferable by the cable holders. Subject to adjustment, as described below, each warrant will be exercisable for a share of WorldCom PCS group common stock at any time before November 23, 2003 at an initial exercise price of approximately $12.01. A total of 24,905,662 shares of WorldCom PCS group common stock and 2,889,680 shares of WorldCom group common stock will be issuable upon exercise of the warrants.

   Each warrant will represent the right to purchase:

  . one share of WorldCom series 2 PCS common stock, plus, for no additional consideration, 0.116025 shares of WorldCom series 2 common stock, if the holder of the warrant is a cable holder or an affiliate of a cable holder or

  . one share of WorldCom series 1 PCS common stock, plus, for no additional consideration, 0.116025 shares of WorldCom common stock, if the holder is not a cable holder or an affiliate of a cable holder.

   The exercise price for the warrants may be paid in cash or by requesting that WorldCom withhold a number of shares of WorldCom PCS group common stock issuable upon exercise of the warrants equal in value, at the then-current market price, to the exercise price.

   Exercise Price Adjustments. The exercise price and the number of shares of WorldCom PCS group common stock issuable upon exercise of the warrants will be subject to adjustment on the occurrence of certain events, including:

  . the payment by WorldCom of dividends, or the making of other distributions, with respect to WorldCom PCS group common stock payable in shares of WorldCom PCS group common stock

  . subdivisions, combinations and reclassifications of the WorldCom PCS group common stock

  . the issuance of rights allowing holders of WorldCom PCS group common stock to purchase shares of WorldCom PCS group common stock, or securities convertible into WorldCom PCS group common stock, for a price per share that is less than the then-current market price of WorldCom series 1 PCS common stock and

  . the distribution to holders of WorldCom PCS group common stock of any of WorldCom's assets, debt securities or any rights to purchase securities, excluding cash dividends on the WorldCom PCS group common stock that do not exceed specified levels.

   If WorldCom consolidates or merges with, or sells all or substantially all of its property and assets to, another person, each holder of a warrant will be entitled to receive upon exercise of his or her warrant the number of shares of capital stock or other securities or property which the holder of a number of shares of WorldCom PCS group common stock for which the warrant could have been exercised immediately before the transaction would have been entitled to receive.

   Conversion of the WorldCom PCS Group Common Stock. If the WorldCom PCS group common stock is converted by WorldCom, then after the conversion holders of outstanding warrants will be entitled to receive upon exercise of their warrants, in lieu of shares of WorldCom PCS group common stock, the kind and amount of shares of stock and other securities and property receivable in the conversion by a holder of the number of shares of WorldCom PCS group common stock for which the warrant could have been exercised immediately before the effective date of the conversion.

   Dividends; Voting; Other Rights. Holders of unexercised warrants will not be entitled to receive dividends or other distributions with respect to the WorldCom PCS group common stock, receive notice of any meeting of the shareholders of WorldCom, consent to any action of the shareholders of WorldCom, receive notice of any other shareholder meeting, or exercise any other rights as shareholders of WorldCom. Any warrants that are not exercised on or prior to November 23, 2003 will terminate.

   Listing. The warrants will not be listed on any exchange or quotation system.

 Warrant Inter-Group Interest

   The WorldCom group will have an inter-group interest in the WorldCom PCS group that will have terms equivalent to the warrants, which we refer to as the warrant inter-group interest.

   WorldCom will authorize and reserve for issuance the number of shares of WorldCom series 1 PCS common stock and WorldCom series 2 PCS common stock that may be issuable upon the exercise of all outstanding warrants and the conversion of the warrant inter-group interest.

Transfer Agent

   The transfer agent and registrar for the MCI WorldCom common stock is, and the transfer agent for the WorldCom group common stock, WorldCom PCS group common stock and WorldCom preferred stock will be, The Bank of New York, 101 Barclay Street--12W, New York, New York 10286.

Anti-Takeover Considerations

   Georgia law and the amended WorldCom articles of incorporation and bylaws will contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control. For a description of the provisions, see "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders--Number and Election of Directors", "-- Removal of Directors", "--Amendments to Articles of Incorporation", "-- Amendments to Bylaws", "--Rights Plans", "--State Anti-Takeover Statutes" and "--Business Combination Restrictions".

               COMPARISON OF RIGHTS OF MCI WORLDCOM SHAREHOLDERS
                            AND SPRINT STOCKHOLDERS

   The rights of MCI WorldCom shareholders are currently governed by Georgia law, the existing MCI WorldCom articles of incorporation, the existing MCI WorldCom bylaws and the existing MCI WorldCom rights agreement. The rights of Sprint stockholders are currently governed by Kansas law, the Sprint articles of incorporation, the Sprint bylaws and the Sprint rights plan. Upon completion of the merger, Sprint stockholders will become holders of WorldCom capital stock and their rights will be governed by Georgia law, the amended WorldCom articles of incorporation, the amended WorldCom bylaws and the amended WorldCom rights agreement.

   The following summarizes the material differences between the rights of MCI WorldCom shareholders and the rights of Sprint stockholders, but does not purport to be a complete statement of all such differences, or a complete description of the specific provisions referred to in this summary. The following also describes the material rights of WorldCom shareholders after the merger. See "Description of MCI WorldCom Capital Stock" and "Where You Can Find More Information". The amended WorldCom articles of incorporation and bylaws are attached as Annexes 2 and 3 to this proxy statement/prospectus.

   The following summarizes the current rights of Sprint stockholders, without adjusting for the changes that will occur if the proposed amendments to the Sprint articles of incorporation and Sprint bylaws are approved at the Sprint special meeting. If the proposed amendments are approved, the following information will change in several material respects, including the elimination of France Telecom's and Deutsche Telekom's ability to designate directors on the Sprint board of directors by a class vote. We urge you to read carefully the following summary together with the discussion of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws set forth in "Proposal to Adopt Amendments to the Sprint Articles of Incorporation and Sprint Bylaws" below. You should also read carefully the proposed Sprint articles of incorporation and Sprint bylaws, copies of which are attached as Annex 8 and Annex 9.

Capitalization

 MCI WorldCom

   MCI WorldCom's authorized capital stock is described above under "Description of MCI WorldCom Capital Stock--Common Stock--Existing MCI WorldCom Articles of Incorporation" and "--Preferred Stock--Existing MCI WorldCom Articles of Incorporation".

 Sprint

   Sprint's authorized capital stock consists of:

  . 100,000,000 shares of Sprint class A common stock and 100,000,000 shares of Sprint class A common stock, series DT

  . 2,500,000,000 shares of Sprint series 1 FON common stock, 500,000,000 shares of Sprint series 2 FON common stock and 1,200,000,000 shares of Sprint series 3 FON common stock

  . 1,250,000,000 shares of Sprint series 1 PCS common stock, 500,000,000 shares of Sprint series 2 PCS common stock and 600,000,000 shares of Sprint series 3 PCS common stock

  .  20,000,000 shares of preferred stock, without par value, of which:

   -- 1,742,853 shares have been designated as Sprint first series preferred stock, which will be redeemed by Sprint before the Sprint special meeting

   -- 8,758,472 shares have been designated as Sprint second series preferred stock, which will be redeemed by Sprint before the Sprint special meeting

   -- 95 shares have been designated as Sprint fifth series preferred stock

   -- 1,500,000 shares have been designated as Sprint sixth series junior participating preferred stock and have been reserved for issuance upon exercise of the Sprint rights distributed to holders of Sprint FON common stock and Sprint FT/DT class A stock pursuant to the Sprint rights plan

   -- 300,000 shares have been designated as Sprint seventh series preferred stock and

   -- 1,250,000 shares have been designated as Sprint eighth series junior participating preferred stock and have been reserved for issuance upon exercise of the Sprint rights distributed to holders of Sprint PCS common stock and Sprint FT/DT class A stock pursuant to the Sprint rights plan.


   Sprint's total common equity value is represented by the sum of the outstanding shares of Sprint FON common stock, Sprint PCS common stock and Sprint FT/DT class A stock. The total common equity value of the Sprint FON group is represented by the outstanding shares of Sprint FON common stock and Sprint FT/DT class A stock, to the extent that the latter represents an equity interest in the Sprint FON group. The total common equity value of the Sprint PCS group is represented by the outstanding shares of Sprint PCS common stock and Sprint FT/DT class A stock, to the extent that the latter represents an equity interest in the Sprint PCS group. Sprint FT/DT class A stock represents, among other things, an equity interest in each of the Sprint FON group and the Sprint PCS group.

 WorldCom

   WorldCom's authorized capital stock is described above under "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation", "--Preferred Stock--Amended WorldCom Articles of Incorporation" and "--Warrants".

Voting Rights

 MCI WorldCom

   Each holder of MCI WorldCom common stock may cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom common stock have no cumulative voting rights.

   Each holder of MCI WorldCom series B preferred stock may cast one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Holders of MCI WorldCom series B preferred stock and holders of MCI WorldCom common stock vote together as a single class on all matters presented to MCI WorldCom shareholders for their action, except as provided by law and by the next sentence. The approval of at least a majority of the votes entitled to be cast by holders of outstanding shares of MCI WorldCom series B preferred stock voting as a class is required to amend, alter or repeal the preferences, special rights or other powers or terms of MCI WorldCom series B preferred stock so as to adversely affect the rights, preferences or privileges of MCI WorldCom series B preferred stock.

 Sprint

   Holders of Sprint FON common stock, Sprint PCS common stock, Sprint FT/DT class A stock, Sprint first series preferred stock, Sprint second series preferred stock, Sprint fifth series preferred stock and Sprint seventh series preferred stock vote together as a single class on most matters. For these votes, holders have the following numbers of votes per share:

  . Sprint series 1 FON common stock, Sprint series 3 FON common stock,
    Sprint first series preferred stock, Sprint second series preferred stock and Sprint fifth series preferred stock have one vote per share

  . Sprint series 1 PCS common stock and Sprint series 3 PCS common stock have a vote per share, which we refer to as the "PCS vote per share", that equals the average closing price of a share of Sprint series 1 PCS common stock divided by that of a share of Sprint series 1 FON common stock calculated over the 20 trading days ending with the tenth trading day before the record date for determining the stockholders entitled to vote

  . Sprint series 2 FON common stock, if any such shares are outstanding, has 1/10th of one vote per share

  . Sprint series 2 PCS common stock has 1/10th of the PCS vote per share and

  . Sprint FT/DT class A stock has a vote per share equal to the number of votes represented by the Sprint FON common stock and the Sprint PCS common stock underlying a share of Sprint FT/DT class A stock.

   The relative voting power of Sprint FON common stock and Sprint series 1 PCS common stock fluctuate in relation to the relative market values of Sprint series 1 FON common stock and Sprint series 1 PCS common stock.

   Sprint FON Common Stock and Sprint FT/DT Class A Stock Voting as a Class. On each matter to be voted on by holders of Sprint FON common stock and Sprint FT/DT class A stock voting together as a single class, each series of Sprint FON common stock has one vote per share, and Sprint FT/DT class A stock has a number of votes per share equal to the votes possessed by the shares, or fraction of a share, of Sprint series 3 FON common stock underlying each share of Sprint FT/DT class A stock.

   Sprint PCS Common Stock and Sprint FT/DT Class A Stock Voting as a Class. On each matter to be voted on by holders of Sprint PCS common stock and Sprint FT/DT class A stock voting together as a single class, each series of Sprint PCS common stock has one vote per share, and Sprint FT/DT class A stock has a number of votes per share equal to the votes possessed by the shares, or fraction of a share, of Sprint series 3 PCS common stock underlying each share of Sprint FT/DT class A stock.

   Sprint FON Common Stock Voting as a Class. On each matter to be voted on by holders of Sprint FON common stock voting as a separate class, all series have one vote per share. If a particular series of Sprint FON common stock, such as Sprint series 1 FON common stock, is voting as a separate series, each share is entitled to one vote.

   Sprint PCS Common Stock Voting as a Class. On each matter to be voted on by holders of Sprint PCS common stock voting as a separate class, all series have one vote per share. If a particular series of Sprint PCS common stock, such as Sprint series 1 PCS common stock, is voting as a separate series, each share is entitled to one vote.

   Sprint FT/DT Stock Voting as a Class. On each matter to be voted on by holders of Sprint FT/DT stock voting as a separate class, each share of Sprint series 3 FON common stock has one vote, each share of Sprint series 3 PCS common stock will have the PCS vote per share, and each share of Sprint FT/DT class A stock has a number of votes per share equal to the sum of the votes possessed by the shares, or fraction of a share, of Sprint series 3 FON common stock and Sprint series 3 PCS common stock underlying each share of Sprint FT/DT class A stock.

   Non-Sprint FT/DT Stock Voting as a Class. On each matter to be voted on by the holders of Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock and Sprint series 2 PCS common stock voting as a separate class, each share of Sprint series 1 FON common stock is entitled to one vote per share, each share of Sprint series 2 FON common stock is entitled to 1/10th of one vote per share, each share of Sprint series 1 PCS common stock is entitled to the PCS vote per share and each share of Sprint series 2 PCS common stock is entitled to 1/10th of the PCS vote per share.

   Matters Requiring Class Votes. The Sprint articles of incorporation provide that the affirmative vote of holders of a majority of the voting power represented by the outstanding Sprint FON common stock and Sprint FT/DT class A stock voting together as a single class is required to adopt any amendment to the Sprint articles of incorporation that would:

  . increase or decrease the number of authorized shares of Sprint FON common stock

  . increase or decrease the par value of shares of Sprint FON common stock or

  . change the powers, preference or special rights of the shares of Sprint FON common stock so as to affect them adversely.

   The Sprint articles of incorporation also provide that the affirmative vote of holders of a majority of the voting power represented by the outstanding Sprint PCS common stock and Sprint FT/DT class A stock voting together as a single class is required:

  . to adopt any amendment to the Sprint articles of incorporation that would:

    -- increase or decrease the number of authorized shares of Sprint PCS common stock

    -- increase or decrease the par value of shares of Sprint PCS common stock or

    -- change the powers, preference or special rights of the shares of Sprint PCS common stock so as to affect them adversely

  . to amend the provisions of the Sprint bylaws relating to the capital stock committee before November 23, 2002 or

  . to approve the redemption of Sprint PCS common stock in exchange for stock of a subsidiary of Sprint before November 23, 2000. This kind of transaction is sometimes referred to as a "spin-off".

   The tracking stock policies adopted by the Sprint board of directors provide that the consent of holders of a majority of the outstanding shares of Sprint PCS common stock, voting as a separate class, and the consent of the holders of a majority of the outstanding shares of Sprint FON common stock, voting as a separate class, is required to approve any acquisition by the Sprint FON group of more than 33% of the assets of the Sprint PCS group.

   Special Adjustment in Voting Power of the Sprint FT/DT Stock. Under the Sprint articles of incorporation, if there is an increase in the per share vote of any Sprint voting securities due to the transfer of the voting securities, and the increase occurs on or after the tenth trading day preceding a record date for purposes of determining the stockholders entitled to vote or to receive the payment of a dividend, then the per share vote of the Sprint FT/DT stock will be increased. The vote per share will be increased so that the percentage of voting power of Sprint represented by the shares of Sprint FT/DT stock held by each holder of Sprint FT/DT stock will not be diluted as a result of the increase in votes due to the transfer of voting securities until the day immediately following the date of the stockholders meeting or the date of the dividend payment. An adjustment of this kind could be triggered, for example, when Sprint series 2 PCS common stock is transferred by a cable holder to a person who is not an affiliate of the cable holder. In this kind of transfer, the Sprint series 2 PCS common stock is automatically converted into Sprint series 1 PCS common stock, which has a higher per share vote.

   Special Voting Rights of the Sprint FT/DT Stock. Under the Sprint articles of incorporation, holders of Sprint FT/DT stock have class voting rights, including the right to elect their own directors to the Sprint board of directors and to disapprove specific transactions. See "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Rights of France Telecom and Deutsche Telekom Contained in Sprint's Articles of Incorporation-- Board Representation", "--Disapproval Rights" and "--Rights with Respect to Sprint's Long Distance Assets".

 WorldCom

   The voting rights applicable to the WorldCom group common stock, WorldCom PCS group common stock, WorldCom series 5 preferred stock and WorldCom series 7 preferred stock will be the same as described above under "--Voting Rights-- Sprint". The voting rights applicable to the MCI WorldCom series B preferred stock will be the same as described above under "--Voting Rights--MCI WorldCom".

Number and Election of Directors

 MCI WorldCom

   Under Georgia law, directors are elected at each annual shareholders meeting, unless the articles of incorporation or a bylaw adopted by the shareholders provide that their terms are staggered. The articles of incorporation may authorize the election of directors by one or more classes or series of shares. The articles of incorporation or bylaws also may allow the shareholders or the board of directors to fix or change the number of directors. However, under Georgia law, a decrease in the number of directors will not shorten an incumbent director's term.

   The existing MCI WorldCom bylaws provide that the number of members of the board of directors is fixed by the board of directors, but cannot be less than three. Currently, the MCI WorldCom board of directors has 16 members. Neither the existing MCI WorldCom articles of incorporation nor the existing MCI WorldCom bylaws provide for a staggered board of directors.

   The existing MCI WorldCom bylaws provide that directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. No class or series of MCI WorldCom shares may elect any director solely by vote of such class or series.

   Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The existing MCI WorldCom articles of incorporation do not provide for cumulative voting.

 Sprint

   Under Kansas law, directors are elected at each annual meeting of stockholders. The articles of incorporation may authorize the election of directors by one or more classes or series of shares and the articles of incorporation or bylaws may provide for staggered terms for directors.

   The Sprint articles of incorporation and bylaws provide that the number of directors may be fixed by the Sprint board of directors, but cannot be less than 10 or more than 20 members, unless increased to more than 20 to enable holders of Sprint FT/DT stock or Sprint preferred stock to elect additional directors, as described below. Currently, the Sprint board of directors has 12 members.

   The Sprint articles of incorporation and bylaws provide for a staggered board of directors, consisting of three classes of directors, with respect to the directors elected by holders of Sprint capital stock, but not with respect to directors elected by holders of either Sprint FT/DT stock or Sprint preferred stock voting separately by class or series. Under the Sprint articles of incorporation and bylaws, at each annual meeting of stockholders, the successors of the class of directors whose term expires at the meeting are elected to hold office for a three-year term, which expires at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors, other than directors elected by holders of either Sprint FT/DT stock, or Sprint preferred stock voting separately by class or series, changes, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

   Holders of Sprint FT/DT stock may elect a number of directors to the Sprint board of directors. See "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Rights of France Telecom and Deutsche Telekom Contained in Sprint's Articles of Incorporation--Board Representation". All other Sprint directors are elected by holders of Sprint series 1 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock, Sprint first series preferred stock, Sprint second series preferred stock, Sprint fifth series preferred stock and Sprint seventh series preferred stock, voting together as a single class.

   If a director elected by holders of any class or series of Sprint preferred stock having the right, voting separately by class or series, to elect directors, referred to as a Sprint preferred stock director, is an alien, or after election becomes an alien, the effect of which would be that the number of aliens then serving on the Sprint board of directors, including this Sprint preferred stock director, would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act, then the total number of directors will automatically increase by the smallest number necessary to enable holders of Sprint FT/DT stock, and the directors elected by holders of Sprint FT/DT stock in the case of vacancies, to elect aliens as directors to the fullest extent that these holders are entitled to elect directors without violating the requirements of section 310 of the Communications Act.

   If a Sprint preferred stock director is not an independent director, or after election ceases to be an independent director, the effect of which would be that the independent directors then serving on the Sprint board of directors would not constitute a majority of the Sprint board of directors, then the total number of directors will automatically increase by the smallest number necessary so that the number of directors then serving on the Sprint board of directors who are not independent directors, including this Sprint preferred stock director and any vacancies which holders of Sprint FT/DT stock have a right to fill, constitute less than a majority of the Sprint board of directors.

   If at any time six quarterly dividends payable on Sprint first series preferred stock and/or Sprint second series preferred stock are in arrears, the number of directors on the Sprint board of directors will be increased by two and holders of all of the Sprint preferred stock, voting together as a single class, may elect these additional directors to serve until all dividends in arrears have been paid.

   If no dividends or less than full cumulative dividends on the Sprint fifth series preferred stock are paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on this stock cumulate up to an amount equal to the full cumulative dividends on this stock for six quarterly dividend periods, then holders of Sprint fifth series preferred stock may, acting alone at all meetings held for the election of Sprint directors, elect the smallest number constituting a majority of the directors then to be elected. This ability terminates when full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period are paid or declared and set apart for payment.

   Under Kansas law, stockholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The Sprint articles of incorporation do not provide for cumulative voting rights for the election of directors.

 WorldCom

   The number and election of WorldCom directors will be governed by the provisions described above under "--Number and Election of Directors--MCI WorldCom", except for two differences. First, the WorldCom board of directors will initially consist of 10 directors designated by MCI WorldCom and 6 directors designated by Sprint. See "The Merger--Interests of Sprint Directors and Executive Officers in the Merger--Board of Directors". Second, in certain circumstances, holders of WorldCom series 5 preferred stock will have the right to elect a majority of the directors then to be elected. See "Description of MCI WorldCom Capital Stock--Preferred Stock--Amended WorldCom Articles of Incorporation--WorldCom Series 5 Preferred Stock".

Vacancies on the Board of Directors

 MCI WorldCom

   Under Georgia law, either shareholders or directors may fill any vacancies on the board of directors, unless the articles of incorporation or bylaws approved by the shareholders specifically regulate the filling of any such vacancies. However, if the vacant directorship was held by a director elected by a voting group, only holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill such vacancy. A director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office. However, the term of a director elected by the board to fill a vacancy created by an increase in the number of directors only continues until the next election of directors by shareholders and until his or her successor is elected and qualified.

   The existing MCI WorldCom bylaws provide that any vacancy on the MCI WorldCom board of directors caused by an increase in the number of directors by action of the shareholders will be filled by the shareholders in the same manner as at an annual meeting. Any vacancy created by an increase in the number of directors by action of the board of directors or by the removal or resignation of a director will be filled by the affirmative vote of a majority of the remaining directors, except that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. Currently, no directors are elected by a separate class or series of shares of MCI WorldCom capital stock.

 Sprint

   Under Kansas law, unless the articles of incorporation or bylaws provide otherwise, vacancies on the board of directors may be filled by a majority of the directors then in office. However, if the vacant directorship was held by a director elected by a voting group, then such vacancy may be filled by a majority of the remaining directors elected by that voting group. If at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board, as constituted immediately before the creation of the vacancies, the district court, upon application of any stockholder or stockholders holding at least 10% of the total number of shares outstanding entitled to vote for such directors, may order an election to be held to fill any such vacancies by the stockholders.

   The Sprint articles of incorporation provide that any vacancy on the Sprint board of directors may be filled by the affirmative vote of a majority of the directors elected by the same class or classes of stockholders that would be entitled to elect a director to fill such vacancy if the annual meeting of stockholders were held on the date on which the vacancy occurred. So long as any Sprint FT/DT stock is outstanding, a vacancy that would be filled by holders of Sprint capital stock, other than holders of Sprint FT/DT stock, may not be filled with a person who, upon his or her election, would not be an independent director or would be an alien, as the case may be, if the effect of such election would be that less than a majority of the Sprint board of directors following such election would be independent directors, or that the number of aliens who would then be serving on the Sprint board of directors would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act.

   Any additional director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of the directors of that class and until his or her successor has been elected and qualified. A decrease in the number of directors will not shorten the term of any incumbent director, except that if (1) terms of the directors elected by holders of Sprint FT/DT stock terminate because all outstanding shares of Sprint FT/DT stock convert into Sprint series 1 FON common stock and Sprint series 1 PCS common stock, as applicable, or (2) the number of directors that holders of Sprint FT/DT stock may elect decreases in accordance with the terms of the Sprint articles of incorporation, then in either case the terms of the incumbent directors elected by holders of FT/DT stock will cease immediately. A director elected to fill a vacancy not resulting from an increase in the number of directors will serve for the remainder of the full term of such director's predecessor and until his or her successor has been elected and qualified.

 WorldCom

   The provisions described above under "--Vacancies on the Board of Directors--MCI WorldCom" will apply to filling vacancies on the WorldCom board of directors.

Removal of Directors

 MCI WorldCom

   Georgia law provides that one or more directors may be removed with or without cause by a majority of the votes entitled to be cast, unless:

  . the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause

  . the directors have staggered terms, in which case directors may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise or

  . a director is elected by a particular voting group of shareholders, in which case that director may be removed only by the requisite vote of that voting group.

   In addition, if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. The existing MCI WorldCom articles of incorporation do not authorize cumulative voting.

   Georgia law also provides that a director may be removed by shareholders only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose of the meeting is the removal of the director.

   The existing MCI WorldCom bylaws provide that any or all directors may be removed with or without cause. Because directors' terms are not staggered and no particular voting group of shareholders has the authority to elect a director, any or all MCI WorldCom directors may be removed with or without cause by a majority vote of shares of MCI WorldCom capital stock.

 Sprint

   Kansas law provides that both the entire board of directors and an individual director may be removed with or without cause by holders of a majority of the shares then entitled to vote at an election, unless:

  . the board of directors is staggered, in which case the directors may only be removed for cause, unless otherwise provided in the articles of incorporation

  . the corporation has cumulative voting, in which case no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect the director if cumulatively voted at an election of the class of directors of which the director is a part, although the Sprint articles of incorporation do not authorize cumulative voting, or

  . if holders of any class or series are entitled to elect one or more directors, in which case only holders of the outstanding shares of that class or series may vote on the removal of those directors for cause.

   The Sprint articles of incorporation generally provide that a director, other than a director elected by holders of Sprint FT/DT stock or Sprint preferred stock having the right, voting separately by class or series, to elect directors, may be removed only for cause by a majority of the votes represented by shares of the class or classes of stockholders that were entitled to elect the director. A director elected by holders of Sprint FT/DT stock may be removed:

  . with or without cause by a majority of the votes represented by shares of Sprint FT/DT stock or

  . with cause by the affirmative vote of holders of two-thirds of the votes represented by shares of Sprint capital stock entitled to general voting power, voting together as a single class.

   If a director, other than a director elected by holders of Sprint FT/DT stock, who was not, at the time of his election to the Sprint board of directors, an alien and who subsequently becomes an alien, the effect of which would be that the number of aliens then serving on the Sprint board of directors, including this director, would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act, then this director must automatically be removed from the Sprint board of directors upon his or her change in status.

   So long as any Sprint FT/DT stock is outstanding, if an independent director elected by holders of Sprint capital stock, other than a director elected by holders of Sprint FT/DT stock or Sprint preferred stock having the right, voting separately by class or series, to elect directors, subsequently ceases to be an independent director, the effect of which would be that the independent directors then serving on the Sprint board of directors would not constitute a majority of the Sprint board of directors, then this director will automatically be removed from the Sprint board of directors upon his or her change in status.

 WorldCom

   The provisions described above under "--Removal of Directors--MCI WorldCom" will apply to the removal of directors from the WorldCom board of directors.

Amendments to Articles of Incorporation

 MCI WorldCom

   Under Georgia law, the MCI WorldCom board of directors may only make relatively technical amendments to the existing MCI WorldCom articles of incorporation without shareholder approval, except that the MCI WorldCom board of directors may amend the MCI WorldCom articles of incorporation to create and establish the rights and preferences of additional classes or series of stock because this is permitted by the MCI WorldCom articles of incorporation. Otherwise, the affirmative vote of a majority of the votes entitled to be cast on an amendment by each voting group entitled to vote on the amendment is required to amend the articles of incorporation, unless a higher vote is required by Georgia law, the articles of incorporation or the board of directors. Unless a shareholder vote on the amendment is not required under Georgia law, holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

  . increase or decrease the aggregate number of authorized shares of such class

  . effect an exchange or reclassification of all or part of the shares of the class into shares of another class, or an exchange or reclassification of all or part of the shares of another class into shares of the class

  . change the designation, rights, preferences or limitations of all or part of the shares of the class

  . alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely or

  .  cancel, redeem, or repurchase all or part of the shares of the class.

   If any proposed amendment requiring shareholder approval would affect any series of a class of shares in one or more of the ways set forth above, but would not effect the entire class, then only the shares of the series so affected by the amendment shall be entitled to vote as a separate voting group on the amendment.

   Neither the existing MCI WorldCom articles of incorporation provides for nor has the MCI WorldCom board of directors authorized a super-majority percentage of any voting group for the amendment of the existing MCI WorldCom articles of incorporation.

 Sprint

   Under Kansas law, an amendment to the articles of incorporation of a corporation requires the approval and recommendation of the board of directors, the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment and a majority of the outstanding stock of each class entitled to vote upon the proposed amendment as a class. Holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

  . increase or decrease the aggregate number of authorized shares of such class

  .  increase or decrease the par value of the shares of such class or

  . alter or change the powers, preferences or special rights of the shares of such class, so as to affect them adversely.

   If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment are considered a separate class.

   The Sprint articles of incorporation may be amended in accordance with Kansas law, except that provisions of the Sprint articles of incorporation regarding holders of Sprint FT/DT stock may be amended in any manner that would not adversely alter or change the powers, preferences or rights of holders of shares of Sprint capital stock (other than Sprint FT/DT stock) by the Sprint board of directors with the affirmative vote of holders of at least two-thirds of the votes represented by the outstanding shares of Sprint FT/DT stock, voting as a single class, and without the affirmative vote of holders of shares of the other classes and series of Sprint capital stock. In addition, provisions of the Sprint bylaws that affect holders of Sprint FT/DT stock may not be affected by the adoption of any provisions to the Sprint articles of incorporation without the affirmative vote of holders of record of a majority of the votes represented by the shares of Sprint FT/DT stock then outstanding.

 WorldCom

   The provisions described above under "--Amendments to Articles of Incorporation--MCI WorldCom" will apply to amendments to the WorldCom articles of incorporation.

Amendments to Bylaws

 MCI WorldCom

   Georgia law provides that, unless a corporation's articles of incorporation, applicable law or a particular bylaw approved by shareholders provides otherwise, either the directors or shareholders may amend the bylaws. The existing MCI WorldCom bylaws allow the directors or shareholders to amend or repeal the bylaws, and neither the articles of incorporation nor the bylaws restrict the authority of either the shareholders or the directors to amend or repeal the bylaws, except that shareholders may not adopt bylaw amendments that restrict the power of the board of directors to manage the corporation.

 Sprint

   Under Kansas law, unless otherwise provided in the articles of incorporation, the power to adopt, amend or repeal the bylaws is vested in the board of directors. However, this power is subject to the right of the stockholders to adopt, amend and repeal the bylaws.

   The Sprint articles of incorporation and bylaws permit the Sprint board of directors to adopt, amend or repeal the bylaws, except that:

  . provisions of the Sprint bylaws that affect holders of Sprint FT/DT class
    A stock may not be amended or otherwise affected, including by the adoption of any amendments to the Sprint articles of incorporation, without the affirmative vote of holders of record of a majority of the votes represented by the shares of Sprint FT/DT class A stock then outstanding and

  . before November 23, 2002, the section of the Sprint bylaws that addresses the capital stock committee of the Sprint board of directors may not be amended or otherwise affected, including by the adoption of any provisions to the Sprint articles of incorporation, without the affirmative vote of holders of record of (1) a majority of the votes represented by the shares of Sprint PCS common stock (and any shares of Sprint FT/DT class A stock to the extent they represent an equity interest in the Sprint PCS group) then outstanding, voting together as a single class, and (2) a majority of the votes represented by the shares of Sprint capital stock, voting together as a single class.

 WorldCom

   The provisions described above under "--Amendments to Bylaws--MCI WorldCom" will apply to amendments to the WorldCom bylaws, except that the WorldCom articles of incorporation and bylaws will include provisions regarding amending the WorldCom bylaws in a manner affecting the WorldCom capital stock committee that are virtually identical to those relating to the Sprint capital stock committee that are described above under "--Amendments to Bylaws--Sprint".

Action by Written Consent

 MCI WorldCom

   Georgia law provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having the voting power to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting.

   The existing MCI WorldCom articles of incorporation do not provide for the consent of a lesser number of shares with respect to an action by written consent. Therefore, action without a shareholders' meeting requires the written consent of all of MCI WorldCom shareholders entitled to vote on the action.

 Sprint

   Kansas law provides that, unless otherwise provided in the articles of incorporation, any action that could be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by all holders of outstanding stock entitled to vote on the action. The Sprint articles of incorporation do not provide otherwise.

 WorldCom

   The provisions regarding the rights of holders of WorldCom capital stock to act by written consent will be identical to those rights of holders of MCI WorldCom capital stock that are described above under "--Action by Written Consent--MCI WorldCom".

Notice of Shareholder Action

 MCI WorldCom

   Under MCI WorldCom's bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by MCI WorldCom in advance of the meeting. Ordinarily, such notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then such notice must be given by the shareholder and received by MCI WorldCom not earlier than 150 days before the annual meeting and not later than the close of business on the later of the 120th day before the annual meeting or the 10th day following the day on which public announcement of the meeting is first made. In some cases, notice may be delivered and received later if the number of directors to be elected to the MCI WorldCom board of directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the bylaws, including the name, age and address of each proposed nominee, his or her occupation, and the class and number of shares held by the nominee.

   In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to MCI WorldCom's notice of meeting. Nominations for persons for election to the board of directors at a special meeting for which the election of directors is a stated purpose in the notice of meeting may be made by any shareholder who complies with the notice and other requirements of the bylaws. If MCI WorldCom calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if notice from the shareholder is given and received not earlier than 150 days before the special meeting and not later than the close of business on the later of the 120th day before the special meeting or the 10th day following the day on which public announcement of the meeting and/or of the nominees proposed by MCI WorldCom is first made. The notice from the shareholder must also include the same information described above.

   In order for a shareholder to bring other business before an annual meeting, timely notice must be given to and received by MCI WorldCom within the time limits described above. The shareholder's notice must include a description of the proposed business, which must be a proper subject for action by the shareholders, the reasons for conducting such business and other matters specified in the bylaws.

   Proposals of other business may be considered at a special meeting requested in accordance with the bylaws only if the requesting shareholder gives and MCI WorldCom receives a notice containing the same information as required for an annual meeting at the time the meeting is requested.

 Sprint

   The Sprint bylaws require that for nominations for the election of directors, a stockholder must give advance written notice of his or her nominee to Sprint's secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. If less than 65 days' notice of the stockholders' meeting is given, the stockholder's notice must be received no later than the close of business on the 15th day following the day on which notice of the stockholders' meeting was mailed or made public.

   In addition, for business to be properly brought before a stockholders' meeting, other than a separate meeting of holders of Sprint FT/DT stock, a stockholder must give advance written notice of his or her proposed business to Sprint's secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. If less than 65 days' notice of the stockholders' meeting is given, the stockholder's notice must be received no later than the close of business on the 15th day following the day on which notice of the stockholders' meeting was mailed or made public.

 WorldCom

   The provisions described above under "--Notice of Shareholder Action--MCI WorldCom" will govern the rights of holders of WorldCom capital stock regarding notice of shareholder action.

Special Meetings of Shareholders

 MCI WorldCom

   Georgia law allows the board of directors or any person authorized in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. Generally, a special meeting may also be called by holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, or any other percentage as may be provided in the corporation's articles of incorporation or bylaws.

   The MCI WorldCom bylaws provide that a special meeting may be called by the MCI WorldCom board of directors or the President of MCI WorldCom, and shall be called by the President of MCI WorldCom at the request of holders of not less than 40% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders requesting a special meeting must describe the purpose or purposes for which the meeting is to be held, which must be a proper subject for action by the shareholders, and provide the same information as would be required for such a proposal at an annual meeting.

 Sprint

   Under Kansas law, a special meeting of stockholders may be called by the board of directors or by other persons authorized to do so by the articles of incorporation or the bylaws. The Sprint bylaws provide that a special meeting of holders of any one or more classes of Sprint capital stock may be called at any time by the chairman, the president or the board of directors, and will be called by the chairman, the president or the secretary upon the written request of holders of a majority of the outstanding shares of stock of such class or classes entitled to vote. Pursuant to Sprint's bylaws, notice of the time, place and purpose of special meetings must be mailed to each stockholder at least 20 days before the date of the special meeting.

 WorldCom

   The provisions described above under "--Special Meetings of Shareholders-- MCI WorldCom" will govern the rights of holders of WorldCom capital stock regarding special meetings.

Limitation of Personal Liability of Directors

 MCI WorldCom

   Georgia law provides that a corporation's articles of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director. But no provision in the articles of incorporation can eliminate or limit the monetary liability of a director for:

  .  misappropriation of corporate business opportunities

  . acts or omissions which involve intentional misconduct or a knowing violation of law

  .  unlawful distributions or

  . any transaction in which the director receives an improper personal benefit.

   The existing MCI WorldCom articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Georgia law.

 Sprint

   Kansas law provides that the articles of incorporation may limit or eliminate the personal liability of directors for monetary damages for breach of a fiduciary duty as a director, except for:

  . breaches of the director's duty of loyalty to the corporation or its stockholders

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

  .  unlawful dividends, stock purchases or redemptions or

  . any transaction from which the director derived an improper personal benefit.

   The Sprint articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Kansas law.

 WorldCom

   The provisions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom" will apply to the provisions in the amended WorldCom articles of incorporation regarding limitation of the personal liability of WorldCom's directors.

Indemnification of Directors and Officers

 MCI WorldCom

   Georgia law provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if that individual acted in good faith and the individual reasonably believed:

  . in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation

  . in all other cases, that such conduct was at least not opposed to the best interests of the corporation and

  . in the case of any criminal proceeding, that there was no reasonable cause to believe his or her conduct was unlawful.

   A corporation may not indemnify a director under Georgia law:

  . in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct above or

  . in connection with any other proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received an improper personal benefit.

   Before a corporation may indemnify a director under Georgia law, a determination must be made that the director has met the relevant standard of conduct described above. This determination must be made:

  . by the board of directors by the majority vote of a quorum of disinterested directors

  . by the majority vote of a committee consisting of two or more disinterested directors appointed by such a vote

  . by special legal counsel that is selected by a vote of the disinterested directors or a committee thereof in the manner set forth above, or if there are fewer than two disinterested directors, by special legal counsel that is selected by the entire board of directors or

  . by the shareholders, but shares owned by or voted under the control of a director who is not a disinterested director may not vote on the determination.

   Under Georgia law, a disinterested director is a director who is not a party to the proceeding with respect to which indemnification is sought and does not have a relationship with the director seeking indemnification which relationship would reasonably be expected to exert influence on the director's judgment with respect to the determination being made.

   In addition, a corporation is authorized under Georgia law to indemnify a director made a party to a proceeding without regard to the limitations above if such indemnification has been authorized by the articles of incorporation or a bylaw, contract or resolution approved by a majority of the shareholders entitled to vote. Shares owned or voted under the control of a director who at the time does not qualify as a disinterested director that would be covered by the authorization may not be voted on the authorization. But the corporation may not authorize indemnification for a director adjudged liable of any of the acts or omissions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom".

   Georgia law also provides that, to the extent that a director has been wholly successful on the merits or otherwise in defense of any proceeding, the corporation shall indemnify the director against reasonable expenses incurred in connection with any such proceeding. A corporation may also advance funds to pay for reasonable expenses incurred by a director in defending a proceeding before the final disposition of the proceeding if the director affirms in writing his or her good faith belief that he or she has met the standard of conduct for indemnification and the director undertakes in writing to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification.

   Georgia law also provides that a corporation has authority to indemnify officers to the same extent as directors. One distinction for officer indemnification, however, is that Georgia law does not require shareholder approval for indemnification of officers without regard to the limitations specified previously for directors, subject in all cases to public policy exceptions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom". A person who is both an officer and a director is treated, for indemnification purposes, as a director.

   The existing MCI WorldCom articles of incorporation and bylaws authorize indemnification to the fullest extent permitted by Georgia law, including the additional shareholder approved indemnification provisions described above.

 Sprint

   Under Kansas law, a corporation may indemnify a director or officer who is or was a party, or is threatened to be made a party, to any suit or proceeding because the person is or was a director or officer of the corporation against liability incurred in connection with the proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

   A corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

   Kansas law provides that any indemnification of a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made:

  . by the majority vote of the directors who are not parties to such proceeding, even though less than a quorum

  . if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or

  .  by the stockholders.

   Kansas law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against expenses actually and reasonably incurred in connection with any claim. A corporation may also advance payment for expenses incurred by a director or officer defending a proceeding before the final disposition of the proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification.

   The Sprint bylaws provide that (1) Sprint will indemnify its directors and officers to the fullest extent allowed by law and (2) the indemnification and rights granted under the bylaws shall not be deemed exclusive of any other indemnification, rights or limitations of liability under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and that they shall continue although such person has ceased to be a director or officer of Sprint.

 WorldCom

   The provisions described above under "--Indemnification of Directors and Officers--MCI WorldCom" will govern the indemnification of WorldCom's directors and officers.

Dividends

 MCI WorldCom

   Georgia law provides that the board of directors may authorize and the corporation may make any distributions to its shareholders subject to restrictions in the articles of incorporation; provided that no distribution may be made if, after giving it effect:

  . the corporation would not be able to pay its debts as they become due or

  . the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

   The right of the MCI WorldCom board of directors to declare dividends on its common stock is subject to the rights of holders of MCI WorldCom preferred stock and the availability of sufficient funds under Georgia law to make distributions to its shareholders.

 Sprint

   Kansas law provides that the board of directors may authorize and pay dividends so long as such dividends come out of the corporation's surplus or, in the case where there is no surplus, from the corporation's net profits from the current or preceding fiscal year. Dividends may not be paid out of net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

   The Sprint articles of incorporation provide that dividends may be declared and paid on Sprint FON common stock, Sprint PCS common stock and Sprint FT/DT class A stock out of the funds of Sprint legally available for this purpose. However, the Sprint tracking stock policies affect Sprint's ability to declare dividends, and the Sprint articles of incorporation also limit Sprint's ability to make share distributions.

 WorldCom

   The rights of holders of WorldCom capital stock regarding dividends will be governed by Georgia law, as described above under "--Dividends--MCI WorldCom", and as described in detail above under "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation--Dividend Rights and Restrictions" and "--Preferred Stock".

Appraisal Rights

 MCI WorldCom

   Georgia law provides that a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

  . a plan of merger, if (1) approval of the merger by shareholders is required and the shareholder is entitled to vote on the merger or (2) the corporation is a subsidiary that is merged with its parent that owns at least 90% of the outstanding shares of the subsidiary

  . a share exchange, if the shareholder is entitled to vote on the exchange

  . a sale or exchange of all or substantially all of the assets of a corporation if a shareholder vote is required, except for a sale pursuant to a court order or a sale for cash in which all the proceeds will be distributed to the shareholders within one year after the sale

  . an amendment of the articles of incorporation that materially and adversely affects the rights of a dissenter's shares or

  . any other action taken pursuant to a shareholder vote to the extent that Georgia law, the articles of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

   In no event, however, will a shareholder be entitled to dissenters' rights under Georgia law for shares of any class or series which are listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

  . in the case of a merger or share exchange, shareholders are required to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash payments in lieu of fractional shares or

  . the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

 Sprint

   Kansas law provides that a stockholder of a Kansas corporation is generally entitled to demand an appraisal and to obtain payment of the fair value of his or her shares in the event of certain mergers, except that, unless the articles of incorporation otherwise provide, this right to demand an appraisal does not apply to holders of shares of any class or series of stock which are either:

  . listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or

  . held of record by not less than 2,000 holders.

In addition, appraisal rights shall not apply to any of the shares of stock of the corporation surviving a merger if the merger did not require approval of the stockholders of that corporation.

   Appraisal rights are available for holders of shares of any class or series of stock of a Kansas corporation if holders are required by the terms of the merger or consolidation agreement to accept in exchange for their stock anything except:

  . stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from the merger or consolidation

  . stock or stock and cash in lieu of fractional shares of any other corporation which, at the effective time of the merger or consolidation, will be listed on a national securities exchange or held of record by at least 2,000 holders or

  . a combination of the above.

 WorldCom

   The dissenters' rights of WorldCom shareholders will be governed by Georgia law, as described above under "--Appraisal Rights--MCI WorldCom".

Preemptive Rights

 MCI WorldCom

   Georgia law does not provide for preemptive rights to shareholders to acquire a corporation's unissued stock except with respect to corporations meeting extremely narrow criteria. However, preemptive rights may be expressly granted to the shareholders in a corporation's articles of incorporation. MCI WorldCom does not meet the narrow criteria for which its shareholders are statutorily provided preemptive rights. The existing MCI WorldCom articles of incorporation do not provide for preemptive rights, although they do not prohibit MCI WorldCom from granting, contractually or otherwise, the right to purchase additional securities of MCI WorldCom.

 Sprint

   Kansas law does not provide for preemptive rights to acquire a corporation's unissued stock, but preemptive rights may be provided to stockholders in a corporation's articles of incorporation. While the Sprint articles of incorporation do not provide for preemptive rights, they also do not prohibit Sprint from granting, contractually or otherwise, the right to purchase additional securities of Sprint. As previously discussed, Sprint has granted contractual equity purchase rights to France Telecom, Deutsche Telekom and the cable holders. See "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Equity Purchase Rights" and "--The Cable Holders--Equity Purchase Rights".

 WorldCom

   The provisions described above under "--Preemptive Rights--MCI WorldCom" will apply to WorldCom and the amended WorldCom articles of incorporation, and the equity purchase rights granted to the cable holders described above under "--Preemptive Rights--Sprint" will be assumed by WorldCom upon completion of the merger.

Special Redemption Provisions

 MCI WorldCom

   The existing MCI WorldCom articles of incorporation contain provisions allowing MCI WorldCom to redeem shares of its capital stock from some foreign shareholders in order to enable it to continue to hold common carrier radio licenses. These provisions are intended to cause MCI WorldCom to remain in compliance with the Communications Act, and related regulations.

   Under these provisions, if the percentage of capital stock owned by foreign shareholders exceeds 20%, or such other percentage as may be specified by the Communications Act and related regulations, MCI WorldCom has the right to redeem the excess shares held by them at a specified amount based on then recent trading prices. After MCI WorldCom determines that any excess shares exist, those excess shares will not be considered outstanding for purposes of determining the vote required on any matter submitted to shareholders of MCI WorldCom. Similarly, those excess shares will not have the right to receive any dividends or other distributions, including distributions in liquidation. The redemption price may be paid in cash, securities or a combination of both. MCI WorldCom may require confirmation of citizenship from any record or beneficial holders of shares, or any transferee, as a condition to registration or transfer of those shares.

 Sprint

   The Sprint articles of incorporation permit the redemption of shares of Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock and, in some cases, Sprint FT/DT stock, held by aliens, as such term is defined in the Communications Act, if necessary to comply with the foreign ownership limitations set forth in section 310 of the Communications Act. The provisions permit Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock and, in some cases, Sprint FT/DT stock to be redeemed at a price equal to the fair market value of the shares, except that the redemption price in respect of shares purchased by any alien within one year of the redemption date would not, unless otherwise determined by the Sprint board of directors, exceed the purchase price paid for those shares by the alien.

 WorldCom

   For a description of the special redemption provisions relating to WorldCom capital stock after the merger, see "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation--Redemption of Common Stock".

Rights Plans

 MCI WorldCom

   MCI WorldCom has adopted a shareholder rights plan pursuant to a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is subject in its entirety to the terms and conditions of the existing MCI WorldCom rights agreement. You should read the existing MCI WorldCom rights agreement carefully. See "Where You Can Find More Information" beginning on page . .

   Exercisability of Rights. Under the rights agreement, one right, which we refer to as an MCI WorldCom right, attaches to each share of MCI WorldCom common stock outstanding and, when exercisable, entitles the registered holder to purchase from MCI WorldCom two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock at an initial purchase price of $160, subject to the customary antidilution adjustments. For a description of the terms of the MCI WorldCom series 3 preferred stock, see "--Series 3 Preferred Stock".

   The MCI WorldCom rights will not become exercisable until the earlier of:

  . 10 business days following a public announcement that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock

  . 10 business days after MCI WorldCom first determines that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock or

  . 10 business days following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock (or such later date as the MCI WorldCom board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

   Additionally, at any time a person or a group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock and MCI WorldCom has registered the securities subject to the MCI WorldCom rights under the Securities Act, the flip-in or flip-over features of the MCI WorldCom rights or, at the discretion of the MCI WorldCom board of directors, the exchange features of the MCI WorldCom rights, may be exercised by any holder, except for such person or group. A summary description of each of these features follows:

   "Flip In" Feature. In the event a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, each holder of an MCI WorldCom right, except for such person or group, will have the right to acquire, upon exercise of the MCI WorldCom right, instead of two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock, shares of MCI WorldCom common stock having a value equal to twice the exercise price of the MCI WorldCom right. For example, if we assume that the initial purchase price of $160 is in effect on the date that the flip-in feature of the MCI WorldCom right is exercised, any holder of an MCI WorldCom right, except for the person or group that has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, can exercise his or her MCI WorldCom right by paying MCI WorldCom $160 in order to receive from MCI WorldCom shares of common stock having a value equal to $320.

   "Exchange" Feature. At any time after a person or group becomes the beneficial owner of securities representing 15% or more, but less than 50%, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may, at its option, exchange all or some of the MCI WorldCom rights, except for those held by such person or group, for MCI WorldCom common stock at an exchange ratio of one share of common stock per MCI WorldCom right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible MCI WorldCom rights holders would not have to pay a purchase price before receiving shares of MCI WorldCom common stock.

   "Flip Over" Feature. In the event MCI WorldCom is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of MCI WorldCom and its subsidiaries, taken as a whole, are sold, each holder of an MCI WorldCom right, except for a person or group that is the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock, will have the right to receive, upon exercise of the MCI WorldCom right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the MCI WorldCom right.

   Redemption of Rights. At any time before the earlier to occur of:

  . public disclosure that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock or

  . MCI WorldCom's determination that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock,

MCI WorldCom's board of directors may redeem all of the MCI WorldCom rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the MCI WorldCom rights, as described under "--Rights Plan-- Exercisability of Rights", will terminate upon redemption, and at such time, the holders of the MCI WorldCom rights will have the right to receive only the redemption price for each MCI WorldCom right held.

   Amendment of Rights. At any time before a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, the terms of the existing MCI WorldCom rights agreement may be amended by the MCI WorldCom board of directors without the consent of the holders of the MCI WorldCom rights, including an amendment to lower the 15% threshold to not less than the greater of:

  . any percentage greater than the largest percentage of the voting power of all MCI WorldCom voting stock then known to MCI WorldCom to be beneficially owned by any person or group and

  . 10%.

   However, if at any time after a person or group beneficially owns securities representing 15% or more, or such lower percentage as may be amended in the existing MCI WorldCom rights agreement, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may not adopt amendments to the existing MCI WorldCom rights agreement that adversely affect the interests of holders of the MCI WorldCom rights. Furthermore, once the MCI WorldCom rights are no longer redeemable, the MCI WorldCom board of directors may not adopt any amendment that would lengthen the time period during which the MCI WorldCom rights are redeemable.

   Termination of Rights. If not previously exercised, the MCI WorldCom rights will expire on September 6, 2001, unless MCI WorldCom earlier redeems or exchanges the MCI WorldCom rights or extends the final expiration date.

   Anti-takeover Effects. The MCI WorldCom rights have anti-takeover effects. Once the MCI WorldCom rights have become exercisable, the MCI WorldCom rights will cause substantial dilution to a person or group that attempts to acquire or merge with MCI WorldCom in most cases. Accordingly, the existence of the MCI WorldCom rights may deter potential acquirors from making a takeover proposal or tender offer. The MCI WorldCom rights should not interfere with any merger or other business combination approved by the MCI WorldCom board of directors since MCI WorldCom may redeem the MCI WorldCom rights as described above and since a transaction approved by the MCI WorldCom board of directors would not cause the MCI WorldCom rights to become exercisable.

   Series 3 Preferred Stock. In connection with the creation of the MCI WorldCom rights, as described above, the MCI WorldCom board of directors has authorized the issuance of 5,000,000 shares of preferred stock as series 3 junior participating preferred stock.

   MCI WorldCom has designed the dividend, liquidation, voting and redemption features of the MCI WorldCom series 3 preferred stock so that the value of two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock approximates the value of one share of MCI WorldCom common stock. Shares of MCI WorldCom series 3 preferred stock may only be purchased after the MCI WorldCom rights have become exercisable, and each share of the MCI WorldCom series 3 preferred stock:

  . is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock

  . will have a preferential dividend in an amount equal to the greater of $10.00 or 1,500 times any dividend declared on each share of common stock

  . in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,500 times the payment made per share of common stock

  . will have 1,500 votes, voting together with the common stock and any other capital stock with general voting rights and

  . in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,500 times the amount and type of consideration received per share of common stock.

   The rights of the MCI WorldCom series 3 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

 Sprint

   Sprint has adopted a rights plan pursuant to a rights agreement with UMB Bank as rights agent. The following description of the Sprint rights plan is subject in its entirety to the terms and conditions of the actual Sprint rights plan. See "Where You Can Find More Information" beginning on page . .

   Exercisability of Rights. The Sprint rights plan provides for the issuance of one-half of a FON right in connection with each share of any series of Sprint FON common stock and one-half of a PCS right, as adjusted for the two-for-one stock split of Sprint PCS common stock which was effected on February 4, 2000, in connection with each share of any series of Sprint PCS common stock. It also designates rights that are attached to each share of the Sprint FT/DT class A stock.

   The FON and PCS rights detach from the Sprint FON common stock and the Sprint PCS common stock and become exercisable only if, in a transaction not approved by the Sprint board of directors, a person or entity acquires voting securities representing 15% or more of Sprint's voting power or announces a tender offer for 15% or more of Sprint's voting power. Once the rights detach and become exercisable, unless subsequently redeemed:

 . each FON right entitles its holder to purchase one one-thousandth of a share of Sprint sixth series junior participating preferred stock for an exercise price of $275, subject to adjustment

 . each PCS right entitles its holder to purchase one one-thousandth of a share of Sprint eighth series junior participating preferred stock for an exercise price of $150, subject to adjustment and

 . each right attached to a share of Sprint FT/DT class A stock entitles its holder to purchase, (1) for an exercise price of $137.50, one-half of one one-thousandth of a share of Sprint sixth series junior participating preferred stock for each share of Sprint FON common stock underlying each share of Sprint FT/DT class A stock, and (2) for an exercise price of $37.50, one-quarter of one one-thousandth of a share of Sprint eighth series junior participating preferred stock for each one-half of a share of Sprint PCS common stock underlying each share of Sprint FT/DT class A stock, subject to adjustment.

   "Flip In" Feature. If a person or group acquires shares representing 15% or more of Sprint's voting power, except in a "qualifying offer", each holder of a FON right and each holder of a PCS right will receive, upon exercise, Sprint FON common stock and Sprint PCS common stock, respectively, having a value equal to two times the then-current exercise price of the FON right or PCS right. In addition, each holder of rights attached to Sprint FT/DT class A stock will receive, upon exercise, both Sprint FON common stock and Sprint PCS common stock each having a value equal to two times the then-current exercise prices of the right for Sprint sixth series junior participating preferred stock and Sprint eighth series junior participating preferred stock, respectively. Once the rights become exercisable, all rights owned by the acquiring person will be null and void. A "qualifying offer" is an offer for outstanding shares of common stock which a majority of the independent directors of Sprint determines to be fair to the stockholders and otherwise in the best interests of Sprint and its stockholders.

   "Exchange" Feature. At any time after any person or group acquires shares representing 15% or more of Sprint's voting power, except in a qualifying offer, and before that person or group acquires 50% of Sprint's voting power, the Sprint board of directors may exchange one-half of a FON right for one share of Sprint FON common stock, one-half of a PCS right for one share of Sprint PCS common stock, and one right that is attached to the Sprint FT/DT class A stock for one share each of Sprint FON common stock and one-half of a share of Sprint PCS common stock.

   "Flip Over" Feature. If Sprint is involved in a merger or other business combination transaction after the rights become exercisable, then each right will entitle its holder to purchase, for the exercise price of the right, a number of the acquiring or surviving corporation's shares of common stock having a market value equal to twice the exercise price of the right. Similarly, if Sprint sells or transfers 50% or more of its assets or earning power after the rights become exercisable, then the exercise price of each right will entitle its holder to purchase, for the right's exercise price, a number of the acquiring company's shares of common stock having a market value equal to two times the exercise price of the right.

   Redemption of Rights. Sprint may redeem the rights for $.01 per right at any time until ten business days following a public announcement that a person or group has acquired shares representing 15% or more of Sprint's voting power or, in the case of France Telecom or Deutsche Telekom, that they have acquired an amount in excess of the shares permitted to be acquired by them under their standstill agreement with Sprint.

   Termination of Rights. If not previously exercised, the terms of the rights will expire on June 25, 2007, unless earlier redeemed by Sprint or unless extended by amending the Sprint rights plan.

 WorldCom

   Amendment of MCI WorldCom Rights Plan. In the merger agreement, MCI WorldCom has agreed to modify the terms of its rights agreement at the completion of the merger in a manner to take into account the creation of WorldCom PCS group common stock.

   Series 8 Preferred Stock. In connection with the amendment of the MCI WorldCom rights agreement, as described above, the WorldCom board of directors will authorize 1,250,000 shares of preferred stock designated as WorldCom series 8 junior participating preferred stock, which will relate to WorldCom rights issued in respect of WorldCom PCS group common stock.

   Shares of WorldCom series 8 preferred stock may only be purchased after the WorldCom rights issued under the WorldCom rights agreement have become exercisable, and each share of WorldCom series 8 preferred stock:

 . will be nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock

 . will be entitled to a minimum preferential quarterly dividend in an amount equal to the greater of $100 per share and 1,000 times the per share amount of all dividends declared on WorldCom PCS group common stock

 . in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 and 1,000 times the payment made to each share of WorldCom PCS group common stock

 . will have 1,000 times the highest number of votes per share of the WorldCom
   PCS group common stock, voting together with the WorldCom series 1 PCS common stock and

 . in the event of any merger, consolidation or other transaction in which shares of WorldCom PCS group common stock are converted or exchanged, will be entitled to receive 1,000 times the amount received per share of WorldCom PCS group common stock.

   The rights of the holders of WorldCom series 8 preferred stock as to dividends, liquidation and voting will be protected by customary antidilution provisions.

Extraordinary Corporate Transactions

 MCI WorldCom

   Under Georgia law, a sale or other disposition of all or substantially all of the corporation's assets, a merger, a share exchange or a dissolution of the corporation must be adopted by the MCI WorldCom board of directors. In addition, shareholders must approve such transactions by a majority of all votes entitled to be cast thereon, except in limited circumstances. Approval of the shareholders of the surviving corporation in a merger or the acquiring corporation in a share exchange is not required if:

  . the plan of merger or share exchange does not amend in any respect the articles of incorporation

  . each shareholder of the surviving corporation whose shares were outstanding before the merger or share exchange will hold identical shares after the merger or share exchange

  . the number and types of shares outstanding after the merger or share exchange, plus the amount of shares issuable as a result of the merger or share exchange, will not exceed the total number and types of shares of the surviving corporation authorized by its articles of incorporation immediately prior to the merger or share exchange or

  . the corporation owns 90% of each class of outstanding stock of the other corporation, in which case approval of shareholders of either corporation is not required for a merger.

 Sprint

   Under Kansas law, mergers or consolidations and sales or exchanges of all or substantially all of a corporation's assets require approval of the board of directors. In addition, approval by a majority of the outstanding stock of the corporation entitled to vote on the matter is required, except in limited circumstances. Unless required by the articles of incorporation, a vote of the stockholders of a surviving corporation is not required to approve a merger if:

  . the merger agreement does not amend in any respect the articles of incorporation

  . each share of the corporation outstanding immediately prior to the merger remains an identical outstanding share of the surviving corporation after the merger

  . the corporation does not issue shares of common stock in the merger that exceed 20% of its outstanding shares of common stock immediately prior to the merger or

  . the corporation owns 90% of each class of outstanding stock of the other corporation, in which case approval of stockholders of either corporation is not required.

 WorldCom

   The provisions described above under "--Extraordinary Corporate Transactions--MCI WorldCom" will apply with respect to the rights of the holders of WorldCom capital stock to approve the sale or other disposition of all or substantially all of the assets of WorldCom, a merger, a share exchange or a dissolution of WorldCom.

State Anti-Takeover Statutes

 MCI WorldCom

   Business Combination Statute. Georgia law contains a "business combination statute", which allows a domestic corporation to adopt a bylaw that prohibits "business combinations" with "interested shareholders" occurring within five years of the date a person first becomes an interested shareholder, unless special approval of the transaction is obtained. For purposes of this statute, "business combination" includes mergers, sales of 10% or more of the corporation's net assets and qualified issuances of securities, all involving the corporation and any interested shareholder. An "interested shareholder" means a person or entity that is the beneficial owner of 10% or more of the voting power of the corporation's voting stock, or a person or entity that is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation's voting stock.

   Any business combination with an interested shareholder within five years of the date this shareholder first became an interested shareholder is prohibited, unless the interested shareholder obtains approval in one of three ways:

  . prior to the person becoming an interested shareholder, the corporation's board of directors must have approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder

  . the interested shareholder must acquire at least 90% of the corporation's outstanding voting stock, other than shares owned by officers, directors and their affiliates and associates, in the same transaction which resulted in the person becoming an interested shareholder or

  . subsequent to becoming an interested shareholder, the person acquires additional shares resulting in ownership of at least 90% of the outstanding shares, other than shares owned by officers, directors and their affiliates and associates, and obtains the approval of the business combination by the holders of a majority of the shares entitled to vote thereon, excluding the shares beneficially owed by (1) the interested shareholder, (2) officers, directors and their affiliates and associates,
    (3) the corporation's subsidiaries and (4) qualified employee stock plans.

   The business combination restrictions of this statute do not apply if a shareholder:

  . becomes an interested shareholder inadvertently

  . as soon as practicable divests shares so that the shareholder ceases to be an interested shareholder or

  . would not, at any time within the five-year period immediately prior to a business combination between the corporation and this shareholder, have been an interested shareholder but for the inadvertent acquisition.

   Because MCI WorldCom has not adopted any bylaws to opt in to Georgia's business combination statute, this statute does not apply to MCI WorldCom. Instead, the MCI WorldCom articles contain provisions governing some types of business combinations as described below in "--Business Combination Restrictions--MCI WorldCom".

   Fair Price Statute. Georgia law also contains a "fair price statute", which permits a corporation to adopt a bylaw requiring special approval by its board of directors and/or shareholders for "business combinations" unless fair price criteria are met. Generally, for purposes of this statute, "business combinations" include mergers, sales of 10% or more of the corporation's assets out of the ordinary course of business, liquidations, and qualified issuances of securities involving the corporation and any "interested shareholder". An "interested shareholder" has the same meaning as under Georgia's business combination statute.

   To satisfy Georgia's fair price statute, a business combination with an interested shareholder must meet one of three criteria:

  . the transaction must be approved unanimously by the "continuing directors" (which includes directors who served as directors immediately prior to the date the interested shareholder first became an interested shareholder and who are not affiliates or associates of the interested shareholder), provided, that these continuing directors constitute at least three members of the board of directors at the time of this approval

  . the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, excluding shares beneficially owned by the interested shareholder who is or whose affiliate is a party to the business combination or

  . the terms of the transaction must meet statutory fair pricing criteria and certain other tests intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless of when they sell to the interested shareholder.

   Because MCI WorldCom has not adopted any bylaw to opt into Georgia's fair price statute, this statute does not apply to MCI WorldCom.

 Sprint

   Business Combination Statute. Kansas law also contains a business combination statute, which restricts "business combinations" between a domestic corporation and an "interested stockholder". A "business combination" means one of various types of transactions, including mergers, that increases the proportionate voting power of the interested stockholder. An "interested stockholder" means any person, or its affiliate or associate, that owns or controls 15% or more of the outstanding shares of the corporation's voting stock.

   Under this statute, a domestic corporation may not engage in a business combination with an interested stockholder for a period of three years following the time the interested stockholder became an interested stockholder, unless:

    . prior to that time the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder

    . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares held by specified employee stock ownership plans or

    . at or after that time the business combination is approved by the board of directors and authorized at a stockholders' meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

   The business combination restrictions of this statute do not apply if, among other things:

    . the corporation's original articles of incorporation contain a provision expressly electing not to be governed by the business combination statute

    . the holders of a majority of the corporation's voting stock approve an amendment to its articles of incorporation or bylaws expressly electing not to be governed by the antitakeover provisions, which election will be effective 12 months after the amendment's adoption and would not apply to any business combination with a person who was an interested stockholder at or prior to the time the amendment was approved

    . the corporation does not have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on an interdealer quotation system of a registered national securities association or (3) held of record by more than 2,000 stockholders or

    . a stockholder becomes an interested stockholder "inadvertently" and as soon as possible thereafter divests itself of a sufficient number of shares so that such stockholder ceases to be an interested stockholder and would not, at any time within the three-year period immediately prior to a business combination between the corporation and such interested stockholder, have been an interested stockholder, but for the inadvertent acquisition.

   Sprint has not opted out of the Kansas business combination statute.

   Control Share Acquisition Statute. Kansas law contains a "control share acquisition statute", which provides that any person or group must obtain stockholder approval before acquiring any shares of stock of a publicly traded Kansas corporation if, after the acquisition, that person would have a triggering level of voting power, beginning at 20%, as set forth in the statute. If the acquiring person fails to obtain such stockholder approval, the acquired shares lose their voting rights. These voting rights may be retained or restored only if the statutory disclosure requirements are met and upon the approval by both a majority of the outstanding voting stock and a majority of the outstanding voting stock excluding "interested shares". "Interested shares" means all shares owned by the acquiring person or group, by the corporation's directors who are also its employees, and by the corporation's officers.

   Although a Kansas corporation may opt out of the control share acquisition statute by including a provision to that effect in its governing corporate documents, Sprint has not opted out of this statute.

 WorldCom

   Georgia law contains a business combination statute and a fair price statute. For a discussion of these statutes, see "--State Anti-Takeover Statutes--MCI WorldCom". Because WorldCom will not adopt any bylaws to opt in to either Georgia's business combination statute or fair price statute, these statutes will not apply to WorldCom.

Business Combination Restrictions

 MCI WorldCom

   The existing MCI WorldCom articles of incorporation contain a provision that requires the approval by the holders of at least 70% of the voting power of the outstanding shares of any class of MCI WorldCom capital stock entitled to vote generally in the election of directors, voting as a single voting group, as a condition to consummate a "business transaction", as described below, involving MCI WorldCom and a "related person", as described below, or in which a related person has an interest, unless:

  . the business transaction is approved by at least a majority of MCI
    WorldCom's "continuing directors", as described below, then serving on the board of directors or, if the votes of those continuing directors would have been insufficient to constitute an act of the board of directors, then the unanimous vote of the continuing directors is sufficient to approve the transaction so long as at least three continuing directors serve on the board of directors at the time of the unanimous vote and

  . the minimum price and other requirements are met.

   A "business transaction" means:

  . any merger, share exchange or consolidation involving MCI WorldCom or any of its subsidiaries

  . any sale, lease, exchange, transfer or other disposition by MCI WorldCom or any of its subsidiaries of more than 20% of its assets

  . any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of an entity to MCI WorldCom or a subsidiary of MCI WorldCom

  . the issuance, sale, exchange, transfer or other disposition by MCI
    WorldCom or a subsidiary of MCI WorldCom of any securities of MCI WorldCom or any subsidiary of MCI WorldCom in exchange for cash, securities or other property having an aggregate fair market value of $15 million or more

  . any merger, share exchange or consolidation of MCI WorldCom with any subsidiary of MCI WorldCom in which MCI WorldCom is not the surviving corporation and the charter of the surviving corporation does not contain provisions similar to the business combination restrictions in the existing MCI WorldCom articles of incorporation

  . any recapitalization or reorganization of MCI WorldCom or reclassification of its securities which would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding

  . any liquidation, spin off, split off, split up or dissolution of MCI
    WorldCom or

  . any agreement, contract or other arrangement providing for any of the business transactions described above or having a similar purpose or effect.

   A "related person" generally means a person or entity that, together with its affiliates and associates, beneficially owns 10% or more of MCI WorldCom's outstanding voting stock.

   A "continuing director" means a director of MCI WorldCom who either:

  . was a member of the board of directors on September 15, 1993 or

  . became a MCI WorldCom director after that date, and whose election, or nomination for election, was approved by at least a majority of the continuing directors then on the board of directors;

provided, that any director who is a related person with an interest in the business transaction to be voted upon, other than a proportionate interest as a MCI WorldCom shareholder, is not considered a continuing director.

 Sprint

   The Sprint articles of incorporation contain a provision that requires the approval by the holders of at least 80% of Sprint's outstanding shares entitled to vote generally in the election of directors as a condition for the approval of any "business combination". A "business combination" includes mergers, consolidations, sales or other dispositions of assets valued at $1 million or more, and issuances of securities valued at $1 million or more, between, or otherwise involving, Sprint or any of its subsidiaries and any "interested stockholder." An "interested stockholder" generally means the direct or indirect owner of 10% or more of the outstanding Sprint capital stock entitled to vote in the election of directors.

   This provision does not apply if:

  . a majority of the "continuing directors" approves the business combination and this approval occurs at a meeting at which at least seven continuing directors are present or

  . the business combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration received per share by the stockholders is not less than the highest per share price paid by the interested stockholder in its acquisition of any of its holdings of each class of Sprint capital stock.

   A "continuing director" means:

  . any member of the Sprint board of directors who is unaffiliated with the interested stockholder and was a member of the board of directors before the time that the interested stockholder became an interested stockholder or

  . any successor of a continuing director if the successor is unaffiliated with the interested stockholder and is recommended or elected to succeed a continuing director by a majority of the continuing directors, provided that this recommendation or election is only effective if made at a meeting at which at least seven continuing directors are present.

   The Sprint articles of incorporation also require the affirmative vote of the holders of a majority of the outstanding shares of Sprint capital stock entitled to vote in the election of directors, other than stock held by an "interested securityholder", to approve any purchase, redemption or other acquisition by Sprint of any equity securities of Sprint at above-market prices from an "interested securityholder" who has owned these securities for less than two years. An "interested securityholder" generally means any person who owns, directly or indirectly, 5% or more of the class of securities to be acquired.

   This requirement for stockholder approval does not apply to:

  . any purchase, redemption or other acquisition by Sprint of its capital stock from France Telecom and Deutsche Telekom and as otherwise provided in agreements among Sprint, France Telecom and Deutsche Telekom

  . a tender or exchange offer made by Sprint on the same terms to all holders of the securities being acquired or

  . any purchase, redemption, conversion or other acquisition by Sprint of Sprint series 2 FON common stock or Sprint PCS common stock as provided in the Sprint articles of incorporation.

 WorldCom

   The provisions described above under "--Business Combination Restrictions-- MCI WorldCom" will apply to the rights of holders of WorldCom capital stock with regard to the consummation of a "business transaction".

                      PROPOSAL TO ADOPT AMENDMENTS TO THE
              SPRINT ARTICLES OF INCORPORATION AND SPRINT BYLAWS

   The following discusses the proposed amendments to the Sprint articles of incorporation and Sprint bylaws to be submitted for stockholder approval at the Sprint special meeting. You are urged to read carefully the amended Sprint articles of incorporation and the amended Sprint bylaws, copies of which are attached to this proxy statement/prospectus as Annex 8 and Annex 9.

   Under the Sprint master transfer agreement, Sprint, France Telecom and Deutsche Telekom agreed to changes to the rights and obligations of these Sprint investors. Some of these changes require amendments to the Sprint articles of incorporation and the Sprint bylaws. These amendments were approved by the Sprint board of directors. Sprint's stockholders are being asked to approve these amendments at the Sprint special meeting. If approved, the amendments to the Sprint bylaws and the Sprint articles of incorporation will take effect immediately.

   The completion of the transactions contemplated by the Sprint master transfer agreement is not conditioned upon completion of the merger, and the merger is not conditioned upon completion of the transactions contemplated by the Sprint master transfer agreement. For a summary of the terms of the Sprint master transfer agreement, see "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Sprint Master Transfer Agreement".

Summary of Amendments to the Sprint Articles of Incorporation

   The following discussion summarizes the proposed amendments to the Sprint articles of incorporation:

   Sprint board of directors. Under the amended Sprint articles of incorporation, France Telecom and Deutsche Telekom will no longer have the ability to elect designated directors as a class. Instead, these investors will vote together with other Sprint stockholders in the election of all directors generally.

   The proposed amendments delete numerous provisions of the Sprint articles of incorporation relating to the ability of France Telecom and Deutsche Telekom to designate directors by a separate class vote, including a mechanism for automatically expanding the number of directors on the Sprint board of directors if the number of directors prevents France Telecom and Deutsche Telekom from electing the number of directors to which they are entitled.

   Ability to convert shares. Under the amended Sprint articles of incorporation, France Telecom and Deutsche Telekom will have the right to convert any of their shares into the publicly traded classes and series of Sprint capital stock. In particular, France Telecom and Deutsche Telekom will at any time be able to convert (1) any of their shares of Sprint series 3 FON common stock into shares of Sprint series 1 FON common stock, and (2) any of their shares of Sprint series 3 PCS common stock into shares of Sprint series 1 PCS common stock. This also applies to the shares of Sprint series 3 FON common stock and Sprint series 3 PCS common stock that are issuable with respect to the shares of Sprint FT/DT class A stock.

   Class votes. Under the amended Sprint articles of incorporation, France Telecom and Deutsche Telekom will no longer be entitled to vote their shares as a separate class on amendments to the Sprint bylaws. The current Sprint articles of incorporation include the right to a class vote for France Telecom and Deutsche Telekom for amendments to provisions of the Sprint bylaws that relate to their ability to designate directors by a separate class vote.

   Disapproval rights. Under the amended Sprint articles of incorporation, France Telecom and Deutsche Telekom will no longer have the disapproval rights described in the first paragraph under "Arrangements With Sprint
Stockholders--France Telecom and Deutsche Telekom--Rights With Respect to Sprint's Long Distance Assets".

   The proposed amendments to the Sprint articles of incorporation also delete the right of France Telecom and Deutsche Telekom to disapprove:

    . amendments to the Sprint articles of incorporation, Sprint bylaws and Sprint rights agreement that would adversely affect their rights

    . issuances by Sprint of capital stock or debt securities with super voting rights and

    . any action by Sprint before January 31, 2006 that would result in, or is taken for the purpose of encouraging or facilitating, certain competitors of France Telecom, Deutsche Telekom or the Global One joint venture owning 10% or more of the outstanding voting power of Sprint. This disapproval right never applied to strategic mergers such as the merger.

   Major issuances. Provisions requiring the approval of the independent directors of the board of directors before Sprint may complete a transaction in which it issues securities representing 30% or more of its total voting power are deleted in the amended Sprint articles of incorporation.

   Global One. Pursuant to the Sprint master transfer agreement, the amended Sprint articles of incorporation do not include several provisions in the current Sprint articles of incorporation that relate to Global One.

   Change of control. The proposed amendments to the Sprint articles of incorporation delete provisions that are triggered if the Sprint board of directors (1) decides to sell control of Sprint in a way that results in a stockholder owning more than 35% of the voting power of the resulting corporation, or (2) decides not to oppose a tender offer for securities representing more than 35% of the voting power of all Sprint voting securities.

   In addition, the proposed amendments to the Sprint articles of incorporation delete provisions of the current Sprint articles of incorporation that allow France Telecom and Deutsche Telekom, in cases where Sprint decides to (1) sell all or substantially all of its assets or (2) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, to participate on a basis no less favorable than that granted any other participant.

   Conversion of Sprint FT/DT stock. The proposed amendments to the Sprint articles of incorporation delete numerous provisions contained in the current Sprint articles of incorporation which, if triggered, would cause the shares held by France Telecom and Deutsche Telekom to convert into shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock. Such a conversion would deprive these investors of their special rights under the current Sprint articles of incorporation. The events triggering these provisions are described under "Arrangements With Sprint Stockholders--France Telecom and Deutsche Telekom--Conversion of Sprint FT/DT Stock".

   However, the amended Sprint articles of incorporation will continue to provide that the shares held by France Telecom and Deutsche Telekom will convert into shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock if these investors breach specified provisions of the standstill agreement and the stockholders' agreement.

   The proposed amendments to the Sprint articles of incorporation also delete other provisions that are no longer applicable due to the deleted material summarized above, including defined terms.

Summary of Amendments to the Sprint Bylaws

   The majority of the proposed amendments to the Sprint bylaws address three changes that are described above under "--Summary of Amendments to the Sprint Articles of Incorporation". These amendments:

  . remove references to the directors that France Telecom and Deutsche Telekom currently elect by class vote

  . reflect the fact that under the amended Sprint articles of incorporation, France Telecom and Deutsche Telekom will vote together with other Sprint stockholders in the election of all directors generally and

  . delete provisions relating to the right of France Telecom and Deutsche Telekom to vote their shares of Sprint capital stock as a separate class on amendments to specified sections of the Sprint bylaws.

   In addition, the proposed amendments to the Sprint bylaws delete a provision in the current Sprint bylaws that requires at least one of the directors elected by a class vote of France Telecom and Deutsche Telekom to be a member of the executive committee of the Sprint board of directors. A similar provision generally requiring that at least one of these directors be a member of all other committees of the board of directors is also deleted.

   The Sprint board of directors recommends a vote FOR approval of the proposed amendments to the Sprint articles of incorporation and Sprint bylaws.

                        PROPOSAL TO ADOPT AMENDMENTS TO
                    THE SPRINT EMPLOYEES STOCK PURCHASE PLAN

   The following is a discussion of the Sprint employees stock purchase plan and the proposed amendments to the plan to be submitted for stockholder approval at the Sprint special meeting. You are urged to read carefully the Sprint employees stock purchase plan, restated to incorporate the amendments adopted by the Sprint board of directors, in its entirety, a copy of which is attached to this proxy statement/prospectus as Annex 10.

   In 1988, Sprint stockholders approved the Sprint employees stock purchase plan, which we refer to as the "Sprint ESPP". In 1994 and 1998, Sprint stockholders approved amendments to the Sprint ESPP increasing the number of shares of Sprint common stock reserved for issuance under the plan and making others changes to the plan. Since the November 1998 Sprint PCS restructuring, both Sprint FON common stock and Sprint PCS common stock have been issued under the Sprint ESPP.

   At its meeting on December 14, 1999, the Sprint board of directors approved amendments making various changes to the Sprint ESPP and increasing the number of shares authorized for issuance under the plan. The Sprint board of directors recommended that the Sprint ESPP, as so amended, be submitted to Sprint stockholders at the Sprint special meeting for their approval. If approved by Sprint stockholders, the amended Sprint ESPP will be effective for the 2000 offering and any subsequent offerings, although the plan will terminate upon the merger of Sprint into MCI WorldCom. You should read Section 17 of the Sprint ESPP for a full discussion of the provisions regarding termination of the Sprint ESPP on the effective date of a merger in which Sprint is not the surviving corporation.

   On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All Sprint PCS group common shares and options have been retroactively restated to reflect this stock split.

Summary of Amendments

   The proposed amendments to the Sprint ESPP will:

  . increase the number of shares of Sprint PCS common stock authorized for issuance under the plan by 8 million shares and

  . change the date on which options are granted under the plan from the 15th day of May immediately before the beginning of the subscription period for an offering to the last day of the subscription period for the offering.

   The Sprint board of directors recommends a vote FOR approval and adoption of the amended Sprint ESPP.

Summary of Plan Provisions

   Under the Sprint ESPP, the Sprint board of directors is authorized to offer to all eligible employees of Sprint and its subsidiaries the right to elect to purchase shares of Sprint FON common stock or Sprint PCS common stock at the prices set forth in the next paragraph. The plan allows participants to allocate a percentage of compensation to be used to purchase shares of Sprint FON common stock, Sprint PCS common stock, or both. More specifically, participants may choose to purchase 100% Sprint FON common stock or 100% Sprint PCS common stock, or any combination of Sprint FON common stock and Sprint PCS common stock in 10% increments totaling 100%.

   The price of shares purchased under each offering will be 85% of the average market price of Sprint FON common stock or Sprint PCS common stock on the date of grant or the date of exercise of the option, whichever is lower. Average market price is defined by the Sprint ESPP as the average of the high and low prices for composite transactions as published by major newspapers.

   The maximum number of shares which any employee may purchase in an offering is limited by the fact that the value of the stock to be purchased may not accrue at a rate which exceeds $25,000 in any calendar year. For example, if the market prices on the grant date are $69 for Sprint FON common stock and $47 for Sprint PCS common stock, then the maximum number of shares of Sprint FON common stock that any employee could purchase in the 2000 offering, if all of the employee's contributions were used to purchase Sprint FON common stock, would be 362 shares. Conversely, if all of the employee's contributions were used to purchase Sprint PCS common stock, the employee could purchase a maximum of 531 shares. If the total number of shares which are to be granted on the date of grant for an offering exceeds the shares available, the available shares will be allocated among participating employees.

   Following termination of the 1999 offering, which will be concluded at the end of June 2000, approximately 12.8 million shares of Sprint FON common stock and 8.8 million shares of Sprint PCS common stock will be available for future offerings under the plan if the amendments to the plan are approved. It is anticipated that this will only be a sufficient number of shares of Sprint PCS common stock for the 2000 offering. While there is no specified date of termination of the plan, its duration is limited by the maximum number of shares that may be sold pursuant to the plan.

Awards Under the Sprint ESPP

   While it is not possible to determine the number of shares that may be purchased by each participant in the plan, the maximum number of shares which an employee may purchase in an offering is limited in the manner described above.

   Set forth below are the number of shares of Sprint FON common stock and Sprint PCS common stock that were purchased in the 1998 offering, which ended on June 30, 1999, by the persons and groups identified below.

                                                            Number of shares
                                                           underlying options
                                                                 elected
                                                           -------------------
Name and Position                                          FON(1)(2) PCS(2)(3)
-----------------                                          --------- ---------
William T. Esrey..........................................       712       356
 Chairman and Chief Executive Officer
Kevin E. Brauer...........................................       712       354
 President--National Integrated Services
Arthur B. Krause..........................................       712       354
 Executive Vice President--Chief Financial Officer
Ronald T. LeMay...........................................         0         0
 President and Chief Operating Officer
All current executive officers as a group.................     7,484     3,730
All current directors who are not executive officers as a       0(4)      0(4)
 group....................................................
All employees who are not executive officers as a group... 2,854,053 1,406,886

--------
(1) Purchases are shown after adjustment for the two-for-one stock split of Sprint FON common stock in the second quarter of 1999.
(2) Purchases are shown after adjustment for the November 1998 Sprint PCS restructuring.
(3) Purchases are shown after adjustment for the two-for-one stock split of Sprint PCS common stock.
(4) Outside directors cannot participate in the Sprint ESPP.

Tax Aspects of the Plan

   The Sprint ESPP is an "employee stock purchase plan" under section 423 of the Internal Revenue Code. Options issued under the plan will qualify for special tax treatment such that no income is recognized at the time the option is granted and the recognition of gain is deferred until stock is disposed of. If stock is disposed of after being held for the required period, which is one year from date of purchase and two years from the date of the grant of the option, the employee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the grant date or the date of disposition, whichever is less, over the initial option price. Any further gain is a capital gain. Any loss is treated as a capital loss. There will be no tax effect on Sprint under these circumstances.

   If the stock is sold before the requisite holding period expires, the employee must recognize additional ordinary income. This ordinary income is reported as wages on the employee's Form W-2. The amount to be treated as ordinary income is the difference between the fair market value on the date of exercise of the option and the option price. Any further gain is a capital gain. If the selling price is less than the value of the stock at the time of exercise, the ordinary income amount remains the same and a capital loss is recognized. The early disposition of the stock entitles Sprint to a deduction to the extent that any gain to the employee is treated as ordinary income.

Summary Compensation Table

   The following table reflects the cash and non-cash compensation for services in all capacities to Sprint by the named officers:

                          Summary Compensation Table

                                                                         Long-Term Compensation
                                                               ------------------------------------------
                                Annual Compensation                        Awards               Payouts
                      ---------------------------------------  ------------------------------- ----------
                                                               Restricted      Securities
      Name and                                   Other Annual     Stock        Underlying         LTIP       All Other
 Principal Position   Year Salary(1)   Bonus(1)  Compensation  Award(s)(2)     Options(3)       Payouts   Compensation(4)
--------------------  ---- ---------- ---------- ------------  ----------- ------------------- ---------- ---------------
                                                                                 FON       PCS
William T. Esrey      1998 $1,000,000 $  851,351   $75,986(5)   $       0  1,444,820   722,412 $2,199,644     $52,000
 Chairman and         1997  1,000,000          0    73,134              0  5,072,366 2,536,186  1,221,064      38,880
 Chief Executive      1996    987,500  2,280,250    76,480              0    672,936   336,468    597,948      33,645
 Officer
Kevin Brauer          1998    339,851    425,845     6,696              0    154,834    77,418    481,312      14,122
 President--National  1997    306,871    172,850     4,857        242,500     79,950    39,976    267,755       6,348
 Integrated
 Services(6)
Arthur B. Krause      1998    415,076    371,216     8,866              0    154,834    77,418    532,799      46,053
 Executive Vice       1997    401,852    192,642     2,840              0    129,216    64,608    304,057      23,491
 President--Chief     1996    373,581    670,321     3,787              0    104,400    52,200    153,437      16,302
 Financial Officer
Ronald T. LeMay       1998    808,801    562,501    65,566(7)           0    977,736   488,874  1,061,710       3,740
 President and Chief  1997    602,966          0     9,944      8,896,817  3,207,092 1,621,552    574,008       8,395
 Operating Officer    1996    700,002  1,684,142    71,975              0    539,062   269,536    315,615       9,321

--------
(1) Includes all amounts earned for the respective years, even if deferred under Sprint's Executive Deferred Compensation Plan. All bonuses were paid under Sprint's short-term incentive plans.
(2) As of December 31, 1998, the named officers held restricted shares of Sprint FON common stock and Sprint PCS common stock as set forth in the following table. Share numbers have been adjusted to reflect the stock splits described in footnote 3. The market value of the shares is based on a value of $42.0625 per share for Sprint FON common stock and $11.5625 per share for Sprint PCS common stock (the closing prices as of December 31, 1998), each adjusted for the stock splits described in footnote 3. Each of the named officers has the right to vote and receive dividends on the restricted shares.

                                           Sprint FON            Sprint PCS
                                          common stock          common stock
                                      --------------------- --------------------
                                      Number of             Number of
                                       shares      Value     shares     Value
                                      --------- ----------- --------- ----------
   Mr. Esrey.........................  245,296  $10,317,763  122,648  $1,418,118
   Mr. Brauer........................   10,000      420,625    5,000      57,813
   Mr. Krause........................   20,000      841,250   10,000     115,625
   Mr. LeMay.........................  349,752   14,711,444  174,876   2,022,004

(3) Reflects the conversion of options for Sprint's common stock before the 1998 Sprint PCS restructuring into independently exercisable options for Sprint FON common stock and Sprint PCS common stock. Also reflects the two-for-one stock split of Sprint FON common stock in the second quarter of 1999 and the two-for-one stock split of Sprint PCS common stock.
(4) Consists of amounts (a) contributed as matching contributions under the Sprint Retirement Savings Plan for 1998 and (b) representing the portion of interest credits on deferred compensation accounts under Sprint's Executive Deferred Compensation Plan that are at above-market rates, for 1998, as follows:

                                                                Savings  Above-
                                                                 Plan    Market
                                                                 Match  Earnings
                                                                ------- --------
      Mr. Esrey................................................ $4,800  $47,200
      Mr. Brauer...............................................  4,800    9,322
      Mr. Krause...............................................  4,800   41,253
      Mr. LeMay................................................  3,740        0

(5) Includes the cost to Sprint of providing tax and financial services of $15,000 and automobile allowance of $18,000.
(6) Mr. Brauer became President-National Integrated Services on June 9, 1997.
(7) Includes the cost to Sprint of providing tax and financial services of $15,000 and automobile allowance of $15,600.

Option Grants

   The following tables summarize options granted to the named officers under Sprint's stock option plans during 1998. Options granted before the November 1998 Sprint PCS restructuring were converted into separate options to purchase Sprint FON common stock and Sprint PCS common stock. The exercise prices of the original options were allocated between the Sprint FON common stock options and Sprint PCS common stock options based on the proportionate market values of Sprint FON common stock and Sprint PCS common stock over a ten-day trading period following the recapitalization. This was intended to ensure that the aggregate intrinsic value of the original options was preserved. Following the conversion, the vesting and option periods of the Sprint FON common stock and Sprint PCS common stock options remained the same as for the original option from which they were converted.

   The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Sprint common stock of five percent and ten percent over the term of the options, as set forth in SEC rules. The named officers will realize no gain on these options without an increase in the price of Sprint common stock that benefits all shareholders proportionately.

   Unless otherwise indicated, each option listed below has a reload feature. Vesting is accelerated in the event of an employee's death or permanent disability. In addition, if an option has been outstanding for at least one year, vesting is accelerated upon a change in control or an employee's normal retirement at age 65 or older. No stock appreciation rights were granted during 1998.

                       Option Grants in Last Fiscal Year

                        Sprint FON Common Stock Options

                                                                                 Potential Realizable
                                        % of Total                                 Value at Assumed
                          Number of       Options                                Annual Rates of Stock
                         Securities     Granted to   Exercise                   Price Appreciation for
                         Underlying      Employees    or Base                        Option Term(1)
                           Options          In         Price    Expiration ----------------------------------
          Name             Granted      Fiscal Year (per share)    Date    0%        5%             10%
------------------------ -----------    ----------- ----------- ---------- --- --------------  --------------
William T. Esrey........     480,000(3)     2.7%      $26.43      2/9/08   $ 0 $    7,978,863  $   20,220,005
                             143,480(4)     0.8%       26.43      2/9/08     0      2,385,015       6,044,097
                             246,046(5)     1.4%       26.43      2/9/08     0      4,089,932      10,364,690
                              48,140(6)     0.3%       33.32     2/11/04     0        503,432       1,129,919
                             108,794(6)     0.6%       33.32     2/17/05     0      1,379,887       3,182,088
                             283,124(6)     1.6%       33.32     2/16/00     0        770,060       1,562,754
                             101,428(6)     0.6%       33.32      3/9/03     0        863,976       1,892,674
                              33,808(6)     0.2%       33.32      3/9/03     0        287,981         630,866
Kevin Brauer............     120,000(3)     0.7%       26.43      2/9/08     0      1,994,716       5,055,001
                              34,834(4)     0.2%       26.43      2/9/08     0        579,033       1,467,383
Arthur B. Krause........     120,000(3)     0.7%       26.43      2/9/08     0      1,994,716       5,055,001
                              34,834(4)     0.2%       26.43      2/9/08     0        579,033       1,467,383
Ronald T. LeMay.........     300,000(3)     1.7%       26.43      2/9/08     0      4,986,789      12,637,503
                              77,610(4)     0.4%       26.43      2/9/08     0      1,290,082       3,269,322
                             162,566(5)     0.9%       26.43      2/9/08     0      2,702,275       6,848,095
                              26,974(6)     0.1%       31.80     2/16/00     0         70,387         142,872
                             221,228(6)     1.2%       26.08     2/11/07     0      3,228,853       7,977,471
                              39,204(6)     0.2%       31.80     2/17/05     0        475,227       1,096,139
                              47,046(6)     0.3%       31.80      /12/06     0        672,153       1,592,509
                              30,582(6)     0.2%       31.80     2/17/05     0        370,712         855,069
                              43,058(6)     0.2%       31.80     2/11/07     0        714,118       1,739,377
                              29,468(6)     0.2%       31.80     2/17/05     0        357,208         823,921
All stockholders........ 690,278,374(7)      --        26.43      2/9/08     0 11,474,242,807  29,077,984,102
Named Officers' gain as
 a % of all
 stockholders' gain.....                                                                  0.4%            0.4%

                        Sprint PCS Common Stock Options

                                                                                   Potential Realizable
                                        % of Total                                   Value at Assumed
                          Number of       Options                                  Annual Rates of Stock
                         Securities     Granted to     Exercise                   Price Appreciation for
                         Underlying      Employees     or Base                         Option Term(1)
                           Options          In          Price      Expiration --------------------------------
          Name           Granted(2)     Fiscal Year (per share)(2)    Date    0%       5%             10%
------------------------ -----------    ----------- -------------- ---------- --- -------------  -------------
William T. Esrey........     240,000(3)     1.6%         5.76        2/9/08   $ 0 $     869,684  $   2,203,951
                              71,740(4)     0.5%         5.76        2/9/08     0       259,963        658,798
                             123,024(5)     0.8%         5.76        2/9/08     0       445,800      1,129,745
                              24,070(6)     0.2%         7.26       2/11/04     0        54,873        123,160
                              54,398(6)     0.4%         7.26       2/17/05     0       150,409        346,850
                             141,562(6)     1.0%         7.26       2/16/00     0        83,935        170,338
                              50,714(6)     0.3%         7.26        3/9/03     0        94,172        206,299
                              16,904(3)     0.1%         7.26        3/9/03     0        31,389         68,764
Kevin Brauer............      60,000(3)     0.4%         5.76        2/9/08     0       217,421        550,988
                              17,418(4)     0.1%         5.76        2/9/08     0        63,119        159,956
Arthur B. Krause........      60,000(3)     0.4%         5.76        2/9/08     0       217,421        550,988
                              17,418(4)     0.1%         5.76        2/9/08     0        63,119        159,956
Ronald T. LeMay.........     150,000(3)     1.0%         5.76        2/9/08     0       543,553      1,377,469
                              38,806(4)     0.3%         5.76        2/9/08     0       140,622        356,364
                              81,284(5)     0.6%         5.76        2/9/08     0       294,546        746,437
                              13,488(6)     0.1%         6.93       2/16/00     0         7,673         15,574
                             110,614(6)     0.8%         5.69       2/11/07     0       351,940        869,533
                              19,602(6)     0.1%         6.93       2/17/05     0        51,799        119,478
                              23,524(6)     0.2%         6.93       2/12/06     0        73,267        173,590
                              15,292(6)     0.1%         6.93       2/17/05     0        40,410         93,208
                              21,530(6)     0.1%         6.93       2/11/07     0        77,842        189,600
                              14,734(6)     0.1%         6.93       2/17/05     0        38,935         89,806
All stockholders........ 394,896,198(7)      --          5.76        2/9/08     0 1,430,979,500  3,626,383,009
Named Officers' gain
 as a % of all
 stockholders' gain.....                                                                    0.4%           0.4%

--------
(1) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Sprint common stock.
(2) Reflects adjustment for the two-for-one stock split of Sprint PCS common stock.
(3) Twenty-five percent of this option became exercisable on February 9, 1999, and an additional 25% will become exercisable on February 9 of each of the three successive years.
(4) This option becomes exercisable on December 31, 2000.
(5) This option was granted under Sprint's Management Incentive Stock Option Plan (MISOP). Under the MISOP, the optionee elected to receive options in lieu of receiving a portion of his bonus under the management incentive compensation plans. The MISOP benefits Sprint by reducing the cash bonus paid to the executive. It further increases the percentage of compensation tied to stock ownership, in keeping with Sprint's philosophy to more closely align stockholder and employee interests. This option became exercisable on December 31, 1998.
(6) This option is a reload option. A reload option is an option granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned Sprint FON common stock or Sprint PCS common stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of Sprint FON common stock or Sprint PCS common stock on the date the reload option is granted. A reload option becomes exercisable one year from the date the original option was exercised and does not have a reload feature.
(7) The amounts shown as potential realizable value for all Sprint stockholders, which are presented for comparison purposes only, represent the aggregate net gain for all holders of record, as of February 22, 1999. The calculation for Sprint FON common stock assumes a hypothetical option granted at $26.43 per share on February 9, 1998 and expiring on February 9, 2008, if the price of Sprint FON common stock appreciates at the rates shown in the table. The calculation for Sprint PCS common stock assumes a hypothetical option granted at $5.76 per share on February 9, 1998 and expiring on February 9, 2008, if the price of Sprint PCS common stock appreciates at the rates shown in the table. There can be no assurance that the potential realizable values shown in the table will be achieved. Sprint will neither make nor endorse any prediction as to future stock performance.

Option Exercises and Fiscal Year-End Values

   The following tables summarize the net value realized on the exercise of options in 1998, and the value of the outstanding options at December 31, 1998, for the named officers.

                      Aggregated Option Exercises in 1998
                           and Year-end Option Values

                          Sprint FON Common Stock

                                                          Number of Securities           Value of Unexercised
                                                         Underlying Unexercised          In the Money Options
                                                      Options at December 31, 1998      At December 13, 1998(2)
                                                      -------------------------------  -------------------------
                         Shares Acquired    Value
                           on Exercise   Realized(1)   Exercisable     Unexercisable   Exercisable Unexercisable
                         --------------- -----------  --------------  ---------------  ----------- -------------
William T. Esrey........     867,160     $18,435,057        1,589,182        6,174,554 $36,234,790 $119,967,101
Kevin Brauer............      52,492         891,427           35,811          274,557   1,068,511    5,301,150
Arthur Krause...........      36,332         470,857          354,816          397,590  10,030,474    8,521,568
Ronald T. LeMay.........     485,388       2,784,222          286,348        3,413,092   4,791,485   59,539,240


                        Sprint PCS Common Stock(3)

                                                         Number of Securities            Value of Unexercised
                                                        Underlying Unexercised           In the Money Options
                                                     Options at December 31, 1998       At December 31, 1998(2)
                                                     -------------------------------   -------------------------
                         Shares Acquired    Value
                           on Exercise   Realized(1)  Exercisable     Unexercisable    Exercisable Unexercisable
                         --------------- ----------  -------------   ---------------   ----------- -------------
William T. Esrey........     433,584     $2,009,411          794,596         3,087,278 $5,571,510   $19,378,136
Kevin Brauer............      26,246         97,164           17,908           137,278    153,034       858,025
Arthur Krause...........      18,166         51,322          177,412           198,794  1,455,457     1,334,620
Ronald T. LeMay.........     242,698        303,482          143,176         1,706,552    814,524     9,973,189

--------

(1) The value realized upon exercise of an option is the difference between the fair market value of the shares of Sprint FON common stock and Sprint PCS common stock received upon the exercise, valued on the exercise date, and the exercise price paid.

(2) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value, at December 31, 1998, of Sprint FON common stock ($41.8125) and Sprint PCS common stock ($11.15625).

(3) Reflects adjustment for the two-for-one stock split of Sprint PCS common stock.

Pension Plans

   The following table reflects the estimated annual pension benefit payable to an individual retiring in 1999 at age 65. The amounts include all prospective benefits under Sprint's plans, whether tax-qualified or not.

                                    Years of Service(2)
                                    ------------------
Remuneration(1)      15         20          25           30           35
---------------   --------   --------   ----------   ----------   ----------
  $  500,000      $114,518   $152,690   $  190,863   $  229,035   $  267,208
     700,000       161,018    214,690      268,363      322,035      375,708
     900,000       207,518    276,690      345,863      415,035      484,208
   1,100,000       254,018    338,690      423,363      508,035      592,708
   1,300,000       300,518    400,690      500,863      601,035      701,208
   1,500,000       347,018    462,690      578,363      694,035      809,708
   1,700,000       393,518    524,690      655,863      787,035      918,208
   1,900,000       440,018    586,690      733,363      880,035    1,026,708
   2,100,000       486,518    648,690      810,863      973,035    1,135,208
   2,300,000       533,018    710,690      888,363    1,066,035    1,243,708
   2,500,000       579,518    772,690      965,863    1,159,035    1,352,208
   2,700,000       626,018    834,690    1,043,363    1,252,035    1,460,708
   2,900,000       672,518    896,690    1,120,863    1,345,035    1,569,208
   3,100,000       719,018    958,690    1,198,363    1,438,035    1,677,708

--------
(1) Compensation, for purposes of estimating a pension benefit, includes salary and bonus (paid under Sprint's short-term incentive plans) as reflected under Annual Compensation in the Summary Compensation Table. The calculation of benefits under the pension plans generally is based upon average compensation for the highest five consecutive years of the ten years preceding retirement.
(2) These amounts are straight life annuity amounts and would not be subject to reduction because of Social Security benefits. For purposes of estimating a pension benefit, the years of service credited are 34 years for Mr. Esrey, 15 years for Mr. Brauer, 35 years for Mr. Krause, and 26 years for Mr. LeMay.

   In addition, Sprint has a Key Management Benefit Plan that permits a participant to elect a supplemental retirement benefit. More information on the plan is provided in the following section under "Employment Contracts".

Employment Contracts

   Sprint has contingency employment agreements with Messrs. Esrey, Krause and LeMay that provide for separation pay and benefits if employment is involuntarily terminated following a change in control. In addition, each named officer has signed a non-competition agreement with Sprint. For more information about these agreements, see "The Merger--Interests of Sprint Directors and Executive Officers in the Merger--Employment Agreements".

   Sprint has a key management benefit plan providing for a survivor benefit in the event of the death of a participant or, in the alternative, a supplemental retirement benefit. Under the plan, if a participant dies prior to retirement, the participant's beneficiary will receive ten annual payments each equal to 25% of the participant's highest annual salary during the five-year period immediately before the time of death. If a participant dies after retiring or becoming permanently disabled, the participant's beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant's highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the election of the participant. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. Each named executive officer is a participant in the plan.

Compensation Committee Interlocks and Insider Participation

   DuBose Ausley is a member of the organization, compensation and nominating committee of the Sprint Board. He also is chairman of the law firm of Ausley & McMullen, which provided legal services to certain affiliates of Sprint in 1998 for which it billed $389,130.

                                 LEGAL MATTERS

   The legality of MCI WorldCom capital stock offered by this proxy statement/prospectus will be passed upon for MCI WorldCom by P. Bruce Borghardt, Esq., General Counsel--Corporate Development of MCI WorldCom. Mr. Borghardt is paid a salary by MCI WorldCom, is a participant in various employee benefit plans offered to employees of MCI WorldCom generally and owns and has options to purchase shares of MCI WorldCom common stock. Material United States federal income tax consequences of the merger will be passed upon for MCI WorldCom by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore from time to time acts as counsel for MCI WorldCom and its subsidiaries.

   Material United States federal income tax consequences of the merger will be passed upon for Sprint by King & Spalding, Atlanta, Georgia. King & Spalding acts as counsel for Sprint and its subsidiaries.

                                    EXPERTS

   The consolidated financial statements of MCI WorldCom as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in MCI WorldCom's Current Report on Form 8-K dated November 5, 1999 (filed November 5, 1999), and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

   The consolidated financial statements of Brooks Fiber Properties, Inc. as of December 31, 1997, and for each of the years in the two-year period ended December 31, 1997 have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included in MCI WorldCom's Current Report on Form 8-K dated November 5, 1999 (filed November 5, 1999) and incorporated by reference in this document, and upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1996, and for the period ended December 31, 1996, included in MCI WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed December 19, 1997), and incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

   The consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in MCI WorldCom's Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998), have been incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and schedules of Sprint and the combined financial statements and schedules of the Sprint FON group and the Sprint PCS group appearing in Sprint's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference which, as to the years 1998 and 1997 for Sprint and as to the years 1998, 1997 and 1996 for the Sprint PCS group, are based in part on the reports of Deloitte & Touche LLP, independent auditors. Such consolidated and combined financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

   The consolidated financial statements of Sprint Spectrum Holding Company, L.P. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by

Deloitte & Touche LLP, independent auditors, as stated in their report which is included in Sprint's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and are incorporated herein by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

MCI WorldCom

   Shareholder proposals intended to be presented at the 2000 annual meeting of MCI WorldCom shareholders pursuant to Rule 14a-8 under the Exchange Act must have been received by the Secretary of MCI WorldCom no later than December 25, 1999, in order to be included in the proxy materials sent by MCI WorldCom management for the annual meeting. Shareholder proposals intended to be presented at the 2000 annual meeting of MCI WorldCom shareholders that are not intended to be included in management's proxy materials under Rule 14a-8 must be received by the Secretary of MCI WorldCom between December 22, 1999 and January 21, 2000, in order to be considered at the 2000 annual meeting.

Sprint

   Stockholder proposals intended to be presented at the 2000 annual meeting of Sprint stockholders pursuant to Rule 14a-8 under the Exchange Act must have been received by the Secretary of Sprint no later than November 18, 1999, in order to be included in the proxy materials sent by Sprint management for the annual meeting. Stockholder proposals intended to be presented at the 2000 annual meeting of Sprint stockholders that are not intended to be included in management's proxy materials under Rule 14a-8 must be received by the Secretary of Sprint on or between February 3, 2000 and February 28, 2000, in order to be considered at the 2000 annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   MCI WorldCom and Sprint file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that MCI WorldCom and Sprint file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

  Public Reference Room  New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
        Room 1024               Suite 1300          500 West Madison Street
 Washington, D.C. 20549     New York, NY 10048            Suite 1400
                                                    Chicago, IL 60661-2511

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning MCI WorldCom may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735
K. Street, N.W., Washington, D.C. 20006. Reports, proxy statements and other information concerning Sprint may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

   MCI WorldCom filed a registration statement on Form S-4 on November 5, 1999, to register with the Securities and Exchange Commission the WorldCom capital stock to be issued to Sprint stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of MCI WorldCom in addition to being a proxy statement of MCI WorldCom and Sprint. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in MCI WorldCom's registration statement or the exhibits to the registration statement.

   The Securities and Exchange Commission allows MCI WorldCom and Sprint to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

   This proxy statement/prospectus incorporates by reference the documents set forth below that MCI WorldCom and Sprint have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about MCI WorldCom and Sprint that is not included in or delivered with this proxy statement/prospectus.

MCI WorldCom Filings
(File No. 000-11258,
formerly Resurgens
Communications Group, Inc.
(File No. 1-10415))                                   Period
--------------------------                            ------
Annual Report on Form 10-K....... Fiscal year ended December 31, 1998

Quarterly Reports on Form 10-Q... Quarters ended March 31, 1999, June 30, 1999 and September 30, 1999

Proxy Statement.................. Filed April 23, 1999

Current Reports on Form 8-K...... Form 8-K/A dated August 25, 1996 (filed
                                  December 19, 1997), Form 8-K/A-3 dated
                                  November 9, 1997 (filed May 28, 1998), Form
                                  8-K dated July 12, 1999 (filed July 12,
                                  1999), Form 8-K dated October 4, 1999 (filed
                                  October 6, 1999), Form 8-K dated October 5,
                                  1999 (filed October 15, 1999) and Form 8-K
                                  dated November 5, 1999 (filed November 5,
                                  1999)

The description of MCI WorldCom
common stock set forth in the
Registrant's Registration         Resurgens' Registration Statement on Form 8-A
Statement on Form 8-A............ dated December 12, 1989, as updated by the descriptions contained in the MCI WorldCom's
                                  Registration Statement on Form S-4 (File No.
                                  333-16015), as declared effective by the
                                  Securities and Exchange Commission on
                                  November 14, 1996, which includes the Joint
                                  Proxy Statement/Prospectus dated November 14,
                                  1996 with respect to the MCI WorldCom's
                                  Special Meeting of Shareholders held on
                                  December 20, 1996, under the following
                                  captions: "Description of WorldCom Capital
                                  Stock" and "Comparative Rights of
                                  Shareholders" and by the descriptions
                                  contained in MCI WorldCom's Proxy Statement
                                  dated April 23, 1999 under the following
                                  captions: "Approval of Amendment to Second
                                  Amended and Restated Articles of
                                  Incorporation, as Amended, To Increase
                                  Authorized Shares of Common Stock" and
                                  "Future Proposals of Security Holders".


MCI WorldCom Filings
(File No. 000-11258,
formerly Resurgens
Communications Group, Inc.
(File No. 1-10415))                                                         Period
--------------------------                                                  ------
The description of the MCI WorldCom rights to
acquire preferred stock set forth in the Registrant's
Registration Statement on Form 8-A....................  MCI WorldCom's Registration Statement on Form
                                                        8-A dated August 26, 1996, as updated by MCI
                                                        WorldCom's Current Report on Form 8-K dated
                                                        May 22, 1997 (filed June 6, 1997).

The description of MCI WorldCom series C
preferred stock set forth in the Registrant's
Registration Statement on Form 8-A....................  Dated August 26, 1999 (filed August 26,
                                                        1999).
Sprint Filings (File No. 1-04721)                                           Period
---------------------------------                                           ------
Annual Report on Form 10-K............................  Fiscal Year ended December 31, 1998

Quarterly Reports on Form 10-Q........................  Quarters ended March 31, 1999, June 30, 1999 and September 30, 1999

Current Reports on Form 8-K...........................  Dated February 2, 1999, April 20, 1999, May
                                                        3, 1999, June 13, 1999, as amended, July 21,
                                                        1999, October 5, 1999, October 20, 1999 and
                                                        January 26, 2000

Proxy Statement.......................................  Filed March 17, 1999

The description of Sprint FON common stock set
forth in the Sprint Registration Statement on
Form 8-A..............................................  Filed under Section 12 of the Exchange Act on
                                                        November 22, 1999

The description of Sprint PCS common stock set forth
in the Sprint Registration Statement on Form 8-A......
                                                        Filed under Section 12 of the Exchange Act on
                                                        August 10, 1999

The description of Sprint FON group rights to
acquire junior preferred stock set forth in the Sprint
Registration Statement on Form 8-A....................  Filed under Section 12 of the Exchange Act on
                                                        August 4, 1999

The description of Sprint PCS group rights to
acquire junior preferred stock set forth in the Sprint
Registration Statement on Form 8-A....................  Filed under Section 12 of the Exchange Act on
                                                        July 26, 1999

   MCI WorldCom and Sprint also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the MCI WorldCom special meeting and the date of the Sprint special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   MCI WorldCom has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to MCI WorldCom, and Sprint has supplied all such information relating to Sprint.

   Sprint stockholders should not send in their Sprint stock certificates until they receive the transmittal materials from the exchange agent. Sprint stockholders of record who have further questions about their stock certificates or the exchange of their Sprint common stock for MCI WorldCom common stock should call the exchange agent.

   If you are a MCI WorldCom shareholder or a Sprint stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

         MCI WORLDCOM, Inc.                        Sprint Corporation
      500 Clinton Center Drive                2330 Shawnee Mission Parkway
     Clinton, Mississippi 39056                  Westwood, Kansas 66205
    Attention: Investor Relations             Attention: Investor Relations
             Department                                Department
    Telephone: (877) 624-9266 or                Telephone: (800) 259-3755
               (601) 460-5600

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated . , 2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to MCI WorldCom and Sprint stockholders nor the issuance of WorldCom capital stock in the merger creates any implication to the contrary.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX 1


                                    FORM OF

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                      DATED AS OF FEBRUARY  . , 2000

                                    BETWEEN

                               MCI WORLDCOM, INC.

                                      and

                               SPRINT CORPORATION




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                              ARTICLE I THE MERGER

 1.1  The Merger..........................................................   1-1
 1.2  Closing.............................................................   1-1
 1.3  Effective Time......................................................   1-2
 1.4  Effects of the Merger...............................................   1-2
 1.5  Articles of Incorporation...........................................   1-2
 1.6  Bylaws..............................................................   1-2
 1.7  Certain Surviving Corporation Matters...............................   1-2
 1.8  Effect on Capital Stock.............................................   1-2

                      ARTICLE II EXCHANGE OF CERTIFICATES

 2.1  Exchange Agent......................................................   1-6
 2.2  Exchange Procedures.................................................   1-6
 2.3  Distributions with Respect to Unexchanged Shares....................   1-7
 2.4  No Further Ownership Rights in Sprint Capital Stock.................   1-7
 2.5  No Fractional Shares of MCI WorldCom Capital Stock..................   1-7
 2.6  No Liability........................................................   1-7
 2.7  Lost Certificates...................................................   1-8
 2.8  Withholding Rights..................................................   1-8
 2.9  Stock Transfer Books................................................   1-8

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

 3.1  Representations and Warranties of Sprint............................   1-8
      (a) Organization, Standing and Power................................   1-8
      (b) Capital Structure...............................................   1-9
      (c) Authority; No Conflicts.........................................  1-10
      (d) Reports and Financial Statements................................  1-11
      (e) Information Supplied............................................  1-11
      (f) Litigation......................................................  1-11
      (g) Compliance with Applicable Laws.................................  1-12
      (h) State Takeover Statutes; Approvals..............................  1-12
      (i) Intellectual Property; Year 2000................................  1-12
      (j) Absence of Certain Changes or Events............................  1-13
      (k) Vote Required...................................................  1-13
      (l) Sprint Rights Agreement.........................................  1-13
      (m) Brokers or Finders..............................................  1-13
      (n) Opinion of Financial Advisor....................................  1-13
      (o) Absence of Changes in Sprint's Benefit Plans....................  1-14
      (p) ERISA Compliance; No Parachute Payments.........................  1-14
      (q) Taxes...........................................................  1-15
 3.2  Representations and Warranties of MCI WorldCom......................  1-16
      (a) Organization, Standing and Power................................  1-16
      (b) Capital Structure...............................................  1-16
      (c) Authority; No Conflicts.........................................  1-17
      (d) Reports and Financial Statements................................  1-17
      (e) Information Supplied............................................  1-18
      (f) Litigation......................................................  1-18
      (g) Compliance with Applicable Laws.................................  1-18

      (h) State Takeover Statutes; Approvals....................................................... 1-18
      (i) Intellectual Property; Year 2000......................................................... 1-19
      (j) Absence of Certain Changes or Events..................................................... 1-19
      (k) Vote Required............................................................................ 1-20
      (l) MCI WorldCom Rights Agreement............................................................ 1-20
      (m) Brokers or Finders....................................................................... 1-20
      (n) Opinion of Financial Advisor............................................................. 1-20
      (o) ERISA Compliance......................................................................... 1-20
      (p) Taxes.................................................................................... 1-21

              ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1   Covenants of Sprint.......................................................................... 1-22
      (a) Ordinary Course.......................................................................... 1-22
      (b) Dividends; Changes in Share Capital...................................................... 1-22
      (c) Issuance of Securities................................................................... 1-22
      (d) Governing Documents...................................................................... 1-23
      (e) No Acquisitions.......................................................................... 1-23
      (f) No Dispositions.......................................................................... 1-23
      (g) Indebtedness; Investments................................................................ 1-23
      (h) New Line of Business; Capital Expenditures............................................... 1-24
      (i) Tax-Free Qualification................................................................... 1-24
      (j) Other Actions............................................................................ 1-24
      (k) Accounting Methods....................................................................... 1-24
      (l) Representations and Warranties........................................................... 1-24
      (m) Authorization of the Foregoing........................................................... 1-24
4.2   Covenants of MCI WorldCom.................................................................... 1-24
      (a) Ordinary Course.......................................................................... 1-24
      (b) Dividends; Changes in Share Capital...................................................... 1-24
      (c) No Acquisitions.......................................................................... 1-25
      (d) No Dispositions.......................................................................... 1-25
      (e) Tax-Free Qualification................................................................... 1-25
      (f) Other Actions............................................................................ 1-25
      (g) Representations and Warranties........................................................... 1-25
      (h) Authorization of the Foregoing........................................................... 1-25
4.3   Control of Other Party's Business............................................................ 1-25
4.4   FT/DT Arrangements........................................................................... 1-25

                        ARTICLE V ADDITIONAL AGREEMENTS

5.1   Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings.. 1-26
5.2   Access to Information........................................................................ 1-27
5.3   Reasonable Best Efforts...................................................................... 1-27
5.4   No Solicitation by Sprint.................................................................... 1-29
5.5   No Solicitation by MCI WorldCom.............................................................. 1-30
5.6   Sprint Stock Options......................................................................... 1-32
5.7   Employee Matters............................................................................. 1-33
5.8   Fees and Expenses............................................................................ 1-34
5.9   Indemnification, Exculpation and Insurance................................................... 1-35
5.10  Sprint Rights Agreement...................................................................... 1-36
5.11  MCI WorldCom Rights Agreement................................................................ 1-36
5.12  Public Announcements......................................................................... 1-36
5.13  Listing...................................................................................... 1-36

5.14  Redemption of Sprint First Series Preferred Stock and Sprint Second Series Preferred Stock.. 1-36
5.15  Affiliate Letter............................................................................ 1-36
5.16  Tax Treatment............................................................................... 1-36
5.17  Assumption Agreement and Supplemental Indentures............................................ 1-37
5.18  Other Actions............................................................................... 1-37

                        ARTICLE VI CONDITIONS PRECEDENT

6.1   Conditions to Each Party's Obligation to Effect the Merger.................................. 1-37
      (a) Stockholder Approvals................................................................... 1-37
      (b) No Injunctions or Restraints; Illegality................................................ 1-37
      (c) FCC and Public Utility Commission Approvals............................................. 1-37
      (d) HSR Act................................................................................. 1-37
      (e) EU Antitrust............................................................................ 1-38
      (f) Nasdaq Listing.......................................................................... 1-38
      (g) Effectiveness of the Form S-4........................................................... 1-38
6.2   Additional Conditions to Obligations of MCI WorldCom........................................ 1-38
      (a) Representations and Warranties.......................................................... 1-38
      (b) Performance of Obligations of Sprint.................................................... 1-38
      (c) Tax Opinion............................................................................. 1-38
      (d) No Material Adverse Change.............................................................. 1-39
6.3   Additional Conditions to Obligations of Sprint.............................................. 1-39
      (a) Representations and Warranties.......................................................... 1-39
      (b) Performance of Obligations of MCI WorldCom.............................................. 1-39
      (c) Tax Opinion............................................................................. 1-39
      (d) No Material Adverse Change.............................................................. 1-39

                     ARTICLE VII TERMINATION AND AMENDMENT

7.1   Termination................................................................................. 1-39
7.2   Effect of Termination....................................................................... 1-40
7.3   Amendment................................................................................... 1-41
7.4   Extension; Waiver; Consent.................................................................. 1-41

                        ARTICLE VIII GENERAL PROVISIONS

8.1   Non-Survival of Representations, Warranties and Agreements.................................. 1-41
8.2   Notices..................................................................................... 1-41
8.3   Interpretation.............................................................................. 1-42
8.4   Counterparts................................................................................ 1-42
8.5   Entire Agreement; No Third Party Beneficiaries.............................................. 1-42
8.6   Governing Law............................................................................... 1-43
8.7   Severability................................................................................ 1-43
8.8   Assignment.................................................................................. 1-43
8.9   Submission to Jurisdiction; Waivers......................................................... 1-43
8.10  Enforcement................................................................................. 1-43
8.11  Definitions................................................................................. 1-43

Exhibit A  Amendments to Articles of Incorporation of MCI WorldCom
Exhibit B  Amendments to Bylaws of MCI WorldCom
Annex 1    Certain Matters Relating to Surviving Corporation
Appendix 1 Form of MCI WorldCom Tax Opinion
Appendix 2 Form of Sprint Tax Opinion
Appendix 3 Form of MCI WorldCom Representations Letter
Appendix 4 Form of Sprint Representations Letter

   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of February ., 2000 (this "Agreement"), between MCI WORLDCOM, INC., a Georgia corporation ("MCI WorldCom"), and SPRINT CORPORATION, a Kansas corporation ("Sprint").

                                  WITNESSETH:

   WHEREAS, MCI WorldCom and Sprint entered into an Agreement and Plan of Merger, dated as of October 4, 1999 (the "Original Merger Agreement"), and they now desire to amend and restate the Original Merger Agreement (it being understood that all references to "the date hereof" or "the date of this Agreement" refer to October 4, 1999);

   WHEREAS, the respective Boards of Directors of MCI WorldCom and Sprint have each determined that the merger of Sprint with and into MCI WorldCom (the "Merger") is in the best interests of their respective stockholders, such Boards of Directors have adopted resolutions approving the Merger and recommending that their respective stockholders adopt and approve this Agreement, and the Board of Directors of Sprint has also determined that the terms of the Merger are fair to holders of Sprint FON Stock, taken as a separate class, and holders of Sprint PCS Stock, taken as a separate class, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of capital stock of Sprint issued and outstanding immediately prior to the Effective Time, other than shares owned or held by MCI WorldCom or Sprint and other than Dissenting Shares, will be converted into the right to receive the applicable Merger Consideration as set forth in Section 1.8;

   WHEREAS, MCI WorldCom and Sprint desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

   WHEREAS, MCI WorldCom and Sprint intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

   WHEREAS, Sprint has entered into or is entering into the MTA Transaction Documents with France Telecom S.A. ("FT"), Deutsche Telekom A.G. ("DT") and certain other parties thereto relating to the interest of Sprint and its Subsidiaries in the Global One joint venture and the investment by FT and DT and certain of their Subsidiaries in Sprint.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Kansas General Corporation Code (the "KGCC") and the Georgia Business Corporation Code (the "GBCC"), Sprint shall be merged with and into MCI WorldCom at the Effective Time. Following the Merger, the separate corporate existence of Sprint shall cease and MCI WorldCom shall continue as the surviving corporation (the "Surviving Corporation").

   1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the second Business Day after the satisfaction or (subject to applicable law) waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, unless another place is agreed to in writing by the parties hereto.

                                      1-1

   1.3 Effective Time. As soon as practicable following the Closing, the parties shall (a) (i) file a certificate of merger (the "Kansas Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the KGCC and (ii) make all other filings or recordings required under the KGCC, and (b) (i) file a certificate of merger (the "Georgia Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the GBCC and (ii) make all other filings or recordings required under the GBCC. The Merger shall become effective upon the later to occur of the filing of (i) the Kansas Certificate of Merger with the Kansas Secretary of State and (ii) the Georgia Certificate of Merger with the Georgia Secretary of State, or at such subsequent time as MCI WorldCom and Sprint shall agree and be specified in the Kansas Certificate of Merger and the Georgia Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

   1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the KGCC and GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Sprint shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Sprint shall become the debts, liabilities and duties of the Surviving Corporation. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation hereby expressly assumes all of Sprint's obligations in respect of the rights of the other parties granted pursuant to the Amended and Restated Stockholders' Agreement dated as of November 23, 1998, as amended (as amended by the MTA), the Amended and Restated Registration Rights Agreement dated as of November 23, 1998, as amended (as amended by the MTA), the Amended and Restated Standstill Agreement dated as of November 23, 1998 (as amended by the MTA), in each case between Sprint, FT, DT and certain other parties thereto, the Qualified Subsidiary Standstill Agreement dated December 29, 1999 (as amended by the MTA) between Sprint and a Subsidiary of DT, and the MTA Transaction Documents.

   1.5 Articles of Incorporation. The articles of incorporation of MCI WorldCom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as set forth in Exhibit A hereto and, as so amended, such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   1.6 Bylaws. The Bylaws of MCI WorldCom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as set forth in Exhibit B hereto and, as so amended, such Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   1.7 Certain Surviving Corporation Matters. MCI WorldCom and Sprint shall cause the matters set forth in Annex 1 hereto regarding the Surviving Corporation to be effected as of the Effective Time.

   1.8 Effect on Capital Stock.

   (a) As contemplated by Exhibit A, at the Effective Time, the articles of incorporation of MCI WorldCom will be amended to provide for the creation of the following series of capital stock of:

     (i) Common Stock, Series 2, par value $0.01 per share (the "MCI WorldCom Series 2 Common Stock");

     (ii) PCS Common Stock, Series 1, par value $1.00 per share (the "MCI WorldCom Series 1 PCS Stock");

     (iii) PCS Common Stock, Series 2, par value $1.00 per share (the "MCI WorldCom Series 2 PCS Stock" and, together with the MCI WorldCom Series 1 PCS Stock, the "MCI WorldCom PCS Stock");


     (iv) Series 5 Preferred Stock, par value $0.01 per share (the "MCI WorldCom Series 5 Preferred Stock");

                                      1-2

     (v) Series 7 Preferred Stock, par value $0.01 per share (the "MCI WorldCom Series 7 Preferred Stock"); and

     (vi) Series 8 Junior Participating Preferred Stock, par value $0.01 per share.

   The foregoing series of capital stock, together with the series and classes of capital stock of MCI WorldCom authorized as of the date hereof, are hereby collectively referred to as "MCI WorldCom Capital Stock".

   (b) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof (in each of the following cases other than such shares owned or held by MCI WorldCom or Sprint, which shall automatically be retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and other than Dissenting Shares):

   (i) each share of Old Class A Common Stock, par value $2.50 per share, of Sprint ("Sprint Series FT Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (collectively, the "Series FT Merger Consideration"):

     (A) that number of shares of common stock, par value $0.01 per share, of MCI WorldCom ("MCI WorldCom Common Stock") equal to the sum of

       (x) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series FT Common Stock immediately prior to the Effective Time times the FON Exchange Ratio and

       (y) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series FT Common Stock immediately prior to the Effective Time times the PCS Exchange Ratio,

     and

     (B) that number of shares of MCI WorldCom Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series FT Common Stock immediately prior to the Effective Time;

   (ii) each share of Class A Common Stock, Series DT, par value $2.50 per share, of Sprint ("Sprint Series DT Common Stock" and, together with the Sprint Series FT Common Stock, the "Sprint Class A Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (collectively, the "Series DT Merger Consideration"):

       (A) that number of shares of MCI WorldCom Common Stock equal to the sum of

       (x) the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The FON Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series DT Common Stock immediately prior to the Effective Time times the FON Exchange Ratio and

       (y) the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The PCS Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series DT Common Stock immediately prior to the Effective Time times the PCS Exchange Ratio,

     and

     (B) that number of shares of MCI WorldCom Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group (as defined in Sprint's articles of incorporation) represented by such share of Sprint Series DT Common Stock immediately prior to the Effective Time;


                                      1-3

     (iii) each share of Series 1 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 1 FON Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of MCI WorldCom Common Stock equal to the FON Exchange Ratio (the "Series 1 FON Merger Consideration");

     (iv) each share of Series 3 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 3 FON Stock" and, together with the Sprint Series 1 FON Stock and the Series 2 FON Stock, par value $2.00 per share, of Sprint ("Sprint Series 2 FON Stock"), the "Sprint FON Stock"), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of MCI WorldCom Common Stock equal to the FON Exchange Ratio (the "Series 3 FON Merger Consideration");

     (v) each share of Series 1 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 1 PCS Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WorldCom Series 1 PCS Stock and (B) that number of shares of MCI WorldCom Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 1 PCS Merger Consideration");

     (vi) each share of Series 2 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 2 PCS Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WorldCom Series 2 PCS Stock and (B) a number of shares of MCI WorldCom Series 2 Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 2 PCS Merger Consideration");

     (vii) each share of Series 3 PCS Stock, par value $1.00 per share, of Sprint ("Sprint Series 3 PCS Stock" and, together with the Sprint Series 1 PCS Stock and the Sprint Series 2 PCS Stock, the "Sprint PCS Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WorldCom Series 1 PCS Stock and (B) a number of shares of MCI WorldCom Common Stock equal to the PCS Exchange Ratio (collectively, the "Series 3 PCS Merger Consideration" and, together with the Series 1 PCS Merger Consideration and the Series 2 PCS Merger Consideration, the "PCS Stock Merger Consideration");

     (viii) each share of Preferred Stock-First Series, Convertible, without par value, of Sprint ("Sprint First Series Preferred Stock") shall be redeemed by Sprint prior to the Effective Time pursuant to Section 5.14;

     (ix) each share of Preferred Stock-Second Series, Convertible, without par value, of Sprint ("Sprint Second Series Preferred Stock") shall be redeemed by Sprint prior to the Effective Time pursuant to Section 5.14;

     (x) each share of Preferred Stock-Fifth Series, without par value, of Sprint ("Sprint Fifth Series Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series 5 Preferred Stock (the "Fifth Series Preferred Merger Consideration"); and

     (xi) each share of Preferred Stock-Seventh Series, Convertible, without par value, of Sprint ("Sprint Seventh Series Preferred Stock" and, together with the Sprint First Series Preferred Stock, the Sprint Second Series Preferred Stock and the Sprint Fifth Series Preferred Stock, the "Sprint Preferred Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WorldCom Series 7 Preferred Stock (the "Seventh Series Preferred Merger Consideration").

   The Sprint Class A Common Stock, the Sprint FON Stock and the Sprint PCS Stock are referred to herein collectively as the "Sprint Common Stock". The Sprint Common Stock and the Sprint Preferred Stock are referred to herein collectively as the "Sprint Capital Stock". Shares of Sprint Capital Stock that are convertible by the holders thereof or by Sprint into a different class or series of Sprint Capital Stock pursuant to the terms of Sprint's articles of incorporation are referred to herein collectively as the "Sprint Conversion Securities".


                                      1-4

   The Series 1 FON Merger Consideration and the Series 3 FON Merger Consideration are referred to herein collectively as the "FON Stock Merger Consideration". The Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration are referred to collectively herein as the "Preferred Stock Merger Consideration". The Series FT Merger Consideration, the Series DT Merger Consideration, the FON Stock Merger Consideration, the PCS Stock Merger Consideration and the Preferred Stock Merger Consideration are referred to herein collectively as the "Merger Consideration".

   (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Sprint Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Sprint Capital Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Sprint Capital Stock, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of applicable MCI WorldCom Capital Stock to be issued in consideration therefor and any dividends or other distributions to which holders of Sprint Capital Stock become entitled all in accordance with Article II upon the surrender of such certificate.

   (d) Each share of Sprint Capital Stock issued and owned or held by MCI WorldCom or Sprint at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of MCI WorldCom or other consideration shall be delivered in exchange therefor.

   (e) (i) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, shares of Sprint Series FT Common Stock, Sprint Series DT Common Stock, Sprint Series 3 FON Stock, Sprint Series 2 PCS Stock, Sprint Series 3 PCS Stock, Sprint Fifth Series Preferred Stock and Sprint Seventh Series Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 17-6712 of the KGCC (the "Sprint Dissenting Shares") shall not be converted into the right to receive the Series FT Merger Consideration, the Series DT Merger Consideration, the Series 3 FON Merger Consideration, the Series 2 PCS Merger Consideration, the Series 3 PCS Merger Consideration, the Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration, respectively, unless and until such stockholders shall have failed to perfect their right of payment under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Sprint Dissenting Shares in accordance with Section 17-6712 of the KGCC. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Sprint Series FT Common Stock, Sprint Series DT Common Stock, Sprint Series 3 FON Stock, Sprint Series 2 PCS Stock, Sprint Series 3 PCS Stock, Sprint Fifth Series Preferred Stock and Sprint Seventh Series Preferred Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Series FT Merger Consideration, the Series DT Merger Consideration, the Series 3 FON Merger Consideration, the Series 2 PCS Merger Consideration, the Series 3 PCS Merger Consideration, the Fifth Series Preferred Merger Consideration and the Seventh Series Preferred Merger Consideration, respectively, in the manner provided for in Section 1.8(b).

   (ii) Sprint shall give MCI WorldCom (A) prompt notice of any objections filed pursuant to Section 17-6712 of the KGCC received by Sprint, withdrawals of such objections and any other instruments served in connection with such objections pursuant to the KGCC and received by Sprint and (B) the opportunity to direct all negotiations and proceedings with respect to objections under the KGCC consistent with the obligations of Sprint thereunder. Sprint shall not, except with the prior written consent of MCI WorldCom, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objection or (z) waive any failure to timely deliver a written objection in accordance with the KGCC.

   (f) (i) Notwithstanding anything in this Agreement to the contrary and unless provided for by applicable law, holders of shares of MCI WorldCom Series B Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of

                                      1-5
appraisal within the meaning of Section 14-2-1301 et seq. of the GBCC (the "MCI WorldCom Dissenting Shares") shall be entitled to payment of the fair value of such MCI WorldCom Dissenting Shares determined in accordance with Section 14-2-1301 et seq. of the GBCC. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of MCI WorldCom Series B Preferred Stock held by such stockholder shall thereupon be deemed to remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation.

   (ii) MCI WorldCom shall give Sprint (A) prompt notice of MCI WorldCom's receipt of any notice of intent to demand payment pursuant to Section 14-2-1301 et seq. of the GBCC, withdrawals of such notice and any other instruments served in connection with such notice pursuant to the GBCC and received by MCI WorldCom and (B) the opportunity to direct all negotiations and proceedings with respect to such notice under the GBCC consistent with the obligations of MCI WorldCom thereunder.

                                   ARTICLE II

                            Exchange of Certificates

   2.1 Exchange Agent. Prior to the Effective Time, MCI WorldCom shall appoint The Bank of New York or another commercial bank or trust company reasonably satisfactory to Sprint to act as exchange agent hereunder for the purpose of exchanging Certificates for the applicable Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, MCI WorldCom shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Sprint Capital Stock, certificates representing the applicable MCI WorldCom Capital Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Sprint Capital Stock in the Merger pursuant to Section 1.8. MCI WorldCom agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3.

   2.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as MCI WorldCom may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate, if it is a Certificate for Sprint Capital Stock shall be entitled to receive in exchange therefor (A) one or more shares of applicable MCI WorldCom Capital Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8, and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II including cash in lieu of any fractional shares of applicable MCI WorldCom Capital Stock pursuant to Section 2.5 and any dividends or other distributions pursuant to Section 2.3, and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Sprint Capital Stock which is not registered in the transfer records of Sprint, one or more shares of applicable MCI WorldCom Capital Stock evidencing, in the aggregate, the proper number of shares of applicable MCI WorldCom Capital Stock and a check in the proper amount of cash in lieu of any fractional shares of applicable MCI WorldCom Capital Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Sprint Capital Stock to such a transferee if the Certificate representing such shares of Sprint Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.


                                      1-6

   2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of MCI WorldCom Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of MCI WorldCom Capital Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of MCI WorldCom Capital Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section
2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of MCI WorldCom Capital Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of MCI WorldCom Capital Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of MCI WorldCom Capital Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of MCI WorldCom Capital Stock.

   2.4 No Further Ownership Rights in Sprint Capital Stock. All shares of MCI WorldCom Capital Stock issued and cash paid upon conversion of shares of Sprint Capital Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Sprint Capital Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Sprint on such shares of Sprint Capital Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Sprint Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

   2.5 No Fractional Shares of MCI WorldCom Capital Stock. (a) No certificates or scrip or shares of MCI WorldCom Capital Stock representing fractional shares of MCI WorldCom Capital Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of MCI WorldCom or a holder of shares of MCI WorldCom Capital Stock.

   (b) Notwithstanding any other provision of this Agreement, each holder of shares of Sprint Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of applicable MCI WorldCom Capital Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable MCI WorldCom Capital Stock multiplied by (ii) the per share closing price of applicable MCI WorldCom Common Stock quoted on Nasdaq on the Closing Date. The fractional share interests of MCI WorldCom Capital Stock will be aggregated, and no recordholder of Sprint Capital Stock will receive cash in an amount equal to or greater than the value of one full share of MCI WorldCom Capital Stock determined as of the Effective Time.

   2.6 No Liability. None of Sprint, MCI WorldCom, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable MCI WorldCom Capital Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of MCI WorldCom Capital Stock pursuant to this
Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to MCI WorldCom, upon demand, and any holders of Sprint Capital Stock who

                                      1-7
have not theretofore complied with the provisions of this Article II shall thereafter look only to MCI WorldCom for satisfaction of their claims for such Merger Consideration, dividends or distributions in respect thereof or such cash.

   2.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Sprint Capital Stock formerly represented thereby, any cash in lieu of fractional shares of MCI WorldCom Capital Stock, and unpaid dividends and distributions on shares of MCI WorldCom Capital Stock deliverable in respect thereof, pursuant to this Agreement.

   2.8 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Sprint Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Sprint Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

   2.9 Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Sprint shall be closed and there shall be no further registration of transfers of shares of Sprint Capital Stock thereafter on the records of Sprint. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Sprint Capital Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or MCI WorldCom for any reason shall be converted into the Merger Consideration with respect to the shares of Sprint Capital Stock formerly represented thereby, any cash in lieu of fractional shares of MCI WorldCom Capital Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                                  ARTICLE III

                         Representations and Warranties

   3.1 Representations and Warranties of Sprint. Except as disclosed in the Sprint SEC Reports filed and publicly available prior to the date of this Agreement (the "Sprint Filed SEC Reports") or as set forth in the Sprint Disclosure Schedule delivered by Sprint to MCI WorldCom prior to the execution of this Agreement (the "Sprint Disclosure Schedule"), Sprint represents and warrants to MCI WorldCom as follows:

   (a) Organization, Standing and Power. Each of Sprint and its Significant Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. The copies of the articles of incorporation and by-laws of Sprint which were previously furnished to MCI WorldCom are true, complete and correct copies of such documents as in effect on the date of this Agreement.


                                      1-8

   (b) Capital Structure. (i) As of September 30, 1999, the authorized capital stock of Sprint consisted of (A) 100,000,000 shares of Sprint Series FT Common Stock, of which 43,118,018 shares were outstanding, (B) 100,000,000 shares of Sprint Series DT Common Stock, of which 43,118,018 shares were outstanding, (C) 2,500,000,000 shares of Sprint Series 1 FON Stock, of which 696,949,268 shares were outstanding, (D) 500,000,000 shares of Sprint Series 2 FON Stock, of which no shares were outstanding, (E) 1,200,000,000 shares of Sprint Series 3 FON Stock, of which 88,111,036 shares were outstanding, (F) 1,250,000,000 shares of Sprint Series 1 PCS Stock, of which 198,422,792 shares were outstanding, (G) 500,000,000 shares of Sprint Series 2 PCS Stock, of which 219,393,844 shares were outstanding, (H) 600,000,000 shares of Sprint Series 3 PCS Stock, of which 13,089,418 shares were outstanding, and (I) 20,000,000 shares of Preferred Stock, without par value, of which (I) 1,742,853 shares have been designated as Sprint First Series Preferred Stock, of which 36,150 shares were outstanding,
(II) 8,758,472 shares have been designated as Sprint Second Series Preferred Stock, of which 219,045 shares were outstanding, (III) 95 shares have been designated as Sprint Fifth Series Preferred Stock, of which 95 shares were outstanding, (IV) 1,500,000 shares of Preferred Stock-Sixth Series, Junior Participating, without par value, have been designated and reserved for issuance upon exercise of the rights (the "Sprint Rights") distributed to holders of Sprint FON Stock and Sprint Class A Common Stock pursuant to the Rights Agreement dated as of November 23, 1998, between Sprint and UMB Bank, N.A., as rights agent (the "Sprint Rights Agreement"), (V) 1,250,000 shares of Preferred Stock-Eighth Series, Junior Participating, without par value, have been designated and reserved for issuance upon exercise of the Sprint Rights distributed to holders of Sprint PCS Stock and Sprint Class A Common Stock pursuant to the Sprint Rights Agreement and (VI) 300,000 shares have been designated as Sprint Seventh Series Preferred Stock, of which 246,766 shares were outstanding. As of September 30, 1999, 2,409,990 shares of Sprint Series 1 FON Stock and 67,927 shares of Sprint Series 1 PCS Stock were held by Sprint in its treasury. Since September 30, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Sprint or any other securities of Sprint other than issuances of shares (and accompanying Sprint Rights) pursuant to options or rights outstanding as of September 30, 1999 under the Benefit Plans of Sprint or pursuant to the conversion of the Sprint Conversion Securities. All issued and outstanding shares of the capital stock of Sprint are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of September 30, 1999 no options, warrants or other rights to acquire capital stock from Sprint other than (v) shares of Sprint Capital Stock issuable upon conversion of the Sprint Conversion Securities, (w) 12,452,831 shares of Sprint Series 2 PCS Stock reserved for future issuance upon the exercise of warrants ("Warrants") issued pursuant to the terms of the Warrant Agreements, each dated as of November 23, 1998 between Sprint, on the one hand, and Cox Teleport Partners, Inc., Cox Communications, Inc., Comcast Telephony Services Holdings, Inc., TCI Wireless Holdings, Inc. and TCI Spectrum Investment, Inc., on the other hand, (x) the Sprint Rights, (y) options representing in the aggregate the right to purchase 54,628,805 shares of Sprint FON Stock and 21,525,703 shares of Sprint PCS Stock under Sprint's 1985 Stock Option Plan, Sprint's 1990 Stock Option Plan, Sprint's Management Incentive Stock Option Plan, Sprint's 1997 Long-Term Stock Incentive Program, Sprint's Long-Term Incentive Compensation Plan, the Amended and Restated Centel Director Stock Option Plan and the Amended and Restated Centel Stock Option Plan (collectively with Sprint's 1990 Restricted Stock Plan, the "Sprint Stock Option Plans"), and (z) rights to purchase shares of Sprint Common Stock under Sprint's Employees Stock Purchase Plan. Sprint has delivered to MCI WorldCom a complete and correct list, as of September 30, 1999, of the number of shares of Sprint Common Stock subject to outstanding stock option or other rights to purchase or receive Sprint Common Stock granted under (i) the Sprint Stock Option Plans (collectively, "Sprint Stock Options") and (ii) the Warrants and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Sprint have been issued or granted since September 30, 1999 to the date of this Agreement.

   (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Sprint having the right to vote on any matters on which stockholders may vote ("Sprint Voting Debt") are issued or outstanding.

   (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements,

                                      1-9
arrangements or undertakings of any kind to which Sprint or any of its Subsidiaries is a party or by which any of them is bound obligating Sprint or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Sprint or any of its Subsidiaries or obligating Sprint or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Sprint or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Sprint or any of its Subsidiaries.

   (iv) Exhibit 21 to Sprint's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Sprint 1998 10-K"), sets forth each Significant Subsidiary of Sprint as of the date hereof. As of the date hereof, all the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of Sprint have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Sprint, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, Sprint does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person which constitutes a Material Investment.

   (c) Authority; No Conflicts. (i) Sprint has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Sprint Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sprint, subject to the adoption of this Agreement by the Required Sprint Vote. This Agreement has been duly executed and delivered by Sprint and constitutes a valid and binding agreement of Sprint, enforceable against it in accordance with its terms.

   (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, subject to the adoption of this Agreement by the Required Sprint Vote, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancelation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancelation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the articles of incorporation or by-laws of Sprint or the governing documents of any Subsidiary of Sprint, or (B) except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sprint or any Subsidiary of Sprint or their respective properties or assets.

   (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union (a "Governmental Entity"), is required by or with respect to Sprint or any Subsidiary of Sprint in connection with the execution and delivery of this Agreement by Sprint or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and Council Regulation (EEC) No. 4064/89 ("Regulation 4064/89"), (B) the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the

                                      1-10

"Communications Act"), and any other rules, regulations, practices and policies promulgated by the Federal Communications Commission ("FCC"), (C) state securities or "blue sky" laws (the "Blue Sky Laws"), (D) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (E) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (F) the KGCC with respect to the filing of the Kansas Certificate of Merger and the GBCC with respect to the filing of the Georgia Certificate of Merger, (G) laws, rules, regulations, practices and orders of any state public service commissions ("PUCs"), foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (H) rules and regulations of the New York Stock Exchange, Inc. ("NYSE"), (I) antitrust or other competition laws of other jurisdictions, and (J) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) and clause (I) are hereinafter referred to as "Required Consents".

   (d) Reports and Financial Statements. Sprint has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (collectively, including all exhibits thereto, the "Sprint SEC Reports"). No Significant Subsidiary of Sprint is required to file any form, report or other document with the SEC. None of the Sprint SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Sprint SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Sprint and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such Sprint SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Sprint SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) Information Supplied. (i) None of the information supplied or to be supplied by Sprint for inclusion or incorporation by reference in (A) the Form S-4 to be filed with the SEC by MCI WorldCom in connection with the issuance of the MCI WorldCom Capital Stock in the Merger will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus included in the Form S-4 related to the Sprint Stockholders Meeting and the MCI WorldCom Shareholders Meeting and the MCI WorldCom Capital Stock to be issued in the Merger will, on the date it is first mailed to Sprint stockholders or MCI WorldCom shareholders or at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

   (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Sprint with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy
Statement/Prospectus based on information supplied by MCI WorldCom for inclusion or incorporation by reference therein.

   (f) Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Knowledge of Sprint, threatened against or affecting Sprint or any of its Subsidiaries that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint nor is there any judgment, decree, injunction,

                                      1-11
rule or order of any Governmental Entity or arbitrator outstanding against Sprint or any of its Subsidiaries having, or that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (g) Compliance with Applicable Laws. Sprint and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of Sprint and its Subsidiaries taken as a whole (the "Sprint Permits"), except where the failure to have any such Sprint Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Sprint and its Subsidiaries are in compliance with the terms of the Sprint Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Subject to obtaining the Required Consents, the Merger, in and of itself, would not cause the revocation or cancelation of any Sprint Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (h) State Takeover Statutes; Approvals. Each of the Board of Directors of Sprint (including the disinterested directors thereof) and the Capital Stock Committee of such Board of Directors has approved and recommended the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval of the Board of Directors of Sprint constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Board of Directors of Sprint to the extent applicable under the provisions of Section 17-1286 et seq. and Section 17-12,100 et seq. of the KGCC and Article Seventh of Sprint's articles of incorporation and represents all the action necessary to ensure that Section 17-1286 et seq. and Section 17-12,100 et seq. of the KGCC and Article Seventh of Sprint's articles of incorporation do not apply to MCI WorldCom in connection with the Merger and the other transactions contemplated by this Agreement. No other Kansas or Georgia state takeover statute is applicable to Sprint in connection with this Agreement, the Merger or the other transactions contemplated hereby. Other than those that have been made prior to the date hereof, no approval or determination of the Board of Directors of Sprint or any committee thereof is required with respect to any class or series of Sprint Capital Stock or under Sprint's articles of incorporation, Bylaws or governance policies to approve this Agreement or any of the transactions contemplated hereby.

   (i) Intellectual Property; Year 2000. (i) Sprint and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") used in the business of Sprint and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (ii) To the Knowledge of Sprint, neither Sprint nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. To the Knowledge of Sprint, neither Sprint nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that Sprint or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. To the Knowledge of Sprint, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of Sprint or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.


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   (iii) As of the date of this Agreement, Sprint and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by Sprint or any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (i) date-related data into and between the years 1999 and 2000 and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, Sprint reasonably believes that such effort will be successful.

   (j) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since June 30, 1999, Sprint and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change in Sprint, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Sprint's capital stock, other than regular quarterly cash dividends of $0.125 per share of Sprint FON Stock and a corresponding cash dividend on the Class A Common Stock and dividends payable on Sprint Preferred Stock in accordance with their terms as of the date of this Agreement, (iii) any split, combination or reclassification of any of Sprint's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Sprint's capital stock, (iv) (A) any granting by Sprint or any of its Subsidiaries to any current or former director, executive officer or other key employee of Sprint or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Sprint Filed SEC Reports,
(B) any granting by Sprint or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay or (C) any entry by Sprint or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, other than in the ordinary course of business consistent with past practice, (v) except insofar as may be required by a change in U.S. GAAP, any change in accounting methods, principles or practices by Sprint materially affecting its consolidated financial position or consolidated results of operations or (vi) except insofar as MCI WorldCom has given its consent, which consent shall not be unreasonably withheld or delayed, any tax election (or settlement or compromise of any material income tax liability) that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (k) Vote Required. The affirmative vote of the holders of shares representing a majority of the total voting power of Sprint Common Stock and Sprint Preferred Stock entitled to vote at the Sprint Stockholders Meeting to adopt this Agreement voting together as a single class (the "Required Sprint Vote") is the only vote or approval of the holders of any class or series of capital stock of Sprint necessary to adopt this Agreement and to approve the transactions contemplated hereby.

   (l) Sprint Rights Agreement. No amendment to the Sprint Rights Agreement is required to be made by Sprint in connection with the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

   (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person on behalf of Sprint is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Warburg Dillon Read LLC, whose fees and expenses will be paid by Sprint in accordance with Sprint's agreement with such firm, based upon arrangements made by or on behalf of Sprint and previously disclosed to MCI WorldCom.

   (n) Opinion of Financial Advisor. Sprint has received the opinion of Warburg Dillon Read LLC, dated the date of this Agreement, to the effect that, as of such date, (i) the FON Exchange Ratio is fair, from a financial point of view, to the holders of each series of Sprint FON Stock, (ii) the PCS Stock Merger

                                      1-13

Consideration is fair, from a financial point of view, to the holders of each series of Sprint PCS Stock, (iii) the Series DT Merger Consideration is fair, from a financial point of view, to holders of the Sprint Series DT Common Stock, (iv) the Series FT Merger Consideration is fair, from a financial point of view, to holders of the Sprint Series FT Common Stock and (v) the Merger Consideration applicable to the Sprint Common Stock is fair, from a financial point of view, to the holders of Sprint Common Stock taken as a whole, a copy of which opinion will promptly be made available to MCI WorldCom.

   (o) Absence of Changes in Sprint's Benefit Plans. Except as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the Sprint Filed SEC Reports, there has not been any adoption or amendment in any material respect by Sprint or any of its Subsidiaries of any of Sprint's Benefit Plans, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Sprint pension plans, or any material change in the manner in which contributions to any Sprint pension plans are made or the basis on which such contributions are determined other than a change required under the terms of such plans as in effect on the date hereof or as required by applicable law.

   (p) ERISA Compliance; No Parachute Payments. (i) With respect to Sprint's Benefit Plans, no liability has been incurred and to the Knowledge of Sprint there exists no condition or circumstances in connection with which Sprint or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint, in each case under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

   (ii) Each of Sprint's Benefit Plans has been administered in accordance with its terms, except for any failures so to administer any such Benefit Plan that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. Sprint, its Subsidiaries and all Sprint's Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (iii) None of Sprint or any of its Subsidiaries sponsors or contributes to any of Sprint's Benefit Plans that is subject to Title IV of ERISA.

   (iv) Sprint and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Sprint or any of its Subsidiaries pending or, to the Knowledge of Sprint, threatened which may interfere with the respective business activities of Sprint or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint. As of the date of this Agreement, to the Knowledge of Sprint, none of Sprint, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Sprint or any of its Subsidiaries, and there is no action, charge or complaint against Sprint or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, in each case except where such practices, actions, charges or complaints are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (v) No employee of Sprint or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any of Sprint's Benefit Plans as a result of the transactions contemplated by this Agreement. No amount payable, or economic benefit provided, by Sprint or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. No Person is entitled to receive any additional payment from Sprint or its Subsidiaries or any other Person in the event that the excise tax of Section 4999 of the Code is imposed on such Person.

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   (q) Taxes. (i) (A) Each of Sprint and its Subsidiaries and each Sprint Consolidated Group has timely filed or has caused to be timely filed all material tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, (B) all tax returns and reports filed by Sprint and each of its Subsidiaries and each Sprint Consolidated Group are complete and accurate in all respects and (C) Sprint and each of its Subsidiaries and each Sprint Consolidated Group has paid (or Sprint or another member of such Sprint Consolidated Group has paid on its behalf) all taxes shown as due on such returns and reports, and the reserve for current taxes shown on the most recent financial statements contained in the Sprint Filed SEC Reports (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) is adequate to cover all taxes payable by Sprint and its Subsidiaries and each Sprint Consolidated Group for all taxable periods and portions thereof through the date of such financial statements, except for any such failure to file, incompleteness or inaccuracy, failure to pay, or inadequacy of such reserve, that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint.

   (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against Sprint or any of its Subsidiaries or any Sprint Consolidated Group that are not adequately reserved for, except for deficiencies that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Sprint, and no requests for waivers of the time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any Federal taxes due from Sprint and its Subsidiaries has expired for all taxable years of Sprint and each of its Subsidiaries through 1985. The Federal income tax returns of Sprint and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service for all years through 1987.

   (iii) Neither Sprint nor any of its Subsidiaries has taken or has agreed to take any action or has any Knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

   (iv) Neither Sprint nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or series of "related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   (v) Sprint does not believe that it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, although it has not determined or established whether it will be a United States real property holding corporation in the future.

   (vi) Sprint has "nexus" for state tax law purposes in Kansas and Pennsylvania.

   (vii) As used in this Agreement, "taxes" shall include all (A) Federal, state, local or foreign income tax, property, sales, excise or other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (B) liability for the payment of the amounts described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (C) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (A) or (B).

   (viii) As used in this Agreement, "Sprint Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which Sprint (or any Subsidiary of Sprint) is or has ever been a member or any group of corporations with which Sprint files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

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   3.2 Representations and Warranties of MCI WorldCom. Except as disclosed in the MCI WorldCom SEC Reports filed and publicly available prior to the date of this Agreement (the "MCI WorldCom Filed SEC Reports") or as set forth in the MCI WorldCom Disclosure Schedule delivered by MCI WorldCom to Sprint prior to the execution of this Agreement (the "MCI WorldCom Disclosure Schedule"), MCI WorldCom represents and warrants to Sprint as follows:

   (a) Organization, Standing and Power. Each of MCI WorldCom and its Significant Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. The copies of the articles of incorporation and by-laws of MCI WorldCom which were previously furnished to Sprint are true, complete and correct copies of such documents as in effect on the date of this Agreement.

   (b) Capital Structure. (i) As of September 30, 1999, the authorized capital stock of MCI WorldCom consisted of (A) 5,000,000,000 shares of MCI WorldCom Common Stock of which 1,880,219,054 shares were outstanding and (B) 50,000,000 shares of Preferred Stock, par value $0.01 per share, of which (1) 94,992 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock, of which no shares were outstanding, (2) 15,000,000 shares have been designated Series B Convertible Preferred Stock ("MCI WorldCom Series B Preferred Stock"), of which 11,190,244 shares were outstanding, (3) 3,750,000 shares have been designated Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock ("MCI WorldCom Series C Preferred Stock"), of which no shares were outstanding, and (4) 5,000,000 shares have been designated Series 3 Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "MCI WorldCom Rights") distributed to holders of MCI WorldCom Common Stock pursuant to the Rights Agreement dated as of August 25, 1996, as amended, between MCI WorldCom and The Bank of New York, as rights agent (the "MCI WorldCom Rights Agreement"). As of September 30, 1999, 4,510,211 shares of MCI WorldCom Common Stock were held by MCI WorldCom in its treasury. Since September 30, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of MCI WorldCom or any other securities of MCI WorldCom other than issuances of shares (and accompanying MCI WorldCom Rights) pursuant to options or rights outstanding as of September 30, 1999 under the Benefit Plans of MCI WorldCom or pursuant to MCI WorldCom's acquisition of SkyTel Communications, Inc. All issued and outstanding shares of the capital stock of MCI WorldCom are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of September 30, 1999 no options, warrants or other rights to acquire capital stock from MCI WorldCom other than pursuant to MCI WorldCom's pending acquisitions as of such date. MCI WorldCom's Benefit Plans and MCI WorldCom's convertible preferred stock. No options or warrants or other rights to acquire capital stock from MCI WorldCom have been issued or granted since September 30, 1999 to the date of this Agreement other than pursuant to MCI WorldCom's acquisition of SkyTel Communications, Inc. or pursuant to MCI WorldCom's Benefit Plans. The shares of MCI WorldCom Capital Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and no Person will have any preemptive right, subscription right or other purchase right in respect thereof other than pursuant to agreements with Sprint or any of its Subsidiaries as in effect on the date hereof.

   (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of MCI WorldCom having the right to vote on any matters on which shareholders may vote ("MCI WorldCom Voting Debt") are issued or outstanding.

   (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which MCI WorldCom or any of its Subsidiaries is a party or by which any of them is bound obligating

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MCI WorldCom or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of MCI WorldCom or any of its Subsidiaries or obligating MCI WorldCom or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of MCI WorldCom or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of MCI WorldCom or any of its Subsidiaries.

   (iv) Exhibit 21 to MCI WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "MCI WorldCom 1998 10-K"), sets forth each Significant Subsidiary of MCI WorldCom as of the date hereof. As of the date hereof, all the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of MCI WorldCom have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by MCI WorldCom, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, MCI WorldCom does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person which constitutes a Material Investment.

   (c) Authority; No Conflicts. (i) MCI WorldCom has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the approval of this Agreement and the MCI WorldCom Stock Issuance to obtaining the Required MCI WorldCom Vote. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MCI WorldCom, subject to the approval of this Agreement and the MCI WorldCom Stock Issuance by the Required MCI WorldCom Vote. This Agreement has been duly executed and delivered by MCI WorldCom and constitutes a valid and binding agreement of MCI WorldCom, enforceable against it in accordance with its terms.

   (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, subject to the approval of this Agreement and the MCI WorldCom Stock Issuance by the Required MCI WorldCom Vote, conflict with, or result in, a Violation pursuant to: (A) any provision of the articles of incorporation or by-laws of MCI WorldCom or the governing documents of any Subsidiary of MCI WorldCom, or (B) except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MCI WorldCom or any Subsidiary of MCI WorldCom or their respective properties or assets.

   (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to MCI WorldCom or any Subsidiary of MCI WorldCom in connection with the execution and delivery of this Agreement by MCI WorldCom or the consummation of the Merger and the other transactions contemplated hereby, except for (A) those required under or in relation to the rules and regulations of Nasdaq, (B) the Required Consents and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (d) Reports and Financial Statements. MCI WorldCom has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "MCI WorldCom SEC Reports"). No Significant Subsidiary of MCI WorldCom is required to file any form, report or other document with the SEC. None of the MCI WorldCom SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the MCI WorldCom SEC

                                      1-17

Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of MCI WorldCom and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such MCI WorldCom SEC Reports, as of their respective dates (and as of the date of any amendment to the respective MCI WorldCom SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

   (e) Information Supplied. (i) None of the information supplied or to be supplied by MCI WorldCom for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Sprint stockholders or MCI WorldCom shareholders or at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

   (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by MCI WorldCom with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Sprint for inclusion or incorporation by reference therein.

   (f) Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Knowledge of MCI WorldCom, threatened against or affecting MCI WorldCom or any of its Subsidiaries that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MCI WorldCom or any of its Subsidiaries having, or that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (g) Compliance with Applicable Laws. MCI WorldCom and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of MCI WorldCom and its Subsidiaries taken as a whole (the "MCI WorldCom Permits"), except where the failure to have any such MCI WorldCom Permits is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. MCI WorldCom and its Subsidiaries are in compliance with the terms of the MCI WorldCom Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. Subject to obtaining the Required Consents, the Merger, in and of itself, would not cause the revocation or cancelation of any MCI WorldCom Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (h) State Takeover Statutes; Approvals. The Board of Directors of MCI WorldCom has approved and recommended the terms of this Agreement and the consummation of the Merger and the other transactions contemplated hereby (including the amendments to MCI WorldCom's articles of incorporation contemplated hereby) and such approval of the Board of Directors of MCI WorldCom constitutes approval of the Merger and the other transactions contemplated hereby (including the amendments to MCI WorldCom's articles of incorporation contemplated hereby) by the Board of Directors of MCI WorldCom to the extent applicable under Article Eleven of MCI WorldCom's articles of incorporation and represents all the action necessary to ensure that Article Eleven of MCI WorldCom's articles of incorporation does not apply to Sprint in connection with the Merger and the other transactions contemplated hereby. No Georgia or Kansas state takeover statute

                                      1-18

(including Section 14-2-1110 et seq. and Section 14-2-1131 et seq. of the GBCC) is applicable to MCI WorldCom in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. Other than those that have been made prior to the date hereof, no approval or determination of the Board of Directors of MCI WorldCom or any committee thereof is required with respect to any class or series of MCI WorldCom Capital Stock or under MCI WorldCom's articles of incorporation or by-laws to approve this Agreement or any of the transactions contemplated hereby.

   (i) Intellectual Property; Year 2000. (i) MCI WorldCom and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights used in the business of MCI WorldCom and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (ii) To the Knowledge of MCI WorldCom, neither MCI WorldCom nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. To the Knowledge of MCI WorldCom, neither MCI WorldCom nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that MCI WorldCom or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. To the Knowledge of MCI WorldCom, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of MCI WorldCom or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (iii) As of the date of this Agreement, MCI WorldCom and its Subsidiaries have undertaken a concerted effort to ensure that all of the computer software, computer firmware, computer hardware, and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by MCI WorldCom or any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving (i) date/related data into and between the years 1999 and 2000 and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries. As of the date of this Agreement, MCI WorldCom reasonably believes that such effort will be successful.

   (j) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since June 30, 1999, MCI WorldCom and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any Material Adverse Change in MCI WorldCom, (ii) until the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MCI WorldCom's capital stock, other than dividends payable on MCI WorldCom's preferred stock in accordance with their terms as of the date of this Agreement, (iii) until the date of this Agreement, any split, combination or reclassification of any of MCI WorldCom's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of MCI WorldCom's capital stock, (iv) until the date of this Agreement, except insofar as may be required by a change in U.S. GAAP, any change in accounting methods, principles or practices by MCI WorldCom materially affecting its consolidated financial position or consolidated results of operations or (v) until the date of this Agreement, except insofar as Sprint has given its consent, which consent shall not be unreasonably withheld or delayed, any tax election (or settlement or compromise of any material income tax liability) that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

                                      1-19

   (k) Vote Required. The affirmative vote (the "Required MCI WorldCom Vote") of (i) holders of shares of MCI WorldCom Common Stock and MCI WorldCom Series B Preferred Stock representing a majority of all the votes entitled to be cast at a meeting of the holders of outstanding shares of capital stock of MCI WorldCom, voting as a single voting group, is the only vote of the holders of any class or series of MCI WorldCom capital stock necessary to approve the Merger (which would include the amendment to MCI WorldCom's articles of incorporation contemplated hereby) and (ii) a majority of the total votes cast by the holders of shares of MCI WorldCom Common Stock is the only vote of the holders of any class or series of capital stock of MCI WorldCom necessary to approve, in accordance with the applicable rules of Nasdaq, the issuance (the "MCI WorldCom Stock Issuance") of MCI WorldCom Capital Stock pursuant to the Merger.

   (l) MCI WorldCom Rights Agreement. No amendment to the MCI WorldCom Rights Agreement is required to be made by MCI WorldCom in connection with the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

   (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person on behalf of MCI WorldCom is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Salomon Smith Barney Inc., whose fees and expenses will be paid by MCI WorldCom in accordance with MCI WorldCom's agreement with such firm, based upon arrangements made by or on behalf of MCI WorldCom and previously disclosed to Sprint.

   (n) Opinion of Financial Advisor. MCI WorldCom has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the FON Exchange Ratio and the PCS Stock Merger Consideration are fair, from a financial point of view, to MCI WorldCom, a copy of which opinion will promptly be made available to Sprint.

   (o) ERISA Compliance. (i) With respect to MCI WorldCom's Benefit Plans, no liability has been incurred and to the Knowledge of MCI WorldCom there exists no condition or circumstances in connection with which MCI WorldCom or any of its Subsidiaries could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom, in each case under ERISA, the Code or any other applicable law.

   (ii) Each of MCI WorldCom's Benefit Plans has been administered in accordance with its terms, except for any failures so to administer any such Benefit Plan that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. MCI WorldCom, its Subsidiaries and all MCI WorldCom's Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (iii) None of MCI WorldCom or any of its Subsidiaries sponsors or contributes to any of MCI WorldCom's Benefit Plans that is subject to Title IV of ERISA.

   (iv) MCI WorldCom and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against MCI WorldCom or any of its Subsidiaries pending or, to the Knowledge of MCI WorldCom, threatened which may interfere with the respective business activities of MCI WorldCom or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. As of the date of this Agreement, to the Knowledge of MCI WorldCom, none of MCI WorldCom, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of MCI WorldCom or any of its Subsidiaries, and

                                      1-20
there is no action, charge or complaint against MCI WorldCom or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, in each case except where such practices, actions, charges or complaints are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (v) No employee of MCI WorldCom or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any of MCI WorldCom's Benefit Plans as a result of the transactions contemplated by this Agreement, except to the extent that such benefits, acceleration or vesting are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. No amount payable, or economic benefit provided, by MCI WorldCom or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code, except to the extent that, if such payment or benefit was an "excess parachute payment", such payment or benefit is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom. No Person is entitled to receive any additional payment from MCI WorldCom or its Subsidiaries or any other Person in the event that the excise tax of Section 4999 of the Code is imposed on such Person, except to the extent that any such additional payment is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (p) Taxes. (i) (A) Each of MCI WorldCom and its Subsidiaries and each MCI WorldCom Consolidated Group has timely filed or has caused to be timely filed all material tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, (B) all tax returns and reports filed by MCI WorldCom and each of its Subsidiaries and each MCI WorldCom Consolidated Group are complete and accurate in all respects and (C) MCI WorldCom and each of its Subsidiaries and each MCI WorldCom Consolidated Group has paid (or MCI WorldCom or another member of such MCI WorldCom Consolidated Group has paid on its behalf) all taxes shown as due on such returns and reports, and the reserve for current taxes shown on the most recent financial statements contained in the MCI WorldCom Filed SEC Reports (in addition to any reserve for deferred taxes established to reflect timing differences between book and tax income) is adequate to cover all taxes payable by MCI WorldCom and its Subsidiaries and each MCI WorldCom Consolidated Group for all taxable periods and portions thereof through the date of such financial statements, except for any such failure to file, incompleteness or inaccuracy, failure to pay, or inadequacy of such reserve, that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom.

   (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against MCI WorldCom or any of its Subsidiaries or any MCI WorldCom Consolidated Group that are not adequately reserved for, except for deficiencies that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on MCI WorldCom and no requests for waivers of time to assess any such taxes have been granted or are pending (other than with respect to years that are currently under examination by the Internal Revenue Service or other applicable taxing authorities). The statute of limitations on assessment or collection of any Federal taxes due from MCI WorldCom and its Subsidiaries has expired for all taxable years of MCI WorldCom and each of its Subsidiaries through 1987. The Federal income tax returns of MCI WorldCom and each of its Subsidiaries have been examined by and settled with the Internal Revenue Services for all years through 1987.

   (iii) Neither MCI WorldCom nor any of its Subsidiaries has taken or has agreed to take any action or has any Knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

   (iv) Neither MCI WorldCom nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or series of "related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                                      1-21

   (v) MCI WorldCom does not believe that it is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, although it has not determined or established whether it will be a United States real property holding corporation in the future.

   (vi) As used in this Agreement, "MCI WorldCom Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which MCI WorldCom (or any Subsidiary of MCI WorldCom) is or has ever been a member or any group of corporations with which MCI WorldCom files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   4.1 Covenants of Sprint. During the period from the date of this Agreement and continuing until the Effective Time, Sprint agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the Sprint Disclosure Schedule or to the extent that MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

   (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, Sprint shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by Sprint or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.1 or Section 4.1 of the Sprint Disclosure Schedule shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

   (b) Dividends; Changes in Share Capital. Sprint shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) Sprint may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.125 per share of Sprint FON Stock (and any corresponding cash dividends on shares held by the Class A Holders) and regular dividends required by the terms of the Sprint Preferred Stock as in effect on the date hereof, in each case with usual record and payment dates for such dividends in accordance with Sprint's past practice and (B) dividends by wholly owned Subsidiaries of Sprint to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Sprint which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Sprint of Sprint Common Stock (and the associated Sprint Rights) in the ordinary course of business consistent with past practice in connection with the Sprint Benefit Plans and the terms of the Sprint Conversion Shares as in effect on the date hereof and except for the redemption of the Sprint First Series Preferred Stock and Sprint Second Series Preferred Stock pursuant to Section 5.14.

   (c) Issuance of Securities. Sprint shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Sprint Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Sprint Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Sprint Common Stock (and the associated Sprint Rights) upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such

                                      1-22
options or rights are outstanding on the date hereof in accordance with their present terms or upon the exercise of the stock options issued pursuant to clause (vi) below, (ii) the issuance of Sprint Capital Stock upon the conversion of Sprint Conversion Securities pursuant to the terms thereof as in effect on the date hereof, (iii) the issuance of Sprint PCS Stock pursuant to the exercise of Warrants pursuant to the terms of the Warrant Agreements as in effect on the date hereof, (iv) issuances by a wholly owned Subsidiary of Sprint of capital stock to such Subsidiary's parent, (v) issuances in accordance with the Sprint Rights Agreement, (vi) issuances of stock options in connection with regular option grants by Sprint or issuances of stock options for new hires or issuances of restricted stock, in each case in the ordinary course of business and consistent with past practice pursuant to the Sprint Benefit Plans, (vii) the issuance of shares of Sprint Capital Stock pursuant to purchase rights or preemptive rights held by stockholders of Sprint under the terms of the instruments or agreements as in effect on the date hereof pursuant to which such shares were issued, (viii) the issuance of Sprint Capital Stock pursuant to acquisitions permitted under Section 4.1(e) hereof or under Section
4.1 of the Sprint Disclosure Schedule or (ix) as provided in Section 5.7 of the Sprint Disclosure Schedule.

   (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, Sprint shall not amend its articles of incorporation or by-laws.

   (e) No Acquisitions. Sprint shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets; provided, however, that the foregoing shall not prohibit (i) acquisitions of assets used in the operations of the business of Sprint and its Subsidiaries in the ordinary course of business consistent with past practice, (ii) internal reorganizations or consolidations involving existing Subsidiaries of Sprint or (iii) the creation of new Subsidiaries of Sprint organized to conduct or continue activities otherwise permitted by this Agreement, so long as any action otherwise permitted by this proviso could not reasonably be expected to result in (A) any of the conditions to the Merger set forth in Article VI not being satisfied or
(B) a material delay in the satisfaction of any such conditions.

   (f) No Dispositions. Other than (i) in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint and its Subsidiaries taken as a whole or (ii) internal reorganizations or consolidations involving existing Subsidiaries of Sprint, Sprint shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any of its assets.

   (g) Indebtedness; Investments. Sprint shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Sprint or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, except for (A) short-term borrowings, senior bank or similar bank financing or, subject to prior consultation with MCI WorldCom, any other indebtedness incurred by Sprint or any of its Subsidiaries with a maturity date not to exceed five years from the date of its original issuance (provided that the consummation of this Agreement or any of the transactions contemplated hereby shall not give rise to, cause or result in, a default or event of default under the agreement or instrument governing any such indebtedness or, an obligation to pay any amount thereunder solely as a result of the consummation of this Agreement or any of the transactions contemplated hereby) incurred in the ordinary course of business consistent with past practice (or to refund existing or maturing indebtedness) and (B) intercompany indebtedness between Sprint and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, (ii) make any loans or advances to any other Person, other than (A) employee loans or advances made by Sprint in the ordinary course of business consistent with past practice and (B) loans or

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advances made between Sprint and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (iii) investments in any Person other than (A) investments in wholly owned Subsidiaries and (B) investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint.

   (h) New Line of Business; Capital Expenditures. Sprint shall not, and shall not permit any of its Subsidiaries to, (i) enter into any new material line of business outside its Core Businesses (as defined in Sprint's articles of incorporation) or (ii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business and which are not in excess of the amounts set forth in Section 4.1(h) of the Sprint Disclosure Schedule.

   (i) Tax-Free Qualification. Sprint shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

   (j) Other Actions. Sprint shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
Article VI not being satisfied or (ii) a material delay in the satisfaction of any such conditions.

   (k) Accounting Methods. Except as disclosed in the Sprint Filed SEC Reports, or as required by a Governmental Entity, Sprint shall not make any material change in its methods of accounting in effect at December 31, 1998, except as required by changes in U.S. GAAP as concurred in by Sprint's independent auditors. Sprint shall not change its fiscal year.

   (l) Representations and Warranties. Sprint shall not take any action that would cause the representations and warranties set forth in Section 3.1(j) to no longer be true and correct.

   (m) Authorization of the Foregoing. Sprint shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

   4.2 Covenants of MCI WorldCom. During the period from the date of this Agreement and continuing until the Effective Time, MCI WorldCom agrees as to itself and its Subsidiaries that (except as expressly contemplated, permitted or required by this Agreement or as otherwise indicated on the MCI WorldCom Disclosure Schedule or to the extent that Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

   (a) Ordinary Course. Except to the extent not reasonably practicable in light of the announcement or existence of this Agreement and the transactions contemplated hereby, MCI WorldCom shall, and shall cause its Subsidiaries taken as a whole to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business; provided, however, that no action by MCI WorldCom or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 4.2 shall be deemed a breach of this Section 4.2(a) unless such action would constitute a breach of one or more of such other provisions.

   (b) Dividends; Changes in Share Capital. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by MCI WorldCom of MCI WorldCom Capital Stock (and the associated MCI WorldCom Rights) in the ordinary course of business consistent with past practice in connection with share options, share incentive schemes, profit sharing schemes or other benefit plans of MCI WorldCom or repurchases of shares of MCI WorldCom Common Stock in open market or privately negotiated transactions. In the event MCI WorldCom

                                      1-24
changes (or establishes a record date for changing) the number of shares of MCI WorldCom Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding MCI WorldCom Common Stock and the record date therefor shall be prior to the Effective Time, the applicable Merger Consideration shall be appropriately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event MCI WorldCom pays (or establishes a record date for payment of) any dividend on, or makes any other distribution in respect of, MCI WorldCom Common Stock, the applicable Merger Consideration shall be appropriately adjusted to reflect such dividend or distribution. Without limiting the foregoing, the issuance of MCI WorldCom Rights pursuant to the MCI WorldCom Rights Agreement in respect of each share of MCI WorldCom PCS Stock shall not cause, or result in, any adjustment pursuant to this Section 4.2(b).

   (c) No Acquisitions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in any event (i) with a value in excess of an amount equal to 20% of the market capitalization of MCI WorldCom, for any one acquisition and 30% thereof for all acquisitions before the Closing, in each case as determined on the date of its entering into an agreement therefor or (ii) that could reasonably be expected to result in (A) any of the conditions to the Merger set forth in Article VI not being satisfied or (B) a material delay in the satisfaction of any such conditions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business outside its existing core businesses.

   (d) No Dispositions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of all or substantially all of any material line of business for MCI WorldCom and its Subsidiaries taken as a whole.

   (e) Tax-Free Qualification. MCI WorldCom shall not and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

   (f) Other Actions. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, take any action that would, or could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) a material delay in the satisfaction of such conditions.

   (g) Representations and Warranties. MCI WorldCom shall not take any action that would cause the representations and warranties set forth in Section 3.2(j)(i) to no longer be true and correct.

   (h) Authorization of the Foregoing. MCI WorldCom shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take, any of the foregoing actions.

   4.3 Control of Other Party's Business. Nothing contained in this Agreement shall give Sprint, directly or indirectly, the right to control or direct MCI WorldCom's operations prior to the Effective Time. Nothing contained in this Agreement shall give MCI WorldCom, directly or indirectly, the right to control or direct Sprint's operations prior to the Effective Time. Prior to the Effective Time, each of Sprint and MCI WorldCom shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

   4.4 FT/DT Arrangements. Notwithstanding anything in this Agreement to the contrary:

    (a) MCI WorldCom expressly consents and agrees to (i) the execution and delivery by Sprint, Sprint Global Venture, Inc. ("SGVI") and any other Subsidiary of Sprint of (A) the Master Transfer Agreement dated as of January 21, 2000 (the "MTA") between and among FT, DT, NAB Nordamerika Beteiligungs Holding GmbH,

                                      1-25

Atlas Telecommunications S.A., Sprint, SGVI and the JV Entities which are parties thereto and (B) the agreements contemplated by, or to be executed and delivered pursuant to, the MTA (together with the MTA, the "MTA Transaction Documents"), and (ii) the performance by Sprint, SGVI and any other Subsidiary of Sprint of their obligations thereunder and the consummation by Sprint, SGVI and any other Subsidiary of Sprint of the transactions contemplated thereby.

    (b) MCI WorldCom agrees that neither the execution and delivery of the MTA Transaction Documents nor the performance of the obligations thereunder or the consummation of the transactions contemplated thereby will constitute a breach of this Agreement or be included in determining whether a Material Adverse Effect on Sprint or a Material Adverse Change in Sprint has occurred for any purpose of this Agreement.

    (c) Sprint shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive any of the provisions of the MTA Transaction Documents in any material respect without the consent of MCI WorldCom (which consent shall not be unreasonably withheld or delayed). Sprint shall consult immediately with MCI WorldCom regarding any communication or advisory from FT or DT under Section 5.06(b) of the MTA.

                                   ARTICLE V

                             Additional Agreements

   5.1 Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings. (a) As promptly as practicable following the date hereof, MCI WorldCom and Sprint shall jointly prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereto which shall constitute the joint proxy statement/prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and MCI WorldCom shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to the issuance of MCI WorldCom Capital Stock in the Merger (the "Form S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of MCI WorldCom and Sprint shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. MCI WorldCom agrees that none of the information supplied or to be supplied by MCI WorldCom for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Sprint agrees that none of the information supplied or to be supplied by Sprint for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Sprint Stockholders Meeting or the MCI WorldCom Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to MCI WorldCom and the MCI WorldCom Shareholders Meeting will be deemed to have been supplied by MCI WorldCom and information concerning or related to Sprint and the Sprint Stockholders Meeting shall be deemed to have been supplied by Sprint. No amendment or supplement to the information supplied by Sprint for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of Sprint, which approval shall not be unreasonably withheld or delayed.


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   (b) Sprint shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Sprint Stockholders Meeting") for the purpose of obtaining the Required Sprint Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts, subject to Section 5.4, to solicit the adoption of this Agreement by the Required Sprint Vote and, subject to Section 5.4, the Board of Directors of Sprint shall recommend adoption of this Agreement by the stockholders of Sprint. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.4 and 7.1(e), Sprint agrees that its obligations pursuant to the first sentence of this
Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Sprint of any Sprint Acquisition Proposal.

   (c) MCI WorldCom shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "MCI WorldCom Shareholders Meeting") for the purpose of obtaining the Required MCI WorldCom Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts, subject to Section 5.5, to solicit the approval of this Agreement by the Required MCI WorldCom Vote and, subject to Section 5.5, the Board of Directors of MCI WorldCom shall recommend the approval of this Agreement by the shareholders of MCI WorldCom. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 5.5 and 7.1(f), MCI WorldCom agrees that its obligations pursuant to the first sentence of this Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to MCI WorldCom of any MCI WorldCom Acquisition Proposal.

   (d) The Sprint Stockholders Meeting and the MCI WorldCom Shareholders Meeting shall take place on the same date, to the extent practicable; provided that, notwithstanding anything in this Agreement, neither such meeting shall take place earlier than the 121st day following the date of this Agreement.

   5.2 Access to Information. Upon reasonable notice, each of MCI WorldCom and Sprint shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of MCI WorldCom and Sprint shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of MCI WorldCom and Sprint may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 22, 1999, between Sprint and MCI WorldCom (the "Confidentiality Agreement"). Any investigation by MCI WorldCom or Sprint shall not affect the representations and warranties of Sprint or MCI WorldCom, as the case may be.

   5.3 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are reasonably necessary to consummate the Merger and the transactions contemplated hereby (each a "Required Approval"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make, as promptly as practicable, to the extent it has not already done so,
(i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five Business Days of the date hereof), (ii) appropriate filings with the FCC and PUCs with

                                      1-27
respect to the transactions contemplated hereby, (iii) appropriate filings with the European Commission in accordance with applicable competition, merger control, antitrust or similar laws within the time periods specified thereunder, and (iv) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such laws and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable. Notwithstanding the foregoing, nothing in this Section 5.3 shall require, or be deemed to require, (i) MCI WorldCom or Sprint to agree to or effect any divestiture or take any other action if doing so would, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger or (ii) MCI WorldCom or Sprint to agree to or effect any divestiture or take any other action that is not conditional on the consummation of the Merger.

   (b) Each of MCI WorldCom and Sprint shall, in connection with the efforts referenced in Section 5.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, PUCs, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communications given by it to, and consult with each other in advance to the extent practicable of any meeting or conference with, the FCC, PUCs, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FCC, PUCs, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

   (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of MCI WorldCom and Sprint shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.3. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Federal Communications Act, as amended, Regulation 4064/89 and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

   (d) Sprint and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and

                                      1-28
otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

   (e) MCI WorldCom and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

   5.4 No Solicitation by Sprint. (a) Sprint shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitutes a Sprint Competing Proposal or (ii) participate in any discussions or negotiations regarding any Sprint Competing Proposal; provided, however, that if, at any time during the period commencing on the 61st day after the date hereof and ending on the date the Required Sprint Vote is obtained (the "Sprint Applicable Period"), the Board of Directors of Sprint, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Sprint's stockholders, Sprint and its representatives may, in response to a Sprint Superior Proposal which did not result from a breach of this Section 5.4(a), and subject to providing prior or contemporaneous notice of its decision to take such action to MCI WorldCom, (x) furnish information with respect to Sprint and its Subsidiaries to any Person making a Sprint Superior Proposal pursuant to a customary confidentiality agreement (as determined by Sprint after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Sprint Superior Proposal. This
Section 5.4 is subject to Section 5.4 of the Sprint Disclosure Schedule. For purposes of this Agreement, "Sprint Competing Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of Sprint and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of Sprint Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of Sprint Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its Subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Sprint Superior Proposal" means (i) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Sprint Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its Subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (ii) otherwise on terms which the Board of Directors of Sprint determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Sprint, (x) would be more favorable than the Merger to Sprint's stockholders taken as a whole, (y) is reasonably capable of being completed and
(z) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

   (b) Neither the Board of Directors of Sprint nor any committee thereof shall
(i) withdraw, or propose publicly to withdraw, in a manner adverse to MCI WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 5.4(d), modify, or

                                      1-29
propose publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Sprint Competing Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, a "Sprint Acquisition Agreement") related to any Sprint Competing Proposal. Notwithstanding the foregoing, during the Sprint Applicable Period, in response to a Sprint Superior Proposal which did not result from a breach of Section 5.4(a), if the Board of Directors of Sprint, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Sprint's stockholders, the Board of Directors of Sprint may (x) modify or propose publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation of the Merger or this Agreement by the Board of Directors of Sprint and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Sprint to enter into any Sprint Acquisition Agreement with respect to any Sprint Superior Proposal), but, in the case of clause (y), only at a time that is during the Sprint Applicable Period and is after the fourth Business Day (or the second calendar day in the case of a material amendment to a Sprint Superior Proposal) following MCI WorldCom's receipt of written notice advising MCI WorldCom that the Board of Directors of Sprint is prepared to accept a Sprint Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such Sprint Superior Proposal (or any material amendment thereto) and identifying the Person making such Sprint Superior Proposal (or any material amendment thereto).

   (c) In addition to the obligations of Sprint set forth in paragraphs (a) and
(b) of this Section 5.4, Sprint shall promptly advise MCI WorldCom of any Sprint Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or Sprint Competing Proposal and the identity of the Person making such request or Sprint Competing Proposal. Sprint will promptly keep MCI WorldCom reasonably informed of the status (including amendments) of any such request or Sprint Competing Proposal.

   (d) Nothing contained in this Section 5.4 shall prohibit Sprint from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Sprint's stockholders if, in the good faith judgment of the Board of Directors of Sprint, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 5.4(b), neither Sprint nor its Board of Directors nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Sprint Competing Proposal.

   5.5 No Solicitation by MCI WorldCom. (a) MCI WorldCom shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitutes an MCI WorldCom Competing Proposal or (ii) participate in any discussions or negotiations regarding any MCI WorldCom Competing Proposal; provided, however, that if, at any time during the period commencing on the 61st day after the date hereof and ending on the date Required MCI WorldCom Vote is obtained (the "MCI WorldCom Applicable Period"), the Board of Directors of MCI WorldCom, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of MCI WorldCom's shareholders, MCI WorldCom and its representatives may, in response to an MCI WorldCom Superior Proposal which did not result from a breach of this Section 5.5(a), and subject to providing prior or contemporaneous notice of its decision to take such action to Sprint, (x) furnish information with respect to MCI WorldCom and its Subsidiaries to any Person making an MCI WorldCom Superior Proposal pursuant to a customary confidentiality agreement (as determined by MCI

                                      1-30

WorldCom after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such MCI WorldCom Superior Proposal. For purposes of this Agreement, "MCI WorldCom Competing Proposal" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of MCI WorldCom and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of MCI WorldCom Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the combined voting power of the shares of MCI WorldCom Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its Subsidiaries in which the other party thereto or its shareholders will own 20% or more of the combined voting power of the shares of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purposes of this Agreement, an "MCI WorldCom Superior Proposal" means (i) (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom Common Stock, or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its Subsidiaries in which (1) the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and (2) representatives of such other party shall represent a majority of the Board of Directors of such parent entity, and (ii) otherwise on terms which the Board of Directors of MCI WorldCom determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of MCI WorldCom, (x) would be more favorable than the Merger to MCI WorldCom's shareholders taken as a whole, (y) is reasonably capable of being completed and
(z) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

   (b) Neither the Board of Directors of MCI WorldCom nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Sprint, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 5.5(d), modify, or propose publicly to modify, in a manner adverse to Sprint, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any MCI WorldCom Competing Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "MCI WorldCom Acquisition Agreement") related to any MCI WorldCom Competing Proposal. Notwithstanding the foregoing, during the MCI WorldCom Applicable Period, in response to an MCI WorldCom Superior Proposal which did not result from a breach of Section 5.5(a), if the Board of Directors of MCI WorldCom, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of MCI WorldCom's shareholders, the Board of Directors of MCI WorldCom may (x) modify or propose publicly to modify, in a manner adverse to Sprint, the approval or recommendation of the Merger or this Agreement by the Board of Directors of MCI WorldCom and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause MCI WorldCom to enter into any MCI WorldCom Acquisition Agreement with respect to any MCI WorldCom Superior Proposal), but, in the case of clause (y), only at a time that is during the MCI WorldCom Applicable Period and is after the fourth Business Day (or the second calendar day in the case of a material amendment to an MCI WorldCom Superior Proposal) following Sprint's receipt of written notice advising Sprint that the Board of Directors of MCI WorldCom is prepared to accept an MCI WorldCom Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such MCI WorldCom Superior Proposal (or any material amendment thereto) and identifying the Person making such MCI WorldCom Superior Proposal (or any material amendment thereto).

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   (c) In addition to the obligations of MCI WorldCom set forth in paragraphs
(a) and (b) of this Section 5.5, MCI WorldCom shall promptly advise Sprint of any MCI WorldCom Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or MCI WorldCom Competing Proposal and the identity of the Person making such request or MCI WorldCom Competing Proposal. MCI WorldCom will promptly keep Sprint reasonably informed of the status (including amendments) of any such request or MCI WorldCom Competing Proposal.

   (d) Nothing contained in this Section 5.5 shall prohibit MCI WorldCom from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to MCI WorldCom's shareholders if, in the good faith judgment of the Board of Directors of MCI WorldCom, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 5.5(b), neither MCI WorldCom nor its Board of Directors nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an MCI WorldCom Competing Proposal.

   5.6 Sprint Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of Sprint (or, if appropriate, any committee administering the Sprint Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding Sprint Stock Options (each, as so adjusted, an "Adjusted Option"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Sprint Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such Sprint Stock Option, as follows:

       (A) each Sprint Stock Option to acquire shares of Sprint FON Stock will be converted into an option to acquire the number of shares of MCI WorldCom Common Stock determined by multiplying the number of shares of Sprint FON Stock subject to such Sprint Stock Option by the FON Exchange Ratio (rounded up to the nearest whole share) at an exercise price determined by dividing the exercise price set forth in such Sprint Stock Option by the FON Exchange Ratio (rounded up to the nearest whole cent); and

       (B) each Sprint Stock Option to acquire shares of any class of Sprint PCS Stock will be converted into an option to acquire:

         (x) an equivalent number of shares of MCI WorldCom Series 1 PCS Stock at the same exercise price as the exercise price for such Sprint PCS Stock plus

         (y) an amount of MCI WorldCom Common Stock for no additional consideration equal to the number of shares of such Sprint PCS Stock subject to such Sprint Stock Option multiplied by the PCS Exchange Ratio, (rounded up to the nearest whole share) (the "MCI WorldCom Common Stock Option Shares"), where such option shall automatically be exercised (as part of the exercise of the option to acquire MCI WorldCom Series 1 PCS Stock described in the preceding clause (x)) for a number of shares of MCI WorldCom Common Stock each time that such option to acquire MCI WorldCom Series 1 PCS Stock is exercised, and where the number of shares of MCI WorldCom Common Stock to be acquired upon such exercise shall:

                 (1) equal "Z" (rounded up to the nearest whole share), where
              "Z" equals (i) the number of shares of MCI WorldCom Series 1 PCS Stock to be acquired pursuant to such exercise of such option multiplied by (ii) the PCS Exchange Ratio; or

                 (2) equal the number of shares of MCI WorldCom Common Stock which remain subject to such option, if such exercise is for all the shares of MCI WorldCom Series 1 PCS Stock which remain subject to such option;

          ; provided, however, that the maximum number of shares of MCI WorldCom Common Stock issuable pursuant to all such exercises of an Adjusted Option described in this Section

                                     1-32

         5.6(a)(i)(B) shall not in the aggregate exceed the number of MCI WorldCom Common Stock Option Shares; and

     (ii) make such other changes to the Sprint Stock Option Plans as MCI WorldCom and Sprint may agree are appropriate to give effect to the Merger.

   (b) The adjustments provided in this Section 5.6 with respect to any Sprint Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

   (c) Prior to the Effective Time, MCI WorldCom shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of MCI WorldCom following the Effective Time) to assume as of the Effective Time all obligations undertaken by, or on behalf of, Sprint under Section 5.6(a) and to adopt at the Effective Time the Sprint Stock Option Plans and each Adjusted Option and to take all other action called for in this Section 5.6, including the reservation, issuance and listing of MCI WorldCom Capital Stock in a number at least equal to the number of shares of MCI WorldCom Common Stock that will be subject to the Adjusted Options.

   (d) As soon as practicable following the Effective Time, MCI WorldCom shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of MCI WorldCom Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Sprint Stock Option Plans after the Effective Time may remain outstanding.

   (e) As soon as practicable after the Effective Time, MCI WorldCom shall deliver to the holders of the Sprint Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Sprint Stock Option Plans and the agreements evidencing the grants of such Sprint Stock Options and that such Sprint Stock Options and agreements shall be assumed by MCI WorldCom and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

   (f) Except as otherwise expressly provided in this Section 5.6 and except to the extent required under the respective terms of the Sprint Stock Options, all restrictions or limitations on transfer and vesting with respect to the Sprint Stock Options awarded under the Sprint Stock Option Plans or any other plan, program or arrangement of Sprint or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by MCI WorldCom as set forth above.

   5.7 Employee Matters. (a) During the one-year period following the Effective Time (the "Transition Period"), MCI WorldCom shall maintain employee benefit plans, programs and policies for the employees of Sprint and its Subsidiaries which, in the aggregate, are substantially comparable to the employee benefit plans, programs and policies provided by Sprint and its Subsidiaries before the Effective Time (other than Sprint's Employees Stock Purchase Plan). Furthermore, no employee of Sprint or a Subsidiary of Sprint shall have his or her base hourly rate of pay, base salary or bonus opportunity reduced during the Transition Period except to the extent such reduction is called for as a result of a violation of MCI WorldCom's generally applicable policies or a failure to satisfy MCI WorldCom's generally applicable performance standards for similarly situated MCI WorldCom employees. The participant accounts in each unfunded plan, program or policy of Sprint and each Subsidiary of Sprint which are designed to track the performance of Sprint Capital Stock but which only pay benefits in cash shall be converted at the Effective Time to accounts which track the performance of the corresponding MCI WorldCom Capital Stock based upon the principles set forth in this Agreement for converting Sprint Capital Stock to MCI WorldCom Capital Stock except that there shall be no rounding up or down as part of such conversions.


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   (b) During the one-year period following the Transition Period, the employees of Sprint and each Subsidiary of Sprint shall be eligible to participate in employee benefit plans, programs and policies which, in the aggregate, are substantially comparable to the employee benefit plans, programs and policies maintained by MCI WorldCom for similarly situated employees. Each employee of Sprint and each Subsidiary of Sprint shall receive full credit under each applicable MCI WorldCom plan, program or policy for his or her service as an employee of Sprint and any Subsidiary of Sprint on the same basis that he or she would have received such credit if such service had been completed as an employee of MCI WorldCom for purposes of satisfying any service requirement to participate in such plan, program or policy (including any plan, program or policy which provides post-retirement medical benefits) and any service requirement to receive a non-forfeitable interest in the benefits under such plan, program or policy. Furthermore, if any such MCI WorldCom plan, program or policy has any active employment requirements, pre-existing condition requirements, co-pay, coinsurance or deductible requirements in effect for a year and an employee of Sprint or a Subsidiary of Sprint had satisfied (or had made payments towards satisfying) such requirements for a part of such year as a participant in a Sprint plan, program or policy, such employee shall receive full credit for satisfying (or for payments made towards satisfying) such requirements in the MCI WorldCom plan, program or policy for such year when he or she begins to participate in such plan, program or policy and any such co-pay, coinsurance or deductible requirements for such year under the MCI WorldCom plan, program or policy shall be no greater than the co-pay, coinsurance or deductible requirement under the Sprint plan, program or policy for such year.

   (c) MCI WorldCom and Sprint will implement the provisions relating to Sprint employee matters set forth in Section 5.7 of the Sprint Disclosure Schedule.

   5.8 Fees and Expenses. (a) Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act and for filings with the European Commission, which shall be shared equally by MCI WorldCom and Sprint. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form Su-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

   (b) If (1) prior to the date the Required Sprint Vote is obtained a Sprint Competing Proposal shall have been made to Sprint or any of its Subsidiaries or shall have been made directly to the stockholders of Sprint generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Sprint Competing Proposal and thereafter this Agreement is terminated by either MCI WorldCom or Sprint pursuant to Section 7.1(b) without a Sprint Stockholders Meeting having occurred or 7.1(d)(i) or (2) this Agreement is terminated (i) by Sprint pursuant to Section 7.1(e) or (ii) by MCI WorldCom pursuant to Section 7.1(j), then Sprint shall promptly, but in no event later than the date of such termination, pay MCI WorldCom a fee equal to $2.5 billion (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to MCI WorldCom pursuant to clause (1) or (2)(ii) of this paragraph (b) unless and until within 12 months of such termination Sprint or any of its Subsidiaries enters into any Sprint Acquisition Agreement with respect to, or approves or consummates, any Sprint Competing Proposal (for the purposes of the foregoing proviso the term "Sprint Competing Proposal" shall mean a Sprint Superior Proposal pursuant to clause
(i) (without giving effect to clause (ii)) of the definition thereof in Section 5.4(a), in which event the Termination Fee shall be payable upon the first to occur of such events. Sprint acknowledges that the agreements contained in this
Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MCI WorldCom would not enter into this Agreement; accordingly, if Sprint fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in

                                      1-34
order to obtain such payment, MCI WorldCom commences a suit which results in a judgment against Sprint for the fee set forth in this Section 5.8(b), Sprint shall pay to MCI WorldCom its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

   (c) If (1) prior to the date the Required MCI WorldCom Vote is obtained an MCI WorldCom Competing Proposal shall have been made to MCI WorldCom or any of its Subsidiaries or shall have been made directly to the shareholders of MCI WorldCom generally or any Person shall have publicly announced an intention (whether or not conditional) to make an MCI WorldCom Competing Proposal and thereafter this Agreement is terminated by either MCI WorldCom or Sprint pursuant to Section 7.1(b) without an MCI WorldCom Shareholders Meeting having occurred or 7.1(d)(ii) or (2) this Agreement is terminated (i) by MCI WorldCom pursuant to Section 7.1(f) or (ii) by Sprint pursuant to Section 7.1(i), then MCI WorldCom shall promptly, but in no event later than the date of such termination, pay Sprint the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Sprint pursuant to clause (1) or (2)(ii) of this paragraph (c) unless and until within 12 months of such termination MCI WorldCom or any of its Subsidiaries enters into any MCI WorldCom Acquisition Agreement with respect to, or approves or consummates, any MCI WorldCom Competing Proposal (for the purposes of the foregoing proviso the term "MCI WorldCom Competing Proposal" shall mean an MCI WorldCom Superior Proposal pursuant to clause (i) (without giving effect to clause (ii)) of the definition thereof in Section 5.5(a), in which event the Termination Fee shall be payable upon the first to occur of such events. MCI WorldCom acknowledges that the agreements contained in this Section 5.8(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Sprint would not enter into this Agreement; accordingly, if MCI WorldCom fails promptly to pay the amount due pursuant to this Section 5.8(c), and, in order to obtain such payment, Sprint commences a suit which results in a judgment against MCI WorldCom for the fee set forth in this Section 5.8(c), MCI WorldCom shall pay to Sprint its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

   5.9 Indemnification, Exculpation and Insurance. (a) MCI WorldCom agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Sprint and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Sprint, the existence of which does not constitute a breach of this Agreement, shall be assumed by MCI WorldCom, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   (b) In the event that MCI WorldCom or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of MCI WorldCom assume the obligations set forth in this Section 5.9.

   (c) For six years after the Effective Time, MCI WorldCom shall maintain in effect Sprint's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by Sprint's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall MCI WorldCom be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Sprint for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, MCI WorldCom shall be obligated to obtain a policy with the greatest coverage available for such amount.


                                      1-35

   5.10 Sprint Rights Agreement. The Board of Directors of Sprint shall take all action to the extent necessary (including amending the Sprint Rights Agreement) in order to render the Sprint Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or, with respect to a Sprint Superior Proposal, concurrently with or after a termination of this Agreement by Sprint in accordance with Section 5.4(b), the Board of Directors of Sprint shall not, without the prior written consent of MCI WorldCom, (a) amend the Sprint Rights Agreement or (b) take any action with respect to, or make any determination under, the Sprint Rights Agreement, including a redemption of the Sprint Rights, in each case in order to facilitate a Sprint Competing Proposal.

   5.11 MCI WorldCom Rights Agreement. The Board of Directors of MCI WorldCom shall take all action to the extent necessary (including amending the MCI WorldCom Rights Agreement) in order to render the MCI WorldCom Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence or, with respect to an MCI WorldCom Superior Proposal, concurrently with or after a termination of this Agreement by MCI WorldCom in accordance with Section 5.5(b), the Board of Directors of MCI WorldCom shall not, without the prior written consent of Sprint, (a) amend the MCI WorldCom Rights Agreement or (b) take any action with respect to, or make any determination under, the MCI WorldCom Rights Agreement, including a redemption of the MCI WorldCom Rights, in each case in order to facilitate an MCI WorldCom Competing Proposal. Notwithstanding the foregoing, MCI WorldCom may amend the MCI WorldCom Rights Agreement to effect a transaction permitted by Section 4.2(c) of this Agreement.

   5.12 Public Announcements. Sprint and MCI WorldCom shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

   5.13 Listing. MCI WorldCom shall use its reasonable best efforts to cause the shares of MCI WorldCom Common Stock and MCI WorldCom Series 1 PCS Stock to be issued in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance.

   5.14 Redemption of Sprint First Series Preferred Stock and Sprint Second Series Preferred Stock. Prior to the Effective Time, Sprint shall have redeemed all the issued and outstanding shares of Sprint First Series Preferred Stock and Sprint Second Series Preferred Stock in accordance with the terms of Sprint's articles of incorporation.

   5.15 Affiliate Letter. On or prior to the date of the Sprint Stockholders Meeting, Sprint will deliver to MCI WorldCom a letter (the "Sprint Affiliate Letter") identifying all Persons who are, or may be, "affiliates" of Sprint for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, Sprint will use its reasonable efforts to deliver on behalf of each Person identified as an "affiliate" in the Sprint Affiliate Letter a written agreement in connection with restrictions on affiliates under Rule 145.

   5.16 Tax Treatment. Each of MCI WorldCom and Sprint shall use reasonable efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c), including the execution of the letters of representation referred to therein updated as necessary. Sprint and MCI WorldCom and their respective Subsidiaries shall treat the MCI WorldCom Common Stock, MCI WorldCom PCS Stock and MCI WorldCom

                                      1-36

Series 2 Common Stock (together, the "MCI WorldCom Relevant Stock") received in the Merger by holders of Sprint Common Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of Sprint and MCI WorldCom covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 5.16, including any such challenge to the treatment of the MCI WorldCom Relevant Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of Sprint and MCI WorldCom agrees that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, including any such fact or circumstance that is reasonably likely to prevent the MCI WorldCom Relevant Stock from being treated as property permitted to be received under Section 354 of the Code without the recognition of gain, it will promptly notify the other party in writing.

   5.17 Assumption Agreement and Supplemental Indentures. Prior to or at the Effective Time, MCI WorldCom will execute and deliver (a) a written instrument to Sprint evidencing its obligation to deliver to each holder of a warrant granted pursuant to one of the Warrant Agreements other securities, cash or other assets as such holder may be entitled to purchase and the other obligations under the applicable Warrant Agreement, and (b) a supplemental indenture to each of the trustees with respect to the indentures named in
Section 5.17 of the Sprint Disclosure Schedule, in form satisfactory to each such trustee, as required under such indentures.

   5.18 Other Actions. Sprint will use reasonable efforts to cooperate with any request by MCI WorldCom to transfer certain assets of Sprint to any Subsidiary of Sprint, so long as such transfer(s) (a) would be permitted by applicable regulations, laws and contracts, (b) would not, individually or in the aggregate, adversely affect Sprint and (c) would be executed by Sprint at any time (as determined by Sprint) prior to the Effective Time.

                                   ARTICLE VI

                              Conditions Precedent

   6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of Sprint and MCI WorldCom to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

   (a) Stockholder Approvals. (i) Sprint shall have obtained the Required Sprint Vote and (ii) MCI WorldCom shall have obtained the Required MCI WorldCom Vote.

   (b) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

   (c) FCC and Public Utility Commission Approvals. All approvals for the Merger from the FCC and from the PUCs shall have been obtained other than those the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger; provided, however, that the provisions of this Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such failure.

   (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; provided, however, that the provisions of this Section

                                      1-37

6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the failure to obtain such termination or expiration.

   (e) EU Antitrust. To the extent that such a decision is required by Regulation 4064/89, MCI WorldCom and Sprint shall have received in respect of the Merger and any matters arising therefrom: confirmation by way of a decision from the Commission of the European Union under Regulation 4064/89 (with or without the initiation of proceedings under Article 6(1)(c) thereof) that the Merger and any matters arising therefrom are compatible with the common market; provided, however, that the provisions of this Section 6.1(e) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 5.3 shall have been the cause of, or shall have resulted in, the failure to obtain such confirmation.

   (f) Nasdaq Listing. The shares of MCI WorldCom Common Stock and MCI WorldCom Series 1 PCS Stock to be issued in the Merger shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

   (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   6.2 Additional Conditions to Obligations of MCI WorldCom. Other than as set forth in the Sprint Disclosure Schedule, the obligations of MCI WorldCom to effect the Merger are subject to the satisfaction of, or waiver by MCI WorldCom, on or prior to the Closing Date of the following additional conditions:

   (a) Representations and Warranties. (i) Each of the representations and warranties (other than as set forth in Section 3.1(b)(i), (ii) and (iii)) of Sprint set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV and except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on Sprint, and (ii) the representations and warranties of Sprint set forth in
Section 3.1(b)(i), (ii) and (iii) shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV. MCI WorldCom shall have received a certificate of the chief executive officer and the chief financial officer of Sprint to such effect.

   (b) Performance of Obligations of Sprint. Sprint shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. MCI WorldCom shall have received a certificate of the chief executive officer and the chief financial officer of Sprint to such effect.

   (c) Tax Opinion. MCI WorldCom shall have received from Cravath, Swaine & Moore, counsel to MCI WorldCom, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the issuance of the MCI WorldCom Relevant Stock to the holders of the Sprint Common Stock in the Merger will not result in MCI WorldCom's recognizing an amount of income or gain or being subject to an amount of tax, in each case that individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MCI WorldCom. In rendering such opinions, counsel to MCI WorldCom shall be entitled to rely upon representations of officers of MCI WorldCom and Sprint substantially in the form of Appendices 3 and 4, respectively, and updated as necessary. The opinions shall be in substantially the same form as Appendix 1.

                                      1-38

   (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in Sprint.

   6.3 Additional Conditions to Obligations of Sprint. The obligations of Sprint to effect the Merger are subject to the satisfaction of, or waiver by Sprint, on or prior to the Closing Date of the following additional conditions:

   (a) Representations and Warranties. (i) Each of the representations and warranties (other than as set forth in Section 3.2(b)(i), (ii) and (iii)) of MCI WorldCom set forth in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for changes expressly permitted under Article IV and except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on MCI WorldCom, and (ii) the representations and warranties of MCI WorldCom set forth in Section 3.2(b)(i), (ii) and (iii) shall be true and correct in all material respects on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Sprint shall have received a certificate of the chief executive officer and the chief financial officer of MCI WorldCom to such effect.

   (b) Performance of Obligations of MCI WorldCom. MCI WorldCom shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. Sprint shall have received a certificate of the chief executive officer and the chief financial officer of MCI WorldCom to such effect.

   (c) Tax Opinion. Sprint shall have received from King & Spalding, counsel to Sprint, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) Sprint and MCI WorldCom will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the MCI WorldCom Relevant Stock received in the Merger by holders of Sprint Common Stock is property permitted to be received under Section 354 of the Code without the recognition of gain. In rendering such opinions, counsel to Sprint shall be entitled to rely upon representations of officers of MCI WorldCom and Sprint substantially in the form of Appendices 3 and 4, respectively, and updated as necessary. The opinions shall be in substantially the same form as Appendix 2.

   (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in MCI WorldCom.

                                  ARTICLE VII

                           Termination and Amendment

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Sprint or MCI WorldCom:

   (a) By mutual written consent of MCI WorldCom and Sprint, by action of their respective Boards of Directors;

   (b) By either Sprint or MCI WorldCom if the Effective Time shall not have occurred on or before December 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this

                                      1-39

Agreement (including Section 5.3) has caused, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

   (c) By either Sprint or MCI WorldCom if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in each case (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1(c), (d) and (e), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has caused or resulted in such action or inaction;

   (d) By either Sprint or MCI WorldCom if (i) the approval by the stockholders of Sprint required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Sprint Vote at a duly held Sprint Stockholders Meeting or at any adjournment or postponement thereof or (ii) the approval by the shareholders of MCI WorldCom required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required MCI WorldCom Vote at a duly held MCI WorldCom Shareholders Meeting or at any adjournment or postponement thereof;

   (e) By Sprint in accordance with Section 5.4(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, Sprint shall have complied with the notice provisions of Section 5.4 and shall have paid the Termination Fee in accordance with Section 5.8(b);

   (f) By MCI WorldCom in accordance with Section 5.5(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, MCI WorldCom shall have complied with the notice provisions of Section 5.5 and shall have paid the Termination Fee in accordance with Section 5.8(c);

   (g) By Sprint, if MCI WorldCom shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) has not been or is incapable of being cured by MCI WorldCom within 45 calendar days after its receipt of written notice thereof from Sprint;

   (h) By MCI WorldCom, if Sprint shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) has not been or is incapable of being cured by Sprint within 45 calendar days after its receipt of written notice thereof from MCI WorldCom;

   (i) By Sprint, in the event that MCI WorldCom takes any action set forth in
Section 5.5(b)(x); or

   (j) By MCI WorldCom, in the event that Sprint takes any action set forth in
Section 5.4(b)(x).

   Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 7.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

   7.2 Effect of Termination. In the event of termination of this Agreement by either Sprint or MCI WorldCom as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MCI WorldCom or Sprint or their respective directors or officers except with respect to Section 3.1(m), Section 3.2(m), the second sentence of Section 5.2,
Section 5.8, this Section 7.2

                                      1-40
and Article VIII. Termination of this Agreement will not relieve a breaching party from liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Sprint and MCI WorldCom, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   7.4 Extension; Waiver; Consent. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with or give a consent under any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension, waiver or consent shall be valid only if set forth in a written instrument signed on behalf of such party in its sole discretion. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               General Provisions

   8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   (a) if to MCI WorldCom, to

    MCI WORLDCOM, Inc
    1801 Pennsylvania Avenue, NW
    Washington, DC 20006

    Attention: Michael Salsbury, Esq.
    Facsimile No.: 202-887-3353

    MCI WORLDCOM, Inc
    10777 Sunset Office Drive, Suite 330
    St. Louis, MO 63127

    Attention: P. Bruce Borghardt, Esq.
    Facsimile No.: 314-909-4101


                                      1-41
    with a copy to

      Cravath, Swaine & Moore
      Worldwide Plaza
      825 Eighth Avenue
      New York, New York 10019
      Attention: Robert A. Kindler, Esq.
                 Robert I. Townsend, III, Esq.
      Facsimile No.: 212-474-3700

   (b) if to Sprint, to

    Sprint Corporation
    2330 Shawnee Mission Parkway
    Westwood, KS 66205

    Attention: J. Richard Devlin, Esq.
    Facsimile No.: 913-624-8426

    Sprint Corporation
    2330 Shawnee Mission Parkway
    Westwood, KS 66205

    Attention: Fred L. Sgroi, Esq.
    Facsimile No.: 913-624-8361

    with a copy to

      King & Spalding
      191 Peachtree Street
      Atlanta, Georgia 30303

      Attention: Bruce N. Hawthorne, Esq.
                 C. William Baxley, Esq.
      Facsimile No.: 404-572-5146

   8.3 Interpretation. When a reference is made in this Agreement to Sections, exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.9 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons) or as provided in Section 5.7 of the Sprint Disclosure Schedule.


                                      1-42

   8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, except that the Merger shall be governed by the laws of the State of Kansas and the laws of the State of Georgia.

   8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   8.9 Submission to Jurisdiction; Waivers. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby and agrees, to the extent that such party is not resident in the State of Delaware, to irrevocably appoint CSC The United States Corporation Company as its agent for service of process, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby, in any court other than any Delaware state court or any Federal court located in the State of Delaware and (d) waives any right to trial by jury with respect to any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any Delaware state court or any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

   8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.11 Definitions. As used in this Agreement:

   (a) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including any "employee benefit plan" (as defined in ERISA) and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) all of the foregoing in effect on the date of this Agreement, to which such Person is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

   (b) "Board of Directors" means the Board of Directors of any specified Person or any committee thereof.

   (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.


                                     1-43

   (d) "Class A Holder" has the meaning ascribed thereto in Sprint's articles of incorporation.

   (e) "Knowledge" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers and other officers having primary responsibility for such matter.

   (f) "Material Adverse Effect" or "Material Adverse Change" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect
(i) relating to or resulting from the economy or securities markets in general,
(ii) relating to or resulting from the industries in which MCI WorldCom or Sprint operate and not uniquely relating to MCI WorldCom or Sprint or (iii) resulting from the announcement or the existence of this Agreement and the transactions contemplated hereby.

   (g) "Material Investment" means (a) as to Sprint, any Person which Sprint directly or indirectly holds the stock of, or other ownership interest in, provided that the lesser of the fair market value and the book value of such stock or interest exceeds $250 million, excluding any Person that is a wholly owned Subsidiary of Sprint; and (b) as to MCI WorldCom, any Person which MCI WorldCom directly or indirectly holds the stock of, or other ownership interest in, provided that the lesser of the fair market value and the book value of such stock or interest exceeds $250 million, excluding any Person that is a wholly owned Subsidiary of MCI WorldCom.

   (h) "the other party" means, with respect to Sprint, MCI WorldCom and means, with respect to MCI WorldCom, Sprint.

   (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

   (j) "Significant Subsidiary" has the meaning ascribed thereto in Rule 1-02(w) of Regulation S-X of the SEC.

   (k) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

   (l) "FON Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $76 by the Average Price; provided that the FON Exchange Ratio shall not be less than 1.4100 or greater than 1.8342 (it being understood and agreed that such numbers have been adjusted from the
0.9400 and 1.2228 numbers, respectively, contained in the Original Merger Agreement to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999 (the "December 1999 MCI WorldCom Stock Split") and that no further adjustment will be made to the FON Exchange Ratio to reflect the December 1999 MCI WorldCom Stock Split).

   (m) "PCS Exchange Ratio" means 0.116025 (it being understood and agreed that such number has been adjusted from the 0.1547 number contained in the Original Merger Agreement to reflect both the December 1999 MCI WorldCom Stock Split and Sprint's two-for-one stock split of its Sprint PCS Stock in the form of a stock dividend which was distributed on February 4, 2000 (the "February PCS Stock Split") and that no further adjustment will be made to the PCS Exchange Ratio to reflect the December 1999 MCI WorldCom Stock Split or the February PCS Stock Split).

                                      1-44

   (n) "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of MCI WorldCom Common Stock on The Nasdaq National Market ("Nasdaq"), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by MCI WorldCom and Sprint together from the 30 consecutive trading days ending on the third trading day immediately preceding the Effective Time.

   IN WITNESS WHEREOF, MCI WorldCom and Sprint have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          MCI WorldCom, Inc.,

                                          by___________________________________
                                            Name: Bernard J. Ebbers
                                            Title:  President and Chief
                                                    Executive Officer

                                          Sprint Corporation,

                                          by___________________________________
                                            Name: William T. Esrey
                                            Title:  Chairman and Chief
                                                    Executive Officer

                                      1-45

                                                                      ANNEX 1 TO
                                                            THE MERGER AGREEMENT

               CERTAIN MATTERS RELATING TO SURVIVING CORPORATION

Board of Directors

   The Board of Directors of the Surviving Corporation will initially consist of 16 members, 10 of whom shall be initially designated by MCI WorldCom and 6 of whom shall be initially designated by Sprint.

   Prior to the Effective Time, each party will designate in writing the individual directors that it is entitled to designate to the Board of Directors as provided above.

Tracking Stock Policies; Tax Sharing Agreement

   As of the Effective Time, MCI WorldCom shall adopt Tracking Stock Policies identical to the Sprint Tracking Stock Policies as in effect on the date hereof and will assume the related Tax Sharing Agreement dated as of November 23, 1998.

   MCI WorldCom agrees that, at the Closing, no other policies shall have been adopted by MCI WorldCom which are inconsistent with such Tracking Stock Policies or otherwise impair the relative position of the holders of capital stock as set forth in such Tracking Stock Policies.

MCI WorldCom Shareholder Rights Plan

   As of the Effective Time, MCI WorldCom shall modify the terms of the MCI WorldCom shareholder rights plan in a manner to take into account the creation of the PCS stock.

                                      1-46

                           GLOSSARY OF DEFINED TERMS

                                                                     Location
Definition                                                         of Definition
----------                                                         -------------
Adjusted Option...................................................   (S) 5.6(a)
Agreement.........................................................     Preamble
Average Price.....................................................  (S) 8.11(n)
Benefit Plans.....................................................  (S) 8.11(a)
Blue Sky Laws.....................................................   (S) 3.1(c)
Board of Directors................................................  (S) 8.11(b)
Business Day......................................................  (S) 8.11(c)
Certificate.......................................................   (S) 1.8(c)
Class A Holder....................................................  (S) 8.11(d)
Closing...........................................................      (S) 1.2
Closing Date......................................................      (S) 1.2
Code..............................................................     Recitals
Communications Act................................................   (S) 3.1(c)
Confidentiality Agreement.........................................      (S) 5.2
DOJ...............................................................   (S) 5.3(b)
DT................................................................     Recitals
Effective Time....................................................      (S) 1.3
ERISA.............................................................   (S) 3.1(p)
Exchange Act......................................................   (S) 3.1(c)
Exchange Agent....................................................      (S) 2.1
Expenses..........................................................   (S) 5.8(a)
FCC...............................................................   (S) 3.1(c)
Fifth Series Preferred Merger Consideration.......................   (S) 1.8(b)
FON Exchange Ratio................................................  (S) 8.11(l)
FON Stock Merger Consideration....................................   (S) 1.8(b)
Form S-4..........................................................   (S) 5.1(a)
FT................................................................     Recitals
GBCC..............................................................      (S) 1.1
Georgia Certificate of Merger.....................................   (S) 1.3(b)
Governmental Entity...............................................   (S) 3.1(c)
HSR Act...........................................................   (S) 3.1(c)
Intellectual Property Rights......................................   (S) 3.1(i)
Joint Proxy Statement/Prospectus..................................   (S) 5.1(a)
Kansas Certificate of Merger......................................   (S) 1.3(a)
KGCC..............................................................      (S) 1.1
Knowledge.........................................................  (S) 8.11(e)
Liens.............................................................    (S)3.1(b)
Material Adverse Change...........................................  (S) 8.11(f)
Material Adverse Effect...........................................  (S) 8.11(f)
Material Investment...............................................  (S) 8.11(g)
MCI WorldCom......................................................     Preamble
MCI WorldCom Acquisition Agreement................................   (S) 5.5(b)
MCI WorldCom Applicable Period....................................    (S)5.5(a)
MCI WorldCom Capital Stock........................................   (S) 1.8(a)
MCI WorldCom Common Stock.........................................   (S) 1.8(b)
MCI WorldCom Common Stock Option Shares...........................   (S) 5.6(a)
MCI WorldCom Competing Proposal...................................   (S) 5.5(a)
MCI WorldCom Consolidated Group...................................   (S) 3.2(p)
MCI WorldCom Disclosure Schedule..................................      (S) 3.2

                                                                     Location
Definition                                                         of Definition
----------                                                         -------------
MCI WorldCom Dissenting Shares....................................   (S) 1.8(f)
MCI WorldCom Filed SEC Reports....................................      (S) 3.2
MCI WorldCom 1998 10-K............................................   (S) 3.2(b)
MCI WorldCom PCS Stock............................................   (S) 1.8(a)
MCI WorldCom Permits..............................................   (S) 3.2(g)
MCI WorldCom Relevant Stock.......................................     (S) 5.16
MCI WorldCom Rights...............................................   (S) 3.2(b)
MCI WorldCom Rights Agreement.....................................   (S) 3.2(b)
MCI WorldCom SEC Reports..........................................   (S) 3.2(d)
MCI WorldCom Series B Preferred Stock.............................   (S) 3.2(b)
MCI WorldCom Series C Preferred Stock.............................   (S) 3.2(b)
MCI WorldCom Series 2 Common Stock................................   (S) 1.8(a)
MCI WorldCom Series 1 PCS Stock...................................   (S) 1.8(a)
MCI WorldCom Series 2 PCS Stock...................................   (S) 1.8(a)
MCI WorldCom Series 5 Preferred Stock.............................   (S) 1.8(a)
MCI WorldCom Series 7 Preferred Stock.............................   (S) 1.8(a)
MCI WorldCom Shareholders Meeting.................................   (S) 5.1(c)
MCI WorldCom Stock Issuance.......................................   (S) 3.2(k)
MCI WorldCom Superior Proposal....................................   (S) 5.5(a)
MCI WorldCom Voting Debt..........................................   (S) 3.2(b)
Merger............................................................     Recitals
Merger Consideration..............................................   (S) 1.8(b)
MTA...............................................................      (S) 4.4
MTA Transaction Documents.........................................      (S) 4.4
Nasdaq............................................................  (S) 8.11(n)
NYSE..............................................................   (S) 3.1(c)
PCS Exchange Ratio................................................  (S) 8.11(m)
PCS Stock Merger Consideration....................................   (S) 1.8(b)
Person............................................................  (S) 8.11(i)
Preferred Stock Merger Consideration..............................   (S) 1.8(b)
PUCs..............................................................   (S) 3.1(c)
Regulation 4064/89................................................   (S) 3.1(c)
Regulatory Law....................................................   (S) 5.3(c)
Required Approval.................................................   (S) 5.3(a)
Required Consents.................................................   (S) 3.1(c)
Required MCI WorldCom Vote........................................   (S) 3.2(k)
Required Sprint Vote..............................................   (S) 3.1(k)
Rule 145..........................................................     (S) 5.15
SEC...............................................................   (S) 3.1(d)
Securities Act....................................................   (S) 3.1(c)
SGVI..............................................................      (S) 4.4
Series DT Merger Consideration....................................   (S) 1.8(b)
Series FT Merger Consideration....................................   (S) 1.8(b)
Series 1 FON Merger Consideration.................................   (S) 1.8(b)
Series 3 FON Merger Consideration.................................   (S) 1.8(b)
Series 1 PCS Merger Consideration.................................   (S) 1.8(b)
Series 2 PCS Merger Consideration.................................   (S) 1.8(b)
Series 3 PCS Merger Consideration.................................   (S) 1.8(b)

                                                                     Location
Definition                                                         of Definition
----------                                                         -------------
Seventh Series Preferred Merger Consideration.....................   (S) 1.8(b)
Significant Subsidiary............................................  (S) 8.11(j)
Sprint............................................................     Preamble
Sprint Acquisition Agreement......................................   (S) 5.4(b)
Sprint Affiliate Letter...........................................     (S) 5.15
Sprint Applicable Period..........................................   (S) 5.4(a)
Sprint Capital Stock..............................................   (S) 1.8(b)
Sprint Class A Common Stock.......................................   (S) 1.8(b)
Sprint Common Stock...............................................   (S) 1.8(b)
Sprint Competing Proposal.........................................   (S) 5.4(a)
Sprint Consolidated Group.........................................   (S) 3.1(q)
Sprint Conversion Securities......................................   (S) 1.8(b)
Sprint Disclosure Schedule........................................      (S) 3.1
Sprint Dissenting Shares..........................................   (S) 1.8(e)
Sprint Fifth Series Preferred Stock...............................   (S) 1.8(b)
Sprint Filed SEC Reports..........................................      (S) 3.1
Sprint First Series Preferred Stock...............................   (S) 1.8(b)
Sprint FON Stock..................................................   (S) 1.8(b)
Sprint 1998 10-K..................................................   (S) 3.1(b)
Sprint PCS Stock..................................................   (S) 1.8(b)
Sprint Permits....................................................   (S) 3.1(g)
Sprint Preferred Stock............................................   (S) 1.8(b)
Sprint Rights.....................................................   (S) 3.1(b)
Sprint Rights Agreement...........................................   (S) 3.1(b)
Sprint SEC Reports................................................   (S) 3.1(d)
Sprint Second Series Preferred Stock..............................   (S) 1.8(b)
Sprint Series DT Common Stock.....................................   (S) 1.8(b)
Sprint Series FT Common Stock.....................................   (S) 1.8(b)
Sprint Series 1 FON Stock.........................................   (S) 1.8(b)
Sprint Series 2 FON Stock.........................................   (S) 1.8(b)
Sprint Series 3 FON Stock.........................................   (S) 1.8(b)
Sprint Series 1 PCS Stock.........................................   (S) 1.8(b)
Sprint Series 2 PCS Stock.........................................   (S) 1.8(b)
Sprint Series 3 PCS Stock.........................................   (S) 1.8(b)
Sprint Seventh Series Preferred Stock.............................   (S) 1.8(b)
Sprint Stock Option Plans.........................................   (S) 3.1(b)
Sprint Stock Options..............................................   (S) 3.1(b)
Sprint Stockholders Meeting.......................................   (S) 5.1(b)
Sprint Superior Proposal..........................................   (S) 5.4(a)
Sprint Voting Debt................................................   (S) 3.1(b)
Subsidiary........................................................  (S) 8.11(k)
Surviving Corporation.............................................      (S) 1.1
taxes.............................................................   (S) 3.1(q)
Termination Date..................................................   (S) 7.1(b)
Termination Fee...................................................   (S) 5.8(b)
the other party...................................................  (S) 8.11(h)
Transition Period.................................................   (S) 5.7(a)
U.S. GAAP.........................................................   (S) 3.1(d)
Violation.........................................................   (S) 3.1(c)
Warrants..........................................................   (S) 3.1(b)

                                                                         ANNEX 2

                                    FORM OF
              THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF WORLDCOM, INC.

                                      One

   The name of the Corporation is WorldCom, Inc. (the "Corporation").

                                      Two

   The Corporation shall have perpetual duration.

                                     Three

   The Corporation has been organized as a corporation for profit pursuant to the Georgia Business Corporation Code (the "GBCC"), for the purpose of engaging in any lawful activities whatsoever.

                                      Four

   No holder of shares of capital stock of any class or series of the Corporation or holder of any security or obligation convertible or exchangeable into, or exchangeable for, shares of capital stock of any class or series of the Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of the Corporation, whether now or hereafter authorized; provided that this provision shall not (a) prohibit the Corporation from granting, contractually or otherwise, to any such holder the right to purchase additional securities of the Corporation or (b) otherwise limit or modify any rights of any such holder pursuant to any such contract or other grant.

                                      Five

   Section 1. Amendment of Bylaws. The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws, to adopt, amend, alter, repeal or supersede the Bylaws in any respect to the full extent permitted by the GBCC that is not inconsistent with the laws of the GBCC or these Articles of Incorporation; provided that prior to November 23, 2002,
ARTICLE IX, Section 5 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by the adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "CP Covered Bylaws Amendment") without the affirmative vote of the holders of record of (a) a majority of the votes represented by the shares of PCS Group Common Stock then outstanding, voting together as a single class, and (b) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of shareholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment.

   Section 2. Definitions. Certain capitalized terms used in this ARTICLE FIVE without definition have the meanings set forth in ARTICLE SIX, Section 10.

                                      2-1

                                      Six

   Section 1. Authorized Shares; Representation of Equity Value.

   1.1. Authorized Shares. The total number of shares of capital stock which may be issued by the Corporation is [7,575,000,000], and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:

                                                                              Par Value
      Designation             Class             Series         No. of Shares  Per Share
      -----------        ---------------- ------------------- --------------- ---------
"Common Stock".......... Common Stock                                .          $0.01
"Series 2 Common
 Stock"................. Common Stock          Series 2         [500,000,000]   $0.01
"Series 1 PCS Stock".... PCS Common Stock      Series 1       [1,250,000,000]   $1.00
"Series 2 PCS Stock".... PCS Common Stock      Series 2         [500,000,000]   $1.00
"Preferred Stock"....... Preferred Stock  See Section 9 below      75,000,000   $0.01

   The Corporation may designate from time to time (a) classes of common stock and/or preferred stock and (b) series of common stock and/or preferred stock.

   1.2. Representation of Equity Value. The aggregate common equity value of the Corporation and each Business Group shall, at any time, be represented as follows:

   (a) The total common equity value of the Corporation shall be represented by the sum of the outstanding shares of (i) the WorldCom Group Common Stock and
(ii) the PCS Group Common Stock.

   (b) The total common equity value of the WorldCom Group shall be represented by the outstanding shares of the WorldCom Group Common Stock and the total common equity value of the PCS Group shall be represented by the sum of (i) the outstanding shares of the PCS Group Common Stock and (ii) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest.

   Section 2. General Provisions Relating to All Stock.

   2.1. Cumulative Voting. Shareholders of the Corporation shall not be entitled to cumulative voting of their shares in the elections of Directors.

   2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Corporation Common Stock Beneficially Owned by Aliens may be redeemed by the Corporation, by action duly taken by the Board of Directors to the extent necessary or advisable, in the judgment of the Board of Directors, for the Corporation or any of its Subsidiaries to comply with the requirements of
Section 310.

   The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of the Corporation pursuant to any contract or agreement between such Alien and the Corporation:

   (a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to Section 2.2(d); provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Corporation Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

   (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                                      2-2

   (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable;

   (d) the Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of the Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the stock certificates representing such shares); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities (or a combination thereof) necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

   (e) on the Redemption Date, unless the Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities (or a combination thereof) payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities (or a combination thereof) payable upon redemption of the shares to be redeemed; and

   (f) such other terms and conditions as the Board of Directors shall determine to be equitable; provided that, if (i) any shares of Series 2 PCS Stock or Series 2 Common Stock are redeemed pursuant to this Section 2.2 or
(ii) any shares of Series 1 PCS Stock or Common Stock received by FT, DT or any of their Affiliates in the Merger (including any shares of Series 1 PCS Stock or Common Stock received by FT, DT or any of their Affiliates as a result of a stock-split, stock dividend or similar distribution with respect to such stock) are redeemed pursuant to this Section 2.2, then in each case the redemption price per share of any such stock so redeemed shall be equal to the Market Price of a share of Series 1 PCS Stock or Common Stock, as the case may be, on the Redemption Date.

   Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice.

   2.3. Beneficial Ownership Inquiry. (a) The Corporation may by written notice require a Person that is a holder of record of Corporation Common Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Corporation Common Stock, to certify that, to the knowledge of such Person:

   (i) no Corporation Common Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

   (ii) the number and class or series of shares of Corporation Common Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

   (b) With respect to any Corporation Common Stock identified by such Person in response to Section 2.3(a)(ii) above, the Corporation may require such Person to provide such further information as the Corporation may reasonably require in order to implement the provisions of Section 2.2.

   (c) For purposes of applying Section 2.2 with respect to any Corporation Common Stock, if any Person fails to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 2.3, the Corporation in its sole discretion may presume that the Corporation Common Stock in question is, or is not, Beneficially Owned by Aliens.

                                      2-3

   2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 and to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Corporation Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2.2.

   Section 3. Voting Powers.

   3.1. General. Except as otherwise provided by law or as expressly set forth in ARTICLE FIVE or in this ARTICLE SIX, each share of Corporation Common Stock shall be entitled to vote, as provided in Section 3.2, on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding series of Preferred Stock, the holders of Corporation Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that:

   (a) holders of WorldCom Group Common Stock, voting separately as a class in accordance with Section 3.2(b), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (i) increase or decrease the aggregate number of authorized shares of WorldCom Group Common Stock, (ii) increase or decrease the par value of the shares of WorldCom Group Common Stock or (iii) alter or change the powers, preferences or special rights of the shares of WorldCom Group Common Stock so as to affect them adversely; and

   (b) holders of PCS Group Common Stock, voting separately as a class in accordance with Section 3.2(c), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (i) increase or decrease the aggregate number of authorized shares of PCS Group Common Stock, (ii) increase or decrease the par value of shares of PCS Group Common Stock or (iii) alter or change the powers, preferences or special rights of the shares of PCS Group Common Stock so as to affect them adversely.

   The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in the these Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

   3.2. Number of Votes. (a) On each matter to be voted on by the holders of Corporation Common Stock, voting together as a single class:

   (i) each outstanding share of Common Stock is entitled to one vote;

   (ii) each outstanding share of Series 1 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) (the "PCS Per Share Vote") equal to (x) if the record date for determining shareholders entitled to vote is within 30 Trading Days from the Effective Time, the number of votes determined by multiplying one by a fraction the numerator of which is the Market Value of one share of Series 1 PCS Stock on the record date and the denominator of which is the Market Value of one share of Common Stock on the record date and (y) if the record date for determining shareholders entitled to vote is after 30 Trading Days from the Effective Time, the number of votes determined by multiplying one by the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Common Stock computed as of the tenth Trading Day preceding the record date for determining the shareholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places;

                                      2-4

   (iii) each outstanding share of Series 2 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to ten percent of the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(ii); and

   (iv) each outstanding share of Series 2 Common Stock is entitled to ten percent of one vote.

   (b) On each matter to be voted on by the holders of WorldCom Group Common Stock, voting separately as a class, each outstanding share of Common Stock and Series 2 Common Stock is entitled to one vote.

   (c) On each matter to be voted on by the holders of PCS Group Common Stock, voting separately as a class, each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock is entitled to one vote.

   (d) In addition to the foregoing provisions of this Section 3, (i) if shares of only one class of Corporation Common Stock of the same series is outstanding on the record date for determining the holders of Corporation Common Stock entitled to vote on any matter, then each share of that class and series shall be entitled to one vote and (ii) if any class or any series of Corporation Common Stock votes as a single class with respect to any matter, each share of that class or series shall, for purposes of such vote, be entitled to one vote on such matter.

   Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of the Corporation occurs, then after payment or provision for payment of the debts and other liabilities of the Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Business Group to which such assets are attributed in accordance with ARTICLE SIX, Section 10, divided among such holders in accordance with the per share "Liquidation Units" attributable to each such class or series of stock as follows:

   (a) each share of Common Stock and Series 2 Common Stock is hereby attributed a number of "Liquidation Units" (rounded to the nearest 1/10,000) equal to 1.0 divided by the FON Exchange Ratio; and

   (b) each share of PCS Group Common Stock is hereby attributed a number of "Liquidation Units" (rounded to the nearest 1/10,000) equal to 0.2046.

   The per share "Liquidation Units" of each such class or series of Corporation Common Stock are subject to adjustment as determined by the Board of Directors to be appropriate to reflect equitably (i) any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class or series of Corporation Common Stock or (ii) any dividend or other distribution of shares of such class or series of Corporation Common Stock to holders of shares of such class or series of Corporation Common Stock. Neither the merger nor consolidation of the Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4. Notwithstanding the foregoing, any transaction or series of related transactions which results in the distribution of all or substantially all the assets of the PCS Group (excluding any portion of such assets retained by the Corporation or distributed to holders of WorldCom Group Common Stock in respect of the WorldCom Group Intergroup Interest Fraction) to the holders of the outstanding PCS Group Common Stock by way of the distribution of equity interests in one or more entities that collectively hold, directly or indirectly, all or substantially all of the assets of the PCS Group (including, without limitation, the PCS Group Subsidiary) shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 but shall be subject to ARTICLE SIX, Section 7.2.

   Section 5. Dividends. Dividends payable in cash shall be declared and paid only out of net income or surplus of the Corporation and may be declared and paid upon each class and series of Corporation Common

                                      2-5

Stock, upon the terms with respect to each such class and series, and subject to the limitations provided for in this Section 5 and in ARTICLE SIX, Section 9, as the Board of Directors may determine.

   5.1. Generally. Dividends payable in cash on Corporation Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.

   5.1.1. The holders of the Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Common Stock equivalent on a per share basis to those payable on the Series 2 Common Stock. Dividends on the Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 Common Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 2 Common Stock payable in shares of Series 2 Common Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 Common Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock or Series 2 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Common Stock payable in shares of Common Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Common Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Common Stock or Series 1 PCS Stock, respectively.

   5.1.2. The holders of shares of Series 2 Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 Common Stock equivalent on a per share basis to those payable on the Common Stock. Dividends on the Series 2 Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Common Stock; provided that if the Corporation shall declare and pay any dividend on shares of Common Stock payable in shares of Common Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Common Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Common Stock or Series 1 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 Common Stock payable in shares of Series 2 Common Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 Common Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock or Series 2 PCS Stock, respectively.

   5.1.3. The holders of shares of Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock.

                                      2-6

   5.1.4. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock; provided that if the Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock, then in each case, the Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock.

   5.2. Separate Declaration of Dividends. The Board of Directors, in accordance with the applicable provisions of Section 5.1, may at any time declare and pay dividends (a) exclusively on the WorldCom Group Common Stock,
(b) exclusively on the PCS Group Common Stock or (c) on the WorldCom Group Common Stock, on the one hand, and the PCS Group Common Stock, on the other, in equal or unequal per share amounts, notwithstanding the amount of dividends previously declared on each class or series of stock, the respective voting or liquidation rights of each class or series of stock or any other factor.

   5.3. Share Distributions. Subject to this Section 5 and except as permitted by ARTICLE SIX, Sections 7.1 and 7.2, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows:

   (a) dividends or distributions of shares of (i) Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Common Stock) and (ii) Series 2 Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 Common Stock) on shares of (A) Common Stock and (B) Series 2 Common Stock, respectively, as well as on WorldCom Group Preferred Stock;

   (b) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock) and (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for Shares of Series 2 PCS Stock) on shares of (A) Series 1 PCS Stock and (B) Series 2 PCS Stock, respectively, as well as on PCS Group Preferred Stock;

   (c) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock) and (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) on (A) shares of (x) Common Stock and (y) Series 2 Common Stock, respectively, or (B) shares of WorldCom Group Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest required by paragraph (b) of the definition of such term in ARTICLE SIX, Section 10 as a result of such dividend or distribution and (2) the number of shares of PCS Group Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued or any other outstanding Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock; and

                                      2-7

   (d) dividends or distributions of shares of PCS Group Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Preferred Stock) on shares of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest required by paragraph (b) of the definition of such term in ARTICLE SIX, Section 10 as a result of such dividend or distribution and (2) the number of shares of PCS Group Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock.

   For purposes of this Section 5.3, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for WorldCom Group Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) or PCS Group Common Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

   Section 6. No Dilution or Impairment; Certain Tender Offers.

   6.1. No Dilution or Impairment. (a) No reclassification, subdivision or combination of the outstanding shares of Series 2 Common Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Common Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 2 Common Stock as were represented by the shares of Common Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Common Stock set forth in these Articles of Incorporation, including, without limitation, the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (b) No reclassification, subdivision or combination of the outstanding shares of Common Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 Common Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Common Stock as were represented by the shares of Series 2 Common Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (c) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the

                                      2-8
rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (d) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of the Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (e) Without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock or Series 1 PCS Stock) or any reclassification of the Common Stock or Series 1 PCS Stock into any other form of capital stock of the Corporation, whether in whole or in part, each holder of Series 2 Common Stock or Series 2 PCS Stock, as the case may be, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to the Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 Common Stock or Series 2 PCS Stock, as the case may be, held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, or reclassification if such holder had converted its shares of Series 2 Common Stock or Series 2 PCS Stock into Common Stock or Series 1 PCS Stock, respectively, immediately prior to such consolidation, merger or reclassification. The Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Common Stock or Series 1 PCS Stock unless it delivers to the holders of Series 2 Common Stock and Series 2 PCS Stock written notice of its intent to take such action at least ten Business Days before taking such action.

   6.2. Exclusionary Tender Offers. If the Board of Directors shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of the Corporation representing not less than 35 percent of the Voting Power of the Corporation, and the terms of such tender offer do not permit the holders of Series 2 PCS Stock to sell an equal or greater percentage of their shares as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, then each holder of Series 2 PCS Stock shall have the right (but not the obligation) to deliver to the Corporation a written notice requesting conversion of certain shares of Series 2 PCS Stock designated by such holder of Series 2 PCS Stock into Series 1 PCS Stock, upon which delivery each share of Series 2 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock; provided that
(i) unless the Series 2 PCS Stock shall have otherwise been converted into Series 1 PCS Stock pursuant to ARTICLE SIX, Section 7.5 upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by the Corporation to each holder of Series 2 PCS Stock of a notice that such transaction has been abandoned, each share of Series 1 PCS Stock held by a holder of Series 2 PCS Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 PCS Stock, and (ii) only those shares of Series 2 PCS Stock related to shares of Series 1 PCS Stock that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 PCS Stock, pursuant to this
Section 6.2 and the Series 2 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 PCS Stock; provided that if the

                                      2-9

Series 2 PCS Stock has been converted into or redeemed for Series 2 Common Stock pursuant to ARTICLE SIX, Section 7, then the terms "Series 2 Common Stock" and "Common Stock" shall be deemed to replace the terms "Series 2 PCS Stock" and "Series 1 PCS Stock," respectively, in this Section 6.2.

   6.3. Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on November 23, 1998 in Rule 13e-4 under the Exchange
Act) with respect to the Series 1 PCS Stock or the Common Stock unless (i) such tender offer provides for the participation of the holders of Series 2 PCS Stock, on the one hand, or Series 2 Common Stock, on the other hand, on an equal basis with the Series 1 PCS Stock or the Common Stock, respectively, and
(ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 PCS Stock and Series 2 PCS Stock, on the one hand, or Common Stock and Series 2 Common Stock, on the other, in proportion to the number of shares of each such class and series tendered; provided that the terms of this Section 6.3 shall not prevent the Corporation from administering in good faith an "odd-lot" program in connection with such issuer tender offer and shall not apply to customary acquisitions of Corporation Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

   Section 7. Conversion or Redemption of PCS Group Common Stock. Except as otherwise provided in ARTICLE SIX, Sections 2.2 and 6.2, shares of PCS Group Common Stock are (i) subject to conversion or redemption, as the case may be, upon the terms provided in this Section 7 with respect to each class and
(ii) otherwise not subject to conversion or redemption.

   7.1. Conversion or Redemption of PCS Group Common Stock. (a) If the Corporation and/or its Subsidiaries makes a Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets attributed to the PCS Group to one or more persons or entities (other than (i) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to shareholders pursuant to Section 4, (ii) the redemption of the PCS Group Common Stock for the stock of the PCS Group Subsidiary pursuant to Section 7.2, (iii) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (iv) pursuant to a Related Business Transaction), then the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "PCS Group Disposition Date"), either (I) pay a dividend on the PCS Group Common Stock or (II) redeem some or all of the PCS Group Common Stock or convert PCS Group Common Stock into Common Stock and Series 2 Common Stock, as applicable (or another class or series of common stock of the Corporation), in accordance with the following subparagraphs (1) and (2) of this paragraph (a) and, to the extent applicable, in accordance with Section 7.4, as the Board of Directors shall have selected among such alternatives:

   (1) provided that there are funds of the Corporation legally available therefor:

   (A) pay to the holders of the shares of PCS Group Common Stock a dividend, as the Board of Directors shall have declared in accordance with ARTICLE SIX,
Section 5.1, in cash and/or in securities (other than a dividend of Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

   (B) (i) subject to the last sentence of this paragraph (a), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(c) all outstanding shares of PCS Group Common Stock in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition (such aggregate amount to be allocated to shares of Series 1 PCS Stock and Series 2 PCS

                                      2-10

Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock and Series 2 PCS Stock is the same)); or

   (ii) subject to the last sentence of this paragraph (a), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by
Section 7.4(d) the number of whole shares of PCS Group Common Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth Trading Day immediately succeeding the PCS Group Disposition Date closest to the product of the Outstanding PCS Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the PCS Group Disposition Date of the Net Proceeds of such Disposition, in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value in the aggregate equal to such product (such aggregate amount to be allocated to shares of Series 1 PCS Stock and Series 2 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock and Series 2 PCS Stock is the same)); or

   (2) convert each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock as of the Conversion Date provided by Section 7.4(e) into a number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(e)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Series 1 PCS Stock over the period of ten consecutive Trading Days beginning on the sixteenth Trading Day following the PCS Group Disposition Date to the average Market Value of one share of Common Stock (or such other class or series of common stock) over the same ten Trading Day period.

   Notwithstanding the foregoing provisions of this paragraph (a), the Corporation may redeem PCS Group Common Stock as provided by subparagraph
(1)(B)(i) or (1)(B)(ii) of this paragraph (a) only if the amount to be paid in redemption of such stock is less than or equal to the sum of (i) the amount available for the payment of dividends on such shares to be redeemed in accordance with ARTICLE SIX, Section 5 measured as of the Redemption Date and
(ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the Redemption Date.

   (b) For purposes of this Section 7.1:

   (i) as of any date, "substantially all of the properties and assets" attributed to the PCS Group means a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the PCS Group as of such date;

   (ii) in the case of a Disposition of the properties and assets attributed to the PCS Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

   (iii) the Board of Directors may pay any dividend or redemption price referred to in Section 7.1(a) in cash, securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property, regardless of the form or nature of the proceeds of the Disposition; provided that if such payment is made in Voting Securities (other than Corporation Common Stock or other common equity securities of the Corporation) of the Corporation or another entity, holders of Series 2 PCS Stock shall receive Voting Securities with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock.

                                      2-11

   (c) If the payment of the dividend or the redemption price with respect to the PCS Group Common Stock provided for by Section 7.1(a)(1) occurs prior to November 23, 2001, then the Board of Directors may convert each share of Series 1 PCS Stock and Series 2 PCS Stock remaining outstanding, but only as of a Conversion Date (determined as provided by Section 7.4(e) hereof) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(e)) equal to 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(e).

   (d) At any time following November 23, 2001, the Board of Directors may convert each outstanding share of Series 1 PCS Stock and Series 2 PCS Stock, as of the Conversion Date provided by Section 7.4(e), into the number of fully paid and nonassessable shares of Common Stock and Series 2 Common Stock, respectively (or, if the Common Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Group Common Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by Section 7.4(e)) equal to, on the Conversion Date, (i) if following November 23, 2001, but prior to November 23, 2002, 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 7.4(e), or (ii) if on or after November 23, 2002, at such conversion ratio (if any) as the Board of Directors determines to be fair to holders of the PCS Group Common Stock, taken as a separate class, and holders of WorldCom Group Common Stock, taken as a separate class.

   7.2. Redemption of PCS Group Common Stock for Subsidiary Stock. At any time the Board of Directors may redeem all of the outstanding shares of PCS Group Common Stock, on a Redemption Date of which notice is delivered in accordance with Section 7.4(f), in exchange for the number of shares of common stock of one or more wholly-owned subsidiaries of the Corporation (collectively, the "PCS Group Subsidiary") that collectively hold directly or indirectly all of the assets and liabilities attributed to the PCS Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) equal to the product of the Outstanding PCS Fraction and the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such exchange of shares (including any shares of such PCS Group Subsidiary which will be retained by the Corporation in respect of the WorldCom Group Intergroup Interest Fraction), such PCS Group Subsidiary shares to be delivered to the holders of shares of PCS Group Common Stock on the Redemption Date and to be divided among the holders of PCS Group Common Stock pro rata in accordance with the number of shares of PCS Group Common Stock held by each on such Redemption Date, each of which shares of common stock of such PCS Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; provided, however, that

   (a) no such redemption pursuant to this Section 7.2 may occur prior to November 23, 2000, unless such redemption is approved by the affirmative vote of the holders of a majority of shares of PCS Group Common Stock, voting separately as a class in accordance with ARTICLE SIX, Section 3.2(c); and

   (b) holders of shares of Series 2 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock;

and provided further that no such redemption pursuant to this Section 7.2 may occur unless (i) the redemption is tax-free to the holders of PCS Group Common Stock or (ii) such other arrangement exists for the benefit of the holders of PCS Group Common Stock redeemed such that, net of all taxes related to such redemption and

                                      2-12
to such other arrangement itself which are realized by such Shareholders, such Shareholders will be in a position that is substantially equivalent economically to the position such Shareholders would be in after a tax-free distribution described in the immediately preceding clause (i).

   7.3. Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of any class or series of PCS Group Common Stock are converted or redeemed, any share of such class or series of PCS Group Common Stock that is issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

   (a) if the shares of such class or series of PCS Group Common Stock outstanding on such Conversion Date were converted into shares of another class or series of Corporation Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (a)(2) or paragraph (c) or
(d) of Section 7.1, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class or series of PCS Group Common Stock issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

   (b) if the shares of such class or series of PCS Group Common Stock outstanding on such Redemption Date were redeemed pursuant to Section 7.1(a)(1)(B) or Section 7.2, be redeemed, to the extent of funds of the Corporation legally available therefor, for $0.01 per share in cash for each share of such class or series of PCS Group Common Stock issued upon such conversion, exchange or exercise.

   The provisions of this Section 7.3 shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class or series of PCS Group Common Stock are otherwise made pursuant to the provisions of such Convertible Securities.

   7.4. Notice and Other Provisions. (a) Not later than the tenth Trading Day following the consummation of a Disposition referred to in Section 7.1(a), the Corporation shall announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of shares outstanding of the PCS Group Common Stock and (iii) the number of shares of PCS Group Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 7.1(a) it has irrevocably determined to take in respect of such Disposition.

   (b) If the Corporation determines to pay a dividend on shares of PCS Group Common Stock pursuant to Section 7.1(a)(1)(A), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to each holder of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as such dividend in respect of the outstanding shares of PCS Group Common Stock, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to

                                      2-13
receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (c) If the Corporation determines to redeem PCS Group Common Stock pursuant to Section 7.1(a)(1)(B)(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) a statement that all shares of PCS Group Common Stock outstanding on the Redemption Date shall be redeemed, (ii) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (vii) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (viii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (ix) a statement to the effect that, except as otherwise provided by paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (d) If the Corporation determines to redeem PCS Group Common Stock pursuant to Section 7.1(a)(1)(B)(ii), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made, on which shares of PCS Group Common Stock shall be selected for redemption, (ii) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the Outstanding PCS Fraction on the date of such notice, (vi) the number of shares of PCS Group Common Stock outstanding and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement that the Corporation will not be required to register

                                      2-14
a transfer of any shares of PCS Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of PCS Group Common Stock to be redeemed setting forth (i) the number of shares of PCS Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of PCS Group Common Stock shall be redeemed, (iii) the Redemption Date, (iv) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of PCS Group Common Stock to be redeemed, including details as to the calculation thereof, (v) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (vi) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the stock transfer books of the Corporation after the Redemption Date and (vii) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (e) If the Corporation determines to convert the PCS Group Common Stock pursuant to Section 7.1(a)(2), Section 7.1(c) or Section 7.1(d), as the case may be, the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of PCS Group Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (i) a statement that all outstanding shares of PCS Group Common Stock shall be converted, (ii) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Common Stock (or Series 2 Common Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of PCS Group Common Stock, including details as to the calculation thereof, (iv) the place or places where stock certificates for shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of stock certificates for shares of Common Stock (or Series 2 Common Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, (v) the number of outstanding shares of PCS Group Common Stock and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Conversion Date and (vii) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation.

   (f) If the Corporation determines to redeem shares of PCS Group Common Stock pursuant to Section 7.2, the Corporation shall cause notice to be given to each holder of shares of PCS Group Common Stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of PCS Group Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (i) a statement that all shares of PCS Group Common Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of the PCS Group Subsidiary, (ii) the Redemption Date, (iii) the

                                      2-15

Outstanding PCS Fraction on the date of such notice, (iv) the place or places where stock certificates for shares of PCS Group Common Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of stock certificates for shares of the PCS Group Subsidiaries, (v) a statement to the effect that, subject to paragraph (i) of this Section 7.4, dividends on such shares of PCS Group Common Stock shall cease to be paid as of such Redemption Date, (vi) the number of shares of PCS Group Common Stock outstanding and the number of shares of PCS Group Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of the PCS Group Subsidiary upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the stock transfer books of the Corporation. If any shares of Series 2 PCS Stock are outstanding immediately prior to the Redemption Date, then the notice provided to each holder of Series 2 PCS Stock pursuant to this Section

7.4(f) will also indicate that such holders of shares of Series 2 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent to such shares received by holders of Series 1 PCS Stock.

   (g) If less than all of the outstanding shares of PCS Group Common Stock are to be redeemed pursuant to Section 7.1(a)(1), then the shares to be redeemed by the Corporation shall be selected from among the holders of shares of PCS Group Common Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among each class or series of PCS Group Common Stock (including pro rata among all holders of Series 2 PCS Stock) or, if Series 2 PCS Stock is no longer outstanding, by lot or such other method as may be determined by the Board of Directors of the Corporation to be equitable.

   (h) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of PCS Group Common Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 7. If more than one share of PCS Group Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of PCS Group Common Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence only, "Fair Value" of any fractional share means (i) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

   (i) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of PCS Group Common Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of PCS Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of PCS Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

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   (j) Before any holder of PCS Group Common Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such shares of PCS Group Common Stock pursuant to this
Section 7, such holder shall surrender at such place as the Corporation shall specify stock certificates for such shares of PCS Group Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of stock certificates representing such shares of PCS Group Common Stock deliver to the person for whose account such shares of PCS Group Common Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 7.4(h), in each case without interest. If less than all of the shares of PCS Group Common Stock represented by any one stock certificate are to be redeemed or converted, then the Corporation shall issue and deliver a new stock certificate for the shares of PCS Group Common Stock not redeemed.

   (k) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of PCS Group Common Stock that were converted or redeemed shall cease except for the right, upon surrender of the stock certificates representing such shares of PCS Group Common Stock as required by Section 7.4(j), to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by
Section 7.4(h) and rights to dividends as provided in Section 7.4(i), in each case without interest. Subject to the next sentence, any holder of a stock certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of PCS Group Common Stock shall not be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which PCS Group Common Stock was converted or redeemed until the surrender as required by this Section 7 of such stock certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the stock certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the stock certificates for PCS Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of PCS Group Common Stock represented by such stock certificates shall have been converted or redeemed, notwithstanding the failure to surrender such stock certificates.

   (l) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of PCS Group Common Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of PCS Group Common Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

   (m) Neither the failure to mail any notice required by this Section 7.4 to any holder of PCS Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency of any notice given to any other holder of outstanding shares of PCS Group Common Stock or of Convertible Securities or the validity of any such conversion or redemption.

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   (n) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 7 as the Board of Directors shall determine to be appropriate.

   7.5 Automatic Conversion of Series 2 PCS Stock and Series 2 Common Stock.

   7.5.1. Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 PCS Stock or Series 2 Common Stock, as the case may be, is below one percent of the outstanding Voting Power of the Corporation for more than 90 consecutive days, then each outstanding share of Series 2 PCS Stock or Series 2 Common Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Common Stock, respectively, such conversion to take place on the 90th day following the Conversion Trigger Date.

   7.5.2. Certain Transfers. Upon any Transfer of shares of Series 2 PCS Stock or Series 2 Common Stock, as the case may be (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Group Common Stock or Common Stock, respectively, as of the date of such Transfer.

   7.5.3. Exchange of Stock Certificates; Effect of Automatic Conversion of All Series 2 PCS Stock. (a) Immediately upon the conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 Common Stock) into shares of Series 1 PCS Stock (or, if applicable, Common Stock), pursuant to this Section 7 (such shares so converted hereinafter referred to as the "Converted Series Shares"), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 PCS Group Common Stock or Common Stock, as the case may be, issuable upon such conversion (the "Newly Issued Shares"); provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the "Series Conversion Time") and unpaid as of the Series Conversion Time. If the stock transfer books of the Corporation shall be closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

   (b) As promptly as practicable after the Series Conversion Time, upon the delivery to the Corporation of the stock certificates formerly representing Converted Series Shares, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of stock such certificates, a stock certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such stock certificates have been converted in accordance with the provisions of this Section 7.5.

   (c) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7.5; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   (d) The Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 PCS Stock, authorized but unissued Common Stock, issued Series 1 PCS Stock held in its treasury and issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Series 2 PCS Stock or Series 2 Common Stock, as the case may be, contemplated hereby, the full number of shares of Series 1 PCS Stock and Common Stock then deliverable upon the conversion of all outstanding shares of

                                      2-18

Series 2 PCS Stock or Series 2 Common Stock, as the case may be, and the full number of shares of Series 2 PCS Stock the Cable Holders are permitted to acquire under the Restructuring Agreement and the Cable Holder Standstill Agreements.

   Section 8. Application of the Provisions of ARTICLE SIX.

   8.1. Certain Determinations of the Board of Directors. In addition to the determinations regarding Preferred Stock to be made by the Board of Directors as provided by Section 9.2, the Board of Directors shall make such determinations (i) with respect to the assets and liabilities to be attributed to the Business Groups (in accordance with the definitions of "PCS Group" and "WorldCom Group" set forth in ARTICLE SIX, Section 10), (ii) with respect to the application of the provisions of this ARTICLE SIX to transactions to be engaged in by the Corporation and (iii) as may be or become necessary or appropriate to the exercise of the powers, preferences and relative, participating, optional and other special rights of the classes or series of Corporation Common Stock, including, without limiting the foregoing, the determinations referred to in the following paragraphs (a), (b), (c) and (d) of this Section 8.1. A record of any such determination shall be filed with the Secretary of the Corporation to be kept with the records of the actions of the Board of Directors.

   (a) Upon any acquisition by the Corporation or its Subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the WorldCom Group or the PCS Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the WorldCom Group or the PCS Group or that an interest therein shall be partly for the benefit of the WorldCom Group and partly for the benefit of the PCS Group and, accordingly, shall be attributed to the WorldCom Group or the PCS Group, or partly to each, in accordance with the definitions of "PCS Group," "WorldCom Group," and "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" set forth in ARTICLE SIX, Section 10.

   (b) Upon any issuance of any shares of PCS Group Common Stock at a time when the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of PCS Group Common Stock so issued should reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest and the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest shall be adjusted accordingly.

   (c) Upon any issuance by the Corporation or any Subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock, if at the time such Convertible Securities are issued the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of PCS Group Common Stock pursuant thereto shall, in whole or in part, reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of the WorldCom Group or the PCS Group and any other relevant factors.

   (d) Upon any redemption or repurchase by the Corporation or any Subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to the WorldCom Group and some of such shares, other securities or debt obligations were attributed to the PCS Group, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the WorldCom Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the PCS Group and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to the WorldCom Group or to the PCS Group.

                                      2-19

   8.2. Sources of Dividends and Distributions; Uses of Proceeds of Share Issuances. Notwithstanding the attribution of properties or assets of the Corporation to the WorldCom Group or the PCS Group as provided in the definitions of such terms in ARTICLE SIX, Section 10, the Board of Directors
(i) may cause dividends or distributions or other payments to the holders of any class or series of Corporation Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Business Group, subject, however, to any contrary term of any class or series of Preferred Stock fixed in accordance with ARTICLE SIX, Section 9, and (ii) may cause the proceeds of issuance of any shares of Corporation Common Stock or any class or series of Preferred Stock, to whichever Business Group attributed in accordance with ARTICLE SIX, Section 10, to be used in the business of, and to be attributed to, either the WorldCom Group or the PCS Group in accordance with the definitions of "PCS Group," "WorldCom Group," and "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" in ARTICLE SIX, Section 10.

   8.3. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 8, the provisions of ARTICLE SIX, Section 10 or any other provision of this ARTICLE SIX, at any time when there are not outstanding both (i) one or more shares of WorldCom Group Common Stock or Convertible Securities convertible into or exchangeable or exercisable for WorldCom Group Common Stock and (ii) one or more shares of PCS Group Common Stock or Convertible Securities convertible into or exchangeable or exercisable for PCS Group Common Stock, the Board of Directors need not (A) attribute any of the assets or liabilities of the Corporation or any of its Subsidiaries to the WorldCom Group or the PCS Group, (B) make any determination required in connection therewith or (C) make any of the determinations otherwise required by this ARTICLE SIX, and in such circumstances the holders of the shares of WorldCom Group Common Stock or PCS Group Common Stock outstanding, as the case may be, shall (unless otherwise specifically provided by these Articles of Incorporation) be entitled to all the voting powers, preferences, optional or other special rights of such classes of Corporation Common Stock without differentiation between the WorldCom Group Common Stock and the PCS Group Common Stock and any provision of this ARTICLE SIX to the contrary shall no longer be in effect or operative and the Board of Directors may cause these Articles of Incorporation to be amended as permitted by law to delete such provisions as are no longer operative or of further effect.

   8.4. Emergency Use of Business Group Assets. Notwithstanding the foregoing provisions of this Section 8 or any other provision of ARTICLE SIX, the Board of Directors may transfer assets or properties from one Business Group to another on such other basis as the Board of Directors shall determine, consistent with its fiduciary duties to the Corporation and the holders of all classes and series of the Corporation Common Stock; provided that the Board of Directors determines (i) that such transfer on such basis should be made to prevent or mitigate material adverse consequences that would fundamentally affect the transferee Business Group, (ii) that the benefit of such transfer on such basis to the transferee Business Group is to materially exceed any adverse effect of such transfer to the transferor Business Group, and (iii) that such transfer on such basis is in the best interest of the Corporation as a whole after giving fair consideration to the potentially divergent interests of the holders of the separate classes of Corporation Common Stock.

   8.5. Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 8 or otherwise in furtherance of the application of this ARTICLE SIX shall be final and binding on all shareholders.

   Section 9. Preferred Stock.

   9.1. General. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

                                      2-20

   9.2. Designation Powers of Board of Directors. The Corporation, acting through its Board of Directors, without action by the shareholders, may, from time to time by resolution and upon the filing of such certificate or articles of amendment as may be required by the GBCC as then in effect, and subject to the provisions of this ARTICLE SIX, create one or more series of Preferred Stock and, with respect to each series, fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series (including, without limitation, the Series B Preferred Stock, the Third Series, the Fifth Series, the Seventh Series and the Eighth Series):

   (a) the number of shares to constitute such series and the distinctive designation thereof;

   (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods"), whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

   (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

   (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

   (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

   (f) the voting power, if any, of the shares of such series; and

   (g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

   9.3. General Rules as to Dividends. Except as expressly set forth in Section 9.9.4, no dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

   9.4. General Rules as to Liquidation. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

   9.5. General Rules as to Redemption. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in ARTICLE SIX, Section 9.2(c) redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in ARTICLE SIX, Section 9.2(c).

                                      2-21

   9.6. Intentionally Omitted.

   9.7. Attribution of Preferred Stock to Groups. As of the Effective Time, the outstanding shares of Third Series, Fifth Series and Series B Preferred Stock shall be attributed entirely to the WorldCom Group and the outstanding shares of the Seventh Series and Eighth Series shall be attributed entirely to the PCS Group. Upon any issuance of any shares of Preferred Stock of any series after the Effective Time, the Board of Directors shall attribute for purposes of this ARTICLE SIX the shares so issued entirely to the WorldCom Group or entirely to the PCS Group or partly to the WorldCom Group and partly to the PCS Group in such proportion as the Board of Directors shall determine and, further, in case of the issuance of shares of Preferred Stock that are exchangeable or exercisable for PCS Group Common Stock, if at the time such shares of Preferred Stock are issued the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all or none) of such shares of Preferred Stock shall reduce the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of the WorldCom Group or the PCS Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof in accordance with ARTICLE SIX, Section 8.1(d). Notwithstanding any such attribution of shares of Preferred Stock to the WorldCom Group or the PCS Group, any dividends or distributions or other payments which are made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional or other special rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Business Group to which such properties or assets are attributed in accordance with the definitions of "WorldCom Group" and "PCS Group" set forth in ARTICLE SIX, Section 10, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional or other special rights of a series of Preferred Stock.

   9.8. Series B Convertible Preferred Stock.

   9.8.1. Designation; Amount and Rank. There shall be 15,000,000 shares of Preferred Stock designated as Series B Preferred Stock. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, Seventh Series, Eighth Series and to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Fifth Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.8.2. Dividends. (a) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared, out of the funds legally available for that purpose, dividends per share of Series B Preferred Stock at the rate of $0.0775 per annum, payable when and as the Board of Directors may determine, in cash, before any dividends shall be set apart for or paid upon the Corporation Common Stock or any stock ranking as to dividends junior to the Series B Preferred Stock (collectively, and for purposes only of this Section 9.8, "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share and shall be payable to holders of record as they appear on the stock transfer books of the Corporation on such

                                      2-22
record dates as shall be fixed by the Board of Directors. The Board of Directors shall not be required to declare any dividends on the Series B Preferred Stock and the failure to declare any such dividends shall not constitute a default or otherwise vest the holders of Series B Preferred Stock with any right, other than the right to receive amounts in respect of accrued but unpaid dividends pursuant to Sections 9.8.3, 9.8.5 and 9.8.7 hereof.

   (b) Dividends on the Series B Preferred Stock shall be cumulative and shall accrue on a daily basis, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock. Accrued but unpaid dividends shall not bear interest.

   (c) Dividends (or amounts equal to accrued and unpaid dividends) payable on the shares of Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months.

   (d) The Corporation shall not set apart for or pay upon the Corporation Common Stock any Extraordinary Cash Dividend unless, at the same time, the Corporation shall have set apart for or paid upon all shares of Series B Preferred Stock an amount of cash per share of Series B Preferred Stock equal to the Extraordinary Cash Dividend that would have been paid in respect of such share if the holder of such share had converted such share into shares of Corporation Common Stock pursuant to Section 9.8.5 immediately prior to the record date for such Extraordinary Cash Dividend.

   "Extraordinary Cash Dividend" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Corporation Common Stock paid during the consecutive 12-month period ending on and including such date exceeds, on a per share of Corporation Common Stock basis, 10% of the average daily closing price of the Corporation Common Stock over such 12-month period.

   9.8.3. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of Junior Stock unless, prior thereto, the holders of the Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (such stock, for purposes only of this Section 9.8, "Senior Stock") or (ii) to the holders of stock ranking on a parity, either as to dividends or upon liquidation, with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation. In the event the assets of the Corporation available for distribution to the holders of the shares of the Series B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and the holders of any shares ranking on a parity with the Series B Preferred Stock, then the holders of all such shares of the Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of such shares of parity stock are entitled were paid in full.

   (b) The merger or consolidation of the Corporation into or with another company, the merger or consolidation of any other company into or with the Corporation, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 9.8.3.

   9.8.4. Voting. (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to one vote per share with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of 9.8.4(b) below, holders of Series B

                                      2-23

Preferred Stock shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class.

   (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers or terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting , as the case may be, separately as a class. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

   9.8.5. Optional Conversion. (a) Each share of Series B Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and nonassessable shares of Common Stock at the rate of 0.1460868 shares (or an effective initial conversion price of $6.845 per share of Common Stock) of Common Stock for each share of Series B Preferred Stock surrendered for conversion, or at such other rate as may then be effective following adjustment pursuant to Section 9.8.6 hereof (the "Series B Conversion Rate").

   (b) The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this
Section 9.8.5(b), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof at the election of the Corporation, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with all applicable rules under the Securities Act, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (A) if the Common Stock is listed on any national securities exchange or NASDAQ, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or NASDAQ (as the case may be) on the date of conversion, (B) if the Common Stock is not so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, or (C) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

   (c) In order to exercise the conversion privilege, the holder of any Series B Preferred Stock to be converted shall surrender his, her or its stock certificate or certificates therefore to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then to the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such stock certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued. If so required by the Corporation, stock certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the stock certificates and notice shall be the conversion date (the "Series B Conversion Date"). As soon as practicable after receipt of such notice and the surrender of the stock certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a stock certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 9.8.5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

   (d) The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the

                                      2-24

Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

   (e) Shares of Series B Preferred Stock may not be converted after the close of business on the Business Day preceding the date fixed for redemption of such shares pursuant to Section 9.8.7.

   (f) Upon any such conversion, the Corporation shall pay, out of funds legally available therefor, to the person entitled thereto an amount equal to all accrued but unpaid dividends to, but not including, the Series B Conversion Date in respect of the shares of Series B Preferred Stock surrendered for conversion, which amount shall be payable, at the election of the Corporation, in cash or shares of Common Stock. In the event the Corporation elects to pay such amount in shares of Common Stock, the number of shares of Common Stock to be issued in respect of unpaid dividends on each share of Series B Preferred Stock surrendered for conversion shall, subject to Section 9.8.5(b), be determined by dividing (x) the total amount of accrued but unpaid dividends to be paid on each such share of Series B Preferred Stock by (y) the Fair Market Value of a share of Common Stock. For purposes hereof, the term "Fair Market Value" shall mean:

   (i) if the Common Stock is listed on any national securities exchange or NASDAQ, the average of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or NASDAQ (as the case may be) for a period of 30 Trading Days prior to the Series B Conversion Date;

   (ii) if the Common Stock is not so listed, on the basis of the average of the mean between the closing bid and asked prices for the Common Stock for each day in the 30 Trading Day period prior to the Series B Conversion Date, as reported by NASDAQ, or its successor; or

   (iii) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

   (g) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

   9.8.6. Adjustment Provisions. (a) In case the Corporation shall at any time
(i) subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares or (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event. The adjustment made pursuant to this Section 9.8.6(a) shall become effective immediately after the effective date of the event requiring such adjustment and shall be made by the Board of Directors, whose judgment shall be final, binding and conclusive absent manifest error.

   (b) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made

                                      2-25
whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Series B Conversion Rate then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Corporation) resulting from such consolidation or merger or the company purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the stock transfer books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

   (c) In the event that:

   (i) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

   (ii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another company; or

   (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in accordance with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

   (A) at least twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

   (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place.

A notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and a notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be sent by mail, first class, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

   (d) If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 9.8.6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Series B Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 9.8.6 except in the case of a combination of shares of a type contemplated in Section 9.8.6(a) and then in no event to a rate less than the Series B Conversion Rate as adjusted pursuant to Section 9.8.6(a).

   (e) Whenever the Series B Conversion Rate shall be adjusted pursuant to this
Section 9.8.6, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock a

                                      2-26
statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 9.8.6(c), such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 9.8.6(c) hereof.

   9.8.7. Redemption. The Corporation shall have the right to redeem shares of Series B Preferred Stock pursuant to the following provisions:

   (a) The Corporation shall not have any right to redeem shares of the Series B Preferred Stock prior to September 30, 2001. Thereafter, the Corporation shall have the right, at its sole option and election, out of funds legally available therefor, to redeem the shares of Series B Preferred Stock, in whole or in part, at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Series B Redemption Price"), whether or not declared, to the redemption date; provided that any amount due in respect of all or any portion of the Series B Redemption Price, including accrued dividends, may be paid in cash or shares of Common Stock as determined by the Board of Directors. In the event the Board of Directors elects to pay any portion of the Series B Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued shall be determined in accordance with the provisions of Section 9.8.5(f).

   (b) If less than all of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors may determine to be fair and proper.

   (c) Notice of any redemption of the Series B Preferred Stock (including notice of whether such redemption shall be paid in cash or shares of Common Stock) shall be mailed at least 30 days, but not more than 60 days, prior to the date fixed for redemption to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. In order to facilitate the redemption of the Series B Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock to be redeemed, or may cause the stock transfer books of the Corporation to be closed for the transfer of the Series B Preferred Stock, not more than 60 days prior to the date fixed for such redemption.

   (d) On the redemption date specified in the notice given pursuant to Section 9.8.7(c), the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, deposit for the pro rata benefit of the holders of the shares of the Series B Preferred Stock so called for redemption, funds in an amount equal to the portion of the Series B Redemption Price, if any, to be paid in cash with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $50,000,000. Any monies so deposited by the Corporation and unclaimed at the end of one (1) year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Series B Redemption Price. Any interest accrued on funds so deposited pursuant to this 9.8.7(d) shall be paid from time to time to the Corporation for its own account.

   (e) Upon the deposit of funds pursuant to Section 9.8.7(d) in respect of shares of the Series B Preferred Stock called for redemption, or, in the event that the Board of Directors elects to pay all or part of the Series B Redemption Price in shares of Common Stock, on the date fixed for redemption, notwithstanding that any stock certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after

                                      2-27
the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series B Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Series B Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the Business Day preceding the redemption date, as provided in Section 9.8.5.

   9.8.8. Reissuance. Shares of Series B Preferred Stock that have been issued and reacquired in any manner including shares purchased, exchanged, redeemed or converted shall not be reissued as shares of Series B Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Georgia have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

   9.9. Series 3 Junior Participating Preferred Stock.

   9.9.1. Designation and Amount. There shall be 1,500,000 shares of Preferred Stock designated as Third Series.

   9.9.2. Dividends. (a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock, or any similar stock ranking prior and superior to the shares of the Third Series with respect to dividends, the holders of shares of the Third Series, in preference to the holders of Common Stock and any shares of stock of the Corporation junior as to dividend rights to the Third Series, entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Third Series Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) the product of the WorldCom Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the WorldCom Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the noncash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all noncash dividends or other distributions other than a dividend payable in shares of WorldCom Group Common Stock, or a subdivision of the outstanding shares of WorldCom Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the WorldCom Group Common Stock since the immediately preceding Third Series Quarterly Dividend Payment Date, or, with respect to the first Third Series Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Third Series.

   (b) As used herein, the WorldCom Group Multiple shall initially be 1,500. In the event the Corporation shall (i) declare any dividend on WorldCom Group Common Stock payable in shares of such stock, (ii) subdivide the outstanding WorldCom Group Common Stock, or (iii) combine the outstanding WorldCom Group Common Stock into a smaller number of shares, then in each such case the WorldCom Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of WorldCom Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of WorldCom Group Common Stock that were outstanding immediately prior to such event.

   (c) The Corporation shall declare a dividend or distribution on the Third Series as provided above in paragraph (a) of this Section 9.9.2 immediately after it declares a dividend or distribution on the WorldCom Group Common Stock (other than a dividend payable in shares of WorldCom Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the WorldCom Group Common Stock during the period between any Third Series Quarterly Dividend Payment Date and the next subsequent Third Series Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Third Series shall nevertheless be payable on such subsequent Third Series Quarterly Dividend Payment Date.

   (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Third Series from the Third Series Quarterly Dividend Payment Date next preceding the date of issue of such shares of Third Series,

                                      2-28
unless the date of issue of such shares of Third Series is prior to the record date for the first Third Series Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Third Series Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Third Series entitled to receive a quarterly dividend and before such Third Series Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Third Series Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Third Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   9.9.3. Voting Rights. The holders of the shares of the Third Series shall be entitled to exercise such voting rights with the holders of Common Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter submitted to a vote of the shareholders at such meeting. Except as otherwise provided herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Third Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. Except as prescribed by law and in addition to the rights provided for in this ARTICLE SIX, at any annual or special meeting of shareholders, each share of the Third Series shall be entitled to a number of votes equal to the product of the WorldCom Group Multiple then in effect times the highest number of votes that any share of WorldCom Group Common Stock entitles its holder to vote at such meeting.

   9.9.4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Third Series as provided in Section 9.9.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Third Series outstanding shall have been paid in full, the Corporation shall not:

   (i) declare or pay dividends (except a dividend payable in WorldCom Group Common Stock and/or any other stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series)) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series;

   (ii) declare or pay dividends on or make any other distribution on any shares of stock of the Corporation on a parity (either as to dividend rights or rights upon liquidation, dissolution or winding up) with the Third Series, except dividends paid ratably on the shares of the Third Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) except as permitted in Section 9.9.4(a)(iv) below, redeem or purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Third Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of stock of the Corporation ranking junior (either as to dividend rights or rights upon liquidation, dissolution or winding up) to the Third Series; or

   (iv) purchase or otherwise acquire for consideration any shares of the Third Series, or any shares of stock of the Corporation ranking on a parity (either as to dividend rights or rights upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

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   (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 9.9.4, purchase or otherwise acquire such shares at such time and in such manner.

   9.9.5. Reacquired Shares. Any shares of the Third Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

   9.9.6. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Third Series shall be entitled to receive, in preference to the holders of any shares of stock of the Corporation ranking junior (as to rights upon liquidation, dissolution or winding up) to the Third Series, the greater of (i) $1,000.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared and (ii) an amount per share equal to the product of the WorldCom Group Multiple then in effect times the aggregate amount to be distributed per share to holders of WorldCom Group Common Stock.

   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (as to rights upon liquidation, dissolution or winding up) with the Third Series shall not receive any distributions except for distributions made ratably on the Third Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

   9.9.7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of WorldCom Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Third Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the WorldCom Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of WorldCom Group Common Stock is changed or exchanged.

   9.9.8. Rank. The shares of the Third Series shall rank:

   (a) senior to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Eighth Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to the Series B Preferred Stock, Fifth Series, Seventh Series and each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Third Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.9.9. Fractional Shares. Shares of the Third Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Third Series.

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   9.10. Series 5 Preferred Stock.

   9.10.1. Designation; Amount; Stated Value. There shall be 95 shares of Preferred Stock designated as Fifth Series.

   9.10.2. Dividends. The rate of dividends upon shares of the Fifth Series (which shall be cumulative from the date of issue) and the time of payment thereof shall be 6.00% of the stated value of $100,000 per share per annum, payable quarterly on the last days of January, April, July and October in each year.

   9.10.3. Rank. The Fifth Series will, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, Seventh Series, Eighth Series and to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution;

   (b) on a parity with the Series B Preferred Stock and with all other classes of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Fifth Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.10.4. Voting Rights. Holders of shares of the Fifth Series will be entitled to one vote for each share held and will be entitled to exercise such voting rights together as a class with the holders of capital stock that have general voting power on all such matters. If no dividends or less than full cumulative dividends on shares of the Fifth Series shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on shares of the Fifth Series shall have cumulated to an amount equal to full cumulative dividends on shares of the Fifth Series for six quarterly dividend periods, the holders of shares of the Fifth Series shall, at all meetings held for the election of Directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on shares of the Fifth Series shall have been paid or declared and set apart for payment, possess voting power, acting alone, to elect the smallest number of Directors constituting a majority of the Directors then to be elected. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

   9.10.5. Non-Convertible. Shares of the Fifth Series shall not be convertible into or exchangeable for stock of any other class or classes of the Corporation.

   9.10.6. Repurchase by the Corporation. Upon six months' prior written notice, the holders of shares of the Fifth Series may tender all and not less than all of the shares of the Fifth Series to the Corporation for purchase at a price per share equal to the stated value of $100,000 per share plus accrued dividends to the date of repurchase by the Corporation (the "Fifth Series Purchase Price"). Upon such proper tender of all shares of the Fifth Series by the holders, the Corporation shall purchase the shares of the Fifth Series at the Fifth Series Purchase Price.

   9.10.7. Tender Procedures. Shares of the Fifth Series will not be deemed tendered unless and until the stock certificate or certificates therefor have been received by the Corporation or the bank or trust company designated for the purpose and, if payment upon acceptance of tender thereof is to be made other than to the record holders, such stock certificate or certificates have been duly endorsed and are in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

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   9.10.8. Redemption. If the holders have not tendered the shares of the Fifth Series to the Corporation for purchase pursuant to Sections 9.10.6 and 9.10.7 by March 14, 2003, then the Corporation shall redeem all of the outstanding shares of the Fifth Series at the Fifth Series Purchase Price on a date set forth in written notice to the holders as the redemption date (the "Fifth Series Redemption Date"). The Corporation shall give notice of such redemption not less than thirty (30) days prior to the Fifth Series Redemption Date, by mail to the holders of record of the outstanding shares at their respective addresses then appearing on the books of the Corporation. At any time before the Fifth Series Redemption Date, the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company to be designated in the notice of redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating $25,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the stock certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected shall, whether or not the stock certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the stock certificates for such shares to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest.

   9.10.9. Cancelled Shares. Shares of the Fifth Series, purchased upon tender or redeemed as herein provided, shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same or any theretofore outstanding series.

   9.10.10. Default. Default by the Corporation in complying with the provisions of Section 9.10.6 or 9.10.8 shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Corporation Common Stock (other than a distribution in shares of its Corporation Common Stock) until the Corporation shall have cured such default by depositing the funds necessary therefor in the manner and upon the terms herein provided. The holders of shares of the Fifth Series shall not be entitled to apply to any court of law or equity for a money judgment or remedy on account of any such default other than to restrain the Corporation from the actions specified above upon the Corporation Common Stock until such default shall have been cured.

   9.10.11. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Fifth Series will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the stated value of $100,000 per share, plus an amount equal to cumulative accrued and unpaid dividends to the date of distribution to holders of shares of the Fifth Series. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Fifth Series and any other series of Preferred Stock on a parity with the Fifth Series are not paid in full, the holders of shares of the Fifth Series and such parity stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

   9.11. Series 7 Preferred Stock.

   9.11.1. Designation; Amount; Rank. There shall be 300,000 shares of Preferred Stock designated as Seventh Series. The Seventh Series will, with respect to dividend rights and rights upon liquidation, winding up and dissolution, rank:

   (a) senior to the Third Series, the Eighth Series, to all classes of Corporation Common Stock and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution;

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   (b) on a parity with all other classes of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution; and

   (c) junior to the Series B Preferred Stock, the Fifth Series and to each other class of capital stock or series of Preferred Stock established hereafter by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Seventh Series as to dividend rights or rights upon liquidation, winding up and dissolution.

   9.11.2. Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends ("Seventh Series Dividends") payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a "Seventh Series Dividend Payment Date") or, if any such date is not a Business Day, the Seventh Series Preferred Dividends due on such Seventh Series Dividend Payment Date shall be paid on the next succeeding Business Day. Seventh Series Preferred Dividends shall be cumulative and shall accumulate from the date of original issuance of shares of the Seventh Series. Seventh Series Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Seventh Series Preferred Dividends payable for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Seventh Series Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Seventh Series Preferred Dividends are declared. Accrued but unpaid Seventh Series Preferred Dividends shall accumulate as of the Seventh Series Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Seventh Series Preferred Dividends. Before any dividends on the Corporation Common Stock or any other stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

   9.11.3. Conversion. (a) Each holder of shares of Seventh Series may at such holder's option at any time convert any or all of such holder's shares of Seventh Series into (i) if such holder is a Cable Holder, shares of Series 2 PCS Stock and Series 2 Common Stock, and (ii) if such holder is not a Cable Holder, shares of Series 1 PCS Stock and Common Stock. All references herein to shares of Series 2 PCS Stock and Series 2 Common Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 PCS Stock and Common Stock, respectively, if the holder of such Seventh Series is not a Cable Holder. Shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of (i) Series 2 PCS Stock as is equal to the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Seventh Series Initial Conversion Price (as adjusted from time to time, the "Seventh Series Conversion Price") and (ii) Series 2 Common Stock as is equal to 0.116025 (the "Common Stock Conversion Rate") times the number of shares of Series 2 PCS Stock received in connection with (i) immediately above. In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

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   (b) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Seventh Series Preferred Dividends shall be entitled to receive the Seventh Series Preferred Dividends payable on those shares of Seventh Series on the corresponding Seventh Series Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Seventh Series Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Seventh Series Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 PCS Stock issued upon conversion.

   (c) Conversion of shares of Seventh Series may be effected by delivering stock certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such stock certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a stock certificate or certificates representing the number of whole shares of Series 2 PCS Stock and Series 2 Common Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any stock certificate, the Corporation shall issue and deliver to the converting holder a new stock certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 PCS Stock or Series 2 Common Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Seventh Series Conversion Price in effect on the date of such surrender.

   (d) No fraction of a share of Series 2 Common Stock or Series 2 PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 PCS Stock or Common Stock, as applicable. For the purposes of this subparagraph, the market value of a share of Series 1 PCS Stock or Common Stock shall be the Closing Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.

   (e) The Seventh Series Conversion Price in effect at any time shall be subject to adjustment as follows:

   (i) If the Corporation shall: (A) pay a dividend on the PCS Group Common Stock in shares of PCS Group Common Stock; (B) subdivide the outstanding shares of PCS Group Common Stock into a greater number of shares; (C) combine the outstanding shares of PCS Group Common Stock into a smaller number of shares; (D) pay a dividend on the PCS Group Common Stock in shares of its capital stock (other than PCS Group Common Stock); or (E) issue any shares of its capital stock by reclassification of the shares of PCS Group Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 9.11.3(e)(viii)), then the Seventh Series Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of PCS Group Common Stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such

                                     2-34
adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 9.11.3(e)(vi) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

   (ii) If the Corporation shall issue rights or warrants to the holders of the PCS Group Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of PCS Group Common Stock (or PCS Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Seventh Series Conversion Price of the right or warrant to purchase such PCS Convertible Securities, computed on the basis of the maximum number of shares of PCS Group Common Stock issuable upon conversion of such PCS Convertible Securities) less than the Current Market Price per share on the Determination Date, the Seventh Series Conversion Price shall be adjusted by multiplying the Seventh Series Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of PCS Group Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of PCS Group Common Stock so offered (or the aggregate initial conversion price of the PCS Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such PCS Convertible Securities) to holders of PCS Group Common Stock (and to holders of PCS Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (ii) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of PCS Group Common Stock outstanding on such record date plus the number of additional shares of PCS Group Common Stock so offered for subscription or purchase (or into which the PCS Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (ii) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; however, to the extent that shares of PCS Group Common Stock (or PCS Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase PCS Convertible Securities which have been exercised, if all of the shares of PCS Group Common Stock issuable upon conversion of such PCS Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Seventh Series Conversion Price shall be readjusted to the Seventh Series Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or PCS Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such PCS Convertible Securities).

   For purposes of this paragraph (ii) the number of shares of PCS Group Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all PCS Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (ii) is being applied) equal to or less than the Current Market Price per share of PCS Group Common Stock on the applicable Determination Date, if all of such PCS Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors.

   (iii) If the Corporation shall distribute to the holders of PCS Group Common Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 9.11.3(e)(i) and distributions of rights or warrants referred to in Section 9.11.3(e)(ii) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are PCS Extraordinary Cash Dividends), the Seventh Series Conversion Price shall be adjusted by multiplying the Seventh Series Conversion Price in effect immediately prior to the record date for the determination of shareholders entitled to

                                      2-35
receive such distribution by a fraction, of which the numerator shall be the number of shares of PCS Group Common Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors) on such record date of the evidences of indebtedness, assets (including PCS Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of PCS Group Common Stock (and to the holders of PCS Convertible Securities referred to below if the distribution to which this paragraph (iii) applies is also being made to such holders), and of which the denominator shall be the number of shares of PCS Group Common Stock outstanding on such record date multiplied by such Current Market Price. For purposes of this paragraph (iii), the number of shares of PCS Group Common Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all PCS Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (iii) is being applied) equal to or less than the Current Market Price per share of PCS Group Common Stock on the applicable Determination Date, if all of such PCS Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

   For purposes of this paragraph (iii), the term "PCS Extraordinary Cash Dividend" means any cash dividend with respect to the PCS Group Common Stock the amount of which, together with the aggregate amount of cash dividends on the PCS Group Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the PCS Group Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the PCS Group Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Seventh Series Conversion Price was previously made under this paragraph
(iii)) equals or exceeds on a per share basis 5% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be a PCS Extraordinary Cash Dividend.

   The adjustment pursuant to the foregoing provisions of this paragraph (iii) shall be made successively whenever any distribution to which this paragraph
(iii) applies is made, and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution.

   (iv) If this Section 9.11.3(e) requires adjustments to the Seventh Series Conversion Price under more than one of clause (D) of the first sentence of paragraph (i), paragraph (ii) or paragraph (iii), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph
(i), second the provisions of paragraph (iii) and, third, the provisions of paragraph (ii).

   (v) No adjustment in the Seventh Series Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 9.11.3(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

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   (vi) In any case in which this Section 9.11.3(e) shall require that an adjustment in the Seventh Series Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event (x) issuing to the holder of shares of the Seventh Series the PCS Group Common Stock, if any, issuable upon such conversion over and above the shares of PCS Group Common Stock, if any, issuable upon such conversion on the basis of the Seventh Series Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder would be entitled pursuant to Section 9.11.3(d); provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional PCS Group Common Stock and such cash upon the occurrence of the event requiring such adjustment.

   (vii) If the Corporation consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding PCS Group Common Stock, or the PCS Group Common Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder's stock certificate representing shares of the Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the stock certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of PCS Group Common Stock purchasable upon conversion of the holder's Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of PCS Group Common Stock failed to exercise any rights of election with respect thereto, and received per share the kind and amount of securities, cash or other assets received per share of PCS Group Common Stock by a plurality of the nonelecting shares of PCS Group Common Stock); and in any such case, if necessary, the provisions set forth in this Section 9.11.3(e) with respect to the rights and interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder's Seventh Series. The subdivision or combination of the PCS Group Common Stock at any time outstanding into a greater or lesser number of shares of PCS Group Common Stock shall not be deemed to be a reclassification of the PCS Group Common Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations under this Section 9.11. The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this Section 9.11.3(e), as it shall in its sole discretion determine to be advisable.

   (viii) Subject to Section 9.11.3(e)(v) and to the remaining provisions of this Section 9.11.3(e)(viii), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this Section 9.11.3(e) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

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   Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the PCS Group Common Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred Stock Condition" will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Seventh Series Liquidation Preference on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the amount of shares of the Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive Trading Days ending on the third Trading Day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause
(x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no liquidation preference as a result of the above formula.

   (ix) If the Corporation effects a PCS Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the PCS Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the PCS Spin Off Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Seventh Series Liquidation Preference of a share of Seventh Series on the effective date of the PCS Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the number (or fraction) of PCS Spin Off Securities that would have been receivable upon such PCS Spin Off by a holder of the number of shares of PCS Group Common Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the PCS Spin Off and the average of the daily Closing Prices of the PCS Spin Off Securities for the period of ten consecutive Trading Days commencing on the tenth Trading Day following the effective date of the PCS Spin Off, divided by
(y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of PCS Group Common Stock and other securities or property (other than PCS Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the PCS Spin Off following conversion thereof immediately prior to the effective date of the PCS Spin Off (such fair value to be determined in the case of PCS Group Common Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred

                                      2-38

Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Seventh Series Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no liquidation preference as a result of the above formula. From and after the effective date of such PCS Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such PCS Spin Off Securities.

   (f) With respect to the WorldCom Group Common Stock to be issued in accordance with ARTICLE SIX, Section 9.11.3(a)(ii), the Board of Directors will adjust the Common Stock Conversion Rate so that the amount of WorldCom Group Common Stock to be so issued will not be diluted as a result of the events described in Section 9.11.3(e), if such events were to occur with respect to the WorldCom Group Common Stock.

   (g) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Corporation Common Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Corporation Common Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   9.11.4. Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other Junior Stock, the sum of $1,000 per share (the "Seventh Series Liquidation Preference"), plus in each case any accumulated and unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock register of the Corporation, at least 20 Business Days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this Section 9.11.4 or any defect therein shall not affect the legality or validity of any such action.

   9.11.5. Redemption. (a) General. Except as provided below and in Section 9.11.5(h), the Seventh Series shall not be redeemed by the Corporation prior to November 23, 2001. The Corporation may at its option redeem the Seventh Series in whole or in part after November 23, 2001, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the Seventh Series Liquidation Preference per share of Seventh Series, plus any accumulated and unpaid dividends (whether or not declared) up to but excluding such redemption date. In connection with a PCS Spin Off or a Redemption Event, the Corporation may, at its option, redeem the Seventh Series in whole after November 23, 2000, and before November 23, 2001, upon at least thirty days prior notice, at a redemption price equal to the Seventh Series Premium Price per share of Seventh Series, plus any accumulated and unpaid dividends (whether or not

                                      2-39
declared) up to but excluding such redemption date, which redemption shall be deemed effective immediately prior to the consummation of the PCS Spin Off or the Redemption Event. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Common Stock and Series 1 PCS Stock, on the one hand, or Series 2 Common Stock and Series 2 PCS Stock, on the other hand. Shares of Seventh Series so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of Seventh Series.

   (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a Business Day, on the first Business Day thereafter) (subject to extension as provided in the last sentence of this Section 9.11.5(b), the "Mandatory Redemption Date"), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors, shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued but unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (i) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and
(ii) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (A) November 23, 2008, and (B) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

   (c) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

   (i) the redemption date;

   (ii) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

   (iii) the redemption price;

   (iv) the place or places where stock certificates for such shares are to be surrendered for redemption;

   (v) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be

                                      2-40
redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the redemption price plus such full cumulative dividends accrued and unpaid thereon;

   (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

   (vii) the then effective Seventh Series Conversion Price (as determined under Section 9.11.3); and

   (viii) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the Business Day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the redemption price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

   (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the stock certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such stock certificate are redeemed, a new stock certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

   (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of stock certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

   (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to Section 9.11.5(e) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any stock certificates for such shares shall not have been surrendered in accordance with Section 9.11.5(d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding; (ii) the rights to receive dividends thereon shall cease to accrue; and (iii) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no stock certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

   (g) Restrictions on Redemption and Purchase. Notwithstanding any provision of this Section 9.11.5(g) to the contrary, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and

                                      2-41
until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (i) by conversion into or exchange for stock ranking junior as to dividends or (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

   (h) The Corporation shall redeem the Seventh Series in whole or in part in accordance with and to the extent required by Section 6.6 of the Restructuring Agreement. With respect to any such redemption, (i) the provisions of Section 9.11.5(c) and Section 9.11.5(e) shall not apply and (ii) the restriction on rights in Section 9.11.5(f) shall apply.

   9.11.6. Advance Notice of Certain Transactions. If the Corporation: (i) takes any action which would require any adjustment to the Seventh Series Conversion Price, the Common Stock Conversion Rate or the number of shares issuable upon a conversion of the Seventh Series; (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another person or entity, and any shareholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds-up, then, in any such event, the Corporation shall give to the holders of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for and the anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Seventh Series Conversion Price, the Common Stock Conversion Rate or the number of shares issuable upon a conversion of the Seventh Series. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of PCS Group Common Stock or WorldCom Group Common Stock.

   9.11.7. Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Common Stock, Series 2 Common Stock, Series 1 PCS Stock and Series 2 PCS Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of Corporation Common Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

   9.11.8. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock, (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock, and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

   9.11.9. Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of

                                      2-42
the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of these Articles of Incorporation or of any amendment hereto (including any certificate of designation or any similar document relating to any series of Preferred Stock) which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (a) the creation, issuance, or increase in the amount of authorized shares of any series of Preferred Stock nor (b) the consummation of any transaction described in Section 9.11.3 in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such Section 9.11.3 will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

   On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of shares of WorldCom Group Common Stock and PCS Group Common Stock into which such share of Seventh Series could be converted if the requirements for conversion under Section 9.11.3(c) had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

   9.12. Series 8 Junior Participating Preferred Stock.

   9.12.1. Designation and Amount. There shall be 1,250,000 shares of Preferred Stock designated as Eighth Series.

   9.12.2. Dividends.

   (a) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock, or any similar stock ranking prior and superior to the shares of the Eighth Series with respect to dividends, the holders of shares of the Eighth Series, in preference to the holders of Corporation Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Eighth Series (for purpose only of this Section 9.12 and collectively with the Corporation Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Eighth Series Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 and (b) the product of the PCS Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the PCS Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the noncash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of PCS Group Common Stock, or a subdivision of the outstanding shares of PCS Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the PCS Group Common Stock since the immediately preceding Eighth Series Quarterly Dividend Payment Date, or, with respect to the first Eighth Series Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Eighth Series.

   (b) As used herein, the PCS Group Multiple shall initially be 1,000. In the event the Corporation shall (i) declare any dividend on PCS Group Common Stock payable in shares of PCS Group Common Stock, (ii) subdivide the outstanding PCS Group Common Stock, or (iii) combine the outstanding PCS Group Common Stock into a smaller number of shares, then in each such case the PCS Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of PCS Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of PCS Group Common Stock that were outstanding immediately prior to such event.

                                      2-43

   (c) The Corporation shall declare a dividend or distribution on the Eighth Series as provided above in paragraph (a) of this Section 9.12.2 immediately after it declares a dividend or distribution on the PCS Group Common Stock (other than a dividend payable in shares of PCS Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the PCS Group Common Stock during the period between any Eighth Series Quarterly Dividend Payment Date and the next subsequent Eighth Series Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Eighth Series shall nevertheless be payable on such subsequent Eighth Series Quarterly Dividend Payment Date.

   (d) Dividends shall begin to accrue and are cumulative on outstanding shares of Eighth Series from the Eighth Series Quarterly Dividend Payment Date next preceding the date of issue of such shares of Eighth Series, unless the date of issue of such shares of Eighth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Eighth Series Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Eighth Series entitled to receive a quarterly dividend and before such Eighth Series Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Eighth Series Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Eighth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   9.12.3. Voting Rights. Except as prescribed by law and in addition to the rights provided for in this ARTICLE SIX, the holders of the shares of the Eighth Series shall be entitled to vote at any annual or special meeting of the shareholders, for each share of Eighth Series, a number of votes equal to the product of the PCS Group Multiple then in effect times the highest number of votes that each share of PCS Group Common Stock entitles its holder to vote at such meeting of shareholders. The holders of the shares of the Eighth Series shall be entitled to exercise such voting rights with the holders of Series 1 PCS Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter submitted to a vote of the shareholders at such meeting. Except as otherwise provided herein, in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Eighth Series and the holders of Corporation Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

   9.12.4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Eighth Series as provided in Section 9.12.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Eighth Series outstanding shall have been paid in full, the Corporation shall not:

   (i) declare or pay dividends (except a dividend payable in PCS Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

   (ii) declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) (for purposes only of this Section 9.12, "Parity Stock") with the shares of the Eighth Series, except dividends paid ratably on the shares of the Eighth Series and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) redeem or purchase or otherwise acquire for consideration any shares of Parity Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such Parity Stock in exchange for shares of Junior Stock; or

                                      2-44

   (iv) purchase or otherwise acquire for consideration any shares of the Eighth Series, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (b) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 9.12.4(a), purchase or otherwise acquire such shares at such time and in such manner.

   9.12.5. Reacquired Shares. Any shares of the Eighth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation, in any articles of amendment to these Articles of Incorporation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

   9.12.6. Liquidation, Dissolution or Winding Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Eighth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, and (b) an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount to be distributed per share to holders of PCS Group Common Stock.

   (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Parity Stock shall not receive any distributions except for distributions made ratably on the Eighth Series and all other such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

   9.12.7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of PCS Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Eighth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of PCS Group Common Stock is changed or exchanged.

   9.12.8. Ranking. The shares of the Eighth Series shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Eighth Series shall rank on a parity with the Third Series as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors from creating any additional series of Preferred Stock or any Parity Stock.

   9.12.9. Fractional Shares. Shares of the Eighth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Eighth Series.

   Section 10. Definitions. For purposes of ARTICLE FIVE and ARTICLE SIX of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 10, a "contribution" or "transfer" of assets or properties from one Business Group to another

                                      2-45
refers to the reattribution of such assets or properties from the contributing or transferring Business Group to the other Business Group and correlative phrases have correlative meanings.

   "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person.

   "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

   "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

   "Articles of Incorporation" means the Third Amended and Restated Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

   "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

   "Average Trading Price" of a share of any class or series of capital stock of the Corporation on any day means the average Closing Price of such capital stock determined over the 20 Trading Days immediately preceding the date of such determination; provided that for purposes of this definition only, in determining the "Closing Price" of a share of any class or series of capital stock for such 20 Trading Day period, (i) the "Closing Price" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Closing Price" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own", "Beneficial Ownership" and "Beneficially Owned"), with respect to any securities, means any Person which:

   (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

   (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

   (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof);

                                      2-46
provided that prior to the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in ARTICLE SIX, Section 7.5.5), a holder of Series 2 PCS Stock or Series 2 Common Stock shall not be deemed to Beneficially Own the shares of Series 1 PCS Stock or Common Stock issuable upon conversion thereof; provided, further that any shares of Series 1 PCS Stock and Common Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Day" means any day other than a day on which commercial banks in the City of New York are required or authorized by law to be closed.

   "Business Group" means, as of any date, the WorldCom Group or the PCS Group, as the case may be.

   "Bylaws" means the Restated Bylaws of the Corporation, as amended or supplemented from time to time.

   "Cable Holder" means any of:

   (a) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation;

   (b) any Affiliate of an entity identified in clause (a) of this definition;

   (c) any successor (by operation of law or otherwise) of an entity identified in clauses (a) or (b) of this definition so long as such successor remains an Affiliate of an entity identified in clause (a) or (b);

   (d) any entity controlled by two or more entities identified in clauses (a) through (c) of this definition or this clause (d) even if such entity is not considered an Affiliate of any individual entity so identified; and

   (e) for purposes of ARTICLE SIX, Section 7.5.2 only, with respect to any Transfer of shares of Series 2 PCS Stock, the transferee of such shares if (i) at the time of such Transfer, the transferor was a Cable Holder under any of clauses (a) through (d) of this definition, (ii) after giving effect to such Transfer, the transferee was an Associate of the transferor, (iii) immediately prior to such Transfer, the transferee was identified in writing by the transferor as a "Cable Holder" under this clause (e), and (iv) the transferor and transferee satisfied the conditions set forth in Section 2.4 of the applicable Cable Holder Standstill Agreement.

   "Cable Holder Standstill Agreements" means the Standstill Agreements, dated as of May 26, 1998, by and between Sprint and each of certain Cable Holders, and any Standstill Agreements in the form thereof entered into from time to time between Sprint and certain transferee Affiliates and Associates of such Cable Holders.

   "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price on NASDAQ or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

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   "Common Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Control" means, with respect to a Person or Group, any of the following:

   (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

   (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

   "Conversion Date" means the date fixed by the Board of Directors as the effective date for the conversion of shares of PCS Group Common Stock into shares of WorldCom Group Common Stock as shall be set forth in the notice to holders of shares of PCS Group Common Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock required pursuant to ARTICLE SIX, Section 7.4(e).

   "Converted Series Shares" has the meaning set forth in ARTICLE SIX, Section 7.5.3.

   "Converted Votes" means, on any particular day, (i) in the case of a share of Series 2 PCS Stock, the applicable PCS Per Share Vote a share of Series 1 PCS Group Common Stock would have had if the computation described in Section 3.2(a)(ii) had occurred on such day and (ii) in the case of a share of Series 2 Common Stock, one vote per share.

   "Convertible Securities" at any time means any securities of the Corporation or of any Subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

   "Corporation" has the meaning set forth in ARTICLE ONE.

   "Corporation Common Stock" means the Common Stock, the Series 2 Common Stock, the Series 1 PCS Stock and the Series 2 PCS Stock.

   "Current Market Price", on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 PCS Stock for the shortest of:

   (a) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

   (b) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

   (c) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of ARTICLE SIX, Section 9.11.3(e)(i),
Section 9.11.3(e)(ii) or Section 9.11.3(e)(iii), and ending on the last full Trading Day before such Determination Date.

   If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of ARTICLE SIX, Section 9.11.3(e)(i)(D), Section 9.11.3(e)(ii) or Section 9.11.3(e)(iii) (the

                                     2-48

"Preceding Adjustment Event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such Preceding Adjustment Event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 PCS Stock in such Preceding Adjustment Event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses (A), (B), (C) or (D) of the first sentence of ARTICLE SIX, Section 9.11.3(e)(i) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 PCS Stock during such period.

   For purposes of ARTICLE SIX, Section 9.11, the Current Market Price of a share of Series 2 PCS Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 PCS Stock as of such Determination Date.

   "Determination Date" for any issuance of rights or warrants or any distribution to which ARTICLE SIX, Section 9.11.3(e)(i) or 9.11.3(e)(ii) applies, means the earlier of (a) the record date for the determination of shareholders entitled to receive the rights or warrants or the distribution to which such Section applies and (b) the Ex-Dividend Date for such right, warrants or distribution.

   "Director" means a member of the Board of Directors.

   "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

   "DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

   "Effective Time" has the meaning set forth in the Merger Agreement.

   "Eighth Series" means the Series 8 Junior Participating Preferred Stock of the Corporation.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

   "Exchange Preferred Stock" means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (a) the liquidation preference will be determined as provided in ARTICLE SIX,
Section 9.11.3(e)(vii) or Section 9.11.3(e)(viii), as applicable, (b) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and
(c) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (i) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (ii) in the case of a PCS Spin Off, the PCS Spin Off Securities.

   "Ex-Dividend Date" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of ARTICLE SIX, Section 9.11.3(e)(i), Section 9.11.3(e)(ii) or
Section 9.11.3(e)(iii) applies in the over-the-counter market or on the principal exchange on which the Series 1 PCS Stock is then quoted or listed.

                                      2-49

   "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Board of Directors.


   "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

   "FCC" means the United States Federal Communications Commission.

   "Fifth Series" means the Series 5 Preferred Stock of the Corporation.

   "FON Exchange Ratio" has the meaning set forth in the Merger Agreement.

   "FT" means France Telecom SA, a societe anonyme formed under the laws of France.

   "GBCC" has the meaning set forth in ARTICLE THREE.

   "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

   "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

   "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

   "Market Price" means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to, (a) in the case of a share of Series 2 Common Stock, the Market Price of a share of Common Stock and (b) in the case of a share of Series 2 PCS Stock, the Market Price of a share of Series 1 PCS Stock. The Market Price of (i) any options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 Common Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exchangeable or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 Common Stock and (ii) any options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 PCS Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 1 PCS Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exchangeable or exercisable for Series 2 PCS Stock.

                                      2-50

   "Market Value" of a share of any class or series of capital stock of the Corporation on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and ask prices of a share of such class or series on such Trading Day, in either case as reported on the NYSE Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on NASDAQ or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on NASDAQ on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Board of Directors or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period:

   (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution; and

   (ii) the "Market Value" of any share of capital stock on any day prior to
(A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "MCI WorldCom" means MCI WORLDCOM, Inc., a Georgia corporation.

   "Merger" means the merger of Sprint with and into MCI WorldCom, as provided for by the Merger Agreement.

   "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of February . , 2000, by and between MCI WorldCom and Sprint.

   "Mirror Preferred Stock" means convertible preferred stock issued by (a) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities and (b) in the case of a PCS Spin Off, the issuer of the applicable PCS Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in ARTICLE SIX, Section 9.11.3(e)(vii) or Section 9.11.3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or PCS Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (A) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (B) in the case of a PCS Spin Off, in such PCS Spin Off had such share of Seventh Series been converted immediately prior to the record date for such PCS Spin Off.

                                      2-51

   "NASDAQ" means The Nasdaq National Market.

   "Net Proceeds" means, as of any date with respect to any Disposition of any of the properties and assets attributed to the PCS Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the WorldCom Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to ARTICLE SIX, Section 7.1(a)(1)(A) or (B), (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to the PCS Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the PCS Group. For purposes of this definition, any properties and assets attributed to the PCS Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

   "Newly Issued Shares" has the meaning set forth in ARTICLE SIX, Section
7.5.3.

   "NYSE" means the New York Stock Exchange, Inc.

   "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest" means, as of the Effective Time, a number, determined at the Effective Time, equal to the "Number of Shares Issuable With Respect To The FON Group Intergroup Interest", as such term was defined in the Sprint Articles; provided, however that such number shall from time to time thereafter be:

   (a) adjusted, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Group Common Stock or any dividend or other distribution of shares of PCS Group Common Stock to holders of shares of PCS Group Common Stock or any reclassification of PCS Group Common Stock;

   (b) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (i) the number of shares of PCS Group Common Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as determined by the Board of Directors pursuant to paragraph (c) of this definition) in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, (ii) the number of shares of PCS Group Common Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, (iii) the number of shares of PCS Group Common Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, as the case may be, (iv) the number of shares of PCS Group Common Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of WorldCom Group Common Stock or shares of WorldCom Group Preferred Stock, as the case may be, (v) the quotient of (A) the aggregate Fair Value of any PCS Group Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Group Preferred Stock) issued by the Corporation as a dividend or other distribution (including in connection with any classification or exchange of shares) to holders of WorldCom Group Common Stock or WorldCom Group Preferred Stock, as the case may be, divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of issuance of such PCS Group Preferred Stock (or Convertible Securities) or (vi) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the PCS Group to the WorldCom Group in consideration for a reduction in the Number

                                      2-52

Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of such transfer; and

   (c) increased by (i) the number of outstanding shares of PCS Group Common Stock repurchased by the Corporation for consideration that had been attributed to the WorldCom Group, (ii) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (A) the Fair Value of properties or assets (including cash) theretofore attributed to the WorldCom Group that are contributed, by action of the Board of Directors, to the PCS Group in consideration of an increase in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest, divided by (B) the Market Value of one share of PCS Group Common Stock as of the date of such contribution and (iii) the number of shares of PCS Group Common Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "WorldCom Group";

provided, further, that the Board of Directors may make such subsequent changes to the calculations made pursuant to subparagraphs (a), (b) and (c) immediately above as may be required for purposes of accurately determining such number.

   "Optional Conversion Ratio" as of any date means the ratio of the Average Trading Price of a share of Series 1 PCS Stock to the Average Trading Price of a share of Common Stock; provided that such ratio would be determined over a 60-Trading Day period if the 20-Trading Day period normally used to determine the Average Trading Price is less than 90% of such ratio as determined over a 60-Trading Day period.

   "Outstanding PCS Fraction," as of any date, means the fraction the numerator of which shall be the number of shares of PCS Group Common Stock outstanding on such date and the denominator of which shall be the sum of (a) the number of shares of PCS Group Common Stock outstanding on such date and (b) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest on such date. A statement setting forth the Outstanding PCS Fraction as of the record date for the payment of any dividend or distribution on PCS Group Common Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than fifteen Business Days after such date.

   "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of
Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

   "PCS Group Common Stock" means the Series 1 PCS Stock and the Series 2 PCS Stock.

   "PCS Convertible Securities" means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for PCS Group Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire PCS Group Common Stock.

   "PCS Exchange Ratio" has the meaning set forth in the Merger Agreement.

   "PCS Group" means as of any date from and after November 23, 1998:

   (a) the interest on such date of the Corporation and any of its Subsidiaries in any of the following Persons or any of their respective Subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) (the "PCS Group Companies") and the corresponding interests in their respective assets and liabilities and the businesses conducted by such entities: SWV Six, Inc.; SWV One, Inc.; SWV Two, Inc.; SWV Three, Inc.; SWV Four, Inc.; SWV Seven, Inc.; SWV Eight, Inc.; SWV One Telephony Partnership; SWV Two Telephony Partnership; SWV Three Telephony Partnership; Sprint Enterprises, L.P.; MinorCo, L.P.; Sprint Spectrum Holding

                                      2-53

Company, L.P.; American PCS, L.P.; Cox Communications PCS, L.P.; NewTelco, L.P.; Sprint Spectrum L.P.; American Personal Communications Holdings, Inc.; American PCS Communications, LLC; APC PCS, LLC; APC Realty and Equipment Company, LLC; Sprint Spectrum Finance Corporation; Sprint Spectrum Equipment Company, L.P.; Sprint Spectrum Realty Company, L.P.; WirelessCo, L.P.; SWV Five, Inc.; PhillieCo Partners I, L.P.; PhillieCo Partners II, L.P.; PhillieCo Sub, L.P.; PhillieCo., L.P.; PhillieCo Equipment & Realty Company, L.P.; SprintCom, Inc.; SprintCom Equipment Company L.P.; PCS Leasing Co., L.P.; Cox PCS Assets, L.L.C.; and Cox PCS License, L.L.C.; and any other Person attributed to the "PCS Group" as such term was defined in the Sprint Articles.

   (b) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the PCS Group, whether or not such assets or liabilities are or were also assets or liabilities of any of the PCS Group Companies;

   (c) all properties and assets transferred to the PCS Group from the WorldCom Group (other than a transaction pursuant to paragraph (d) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the WorldCom Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIX;

   (d) all properties and assets transferred to the PCS Group from the WorldCom Group in connection with an increase in the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest; and

   (e) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside of the ordinary course of business and attributed to the PCS Group, as determined by the Board of Directors as contemplated by ARTICLE SIX, Section 8.1(a); provided that:

   (i) from and after the payment date of any dividend or other distribution with respect to shares of PCS Group Common Stock (other than a dividend or other distribution payable in shares of PCS Group Common Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable In Respect Of The WorldCom Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in clause (ii) of this proviso), the PCS Group shall no longer include an amount of assets or properties previously attributed to the PCS Group of the same kind as so paid in such dividend or other distribution with respect of shares of PCS Group Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (A) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of PCS Group Common Stock declared and (B) a fraction the numerator of which is equal to the WorldCom Group Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding PCS Fraction in effect on the record date for such dividend or distribution (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the WorldCom Group in accordance with the definition of "WorldCom Group"); and

   (ii) if the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Group Common Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIX (other than PCS Group Common Stock), there shall be excluded from the PCS Group an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Group Common Stock multiplied by the fraction specified in clause (i)(B) of this proviso (determined as of the record date for such distribution) (and such interest in the PCS Group shall be attributed to the WorldCom Group) and, to the extent interest is or dividends are paid on the securities so distributed, the PCS Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the PCS Group deemed held by the WorldCom Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the WorldCom Group in accordance with the definition of "WorldCom Group").

                                      2-54

   The Corporation may also, to the extent a dividend or distribution on the PCS Group Common Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for PCS Group Common Stock, cause such Convertible Securities as are deemed to be held by the WorldCom Group in accordance with the third-to-last sentence of the definition of "WorldCom Group" and clause (ii) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of the definition of "WorldCom Group," in which case such Convertible Securities shall no longer be deemed to be held by the WorldCom Group.

   "PCS Group Disposition Date" has the meaning set forth in ARTICLE SIX,
Section 7.1(a).

   "PCS Group Preferred Stock" means Preferred Stock to the extent attributed to the PCS Group in accordance with ARTICLE SIX, Section 9.

   "PCS Group Subsidiary" has the meaning set forth in ARTICLE SIX, Section
7.2.

   "PCS Per Share Vote" has the meaning set forth in ARTICLE SIX, Section 3.2.

   "PCS Spin Off" means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of PCS Group Common Stock.


   "PCS Spin Off Securities" means stock of a Subsidiary of the Corporation that is distributed to holders of PCS Group Common Stock in a PCS Spin Off.

   "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under applicable law, an unincorporated organization or any Governmental Authority.

   "Preferred Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Publicly Traded" with respect to any security means (a) registered under
Section 12 of the Exchange Act (or any successor provision of law), and (b) listed for trading on the NYSE or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law), that is the successor to either such exchange) or quoted on NASDAQ (or any successor system).

   "Recapitalization" means the reclassification of, among other things, certain outstanding shares of Sprint capital stock to be effected pursuant to the terms set forth in the Restructuring Agreement.

   "Record date" means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights.

   "Redeemable Capital Stock" means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series.

   "Redemption Date" means the date fixed by the Board of Directors for the redemption of (a) any shares of capital stock of the Corporation pursuant to ARTICLE SIX, Section 2.2 or (b) shares of PCS Group Common Stock as shall be set forth in the notice to holders of shares of PCS Group Common Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock required pursuant to ARTICLE SIX, Section 7.4.

   "Redemption Securities" means any debt or equity securities of the Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to ARTICLE SIX,

                                     2-55

Section 2.2(b), in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), have a Market Price, at the time notice of redemption is given pursuant to ARTICLE SIX, Section 2.2(d), at least equal to the redemption price required to be paid by ARTICLE SIX, Section 2.2(a).

   "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the PCS Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which
(a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Business Group prior to such Disposition.

   "Restructuring Agreement" means the Restructuring and Merger Agreement dated as of May 26, 1998, by and among certain Cable Holders, Sprint and the other parties listed therein, as amended or supplemented from time to time.

   "SEC" means the United States Securities and Exchange Commission.

   "Section 310" means Section 310 of the Communications Act of 1934, as amended.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

   "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Corporation.

   "Series 1 PCS Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Series 2 Common Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Series 2 PCS Stock" has the meaning set forth in the "Designation" column in ARTICLE SIX, Section 1.1.

   "Seventh Series" means the Series 7 Preferred Stock of the Corporation.

   "Seventh Series Initial Conversion Price" means $15.3733.

   "Seventh Series Premium Price", which shall be measured as of the effective date of the redemption referred to in ARTICLE SIX, Section 9.11.5(a), means the greater of (a) 110% of the Seventh Series Liquidation Preference and (b) 110% of the product of (i) the number of shares of PCS Group Common Stock (or other securities) into which a share of Seventh Series is convertible as of such redemption date and (ii) the average of the Closing Prices for the Series 1 PCS Stock (or, if the Seventh Series is then convertible into a different publicly traded security of the Corporation, then the average of the Closing Prices of such publicly traded security) for the 30 consecutive Trading Days ending on the 5th Trading Day prior to such redemption date.

   "Shares" means (a) shares of Corporation Common Stock, Preferred Stock or any other Voting Securities of the Corporation, (b) securities of the Corporation convertible into Voting Securities of the Corporation and (c) options, warrants or other rights to acquire such Voting Securities.

                                      2-56

   "Sprint" means Sprint Corporation, a Kansas corporation, prior to the Effective Time of the Merger.

   "Sprint Articles" means the Amended and Restated Articles of Incorporation of Sprint immediately prior to the Effective Time.

   "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries
(a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests.

   "Third Series" means the Series 3 Junior Participating Preferred Stock of the Corporation.

   "Total Market Capitalization" of any class or series of common stock on any date means the product of (a) the Market Value of one share of such class or series of common stock on such date and (b) the number of shares of such class or series of common stock outstanding on such date.

   "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

   "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens or (b) any conversion or exchange of any security of the Corporation pursuant to a merger or other business combination involving the Corporation.

   "Vote" means, with respect to any entity, the ability to cast a vote at a shareholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote; provided that with respect to the Corporation, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights) with respect to matters other than the election of directors at a meeting of the shareholders of the Corporation.

   "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

   "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of the Corporation, shall include, without limitation, the Corporation Common Stock.

   "WorldCom Group" means, as of any date from and after the Effective Time:

   (a) the interest of the Corporation or any of its Subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its Subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Section 10 to the PCS Group;

   (b) a proportionate undivided interest in each and every business, asset and liability attributed to the PCS Group equal to the WorldCom Group Intergroup Interest Fraction as of such date;

   (c) all properties and assets transferred to the WorldCom Group from the PCS Group (other than pursuant to paragraph (d) or (f) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the WorldCom Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIX;

                                      2-57

   (d) all properties and assets transferred to the WorldCom Group from the PCS Group in connection with a reduction of the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest;

   (e) the interest of the Corporation or any of its Subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its Subsidiaries outside the ordinary course of business and attributed to the WorldCom Group, as determined by the Board of Directors as contemplated by ARTICLE SIX, Section 8.1(a); and

   (f) from and after the payment date of any dividend or other distribution with respect to shares of PCS Group Common Stock (other than a dividend or other distribution payable in shares of PCS Group Common Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable With Respect Of The WorldCom Group Intergroup Interest", or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the PCS Group of the same kind as were paid in such dividend or other distribution with respect to shares of PCS Group Common Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (i) the Fair Value on such record date of such dividend or distribution to holders of shares of PCS Group Common Stock declared on a per share basis and (ii) the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest (determined as of the record date for such dividend or distribution);

provided that from and after any transfer of any assets or properties from the WorldCom Group to the PCS Group, the WorldCom Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the WorldCom Group Intergroup Interest Fraction, as provided by paragraph (b) of this definition).

   If the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Group Common Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIX (other than PCS Group Common Stock), the WorldCom Group shall be deemed to hold an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Group Common Stock on a per share basis multiplied by the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the WorldCom Group shall include, and there shall be transferred thereto out of the PCS Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the WorldCom Group if such securities were outstanding.

   The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of PCS Group Common Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of PCS Group Common Stock, treat such Convertible Securities as are so deemed to be held by the WorldCom Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the WorldCom Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such properties or assets shall be attributed to the PCS Group)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the WorldCom Group were so considered converted, exchanged or exercised shall be deemed held by the WorldCom Group (as provided in clause (iii) of paragraph (c) of the definition of "Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest") and such Convertible Securities shall no longer be deemed to be held by the WorldCom Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the WorldCom

                                      2-58

Group and the properties or assets, if any, to be attributed to the PCS Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

   "WorldCom Group Common Stock" means the Common Stock and the Series 2 Common Stock.

   "WorldCom Group Intergroup Interest Fraction" as of any date means a fraction the numerator of which is the Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest on such date and the denominator of which is the sum of (a) such Number Of Shares Issuable With Respect To The WorldCom Group Intergroup Interest and (b) the aggregate number of shares of PCS Group Common Stock outstanding on such date. A statement setting forth the WorldCom Group Intergroup Interest Fraction as of the record date for any dividend or distribution on the PCS Group Common Stock, as of the end of each fiscal quarter of the Corporation and as of any date otherwise required under these Articles or by the Board of Directors shall be filed by the Secretary of the Corporation in the records of the Board of Directors not later than fifteen Business Days after such date.

   "WorldCom Group Preferred Stock" means Preferred Stock to the extent attributed to the WorldCom Group in accordance with ARTICLE SIX, Section 9.

                                     Seven

   (a) In addition to the requirements of the provisions of any series of Preferred Stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation); provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors or (ii) all of the following conditions are satisfied:

   (A) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such Business Transaction) by holders of capital stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Stock Price;

   (B) the consideration to be received by holders of capital stock of the Corporation in connection with such Business Transaction is in (1) cash, or (2) if the majority of the shares of any particular class or series of stock of the Corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of Consideration used by the Related Person to acquire the largest number of shares of such class or series of stock;

   (C) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of capital stock of the Corporation or securities convertible into capital stock of the Corporation, except (1) as a part of the transaction which resulted in such Related Person becoming a Related Person or (2) as a result of a pro rata stock dividend or stock split;

   (D) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (1) received the benefit (other than only a proportionate benefit as a shareholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the Corporation or any of its Subsidiaries, (2) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation, or other securities convertible into or

                                      2-59
exercisable for such shares, or (3) caused the Corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the outstanding capital stock of the Corporation entitled to receive dividends, on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person and (4) a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act and such rules and regulations or subsequent provisions).

   (b) For the purpose of this ARTICLE SEVEN:

   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

   "Associate" means (i) any corporation, partnership or other organization of which such specified person is an officer or partner, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person who has the same home as such specified person or who is a director or officer of the Corporation or any of its Subsidiaries, and (iv) any person who is a director, officer or partner of such specified person or of any corporation (other than the Corporation or any wholly-owned Subsidiary of the Corporation), partnership or other entity which is an Affiliate of such specified person.

   "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act as in effect on September 15, 1993; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Corporation having voting power at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such capital stock.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Transaction" means: (i) any merger, share exchange or consolidation involving the Corporation or a Subsidiary of the Corporation;
(ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device of all or any Substantial Part of the assets either of the Corporation or of a Subsidiary of the Corporation; (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the Corporation or a Subsidiary of the Corporation; (iv) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or a Subsidiary of the Corporation of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $15 million or more; (v) any merger, share exchange or consolidation of the Corporation with any of its Subsidiaries or any similar transaction in which the Corporation is not the survivor and the charter or certificate or articles of incorporation of the consolidated or surviving corporation do not contain provisions substantially similar to those in this ARTICLE SEVEN; (vi) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding; (vii) any liquidation, spin-off, split-off, split-up or dissolution of the Corporation; and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

   "Continuing Director" means a director who either was a member of the Board of Directors on September 15, 1993, or who became a director of the Corporation subsequent to such date and whose election or nomination for election by the Corporation's shareholders was Duly Approved by the Continuing Directors then

                                      2-60
on the Board of Directors, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation).

   "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board; provided, however, that if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board of Directors at the time of such unanimous vote.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

   "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.

   "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

   "Highest Stock Purchase Price" means the greatest of the following:

   (i) the highest amount of consideration paid by a Related Person for a share of capital stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher; provided, however, that the Highest Stock Purchase Price calculated under this subsection (i) shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock-split, reverse stock-split or other similar corporate readjustment in the number of outstanding shares of capital stock of the Corporation between the last date upon which such Related Person paid the Highest Stock Purchase Price up to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in ARTICLE SEVEN, Section (a)(ii)(A);

   (ii) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the Announcement Date;

   (iii) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the date that the Related Person becomes a Related Person;

                                      2-61

   (iv) if applicable, the Fair Market Value per share determined pursuant to clause (ii) or (iii) of this definition, whichever is higher, multiplied by the ratio of (1) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially Owned by the Related Person within the two years prior to the Announcement Date, to (2) the Fair Market Value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the two-year period ending on the Announcement Date on which such shares Beneficially Owned by the Related Person were acquired; or

   (v) the amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

   "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under applicable law, an unincorporated organization or any Governmental Authority.

   "Preferred Stock" means each class or series of capital stock which may from time to time be authorized in or by these Articles of Incorporation which is not designated as "Common Stock."

   The phrase "property, securities or other consideration to be received", for the purpose of subparagraph (i) of ARTICLE SEVEN, Section (a)(ii) and in the event of a merger in which the corporation is the surviving corporation, shall include, without limitation, common stock of the Corporation retained by its shareholders (other than such Related Person).

   The term "Related Person" means and includes (i) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote (A) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (B) at the time a resolution approving the Business Transaction was adopted by the Board of Directors or (C) as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the Business Transaction, and (ii) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding any thing in the foregoing to the contrary, the term "Related Person" shall not include the Corporation, a more than 90% owned Subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of either the Corporation or any more than 90% owned Subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

   "Substantial Part" means more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

   "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, and considered for the purpose of this ARTICLE SEVEN as one class.

   (c) For the purpose of this ARTICLE SEVEN, so long as Continuing Directors constitute at least two-thirds ( 2/3) of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of (i) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (ii) whether a Person is a Related Person or is an Affiliate or Associate of

                                      2-62
another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (D) of ARTICLE SEVEN, Section (a)(ii), (vii) the fair market value of any consideration to be received in a Business Transaction and (viii) such other matters with respect to which a determination is required under this ARTICLE SEVEN; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this ARTICLE SEVEN.

   (d) Nothing contained in this ARTICLE SEVEN shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

   (e) The fact that any Business Transaction complies with the provisions of Section (a) of this ARTICLE SEVEN shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption of approval to the shareholders of the Corporation.

   (f) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be permitted by law), the provisions of this ARTICLE SEVEN may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock.

                                     Eight

   No director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liability set forth in section 14-2-832 of the GBCC; or (iv) for any transaction from which the director received an improper personal benefit. If the GBCC is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the GBCC, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to the time of such repeal or modification.

                                      Nine

   The Corporation shall indemnify a director against reasonable expenses and liability incurred by him, and shall advance expenses upon receipt from the director of the written affirmation and repayment authorization required by section 14-2-853 of the GBCC, provided, however, that the Corporation shall not indemnify a director for any liability incurred by a director if he failed to act in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, or to have improperly received a personal benefit or, in the case of any criminal proceeding, if he had reasonable cause to believe his conduct was unlawful, or in the case of a proceeding by or in the right of the Corporation, in which he was adjudged liable to the Corporation, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances, in which case the director shall be indemnified for reasonable expenses incurred.

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                                                                         ANNEX 3

                                    FORM OF
                                RESTATED BYLAWS
                                       OF
                                 WORLDCOM, INC.
                            (a Georgia Corporation)

                                   ARTICLE I

                                    Offices

   The principal office of the corporation shall be located in Clinton, Mississippi. The principal books of the corporation shall be kept at such principal office, with necessary books and records being kept at such other place or places as the Board of Directors may from time to time determine. The registered office of the corporation required by the Georgia Business Corporation Code shall be located within the State of Georgia. The corporation may have such other offices, either within or without the State of Georgia, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  Shareholders

   Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the date and time fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

   Section 2. Special Meetings. A special meeting of the holders of any one or more classes of the capital stock of the corporation entitled to vote as a class or classes with respect to any matter, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or President, and shall be called by the President at the written request of the holders of not less than forty percent (40%) of the shares of stock of such class or classes issued and outstanding and entitled to be cast on any issue to be considered at the meeting (subject to any requirements or limitations imposed by the corporation's Articles of Incorporation, by these Bylaws or by law), which written request must describe the purpose or purposes for which the special meeting is to be held (which must be a proper subject for action by the corporation's shareholders) and further comply with the provisions of Section 11 of this Article II.

   Section 3. Place of Meeting. Meetings of the shareholders shall be held at such place as may be designated by the Board of Directors and stated in the notice of meeting.

   Section 4. Notice of Meeting. Written notice stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than sixty (60) days before the date of the meeting.

   Section 5. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting or action. If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day which the Board of Directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any

                                      3-1
adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors is required to fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

   Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting group in alphabetical order, with the address of and the number of shares held by each. Such record shall be made available for inspection by any shareholder at the time and place of the meeting. Such record may also be copied by any shareholder, at his expense, if
(i) the demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder, (ii) the shareholder describes with reasonable particularity his purpose and the records he desires to inspect, (iii) the records are directly connected to his purpose and (iv) the records are to be used only for the stated purpose.

   Section 7. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the Articles of Incorporation or the Georgia Business Corporation Code, as amended from time to time, provide otherwise, the holders of a majority of the votes entitled to be cast on a matter by the voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting, unless a new record date is or must be set for an adjournment of such meeting.

   Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

   Section 9. Voting of Shares. Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a vote of the holders of common stock of the corporation, voting together as a single class. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on all other matters shall be approved if the votes cast in favor of the action exceed the votes cast in opposition to such action, unless otherwise provided by law or the Articles of Incorporation. If two or more groups are entitled to vote separately on a matter, action on a matter is taken only when approved by each voting group. Each outstanding share of the capital stock having voting power shall be entitled to the number of votes specified in the Articles of Incorporation with respect to each matter submitted to a vote at a meeting of shareholders.

   Section 10. Adjournment. When a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment; provided, however, that if a new record date is or must be fixed under the Georgia Business Corporation Code, as amended from time to time, or these Bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date. At the adjourned meeting the shareholders may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

   Section 11. Advance Notice of Nominations and Shareholder Proposals. All nominations of individuals for election to the Board of Directors and proposals of business to be considered at any meeting of the shareholders shall be made as set forth in this Section 11.

   (a) Annual Meeting of Shareholders. (i) Nominations of individuals for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of

                                      3-2

Directors or a committee appointed by the Board of Directors or (C) by any shareholder of the corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this Section 11.

   (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 11(a)(i), the shareholder must have given timely notice thereof in writing to the Secretary as hereinafter provided and, in the case of other business, such other business must otherwise be a proper subject for action by the corporation's shareholders. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation and received not less than one hundred twenty (120) days nor more than one hundred fifty
(150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty
(60) days from such anniversary date, notice by the shareholder to be timely must be so delivered and received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (2) the class and number of shares of capital stock of the corporation that are beneficially owned by such nominee on the date of such notice, (3) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder, (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, and (5) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of the corporation if so elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner and (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business. The corporation may require any proposed nominee to furnish any information, in addition to that furnished pursuant to clause (A) of this Section 11(a)(ii) above, it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the corporation.

   (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred thirty (130) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

   (b) Special Meetings of Shareholders. Only such business shall be conducted, and only such proposals shall be acted upon, at a special meeting of shareholders as shall have been brought before such meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction

                                      3-3
of the Board of Directors or a committee appointed by the Board of Directors or
(ii) provided that the notice of the special meeting states that the purpose or one of the purposes of the special meeting is to elect directors at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this Section 11. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the corporation's notice of meeting, if a notice containing the same information as would be required under Section 11(a)(ii) of this Article II for an annual meeting is delivered to and received by the Secretary at the principal executive offices of the corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and/or of the nominees proposed by the Board of Directors or a committee appointed by the Board of Directors to be elected at such meeting. Proposals of business other than the nomination of persons for election to the Board of Directors may be considered at a special meeting requested by shareholders in accordance with Section 2 of this Article II only if the shareholders give a notice containing the same information as would be required under Section 11(a)(ii) of this Article II for an annual meeting at the time such shareholders requested the meeting.

   (c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The Board of Directors may reject any nomination or shareholder proposal submitted for consideration at any meeting of shareholders which is not made in accordance with the provisions of this Section 11 or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any nomination or shareholder proposal, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 11 and is a proper subject for shareholder action in accordance with provisions of applicable law and, if any proposed nomination or business is not in compliance with this Section 11 or not a proper subject for shareholder action, to declare that such defective nomination or proposal be disregarded. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, submitted and received as herein provided.

   (ii) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provision. In no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for the giving of a shareholder's notice pursuant to this Section 11.

   (iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the corporation's right to omit proposals from, the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

                                      3-4

                                  ARTICLE III

                               Board of Directors

   Section 1. Rights, Powers, Duties, Rules and Procedures. The powers of the corporation shall be exercised, its business conducted and managed, and its property controlled under the direction of the Board of Directors.

   Except to the extent prohibited by law or as set forth in the Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the corporation. Except to the extent required by law or as set forth in the Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by shareholders which shall impair or impede the implementation of the foregoing.

   Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than three (3); the number thereof to be determined from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders following his election or appointment and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death. A director need not be a resident of the State of Georgia or a shareholder of the corporation.

   Section 3. Nomination. Nominations for the election of directors shall be made as provided in Section 11 of Article II of these Bylaws.

   Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

   Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors so called.

   Section 6. Chairman of the Board. The Chairman of the Board shall be chosen from among the members of the Board of Directors. If requested to do so, the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders. The Chairman of the Board shall perform such other duties as from time to time may be assigned by the Board of Directors.

   Section 7. Telephonic Meetings. Meetings of the Board of Directors may be conducted by conference telephone or similar communications equipment by means of which all persons participating can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

   Section 8. Notice of Meeting. Notice of any special meeting of the Board of Directors shall be given at least one (1) day prior thereto. Notice is not required prior to any regular meeting of the Board of Directors. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

   Section 9. Adjournment. When a meeting of the Board of Directors is adjourned to another time or place, notice need not be given of the adjourned meeting if the new time and place are fixed at the meeting at

                                      3-5
which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one adjournment. At the adjourned meeting the Board of Directors may transact any business which might have been transacted had a quorum been present at the time originally designated for the meeting.

   Section 10. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors fixed pursuant to these Bylaws. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise may be specifically provided by law, by the Articles of Incorporation or by these Bylaws.

   Section 11. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director. The writing or writings are to be filed with the minutes of the proceedings of the Board of Directors.

   Section 12. Vacancies. Any vacancy occurring on the Board of Directors created by an increase in the number of directors by action of the shareholders shall be filled by the shareholders in the same manner as at an annual election. The Board of Directors shall fill any vacancy occurring on the Board of Directors created by an increase in the number of directors by action of the Board of Directors or the removal or resignation of a director as set forth in Sections 14 and 15 of this Article III, except to the extent the Articles of Incorporation provide that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. A director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

   Section 13. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director, or a fixed sum for attendance at each meeting of the Board of Directors, or both, payable in cash or securities of the corporation. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

   Section 14. Removal. A director (other than a director elected by the holders of any class or series of preferred stock of the corporation having the right, voting separately by class or series, to elect directors) may be removed with or without cause. No director removed for cause may be reinstated for so long as the cause for removal continues to exist. Removal with or without cause may be effected only by a majority of the votes of the shares represented at a meeting of the shareholders at which a quorum is present.

   Section 15. Resignation. A director may resign at any time by delivering written notice to the corporation, the Chairman of the Board, the Board of Directors or the President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

                                   ARTICLE IV

                                    Officers

   Section 1. Number. The officers of the corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board may also elect or appoint a Chairman of the Board, one or more Vice Presidents (with or without a modified title such as "Senior", "Executive" or "Assistant"), an Assistant Secretary, a Treasurer, an Assistant Treasurer and such other officers and assistant officers as may be deemed necessary. One person may hold any number of such offices, except the President may not hold the office of Senior Vice President, Vice President, Secretary or Assistant Secretary, and the Secretary and Treasurer shall not hold the office of Assistant Secretary and Assistant Treasurer, respectively.

                                      3-6

   Section 2. Election and Term of Office. The officers of the corporation shall be elected from time to time by the Board of Directors, as it deems advisable. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

   Section 3. Removal. The Board of Directors may remove any officer or agent of the corporation at any time with or without cause. Removal of an officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

   Section 4. Resignation. Any officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

   Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. In the event of an absence of any officer of the corporation, or for any other reason which the Board of Directors may deem sufficient, the Board may delegate for the time being the powers or duties, or any of them, of such officer to any other officer or director, in connection with these Bylaws.

   Section 6. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

   Section 7. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be primarily responsible for the general management of the business affairs of the corporation and for implementing the policies and directives of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have authority to make contracts on behalf of the corporation in the ordinary course of business of the corporation, shall preside at all meetings of the Board of Directors and shareholders if requested to do so and shall perform such other duties as from time to time may be assigned by the Board of Directors.

   Section 8. The Vice Presidents. The Vice Presidents shall assist the President in the management of the business. During the absence or disability of the President, the Vice Presidents in the order designated by the President or the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President.

   Section 9. The Secretary. The Secretary shall: (i) keep the minutes of the proceedings of the shareholders, the Board of Directors and the standing committees in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (iv) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) sign, with the President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (vi) have general charge of the stock transfer books of the corporation; and (vii) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                                      3-7

   Section 10. The Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have custody of all valuables. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the corporation's account(s); and (iii) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President.

   Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or the President.

                                   ARTICLE V

                   Certificates for Shares and Their Transfer

   Section 1. Certificates for Shares. Shares may be issued by the corporation by the delivery of certificates representing such shares and in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or an Assistant Secretary. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares, the designation of the series, if any, the certificate represents, and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the President or the Board of Directors may prescribe.

   Section 2. Shares Without Certificates. Shares of common stock of the corporation need not be represented by certificates. The Board of Directors of the corporation may authorize the issuance of some or all of the shares of any or all of the corporation's other classes or series of stock without certificates. Any such authorization shall not affect shares already represented by certificates until such certificated shares are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send to the holder thereof a written statement which includes: (i) the name of the corporation and that it is organized under the laws of the State of Georgia; (ii) the name of the person to whom the shares are issued; (iii) the number and class and designation of the series, if any, of the shares; and (iv) any restrictions on the transfer or registration of transfer of such shares.

   Section 3. Transfer of Shares. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of his authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or a transfer agent or registrar, and on surrender for cancelation of the certificate for such shares, if a certificate representing such shares shall have been issued. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VI

                                  Fiscal Year

   The fiscal year of the corporation shall be determined and fixed by the Board of Directors.

                                      3-8

                                  ARTICLE VII

                                 Corporate Seal

   The Board of Directors of the corporation may adopt a corporate seal for the corporation and when so adopted and impressed on the margin hereof or the margin of the minutes of the meeting at which the seal is adopted, the same shall be and constitute the corporate seal of this corporation, but unless and until such action be taken by the Board of Directors, this corporation shall have no corporate seal. In the event that no corporate seal is adopted, or if it is inconvenient to use such seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses shall be deemed the seal of the corporation, but the absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect.

                                  ARTICLE VIII

                                Waiver of Notice

   Whenever any notice is required to be given to any shareholder or director of the corporation pursuant to law or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice delivered to the corporation and filed in the corporation's minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A shareholder's or director's attendance at, or participation in, a meeting shall constitute waiver of notice and consent to the consideration of matters not described in any notice as set forth in the Georgia Business Corporation Code, as amended from time to time. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors is required to be specified in any waiver of notice.

                                   ARTICLE IX

                                   Committees

   Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of all the directors in office when the action is taken, may designate one or more of its members to constitute a committee. The designation of a committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disabled member at any meeting of the committee.

   Section 2. Tenure. The members of a committee serve at the pleasure of the Board of Directors, which may at any time, for any or no reason, remove any individual committee member, increase or decrease the number of members of a committee, or, except for the Capital Stock Committee which may only be terminated in accordance with the provisions of Article IX, Section 5, terminate the existence of a committee. The membership of a committee member shall terminate on the date of his removal, resignation or death. The Board of Directors may fill any vacancy on a committee created by removal, resignation, death or an increase in the number of members of the committee.

   Section 3. Authority. All duly delegated committees may exercise such power and authority in the management of the business and affairs of the corporation as specified by resolution of the Board of Directors and to the extent allowed by applicable law, the Articles of Incorporation and these Bylaws and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

   Section 4. Executive Committee. The Board of Directors may appoint an Executive Committee which, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors regarding the supervision of the management of the business and affairs of the corporation. The Executive Committee shall be chaired by the President of the corporation.

                                      3-9

   Section 5. Capital Stock Committee. The Board of Directors shall form a Capital Stock Committee which may not be terminated by the Board of Directors prior to November 23, 2002. Each member of the Capital Stock Committee shall be an Independent Director (as defined below). The Capital Stock Committee shall have and may exercise such powers, authority and responsibilities as may be delegated by the Board of Directors in connection with the adoption of general policies governing the relationship between business groups or otherwise, including such powers, authority and responsibilities as are delegated by the Board of Directors with respect to, among other things: (i) the business and financial relationships between the WorldCom Group (or any business or subsidiary allocated thereto) and the WorldCom PCS Group (or any business or subsidiary allocated thereto); (ii) dividends in respect of, and transactions by the Corporation or the WorldCom Group (or any business or subsidiary allocated thereto) in, shares of WorldCom PCS Group Common Stock; and (iii) any matters arising in connection therewith.

   "Independent Director" means any member of the Board of Directors who (i) is not an officer or employee of the corporation or any of its Subsidiaries, (ii) is not a former officer of the corporation or any of its Subsidiaries, (iii) does not, in addition to such person's role as a director, act on a regular basis, either individually or as a member or representative of an organization, as a professional adviser, legal counsel or consultant to the corporation or any of its Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of the corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to the corporation or the organization so represented or such person and (iv) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses
(i), (ii) and (iii) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the corporation or any of its Subsidiaries that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (i), (ii), (iii) and (iv) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of the corporation or any of its Subsidiaries or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (i), (ii),
(iii) and (iv) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director.

   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Articles of Incorporation.

   Section 6. Rules and Procedures. Any committee of the corporation shall have the right (which, to the extent exercised shall be exclusive) to establish rules and procedures that from time to time shall govern such committee and each of its members.

                                   ARTICLE X

                   Indemnification of Officers and Directors




   Section 1. Definitions and References. Terms used in this Article shall have the meanings assigned such terms in Part 5 of Article 8 of the Georgia Business Corporation Code. Whenever in this provision reference is made to the Georgia Business Corporation Code generally or to a specific section of the Georgia Business Corporation Code, such reference shall be deemed to refer to the Georgia Business Corporation Code or such section as amended from time to time or any successor provision.

   Section 2. Indemnification of and Advancement of Expenses to Directors. The corporation shall indemnify and advance expenses to its directors to the fullest extent permitted under, and in accordance with, the corporation's Articles of Incorporation and the applicable provisions of Part 5 of Article 8 of the Georgia Business Corporation Code.

                                      3-10

   Section 3. Mandatory Indemnification of Officers. The corporation shall indemnify and advance expenses to its officers who are not directors to the same extent as to directors under Section 2 of this Article X.

   Section 4. Permissive Indemnification of Employees and Agents. The corporation may, to the extent and on such conditions as may be authorized by the Board of Directors, indemnify and advance expenses to its employees and agents who are not directors to the fullest extent permitted under, and in accordance with, Section 14-2-857 of the Georgia Business Corporation Code.

   Section 5. Advancement of Expenses of Officers, Employees and Agents. No advancement or reimbursement of expenses to officers, employees or agents in accordance with Sections 3 or 4 of this Article X shall be made unless the proposed indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the corporation's Articles of Incorporation with respect to directors, and he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article X or Part 5 of Article 8 of the Georgia Business Corporation Code.

   Section 6. Liability Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article X or under
Part 5 of Article 8 of the Georgia Business Corporation Code.

   Section 7. Contract Rights. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

   Section 8. Nonexclusivity, Etc. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Georgia Business Corporation Code or otherwise.

   Section 9. Amendments. No amendment, modification or rescission of this
Article X, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any director or officer of the corporation with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

   Section 10. Severability. To the extent that the provisions of this Article X are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article X (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article X shall remain enforceable to the fullest extent permitted by law.

                                      3-11

                                   ARTICLE XI

                                   Amendments

   The Bylaws of the corporation may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that the notice of such meeting shall specify that amendments to the Bylaws will be considered at such meeting and shall summarize the proposed amendments; and provided further that the Bylaws may not be altered, amended or repealed by the Board of Directors to the extent: (i) the Articles of Incorporation or applicable law reserve the power to alter, amend or repeal a particular Bylaw exclusively to the shareholders, in whole or in part; or (ii) the shareholders in altering, amending or repealing a particular Bylaw provide expressly that the Board of Directors may not alter, amend or repeal that Bylaw.

                                  ARTICLE XII

                           Articles of Incorporation

   In the event that any provision of these Bylaws is inconsistent or in conflict with any provision contained in the corporation's Articles of Incorporation (including any amendment thereto setting forth the preferences, limitations and rights of any series or class of the corporation's preferred stock), the provision contained in the Articles of Incorporation shall govern.

                                      3-12

                                                                         ANNEX 4

          SalomonSmithBarney
----------------------------
A member of citigroup [LOGO]

                                                                 October 4, 1999

Board of Directors
MCI WORLDCOM, Inc.
500 Clinton Center Drive
Clinton, MS 39056

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to MCI WORLDCOM, Inc. ("MCI WORLDCOM"), of the consideration to be paid by MCI WORLDCOM in connection with the proposed business combination between MCI WORLDCOM and Sprint Corporation ("Sprint") pursuant to an Agreement and Plan of Merger (the "Agreement"), dated as of October 4, 1999, between MCI WORLDCOM and Sprint. Under the Agreement, Sprint will merge (the "Merger") with and into MCI WORLDCOM. At the effective time of the Merger and pursuant to the Merger Agreement, the articles of incorporation of MCI WORLDCOM will be amended to provide for the creation of the following series of capital stock: (i) Class A Common Stock, Series FT, par value $2.50 per share (the "MCI WORLDCOM Series FT Common Stock"); (ii) Class A Common Stock, Series DT, par value $2.50 per share (the "MCI WORLDCOM Series DT Common Stock"); (iii) Common Stock, Series 2, par value $0.01 per share (the "MCI WORLDCOM Series 2 Common Stock"); (iv) Common Stock, Series 3, par value $0.01 per share (the "MCI WORLDCOM Series 3 Common Stock"); (v) PCS Common Stock, Series 1, par value $1.00 per share (the "MCI WORLDCOM Series 1 PCS Stock"); (vi) PCS Common Stock, Series 2, par value $1.00 per share (the "MCI WORLDCOM Series 2 PCS Stock"); (vii) PCS Common Stock, Series 3, par value $1.00 per share (the "MCI WORLDCOM Series 3 PCS Stock" and, together with the MCI WORLDCOM Series 1 PCS Stock and the MCI WORLDCOM Series 2 PCS Stock, the "MCI WORLDCOM PCS Stock"); (viii) Series 1 Preferred Stock, par value $0.01 per share (the "MCI WORLDCOM Series 1 Preferred Stock"); (ix) Series 5 Preferred Stock, par value $0.01 per share (the "MCI WORLDCOM Series 5 Preferred Stock"); (x) Series 7 Preferred Stock, par value $0.01 per share (the "MCI WORLDCOM Series 7 Preferred Stock"); and
(xi) Series 8 Junior Participating Preferred Stock, par value $0.01 per share. The foregoing series of capital stock, together with the series and classes of capital stock of MCI WORLDCOM authorized as of the date hereof, are collectively referred to herein as "MCI WORLDCOM Capital Stock."

   In addition, pursuant to the Agreement, at the effective time of the Merger,
(i) each share of Class A Common Stock, par value $2.50 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WORLDCOM Series FT Common Stock; (ii) each share of Class A Common Stock, Series DT, par value $2.50 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WORLDCOM Series DT Common Stock; (iii) each share of Series 1 FON Stock, par value $2.00 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of MCI WORLDCOM ("MCI WORLDCOM Common Stock") equal to the FON Exchange Ratio (as defined below); (iv) each share of Series 3 FON Stock, par value $2.00 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of MCI WORLDCOM Series 3 Common Stock equal to the FON Exchange Ratio; (v) each share of Series 1 PCS Stock, par value $1.00 per

                                      4-1

          SalomonSmithBarney
----------------------------
A member of citigroup [LOGO]

share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WORLDCOM Series 1 PCS Stock and (B) 0.1547 (the "PCS Exchange Ratio") shares of
MCI WORLDCOM Common Stock (collectively, the "Series 1 PCS Merger Consideration"); (vi) each share of Series 2 PCS Stock, par value $1.00 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WORLDCOM Series 2 PCS Stock and (B) a number of shares of MCI WORLDCOM Series 2 PCS Stock equal to the PCS Exchange Ratio (collectively, the "Series 2 PCS Merger Consideration"); (vii) each share of Series 3 PCS Stock, par value $1.00 per share, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (A) one share of MCI WORLDCOM Series 3 PCS Stock and (B) a number of shares of MCI WORLDCOM Series 3 PCS Stock equal to the PCS Exchange Ratio (collectively, the "Series 3 PCS Merger Consideration" and, together with the Series 1 PCS Merger Consideration and the Series 2 PCS Merger Consideration, the "PCS Stock Merger Consideration");
(viii) each share of Preferred Stock-- First Series, without par value, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WORLDCOM Series 1 Preferred Stock; (ix) each share of Preferred Stock--Second Series, Convertible, without par value, of Sprint shall have been redeemed by Sprint prior to the Effective Time pursuant to the Agreement; (x) each share of Preferred Stock--Fifth Series, without par value, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WORLDCOM Series 5 Preferred Stock; and (xi) each share of Preferred Stock--Seventh Series, Convertible, without par value, of Sprint issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one share of MCI WORLDCOM Series 7 Preferred Stock. The term "FON Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $76 by the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of MCI WORLDCOM Common Stock on The Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 15 trading days randomly selected by lot by MCI WORLDCOM and Sprint together from the 30 consecutive trading days ending on the third trading day immediately preceding the Effective Time; provided that the FON Exchange Ratio shall not be less than
0.9400 or greater than 1.2228.

   In connection with rendering our opinion, we have reviewed certain publicly available information concerning MCI WORLDCOM and Sprint and certain other financial information concerning MCI WORLDCOM and Sprint, including financial forecasts and estimates of synergies, that were provided to us by MCI WORLDCOM and Sprint, respectively. We have discussed the business operations and financial conditions of MCI WORLDCOM and Sprint as well as other matters we believe relevant to our inquiry, including matters relating to the obtaining of regulatory approvals for the Merger, with certain officers and employees of MCI WORLDCOM and Sprint, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

   In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information (including information relating to the obtaining of regulatory approvals for the Merger) reviewed by us, and we have not assumed any responsibility for independent verification of such information. With respect to the financial forecasts of MCI WORLDCOM and Sprint, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of MCI WORLDCOM and Sprint as to the future financial performance of MCI WORLDCOM or Sprint, respectively, and we express no opinion with respect to such forecasts or the assumptions on which they are best currently available estimates and judgments of the management of MCI WORLDCOM and Sprint, and we express no opinion with respect to such estimates or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent valuations or appraisals of any of the assets (including properties and facilities) or liabilities of MCI WORLDCOM or Sprint.

                                      4-2

          SalomonSmithBarney
----------------------------
A member of citigroup [LOGO]


   Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for any series or class of the MCI WORLDCOM Capital Stock following the consummation of the Merger which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address MCI WORLDCOM's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the FON Exchange Ratio and the PCS Stock Merger Consideration, taken as a whole, to MCI WORLDCOM and does not constitute a recommendation concerning how holders of any series or class of MCI WORLDCOM Capital Stock should vote with respect to the transactions contemplated by the Agreement. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to MCI WORLDCOM following the Merger.

   We have acted as financial advisor to the Board of Directors of MCI WORLDCOM in connection with the Merger and will receive a fee for our services, part of which is contingent upon consummation of the Merger. In the ordinary course of business, we (including our current and future affiliates) may actively trade the securities of MCI WORLDCOM and Sprint for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Also, we have previously rendered investment banking and financial advisory services to MCI WORLDCOM and Sprint for which we have received customary compensation.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the FON Exchange Ratio and the PCS Stock Merger Consideration, taken as a whole, is fair to MCI WORLDCOM from a financial point of view.

                                     Very truly yours,

                                     /s/ Salomon Smith Barney Inc.
                                     SALOMON SMITH BARNEY INC.

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                                                                         ANNEX 5

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                                                Warburg Dillon Read LLC
                                                299 Park Avenue
                                                New York, NY 10171-0026
                                                Telephone 212 821-4000
                                                www.wdr.com

                                                                 October 4, 1999

The Board of Directors
Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

Dear Members of the Board:

   We understand that Sprint Corporation, a Kansas corporation ("Sprint" or the "Company"), is considering a transaction (the "Transaction") whereby the Company will be merged with and into MCI WorldCom, Inc., a Georgia corporation ("MCI WorldCom").

   The terms of the Agreement and Plan of Merger between MCI WorldCom and the Company dated as of October 4, 1999 (the "Merger Agreement") provide, among other things, that: (i) each share of Class A Common Stock, par value $2.50 per share, of the Company ("Company Series FT Common Stock") will be converted into the right to receive one share of MCI WorldCom Series FT Common Stock (the "Series FT Exchange Ratio"); (ii) each share of Class A Common Stock, Series DT, par value $2.50 per share, of the Company ("Company Series DT Common Stock") will be converted into the right to receive one share of MCI WorldCom Series DT Common Stock (the "Series DT Exchange Ratio"); (iii) each share of Series 1 FON Stock, par value $2.00 per share, of the Company ("Company Series 1 FON Stock") will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of MCI WorldCom ("MCI WorldCom Common Stock") equal to the quotient (rounded to the nearest 1/10,000) of $76 divided by the Average Price (as defined in the Merger Agreement); provided that this quotient will not be less than 0.9400 or greater than 1.2228 (the "FON Exchange Ratio"); (iv) each share of Series 3 FON Stock, par value $2.00 per share, of the Company ("Company Series 3 FON Stock") will be converted into the right to receive a number of shares of MCI WorldCom Series 3 Common Stock equal to the FON Exchange Ratio; (v) each share of Series 1 PCS Stock, par value $1.00 per share, of the Company ("Company Series 1 PCS Stock") will be converted into the right to receive (A) one share of MCI WorldCom Series 1 PCS Stock and (B) 0.1547 shares of MCI WorldCom Common Stock (collectively, the "PCS Series 1 Exchange Ratio"); (vi) each share of Series 2 PCS stock, par value $1.00 per share, of the Company ("Company Series 2 PCS Stock") will be converted into the right to receive (A) one share of MCI WorldCom Series 2 PCS Stock and (B) 0.1547 shares of MCI WorldCom Series 2 Common Stock (collectively, the "PCS Series 2 Exchange Ratio"); and (vii) each share of Series 3 PCS Stock, par value $1.00 per share, of the Company ("Company Series 3 PCS Stock" and, together with the Company Series 1 PCS Stock and the Company Series 2 PCS Stock, the "Company PCS Stock") will be converted into the right to receive (A) one share of MCI WorldCom Series 3 PCS Stock and (B) 0.1547 shares of MCI WorldCom Series 3 Common Stock (collectively, "the PCS Series 3 Exchange Ratio" and together with the PCS Series 1 Exchange Ratio and the PCS Series 2 Exchange Ratio, the "PCS Exchange Ratio").

   The Merger Agreement provides, among other things, that, at the Effective Time of the Merger, (i) the provisions of the Company's articles of incorporation relating to the Company's capital stock will be incorporated into MCI WorldCom's articles of incorporation as provided in the Merger Agreement with only those limited exceptions set forth in Exhibit A thereto, (ii) that MCI WorldCom will adopt Tracking Stock Policies identical to the Company Tracking Stock Policies in effect on the date hereof (as such terms are used in Annex 1 to the Merger Agreement) and (iii) the by-laws of MCI WorldCom will be amended to incorporate the provisions in the Company's by-laws relating to (A) the Capital Stock Committee and (B) the rights of the Class A Holders (as such terms are defined in the Company's by-laws). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

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   References herein to each "Exchange Ratio" shall mean the Series FT Exchange Ratio, the Series DT Exchange Ratio, the FON Exchange Ratio and the PCS Exchange Ratio, references herein to the "Company Common Stock" shall mean, collectively, the Company Series FT Common Stock, Company Series DT Common Stock, Company Series 1 FON Stock, Company Series 3 FON Stock, Company Series 1 PCS Stock, Company Series 2 PCS Stock and Company Series 3 PCS Stock and references herein to the "Merger Consideration" shall mean the shares of capital stock of MCI WorldCom to be issued to the holders of Company Common Stock upon conversion of their shares of Company Common Stock pursuant to the terms of the Merger Agreement.

   You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of the Company of each Exchange Ratio as it relates to the holders of the relevant series of Company Common Stock and of the Merger Consideration to the holders of Company Common Stock taken as a whole.

   Warburg Dillon Read LLC ("WDR") has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee, a substantial portion of which is payable upon the consummation thereof. In the past, WDR and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, WDR, its successors and affiliates may trade securities of the Company or MCI WorldCom for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion does not address the Company's underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft dated October 3, 1999 that we have examined, and that MCI WorldCom and the Company will comply with all the material terms of the Merger Agreement. You have not authorized us to, and we have not, solicited indications of interest in a business combination with the Company from any party; however, we did review the terms of a proposal relating to a business combination between the Company and BellSouth Corporation, as set forth in a letter from Mr. F. Duane Ackerman, President and Chief Executive Officer of BellSouth Corporation dated October 2, 1999 as supplemented by Mr. Ackerman's letter dated October 4, 1999. Our opinion does not address the relative merits of the Transaction contemplated pursuant to the Merger Agreement as compared to any alternative business transaction that might be available to the Company.

   In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and MCI WorldCom, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of MCI WorldCom, including estimates and financial forecasts prepared by the management of MCI WorldCom and not publicly available, (iv) reviewed estimates of synergies prepared by the senior management of the Company and MCI WorldCom, (v) conducted discussions with members of the senior management of the Company and MCI WorldCom regarding the information and other data relating to the business and financial prospects of the Company and MCI WorldCom, and the estimates of synergies, described in (ii), (iii), and (iv) above, (vi) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company and MCI WorldCom, (vii) compared the financial terms of the Transaction with the publicly

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available financial terms of certain other transactions which we believe to be generally relevant, (viii) considered certain pro forma effects of the Transaction on MCI WorldCom's financial statements, (ix) reviewed a draft dated October 3, 1999 of the Merger Agreement, and (x) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate; provided, however, that all of the actions set forth above were not necessarily undertaken for, or relevant to, our opinion with respect to each of the Exchange Ratios.

   In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or MCI WorldCom, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates, including synergies, referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies as well as the forecast synergies. In rendering our opinion, we have assumed, with your consent, that the Transaction will qualify as a tax-free reorganization.

   Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion as expressed below does not imply any conclusion as to the price or trading range of any series of MCI WorldCom capital stock following the date of this opinion, which may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Transaction or the strategic and operational benefits of the Transaction. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratios to the holders of the relevant series of Company Common Stock and of the Merger Consideration to the holders of Company Common Stock taken as a whole and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Transaction or whether such holder should retain or dispose of shares of MCI WorldCom capital stock following consummation of the Transaction.

   In rendering our opinion, we have also assumed that obtaining the necessary regulatory and governmental approvals for the proposed Transaction will not significantly delay consummation of the Transaction, and that, in the course of obtaining such approvals, no requirement or restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Transaction.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, (i) the Exchange Ratio relating to each series of Company Common Stock is fair to the holders of such series from a financial point of view, and
(ii) the Merger Consideration is fair to the holders of Company Common Stock taken as a whole from a financial point of view.

                                      Very truly yours,

                                      WARBURG DILLON READ LLC


By: /s/ F. Davis Terry, Jr.         By:         /s/ Brian Hanson
   --------------------------------    ----------------------------------------
        F. Davis Terry, Jr.                         Brian Hanson
         Managing Director                       Managing Director

                                      5-3

                                                                         ANNEX 6

                        KANSAS GENERAL CORPORATION CODE

                            CHAPTER 17. CORPORATIONS

                      ARTICLE 67. MERGER OR CONSOLIDATION

   17-6712. Payment for stock of stockholder objecting to merger or consolidation; definitions; notice to objecting stockholders; demand for payment; appraisal and determination of value by district court, when; taxation of costs; rights of objecting stockholders; status of stock; section inapplicable to certain shares of stock.

   (a) When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

   (b) The corporation surviving or resulting from any merger or consolidation, within 10 days after the effective date of the merger or consolidation, shall notify each stockholder of any corporation of this state so merging or consolidating who objected thereto in writing and whose shares either were not entitled to vote or were not voted in favor of the merger or consolidation, and who filed such written objection with the corporation before the taking of the vote on the merger or consolidation, that the merger or consolidation has become effective. If any such stockholder, within 20 days after the date of mailing of the notice, shall demand in writing, from the corporation surviving or resulting from the merger or consolidation, payment of the value of the stockholder's stock, the surviving or resulting corporation shall pay to the stockholder, within 30 days after the expiration of the period of 20 days, the value of the stockholder's stock on the effective date of the merger or consolidation, exclusive of any element of value arising from the expectation or accomplishment of the merger or consolidation.

   (c) If during a period of 30 days following the period of 20 days provided for in subsection (b), the corporation and any such stockholder fail to agree upon the value of such stock, any such stockholder, or the corporation surviving or resulting from the merger or consolidation, may demand a determination of the value of the stock of all such stockholders by an appraiser or appraisers to be appointed by the district court, by filing a petition with the court within four months after the expiration of the thirty-day period.

   (d) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the corporation, which shall file with the clerk of such court, within 10 days after such service, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation. If the petition shall be filed by the corporation, the petition shall be accompanied by such duly verified list. The clerk of the court shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the corporation and to the stockholders shown upon the list at the addresses therein stated and notice shall also be given by publishing a notice at least once, at least one week before the day of the hearing, in a newspaper of general circulation in the county in which the court is located. The court may direct such additional publication of notice as it deems advisable. The forms of the notices by mail and by publication shall be approved by the court.

   (e) After the hearing on such petition the court shall determine the stockholders who have complied with the provisions of this section and become entitled to the valuation of and payment for their shares, and shall appoint an appraiser or appraisers to determine such value. Any such appraiser may examine any of the books and records of the corporation or corporations the stock of which such appraiser is charged with the duty of valuing, and such appraiser shall make a determination of the value of the shares upon such investigation as seems proper to the appraiser. The appraiser or appraisers shall also afford a reasonable opportunity to the parties interested to submit to the appraiser or appraisers pertinent evidence on the value of the shares. The appraiser or appraisers, also, shall have the powers and authority conferred upon masters by K.S.A. 60-253 and amendments thereto.

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   (f) The appraiser or appraisers shall determine the value of the stock of the stockholders adjudged by the court to be entitled to payment therefor and shall file a report respecting such value in the office of the clerk of the court, and notice of the filing of such report shall be given by the clerk of the court to the parties in interest. Such report shall be subject to exceptions to be heard before the court both upon the law and facts. The court by its decree shall determine the value of the stock of the stockholders entitled to payment therefor and shall direct the payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto by the surviving or resulting corporation. Upon payment of the judgment by the surviving or resulting corporation, the clerk of the district court shall surrender to the corporation the certificates of shares of stock held by the clerk pursuant to subsection (g). The decree may be enforced as other judgments of the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any other state.

   (g) At the time of appointing the appraiser or appraisers, the court shall require the stockholders who hold certificated shares and who demanded payment for their shares to submit their certificates of stock to the clerk of the court, to be held by the clerk pending the appraisal proceedings. If any stockholder fails to comply with such direction, the court shall dismiss the proceedings as to such stockholder.

   (h) The cost of any such appraisal, including a reasonable fee to and the reasonable expenses of the appraiser, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to such appraisal or any of them as appears to be equitable, except that the cost of giving the notice by publication and by registered or certified mail hereinabove provided for shall be paid by the corporation. The court, on application of any party in interest, shall determine the amount of interest, if any, to be paid upon the value of the stock of the stockholders entitled thereto.

   (i) Any stockholder who has demanded payment of the stockholder's stock as herein provided shall not thereafter be entitled to vote such stock for any purpose or be entitled to the payment of dividends or other distribution on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation, unless the appointment of an appraiser or appraisers shall not be applied for within the time herein provided, or the proceeding be dismissed as to such stockholder, or unless such stockholder with the written approval of the corporation shall deliver to the corporation a written withdrawal of the stockholder's objections to and an acceptance of the merger or consolidation, in any of which cases the right of such stockholder to payment for the stockholder's stock shall cease.

   (j) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

   (k) This section shall not apply to the shares of any class or series of a class of stock, which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either
(1) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or (2) held of record by not less than 2,000 stockholders, unless the articles of incorporation of the corporation issuing such stock shall otherwise provide; nor shall this section apply to any of the shares of stock of the constituent corporation surviving a merger, if the merger did not require for its approval the vote of the stockholders of the surviving corporation, as provided in subsection (f) of K.S.A. 17-6701 and amendments thereto. This subsection shall not be applicable to the holders of a class or series of a class of stock of a constituent corporation if under the terms of a merger of consolidation pursuant to K.S.A. 17-6701 or 17- 6702, and amendments thereto, such holders are required to accept for such stock anything except (i) stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from such merger or consolidation, or (ii) stock or stock and cash in lieu of fractional shares of any other corporation, which at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders at which the agreement of merger or consolidation is to be acted on, were either registered on a national securities exchange or held of record by not less than 2,000 stockholders, or (iii) a combination of stock or stock and cash in lieu of fractional shares as set forth in (i) and (ii) of this subsection.

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                                                                         ANNEX 7

                       GEORGIA BUSINESS CORPORATION CODE

                        CHAPTER 2. BUSINESS CORPORATIONS

                         ARTICLE 13. DISSENTERS' RIGHTS

PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301. Definitions

   As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. Right to dissent

   (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party:

       (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

       (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

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       (A) Alters or abolishes a preferential right of the shares;

       (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

       (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

       (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

       (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

       (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

   (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

     (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

     (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. Dissent by nominees and beneficial owners

   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320. Notice of dissenters' rights

   (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

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   (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. Notice of intent to demand payment

   (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

     (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (2) Must not vote his shares in favor of the proposed action.

   (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. Dissenters' notice

   (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

   (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

     (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

     (4) Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment

   (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

   (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

   (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324. Share restrictions

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

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14-2-1325. Offer of payment

   (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

   (b) The offer of payment must be accompanied by:

     (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) A statement of the corporation's estimate of the fair value of the shares;

     (3) An explanation of how the interest was calculated;

     (4) A statement of the dissenter's right to demand payment under Code
  Section 14-2-1327; and

     (5) A copy of this article.

   (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. Failure to take action

   (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer

   (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

     (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

     (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

   (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

     (1) The shareholder may demand the information required under subsection
  (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                                      7-4

     (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3. JUDICIAL APPRAISAL OF SHARES

14-2-1330. Court action

   (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

   (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

   (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. Court costs and counsel fees

   (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

   (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.


                                      7-5

   (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. Limitation of actions

   No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                      7-6

                                                                         ANNEX 8

                                    FORM OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                             OF SPRINT CORPORATION

   We, Don A. Jensen, Vice President, and Michael T. Hyde, Assistant Secretary, of Sprint Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Kansas, do hereby certify as follows:

   1. That the Corporation was originally incorporated in the State of Kansas on November 15, 1938 under the name of United Utilities, Inc.

   2. That the Board of Directors of the Corporation, at a meeting of the Board of Directors, adopted resolutions providing for the adoption of these Amended and Restated Articles of Incorporation of the Corporation, which amend and restate the Corporation's Articles of Incorporation in their entirety, and declaring the advisability of these Amended and Restated Articles of Incorporation of the Corporation.

   The resolutions further directed that these Amended and Restated Articles of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval.

   3. That thereafter, pursuant to the resolutions and in accordance with the bylaws of the Corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of, among other things, these Amended and Restated Articles of Incorporation, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered these Amended and Restated Articles of Incorporation.

   4. That at the meeting a majority of the outstanding stock entitled to vote thereon voted in favor of, among other things, these Amended and Restated Articles of Incorporation, which were duly adopted in accordance with the provisions of Kan. Stat. Ann. (S) 17-6605.

   5. That these Amended and Restated Articles of Incorporation shall become effective upon filing pursuant to the provisions of Kan. Stat. Ann.(S) 17-6003(d).

   6. That the text of the Articles of Incorporation of the Corporation, as previously restated and amended, is hereby amended and restated to read in its entirety as follows:

                                     First

   The name of the Corporation is SPRINT CORPORATION.

                                     Second

   This Corporation is organized for profit, and the purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the "General Corporation Code").

                                     Third

   The Corporation's registered office is located at 2330 Shawnee Mission Parkway, Westwood, Johnson County, Kansas 66205; Mr. J. Richard Devlin is the registered agent at said address.

                                      8-1

                                     Fourth

   The Corporation shall have perpetual existence.

                                     Fifth

   Section 1. Number of Directors. The number of Directors shall not be less than ten nor more than 20 as may be determined from time to time by the affirmative vote of the majority of the Board of Directors.

   Section 2. Election of Directors. (a) Subject to clause (b) below, the holders of Corporation Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incorporation.

   (b) So long as Section 310 remains in effect, under no circumstances shall an Alien Director elected by the holders of Corporation Common Stock be qualified to serve as a Director if the number of Aliens who would then be serving as members of the Board of Directors, including such elected Alien, would constitute more than the maximum number of Aliens permitted by Section 310 on the Board of Directors.

   (c) The Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III Directors shall consist, as nearly as practicable, of one third of the total number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

   (d) Whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.

   Section 3. Change in Number of Directors. If the number of Directors (other than any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

   Section 4. Term of Office. (a) Each Director shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify to serve, subject to prior death, resignation, retirement, disqualification or removal from office.

   (b) Any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stockholders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy occurred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy.

                                      8-2

   (c) Any additional Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

   Section 5. Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws. (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of this Corporation. Except to the extent required by law or as set forth in these Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

   (b) The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corporation Code or with these Articles of Incorporation, provided that prior to November 23, 2002, ARTICLE IV, SECTION 13 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "CP Covered Bylaws Amendment") without the affirmative vote of the holders of record of (i) a majority of the votes represented by the shares of PCS Stock and Class A Common Stock then outstanding, voting together as a single class in accordance with ARTICLE SIXTH, Section 3.2(d), and (ii) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment.

   Section 6. Removal. A Director (other than a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be reinstated for so long as the cause for removal continues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of the votes represented by the shares of the class or classes of stockholders which were entitled to elect such Director.

   Section 7. Definitions. Certain capitalized terms used in this ARTICLE FIFTH without definition have the meanings set forth in Section 10 of ARTICLE SIXTH.

                                     Sixth

   Section 1.1. Authorized Shares. The total number of shares of capital stock which may be issued by this Corporation is 6,770,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:

Designation                    Class              Series        No. of Shares    Par Value
-----------              ----------------  -------------------- ------------- ---------------
The "Series 1 FON
 Stock"................. FON Common Stock        Series 1       2,500,000,000 $2.00 per share
The "Series 2 FON
 Stock"................. FON Common Stock        Series 2         500,000,000 $2.00 per share
The "Series 3 FON
 Stock"................. FON Common Stock        Series 3       1,200,000,000 $2.00 per share
The "Old Class A Common  Class A Common
 Stock"................. Stock                                    100,000,000 $2.50 per share
The "Class A Common      Class A Common
 Stock--Series DT"...... Stock                  Series DT         100,000,000 $2.50 per share
The "Series 1 PCS
 Stock"................. PCS Common Stock        Series 1       1,250,000,000 $1.00 per share
The "Series 2 PCS
 Stock"................. PCS Common Stock        Series 2         500,000,000 $1.00 per share
The "Series 3 PCS
 Stock"................. PCS Common Stock        Series 3         600,000,000 $1.00 per share
The "Preferred Stock"... Preferred Stock   See Section 13 below    20,000,000    No par value

                                      8-3

   Section 1.2. Representation of Equity Value; Exchange of Interests in Class A Common Stock. (a) The aggregate common equity value of the Corporation and each Business Group shall, at any time, be represented as follows:

   (i) The total common equity value of the Corporation shall be represented by the sum of the outstanding shares of (A) the FON Stock, (B) the PCS Stock and
(C) the Class A Common Stock.

   (ii) The total common equity value of the FON Group shall be represented by the sum of (A) the outstanding shares of the FON Stock and (B) the outstanding shares of Old Class A Common Stock and Class A Common Stock--Series DT (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, respectively).

   (iii) The total common equity value of the PCS Group shall be represented by the sum of (A) the outstanding shares of the PCS Stock, (B) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, and (C) the outstanding shares of Old Class A Common Stock and Class A Common Stock--Series DT (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively).

   (b) The Old Class A Common Stock and Class A Common Stock--Series DT shall, at all times, be deemed to represent, respectively, a number of shares of Series 3 FON Stock and/or Series 3 PCS Stock equal to: (A) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group plus the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and (B) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group plus the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group.

   (c) Each holder of a share of Old Class A Common Stock shall have the right, exercisable at any time and from time to time, to cause the Corporation to issue the following:

   (i) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, either a share of Series 3 FON Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 FON Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement; or

   (ii) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, either a share of Series 3 PCS Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 PCS Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement.

   A holder of Old Class A Common Stock may exercise its right to cause any such issuance solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, or any combination thereof; provided,

   (x) when the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group is reduced to zero, no further shares of Series 1 FON Stock or Series 3 FON Stock may be issued pursuant to this Section 1.2(c),

   (y) when the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group is reduced to zero, no further shares of Series 1 PCS Stock or Series 3 PCS Stock may be issued pursuant to this Section 1.2(c), and

                                      8-4

   (z) if at any time the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group are both zero, the Old Class A Common Stock may be redeemed, at the Corporation's option, at a redemption price of $0.001 per share.

   (d) Each holder of a share of Class A Common Stock--Series DT shall have the right, exercisable at any time and from time to time, to cause the Corporation to issue the following:

   (i) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, either a share of Series 3 FON Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 FON Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement; and

   (ii) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, either a share of Series 3 PCS Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 PCS Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement.

   A holder of Class A Common Stock--Series DT may exercise its right to cause any such issuance solely with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, solely with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, or any combination thereof; provided,

   (i) when the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group is reduced to zero, no further shares of Series 1 FON Stock or Series 3 FON Stock may be issued pursuant to this Section 1.2(d),

   (ii) when the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group is reduced to zero, no further shares of Series 1 PCS Stock or Series 3 PCS Stock may be issued pursuant to this Section 1.2(d), and

   (iii) if at any time the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group are both zero, the Class A Common Stock--Series DT may be redeemed, at the Corporation's option, at a redemption price of $0.001 per share.

   (e) Automatic Reclassification and Adjustment to Par Value Amount.

   (i) Upon each issuance of any shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, and Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, in accordance with Section 1.2(c) or Section 8.3(a), each share of the Corporation's existing Old Class A Common Stock will be automatically reclassified into a share of Class A Common Stock with a par value amount equal to the Reduced Par Value Amount and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, will be reduced in accordance with the definitions of such terms set forth in ARTICLE SIXTH, Section 10; provided that after each such reclassification, the sum of (x) the total number of outstanding shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, or Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, so issued in accordance with
Section 1.2(c) or Section 8.3(a) times the par value per share of such stock and (y) the total number of outstanding shares of Old Class A Common Stock immediately after such issuance times the Reduced Par Value Amount will always equal (z) the total number of outstanding shares of Old Class A Common Stock immediately prior to such issuance times the par value per share of such shares existing immediately prior to such issuance.

                                      8-5

   (ii) Upon each issuance of any shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, and Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, in accordance with Section 1.2(d) or Section 8.3(a), each share of the Corporation's existing Class A Common Stock--Series DT will be automatically reclassified into a share of Class A Common Stock--Series DT with a par value amount equal to the Reduced Par Value Amount and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, will be reduced in accordance with the definitions of such terms set forth in ARTICLE SIXTH,
Section 10; provided that after each such reclassification, the sum of (x) the total number of outstanding shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, or Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, so issued in accordance with Section 1.2(d) or Section 8.3(a) times the par value per share of such stock and (y) the total number of outstanding shares of Class A Common Stock--Series DT immediately after such issuance times the Reduced Par Value Amount will always equal (z) the total number of outstanding shares of Class A Common Stock--Series DT immediately prior to such issuance times the par value per share of such shares existing immediately prior to such issuance.

   (f) Notice Provisions; Issuance of Stock Certificates, etc.

   (i) A Class A Holder shall exercise its rights under this Section 1.2 by delivering a written notice to the Corporation (an "Issuance Notice") signed by an authorized officer of the Class A Holder specifying (1) the class and series of the Shares to be issued by the Corporation, (2) the number of shares of each to be issued pursuant to such request, and (3) the name of the Person in whose name the shares are to be issued (such a Person, a "Designee").

   (ii) As promptly as practical after receipt of an Issuance Notice, and in no event later than 5 Business Days thereafter, the Corporation will deliver or cause to be delivered a certificate or certificates representing the number of duly issued, fully paid and nonassessable shares issued pursuant to the Issuance Notice; provided, however, that the Corporation shall not be obligated to issue such shares if any material defect exists with respect to such Issuance Notice.

   (iii) Immediately upon the issuance of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock and Series 3 PCS Stock pursuant to an Issuance Notice, the Designee shall be treated for all purposes as having become the record holder of the shares of such stock so issued.

   (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares in connection with an Issuance Notice pursuant to this Section 1.2, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of such shares in a name other than that of the registered holder of the Class A Common Stock that gave rise to the right to cause the issuance of such Shares, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

   (v) In addition to the obligations of the Corporation contained in these Articles of Incorporation to reserve and keep available Shares, this Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, Shares for the purpose of effecting the issuances of the Series 3 FON Stock, Series 1 FON Stock, Series 3 PCS Stock and Series 1 PCS Stock contemplated hereby.

   Section 2. General Provisions Relating to All Stock.

   2.1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class or series of this Corporation or holder of any security or obligation convertible into shares of capital stock of any class or

                                      8-6
series of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of this Corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit this Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of this Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement. Stockholders of this Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

   2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Non-Class A Common Stock Beneficially Owned by Aliens and Class A Stock Beneficially Owned by Aliens may be redeemed by this Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if:

   (i) the Fair Price Provisions have been deleted in their entirety,

   (ii) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated under these Articles of Incorporation,

   (iii) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or

   (iv) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is no longer an "Interested Stockholder" or "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for this Corporation or any of its Subsidiaries to comply with the requirements of Section 310 (each of (i) through (iv), a "Fair Price Condition"), provided that (i) for purposes of these Articles of Incorporation, redemption of the Class A Common Stock is deemed to occur upon the reduction, in consideration of payments otherwise made in respect of redemptions under this Section 2.2, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group that are represented by the Class A Common Stock (with any such redemption of shares of Class A Common Stock being referred to in this Section 2.2 as a redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, as applicable) and (ii) Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group may only be redeemed if, and only to the extent that, they represent in the aggregate Votes constituting greater than 20% of the aggregate Voting Power of this Corporation immediately prior to the time of such redemption.

   The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of this Corporation pursuant to any contract or agreement between such Alien and this Corporation:

   (a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to Section 2.2(d), provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Non-Class A Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

                                      8-7

   (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

   (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable, provided that this Corporation shall

   (i) in all cases be entitled to redeem shares of Non-Class A Common Stock Beneficially Owned by Aliens prior to redeeming any shares of Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group Beneficially Owned by Aliens,

   (ii) redeem Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group of the holders of Old Class A Common Stock and Class A Common Stock--Series DT on a pro rata basis,

   (iii) redeem, on a pro rata basis, Shares Issuable With Respect To The Class A Equity Interest In The FON Group based on the ratio of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group,

   (iv) redeem, on a pro rata basis, Shares Issuable With Respect To The Class A Equity Interest In The PCS Group based on the ratio of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, and

   (v) redeem shares of Series 3 PCS Stock and Series 3 FON Stock prior to redeeming Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group;

   (d) this Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of this Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

   (e) on the Redemption Date, unless this Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

   (f) such other terms and conditions as the Board of Directors shall determine to be equitable, provided that,

   (1) if any Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group are redeemed pursuant to this Section

                                      8-8

2.2, (x) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group shall be an amount equal to the redemption price of a share of Series 3 FON Stock calculated pursuant to subsection (f)(2) of this Section 2.2, and (y) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group shall be an amount equal to the redemption price of shares of Series 3 PCS Stock calculated pursuant to subsection (f)(4) of this Section 2.2;

   (2) if any shares of Series 3 FON Stock are redeemed pursuant to this
Section 2.2, the redemption price thereof shall be the Market Price of a share of Series 1 FON Stock on the Redemption Date;

   (3) if any shares of Series 2 PCS Stock (or Series 2 FON Stock, if applicable) are redeemed pursuant to this Section 2.2, the redemption price of any such shares redeemed shall be the Market Price of a share of Series 1 PCS Stock (or Series 1 FON Stock, if applicable) on the Redemption Date; and

   (4) if any shares of Series 3 PCS Stock are redeemed pursuant to this
Section 2.2, the redemption price thereof shall be the Market Price of a share of Series 1 PCS Stock on the Redemption Date.

   The redemption price to be paid to the Class A Holders shall be modified in accordance with Article IX of the Stockholders' Agreement if such redemption is effected within the 120-day period described in the last sentence of Section
2.11 of the Stockholders' Agreement (as such period may be extended pursuant thereto) following an election by this Corporation to redeem shares in accordance with such Section.

   Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, provided that all notices to be given to the Class A Holders shall be made and deemed delivered in accordance with Section 11 of ARTICLE SIXTH and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

   2.3. Beneficial Ownership Inquiry. (a) This Corporation may by written notice require a Person that is a holder of record of Non-Class A Common Stock or Class A Stock or that this Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Non-Class A Common Stock or Class A Stock, to certify that, to the knowledge of such Person:

   (i) no Non-Class A Common Stock or Class A Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

   (ii) the number and class or series of shares of Non-Class A Common Stock or Class A Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially Owned by Persons that are Aliens are as set forth in such certificate.

   (b) With respect to any Non-Class A Common Stock or Class A Stock identified by such Person in response to Section 2.3(a)(ii) above, this Corporation may require such Person to provide such further information as this Corporation may reasonably require in order to implement the provisions of Section 2.2 of ARTICLE SIXTH.

   (c) For purposes of applying Section 2.2 of ARTICLE SIXTH with respect to any Non-Class A Common Stock or Class A Stock, if any Person fails to provide the certificate or other information to which this Corporation is entitled pursuant to this Section 2.3, this Corporation in its sole discretion may presume that the Non-Class A Common Stock or Class A Stock in question is, or is not, Beneficially Owned by Aliens.

   2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 of ARTICLE SIXTH and, with respect to shares of Non-Class A Common Stock, to make all determinations necessary or desirable to implement such provisions, including but

                                      8-9
not limited to: (a) the number of shares of Non-Class A Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2.2 of ARTICLE SIXTH.

   2.5. Loss of Voting Rights. If (a) there is a breach by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any of the provisions of Sections 3.1(a) or 3.2(b) (as it relates to matters described in Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, (b) there is a willful breach in any material respect by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any provision of Section 3.1 (other than Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, or (c) a Government Affiliate or Related Company (each as defined in the Standstill Agreement) takes an action which if taken by FT or DT would violate Sections 3.1 or 3.2(b) (as it relates to matters other than those described in Section 3.1(a)) of the Standstill Agreement, then FT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of Germany, a Related Company of DT or a Strategic Investor in a Qualified Subsidiary of DT in which FT is not an investor), DT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of France, a Related Company of FT or a Strategic Investor in a Qualified Subsidiary of FT in which DT is not an investor) and each Qualified Stock Purchaser shall not be entitled to vote any of their shares of capital stock of this Corporation with respect to any matter or proposal arising from, relating to or involving, such breach or action, and no such purported vote by such Class A Holders on such matter shall be effective or shall be counted.

   Section 3. Voting Powers.

   Section 3.1. General. Except as otherwise provided by law or as expressly set forth in ARTICLE FIFTH or in this ARTICLE SIXTH, each share of Corporation Common Stock shall be entitled to vote, as provided in ARTICLE SIXTH, Section
3.2 and ARTICLE SIXTH, Section 7.5(d) (with respect to Class A Stock only), on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding series of Preferred Stock, the holders of Corporation Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that

   (i) holders of FON Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(c), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would
(A) increase or decrease the aggregate number of authorized shares of FON Stock, (B) increase or decrease the par value of the shares of FON Stock or (C) alter or change the powers, preferences or special rights of the shares of FON Stock so as to affect them adversely, and

   (ii) holders of PCS Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(d), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would
(A) increase or decrease the aggregate number of authorized shares of PCS Stock, (B) increase or decrease the par value of shares of PCS Stock or (C) alter or change the powers, preferences or special rights of the shares of PCS Stock so as to affect them adversely.

   The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in the Amended and Restated Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

                                      8-10

   Section 3.2. Number of Votes. (a) On each matter to be voted on by the holders of Non-Class A Common Stock and Class A Stock voting together as a single class,

   (i) each outstanding share of Series 1 FON and Series 3 FON Stock is entitled to one vote (subject, in the case of the Series 3 FON Stock, to any increase in accordance with ARTICLE SIXTH, Section 7.5(d));

   (ii) subject to any increase resulting from the provisions of ARTICLE SIXTH,
Section 7.5(d), each outstanding share of Old Class A Common Stock and Class A Common Stock--Series DT is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) equal to the sum of (A) in the case of the Old Class A Common Stock, the Old Class A FON Vote Per Share and the Old Class A PCS Vote Per Share (computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places); and (B) in the case of the Class A Common Stock--Series DT, the Class A--Series DT FON Vote Per Share and the Class A-- Series DT PCS Vote Per Share (computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places);

   (iii) each outstanding share of Series 1 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) (the "PCS Per Share Vote") equal to the number of votes determined by multiplying one by the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places;

   (iv) each outstanding share of Series 2 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to ten percent of the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii);

   (v) each outstanding share of Series 3 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii) (subject to any increase in accordance with ARTICLE SIXTH, Section 7.5(d)); and

   (vi) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

   (b) On each matter to be voted on by the holders of Non-Class A Common Stock voting together as a single class,

   (i) each outstanding share of Series 1 FON Stock is entitled to one vote;

   (ii) each outstanding share of Series 1 PCS Stock is entitled to the PCS Per Share Vote determined in accordance with Section 3.2(a)(iii);

   (iii) each outstanding share of Series 2 PCS Stock is entitled to a number of votes determined in accordance with Section 3.2(a)(iv); and

   (iv) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

   (c) On each matter to be voted on by the holders of FON Stock and Class A Common Stock, voting together as a single class, each outstanding share of (i) Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock is entitled to one vote and (ii) Old Class A Common Stock and Class A Common Stock--Series DT is entitled to the Old Class A FON Vote Per Share and the Class A--Series DT FON Vote Per Share, respectively.

                                      8-11

   (d) On each matter to be voted on by the holders of the PCS Stock and Class A Common Stock voting together as a single class, each outstanding share of (i) Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is entitled to one vote and (ii) Old Class A Common Stock and Class A Common Stock--Series DT is entitled to the Old Class A PCS Vote Per Share and the Class A--Series DT PCS Vote Per Share, respectively.

   (e) On each matter to be voted on by the holders of the Class A Stock voting together as a single class, each outstanding share of (i) Series 3 FON Stock is entitled to one vote, (ii) Series 3 PCS Stock is entitled to the PCS Vote Per Share determined in accordance with Section 3.2(a)(v), and (iii) Old Class A Common Stock and Class A Common Stock--Series DT is entitled to their respective per share vote determined in accordance with Section 3.2(a)(ii).

   (f) In addition to the foregoing provisions of this Section 3, (i) if shares of only one class or series of Corporation Common Stock are outstanding on the record date for determining the holders of Corporation Common Stock entitled to vote on any matter, then each share of that class or series shall be entitled to one vote and (ii) if any class or any series of Corporation Common Stock votes as a single class with respect to any matter, each share of that class or series shall, for purposes of such vote, be entitled to one vote on such matter except with respect to a vote of Old Class A Common Stock and Class A Common Stock--Series DT voting together as a single class, in which case each share of such stock shall be entitled to its per share vote determined in accordance with Section 3.2(a)(ii).

   Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of this Corporation occurs, then after payment or provision for payment of the debts and other liabilities of this Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Business Group to which such assets are attributed in accordance with Section 10 of this ARTICLE SIXTH, divided among such holders in accordance with the per share "Liquidation Units" attributable to each such class or series of stock as follows:

   (i) each share of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock is hereby attributed one "Liquidation Unit,"

   (ii) at the time of the liquidation, dissolution or winding up of this Corporation, each share of Old Class A Common Stock will be attributed a number of "Liquidation Units" (which may be more or less than one whole "Liquidation Unit" and may include a fraction of a "Liquidation Unit") equal to (A) the sum of (I) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and (II) the product of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the PCS Ratio, divided by (B) the aggregate number of shares of Old Class A Common Stock outstanding;

   (iii) at the time of the liquidation, dissolution or winding up of this Corporation, each share of Class A Common Stock--Series DT will be attributed a number of "Liquidation Units" (which may be more or less than one whole "Liquidation Unit" and may include a fraction of a "Liquidation Unit") equal to
(A) the sum of (I) the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The FON Group and (II) the product of the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group and the PCS Ratio, divided by (B) the aggregate number of shares of Class A Common Stock--Series DT outstanding; and

   (iv) each share of PCS Stock is hereby attributed the number of "Liquidation Units" determined by multiplying one by the PCS Ratio.

   The per share "Liquidation Units" of each such class or series of stock are subject to adjustment as determined by the Board of Directors to be appropriate to reflect equitably (i) any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class or series of stock or (ii) any

                                      8-12
dividend or other distribution of shares of such class or series of stock to holders of shares of such class or series of stock. Neither the merger nor consolidation of this Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation within the meaning of this
Section 4. Notwithstanding the foregoing, any transaction or series of related transactions which results in the distribution of all or substantially all of the assets of the PCS Group (excluding any portion of such assets retained by the Corporation or distributed to holders of FON Stock in respect of the FON Group Intergroup Interest Fraction) to the holders of the outstanding PCS Stock and Class A Common Stock (to the extent of any Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) by way of the distribution of equity interests in one or more entities that collectively hold, directly or indirectly, all or substantially all of the assets of the PCS Group (including, without limitation, the PCS Group Subsidiary) shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this Section 4 but shall be subject to ARTICLE SIXTH, Section 7.2.

   Section 5. Dividends. Dividends shall be declared and paid only out of net income or surplus of this Corporation and may be declared and paid upon each class and series of Corporation Common Stock, upon the terms with respect to each such class and series, and subject to the limitations provided for in this
Section 5 and in Section 13, as the Board of Directors may determine.

   5.1. Generally. Dividends on Corporation Common Stock may be declared and paid only out of the funds of the Corporation legally available therefor.

   5.1.1. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

   5.1.2. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

                                      8-13

   5.1.3. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

   5.1.4. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

   5.1.5. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.6. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of

                                      8-14

Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.7. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 1 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 FON Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.8. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 2 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 FON Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.9. In addition to the entitlement with respect to dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock, on a Per Class A FON Share Basis, equal to those payable on a per share basis to the Series 3 FON Stock. Dividends on

                                      8-15
the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 FON Stock plus
(ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.10. The holders of the Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

   5.1.11. The holders of the Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

   5.1.12. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or

                                      8-16
rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

   5.1.13. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

   5.1.14. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.1.15. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

                                      8-17

   5.1.16. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 1 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.1.17. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 2 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.1.18. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 3 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.1.19. The holders of shares of Old Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Old Class A Common Stock equivalent, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, to those payable on the Class A Common Stock--Series DT. Dividends on the Old Class A Common Stock shall be

                                      8-18
payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock--Series DT and shall be in an amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, equal to the amount of any cash dividend paid on shares of Class A Common Stock--Series DT, plus the amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, on the Old Class A Common Stock payable in shares of FON Stock or PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of FON Stock or PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of FON Stock or PCS Stock, respectively.

   5.1.20. The holders of shares of Class A Common Stock--Series DT shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock--Series DT equivalent, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, to those payable on the Old Class A Common Stock. Dividends on the Class A Common Stock--Series DT shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, equal to the full amount of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, on the Class A Common Stock--Series DT payable in shares of FON Stock or PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of FON Stock or PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of FON Stock or PCS Stock, respectively.

   5.1.21. The holders of shares of Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

                                      8-19

   5.1.22. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

   5.1.23. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.24. The holders of shares of Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or

                                      8-20
exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

   5.1.25. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

   5.1.26. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.1.27. The holders of shares of Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group only). Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of

                                      8-21
any cash dividend paid on shares of Class A Common Stock--Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock--Series DT on a Per Class A FON Share Basis) payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

   5.1.28. The holders of shares of Series 2 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group only). Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Class A Common Stock--Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock--Series DT on a Per Class A FON Share Basis) payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

   5.1.29. The holders of shares of Series 3 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group only). Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Class A Common Stock--Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock--Series DT on a Per Class A FON Share Basis) payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively,

                                      8-22
or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

   5.1.30. The holders of shares of Series 1 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock--Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only). Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock--Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock-- Series DT on a Per Class A PCS Share Basis) payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

   5.1.31. The holders of shares of Series 2 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock--Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only). Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock--Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock--Series DT on a Per Class A PCS Share Basis) payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

   5.1.32. The holders of shares of Series 3 PCS Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this
Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock--Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only). Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-- Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock--Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock--Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock--

                                      8-23

Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock-- Series DT on a Per Class A PCS Share Basis) payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

   5.2. Separate Declaration of Dividends. The Board of Directors, in accordance with the applicable provisions of Section 5.1, may at any time declare and pay dividends (i) exclusively on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), (ii) exclusively on the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis) or (iii) on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), on the one hand, and the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis), on the other, in equal or unequal per share amounts, notwithstanding the amount of dividends previously declared on each class or series of stock, the respective voting or liquidation rights of each class or series of stock or any other factor.

   5.3 Share Distributions. Subject to ARTICLE SIXTH, Section 5 and except as permitted by ARTICLE SIXTH, Sections 7.1 and 7.2, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows:

   (A) dividends or distributions of shares of (i) Series 1 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 FON Stock), (ii) Series 2 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for Shares of Series 2 FON Stock) and (iii) Series 3 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 FON Stock) on shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and (iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, as well as on Preferred Stock attributed to the Sprint FON Group exclusively in accordance with ARTICLE SIXTH, Section 13;

   (B) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and (iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS Stock) on shares of (i) Series 1 PCS Stock, (ii) Series 2 PCS Stock and (iii) Series 3 PCS Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), respectively, and Preferred Stock attributed to the PCS Group exclusively in accordance with ARTICLE SIXTH, Section 13;

   (C) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and (iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS Stock) on (x) shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and
(iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, or (y) shares of FON Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution, plus (2)

                                      8-24
the number of shares of PCS Stock issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued or any other outstanding Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13; and

   (D) dividends or distributions of shares of PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) on shares of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution plus (2) the number of shares of PCS Stock issuable upon conversion, exchange or exercise of any Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13.

   For purposes of this Section 5.3, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for FON Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) or PCS Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

   Section 6. No Dilution or Impairment; Certain Tender Offers.

   (a) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (b) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

                                      8-25

   (c) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (d) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (e) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (f) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (g) No adjustment to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group (other than with respect to any adjustments resulting from issuances made in accordance with ARTICLE SIXTH, Section 1.2) shall be effected directly or indirectly unless at the same time

                                      8-26
the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group is adjusted on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, so that the holders of the Old Class A Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Class A Common Stock--Series DT on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, as were represented by the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group as calculated immediately prior to such adjustment and (ii) maintain all of the rights associated with the Old Class A Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent, on a Per Class A FON Share Basis or Per Class A PCS Share Basis, to those payable in respect of shares of Class A Common Stock--Series DT, subject to the limitations, restrictions and conditions on such rights contained herein.

   (h) No adjustment to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group (other than with respect to any adjustments resulting from issuances made in accordance with ARTICLE SIXTH, Section 1.2) shall be effected directly or indirectly unless at the same time the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group is adjusted on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, so that the holders of the Class A Common Stock--Series DT (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Old Class A Common Stock on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, as were represented by the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group as calculated immediately prior to such adjustment and (ii) maintain all of the rights associated with the Class A--Series DT Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent, on a Per Class A FON Share Basis or Per Class A PCS Share Basis, to those payable in respect of shares of Old Class A Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (i) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (j) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on a equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 1 PCS Stock

                                      8-27
outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (k) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (l) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (m) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

   (n) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

                                      8-28

   (o) Without limiting the generality of the foregoing paragraphs (a) through
(n), in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Non-Class A Common Stock) or any reclassification of the Non-Class A Common Stock into any other form of capital stock of this Corporation, whether in whole or in part, each Class A Holder shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock held by it into the kind and amount of shares of stock and other securities and property which such Class A Holder would have been entitled to receive upon such consolidation, merger, or reclassification if such Class A Holder had (I) converted its shares of Series 3 FON Stock or Series 3 PCS Stock into Series 1 FON Stock or Series 1 PCS Stock, respectively, or (II) received shares of Series 3 FON Stock or Series 3 PCS Stock in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group or the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, respectively, represented by such Class A Common Stock immediately prior to such merger, consolidation or reclassification and converted such shares in accordance with clause (I). This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Non-Class A Common Stock unless it delivers to the Class A Holders written notice of its intent to take such action at least ten Business Days before taking such action.

   (p) Without limiting the generality of the foregoing, in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Series 1 FON Stock or Series 1 PCS Stock) or any reclassification of the Series 1 FON Stock or Series 1 PCS Stock into any other form of capital stock of this Corporation, whether in whole or in part, each holder of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, or reclassification if such holder had converted its shares of Series 2 FON Stock or Series 2 PCS Stock into Series 1 FON Stock or Series 1 PCS Stock, respectively, immediately prior to such merger, consolidation or reclassification. This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Series 1 FON Stock or Series 1 PCS Stock unless it delivers to the holders of Series 2 FON Stock and Series 2 PCS Stock written notice of its intent to take such action at least ten Business Days before taking such action.

   (q) Exclusionary Tender Offers. If the Board of Directors shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of this Corporation representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the holders of Series 2 PCS Stock to sell an equal or greater percentage of their shares as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, then each holder of Series 2 PCS Stock shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting conversion of certain shares of Series 2 PCS Stock designated by such holder of Series 2 PCS Stock into Series 1 PCS Stock, upon which delivery each share of Series 2 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock, provided that (i) unless the Series 2 PCS Stock shall have otherwise been converted into Series 1 PCS Stock pursuant to ARTICLE SIXTH, Section 7.5 upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each holder of Series 2 PCS Stock of a notice that such transaction has been abandoned, each share of Series 1 PCS Stock held by a holder of Series 2 PCS Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 PCS Stock, and (ii) only those shares of Series 2 PCS Stock related to shares of Series 1 PCS Stock

                                      8-29
that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 PCS Stock, pursuant to this subparagraph (q) and the Series 2 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 PCS Stock, provided, that if the Series 2 PCS Stock has been converted into or redeemed for Series 2 FON Stock pursuant to ARTICLE SIXTH, Section 7, then the terms "Series 2 FON Stock" and "Series 1 FON Stock" shall be deemed to replace the terms "Series 2 PCS Stock" and "Series 1 PCS Stock," respectively, in this subparagraph (q).

   (r) Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on November 23, 1998 in Rule 13e-4 under the Exchange Act) with respect to the Series 1 PCS Stock or the Series 1 FON Stock unless (i) such tender offer provides for the participation of the holders of Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other hand, on an equal basis with the Series 1 PCS Stock or the Series 1 FON Stock, respectively, and (ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 PCS Stock, Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 1 FON Stock, Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other, in proportion to the number of shares of each such class and series tendered; provided that the terms of this subparagraph (r) shall not prevent the Corporation from administering in good faith an "odd-lot" program in connection with such issuer tender offer and shall not apply to customary acquisitions of Corporation Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

   Section 7. Conversion or Redemption of PCS Stock. Except as otherwise provided in Sections 2.2, 6(q) and 8.5, shares of PCS Stock are (i) subject to conversion or redemption, as the case may be, upon the terms provided in this
Section 7 with respect to each class and (ii) otherwise not subject to conversion or redemption.

   7.1. Conversion or Redemption of PCS Stock.

   (A) If the Corporation and/or its subsidiaries makes a Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets attributed to the PCS Group to one or more persons or entities (other than (w) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to stockholders pursuant to Section 4, (x) the redemption of the PCS Stock for the stock of the PCS Group Subsidiary pursuant to Section 7.2, (y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) pursuant to a Related Business Transaction), then the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "PCS Group Disposition Date"), either (I) pay a dividend on the PCS Stock or (II) redeem some or all of the PCS Stock or convert PCS Stock into Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, as applicable (or another class or series of common stock of the Corporation), in accordance with the following subparagraphs (1) and (2) of this paragraph (A) and, to the extent applicable, in accordance with Section 7.4, as the Board of Directors shall have selected among such alternatives:

   (1) provided that there are funds of the Corporation legally available therefor:

   (a) pay to the holders of the shares of PCS Stock a dividend, as the Board of Directors shall have declared in accordance with Section 5.1 of ARTICLE SIXTH, in cash and/or in securities (other than a dividend of Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

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   (b) (i) subject to the last sentence of this paragraph (A), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(C) all outstanding shares of PCS Stock in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the same)); or

   (ii) subject to the last sentence of this paragraph (A), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by
Section 7.4(D) the number of whole shares of PCS Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth Trading Day immediately succeeding the PCS Group Disposition Date closest to the product of the Outstanding PCS Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the PCS Group Disposition Date of the Net Proceeds of such Disposition, in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value in the aggregate equal to such product (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the
same)); or

   (2) convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock as of the Conversion Date provided by Section 7.4(E) into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by
Section 7.4(E)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Series 1 PCS Stock over the period of ten consecutive Trading Days beginning on the sixteenth Trading Day following the PCS Group Disposition Date to the average Market Value of one share of Series 1 FON Stock (or such other class or series of common stock) over the same ten Trading Day period.

   Notwithstanding the foregoing provisions of this paragraph (A), the Corporation may redeem PCS Stock as provided by subparagraph (1)(b)(i) or
(1)(b)(ii) of this paragraph (A) only if the amount to be paid in redemption of such stock (and the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group in accordance with ARTICLE SIXTH, Section 7.1(B)) is less than or equal to the sum of (i) the amount available for the payment of dividends on such shares to be redeemed in accordance with Section 5 of ARTICLE SIXTH measured as of the Redemption Date and (ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the Redemption Date.

   (B) For purposes of this Section 7.1:

   (1) as of any date, "substantially all of the properties and assets" attributed to the PCS Group means a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the PCS Group as of such date;

   (2) in the case of a Disposition of the properties and assets attributed to the PCS Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions;

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   (3) the Board of Directors may pay any dividend or redemption price referred to in Section 7.1(A) in cash, securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property, regardless of the form or nature of the proceeds of the Disposition; provided that if such payment is made in Voting Securities (other than Corporation Common Stock or other common equity securities of the Corporation) of the Corporation or another entity, holders of Series 2 PCS Stock shall receive Voting Securities with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock;

   (4) if the Corporation pays a dividend to the holders of shares of PCS Stock in accordance with Section 7.1(A)(1)(a), then the Corporation will pay a dividend equivalent on a Per Class A PCS Share Basis to the holders of Class A Common Stock;

   (5) if the Corporation redeems all outstanding shares of PCS Stock in accordance with Section 7.1(A)(1)(b)(i), then the Corporation will pay an aggregate amount to the holders of Old Class A Common Stock and Class A Common Stock--Series DT equivalent on a Per Class A PCS Share Basis to the per share redemption amount paid in accordance with Section 7.1(A)(1)(b)(i) in respect of the total Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively;

   (6) if the Corporation redeems shares of PCS Stock in accordance with
Section 7.1(A)(1)(b)(ii), then the Corporation will pay to the holders of Old Class A Common Stock and Class A Common Stock--Series DT an amount in accordance with subparagraph (5) immediately above but only in respect of the same proportion of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, as the PCS Stock redeemed in accordance with Section 7.1(A)(7)(b)(ii); and

   (7) if the Corporation converts shares of PCS Stock in accordance with
Section 7.1(A)(2), then (i) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will convert into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and (ii) the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The PCS Group will convert into a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest in the FON Group, each such conversion to be on the same basis as set forth in Section 7.1(A)(2).

   (C) If the payment of the dividend or the redemption price with respect to the PCS Stock provided for by Section 7.1(A)(1) occurs prior to November 23, 2001, then the Board of Directors may convert each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock remaining outstanding, but only as of a Conversion Date (determined as provided by Section 7.4(E) hereof) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by
Section 7.4(E)) equal to 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 7.4(E); provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, respectively.

   (D) At any time following November 23, 2001, the Board of Directors may convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock, as of the Conversion Date provided by Section 7.4(E), into the number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON

                                      8-32

Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by Section 7.4(E)) equal to, on the Conversion Date, (i) if following November 23, 2001 but prior to November 23, 2002, 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(E), or (ii) if on or after November 23, 2002, at such conversion ratio (if any) as the Board of Directors determines to be fair to holders of the PCS Stock, taken as a separate class, and holders of FON Stock, taken as a separate class, provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, respectively.

   7.2. Redemption of PCS Stock for Subsidiary Stock. At any time the Board of Directors may redeem all of the outstanding shares of PCS Stock, on a Redemption Date of which notice is delivered in accordance with Section 7.4(F), in exchange for the number of shares of common stock of one or more wholly-owned subsidiaries of the Corporation (collectively, the "PCS Group Subsidiary") that collectively hold directly or indirectly all of the assets and liabilities attributed to the PCS Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) equal to the product of the Outstanding PCS Fraction and the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such exchange of shares (including any shares of such PCS Group Subsidiary which will be retained by the Corporation in respect of the FON Group Intergroup Interest Fraction), such PCS Group Subsidiary shares to be delivered to the holders of shares of PCS Stock on the Redemption Date and to be divided among the holders of PCS Stock pro rata in accordance with the number of shares of PCS Stock held by each on such Redemption Date, each of which shares of common stock of such PCS Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; provided, however, that

   (i) no such redemption pursuant to this Section 7.2 may occur prior to November 23, 2000 unless such redemption is approved by the affirmative vote of the holders of a majority of shares of PCS Stock and Class A Common Stock, voting together as a single class in accordance with ARTICLE SIXTH, Section 3.2(d),

   (ii) holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock and

   (iii) on such Redemption Date, the holders of Old Class A Common Stock and Class A Common Stock--Series DT will receive the number of shares of the PCS Group Subsidiary equal to the product of (A) the Old Class A PCS Interest Fraction, in the case of the holders of the Old Class A Common Stock, and the Class A--Series DT PCS Interest Fraction, in the case of holders of Class A Common Stock--Series DT and (B) the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such issuance of shares;

and provided further, that no such redemption pursuant to this Section 7.2 may occur unless (i) the redemption is tax-free to the holders of PCS Stock or (ii) such other arrangement exists for the benefit of the holders of PCS Stock redeemed such that, net of all taxes related to such redemption and to such other arrangement itself which are realized by such stockholders, such stockholders will be in a position that is substantially equivalent economically to the position such stockholders would be in after a tax-free distribution described in the immediately preceding clause (i).

   7.3. Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of any class or series of PCS Stock are converted or redeemed, any share of such class or

                                      8-33
series of PCS Stock that is issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

   (A) if the shares of such class or series of PCS Stock outstanding on such Conversion Date were converted into shares of another class or series of Corporation Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (A)(2) or paragraph (C) or (D) of
Section 7.1, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class or series of PCS Stock issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

   (B) if the shares of such class or series of PCS Stock outstanding on such Redemption Date were redeemed pursuant to Section 7.1(A)(1)(b) or Section 7.2, be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class or series of PCS Stock issued upon such conversion, exchange or exercise.

   The provisions of this Section 7.3 shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class or series of PCS Stock are otherwise made pursuant to the provisions of such Convertible Securities.

   7.4. Notice and Other Provisions.

   (A) Not later than the tenth Trading Day following the consummation of a Disposition referred to in Section 7.1(A), the Corporation shall announce publicly by press release (1) the Net Proceeds of such Disposition, (2) the number of shares outstanding of the PCS Stock, (3) the number of shares of PCS Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A--Series DT Interest Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in
Section 7.1(A) it has irrevocably determined to take in respect of such Disposition.

   (B) If the Corporation determines to pay a dividend on shares of PCS Stock pursuant to Section 7.1(A)(1)(a), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to each holder of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (2) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property to be paid as such dividend in respect of the outstanding shares of PCS Stock, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A--Series DT Interest Fraction on the date of such notice, (6) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

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   (C) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition,
(5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A--Series DT Interest Fraction on the date of such notice, (6) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that, except as otherwise provided by paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

   (D) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(ii), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made, on which shares of PCS Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A--Series DT Interest Fraction on the date of such notice, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of PCS Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of PCS Stock to be redeemed setting forth (1) the number of shares of PCS Stock held by such holder to be redeemed, (2) a statement that

                                      8-35
such shares of PCS Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of PCS Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph
(I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

   (E) If the Corporation determines to convert the PCS Stock pursuant to
Section 7.1(A)(2), Section 7.1(C) or Section 7.1(D), as the case may be, the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of PCS Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of PCS Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, (5) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to paragraph (I) of this
Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

   (F) If the Corporation determines to redeem shares of PCS Stock pursuant to
Section 7.2, the Corporation shall cause notice to be given to each holder of shares of PCS Stock to be redeemed, and to each holder of Class A Common Stock and Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of the PCS Group Subsidiary,
(2) the Redemption Date, (3) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A--Series DT Interest Fraction on the date of such notice, (4) the place or places where certificates for shares of PCS Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the PCS Group Subsidiaries, (5) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or

                                      8-36
exercise price thereof and (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of the PCS Group Subsidiary upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation. If any shares of Series 2 PCS Stock or Series 3 PCS Stock are outstanding immediately prior to the Redemption Date, then the notice provided to each holder of Series 2 PCS Stock or Series 3 PCS Stock, as the case may be, pursuant to this Section 7.4(F) will also indicate that such holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent to such shares received by holders of Series 1 PCS Stock.

   (G) If less than all of the outstanding shares of PCS Stock are to be redeemed pursuant to Section 7.1(A)(1), then the shares to be redeemed by the Corporation shall be selected from among the holders of shares of PCS Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among each class or series of PCS Stock (including pro rata among all holders of Series 2 PCS Stock and Series 3 PCS Stock) or, if Series 2 PCS Stock is no longer outstanding, by lot or such other method as may be determined by the Board of Directors of the Corporation to be equitable.

   (H) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of PCS Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 7. If more than one share of PCS Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of PCS Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence only, "Fair Value" of any fractional share means (A) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

   (I) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of PCS Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of PCS Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of PCS Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

   (J) Before any holder of PCS Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such shares of PCS Stock pursuant to this Section 7, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of PCS Stock deliver to the person for whose account such shares of PCS Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other

                                      8-37
securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by
Section 7.4(H), in each case without interest. If less than all of the shares of PCS Stock represented by any one certificate are to be redeemed or converted, then the Corporation shall issue and deliver a new certificate for the shares of PCS Stock not redeemed.

   (K) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of PCS Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of PCS Stock as required by Section 7.4(J), to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by Section 7.4(H) and rights to dividends as provided in Section 7.4(I), in each case without interest. Subject to the next sentence, any holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of PCS Stock shall not be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which PCS Stock was converted or redeemed until the surrender as required by this Section 7 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for PCS Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of PCS Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

   (L) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of PCS Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of PCS Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

   (M) Neither the failure to mail any notice required by this Section 7.4 to any particular holder of PCS Stock or of Convertible Securities nor any defect therein shall affect the sufficiency of any notice given to any other holder of outstanding shares of PCS Stock or of Convertible Securities or the validity of any such conversion or redemption.

   (N) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 7 as the Board of Directors shall determine to be appropriate.

   (O) If notices to Class A Holders are made pursuant to this Section 7, then the Corporation will make such notices in compliance with the provisions of
Section 11 of ARTICLE SIXTH as well as with the provisions of this Section 7.

   7.5 Automatic Conversion of Series 2 PCS Stock and Series 2 FON Stock.

   (a) Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, is below one percent of the outstanding Voting Power of the Corporation for more than 90 consecutive

                                      8-38
days, then (i) the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH, Section 11, of the date on which such conversion will occur as soon as practicable following the date on which such 90-day period ends (the "Conversion Trigger Date") but in no event later than ten Business Days after the Conversion Trigger Date and (ii) each outstanding share of Series 2 PCS Stock or Series 2 FON Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, such conversion to take place on the 90th day following the Conversion Trigger Date.

   (b) Certain Transfers. Upon any Transfer of shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, as of the date of such Transfer.

   (c) Notice of Automatic Conversion; Exchange of Stock Certificates; Effect of Automatic Conversion of All Series 2 PCS Stock, etc.

   (i) In addition to the notice required in Section 7.5(a), as soon as practicable after a conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7, the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH, Section 11, of the number of shares so converted and the date on which such conversion occurred.

   (ii) Immediately upon the conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7 (such shares so converted hereinafter referred to as the "Converted Series Shares"), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 PCS Stock or Series 1 FON Stock, as the case may be, issuable upon such conversion (the "Newly Issued Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the "Series Conversion Time") and unpaid as of the Series Conversion Time. If the stock transfer books of this Corporation shall be closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

   (iii) As promptly as practicable after the Series Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Series Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.5.

   (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7.5, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

   (v) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 PCS Stock, authorized but unissued Series 1 FON Stock, issued Series 1 PCS Stock held in its treasury and issued Series 1 FON Stock held in its treasury, for the purpose of effecting the conversion of

                                      8-39
the Series 2 PCS Stock or Series 2 FON Stock, as the case may be, contemplated hereby, the full number of shares of Series 1 PCS Stock and Series 1 FON Stock then deliverable upon the conversion of all outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, and the full number of shares of Series 2 PCS Stock the Cable Holders are permitted to acquire under the Restructuring Agreement and the Cable Holder Standstill Agreements.

   (d) Temporary Voting Power Adjustment for Class A Holders. If any conversions of shares of Series 2 PCS Stock or Series 2 FON Stock into shares of Series 1 PCS Stock or Series 1 FON Stock, respectively, pursuant to this
Section 7.5, or any increases in the per share vote of other Voting Securities of the Corporation upon a Transfer of such Voting Securities, occur on or after the tenth Trading Day preceding a record date for purposes of determining the stockholders entitled to vote or to receive the payment of a dividend, then the per share vote of the Class A Stock determined in accordance with ARTICLE SIXTH, Section 3.2 shall be increased such that the aggregate Percentage Ownership Interest of each Class A Holder, including with respect to Series 3 FON Stock and Series 3 PCS Stock (or stock converting into Series 3 FON Stock and Series 3 PCS Stock pursuant to ARTICLE SIXTH, Section 8.5(i)) acquired prior to such record date, shall not be diluted as a result of such conversions until 12:01 a.m. on the day immediately following the date of such stockholder meeting or the dividend payment date, respectively.

   Section 8. Provisions Relating to Class A Stock.

   8.1. Rights and Privileges. Except as otherwise set forth in these Articles of Incorporation, at all times (i) the holders of Series 3 FON Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock, (ii) the holders of Series 3 PCS Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 PCS Stock, and (iii) the holders of Class A Common Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock and Series 1 PCS Stock to the extent such Class A Common Stock represents, at such time, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, in all such cases without any limitations, prohibitions, restrictions or qualifications whatsoever, and such holders shall be entitled to such other rights and privileges as are expressly set forth in these Articles of Incorporation; provided that a holder of shares of Class A Common Stock shall not have any rights or privileges under these Articles of Incorporation or the General Corporation Code of Kansas, as amended, or otherwise (whether in connection with the voluntary or involuntary liquidation, dissolution or winding up of this Corporation, in connection with the declaration and/or payment of dividends, with respect to redemptions of such shares or in connection with any other distributions by the Corporation of any character on the Corporation Common Stock or otherwise) in respect of such shares except such rights and privileges that such holder would have had if all Shares Issuable With Respect To The Class A Equity Interest In The FON Group and all Shares Issuable With Respect To The Class A Equity Interest In The PCS Group had been issued and all shares of Class A Common Stock had been redeemed pursuant to ARTICLE SIXTH, Section 1.2(c) or 1.2(d), as applicable.

   8.2. Certain Agreements. Except as otherwise provided in Section 8.3 of ARTICLE SIXTH, for so long as any shares of Class A Stock are outstanding:

   (i) if any merger or other business combination involving this Corporation results directly or indirectly in a Change of Control, then unless this Corporation survives as the parent entity, the surviving corporation will expressly assume all of this Corporation's obligations in respect of the Registration Rights Agreement and this Section 8.2; and

   (ii) if any merger or other business combination involving this Corporation occurs that does not result directly or indirectly in a Change of Control, then unless this Corporation survives as the parent entity, the surviving corporation will expressly assume all of this Corporation's obligations in respect of the rights of the Class A Holders granted pursuant to these Articles of Incorporation, the Stockholders' Agreement, the FT/DT Restructuring Agreement and the Registration Rights Agreement.

                                      8-40

   8.3. Conversion of Shares. (a) Unauthorized Transfers; Automatic Conversions. Upon any Transfer of shares of Class A Stock (other than a Transfer to a Qualified Subsidiary, to a Qualified Stock Purchaser or to FT or DT, in each case which Transfer is effected in accordance with the provisions of Article II of the Stockholders' Agreement), or upon delivery of a written notice, provided by a Class A Holder with respect to such holder's shares of Class A Stock, to Sprint in accordance with the notice delivery requirements as set forth in ARTICLE SIXTH, Section 11,

   (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, so Transferred, or identified in such notice, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

   (B) (i) the Old Class A Common Stock, to the extent so Transferred, or identified in such notice, shall be adjusted as provided in, and with the same effect as provided in, ARTICLE SIXTH, Sections 1.2(c) and 1.2(e), except that in such case only Series 1 PCS Stock and Series 1 FON Stock shall be issued; and

   (ii) the Class A Common Stock--Series DT, to the extent so Transferred, or identified in such notice, shall be adjusted as provided in, and with the same effect as provided in, ARTICLE SIXTH, Sections 1.2(d) and 1.2(e), except that in such case only Series 1 PCS Stock and Series 1 FON Stock shall be issued;

as of the date of such Transfer or delivery of such notice, provided that no conversion of Class A Stock pursuant to this Section 8.3(a) shall be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of Section 8.3(c) of ARTICLE SIXTH.

   (b) Material Breach of Investment Documents. (i) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and (B) all (i) outstanding shares of Old Class A Common Stock Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock--Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock--Series DT, if:

   (v) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

   (w) [deleted];

   (x) FT, DT or any Qualified Subsidiary breaches any of the provisions of
Article 2 (other than Section 2.1(b)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement;

   (y) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case in a Control Context, or otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement; or

                                      8-41

   (z) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or
3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case other than in a Control Context;

provided that, with respect to an alleged breach of the type described in clauses (v), (x), (y) or (z) above, the Class A Holder(s) alleged to have taken the actions causing such breach (the "Breaching Holders") shall deliver a notice

   (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Stock shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be;

   (II) in accordance with clauses (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Stock shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or

   (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case

   (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

   (B) all (i) outstanding shares of Old Class A Common Stock Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-- Series DT Beneficially Owned by a Breaching Holder shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-- Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock--Series DT, upon delivery of such notice; and

provided, further, that if the Breaching Holders fail to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, they shall be deemed to have taken the action described in clause (III) above.

   (ii) For any alleged breach of the type described in clauses (x) or (z) of clause (i) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (ii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

   (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clause (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

                                      8-42

   (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

   (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner;

   (III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Non-Class A Common Stock or Class A Stock, as the case may be, as is necessary to return the Breaching Holder to the ownership level permitted by the Standstill Agreement or a Qualified Subsidiary Standstill Agreement, as the case may be, at a price equal to the lower of (A) the Market Price for such shares at the time of such redemption and (B) the price paid by the Breaching Holders for such shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

   (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

   (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to the Class A Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder.

   (iii) For any alleged breach of the type described in clause (i)(v) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

   (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

   (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

   (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner; and

   (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

   (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to the Class A Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

                                      8-43

   (iv) For any alleged breach of the type described in clause (i)(y) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to the Class A Holders under this Section 8.3 shall, with respect to the Breaching Holder only, be suspended and may not be exercised by the Breaching Holder; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

   (v) For purposes of this Section 8.3(b), an alleged breach shall be deemed to have occurred in a "Control Context" if the action or actions alleged to have given rise to such breach were taken in the context of efforts by any Class A Holder or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

   (vi) No conversion pursuant to this Section 8.3(b) shall be considered an acquisition for purposes of Section 8.3(c) of ARTICLE SIXTH.

   (c) Conversion into Class A Stock. Until the conversion of all of the shares of Class A Stock pursuant to this Section 8.3, (x) each share of Series 1 FON Stock or Series 2 FON Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 FON Stock at the date of such acquisition and (y) each share of Series 1 PCS Stock or Series 2 PCS Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 PCS Stock at the date of such acquisition.

   (d) Notice of Conversion; Exchange of Stock Certificates; Effect of Conversion of all Class A Stock. (i) Immediately upon the conversion of shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock into shares of Series 1 FON Stock, Series 1 PCS Stock and, as applicable, shares of both Series 1 FON Stock and Series 1 PCS Stock, respectively, or upon the conversion of shares of Series 1 FON Stock and Series 2 FON Stock or Series 2 PCS Stock and Series 1 PCS Stock into shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, and in each case pursuant to this Section 8.3 (the shares of Class A Common Stock, Series 3 FON Stock, Series 3 PCS Stock, Series 1 FON Stock, Series 2 FON Stock, Series 2 PCS Stock or Series 1 PCS Stock so converted hereinafter referred to as the "Converted Shares"), the rights of the holders of such Converted Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock or Series 3 PCS Stock, as the case may be, issuable upon such conversion (the "New Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Shares as of a record date preceding the time the Converted Shares were converted (the "Conversion Time") and unpaid as of the Conversion Time, if such Persons were the record holders of the Converted Shares on such record date. If the stock transfer books of this Corporation shall be closed at the Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the New Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

   (ii) As promptly as practicable after the Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable New Shares into which the Converted Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 8.3.

   (iii) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of New Shares upon the conversion of Converted Shares pursuant to this Section 8.3, provided that this Corporation shall not be required to pay any tax which

                                      8-44
may be payable in respect of any registration of Transfer involved in the issue or delivery of New Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

   (iv) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, for the purpose of effecting the conversion of the Series 3 FON Stock, Series 1 FON Stock, Series 2 FON Stock, Series 3 PCS Stock, Series 2 PCS Stock, Series 1 PCS Stock and Class A Common Stock contemplated hereby, the full number of shares of Series 1 FON Stock or Series 1 PCS Stock then deliverable upon the conversion of all outstanding shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock, and the full number of shares of Series 3 FON Stock and Series 3 PCS Stock that would be deliverable upon conversion of all of the shares of Series 1 FON Stock, Series 1 PCS Stock, Series 2 FON Stock and Series 2 PCS Stock the Class A Holders are permitted to acquire hereunder and under the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement and the Standstill Agreement.

   (v) Following conversion of all outstanding shares of Class A Stock into shares of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, pursuant to this Section 8.3, this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Stock.

   (e) Class A Stock Held by Qualified Stock Purchasers. (i) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by a Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, if:

   (v) such Qualified Stock Purchaser breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

   (w) [deleted];

   (x) such Qualified Stock Purchaser breaches any of the provisions of Article 2 of the Qualified Stock Purchaser Standstill Agreement;

   (y) such Qualified Stock Purchaser breaches any of the provisions of Section
3.1 or 3.2 of the Qualified Stock Purchaser Standstill Agreement in a Control Context, or such Qualified Stock Purchaser otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Qualified Stock Purchaser Standstill Agreement; or

   (z) such Qualified Stock Purchaser breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or Section 3.1(g)) or
3.2 of the Qualified Stock Purchaser Standstill Agreement, in each case other than in a Control Context;

provided, that such Qualified Stock Purchaser shall deliver a notice

   (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be;

   (II) in accordance with clauses (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or

                                      8-45

   (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by such Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively upon delivery of such notice; and

provided, further, that if such Qualified Stock Purchaser fails to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, it shall be deemed to have taken the action described in clause (III) above.

   (ii) For any alleged breach of the type described in clauses (x) or (z) of clause (i) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

   (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clause (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

   (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

   (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner;

   (III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Class A Stock as is necessary to return such Qualified Stock Purchaser to the ownership level permitted by the Qualified Stock Purchaser Standstill Agreement, at a price equal to the lower of (A) the Market Price for such Shares at the time of such redemption and (B) the price paid by such Qualified Stock Purchaser for such Shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

   (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

   (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to such Qualified Stock Purchaser under this Section 8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser.

   (iii) For any alleged breach of the type described in clause (i)(v) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

   (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

                                     8-46

   (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

   (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner; and

   (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

   (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause
(iii), the rights provided to such Qualified Stock Purchaser under this
Section 8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

   (iv) For any alleged breach of the type described in clause (i)(y) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to such Qualified Stock Purchaser under this Section 8.3 shall be suspended and may not be exercised by such Qualified Stock Purchaser and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

   (v) For purposes of this Section 8.3(e), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by such Qualified Stock Purchaser or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

   (vi) No conversion pursuant to this Section 8.3(e) shall be considered an acquisition for purposes of Section 8.3(c) of ARTICLE SIXTH.

   (f) Effect of Conversion. Upon the conversion of all of the shares of Class A Stock pursuant to this Section 8.3,

   (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, issued by this Corporation pursuant to the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement or these Articles of Incorporation shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

   (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock--Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1

                                     8-47

FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock--Series DT;

  provided that such conversion shall not be considered an acquisition of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, for purposes of
Section 8.3(c) of ARTICLE SIXTH.

   8.4. Class Voting. Except as otherwise provided by law, the Class A Holders shall not have, nor be entitled to, a class vote with respect to any matter to be voted on by the stockholders of this Corporation.

   8.5. Amendment of Class A Provisions; The Master Transfer Agreement. The Class A Provisions may be amended in any manner which would not materially alter or change the powers, preferences or rights of the holders of shares of Non-Class A Common Stock or Preferred Stock so as to affect such powers, preferences or rights adversely, by the Board of Directors of this Corporation with the affirmative vote of only the holders of at least two-thirds of the votes represented by the outstanding shares of Class A Stock, voting together as a single class, and without the affirmative vote of the holders of shares of the Non-Class A Common Stock or the Preferred Stock. Upon the retirement of shares of Class A Common Stock, (i) such shares shall not resume the status of authorized and unissued shares of that class, (ii) such shares shall not be reissued, and (iii) upon the execution, acknowledgment and filing of a certificate in accordance with Kan. Stat. Ann. (S) 17-6003 and (S) 17-6603 (or any successor provisions) stating that the reissuance of such shares is prohibited, identifying the shares and reciting their retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Class A Common Stock or if such retired shares constitute all of the authorized shares of such class, then the filing of such certificate shall have the effect of amending these Articles of Incorporation automatically so as to eliminate all references to such class of stock therefrom. Notwithstanding any other provision in these Articles of Incorporation, the transactions contemplated by the Master Transfer Agreement shall not constitute a Corporation Joint Venture Termination or an FT/DT Joint Venture Termination.

   Section 9. Application of the Provisions of ARTICLE SIXTH

   9.1. Certain Determinations of the Board of Directors. In addition to the determinations regarding Preferred Stock to be made by the Board of Directors as provided by Section 13.6, the Board of Directors shall make such determinations (i) with respect to the assets and liabilities to be attributed to the Business Groups (in accordance with the definitions of "PCS Group" and "Sprint FON Group" set forth in ARTICLE SIXTH, Section 10), (ii) with respect to the application of the provisions of this ARTICLE SIXTH to transactions to be engaged in by the Corporation and (iii) as may be or become necessary or appropriate to the exercise of the powers, preferences and relative, participating, optional and other special rights of the classes or series of Corporation Common Stock, including, without limiting the foregoing, the determinations referred to in the following paragraphs (A), (B), (C) and (D) of this Section 9.1. A record of any such determination shall be filed with the Secretary of the Corporation to be kept with the records of the actions of the Board of Directors.

   (A) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Sprint FON Group or the PCS Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Sprint FON Group or the PCS Group or that an interest therein shall be partly for the benefit of the Sprint FON Group and partly for the benefit of the PCS Group and, accordingly, shall be attributed to the Sprint FON Group or the PCS Group, or partly to each, in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" set forth in Section 10 of ARTICLE SIXTH.

   (B) Upon any issuance of any shares of PCS Stock at a time when the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is more than zero, the Board of Directors shall determine,

                                      8-48
based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of PCS Stock so issued should reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest and the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest shall be adjusted accordingly.

   (C) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock, if at the time such Convertible Securities are issued the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of PCS Stock pursuant thereto shall, in whole or in part, reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of the Sprint FON Group or the PCS Group and any other relevant factors.

   (D) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to the Sprint FON Group and some of such shares, other securities or debt obligations were attributed to the PCS Group, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Sprint FON Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the PCS Group and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to the Sprint FON Group or to the PCS Group.

   9.2. Sources of Dividends and Distributions; Uses of Proceeds of Share Issuances. Notwithstanding the attribution of properties or assets of the Corporation to the Sprint FON Group or the PCS Group as provided in the definitions of such terms in Section 10 of ARTICLE SIXTH, the Board of Directors (i) may cause dividends or distributions or other payments to the holders of any class of Corporation Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Business Group, subject, however, to any contrary term of any series of Preferred Stock fixed in accordance with Section 13 of ARTICLE SIXTH, and (ii) may cause the proceeds of issuance of any shares of Non-Class A Stock or Class A Stock or any class or series of Preferred Stock, to whichever Business Group attributed in accordance with Section 13 of ARTICLE SIXTH, to be used in the business of, and to be attributed to, either the Sprint FON Group or the PCS Group in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" in Section 10 of ARTICLE SIXTH.

   9.3. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 9, the provisions of Section 10 of ARTICLE SIXTH or any other provision of this ARTICLE SIXTH, at any time when there are not outstanding both (i) one or more shares of FON Stock (or Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or Convertible Securities convertible into or exchangeable or exercisable for FON Stock and
(ii) one or more shares of PCS Stock (or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) or Convertible Securities convertible into or exchangeable or exercisable for PCS Stock, the Board of Directors need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Sprint FON Group or the PCS Group, (B) make any determination required in connection therewith, or (C) make any of the determinations otherwise required by this ARTICLE SIXTH, and in such circumstances the holders of the shares of FON Stock or PCS Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Articles of Incorporation of the Corporation) be entitled to all the voting powers, preferences, optional or other special rights of such classes of Corporation Common Stock without differentiation between the FON Stock and the PCS Stock and any provision of this ARTICLE SIXTH to the contrary shall no longer be in effect or operative and the Board of Directors may cause the Articles of Incorporation of the Corporation to be amended as permitted by law to delete such provisions as are no longer operative or of further effect.

                                      8-49

   9.4. Emergency Use of Business Group Assets. Notwithstanding the foregoing provisions of this Section 9 or any other provision of ARTICLE SIXTH, the Board of Directors may transfer assets or properties from one Business Group to another on such other basis as the Board of Directors shall determine, consistent with its fiduciary duties to the Corporation and the holders of all classes and series of the Corporation's common stock, provided that the Board of Directors determines (i) that such transfer on such basis should be made to prevent or mitigate material adverse consequences that would fundamentally affect the transferee Business Group, (ii) that the benefit of such transfer on such basis to the transferee Business Group is to materially exceed any adverse effect of such transfer to the transferor Business Group, and (iii) that such transfer on such basis is in the best interest of the Corporation as a whole after giving fair consideration to the potentially divergent interests of the holders of the separate classes of Corporation Common Stock.

   9.5. Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 9 or otherwise in furtherance of the application of this ARTICLE SIXTH shall be final and binding on all stockholders.

   Section 10. Definitions. For purposes of ARTICLE FIFTH and ARTICLE SIXTH of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 10, a "contribution" or "transfer" of assets or properties from one Business Group to another refers to the reattribution of such assets or properties from the contributing or transferring Business Group to the other Business Group and correlative phrases have correlative meanings.

   "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Class A Holder or this Corporation unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and this Corporation does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and this Corporation shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

   "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

   "Applicable Law" has the meaning set forth in the Stockholders' Agreement.

   "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" means (a) in the case of FT, any Person occupying any of the positions listed on Schedule A to the Stockholders' Agreement and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B to the Stockholders' Agreement, provided, further, that, in each case, no Person occupying any such position described in clause (a) or (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Corporation.

   "Atlas" means the company formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

   "Average Trading Price" of a share of any class or series of capital stock of the Corporation on any day means the average Closing Price of such capital stock determined over the 20 Trading Days immediately

                                      8-50
preceding the date of such determination; provided that for purposes of this definition only, in determining the "Closing Price" of a share of any class or series of capital stock for such 20 Trading Day period, (i) the "Closing Price" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Closing Price" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

   (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to the FT/DT Restructuring Agreement and the Stockholders' Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

   (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

   (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that (i) Class A Stock, Non-Class A Common Stock and Preferred Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates, (ii) FON Stock and PCS Stock shall not be deemed to be Beneficially Owned by FT, DT or their Affiliates or Associates by virtue of the top up rights and standby commitments granted under the Purchase Rights Agreement (as defined in the FT/DT Restructuring Agreement) except to the extent that FT, DT or their Affiliates or Associates have (A) acquired shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement, or (B) become irrevocably committed to acquire, and the Cable Holders have become irrevocably committed to sell, shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement (with such Beneficial Ownership being determined on a full-voting basis), subject only to customary closing conditions, if any; (iii) FT, DT and their Affiliates and Associates shall not be deemed to Beneficially Own any incremental Voting Power resulting solely from the increase in Voting Power provided for by the application of ARTICLE SIXTH, Section 7.5(d) and (iv) prior to the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in ARTICLE SIXTH, Section 7.5(a)), a holder of Series 2 PCS Stock or Series 2 FON Stock shall not be deemed to beneficially own the shares of Series 1 PCS Stock or Series 1 FON Stock issuable upon conversion thereof.

   "Board of Directors" means the board of directors of this Corporation.

   "Business Day" means any day other than a day on which commercial banks in The City of New York, Paris, France, or Frankfurt am Main, Germany, are required or authorized by law to be closed.

                                      8-51

   "Business Group" means, as of any date, the Sprint FON Group or the PCS Group, as the case may be.

   "Bylaws" means the Bylaws of this Corporation as amended or supplemented from time to time.

   "Cable Holder" means any of

   (i) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation,

   (ii) any Affiliate of an entity identified in clause (i) of this definition,

   (iii) any successor (by operation of law or otherwise) of an entity identified in clauses (i) or (ii) of this definition so long as such successor remains an Affiliate of an entity identified in clause (i) or (ii),

   (iv) any entity controlled by two or more entities identified in clauses
(i) through (iii) of this definition or this clause (iv) even if such entity is not considered an Affiliate of any individual entity so identified and

   (v) for purposes of ARTICLE SIXTH, Section 7.5(b) only, with respect to any Transfer of shares of Series 2 PCS Stock, the transferee of such shares if (A) at the time of such Transfer, the transferor was a Cable Holder under any of the clauses (i) through (iv) of this definition, (B) after giving effect to such Transfer, the transferee was an Associate of the transferor, (C) immediately prior to such Transfer, the transferee was identified in writing by the transferor as a "Cable Holder" under this clause (v), and (D) the transferor and transferee satisfied the conditions set forth in Section 2.4 of the applicable Cable Holder Standstill Agreements.

   "Cable Holder Standstill Agreements" means the Standstill Agreements, dated as of May 26, 1998, entered into between this Corporation and each of certain Cable Holders, and any Standstill Agreements in the form thereof entered into from time to time between this Corporation and certain transferee Affiliates and Associates of such Cable Holders.

   "Cellular and Wireless Division" means the former Cellular and Wireless Communications Services Division of this Corporation.

   "Change of Control" means a:

   (a) decision by the Board of Directors to sell Control of this Corporation or not to oppose a third party tender offer for Voting Securities of this Corporation representing more than 35% of the Voting Power of this Corporation; or

   (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and provided, further, that any transaction between this Corporation and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

   "Class A Action" means action by the holders of a majority of the Votes represented by the Class A Stock taken by a vote at either a regular or special meeting of the stockholders of this Corporation or of the holders of the Class A Stock or by written consent delivered to the Secretary of this Corporation.

   "Class A Common Stock" means the Old Class A Common Stock and the Class A Common Stock--Series DT.

   "Class A Common Stock--Series DT" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

                                     8-52

   "Class A FON Shares" means, with respect to FT, shares of Series 3 FON Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, and, with respect to DT, shares of Series 3 FON Stock and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group.

   "Class A Holders" means (a) the holders of the Class A Stock, and (b) any Qualified Stock Purchaser who has executed with this Corporation a Qualified Stock Purchaser Assumption Agreement (as such term is defined in the Stockholders' Agreement), for so long as such Person holds Class A Stock.

   "Class A PCS Shares" means, with respect to FT, shares of Series 3 PCS Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and, with respect to DT, shares of Series 3 PCS Stock and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group.

   "Class A Provisions" means Section 5 (but only with respect to those provisions addressing the Class A Stock), Section 6 (but only with respect to those provisions addressing the Class A Stock), Section 8, Section 9 (but only with respect to those provisions addressing the Class A Stock), Section 10,
Section 11 and Section 12 of ARTICLE SIXTH.

   "Class A--Series DT FON Vote Per Share" means, on any date, a number equal to X/Y, where "X" equals the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and "Y" equals the aggregate number of outstanding shares of Class A Common Stock--Series DT.

   "Class A--Series DT PCS Interest Fraction," as of any date, means the fraction the numerator of which shall be the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group on such date.

   "Class A--Series DT PCS Vote Per Share" means, on any date, a number equal to (X/Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, "Y" equals the aggregate number of outstanding shares of Class A Common Stock--Series DT and "Z" equals, in the case of ARTICLE SIXTH, Section 3.2(d), one, and in all other cases, the applicable PCS Per Share Vote on such date.

   "Class A Stock" means the Class A Common Stock, the Series 3 FON Stock and the Series 3 PCS Stock.

   "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

                                     8-53

   "Committed Percentage" means, as to any Class A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be represented by the Voting Securities of this Corporation (a) owned of record by such Class A Holder or by its nominees; and (b) which such Class A Holder has committed to this Corporation to purchase pursuant to Article V of the Stockholders Agreement, by the sum of (i) the Voting Power of this Corporation, and (ii) the Votes to be represented by any Voting Securities of this Corporation such Class A Holder has committed to this Corporation to purchase from this Corporation pursuant to Article V of the Stockholders' Agreement.

   "Continuing Director" has the meaning set forth in the Fair Price
Provisions.

   "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

   "Control" means, with respect to a Person or Group, any of the following:

   (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

   (b) possession by such Person or Group of the power, directly or indirectly,
(i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

   "Conversion Date" means the date fixed by the Board of Directors as the effective date for the conversion of shares of PCS Stock into shares of FON Stock (and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group into Shares Issuable With Respect To The Class A Equity Interest In The FON Group) as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to
Section 7.4(E).

   "Conversion Time" has the meaning set forth in Section 8.5(j) of ARTICLE
SIXTH.

   "Converted Series Shares" has the meaning set forth in Section 7.5(c) of ARTICLE SIXTH.

   "Converted Shares" has the meaning set forth in Section 8.5(j) of ARTICLE SIXTH.

   "Converted Votes" means, on any particular day, (i) in the case of a share of Series 2 PCS Stock, the applicable PCS Per Share Vote a share of Series 1 PCS Stock would have had if the computation described in Section 3.2(a)(iii) had occurred on such day and (ii) in the case of a share of Series 2 FON Stock, one vote per share.

   "Convertible Securities" at any time means any securities of the Corporation or of any subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

   "Corporation Common Stock" means the Series 1 FON Stock, the Series 2 FON Stock, the Series 3 FON Stock, the Class A Common Stock, the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock.

   "Corporation Joint Venture Termination" means any of the following:

   (a) the sale of Venture Interests by a Sprint Party pursuant to Section 20.5(a) of the Joint Venture Agreement; or

                                      8-54

   (b) the receipt by the FT/DT Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the Sprint Parties.

   "Director" means a member of the Board of Directors.

   "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

   "DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

   "ESMR" means any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

   "Europe" means the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

   "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors.

   "Fair Price Condition" has the meaning set forth in Section 2.2 of ARTICLE SIXTH.

   "Fair Price Provisions" means ARTICLE SEVENTH of these Articles of Incorporation, and any successor provision thereto.

   "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

   "FCC" means the Federal Communications Commission.

   "FON Group Intergroup Interest Fraction" as of any date means a fraction the numerator of which is the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date and the denominator of which is the sum of (A) such Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (B) the aggregate number of shares of PCS Stock outstanding on such date, (iii) the

                                      8-55

Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group on such date. A statement setting forth the FON Group Intergroup Interest Fraction as of the record date for any dividend or distribution on the PCS Stock, as of the end of each fiscal quarter of the Corporation and as of any date otherwise required under these Articles of Incorporation or by the Board of Directors shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than fifteen Business Days after such date.

   "FON Preferred Stock" means Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13.

   "FON Stock" means the Series 1 FON Stock, the Series 2 FON Stock and the Series 3 FON Stock.

   "France" means the Republic of France, including French Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

   "FT" means France Telecom SA, a societe anonyme formed under the laws of France.

   "FT/DT Joint Venture Termination" means any of the following:

   (a) the sale of Venture Interests by an FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture Agreement; or

   (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the FT/DT Parties. "FT/DT Party" has the meaning set forth in the Joint Venture Agreement.

   "FT/DT Restructuring Agreement" means the Master Restructuring and Investment Agreement, dated as of May 26, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time.

   "Germany" means the Federal Republic of Germany.

   "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

   "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

   "Independent Director" means any member of the Board of Directors who (a) is not an officer or employee of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of this Corporation, or any Class A Holder, or any of their respective Subsidiaries,
(c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to this Corporation, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of this Corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to this Corporation, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses
(a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with this Corporation, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on

                                      8-56
an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date of the filing of these Articles of Incorporation who is not an executive officer of this Corporation shall be deemed to be an Independent Director hereunder.

   "Investment Agreement" means the Investment Agreement, dated as of July 31, 1995, among FT, DT and this Corporation (and all exhibits and schedules thereto), as amended or supplemented from time to time.

   "Investment Documents" means the FT/DT Restructuring Agreement and the Stockholders' Agreement.

   "Joint Venture" means the joint venture formed by FT, DT, this Corporation and Sprint Sub, as provided in the Joint Venture Agreement.

   "Joint Venture Agreement" means the Joint Venture Agreement, dated as of June 22, 1995 among FT, DT, Sprint Sub, and this Corporation, as amended or supplemented from time to time.

   "JV Entity" has the meaning set forth in the Joint Venture Agreement.

   "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

   "Lien Transfer" means the granting of any Lien on any Long Distance Asset, other than:

   (a) a Lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of such Long Distance Asset;

   (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and

   (c) Liens securing any other indebtedness for borrowed money, provided that
(i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of this Corporation, (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

   "Local Exchange Division" means the Local Communications Services Division of this Corporation.

   "Long Distance Assets" means:

   (a) the assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division;

                                     8-57

   (b) any assets acquired by this Corporation or any of its Subsidiaries following December 31, 1994 that are reflected in this Corporation's balance sheet as included in the Long Distance Division;

   (c) any assets of this Corporation or any of its Subsidiaries that are not reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by this Corporation or any of its Subsidiaries to, or reclassified by this Corporation or any of its Subsidiaries as part of, the Long Distance Division;

   (d) any assets acquired by this Corporation after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and

   (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by this Corporation or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by this Corporation or any of its Subsidiaries;

provided that the term "Long Distance Assets" shall not include (i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph (c) of this definition).

   "Long Distance Business" means all long distance telecommunications activities and services of this Corporation and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

   "Long Distance Division" means the Long Distance Communications Services Division of this Corporation.

   "Major Competitor" means (a) with respect to this Corporation, a Person that materially competes with a major portion of the telecommunications services business of this Corporation in North America, or a Person that has taken substantial steps to become such a Major Competitor and which this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America provided that this Corporation furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (b) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or this Corporation furnish in writing to the other two of them reasonable evidence of the occurrence of such steps.

   "Major Issuance" means any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of this Corporation with a number of Votes equal to or greater than 30 percent of the Voting Power of this Corporation immediately prior to such issuance.

   "Market Capitalization" means, with respect to this Corporation at any date, the sum of the average Market Price over the immediately preceding 20 Business Days of each share of outstanding capital stock of this Corporation, securities convertible into such capital stock and options, warrants or other rights to acquire such capital stock.

   "Market Price" means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to, (i) in the case of

                                      8-58
a share of Series 3 FON Stock or Series 2 FON Stock, as the case may be, the Market Price of a share of Series 1 FON Stock and (ii) in the case of a share of Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, the Market Price of a share of Series 1 PCS Stock. The Market Price of (x) any options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 FON Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock, as the case may be, and (y) any options, warrants, rights or other securities convertible into or exercisable for Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 PCS Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 PCS Stock or Series 2 PCS Stock, as the case may be.

   "Market Value" of a share of any class or series of capital stock of the Corporation on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the National Market tier of The Nasdaq Stock Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period,

   (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and

   (ii) the "Market Value" of any share of capital stock on any day prior to
(A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

   "Master Transfer Agreement" means the Master Transfer Agreement, dated as of January , 2000, between and among the Corporation, FT, DT and the other parties named therein.

   "Net Proceeds" means, as of any date with respect to any Disposition of any of the properties and assets attributed to the PCS Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for, (A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the Sprint FON Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to ARTICLE SIXTH, Section 7.1(A)(1)(a) or (b), (B) any transaction costs, including,

                                      8-59
without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to the PCS Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the PCS Group. For purposes of this definition, any properties and assets attributed to the PCS Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

   "Non-Class A Common Stock" means the Series 1 FON Stock, the Series 2 FON Stock, the Series 1 PCS Stock and the Series 2 PCS Stock.

   "Non-Long Distance Business" means (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the interests, assets, properties and businesses attributed to the PCS Group in accordance with this Section 10; (c) any activities or services primarily related to the provision of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of this Corporation or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by this Corporation or any of its Subsidiaries.

   "North America" means the current geographic area covered by the following countries: Canada, Mexico and the United States of America.

   "Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group" means, as of November 23, 1998, a number equal to the aggregate number of outstanding shares of Class A Common Stock--Series DT as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

   (A) adjusted, on an equivalent Per Class A FON Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the FON Stock or any reclassification of FON Stock; and

   (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 FON Stock or Series 3 FON Stock issued in accordance with ARTICLE SIXTH, Section 1.2(d) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(d)) and any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group pursuant to
Section 2.2 to the extent allocated to shares of Class A Common Stock--Series DT; and

   (C) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A FON Share Basis.

                                      8-60

   "Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group" means, as of November 23, 1998, a number (rounded up to the nearest whole share) equal to one-half of the aggregate number of outstanding shares of Class A Common Stock--Series DT as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

   (A) adjusted, on an equivalent Per Class A PCS Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any reclassification of PCS Stock; and

   (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the amount of any payment made to the holders of Class A Common Stock--Series DT pursuant to Section 7.1(B)(5) or Section 7.1(B)(6) divided by the corresponding redemption price per share of PCS Stock pursuant to Section 7.1(A)(1)(b)(i) or
Section 7.1(A)(1)(b)(ii), (2) any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group pursuant to Section 2.2 to the extent allocated to shares of Class A Common Stock--Series DT, (3) the amount necessary to reflect the conversion of some or all of this number into a Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group in accordance with Sections 7.1(B)(7), 7.1(C) and 7.1(D), and (4) the amount necessary to reflect the redemption thereof in exchange for the issuance of shares of common stock of the PCS Group Subsidiary in accordance with Section 7.2; and

   (C) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 PCS Stock or Series 3 PCS Stock issued by the Corporation in accordance with ARTICLE SIXTH,
Section 1.2(d) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(d)); and

   (D) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A PCS Share Basis.

   "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" means, as of November 23, 1998, a number equal to 220,000,000 less the sum of (i) the Number Of Shares Issuable With Respect To The Old Class A Common Equity Interest In The PCS Group, (ii) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, (iii) one-half of the number of shares of Common Stock, par value $2.50 per share, outstanding immediately prior to November 23, 1998, and (iv) one-half of the number of shares of Common Stock, par value $2.50 per share, held as treasury shares by the Corporation immediately prior to November 23, 1998; provided, however, that such number shall from time to time thereafter be:

   (A) adjusted, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any dividend or other distribution of shares of PCS Stock to holders of shares of PCS Stock or any reclassification of PCS Stock;

   (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the number of shares of PCS Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as determined by the Board of Directors pursuant to paragraph (C) of this definition) in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (2) the number of shares of PCS Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (3) the number of shares of PCS Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock and Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON

                                      8-61

Group) or shares of FON Preferred Stock, as the case may be, (4) the number of shares of PCS Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of FON Preferred Stock, as the case may be, (5) the quotient of (a) the aggregate Fair Value of any PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) issued by the Corporation as a dividend or other distribution (including in connection with any classification or exchange of shares) to holders of FON Stock, Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group), or shares of FON Preferred Stock, as the case may be, divided by (b) the Market Value of one share of PCS Stock as of the date of issuance of such PCS Preferred Stock (or Convertible Securities), or (6) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the PCS Group to the Sprint FON Group in consideration for a reduction in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest divided by (b) the Market Value of one share of PCS Stock as of the date of such transfer; and

   (C) increased by (1) the number of outstanding shares of PCS Stock repurchased by the Corporation for consideration that had been attributed to the Sprint FON Group, (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed to the Sprint FON Group that are contributed, by action of the Board of Directors, to the PCS Group in consideration of an increase in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, divided by (b) the Market Value of one share of PCS Stock as of the date of such contribution and (3) the number of shares of PCS Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Sprint FON Group";

provided, further, that the Board of Directors may make such subsequent changes to the calculations made pursuant to subparagraphs (A), (B) and (C) immediately above as may be required for purposes of accurately determining such number.

   "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group" means, as of November 23, 1998, a number equal to the aggregate number of outstanding shares of Old Class A Common Stock as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

   (A) adjusted, on an equivalent Per Class A FON Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the FON Stock or any reclassification of FON Stock; and

   (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of Shares of Series 1 FON Stock or Series 3 FON Stock issued in accordance with ARTICLE SIXTH, Section 1.2(c) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(c)) and any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group pursuant to
Section 2.2 to the extent allocated to shares of Old Class A Common Stock; and

   (C) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A FON Share Basis.

   "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group" means, as of November 23, 1998, a number (rounded up to the nearest whole share) equal to one-half of the

                                      8-62
aggregate number of outstanding shares of Old Class A Common Stock as of November 23, 1998; provided, however, that such number shall from time to time thereafter be:

   (A) adjusted, on an equivalent Per Class A PCS Share Basis, to reflect any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any reclassification of PCS Stock; and

   (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the amount of any payment made to the holders of Old Class A Common Stock pursuant to Section 7.1(B)(5) or Section 7.1(B)(6) divided by the corresponding redemption price per share of PCS Stock pursuant to Section 7.1(A)(1)(b)(i) or
Section 7.1(A)(1)(b)(ii), (2) any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group pursuant to Section 2.2 to the extent allocated to shares of Old Class A Common Stock, (3) the amount necessary to reflect the conversion of some or all of this number into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group in accordance with Sections 7.1(B)(7), 7.1(C) and 7.1(D), and (4) the amount necessary to reflect the redemption thereof in exchange for the issuance of shares of common stock of the PCS Group Subsidiary in accordance with Section 7.2; and

   (C) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 PCS Stock or Series 3 PCS Stock issued by the Corporation in accordance with ARTICLE SIXTH,
Section 1.2(c) or ARTICLE SIXTH, Section 8.3(a) (by virtue of reference to ARTICLE SIXTH, Section 1.2(c)); and

   (D) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A PCS Share Basis.

   "Old Class A Common Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Old Class A FON Vote Per Share" means, on any date, a number equal to X / Y, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock.

   "Old Class A PCS Interest Fraction," as of any date, means the fraction the numerator of which shall be the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and
(iv) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group on such date.

   "Old Class A PCS Vote Per Share" means, on any date, a number equal to (X / Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock and "Z" equals, in the case of ARTICLE SIXTH, Section 3.2(d), one, and in all other cases, the applicable PCS Per Share Vote on such date.

   "Optional Conversion Ratio" as of any date means the ratio of the Average Trading Price of a share of Series 1 PCS Stock to the Average Trading Price of a share of Series 1 FON Stock; provided, that such ratio would be determined over a 60-Trading Day period if the 20-Trading Day period normally used to determine the Average Trading Price is less than 90% of such ratio as determined over a 60-Trading Day period.

   "Outstanding PCS Fraction," as of any date, means the fraction the numerator of which shall be the number of shares of PCS Stock outstanding on such date and the denominator of which shall be the sum of

                                      8-63

(i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group on such date. A statement setting forth the Outstanding PCS Fraction as of the record date for the payment of any dividend or distribution on PCS Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than fifteen Business Days after such date.

   "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of
Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

   "PCS Group" means, as of any date from and after November 23, 1998:

   (A) the interest on such date of the Corporation and any of its subsidiaries in any of the following Persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) (the "PCS Group Companies") and the corresponding interests in their respective assets and liabilities and the businesses conducted by such entities: SWV Six, Inc.; SWV One, Inc.; SWV Two, Inc.; SWV Three, Inc.; SWV Four, Inc.; SWV Seven, Inc.; SWV Eight, Inc.; SWV One Telephony Partnership; SWV Two Telephony Partnership; SWV Three Telephony Partnership; Sprint Enterprises, L.P.; MinorCo, L.P.; Sprint Spectrum Holding Company, L.P.; American PCS, L.P.; Cox Communications PCS, L.P.; NewTelco, L.P.; Sprint Spectrum L.P.; American Personal Communications Holdings, Inc.; American PCS Communications, LLC; APC PCS, LLC; APC Realty and Equipment Company, LLC; Sprint Spectrum Finance Corporation; Sprint Spectrum Equipment Company, L.P.; Sprint Spectrum Realty Company, L.P.; WirelessCo, L.P.; SWV Five, Inc.; PhillieCo Partners I, L.P.; PhillieCo Partners II, L.P.; PhillieCo Sub, L.P.; PhillieCo., L.P.; PhillieCo Equipment & Realty Company, L.P.; SprintCom, Inc.; SprintCom Equipment Company L.P.; PCS Leasing Co., L.P.; Cox PCS Assets, L.L.C.; and Cox PCS License, L.L.C.;

   (B) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the PCS Group, whether or not such assets or liabilities are or were also assets or liabilities of any of the PCS Group Companies;

   (C) all properties and assets transferred to the PCS Group from the Sprint FON Group (other than a transaction pursuant to paragraph (D) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

   (D) all properties and assets transferred to the PCS Group from the Sprint FON Group in connection with an increase in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest; and

   (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the PCS Group, as determined by the Board of Directors as contemplated by Section 9.1(A) of ARTICLE SIXTH; provided that

   (1) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable In Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in clause (2) of this proviso), the PCS Group shall no longer include an amount of

                                      8-64
assets or properties previously attributed to the PCS Group of the same kind as so paid in such dividend or other distribution with respect of shares of PCS Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of PCS Stock declared multiplied by (b) a fraction the numerator of which is equal to the FON Group Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding PCS Fraction in effect on the record date for such dividend or distribution (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group"), and

   (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), there shall be excluded from the PCS Group an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock multiplied by the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the PCS Group shall be attributed to the Sprint FON Group) and, to the extent interest is or dividends are paid on the securities so distributed, the PCS Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the PCS Group deemed held by the Sprint FON Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group").

The Corporation may also, to the extent a dividend or distribution on the PCS Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for PCS Stock, cause such Convertible Securities as are deemed to be held by the Sprint FON Group in accordance with the third-to-last sentence of the definition of "Sprint FON Group" and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of the definition of "Sprint FON Group," in which case such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group.

   "PCS Group Disposition Date" has the meaning set forth in Section 7.1(A) of ARTICLE SIXTH.

   "PCS Group Subsidiary" has the meaning set forth in Section 7.2 of ARTICLE SIXTH.

   "PCS Per Share Vote" has the meaning set forth in Section 3.2 of ARTICLE
SIXTH.

   "PCS Preferred Stock" means Preferred Stock to the extent attributed to the PCS Group in accordance with ARTICLE SIXTH, Section 13.

   "PCS Ratio" means the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock determined, in each such case, as of the 21st Trading Day following the commencement of regular way trading of both the Series 1 PCS Stock and the Series 1 FON Stock.

   "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock.

   "Per Class A FON Share Basis" means, with respect to Old Class A Common Stock or Class A Common Stock--Series DT, an amount per share equal to (X/Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group, respectively, "Y" equals the number of shares outstanding of Old Class A Common Stock or Class A Common Stock--Series

                                      8-65

DT, respectively, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of FON Stock to which the Old Class A Common Stock or Class A Common Stock--Series DT is being compared.

   "Per Class A PCS Share Basis" means, with respect to Old Class A Common Stock or Class A Common Stock--Series DT, an amount per share equal to (X? Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group or the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group, respectively, "Y" equals the number of shares outstanding of Old Class A Common Stock or Class A Common Stock--Series DT, respectively, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of PCS Stock to which the Old Class A Common Stock or Class A Common Stock--Series DT is being compared.

   "Percentage Ownership Interest" means, with respect to any Person, that percentage of the Voting Power of this Corporation represented by Votes associated with the Voting Securities of this Corporation owned of record by such Person or by its nominees.

   "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

   "Preferred Stock" has the meaning set forth in Section 1 of ARTICLE SIXTH.

   "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

   "Publicly Traded" with respect to any security means (i) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted in the National Association of Securities Dealers Automation Quotation System (or any successor system).

   "Qualified Joint Venture" has the meaning set forth in Article I of the Investment Agreement.

   "Qualified Stock Purchaser" means a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from this Corporation in accordance with Article VI of the Stockholders' Agreement and (b) would not be a Major Competitor of this Corporation or of the Joint Venture immediately following such purchase.

   "Qualified Stock Purchaser Standstill Agreement" has the meaning set forth in the Standstill Agreement.

   "Qualified Subsidiary" has the meaning set forth in the Investment
Agreement.

   "Qualified Subsidiary Standstill Agreement" has the meaning set forth in the Investment Agreement.

   "Recapitalization" means the reclassification of, among other things, certain outstanding shares of Sprint capital stock to be effected pursuant to the terms set forth in the Restructuring Agreement and the FT/DT Restructuring Agreement.

   "Redemption Date" means the date fixed by the Board of Directors for the redemption of (i) any shares of capital stock of this Corporation pursuant to ARTICLE SIXTH, Section 2.2 or (ii) shares of PCS Stock as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to ARTICLE SIXTH,
Section 7.4.

                                     8-66

   "Redemption Securities" means any debt or equity securities of this Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to
Section 2.2(b) of ARTICLE SIXTH of these Articles of Incorporation, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 2.2(d) of ARTICLE SIXTH of these Articles of Incorporation, at least equal to the redemption price required to be paid by such Section 2.2(a).

   "Reduced Par Value Amount" means, at any time and only with respect to either the Old Class A Common Stock or the Class A Common Stock--Series DT following an issuance of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c), 1.2(d) or 8.3(a) the amount resulting from (X-Y) /Z, where

   "X" equals Z times the par value per share of either the Old Class A Common Stock or the Class A Common Stock--Series DT, as applicable, immediately prior to an issuance of shares of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c), 1.2(d) or 8.3(a),

   "Y" equals the number of shares of FON Stock and/or PCS Stock issued in accordance with ARTICLE SIXTH, Sections 1.2(c), 1.2(d) or 8.3(a) times the par value of such shares so issued, and

   "Z" equals the aggregate outstanding shares of Old Class A Common Stock or the Class A Common Stock--Series DT, as applicable.

   "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of November 23, 1998, among FT, DT and this Corporation, as amended from time to time and any replacement registration rights agreement or agreements entered into pursuant to Section 5.16 of the Master Transfer Agreement.

   "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the PCS Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which
(i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Business Group prior to such Disposition.

   "Restructuring Agreement" means the Restructuring and Merger Agreement dated as of May 26, 1998, by and among certain Cable Holders, this Corporation and the other parties listed therein, as amended or supplemented from time to time.

   "Rights Agreement" means the Rights Agreement, dated as of November 23, 1998, between this Corporation and UMB Bank, N.A., as amended or supplemented from time to time.

   "Section 310" means Section 310 of the Communications Act of 1934, as amended (or any successor provision of law).

   "Series 1 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Series 1 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

                                      8-67

   "Series 2 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Series 2 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Series 3 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Series 3 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

   "Shares" means (a) shares of Class A Stock, Non-Class A Common Stock, Preferred Stock or any other Voting Securities of this Corporation, (b) securities of this Corporation convertible into Voting Securities of this Corporation and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of this Corporation pursuant to the FT/DT Restructuring Agreement, the Purchase Rights Agreement (as defined in the FT/DT Restructuring Agreement) and the Stockholders' Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

   "Shares Issuable With Respect To The Class A Equity Interest In The FON Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group.

   "Shares Issuable With Respect To The Class A Equity Interest In The PCS Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group.

   "Sprint FON Group" means, as of any date from and after November 23, 1998:

   (A) the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Section 10 to the PCS Group;

   (B) a proportionate undivided interest in each and every business, asset and liability attributed to the PCS Group equal to the FON Group Intergroup Interest Fraction as of such date;

   (C) all properties and assets transferred to the Sprint FON Group from the PCS Group (other than pursuant to paragraph (D) or (F) of this definition) after November 23, 1998 pursuant to transactions in the ordinary course of business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

   (D) all properties and assets transferred to the Sprint FON Group from the PCS Group in connection with a reduction of the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest;

   (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Sprint FON Group, as determined by the Board of Directors as contemplated by Section 9.1(A) of ARTICLE SIXTH; and

   (F) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable With Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which

                                      8-68
provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the PCS Group of the same kind as were paid in such dividend or other distribution with respect to shares of PCS Stock and Class A Common Stock (with respect to Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of such dividend or distribution to holders of shares of PCS Stock declared on a per share basis multiplied by (2) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such dividend or distribution);

provided that from and after any transfer of any assets or properties from the Sprint FON Group to the PCS Group, the Sprint FON Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the FON Group Intergroup Interest Fraction, as provided by paragraph (B) of this definition).

   If the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), the Sprint FON Group shall be deemed to hold an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock on a per share basis multiplied by the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Sprint FON Group shall include, and there shall be transferred thereto out of the PCS Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Sprint FON Group if such securities were outstanding.

   The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of PCS Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of PCS Stock, treat such Convertible Securities as are so deemed to be held by the Sprint FON Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Sprint FON Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such properties or assets shall be attributed to the PCS Group)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Sprint FON Group were so considered converted, exchanged or exercised shall be deemed held by the Sprint FON Group (as provided in clause (3) of paragraph (C) of the definition of "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest") and such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the Sprint FON Group and the properties or assets, if any, to be attributed to the PCS Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

   "Sprint Party" has the meaning set forth in the Joint Venture Agreement.

   "Sprint Sub" means Sprint Global Venture, Inc.

   "Standstill Agreement" means the Amended and Restated Standstill Agreement, dated as of November 23, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time, and any replacement standstill agreement or agreements entered into pursuant to Section 5.17 of the Master Transfer Agreement.

                                      8-69

   "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of November 23, 1998, among FT, DT and this Corporation (and all exhibits thereto), as amended or supplemented from time to time.

   "Strategic Investor" has the meaning set forth in the Investment Agreement.

   "Strategic Merger" means a merger or other business combination involving this Corporation (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and (ii) if this Corporation is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

   "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries
(a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

   "Tie-Breaking Vote" has the meaning set forth in Section 18.1(a) of the Joint Venture Agreement, and shall include any successor provision thereto.

   "Total Market Capitalization" of any class or series of common stock on any date means the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

   "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or The Nasdaq Stock Market, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

   "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation,
(c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or (d) any foreclosure or other execution upon any of the assets of this Corporation or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

   "Venture Interests" has the meaning set forth in the Joint Venture
Agreement.

   "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with

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respect to this Corporation, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in this ARTICLE SIXTH) with respect to matters other than the election of directors at a meeting of the stockholders of this Corporation.

   "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

   "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of this Corporation, shall include, without limitation, the Non-Class A Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

   "Weighted Average Price" means the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of this Corporation; provided, that (i) the price paid by the purchasers of Series 2 PCS Stock and Series 3 PCS Stock acquired on November 23, 1998 is the Average Trading Price of a share of Series 1 PCS Stock as of the 21st Trading Day following the commencement of regular way trading in connection with the Recapitalization, (ii) the original purchase price paid by the purchasers of Old Class A Common Stock shall be allocated as of November 23, 1998 among the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group represented by such Old Class A Common Stock in the same proportion per share of Old Class A Common Stock as the per share reclassification and exchange of a share of Common Stock, par value $2.50 per share, outstanding immediately prior to the Recapitalization, into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock and (iii) the original purchase price paid by the purchasers of Class A Common Stock--Series DT shall be allocated as of November 23, 1998 among the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A--Series DT Equity Interest In The PCS Group represented by such Class A Common Stock-- Series DT in the same proportion per share of Class A Common Stock as the per share reclassification and exchange of a share of Common Stock, par value $2.50 per share, outstanding immediately prior to the Recapitalization, into one share of Series 1 FON Stock and a portion of a share of Series 1 PCS Stock. In determining the price of shares of Non-Class A Common Stock or Class A Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Non-Class A Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders or holders of Series 2 PCS Stock or Series 2 FON Stock, as the case may be.

   Section 11. Notices. Notwithstanding the provisions of Section 7.4, all notices to Class A Holders made by this Corporation pursuant to this ARTICLE SIXTH shall be made in writing and any such notice shall be deemed delivered when the same has been delivered in person to, or transmitted by telex or telefacsimile communication to, or seven days after it has been sent by air mail to the addresses of, all of the Class A Holders as indicated on the stock transfer books of this Corporation. Communications by telex or telefacsimile communication also shall be sent concurrently by air mail, but shall in any event be effective as stated above.

   Section 12. No Other Beneficiaries. The Class A Provisions are intended for the benefit of the Class A Holders only, and nothing in the Class A Provisions is intended or will be construed to confer upon or to give

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any third party or other stockholder of this Corporation any rights or remedies by virtue hereof. Any term of the Class A Provisions may be waived by the holders of at least two-thirds of the votes represented by the outstanding shares of Class A Stock, voting together as a single class.

   Section 13. General Provisions Relating to Preferred Stock

   13.1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

   13.2. Authority is hereby granted to the Board of Directors, subject to the provisions of this ARTICLE SIXTH, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

   (a) the number of shares to constitute such series and the distinctive designation thereof;

   (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods") whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

   (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

   (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

   (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

   (f) the voting power, if any, of the shares of such series; and

   (g) such other terms, conditions, special rights and protective provisions as the Board of Directors may deem advisable.

   13.3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

   13.4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

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   13.5. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in Section 13.2(c) of this ARTICLE SIXTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in said Section 13.2(c) (the sum so payable upon any redemption of Preferred Stock being herein referred to as the "redemption price").

   13.6. Attribution of Preferred Stock to Groups. As of November 23, 1998, the outstanding shares of Preferred Stock-First Series, Preferred Stock-Second Series, and Preferred Stock-Fifth Series shall be attributed entirely to the Sprint FON Group. Upon any issuance of any shares of Preferred Stock of any series after November 23, 1998, the Board of Directors shall attribute for purposes of this ARTICLE SIXTH the shares so issued entirely to the Sprint FON Group or entirely to the PCS Group or partly to the Sprint FON Group and partly to the PCS Group in such proportion as the Board of Directors shall determine and, further, in case of the issuance of shares of Preferred Stock that are exchangeable or exercisable for PCS Stock, if at the time such shares of Preferred Stock are issued the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all or none) of such shares of Preferred Stock shall reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of the Sprint FON Group or the PCS Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof in accordance with
Section 9.1(D) of ARTICLE SIXTH. Notwithstanding any such attribution of shares of Preferred Stock to the Sprint FON Group or the PCS Group, any dividends or distributions or other payments which are made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional or other special rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Business Group to which such properties or assets are attributed in accordance with the definitions of "Sprint FON Group" and "PCS Group" set forth in Section 10, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional or other special rights of a series of Preferred Stock.

   13.7. Preferred Stock-First Series, Convertible. [Section 13.7 to be deleted if the Preferred Stock--First Series is redeemed prior to the stockholder vote on the FT/DT Amendments]

   13.7.1. Amount. The number of shares to constitute the initial series of Preferred Stock shall be 1,742,853 and the designation thereof shall be Preferred Stock-First Series (hereafter "First Series").

   13.7.2. Dividends. Holders of shares of the First Series will be entitled to receive cumulative cash dividends at the quarterly rate of $.37 1/2 per share. All such payments will be made out of funds legally available for the payment of such dividends, when and as declared, before any distribution shall be made on the Corporation Common Stock.

   13.7.3 Conversion Rights. The holders of shares of the First Series may convert any or all of said shares into Corporation Common Stock at any time after January 14, 2000 on the basis of six (6) shares of Series 1 FON Stock and three (3) shares of Series 1 PCS Stock of the Corporation for each share of the First Series. Such ratio is herein referred to as the "conversion rate."

   The conversion rate shall be subject to the following adjustments:

   A. In case the Corporation shall (i) pay a dividend in the FON Stock or the PCS Stock or (ii) subdivide the outstanding shares of FON Stock or PCS Stock into a greater number of shares of FON Stock or PCS Stock, respectively, or combine the outstanding shares of FON Stock or PCS Stock into a smaller number of shares of FON Stock or PCS Stock, respectively, the conversion rate into FON Stock or PCS Stock, as applicable, in effect immediately prior to such stock dividend, subdivision or combination shall be proportionately increased or decreased as the case may be.

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   B. No such adjustment shall be required, however, if the aggregate number of shares of FON Stock or PCS Stock issued as dividends on the FON Stock or PCS Stock, respectively, since the most recent previous adjustment does not exceed 5% of the total number of shares of FON Stock or PCS Stock, respectively, outstanding; provided, however, that when the aggregate number of shares of FON Stock or PCS Stock, as applicable, issued as dividends since the most recent previous adjustment shall exceed the foregoing 5%, the conversion rate shall be increased in proportion to the same percentage or ratio that the aggregate of all such dividends in shares of FON Stock or PCS Stock, as applicable, since the most recent previous adjustment bears to the total number of shares of FON Stock or PCS Stock, as applicable, outstanding.

   C. In the event the Corporation shall fix a record date for the purpose of determining the holders of shares of Corporation Common Stock entitled to receive any dividend in Corporation Common Stock, the conversion rate or any subsequent conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (subject to the limitation of subparagraph (B) above) and such adjustment will become effective immediately after the opening of business on the day following such record date.

   D. The conversion rate shall not be adjusted by reason of: (i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash or in exchange for assets or stock of another company.

   E. Any adjustment in the conversion rate as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of FON Stock or PCS Stock, as applicable, and shall remain in effect until further adjustment as required hereunder.

   F. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the First Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

   G. No fraction of a share of FON Stock or PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the First Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 FON Stock or Series 1 PCS Stock, as applicable. For the purposes of this subparagraph, the market value of a share of Series 1 FON Stock or Series 1 PCS Stock, as applicable, shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such date, the last quoted bid price per share of such Corporation Common Stock on such Exchange at the close of business on such date.

   13.7.4 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the First Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the sum of $42.50 per share if such liquidation is voluntary and the sum of $40.00 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Preferred Stock are not paid in full, the holders of the Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

   13.7.5. Redemption. The First Series may be redeemed by the Corporation, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $42.50 per share, plus any accumulated

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unpaid dividends. If less than all the outstanding First Series is to be redeemed, the shares to be redeemed shall be determined in such manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

   13.7.6. Voting Rights. Each holder of the First Series will be entitled to one (1) vote for each share held.

   If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two
(2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two (2) directors until all arrears in dividends have been paid.

   Consent of the holders of at least two-thirds of the then outstanding Preferred Stock of all classes will be necessary to: (a) authorize any stock ranking either as to payment of dividend or distribution of assets prior to the First Series or any other Preferred Stock then outstanding or (b) amend, alter, or change in any material respect prejudicial to the holders thereof the preferences of any then outstanding Preferred Stock.

   Consent of the holders of a majority of the then outstanding Preferred Stock of all classes will be necessary to: (a) increase the authorized amount of the Preferred Stock or (b) create any other class of stock ranking on a parity with the Preferred Stock.

   13.7.7. Preemptive Rights. No holder of Preferred Stock will have any preemptive rights.

   13.8. Preferred Stock-Second Series, Convertible. [Section 13.8 to be deleted if the Preferred Stock--Second Series is redeemed prior to the stockholder vote on the FT/DT Amendments]

   13.8.1. Amount, Rank and Designation. The amount of shares to constitute the Second Series of Preferred Stock shall be 8,758,472 shares plus such an additional amount, if any, as shall be required under the Agreement and Plan of Merger between the Company and Carolina Telephone and Telegraph Company dated as of July 18, 1968. The designation thereof shall be "Preferred Stock-Second Series, Convertible" (hereinafter "Second Series"). Shares of the Second Series shall rank on a parity with shares of the First Series of the Preferred Stock as to dividends and upon liquidation and shall have a preference over the shares of the Corporation Common Stock and any other class or series of stock ranking junior to the Second Series as to dividends or upon liquidation.

   13.8.2. Dividends. Holders of shares of the Second Series will be entitled to receive cumulative cash dividends each calendar quarter payable in March, June, September and December of each year, at the rate of $.37 1/2 per share in each quarter.

   All such payments will be made out of funds legally available for the payment of such dividends, when and as declared by the Board of Directors of the Corporation. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Second Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Second Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Second Series as to dividends or upon liquidation is declared or is to be paid.

   13.8.3 Conversion Rights. The holders of shares of the Second Series may convert any or all of said shares into Corporation Common Stock at any time after January 14, 2000 on the basis of six and eighteen one hundredths (6.18) shares of Series 1 FON Stock and three and eight one hundredths (3.08) shares of Series 1 PCS Stock of the Corporation for each one share of the Second Series. Such ratios are herein referred to individually as the "FON conversion rate" and the "PCS conversion rate" and, collectively, the "conversion rates." In case of the redemption of any shares of the Second Series, such right of conversion shall cease and terminate as to the shares duly called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Second Series surrendered for conversion.

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   The conversion rates in effect at any time shall be subject to adjustment as follows:

   A. In case the Corporation shall (i) declare a dividend on its Corporation Common Stock in shares of its capital stock, (ii) subdivide its outstanding shares of Corporation Common Stock, (iii) combine its outstanding shares of Corporation Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its shares of Corporation Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the conversion rates in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of the Second Series surrendered for conversion after such time shall be entitled to receive the number of shares which he would have owned or have been entitled to receive had such shares of the Second Series been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

   B. In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its FON Stock or to all holders of its PCS Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of FON Stock or PCS Stock, as the case may be, at a price per share less than the current market price per share of such FON Stock or PCS Stock (as defined in Paragraph D below) on such record date, the applicable conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of FON Stock or PCS Stock, as the case may be, outstanding on such record date plus the number of additional shares of FON Stock or PCS Stock, as applicable, to be offered for subscription or purchase, and of which the denominator shall be the number of shares of FON Stock or PCS Stock, as the case may be, outstanding on such record date plus the number of shares of FON Stock or PCS Stock, as applicable, which the aggregate offering price (without deduction for expenses or commissions of any kind) of the total number of shares so to be offered would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the applicable conversion rate which would then be in effect if such record date had not been fixed.

   C. In case the Corporation shall fix a record date for the making of a distribution to all holders of its FON Stock or PCS Stock, as applicable, (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash) or subscription rights or warrants (excluding those referred to in Paragraph B above), the FON conversion rate or the PCS conversion rate, as applicable, after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (as defined in Paragraph D below) of FON Stock or PCS Stock, as the case may be, on such record date, and of which the denominator shall be such current market price per share of FON Stock or PCS Stock, as applicable, less the fair market value (as determined by the Board of Directors whose determination shall be conclusive, and described in a statement filed with the transfer agent or agents for the Second Series and with the principal office of the Corporation) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of FON Stock or PCS Stock, as applicable. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the applicable conversion rate shall again be adjusted to the conversion rate which would then be in effect if such record date had not been fixed.

   D. For the purpose of any computation under Paragraphs B and C above, the current market price per share of FON Stock or PCS Stock on any record date shall be deemed to be the average of the daily closing prices of a share of FON Stock or PCS Stock, respectively, for the 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the mean between the closing bid and asked prices regular way, in either case on the New York Stock Exchange.

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   E. The conversion rates shall not be adjusted by reason of: (i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash (except as provided in Paragraph B above) or in exchange for assets or stock of another company.

   F. Any adjustment in the conversion rates as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of Corporation Common Stock, and shall remain in effect until further adjustment as required hereunder.

   G. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the Second Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

   H. No fraction of a share of Corporation Common Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Second Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of such Corporation Common Stock. For the purposes of this subparagraph, the market value of a share of the applicable Corporation Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange for such stock on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such day, the last quoted bid price per share of the applicable Corporation Common Stock on such Exchange at the close of business on such date.

   I. Whenever there shall be an adjustment in the conversion rates as provided by the foregoing, the Corporation will file with each transfer agent for shares of the Second Series a certificate signed by the President or the chief financial or accounting officer of the Corporation, setting forth in reasonable detail the calculation of the adjustment, and shall mail to each holder of record thereof, a notice describing the adjustment and stating the applicable record or effective date therefor, at least 20 days prior thereto.

   13.8.4. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the Second Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Second Series either as to dividends or upon liquidation, the sum of $35.42 per share if such liquidation is voluntary and the sum of $33.33 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Second Series and any other series of Preferred Stock which ranks on a parity with the Second Series are not paid in full, the holders of the Second Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

   13.8.5. Redemption. Subject to the provisions herein and in the charter contained, the Second Series may be redeemed by the Corporation, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $50.00 per share, plus any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If less than all the outstanding Second Series is to be redeemed, the shares to be redeemed shall be selected by lot, in such equitable manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

   13.8.6. Reservation of Shares. The Corporation shall at all times keep available and reserved the number of shares of its Corporation Common Stock required for conversion of the outstanding and any reserved shares of the Second Series.

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   13.8.7. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Second Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any other class or series of stock of the Corporation ranking junior to the Second Series whether as to dividends or upon liquidation; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any junior class or series if the Corporation shall be in default with respect to any dividend payable on shares of the Second Series, provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of stock of any junior class; and (c) will not redeem pursuant to redemption rights in the terms of such stock any stock ranking on a parity with the Second Series unless at the same time it redeems all the shares of the Second Series.

   Unless the consent of all or a greater number of such shares is required by law, the consent of the holders of at least two-thirds ( 2/3) of the then outstanding shares of the Second Series shall be necessary in order to liquidate or dissolve the Corporation voluntarily or by any other means involving the vote or consent of any stockholders of the Corporation.

   Unless the consent of all or a greater number of such shares is required by law, consent of the holders of at least two-thirds ( 2/3) of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) authorize (by whatever means) any stock ranking either as to payment of dividends or distribution of assets prior to the Second Series or any other Preferred Stock then outstanding; or (b) authorize any merger or consolidation (or transfer of all or substantially all of the assets of the Corporation in a transaction contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have authorized no stock ranking prior to the Preferred Stock as to dividends or upon liquidation (unless such stock is a stock substantially the same as, and to be exchanged for, stock of the Corporation previously authorized pursuant to the preceding clause (a)); or (c) amend, alter, or change in any material respect adverse to the holders thereof the preferences of any then outstanding Preferred Stock; provided that in case of any such action described in the preceding clauses (a), (b) and (c) which, in any material respect, is adverse to the Second Series as a series and is not a term generally applicable to and with the same relative effect upon all series, the consent of the holders of two-thirds ( 2/3) of the then outstanding shares of the Second Series will be required.

   Unless the consent of all or a greater number of such shares is required by law, consent of the holders of a majority of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) increase the authorized amount of the Preferred Stock; (b) authorize any merger or consolidation (or transfer of all or substantially all the assets of the Corporation to another corporation contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have no greater authorized amount of stock ranking on a parity with the Preferred Stock as to payment of dividends or upon liquidation than was authorized by the Corporation immediately prior to such transaction; or (c) create any other class of stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation.

   13.8.8. Voting Rights. Each holder of the Second Series will be entitled to one (1) vote for each share held, and, in addition to the other class and series voting rights of the shares of the Second Series, shall have general voting power, share for share, with the Common Stock of the Corporation and any other shares having general voting power.

   If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two
(2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two (2) directors until all arrears in dividends have been paid. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

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   13.9. Preferred Stock--Fifth Series.

   13.9.1. Designation; Number of Shares; Stated Value. The Series shall be designated as Preferred Stock--Fifth Series (the "Fifth Series") and shall consist of ninety-five (95) shares. The shares of such series are hereinafter sometimes called the "Fifth Series Shares." The stated value of the Fifth Series Shares shall be One Hundred Thousand Dollars ($100,000) per share.

   13.9.2. Dividends. The rate of dividends upon the Fifth Series Shares (which shall be cumulative from the date of issue) and the time of payment thereof shall be 6.00% of the stated value per share per annum, payable quarterly on the last days of January, April, July and October in each year.

   13.9.3. Rank. The Fifth Series Shares shall rank on a parity with shares of the First Series and Second Series of the Preferred Stock as to dividends and upon liquidation.

   13.9.4. Voting Rights. Holders of Fifth Series Shares will be entitled to one vote for each share held and will be entitled to exercise such voting rights together with the holders of Corporation Common Stock of the Corporation, without distinction as to class. If no dividends or less than full cumulative dividends on the Fifth Series Shares shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on the Fifth Series Shares shall have cumulated to an amount equal to full cumulative dividends on the Fifth Series Shares for six quarterly dividend periods, the holders of the Fifth Series Shares shall, at all meetings held for the election of Directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on the Fifth Series Shares shall have been paid or declared and set apart for payment, possess voting power, acting alone, to elect the smallest number constituting a majority of the Directors then to be elected. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

   13.9.5. Non-Convertible. The Fifth Series Shares shall not be convertible into or exchangeable for stock of any other class or classes of the Corporation.

   13.9.6. Repurchase by the Corporation. Upon six months' prior written notice, the holders of the Fifth Series Shares may tender all and not less than all of the Fifth Series Shares to the Corporation for purchase at a price per share equal to the stated value of One Hundred Thousand Dollars ($100,000) per share plus accrued dividends to the date of repurchase by the Corporation (the Purchase Price). Upon such proper tender of all shares of the Fifth Series Shares by the holders, the Corporation shall purchase the Fifth Series Shares at the Purchase Price.

   13.9.7. Tender Procedures. The Fifth Series Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the Corporation or the bank or trust company designated for the purpose and, if payment upon acceptance of tender thereof is to be made other than to the record holders, such certificate or certificates have been duly endorsed and are in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

   13.9.8. Redemption. If the holders have not theretofore tendered the Fifth Series Shares to the Corporation for purchase pursuant to paragraphs 6 and 7 hereof by March 14, 2003, then the Corporation shall redeem all of the outstanding Fifth Series Shares at the Purchase Price on a date set forth in written notice to the holders as the redemption date (the Redemption Date). The Corporation shall give notice of such redemption not less than thirty (30) days prior to the Redemption Date, by mail to the holders of record of the outstanding shares at their respective addresses then appearing on the books of the Corporation. At any time before the Redemption Date, the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company to be designated in the notice of redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating $25,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares,

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then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected shall, whether or not the certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest.

   13.9.9. Cancelled Shares. The Fifth Series Shares, purchased upon tender or redeemed as herein provided, shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same or any theretofore outstanding series.

   13.9.10. Default. Default by the Corporation in complying with the provisions of paragraph 6 or 8 hereof shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Corporation Common Stock (other than a distribution in shares of its Corporation Common Stock) until the Corporation shall have cured such default by depositing the funds necessary therefor in the manner and upon the terms herein provided. The holders of the Fifth Series Shares shall not be entitled to apply to any court of law or equity for a money judgment or remedy on account of any such default other than to restrain the Corporation from the actions specified above upon the Corporation Common Stock until such default shall have been cured.

   13.9.11. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the Fifth Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the sum of $100,000 per share, plus an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution to holders of the Fifth Series. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Fifth Series and any other series of Preferred Stock which ranks on a parity with the Fifth Series are not paid in full, the holders of the Fifth Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

   13.10 Preferred Stock--Seventh Series Convertible

   13.10.1 Amount, Rank and Designation. The amount of shares to constitute the Seventh Series of Preferred Stock shall be 300,000 shares. The designation thereof shall be "Preferred Stock--Seventh Series, Convertible" (hereinafter "Seventh Series"). Shares of the Seventh Series shall rank junior as to dividends and upon liquidation to shares of the [First Series of the Preferred Stock, Second Series of the Preferred Stock,] Fifth Series of the Preferred Stock and any other Preferred Stock designated as senior to the Seventh Series as to dividends or upon liquidation, dissolution or winding up ("Senior Stock"), and shall have a preference over the shares of the Corporation Common Stock and any other class or series of Junior Stock.

   13.10.2. Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends ("Preferred Dividends") payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a "Dividend Payment Date") or, if any such date is not a business day (as defined herein), the Preferred Dividends due on such Dividend Payment Date shall be paid on the next succeeding business day. Preferred Dividends on the Seventh Series shall be cumulative and shall accumulate from the date of original issuance of the Seventh Series. Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred

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Dividends payable on the Seventh Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

   13.10.3. Conversion.

   (a) Each holder of shares of Seventh Series may at such holder's option at any time convert any or all of such holder's shares of Seventh Series into (i) if such holder is a Cable Holder, shares of Series 2 PCS Stock, and (ii) if such holder is not a Cable Holder, shares of Series 1 PCS Stock. All references herein to shares of Series 2 PCS Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 PCS Stock if the holder of such Seventh Series is not a Cable Holder. Such shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of Series 2 PCS Stock as is equal to the aggregate Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Initial Conversion Price (as adjusted from time to time, the "Conversion Price"). In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

   (b) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends payable on those shares of Seventh Series on the corresponding Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 PCS Stock issued upon conversion.

   (c) Conversion of shares of Seventh Series may be effected by delivering certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a certificate or certificates representing the number of whole shares of Series 2 PCS Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any certificate, the Corporation shall issue and deliver to the converting holder a new certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of

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Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 PCS Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Conversion Price in effect on the date of such surrender.

   (d) No fraction of a share of Series 2 PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 PCS Stock. For the purposes of this subparagraph, the market value of a share of Series 1 PCS Stock shall be the Closing Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.

   (e) The Conversion Price in effect at any time shall be subject to adjustment as follows:

   (i) If the Corporation shall at any time after the filing of these Articles of Incorporation: (A) pay a dividend on the PCS Stock in shares of PCS Stock,
(B) subdivide the outstanding shares of PCS Stock into a greater number of shares, (C) combine the outstanding shares of PCS Stock into a smaller number of shares, (D) pay a dividend on the PCS Stock in shares of its capital stock (other than PCS Stock), or (E) issue any shares of its capital stock by reclassification of the shares of PCS Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 13.10.3(e)(viii)), then the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of PCS Stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 13.10.3(e)(vi) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

   (ii) If the Corporation shall issue rights or warrants to the holders of the PCS Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of PCS Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Conversion Price of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of PCS Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share on the Determination Date, the Conversion Price shall be adjusted by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of PCS Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such Convertible Securities) to holders of PCS Stock (and to holders of Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (ii) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date plus the number of additional shares of PCS Stock so offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (ii) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; however, to the extent that shares of PCS Stock (or Convertible

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Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, if all of the shares of PCS Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

   For purposes of this paragraph (ii) the number of shares of PCS Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (ii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Corporation.

   (iii) If the Corporation shall distribute to the holders of PCS Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding (x) dividends or distributions referred to in Section 13.10.3(e)(i) and distributions of rights or warrants referred to in Section 13.10.3(e)(ii) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined by the Board of Directors of the Corporation) on such record date of the evidences of indebtedness, assets (including Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of PCS Stock (and to the holders of Convertible Securities referred to below if the distribution to which this paragraph (iii) applies is also being made to such holders), and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date multiplied by such Current Market Price. For purposes of this paragraph (iii), the number of shares of PCS Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (iii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

   For purposes of this paragraph (iii) , the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the PCS Stock the amount of which, together with the aggregate amount of cash dividends on the PCS Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the PCS Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the PCS Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Conversion Price was previously made under this paragraph (iii)) equals or exceeds on a per share basis 5% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which

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this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

   The adjustment pursuant to the foregoing provisions of this paragraph (iii) shall be made successively whenever any distribution to which this paragraph
(iii) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

   (iv) If this Section 13.10.3(e) requires adjustments to the Conversion Price under more than one of clause (D) of the first sentence of paragraph (i), paragraph (ii) or paragraph (iii), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (i), second the provisions of paragraph (iii) and, third, the provisions of paragraph (ii).

   (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13.10.3(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

   (vi) In any case in which this Section 13.10.3(e) shall require that an adjustment in the Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event (x) issuing to the holder of the Seventh Series the Shares, if any, issuable upon such conversion over and above the Shares, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder would be entitled pursuant to Section 13.10.3(d); provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional Shares and such cash upon the occurrence of the event requiring such adjustment.

   (vii) If the Corporation consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding PCS Stock, or the PCS Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder's certificate representing shares of Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of PCS Stock purchasable upon conversion of the holder's Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of PCS Stock failed to exercise any rights of election with respect thereto, and received per Share the kind and amount of securities, cash or other assets received per share of PCS Stock by a plurality of the nonelecting shares of PCS Stock); and in any such case, if necessary, the provisions set forth in this Section 13.10.3(e) with respect to the rights and interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder's Seventh Series. The subdivision or combination of the PCS Stock at any time outstanding into a greater or lesser number of shares of PCS Stock shall not be deemed to be a reclassification of the PCS Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from

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such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations in this Section 13.10.

   The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this Section 13.10.3(e), as it shall in its sole discretion determine to be advisable.

   (viii) Subject to Section 13.10.3(e)(v) and to the remaining provisions of this Section 13.10.3(e)(viii), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this Section 13.10.3(e) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

   Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the PCS Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred Stock Condition" will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the amount of shares of the Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares

                                      8-85
of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula.

   (ix) If the Corporation effects a Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preference of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of PCS Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of PCS Stock and other securities or property (other than Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the Spin Off following conversion thereof immediately prior to the effective date of the Spin Off (such fair value to be determined in the case of PCS Stock or other securities with a Closing Price in the same manner as provided in clause
(x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula. From and after the effective date of such Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

   (f) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of PCS Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of PCS Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   13.10.4. Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Seventh Series upon liquidation, the sum of U.S. $1,000 per share (the "Liquidation Preference"), plus in each case any accumulated unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation

                                      8-86
shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock register of the Corporation, at least 20 business days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this Section or any defect therein shall not affect the legality or validity of any such action.

   13.10.5. Redemption.

   (a) General. Except as provided below and in Section 13.10.5(h), the Seventh Series shall not be redeemed by the Corporation prior to November 23, 2001. The Corporation may at its option redeem the Seventh Series in whole or in part after November 23, 2001, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the Liquidation Preference per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. In connection with a Spin Off or a Redemption Event, the Corporation may, at its option, redeem the Seventh Series in whole after November 23, 2000, and before November 23, 2001, upon at least thirty days prior notice, at a redemption price equal to the Premium Price per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date, which redemption shall be deemed effective immediately prior to the consummation of the Spin Off or the Redemption Event. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Series 1 PCS Stock or Series 2 PCS Stock. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

   (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a business day, on the first business day thereafter) (subject to extension as provided in the last sentence of this Section 13.10.5(b), the "Mandatory Redemption Date"), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (x) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (i) November 23, 2008, and (ii) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

                                      8-87

   (c) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

   (i) the redemption date;

   (ii) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

   (iii) the Redemption Price;

   (iv) the place or places where certificates for such shares are to be surrendered for redemption;

   (v) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereon;

   (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

   (vii) the then effective Conversion Price (as determined under Section 13.10.3); and

   (viii) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

   Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

   (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

   (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed

                                      8-88
amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

   (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

   (g) Restrictions on Redemption and Purchase. Any provision of this Section to the contrary notwithstanding, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (i) by conversion into or exchange for stock ranking junior as to dividends or (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

   (h) The Corporation shall redeem the Seventh Series in whole or in part in accordance with and to the extent required by Section 6.6 of the Restructuring Agreement. With respect to any such redemption, (i) the provisions of Section 13.10.5(c) and Section 13.10.5(e) shall not apply and (ii) the restriction on rights in Section 13.10.5(f) shall apply from the time of the closing of the IPO or other primary offering contemplated by Section 6.6 of the Restructuring Agreement.

   13.10.6. Advance Notice of Certain Transactions. If the Corporation: (i) takes any action which would require any adjustment to the Conversion Price or the number of shares issuable upon a Conversion; (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another person or entity, and any stockholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds up, then, in any such event, the Corporation shall give to the holders of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for, the anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Conversion Price or the number of shares issuable upon a Conversion. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of PCS Stock.

   13.10.7. Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Series 1 PCS Stock and the number of shares of its Series 2 PCS Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of PCS Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

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   13.10.8. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock; and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

   13.10.9. Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of the common stock of the Corporation are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of the Articles of Incorporation or of any amendment thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (i) the creation, issuance, or increase in the amount of authorized shares of, any series of preferred stock nor (ii) the consummation of any transaction described in Section 13.10.3 in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such Section will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

   On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of the series of PCS Stock into which such share of Seventh Series could be converted if the requirements for conversion under
Section 13.10.3(c) had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

   13.10.10. Definitions. As used in this Section 13.10 only:

   (a) the term "Affiliate" has the meaning given to such term in the Restructuring Agreement;

   (b) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;

   (c) the term "Cable Holder" means any of (i) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation, (ii) any Affiliate of an entity identified in clause (i) of this definition, (iii) any successor by operation of law of an entity identified in clauses (i) or (ii) of this definition, or
(iv) any entity controlled by two or more entities identified in clauses (i) through (iii) of this definition or this clause (iv) even if such entity is not considered an Affiliate of any individual entity so identified;

   (d) the term "close of business" means 5:00 p.m. local New York City time on a business day;

   (e) the term "Closing Price" for a security, on any day, means the last sale price, regular way, per share of such security as reported on the New York Stock Exchange on such day, or, in case no such sale takes place

                                      8-90
on such day, the average of the closing bid and asked prices, regular way, of such security on the New York Stock Exchange, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, or if such security is not then listed or admitted to trading on any national securities exchange, as quoted through the National Market tier of The Nasdaq Stock Market;

   (f) "Convertible Securities" means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for PCS Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire PCS Stock.

   (g) "Current Market Price", on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 PCS Group Common Stock for the shortest of:

   (i) the period of 30 consecutive Trading Days commencing 45 Trading Days before such Determination Date;

   (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

   (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause
(D) of the first sentence of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or
Section 13.10.3(e)(iii), and ending on the last full Trading Day before such Determination Date.

   If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or Section 13.10.3(e)(iii)(the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 PCS Group Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses (A),
(B), (C) or (D) of the first sentence of Section 13.10.3(e)(i) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 PCS Group Common Stock during such period.

   For purposes of this Section 13.10, the Current Market Price of a share of Series 2 PCS Group Common Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 PCS Group Common Stock as of such Determination Date;

   (h) "Determination Date" for any issuance of rights or warrants or any distribution to which Section 13.10.3(e)(i) or 13.10.3(e)(ii) applies means the earlier of (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such Section applies and (ii) the Ex-Dividend Date for such right, warrants or distribution;

                                      8-91

   (i) "Exchange Preferred Stock" means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Section 13.10.3(e)(vii) or Section 13.10.3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities;

   (j) "Ex-Dividend Date" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of Section 13.10.3(e)(i), Section 13.10.3(e)(ii) or Section 13.10.3(e)(iii) applies in the over-the-counter market or on the principal exchange on which the Series 1 PCS Stock is then quoted or listed;

   (k) the term "Initial Conversion Price" shall be an amount equal to $15.3733.

   (l) "IPO" has the meaning given to such term in the Restructuring Agreement;

   (m) the term "IPO Price" means the price per share of Series 1 PCS Stock in the IPO;

   (n) the term "Junior Stock" means any stock ranking junior as to dividends or upon liquidation, dissolution or winding up to the Seventh Series;

   (o) the term "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar applicable law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation;

   (p) the term "Mirror Preferred Stock" means convertible preferred stock issued by (i) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, and (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Section 13.10.3(e)(vii) or Section 13.10.3(e)(viii), as applicable,
(ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (y) in the case of a Spin Off, in such Spin Off had such share of Seventh Series been converted immediately prior to the record date for such Spin Off;

   (q) the term "Parity Stock" means any stock ranking on a parity as to dividends or upon liquidation, dissolution or winding up with the Seventh Series;

   (r) the term "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock;

                                      8-92

   (s) the term "Premium Price," which shall be measured as of the effective date of the redemption referred to in Section 13.10.5(a), means the greater of
(i) 110% of the Liquidation Preference and (ii) 110% of the product of (A) the number of shares of PCS Stock (or other securities) into which a share of Seventh Series is convertible as of such redemption date multiplied by (B) the average of the Closing Prices for the Series 1 PCS Stock (or, if the Seventh Series is then convertible into a different publicly traded security of the Corporation, then the average of the Closing Prices of such publicly traded security) for the 30 consecutive Trading Days ending on the 5th Trading Day prior to such redemption date.

   (t) the term "record date" means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights;

   (u) the term "Redeemable Capital Stock" means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series;

   (v) the term "Redemption Securities" means, with respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of the Corporation that is distributed by the Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock;

   (w) the term "Restructuring Agreement" means that Restructuring and Merger Agreement, dated as of May 26, 1998, among the Corporation, Tele-
Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their respective Affiliates;

   (x) the term "Series 1 PCS Stock" means the PCS Common Stock--Series 1, par value $1.00 per share, of the Corporation;

   (y) the term "Series 2 PCS Stock" means the PCS Common Stock--Series 2, par value $1.00 per share, of the Corporation;

   (z) the term "Series 3 PCS Stock" means the PCS Common Stock--Series 3, par value $1.00 per share, of the Corporation;

   (aa) the term "Spin Off" means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of PCS Stock.

   (bb) the term "Spin Off Securities" means stock of a Subsidiary of the Corporation that is distributed to holders of PCS Stock in a Spin Off.

   (cc) the term "Subsidiary" means, with respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

   (dd) the term "Trading Day" means a day on which the principal national securities exchange on which the Series 1 PCS Stock is listed or admitted to trading, or The Nasdaq Stock Market, as applicable, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day; and

   (ee) the term "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include
(a) any grant of Liens or (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation.

                                      8-93

                                    Seventh

   1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in Section 2 of this ARTICLE SEVENTH, the affirmative vote of the holders of eighty (80) percent of the outstanding shares of the Corporation entitled to vote in an election of Directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

   2. The provisions of Section 1 of this ARTICLE SEVENTH shall not be applicable if:

   A. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of Directors at which at least seven Continuing Directors are present; or

   B. The Business Combination is a merger or consolidation and the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per share by the stockholders of each class of stock of the Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder (as hereinafter defined), with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation's capital stock.

   3. For purposes of this ARTICLE SEVENTH:

   A. The term "Business Combination" means:

   (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of an Interested Stockholder;

   (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $1,000,000 or more;

   (iii) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

   (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

   (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

   B. The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a

                                      8-94

Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

   C. The term "Fair Market Value" means:

   (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present; or

   (ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

   D. The term "Interested Stockholder" means and includes, as of the date of any proposed Business Combination, any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on October 1, 1982 in Rule 12b-2 under the Exchange Act), "Beneficially Owns" (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate ten percent or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                                     Eighth

   1. Prevention of "Greenmail." Any direct or indirect purchase or other acquisition by this Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this ARTICLE EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but (i) no such affirmative vote shall be required with respect to any purchase, redemption or other acquisition by this Corporation of capital stock from FT, DT, any Qualified Subsidiary or any Qualified Stock Purchaser pursuant to the provisions of the Investment Documents (as such term is defined in Section 10 of ARTICLE SIXTH of these Articles of Incorporation) or these Articles of Incorporation, (ii) no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and
(iii) no such affirmative

                                      8-95
vote shall be required with respect to any purchase, redemption, conversion or other acquisition by this Corporation of Series 2 FON Stock or PCS Stock (as defined in ARTICLE SIXTH) from a holder thereof pursuant to the provisions of these Articles of Incorporation.

   2. Certain Definitions. For the purposes of this ARTICLE EIGHTH:

   A. A "person" means any individual, firm, corporation or other entity.

   B. "Interested Securityholder" means any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

   (i) is the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

   (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the class of securities to be acquired; or

   (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

   C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

   (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

   (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

   (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

   D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

   E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1982.

   F. "Equity Security" shall have the meaning ascribed to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

   G. "Market Price" means the highest closing sale price during the thirty-day period immediately preceding the date in question, of a share of any Equity Security on the Composite Tape for New York Stock Exchange issues or, if such Equity Security is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such Equity Security is listed, or, if such Equity Security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Equity Security during the thirty-day

                                     8-96
period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such Equity Security.

   3. Compliance. The Board of Directors of the Corporation shall have the power to determine the application of, or compliance with, this ARTICLE EIGHTH, including, without limitation: (i) whether a person is an Interested Securityholder; (ii) whether a person is a beneficial owner of any Equity Security; and (iii) the Market Price of any Equity Security. Any decision or action taken by the Board of Directors arising out of or in connection with the construction, interpretation and effect of this ARTICLE EIGHTH shall lie within its absolute discretion and shall be conclusive and binding, except in circumstances involving bad faith.

                                     NINTH

   No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 51 of the General Corporation Code of the State of Kansas, or
(iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


                                      8-97

   IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of
said Corporation this    day of       , 2000.

                                          _____________________________________
                                              Don A. Jensen, Vice President

                                          _____________________________________
                                          Michael T. Hyde, Assistant Secretary

State of Kansas
                  ss.
County of Johnson

   Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared: Don A. Jensen, Vice President, and Michael T. Hyde, Assistant Secretary, of Sprint Corporation, a corporation, who are known to me to be the same persons who executed the foregoing Amended and Restated Articles of Incorporation, and duly acknowledged the execution of the
same this    day of       , 2000.

                                          _____________________________________
                                                      Notary Public

My appointment expires:

                                      8-98

                                                                         ANNEX 9
                                    FORM OF
                              AMENDED AND RESTATED
                               SPRINT CORPORATION
                                     BYLAWS

                                   ARTICLE I

                               Name and Location

   Section 1. The name of the Corporation shall be the name set forth in the Articles of Incorporation.

   Section 2. The principal office of the Corporation is located at 2330 Shawnee Mission Parkway, Westwood, Kansas.

   Section 3. Other offices for the transaction of business of the Corporation may be located at such place in Kansas or elsewhere as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                 Capital Stock

   Section 1. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary, and sealed with the corporate seal.

   Section 2. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be cancelled before a new certificate is issued.

   Section 3. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

   Section 4. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in SECTION 4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

                                  ARTICLE III

                             Stockholders' Meetings

   Section 1. The annual meeting of the stockholders of the Corporation shall be held on the third Tuesday of April in each year, either within or without the State of Kansas, as may from time to time be determined by the Board of Directors. At such meeting the stockholders shall elect directors in the manner provided in the Articles of Incorporation of the Corporation. The stockholders may transact such other business at such annual meetings as may properly come before the meeting.

   Section 2. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called at any time and place by the Chairman, the President or the Board of Directors, and shall be called by the Chairman, the President or the Secretary on the written request of

                                      9-1
the holders of record of a majority of the shares of stock of such class or classes issued and outstanding and entitled to vote.

   Section 3. Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings (other than meetings of the holders of the Class A Stock separately as a class) shall be mailed by the Secretary to each stockholder at his last known post office address as it appears on the records of the Corporation at least twenty (20) days before the date set for such meeting.

   Section 4. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the Corporation who is entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth
(15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this
SECTION 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

   Section 5. At any meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock), only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting (other than a separate meeting of the holders of the Class A Stock), business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth
(15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the stockholder

                                      9-2
giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock) unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this SECTION 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

   Section 6. The Chairman of the Board of Directors, or in his absence the President, or in his absence or inability to act, a Vice President shall preside at all stockholders' meetings (other than meetings of the holders of the Class A Stock separately as a class).

   Section 7. Except as otherwise provided in the Articles of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in his name, and may cast such vote either in person or by proxy.

   Section 8. Except as otherwise provided in the Articles of Incorporation of the Corporation, each stockholder shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of stock owned by the stockholder for each Director to be elected. Stockholders shall not be entitled to cumulative voting of their shares in elections of Directors.

   Section 9. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

   Section 10. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

                                   ARTICLE IV

                                   Directors

   Section 1. The business and property of the Corporation shall be managed by a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Articles of Incorporation of the Corporation. The Board of Directors may elect one of their number to act as Chairman of the Board.

   Section 2. Each Director upon his election shall qualify by filing his written acceptance with the Secretary or an Assistant Secretary and by fulfilling any prerequisite to qualification that may be set forth in the Articles of Incorporation of the Corporation.

                                      9-3

   Section 3. The annual meeting of the directors shall be held immediately after the adjournment of each annual meeting of the stockholders and in the event a quorum is not present, said meeting shall be held within ten days after adjournment upon proper notice by the Chairman of the Board of Directors, the President or a Vice President.

   Section 4. Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board or by the President, and in the absence or inability of either of them to act, by a Vice President, and may also be called by any two members of the Board. By unanimous consent of the directors, special meetings of the Board may be held without notice, at any time and place.

   Section 5. Notice of all regular and special meetings of the Board of Directors or the Executive Committee or any committee established pursuant to
SECTION 12 of ARTICLE IV (an "Other Committee") shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by a means reasonably calculated to be received at least seven (7) days prior to the time fixed for such meeting, or notice of special meetings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least twenty-four (24) hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent provided in the notice of the meeting or as otherwise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone or similar communications equipment which allows all persons participating in such meeting to hear each other, and participation in such meeting by means of such a device shall constitute presence in person at such meeting.

   Section 6. Except as otherwise provided in the Articles of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the directors shall consist of a majority of the members of the Board, but the directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date.

   Section 7. The directors shall elect the officers of the Corporation and fix their salaries. Such election shall be made at the Directors' meeting following each annual stockholders' meeting.

   Section 8. The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries as they may deem necessary and/or advisable.

   Section 9. The members of the Board of Directors shall receive compensation for their services in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

   Section 10.

   (a) Indemnification.

     (1) Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such

                                      9-4
  person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (2) Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) Successful Defense of Action. Notwithstanding, and without limitation of, any other provision of this SECTION 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (1) or (2) of this sub-Section (a), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (4) Determination Required. Any indemnification under paragraph (1) or
  (2) of this sub-Section (a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
  (iii) by the stockholders.

     (5) Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this sub-Section (a).

   (b) Insurance. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of sub-Section (a). The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this SECTION 10 and

                                      9-5
to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

   (c) Nonexclusivity; Duration. The indemnifications and rights provided by, or granted pursuant to, this SECTION 10 shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in sub-Section (b) shall likewise not be deemed exclusive.

   Section 11. The Chief Executive Officer of the Corporation, together with no more than five additional Directors, shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make recommendations) in those cases where it is provided by law or by the Articles of Incorporation of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Directors. Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting by means of such a device shall constitute presence in person at such meeting.

   The Executive Committee shall keep a record of its proceedings and may hold meetings upon one (1) day's written notice or upon waiver of notice signed by the members either before or after said Executive Committee meeting.

   A majority of the Executive Committee shall constitute a quorum for the transaction of business at any meeting for which notice has been given to all members in accordance with ARTICLE IV, SECTION 5 hereof or for which notice has been waived by all members.

   Section 12. The Board of Directors may form any committee other than the Executive Committee described in the preceding Section and the Capital Stock Committee described in the next Section. Any committee so formed, to the extent provided in the resolution of the Board of Directors pursuant to which it was formed or in the Bylaws or pursuant to the statutes of Kansas, shall have and may exercise all the powers and authority of the Board of Directors.

   Section 13. The Board of Directors shall form a Capital Stock Committee. Each member of the Capital Stock Committee shall be an Independent Director or a person who, except for a relationship with a Class A Holder or a Subsidiary of a Class A Holder, would be an Independent Director. The Capital Stock Committee shall have and may exercise such powers, authority and responsibilities as may be delegated by the Board of Directors in connection with the adoption of general policies governing the relationship between business groups or otherwise, including such powers, authority and responsibilities as are delegated by the Board of Directors with respect to, among other things: (a) the business and financial relationships between the Sprint FON Group (or any business or subsidiary allocated thereto) and the Sprint PCS Group (or any business or subsidiary allocated thereto); (b) dividends in respect of, and transactions by Sprint or the Sprint FON Group (or any business or subsidiary allocated thereto) in, shares of Sprint PCS Stock; and (c) any matters arising in connection therewith.

   (Capitalized terms not otherwise defined in the Bylaws have the meanings ascribed to them in the Articles of Incorporation.)

                                      9-6

                                   ARTICLE V

                                    Officers

   Section 1. The officers of this Corporation shall be a Chairman of the Board of Directors, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors. All officers shall hold office until their respective successors are elected and shall have qualified. Any two of said offices may be held by one person except the office of President and Vice President.

   Section 2. The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which he is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

   Section 3. Unless the Board of Directors otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The Chairman of the Board or the President shall sign contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated to him by the Board of Directors and as are conferred by law exclusively upon such office.

   Section 4. A Vice President shall have right and power to perform all duties and exercise all authority of the President, in case of absence of the President or upon vacancy in the office of President, and shall have all power and authority usually enjoyed by a person holding the office of Vice President.

   Section 5. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to his office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

   Section 6. The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his office. He shall keep regular books of account and shall submit them, together with all his records and other papers, to the directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, he shall submit to each director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to his office. An Assistant Treasurer, in the absence or inability of the Treasurer, shall perform all the duties of the Treasurer and such other duties as may be required.

   Section 7. Any officer or employee of the Corporation shall give such bond for the faithful performance of his duties in such sum, as and when the Board of Directors may direct.

                                      9-7

                                   ARTICLE VI

                                   Dividends

   Section 1. Dividends shall be paid out of the net income or earned surplus of the Corporation, determined after making proper provision for required sinking fund deposits for debt obligations and proper provisions for working capital and such reserves as may be required by good and generally accepted accounting practice, when declared from time to time by resolution of the Board of Directors. No such dividends shall be declared or paid which will impair the capital of the Corporation.

                                  ARTICLE VII

                                   Amendments

   Section 1. Except as otherwise provided in the Articles of Incorporation of the Corporation, the Bylaws may be amended, altered or repealed by the Board of Directors, subject to the power of stockholders to amend, alter or repeal the Bylaws; or the Bylaws shall be amended in such other manner as may from time to time be authorized by the laws of the State of Kansas.

                                  ARTICLE VIII

                                 Corporate Seal

   Section 1. The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation and the words, "Seal--Incorporated 1938".

                               ----------------

                                      9-8

                                                                        ANNEX 10

                                    FORM OF
                         EMPLOYEES STOCK PURCHASE PLAN
                              AMENDED AND RESTATED
                       FOR 2000 AND SUBSEQUENT OFFERINGS

1. Purpose

   The purpose of this Employees Stock Purchase Plan is to encourage and enable eligible employees of Sprint and its Subsidiaries to acquire proprietary interests in Sprint through the ownership of Common Stock in order to establish a closer identification of their interests with those of Sprint by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of Sprint. It is the intention of Sprint to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions

   The following words or terms, when used herein, shall have the following respective meanings:

     (a) "Account" shall mean the funds accumulated with respect to an individual Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under this Plan. If an offering permits participants to purchase more than one class of Common Stock, a separate Account shall be established for each participant for each class of Common Stock the participant elects to purchase. The funds allocated to an Employee's Accounts shall remain the property of the respective Employee at all times but may be commingled with the general funds of Sprint.

     (b) "Average Market Price" shall mean the average of the high and low prices of the applicable Common Stock for composite transactions as published by major newspapers for the date in question or, if no trade of such Common Stock so published shall have been made on that date, the next preceding date on which there was a trade of such Common Stock so published.

     (c) "Board" shall mean the Board of Directors of Sprint.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (e) "Committee" shall mean the Organization, Compensation and Nominating Committee of the Board unless the Board designates another committee consisting of three or more members of the Board who are not eligible to participate in this Plan.

     (f) "Compensation" shall mean compensation, as such term is defined from time to time in the Sprint Retirement Savings Plan for purposes of Pre-Tax Contributions (as defined in such plan) without regard to any limitations imposed by such plan under Section 401(a)(17) of the Code.

     (g) "Date of Grant" shall mean, with respect to each offering under the Plan, the last day of the of the Subscription Period for the offering. A different date may be set by resolution of the Board.

     (h) "Date of Exercise" shall mean the date on which Options shall be deemed exercised, which shall be the last business day of each calendar quarter in a Purchase Period. Different dates may be set by resolution of the Board.

     (i) "Eligible Employee" or "Employee" shall mean all persons continuously employed by Sprint or a participating Subsidiary on the 15th day of May immediately before the beginning of the Subscription Period for an offering through the Date of Grant for that offering; provided, however, persons whose customary employment is for less than twenty hours per week or for not more than five months in any calendar year shall not be an "Employee" or an "Eligible Employee" as those terms are used herein; and provided further that the Committee may determine, as to any offering under this Plan, that the offer will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code or

                                      10-1
  any successor Code section). An individual who is on sick leave or other company approved leave on the Date of Grant and who otherwise is an Eligible Employee may enroll in an offering under the Plan; provided, however, if on the Date of Grant such leave has exceeded a period of 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the individual shall not be permitted to enroll.

     (j) "ESPP Broker" shall have the meaning assigned in Section 14(a).

     (k) "Local Plan Administrator" shall mean the person designated by the employer company to assist that company's Employees in Plan matters.

     (l) "Option" or "Options" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under this Plan.

     (m) "Plan" shall mean this Employees Stock Purchase Plan, as amended.

     (n) "Plan Administrator" shall mean the individual or individuals appointed under Section 4 to carry out certain administrative duties with respect to the Plan.

     (o) "Purchase Period" shall mean, with respect to each offering under the Plan, the period from and including the first business day in July of each year through the last business day of June of the following year. A different Purchase Period may be set by resolution of the Board. The Purchase Period relates to the period during which payroll deductions for payment for stock purchased under an offering under this Plan are made.

     (p) "Shares," "Stock" or "Common Stock" shall mean shares of any class of common stock of Sprint that is publicly traded, including shares of Series 1 FON Stock (the "FON Stock") and shares of Series 1 PCS Stock (the "PCS Stock").

     (q) "Subscription Period" shall mean, with respect to each offering under the Plan, the period of time from the first business day of June through the last day of June immediately preceding the Purchase Period for the offering. A different Subscription Period may be set by resolution of the Board.

     (r) "Sprint" shall mean Sprint Corporation, a Kansas corporation, or its successor.

     (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting securities are held by Sprint or by Sprint together with one or more of its Subsidiaries whether or not such corporation now exists or is hereafter organized or acquired by Sprint or a Subsidiary.

3. Number of Shares Under the Plan

   A total of 40 million shares of FON Stock and a total of 28 million shares of PCS Stock may be sold to Eligible Employees under this Plan. For this purpose, each share of Common Stock, par value $2.50 per share, sold to Eligible Employees before the recapitalization in November 1998 of such shares into shares of FON Stock and PCS Stock shall be counted as a sale of two shares of FON Stock and one share of PCS Stock and each share of FON Stock sold to Eligible Employees after the recapitalization in November 1998 and before the May 1999 two-for-one stock split of the FON Stock shall be counted as a sale of two shares of FON Stock. Furthermore, each share of PCS Stock sold to Eligible Employees after the recapitalization in November 1998 and before the January 2000 two-for-one stock split of the PCS Stock shall be counted as a sale of two shares of PCS Stock. The available shares were appropriately adjusted for the two-for-one stock split of both FON Stock and PCS Stock. The Shares used under the Plan may be newly issued Shares or may be Shares purchased for the Plan on the open market or from private sources, at the option of Sprint. Such Shares may be sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors will specify the Subsidiaries participating in the offering and such other terms and conditions not inconsistent with this Plan as may be necessary or appropriate.

   In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of Common Stock, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the Option price of Shares available for purchase under the Plan, and in the number of Shares which an Employee is entitled to purchase.

                                      10-2

4. Administration of the Plan

   This Plan shall be administered by the Committee. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan as it may deem advisable. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.

   To aid in administering the Plan, the Board or the Committee shall appoint a Plan Administrator and the Committee shall allocate to the Plan Administrator certain limited responsibilities to carry out the directives of the Committee in all phases of the administration of the Plan.

   Sprint will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Shares.

5. Participation; Payroll Deductions

   (a) An Eligible Employee may become a participant by enrolling during the Subscription Period in the manner prescribed by the Plan Administrator.

   (b) Payroll deductions for a participant shall commence with the first payday in the Purchase Period for an offering and shall end with the last payday during the Purchase Period for such offering or until the Employee terminates employment or terminates his participation in the offering as provided in Section 9.

   (c) As part of his enrollment, the participant shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage (in whole numbers) of his Compensation, up to a maximum of 75% of Compensation. If the offering permits a participant to elect to purchase more than one class of Common Stock, the participant must specify the percentage (in 10% multiples) of his aggregate deductions to apply to the purchase of each class of Common Stock. Payroll withholding in excess of the percentage designated by a participant is permitted in order to adjust for delays or mistakes in the processing of enrollments. If a participant's pay on any payday is insufficient, after all other payroll deductions, to withhold the percentage of Compensation elected by such participant, the deduction for this Plan shall be the amount remaining after such other payroll deductions are taken.

   (d) All payroll deductions made for a participant shall be credited to his Accounts under the Plan. A participant may not make any separate cash payment into such Accounts nor may payment for Shares be made other than by payroll deduction.

   (e) A participant may discontinue his participation in an offering as provided in Section 9, but may not otherwise alter the rate of his payroll deductions for that offering.

6. Granting of Option

   On the Date of Grant for an offering, this Plan shall be deemed to have granted to each participating Employee an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to each of his Accounts during the Purchase Period for that offering. Notwithstanding the foregoing, no Employee may purchase more than 6,000 shares of FON Stock nor more than 6,000 shares of PCS Stock during any single offering; provided, further, that no Employee shall be granted an Option to purchase Shares under this Plan if such Employee, immediately after such Option is granted, owns stock (applying the rules of Section 424(d) of the Code) or holds Options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of Sprint or of any of its Subsidiaries; provided, further, that no Employee may be granted an Option to purchase Shares which permits his rights to purchase stock of all classes of Common Stock under all employee stock purchase plans of Sprint to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the Option to purchase is granted.

   If the total number of Shares of any class for which Options are to be granted on any Date of Grant exceeds the number of Shares of that class then available under the Plan (after deduction of all Shares for

                                      10-3
which Options have been exercised or are then outstanding), Sprint shall make a pro rata allocation of the Shares of that class remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and each Employee affected thereby shall be given written notice of such reduction.

   All Shares of any class of Common Stock included in any offering under this Plan in excess of the total number of Shares of that class purchased in such offering shall be available for inclusion in any subsequent offering under this Plan.

7. Purchase Price

   The Option price per Share with respect to each class of Common Stock shall be the lower of:

     (a) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Grant; or

     (b) 85% of the Average Market Price for a Share of that class of Common Stock on the Date of Exercise.

8. Exercise of Option

   Each Employee who has sufficient funds in his Account for a class of Common Stock on a Date of Exercise to purchase at least one full share of that class of Common Stock shall be deemed to have exercised his Option on such date and shall be deemed to have purchased from Sprint such number of full shares of that class of Common Stock reserved for the purpose of the Plan as the balance in his Account on the Date of Exercise will pay for at the Option price for that class of Common Stock. Unless the Employee has terminated employment or participation in the offering, the balance in his Account not used to purchase Common Stock shall be used for Option exercises on the next Date of Exercise in the Purchase Period.

   If on any Date of Exercise, an Employee

     (i) shall have purchased all the shares he is entitled to purchase of any class of Common Stock, as determined under Section 6,

     (ii) a balance remains in his Account for that class of Common Stock, and

     (iii) he has another Account for the purchase of another class of Common Stock with respect to which he has not purchased the maximum number of shares allowable under Section 6,

the unused balance shall be transferred to the other Account for the purchase of such other class of Common Stock and applied on the same Date of Exercise to the purchase of shares of such other class of Common Stock up to the maximum permissible number of shares he may purchase under Section 6. Any future payroll withheld from the Employee shall, to the extent formerly allocated to the Account for which the Employee has purchased the maximum number of shares, shall be credited to such other Account.

9. Termination of Participation

   An Employee may terminate participation in an offering with respect to all classes of Common Stock, in whole but not in part, at any time prior to the end of the Purchase Period for such offering. To terminate participation, an Employee must deliver a notice to his Local Plan Administrator in the manner prescribed by the Plan Administrator. As soon as practicable after receipt of such notice, the Local Plan Administrator shall stop the Employee's payroll deductions provided for in Section 5. The balance in the Employee's Accounts shall be used for Option exercises on the next Date of Exercise. Any funds remaining in the Employee's Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

                                      10-4

10. Termination of Employment

   Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balances in the Accounts of a participating Employee shall be used for Option exercises on the next Date of Exercise. Any funds remaining in the participant's Accounts after such Option exercises will be paid to the Employee as soon as practicable after the Date of Exercise.

11. Automatic Re-enrollment

   For each offering subsequent to the 1998 offering, each participant in an offering who is still an Eligible Employee shall automatically be re-enrolled in the next offering at the same percentage of Compensation in effect at the last day of the Purchase Period immediately preceding such next offering (if such an offering is authorized by the Board). If the offering permits a participant to elect to purchase more than one class of Common Stock, and the participant is automatically re-enrolled as described in the preceding sentence, such participant's aggregate payroll deductions will be used to purchase each class of Common Stock as set by resolution by the Board. If the Employee wants to change his payroll deductions in the new offering, he must re-enroll in the new offering during the Subscription Period for the new offering. If an Employee enrolled in a prior offering does not want to participate in the new offering, he must affirmatively elect not to participate in the new offering during the Subscription Period for the new offering.

   The balance in the Employee's Accounts at the end of an offering not used to purchase Common Stock shall be refunded to him. Upon termination of the Plan, the balances in each Employee's Accounts not used to purchase Common Stock shall be refunded to him.

12. Interest

   No interest will be paid or allowed on any money in the Accounts of participating Employees.

13. Rights to Purchase Shares Not Transferable

   No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his Accounts or any rights with regard to the exercise of an Option or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. Any such action taken by the Employee shall be null and void.

14. Rights as Stockholder and Evidence of Stock Ownership

   (a) An Employee will not become a stockholder, and will have no rights as a stockholder, with respect to Shares being purchased under this Plan until after his Option is exercised and the Shares have been issued by Sprint. Promptly following each Date of Exercise, the number of shares of Common Stock of each class purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by Sprint (the "ESPP Broker").

   (b) A participant shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the participant may move those Shares to another brokerage account of participant's choosing or request that a stock certificate be issued and delivered to him.

   (c) A participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

                                      10-5

15. Application of Funds

   All funds received by Sprint in payment for Shares purchased under this Plan may be used for any valid corporate purpose.

16. Commencement of Plan

   This Plan commenced on the first day of June, 1988. This Plan as amended and restated is effective for the 2000 and subsequent offerings.

17. Governmental Approvals or Consents; Amendments or Termination

   This Plan and any offering and sales to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.

   The Plan shall terminate on the effective date of a merger or consolidation in which Sprint is not the surviving corporation, if such merger or consolidation is not between or among corporations related to Sprint. If such event occurs during a Purchase Period for an offering, the last Date of Exercise shall be the last such date occurring prior to the date of termination of the Plan. Any payroll deductions placed in an Employee's Accounts after such last Date of Exercise will be refunded to the Employee.

   The Board may terminate the Plan or make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of Counsel for Sprint, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state; or for any other reason provided that no termination or amendment may adversely affect the rights of any participant in any offering already commenced, nor may any amendment require the sale of more Shares than are authorized without prior approval of Sprint's stockholders.

18. Notices

   All notices or other communications by a participant to Sprint under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sprint at the location, or by the person, designated for the receipt thereof.

                                      10-6

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of MCI WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

   The provisions of Article Ten of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of MCI WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law.

   Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of MCI WorldCom) in which the individual is made a party because he or she is or was a director of MCI WorldCom, or, while a director of MCI WorldCom, such individual is or was serving at the request of MCI WorldCom, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This Section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

   A Georgia corporation may not indemnify a director under Section 14-2-851:
(1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (2) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit, whether or not involving action in his or her official capacity.

   Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made under Section 14-2-855 of the GBCC by:
(1) a majority vote of a quorum consisting of disinterested directors; (2) a duly designated committee of disinterested directors; (3) duly selected special legal counsel; or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

   Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of MCI WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

   The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of MCI WorldCom, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC, or (4) for any transaction in which the director obtained an improper personal benefit.

   Section 14-2-857 of the GBCC provides that an officer of MCI WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, MCI WorldCom may, as provided by either MCI WorldCom's Second Amended and Restated Articles of Incorporation as amended, MCI WorldCom's Restated Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

   The indemnification provisions of Article X of MCI WorldCom's Restated Bylaws and Article Twelve of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who did not believe in good faith that his or her actions were in, or not opposed to, MCI WorldCom's best interests, or to have improperly received a personal benefit, or in the case of a criminal proceeding, if such director had reasonable cause his or her conduct was unlawful, or in the case of a proceeding by or in the right of MCI WorldCom, to which such director was adjudged liable to MCI WorldCom, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances. MCI WorldCom's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

Item 21(a). Exhibits.

   See Exhibit Index.

Item 21(b). Financial Statement Schedules.

   All financial statement schedules of MCI WorldCom and Sprint which are required to be included herein are included in the Annual Report of MCI WorldCom on Form 10-K for the fiscal year ended December 31, 1998 or the Annual Report on Form 10-K of Sprint for the fiscal year ended December 31, 1998, respectively, which are incorporated herein by reference.

Item 22. Undertakings.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (5) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs 5(a)(i) and 5(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (b) That for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (6) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (7) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on February 16, 2000.

                                          MCI WORLDCOM, Inc.

                                                   /s/ Scott D. Sullivan
                                          By:
                                             ----------------------------------
                                             Scott D. Sullivan
                                             Chief Financial Officer

                 Name                            Title                   Date
                 ----                            -----                   ----

                  *                    Director                    February 16, 2000
______________________________________
      Clifford L. Alexander, Jr.

                  *                    Director                    February 16, 2000
______________________________________
            James C. Allen

                  *                    Director                    February 16, 2000
______________________________________
             Judith Areen

                  *                    Director                    February 16, 2000
______________________________________
            Carl J. Aycock

                  *                    Director                    February 16, 2000
______________________________________
            Max E. Bobbitt

                  *                    Director, President and     February 16, 2000
______________________________________  Chief Executive Officer
          Bernard J. Ebbers             (Principal Executive
                                        Officer)

                  *                    Director                    February 16, 2000
______________________________________
           Francesco Galesi

                  *                    Director                    February 16, 2000
______________________________________
        Stiles A. Kellett, Jr.

                  *                    Director                    February 16, 2000
______________________________________
          Gordon S. Macklin

                  *                    Director                    February 16, 2000
______________________________________
            John A. Porter

                 Name                            Title                   Date
                 ----                            -----                   ----

                  *                    Director                    February 16, 2000
______________________________________
           Timothy F. Price

                  *                    Chairman of the Board       February 16, 2000
______________________________________
         Bert C. Roberts, Jr.

                  *                    Director                    February 16, 2000
______________________________________
           John W. Sidgmore

        /s/ Scott D. Sullivan          Director and Chief          February 16, 2000
______________________________________  Financial Officer
          Scott D. Sullivan             (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

                  *                    Director                    February 16, 2000
______________________________________
          Lawrence C. Tucker

                     -                 Director
______________________________________
           Juan Villalonga

      /s/ Scott D. Sullivan
*By: ____________________________
        Scott D. Sullivan
        Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 -----------                             -----------
    2.1      Agreement and Plan of Merger between MCI WORLDCOM, Inc. ("MCI
             WorldCom") and Sprint Corporation ("Sprint") dated as of October
             4, 1999 (attached as Annex 1 to the proxy statement/prospectus included in this Registration Statement)

    4.1      Second Amended and Restated Articles of Incorporation of MCI
             WorldCom (including preferred stock designations), as amended as of October 1, 1999 (incorporated herein by reference to Exhibit
             4.1 of MCI WorldCom's Post-Effective Amendment No. 1 on Form S-8
             to Registration Statement on Form S-4 (filed October 1, 1999)
             (Registration No. 333-85919))

    4.2 Restated Bylaws of MCI WorldCom (incorporated herein by reference to Exhibit 3.2 to MCI WorldCom's Current Report on Form 8-K dated
             September 14, 1998) (filed September 29, 1998) (File No. 0-11258))

    4.3 Rights Agreement dated as of August 25, 1996 between MCI WorldCom and The Bank of New York, as rights agent, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, of MCI WorldCom, as Exhibit A, the form of Rights
             Certificate as Exhibit B and the Summary of Preferred Stock
             Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to MCI WorldCom's Current Report on Form 8-K dated
             August 26, 1996 (as amended) (File No. 0-11258))

    4.4 Amendment No. 1 To Rights Agreement dated as of May 22, 1997 by and between MCI WorldCom and The Bank of New York, as Rights Agent
             (incorporated herein by reference to Exhibit 4.2 to MCI WorldCom's
             Current Report on Form 8-K dated May 22, 1997 (filed June 6, 1997)
             (File No. 0-11258))

    4.5 Form of Indenture between MCI WorldCom and a trustee to be designated later relating to 4.5% Convertible Subordinated
             Debentures due 2003 (incorporated herein by reference to Exhibit
             4.6 to MCI WorldCom's Registration Statement on Form S-4 (filed
             August 26, 1999) (Registration No. 333-85919))

    5.1      Legality Opinion of MCI WorldCom Counsel

    8.1**    Tax Opinion of King & Spalding

    8.2**    Tax Opinion of Cravath, Swaine & Moore

   12.1*     Computation of Ratio of Earnings to Combined Fixed Charges and
             Preference Dividends

   12.2*     Computation of Ratio of Earnings to Fixed Charges

   23.1      Consent of Arthur Andersen LLP

   23.2      Consent of KPMG LLP

   23.3      Consent of Arthur Andersen LLP

   23.4      Consent of PricewaterhouseCoopers LLP

   23.5      Consent of Ernst & Young LLP

   23.6      Consent of Deloitte & Touche LLP

   23.7      Consent of MCI WorldCom Counsel (included in Exhibit 5.1)

   23.8      Consent of Cravath, Swaine & Moore (included in Exhibit 8.2)

   23.9      Consent of King & Spalding (included in Exhibit 8.1)

   23.10*    Consent of Warburg Dillon Read LLC

   23.11*    Consent of Salomon Smith Barney Inc.

   24.1*     Power of Attorney (included in Signature Page for original
             Registration Statement)

   99.1      Form of Proxy for Sprint special meeting

   99.2*     Form of Proxy for MCI WorldCom special meeting

--------
 * Previously filed.
**  To be filed by amendment.